As filed with the U.S. Securities and Exchange Commission on August 5, 2025.

Registration No. 333-285412

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maius Pharmaceutical Group Co., Ltd.

Co-registrant is listed on the following page

(Exact name of registrant as specified in its charter)

Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 913, Building 1, No. 515 Huanke Road,

Pudong New District, Shanghai,

China

+86-021-58370356

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Tel: +1 (310) 728-5129	Wang Yu, Esq. Han Kun Law Offices LLP 4301-10, 43/F, Gloucester Tower, Landmark 15 Queen’s Road Central Central, Hong Kong Tel: +(852) 2820-5656

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and on completion of the business combination described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant and Co-registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co-registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Maius Pharmaceutical Co., Ltd.	Cayman Islands	2834	N/A

(1)	The Co-registrant has the following principal executive offices:

Room 913, Building 1, No. 515 Huanke Road,

Pudong New District, Shanghai,

China

(2)	The agent for service for the Co-registrant is:

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

The information in this proxy statement/prospectus is not complete and may be changed. The registrant may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED [      ]

PROXY STATEMENT
FOR EXTRAORDINARY GENERAL MEETING OF
DT CLOUD ACQUISITION CORPORATION
(A CAYMAN ISLANDS EXEMPTED COMPANY)

PROSPECTUS FOR
UP TO [29,056,326] ORDINARY SHARES
OF
MAIUS PHARMACEUTICAL GROUP CO., LTD.
(AFTER THE MERGERS DESCRIBED HEREIN)

The board of directors of DT Cloud Acquisition Corporation, a Cayman Islands exempted company (“SPAC” or “DT Cloud”), has unanimously approved the Business Combination Agreement, dated as of October 22, 2024 (the “Business Combination Agreement”), by and among DT Cloud Acquisition Corporation, Maius Pharmaceutical Co., Ltd., a Cayman Islands exempted company (“Target” or “Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a BVI business company (the “Target Shareholders’ Representative”), a copy of which is attached to this proxy statement/prospectus as Annex A.

Pursuant to the Business Combination Agreement, the business combination will be effected in two steps. Subject to the approval and adoption of the Business Combination Agreement by the shareholders of SPAC, on the date of the consummation of the Business Combination (the “Closing Date”): (1) Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud surviving the SPAC Merger as a wholly owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective is sometimes referred to herein as the “SPAC Merger Effective Time”) (DT Cloud, in its capacity as the surviving corporation of the SPAC Merger, is sometimes referred to herein as the “SPAC Merger Surviving Corporation”); and (2) immediately following the SPAC Merger, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger, the “Mergers,” and together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (Maius, in its capacity as the surviving corporation of the Acquisition Merger, is sometimes referred to herein as the “Surviving Corporation”).

Pursuant to the Business Combination Agreement: (1) at the SPAC Merger Effective Time, each ordinary share of Pubco, par value of $0.0001 each, issued and outstanding immediately prior to the SPAC Merger Effective Time shall be canceled without any conversion thereof or payment therefor; (2) immediately prior to the SPAC Merger Effective Time, each unit of DT Cloud (“DT Cloud Unit”) that is issued and outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one ordinary share of DT Cloud (“DT Cloud Ordinary Share”) and one right of DT Cloud (“DT Cloud Right”) in accordance with the terms of the applicable DT Cloud Unit (“Unit Separation”); (3) immediately prior to the SPAC Merger Effective Time and immediately following the Unit Separation, in accordance with the terms of the applicable DT Cloud Rights, for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time, and without any action on the part of any holder of a DT Cloud Right, every seven (7) DT Cloud Rights (which, for the avoidance of doubt, includes the DT Cloud Rights held as a result of the Unit Separation) that were issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be converted to one DT Cloud Ordinary Share; (4) at the SPAC Merger Effective Time and immediately following the Unit Separation and the conversion of the DT Cloud Rights, each then issued and outstanding DT Cloud Ordinary Share (including each share of DT Cloud Ordinary Share converted from DT Cloud Rights and each DT Cloud Ordinary Share held as a result of the Unit Separation, other than the DT Cloud Excluded Shares, DT Cloud Redeeming Shares and the DT Cloud Dissenting Shares) will be canceled and convert automatically, on a one-for-one basis, into one ordinary share of Pubco, par value of $0.0001 each (“Pubco Ordinary Shares”); (5) at the SPAC Merger Effective Time, each then issued and outstanding DT Cloud Ordinary Share held by shareholders of DT Cloud who have demanded properly in writing dissenters’ rights for such DT Cloud Ordinary Shares, as applicable, shall be canceled and cease to exist in consideration for the right to receive payment of such DT Cloud Ordinary Shares as provided in the Business Combination Agreement; and (6) at the SPAC Merger Effective Time, each then issued and outstanding ordinary share of Merger Sub 1 will be converted into and exchanged for one ordinary share of the SPAC Merger Surviving Corporation.

On the Closing Date and immediately following the SPAC Merger (the “Acquisition Merger Effective Time”), pursuant to the Acquisition Merger: (1) each issued and outstanding ordinary share of Maius, par value of $1.00 each (“Maius Ordinary Shares”), will be canceled and converted into the right to receive a number of Pubco Ordinary Shares based on the Pro Rata Portion (as defined herein); (2) each then issued and outstanding Maius Ordinary Share held by Maius shareholders who have validly exercised dissenters’ rights for such Maius Ordinary Shares will be canceled and cease to exist in consideration for the right to receive payment of such Maius Ordinary Share as provided in the Business Combination Agreement; and (3) each then issued and outstanding ordinary share of Merger Sub 2 will be converted into and exchanged for one ordinary share of the Surviving Corporation.

Pursuant to covenants under the Business Combination Agreement, DT Cloud and Maius agreed to use commercially reasonable efforts to obtain executed subscription agreements for an aggregate investment amount of no less than $10,000,000 from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in DT Cloud, Maius or Pubco to purchase shares of DT Cloud, Maius or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”). DT Cloud may terminate the Business Combination Agreement at any time prior to the Closing if DT Cloud is not in material breach of any of our obligations in the Business Combination Agreement while Maius fails to perform such covenants in connection with the PIPE Investment within the time period specified in the Business Combination Agreement. On January 20, 2025, SPAC, Maius, Pubco and certain investor (the “Investor”) entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in a private placement (the “Private Placement”) in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement.

This proxy statement/prospectus covers the registration of up to [29,056,326] Pubco Ordinary Shares. The number of Pubco Ordinary Shares covered in this proxy statement/prospectus is represents the maximum number of Pubco Ordinary Shares that may be issued to holders of Maius Ordinary Shares in connection with the Acquisition Merger (as more fully described in this proxy statement/prospectus), together with the shares issued or issuable to the existing holders of DT Cloud Ordinary Shares, DT Cloud Rights and DT Cloud Units in connection with the SPAC Merger.

The DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights are currently listed on the Nasdaq Stock Market (“Nasdaq”) under the symbols “DYCQU,” “DYCQ” and “DYCQR,” respectively. Immediately prior to the SPAC Merger, the DT Cloud Ordinary Shares and the DT Cloud Rights comprising each issued and outstanding DT Cloud Unit, consisting of one DT Cloud Ordinary Share and one DT Cloud Right, will be automatically separated and the holder thereof will be deemed to hold one DT Cloud Ordinary Share and one DT Cloud Right. Accordingly, there will be no DT Cloud Units nor any Nasdaq listing of DT Cloud Units following the consummation of the Business Combination. The parties anticipate that, following the Business Combination, the Pubco Ordinary Shares will be listed on Nasdaq under the symbol “[     ],” and the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights will cease trading on Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended, upon the consummation of the Business Combination.

The DT Cloud board of directors received a fairness opinion from CHFT Advisory and Appraisal Limited (“CHFT”) as to the fairness of the transactions to the holders of DT Cloud Ordinary Shares from a financial point of view. See “The Business Combination—Opinion of Financial Advisor to the DT Cloud Board” and the opinion of CHFT included as Annex C to this proxy statement/prospectus. As permitted under the DT Cloud Articles (as defined herein) and the Companies Act (Revised) of the Cayman Islands, the independent directors of DT Cloud did not retain an unaffiliated representative to act solely on behalf of unaffiliated securityholders of DT Cloud for purposes of negotiating the terms of the Business Combination Agreement and/or preparing a report concerning the approval of the Business Combination.

The DT Cloud board of directors has unanimously approved and adopted the Business Combination Agreement and determined that each of the proposals is fair to and in the best interest of DT Cloud and its shareholders, and unanimously recommends that the DT Cloud Shareholders vote FOR all of the proposals presented to the shareholders at the extraordinary general meeting. The Business Combination was not structured to require the approval of at least a majority of unaffiliated securityholders of DT Cloud, as permitted under the DT Cloud Articles and the Companies Act (Revised) of the Cayman Islands. When you consider the DT Cloud board of directors’ recommendation of these proposals, you should keep in mind that DT Cloud Capital Corp. (the “Sponsor”) and DT Cloud’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder.

These interests include, among other things, the interests listed below:

●	The fact that immediately following the consummation of the Business Combination, the initial shareholders are expected to hold 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, which in the aggregate, would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the minimum redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively, on an as converted basis.

●	The fact that the Sponsor acquired 234,500 DT Cloud Units at $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

●

The fact that the initial shareholders paid $25,000, or approximately $0.01 per share, for 1,725,000 Founder Shares prior to DT Cloud IPO, which will be canceled and converted automatically, on a one-for-one basis, into the same number of Pubco Ordinary Shares at the SPAC Merger Effective Time pursuant to the Business Combination Agreement. All of the Founder Shares are subject to certain transfer restrictions and could have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $18.8 million, based on the closing price of DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025.

●	The fact that if the Business Combination or another business combination is not consummated by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of winding up, redeeming 100% of outstanding Public Shares for cash and, subject to the approval of DT Cloud’s remaining shareholders and DT Cloud’s Board, liquidating and dissolving. In such event, the Founder Shares and Private Shares held by the Sponsor would be worthless because DT Cloud’s initial shareholders are not entitled to participate in any redemption or distribution with respect to such shares.

●	The fact that if the Business Combination is consummated, each of issued and outstanding DT Cloud Ordinary Shares will be converted into one Pubco Ordinary Share. Given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of DT Cloud Public Shares paid by DT Cloud Public Shareholders in the DT Cloud IPO and the substantial number of Pubco Ordinary Shares that the Sponsor will receive upon conversion of the Founder, the Sponsor is likely to be able to recoup their investment in DT Cloud and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if DT Cloud Public Shareholders experience a negative rate of return in the Pubco following the consummation of the Business Combination.

●	The fact that the Sponsor agreed that if DT Cloud liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by DT Cloud for services rendered or contracted for or products sold to us in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement.

●	The fact that DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loan”) to fund working capital deficiencies or finance transaction costs in connection with an initial business combination. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at $10.00 per unit.

●

The fact that the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement (as defined in the proxy statement/prospectus).

●	The fact that the Business Combination Agreement provides for the continued indemnification of DT Cloud’s current directors and officers and the continuation of directors and officers liability insurance covering DT Cloud’s current directors and officers.

●	DT Cloud’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DT Cloud’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DT Cloud fails to consummate a business combination within the required time period under the DT Cloud Articles, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, DT Cloud may not be able to reimburse these expenses if the Business Combination with Maius or another business combination is not completed by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account).

●	The fact that Maius, the Sponsor and Pubco will enter into an amendment to the Registration Rights Agreement of DT Cloud on or prior to the Closing which provides for registration rights following consummation of the Business Combination.

●	The fact that pursuant to the Business Combination Agreement, the Sponsor shall promptly provide non-interest bearing loans to us (the “Extension Loans”) for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

●	The fact that in addition to these interests of the Sponsor and DT Cloud’s officers, directors and advisors, to the fullest extent permitted by applicable laws and DT Cloud’s memorandum and articles of association, waive certain applications of the doctrine of corporate opportunity in some circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and DT Cloud will renounce any expectation that any of its directors or officers will offer any such corporate opportunity of which he or she may become aware to us. DT Cloud does not believe that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially impacted its search for an acquisition target. Further, DT Cloud does not believe that the waiver of the application of the corporate opportunity doctrine had any impact on its search for a potential business combination target.

For a discussion of all potential sources of conflicts of interests, see “The Business Combination—Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination.”

The Sponsor, DT Cloud Capital Corp., has 80% and 20% of its outstanding shares held by Mr. Ip Ping Ki and Infinity-Star Holdings Limited, a British Virgin Islands (the “BVI”) company, respectively. The Sponsor currently holds (i) 1,725,000 DT Cloud Ordinary Shares, (ii) 234,500 DT Cloud Ordinary Shares underlying the DT Cloud Private Units; and (iii) 33,500 DT Cloud Ordinary Shares underlying the DT Cloud Private Rights.

At the Closing, the Sponsor is expected to hold 1,993,000 Pubco Ordinary Shares, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders. The Sponsor did not and will not receive any cash compensation during the ordinary course of managing DT Cloud or in connection with the Business Combination.

The independent directors of DT Cloud currently do not hold any DT Cloud Ordinary Shares. None of the officers or directors of DT Cloud have received any cash compensation for services rendered to DT Cloud or in connection with the Business Combination. At the Closing, the independent directors of DT Cloud are not expected to hold Pubco Ordinary Shares.

The following table sets forth the consideration received or to be received by (1) the Sponsor, (2) the DT Cloud IPO Underwriter, (3) DT Cloud Public Shareholders, (4) Holders of DT Cloud Public Rights, and (5) the existing Maius Shareholders, in connection with the Business Combination, in each case, assuming minimum redemption, 50% redemption and 100% redemption (assuming the NTA Proposal will be approved). Unless otherwise specified, the share amounts were determined under the assumptions set forth under the section of this proxy statement/prospectus titled “Conventions That Apply to This Proxy Statement/Prospectus.” If the actual facts are different from the foregoing assumptions, the share amounts and cash value set forth below will be different.

	Assuming minimum redemption scenario		Assuming 50% redemption scenario		Assuming maximum redemption scenario
Shareholders	Number of Pubco Ordinary Shares	Value ($)(1)	Number of Pubco Ordinary Shares	Value ($)(1)	Number of Pubco Ordinary Shares	Value ($)(1)
Sponsor
- Founder shares	1,725,000	17,250,000	1,725,000	17,250,000	1,725,000	17,250,000
- Private Units(2)	234,500	2,345,000	234,500	2,345,000	234,500	2,345,000
- Private Rights(3)	33,500	335,000	33,500	335,000	33,500	335,000
DT Cloud IPO Underwriter	103,500	1,035,000	103,500	1,035,000	103,500	1,035,000
Holders of DT Cloud Public Ordinary Shares	832,415	8,324,150	416,208	4,162,080	-	-
Holders of DT Cloud Public Rights(4)	985,714	9,857,140	985,714	9,857,140	985,714	9,857,140
PIPE Investors(5)	30,000	300,000	30,000	300,000	30,000	300,000
Holders of DT Cloud Additional Rights(6)	111,697	1,116,970	111,697	1,116,970	111,697	1,116,970
Existing Maius Shareholders	25,000,000	250,000,000	25,000,000	250,000,000	25,000,000	250,000,000

(1)	The value of the consideration to be received is calculated based on a deemed value of $10.00 per Pubco Ordinary Shares.
(2)	Represents the number of DT Cloud Ordinary Shares included in the Private Units, which will be converted into Pubco Ordinary Shares on a one-on-one basis.
(3)	Represents the maximum number of DT Cloud Ordinary Shares upon conversion of the Private Rights, which will be converted into Pubco Ordinary Shares on a one-on-one basis. Every seven (7) Private Rights will be converted to one DT Cloud Ordinary Share.
(4)	Represents the maximum number of DT Cloud Ordinary Shares upon conversion of the DT Cloud Public Rights, which will be converted into Pubco Ordinary Shares on a one-on-one basis. Every seven (7) DT Cloud Public Rights will be converted to one DT Cloud Ordinary Share.
(5)	On January 20, 2025, SPAC, Maius, Pubco and certain Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor has agreed to subscribe for and purchase, and Pubco has agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at a purchase price equal to $10.00 per share in the Private Placement at the Closing, upon other conditions.
(6)	On May 21, 2025, SPAC, Maius and certain shareholders of SPAC entered into voting agreements (the “Voting Agreements”), pursuant to which, in the event a SPAC shareholder redeemed 75% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements and forwent the exercise of their redemption rights in connection with the remaining 25% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements (the “No-redeemed Shares”), SPAC agreed to issue to such shareholder two additional rights of SPAC (the “Additional Rights”) for each No-redeemed Share for no additional consideration. Every seven (7) DT Cloud Additional Rights will be converted to one DT Cloud Ordinary Share.

The following table illustrates the potential impact of redemptions on the ownership percentage of Public Shareholders in a range of redemption scenarios, with the maximum redemption scenario representing the redemption of all Public Shares, assuming the NTA Proposal will be approved.

	Assuming minimum redemption scenario		Assuming 50% redemption scenario		Assuming maximum redemption scenario
Shareholders	Number of Pubco Ordinary Shares	Share Ownership %	Number of Pubco Ordinary Shares	Share Ownership %	Number of Pubco Ordinary Shares	Share Ownership %
Sponsor
- Founder shares	1,725,000	5.9%	1,725,000	6.0%	1,725,000	6.1%
- Private Units	234,500	0.8%	234,500	0.8%	234,500	0.8%
- Private Rights	33,500	0.1%	33,500	0.1%	33,500	0.1%
DT Cloud IPO Underwriter	103,500	0.4%	103,500	0.4%	103,500	0.4%
DT Cloud Public Shareholders	832,415	2.9%	416,208	1.5%	-	0.0%
Holders of DT Cloud Public Rights	985,714	3.4%	985,714	3.4%	985,714	3.5%
Holders of DT Cloud Additional Rights	111,697	0.4%	111,697	0.4%	111,697	0.4%
Existing Maius Shareholders	25,000,000	86.0%	25,000,000	87.3%	25,000,000	88.6%
PIPE Investor(s)	30,000	0.1%	30,000	0.1%	30,000	0.1%
Total Pubco Ordinary Shares Outstanding at Closing	29,056,326	100.0%	28,640,119	100.0%	28,223,911	100.0%

The foregoing numbers of percentage ownership were determined under the assumptions set forth under the section titled “Conventions That Apply to This Proxy Statement/Prospectus.” If actual facts are different from the assumptions set forth therein, the percentage ownership numbers will be different. Shareholders will experience additional dilution to the extent that Pubco issue additional Pubco Ordinary Shares after the Closing. For details of the source of dilution and its impact, see “Questions and Answers About the Business Combination and the Extraordinary General Meeting — Q: What are the possible sources and the extent of dilution that the Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?”

Maius is an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operations. Maius carries out its business in China through its PRC subsidiaries.

Maius faces various legal and operational risks and uncertainties related to doing business in China, as Maius, through its subsidiaries, conducts its operations in China. Maius is subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with very short notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, Maius faces risks associated with regulatory approvals on overseas offerings and oversight on cybersecurity and data privacy, which may impact Maius’ ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in Maius’ operations, and following the completion of the Business Combination, significantly limit or completely hinder Pubco’s ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Maius is, and following the completion of the Business Combination, Pubco will be subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”). Pursuant to the HFCAA and related regulations, if Pubco filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) determined it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify Pubco as a “Commission-identified Issuer,” and the trading of Pubco’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if following the completion of the Business Combination, Pubco is identified as a Commission-identified Issuer for two consecutive years. Maius’ auditor, Wei, Wei & Co., LLP, is an independent registered public accounting firm headquartered in New York with offices in New York. In August 2022, the PCAOB, the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (the “MOF”) of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of Pubco and its auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Because the registered accounting firm of Maius is headquartered in the United States with offices in Beijing and Shenzhen, China, if the PRC government adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms located in mainland China or Hong Kong, or if Pubco’s registered public accounting firm otherwise fails to meet the PCAOB’s requirements for two consecutive years, Pubco’s securities will be delisted from the Nasdaq Stock Market and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. See “Risk Factors—Risks Related to Pubco’s Securities—The securities of Pubco may be delisted or prohibited from being traded “over-the-counter” under the HFCAA and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.”

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Based on the Overseas Listing Trial Measures and the clarification issued by at a press conference held by CSRC, Maius shall complete the filing procedures with the CSRC in connection with this Business Combination as required by the Overseas Listing Trial Measures prior to the listing of Pubco’s securities on Nasdaq. Maius submitted the filing for this business combination to the CSRC on January 6, 2025. Neither Pubco nor Maius can assure you that Maius and its PRC subsidiaries can complete the filing procedures in a timely manner or at all. If Maius fails to complete required filing procedures for the Business Combination and the listing of Pubco’s securities on Nasdaq, DT Cloud has the right to terminate the Business Combination Agreement in accordance with its terms, and the Business Combination may not be consummated. DT Cloud, Pubco and Maius will not consummate the Business Combination without first completing the CSRC filing and receiving the CSRC approval under the Overseas Listing Trial Measures, even if the securityholders of DT Cloud have approved the Business Combination in the extraordinary general meeting. In addition, neither Pubco nor Maius can guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If Maius violates or is deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on Maius’ operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect Maius’ business, financial condition and results of operations, as well as the trading price of Pubco Ordinary Shares following the consummation of the Business Combination. See “Government Regulations Applicable to Maius’ Business,” and “Risk Factors—Risks Related to Doing Business in China—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this business combination, and, if required, we cannot predict whether we will be able to obtain such approval or clearance”

Cash is transferred among Maius, its offshore subsidiaries and its PRC subsidiaries, in the following manner: (1) funds are transferred to its PRC subsidiaries from Maius as needed through Maius’ subsidiaries outside China in the form of capital contributions or shareholder loans, as the case may be; and (2) dividends or other distributions may be paid by its PRC subsidiaries to Maius through its subsidiaries outside China. Maius and its subsidiaries generate and retain cash generated from operating activities and re-invest it in its business. None of Maius’ subsidiaries outside China has made dividends or distribution to its shareholders. In the future, following the completion of the Business Combination, Pubco’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by Maius and its subsidiaries. As of the date of this proxy statement/prospectus, no dividends or distributions have been made to date between Maius and its subsidiaries. As of the date of this proxy statement/prospectus, Maius made a cash transfer to Maius Pharmaceutical Limited, a British Virgin Islands company and wholly-owned subsidiary of Maius, and Maius Pharmaceutical (HK) Co., Limited, a Hong Kong company and wholly-owned subsidiary of Maius Pharmaceutical Limited, for the registered share capital contribution and funding for acquisition of Shanghai Maius of $1,177,591 and $1,840,237 respectively. In the future, cash proceeds raised from overseas financing activities may be transferred by Pubco through its subsidiaries outside China to its PRC subsidiaries via capital contribution and shareholder loans, as the case may be. Its PRC subsidiaries will pay dividends to their offshore shareholder to meet the capital needs of Pubco’s business operations out of the PRC. Neither Pubco nor Maius has a cash management policy that dictates how funds are transferred, however, Shanghai Guizhiyan has its financial policy manual in connection with its daily operations. For details about the applicable PRC regulations and rules relating to such cash transfers through Pubco, Maius and their respective subsidiaries and the associated risks, see “Risk Factors—Risks Related to Doing Business in China.”

On December 20, 2024, XXW Investment Limited, SHIMF Investment Limited, Fontier Limited, Wishluck Limited, and Maius Pharmaceutical Co., Ltd. entered into an Acting-in-Concert Agreement (the “Acting-in-Concert Agreement”), pursuant to which SHIMF Investment Limited, Fontier Limited, Wishluck Limited undertake that following the completion of the Business Combination, they shall take actions in accordance with the instructions of XXW Investment Limited, a wholly owned subsidiary of Xingwei Xue, with regard to any matter submitted to vote by the shareholders of the Pubco, for a period of two years after the closing of the Business Combination. As a result of the Acting-in-Concert Agreement, immediately following the completion of the Business Combination, Xingwei Xue through his holding entity XXW Investment Limited will hold 60.37% of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming full redemption of SPAC Public Shares, or 43.14% of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming no redemption of SPAC Public Shares. As a result of Xingwei Xue’s majority voting power, assuming full redemption, which would give him the ability to control the outcome of certain matters submitted to Pubco’s shareholders for approval, including the appointment or removal of directors, Pubco may qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq Stock Market. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of the Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of Pubco consist entirely of independent directors. Pubco currently does not intend to rely on these exemptions. However, if Pubco decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, its public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

Pubco is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements in future reports after the completion of the Business Combination.

Pubco is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such Pubco is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information Pubco is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

NOTICE OF MEETING

NOTICE OF EXTRAORDINARY GENERAL MEETING OF
DT CLOUD ACQUISITION CORPORATION
TO BE HELD ON [     ]

To the Shareholders of DT Cloud Acquisition Corporation:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of DT Cloud Acquisition Corporation, a Cayman Islands exempted company (“DT Cloud,” “we,” “our,” or “us”), will be held in person on [     ], at 10:00 A.M., Eastern time, at [     ], or such other date, time, and place to which such meeting may be adjourned. We are also planning for the meeting to be held virtually pursuant to the procedures described in the accompanying proxy statement/prospectus, but the physical location of the meeting will remain at the location specified above for the purposes of Cayman Islands law and our Amended and Restated Memorandum and Articles of Association (the “DT Cloud Articles”). At the extraordinary general meeting, DT Cloud shareholders will be asked to consider and vote upon the following proposals:

Proposal No. 1 — The NTA Proposal — to consider and vote upon a proposal to approve by special resolution the following articles of DT Cloud Articles be amended as follows with effect from prior to the consummation of the proposed Business Combination (such amendments shall be collectively referred to as the “NTA Amendments”):

(a)	Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b)	Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

Proposal No. 2 — The Business Combination Proposal — to consider and vote upon proposals to approve and authorize, by ordinary resolution, the business combination agreement, dated as of October 22, 2024, by and among DT Cloud, Maius Pharmaceutical Co., Ltd., a Cayman Islands exempted company (“Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a BVI business company, as the Company Shareholders’ Representative (the “Target Shareholders’ Representative”) (such agreement, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including (1) on the Closing Date (as defined in the Business Combination Agreement), Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud surviving the SPAC Merger as a wholly-owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective, the “SPAC Merger Effective Time”); and (2) on the Closing Date and immediately following the SPAC Merger Effective Time, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (the “Business Combination Proposal”).

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Proposal No. 3 — The Merger Proposal — to consider and vote upon proposals to approve and authorize that, by special resolution, the SPAC Merger, the adoption at the SPAC Merger Effective Time of the proposed amended and restated memorandum and articles of association of DT Cloud as the surviving company of the SPAC Merger, a copy of which is attached to the First Plan of Merger, and the First Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex D.

Proposal No. 4 — The Governance Proposal — to consider and vote upon a proposal to approve by special resolution the proposed amended and restated memorandum and articles of association of Pubco (the “Proposed Pubco Organizational Documents”) which, if approved, would take effect immediately prior to the SPAC Merger Effective Time (such proposal, the “Governance Proposal”). Copies of the Proposed Pubco Organizational Documents are attached to the accompanying proxy statement/prospectus as Annex B.

Proposal No. 5 — The Advisory Organizational Documents Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the DT Cloud Articles and the Proposed Pubco Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

Proposal No. 6 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market, the issuance of up to [29,056,326] ordinary shares, par value of $0.0001 each, of Pubco (the “Pubco Ordinary Shares”) in connection with the Business Combination and the PIPE Investment (the “Nasdaq Proposal”).

Proposal No. 7 — The Pubco Director Election Proposal — to consider and vote upon a proposal to approve by as an ordinary resolution, that five (5) directors be elected to serve terms on Pubco’s board of directors effective at the Acquisition Merger Effective Time until the 2026 annual meeting of shareholders of Pubco or until their respective successors are duly elected and qualified appointed be approved in all respects (such proposal, the “Pubco Director Election Proposal”).

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal or the Pubco Director Election Proposal (the “Adjournment Proposal” and, together with the NTA Proposal, the Business Combination Proposals, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, and the Pubco Director Election Proposal, the “Proposals”).

The Business Combination Proposal is conditioned on the approval of the Merger Proposal, the Governance Proposal, the Nasdaq Proposal and the Pubco Director Election Proposal (collectively, the “Condition Precedent Proposals”). Each of the NTA Proposal, the Merger Proposal, the Governance Proposal, the Nasdaq Proposal and the Pubco Director Election Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal, the Merger Proposal, the Governance Proposal, the Nasdaq Proposal and the Pubco Director Election Proposal will not be presented to DT Cloud’s shareholders at the Meeting. The Advisory Organizational Documents Proposals and the Adjournment Proposal are not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

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Only holders of record of ordinary shares, par value of $0.0001 each, of DT Cloud (the “DT Cloud Ordinary Shares”) at the close of business on [     ] (the “Record Date”) are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting and any adjournments thereof.

DT Cloud is providing the accompanying proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination, and other related business to be considered by DT Cloud’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus.

Whether or not you plan to attend the extraordinary general meeting, all of DT Cloud’s shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 61 of the accompanying proxy statement/prospectus.

Pursuant to the DT Cloud Articles, a holder of DT Cloud Ordinary Shares issued as part of the units sold in DT Cloud’s initial public offering (the “Public Shares,” and holders of such Public Shares, the “Public Shareholders”), other than the initial shareholders, may request that DT Cloud redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares, or if you hold Public Shares through DT Cloud units sold in DT Cloud’s IPO (the “DT Cloud Units”), you elect to separate your DT Cloud Units into the underlying Public Shares and DT Cloud Rights prior to exercising your redemption rights with respect to the Public Shares;

●	submit a written request to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, in which you (1) request that DT Cloud redeem all or a portion of your Public Shares for cash; (2) identify yourself as the beneficial holder of the Public Shares and provide your legal name phone number, and address; and

●	deliver your Public Shares to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, physically or electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 P.M., Eastern time, on [     ] (two business days before the extraordinary general meeting) in order for their Public Shares to be redeemed.

Holders of DT Cloud Units must elect to separate the DT Cloud Units into the underlying DT Cloud Ordinary Shares and DT Cloud Rights prior to exercising redemption rights with respect to the Public Shares. If Public Shareholders hold their DT Cloud Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the DT Cloud Units into the underlying Public Shares and DT Cloud Rights, or if a holder holds DT Cloud Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to DT Cloud in order to validly redeem its shares. Public Shareholders (other than the initial shareholders) may elect to exercise their redemption rights with respect to their Public Shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker, or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption right with respect to all or a portion of the Public Shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, DT Cloud will redeem the related Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to DT Cloud, divided by the number of the then-outstanding DT Cloud Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any). For illustrative purposes, as of December 31, 2024, this would have been approximately $10.48 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will not own Public Shares or Pubco Ordinary Shares following the redemption. See “Extraordinary General Meeting of DT Cloud Shareholders—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to exercise your redemption rights with respect to your Public Shares.

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The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal and the Adjournment Proposal are being proposed as an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Approval of each of the NTA Proposal, the Merger Proposal and the Governance Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online, or by proxy at the extraordinary general meeting will have no effect on the outcome of the vote on any of the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF DT CLOUD ORDINARY SHARES YOU OWN. To ensure your representation at the extraordinary general meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement/prospectus and on your proxy card. Please submit your proxy promptly, whether or not you expect to attend the meeting. If you hold your shares in “street name,” you should instruct your broker, bank, or other nominee how to vote in accordance with the voting instruction form you received from your broker, bank, or other nominee.

After careful consideration, the board of directors of DT Cloud unanimously approved the Business Combination Agreement and related transactions and the other Proposals described in the accompanying proxy statement/prospectus, and determined is advisable to consummate the Business Combination. The board of directors of DT Cloud recommends that you vote “FOR” the NTA Proposal, “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Governance Proposal, “FOR” the Advisory Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Pubco Director Election Proposal, and “FOR” the Adjournment Proposal.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, [     ] toll-free at [     ].

                         , 2025

By Order of the Board of Directors

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TABLE OF CONTENTS

Page

ABOUT THIS PROXY STATEMENT/PROSPECTUS	2
MARKET, INDUSTRY AND OTHER DATA	4
CONVENTIONS THAT APPLY TO THIS PROXY STATEMENT/PROSPECTUS	5
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING	9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	30
PROXY STATEMENT/PROSPECTUS SUMMARY	32
SUMMARY CONSOLIDATED FINANCIAL DATA OF MAIUS	53
SUMMARY FINANCIAL DATA OF DT CLOUD	55
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND COMPARATIVE PER SHARE DATA	57
RISK FACTORS	61
EXTRAORDINARY GENERAL MEETING OF DT CLOUD SHAREHOLDERS	120
PROPOSAL NO. 1—THE NTA PROPOSAL	125
PROPOSAL NO. 2—THE BUSINESS COMBINATION PROPOSALS	127
PROPOSAL NO. 3—THE MERGER PROPOSAL	128
PROPOSAL NO. 4—THE GOVERNANCE PROPOSAL	129
PROPOSAL NO. 5—THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS	130
PROPOSAL NO. 6—THE NASDAQ PROPOSAL	132
PROPOSAL NO. 7—THE PUBCO DIRECTOR ELECTION PROPOSAL	133
PROPOSAL NO. 8—THE ADJOURNMENT PROPOSAL	134
THE BUSINESS COMBINATION	135
MAIUS’ BUSINESS	170
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MAIUS	201
GOVERNMENT REGULATIONS APPLICABLE TO MAIUS’ BUSINESS	215
DT CLOUD’S BUSINESS	223
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DT CLOUD	228
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	234
MANAGEMENT OF DT CLOUD	245
MANAGEMENT OF MAIUS AND PUBCO FOLLOWING THE BUSINESS COMBINATION	254
BENEFICIAL OWNERSHIP OF SECURITIES	258
CERTAIN RELATIONSHIPS AND RELATED PARTIES TRANSACTIONS	261
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	262
DESCRIPTION OF PUBCO’S SHARE CAPITAL	272
COMPARISON OF SHAREHOLDER RIGHTS	282
ENFORCEABILITY OF CIVIL LIABILITIES	291
FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS	292
APPRAISAL RIGHTS UNDER THE CAYMAN COMPANIES ACT	292
SHAREHOLDER COMMUNICATIONS	293
LEGAL MATTERS	293
EXPERTS	294
DELIVERY OF DOCUMENTS TO SHAREHOLDERS	294
TRANSFER AGENT AND REGISTRAR	294
WHERE YOU CAN FIND MORE INFORMATION	294
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEXES
Annex A: Business Combination Agreement, dated as of October 22, 2024, by and among DT Cloud, Maius, Pubco, Merger Sub 1, Merger Sub 2 and Target Shareholder’s Representative	A-1
Annex B: Form of Amended and Restated Memorandum and Articles of Association of Pubco	B-1
Annex C: Fairness Opinion of CHFT Advisory and Appraisal Limited	C-1
Annex D: First Plan of Merger	D-1

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the SEC, constitutes a prospectus of Pubco under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to (1) [4,056,326] Pubco Ordinary Shares to DT Cloud’s shareholders (including the conversion of DT Cloud Rights), and (2) [25,000,000] Pubco Ordinary Shares to Maius’ shareholders, in each case in connection with the Business Combination. This document also constitutes a proxy statement of DT Cloud under Section 14(a) of the Exchange Act, as amended (the “Exchange Act”), and the rules thereunder, and a notice of meeting with respect to the extraordinary general meeting of DT Cloud shareholders to consider and vote upon the proposals to adopt the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal, and, if necessary, the Adjournment Proposal.

●	Proposal No. 1 — The NTA Proposal — to consider and vote upon to consider and vote upon a proposal to approve by special resolution the following articles of DT Cloud Articles be amended as follows with effect from prior to the consummation of the proposed Business Combination (such amendments shall be collectively referred to as the “NTA Amendments”):

(a)	Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b)	Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

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●	Proposal No. 2 — The Business Combination Proposal — to consider and vote upon proposals to approve and authorize, by ordinary resolution, the business combination agreement, dated as of October 22, 2024, by and among DT Cloud, Maius Pharmaceutical Co., Ltd. (“Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a BVI business company, as the Company Shareholders’ Representative (the “Target Shareholders’ Representative”) (such agreement, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, and the transactions contemplated therein, including (1) on the Closing Date (as defined in the Business Combination Agreement), Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud surviving the SPAC Merger as a wholly-owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective, the “SPAC Merger Effective Time”); and (2) on the Closing Date and immediately following the SPAC Merger Effective Time, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (the “Business Combination Proposal”).

●	Proposal No. 3 — The Merger Proposal — to consider and vote upon proposals to approve and authorize that, by special resolution, the SPAC Merger, the adoption at the SPAC Merger Effective Time of the proposed amended and restated memorandum and articles of association of DT Cloud as the surviving company of the SPAC Merger, a copy of which is attached to the First Plan of Merger, and the First Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex D.

●	Proposal No. 4 — The Governance Proposal — to consider and vote upon a proposal to approve by special resolution, the proposed amended and restated memorandum and articles of association of Pubco (the “Proposed Pubco Organizational Documents”) which, if approved, would take effect immediately prior to the SPAC Merger Effective Time (such proposal, the “Governance Proposal”). Copies of the Proposed Pubco Organizational Documents are attached to the accompanying proxy statement/prospectus as Annex B.

●	Proposal No. 5 — The Advisory Organizational Documents Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the DT Cloud Articles and the Proposed Pubco Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

●	Proposal No. 6 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market, the issuance of up to [29,056,326] ordinary shares, par value of $0.0001 each, of Pubco (the “Pubco Ordinary Shares”) in connection with the Business Combination and the PIPE Investment (the “Nasdaq Proposal”).

●	Proposal No. 7 — The Pubco Director Election Proposal — to consider and vote upon a proposal to approve by ordinary resolution, that five (5) directors be elected to serve terms on Pubco’s board of directors effective at the Acquisition Merger Effective Time until [2026] annual meeting of shareholders of Pubco or until their respective successors are duly elected and appointed (the “Pubco Director Election Proposal”).

●	Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposals, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal or Pubco Director Election Proposal (the “Adjournment Proposal” and, together with the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal and the Pubco Director Election Proposal, the “Proposals”).

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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MARKET, INDUSTRY AND OTHER DATA

This proxy statement/prospectus contains estimates, projections and other information concerning Maius’ industry, including market size and growth of the markets in which it participates, that are based on industry publications, reports and forecasts prepared by its management. In some cases, Maius does not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which Maius operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates, and forecasts contained in this proxy statement/prospectus include independent industry reports from Frost & Sullivan, a third-party research firm.

Certain estimates of market opportunity, including internal estimates of the addressable market for Maius and forecasts of market growth, included in this proxy statement/prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this proxy statement/prospectus relating to the size of Maius’ target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market Maius estimates may not materialize for many years, if ever, and even if the markets in which it competes meet the size estimates in this proxy statement/prospectus, Maius’ business could fail to successfully address or compete in such markets, if at all.

Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Certain other amounts that appear in this proxy statement/prospectus may not add up due to rounding.

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CONVENTIONS THAT APPLY TO THIS PROXY STATEMENT/PROSPECTUS

“Acquisition Closing”	means the closing of the Acquisition Merger.

“Acquisition Closing Date”	means the date of closing of the Acquisition Merger.

“Acquisition Merger”	means the merger on the Closing Date of Merger Sub 2 with and into Maius, with Maius surviving the merger as a wholly owned subsidiary of Pubco.

“Acquisition Merger Effective Time”	means the date and time at which the Acquisition Merger becomes effective;

“Administrative Services Agreement”	means the administrative services agreement dated February 20, 2024 between DT Cloud and the Sponsor.

“Ancillary Documents”	means each agreement, document, instrument and/or certificate entered into in connection with the Business Combination Agreement or therewith and any and all exhibits and schedules thereto.

“Brookline” or “DT Cloud IPO Underwriter”	means Brookline Capital Markets, a division of Arcadia Securities LLC, the representative of the underwriters of DT Cloud.

“Business Combination”	means the SPAC Merger, the Acquisition Merger, and all other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement”	means that certain Business Combination Agreement, dated as of October 22, 2024, by and among DT Cloud, Maius, Pubco, Merger Sub 1, Merger Sub 2, and Target Shareholders’ Representative.

“CAC”	means the Cyberspace Administration of the PRC.

“Cayman Companies Act”	means the Companies Act (Revised) of the Cayman Islands.

“Closing Date”	means the date on which the Initial Closing and the Acquisition Closing occur.

“Code”	means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Period”	means the period from the closing of DT Cloud’s initial public offering to February 23, 2025 (or up to February 23, 2026 if DT Cloud extends the period of time to consummate a business combination which may be accomplished only if the Sponsor deposits additional funds into the Trust Account) by which DT Cloud must consummate a business combination.

“CSRC”	means the China Securities Regulatory Commission.

“Dissent Rights”	means the right of each holder of record of DT Cloud Ordinary Shares to dissent in respect of the SPAC Merger pursuant to Section 238 of the Cayman Companies Act.

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“Dissenting DT Cloud Shareholders”	means holders of Dissenting DT Cloud Shares.

“Dissenting DT Cloud Shares”	means DT Cloud Ordinary Shares that are (1) issued and outstanding immediately prior to the SPAC Merger Effective Time, and (2) held by DT Cloud shareholders who have validly exercised their Dissent Rights (and not waived, withdrawn, lost or failed to perfect such rights).

“DT Cloud”	means DT Cloud Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands.

“DT Cloud Articles”	means DT Cloud’s amended and restated memorandum and articles of association adopted by special resolution dated February 19, 2024.

“DT Cloud Board”	means the board of directors of DT Cloud.

“DT Cloud Ordinary Shares”	means an ordinary share of DT Cloud, par value of $0.0001 each.

“DT Cloud Founder Shares”	means the 1,725,000 DT Cloud Ordinary Shares held by the Sponsor, which were acquired for an aggregate price of $25,000 prior to the DT Cloud IPO.

“DT Cloud IPO”	means the initial public offering of DT Cloud, which was consummated on February 23, 2024.

“DT Cloud Private Rights”	means the rights sold as part of the DT Cloud Private Units to the Sponsor in a private placement that was consummated simultaneously with the closing of DT Cloud IPO.

“DT Cloud Private Units”	means 234,500 DT Cloud Units issued by DT Cloud to the Sponsor in a private placement that was consummated simultaneously with the closing of DT Cloud IPO.

“DT Cloud’s Public Shareholders” or “Public Shareholders”	means all holders of the Public Shares.

“DT Cloud Units”	means DT Cloud’s units, each consisting of one DT Cloud Ordinary Share and one DT Cloud Right to receive one-seventh (1/7) of one DT Cloud Ordinary Share.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Guangdong Guizhiyan”	means Guizhiyan Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd.

“Initial Business Combination”	means DT Cloud’s initial merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities after the DT Cloud IPO.

“Initial Closing”	means the closing of the SPAC Merger.

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“initial shareholders”	means the Sponsor and each other holder of DT Cloud Founder Shares upon the consummation of the Business Combination.

“Maius”	means Maius Pharmaceutical Co., Ltd. and/or its subsidiaries, as the case may be.

“Merger Sub 1”	means Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco.

“Merger Sub 2”	means Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco.

“Merger Subs”	means Merger Sub 1 and Merger Sub 2.

“Ordinary Shares” or “Pubco Ordinary Shares”	means the ordinary shares, par value of $0.0001 each, of Pubco.

“PCAOB”	means the Public Company Accounting Oversight Board.

“Plans of Merger”	means the plans of merger pursuant to the Business Combination Agreement.

“PRC” or “China”	means the People’s Republic of China (including, for the avoidance of doubt, the Hong Kong Special Administrative Region and the Macau Special Administrative Region), and only in the context of describing the industry matters, including those derived from the report of Frost & Sullivan, and the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this proxy statement/prospectus, excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

“PRC Subsidiaries”	means Shanghai Guizhiyan, Guangdong Guizhiyan, and any other PRC incorporated subsidiary that Maius may have in the future.

“Proposed Pubco Organizational Documents”	means the amended and restated memorandum and articles of association of Pubco, substantially in the form attached to this proxy statement/prospectus as Annex B, to be adopted immediately prior to the SPAC Merger Effective Time.

“Pubco”	means Maius Pharmaceutical Group Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands.

“Pubco Board”	means the board of directors of Pubco immediately after the Acquisition Closing.

“Shanghai Guizhiyan”	means Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd.

“SPAC Merger”	means the merger of Merger Sub 1 with and into DT Cloud, with DT Cloud surviving as a wholly-owned subsidiary of Pubco.

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“SPAC Merger Effective Time”	means the date and time at which the SPAC Merger becomes effective.

“Pro Rata Portion”	means with respect to any Maius Shareholder, a fraction (expressed as a percentage), the numerator of which is the aggregate number of issued and outstanding Maius Ordinary Shares owned by such Maius Shareholder as of immediately prior to the Closing, and the denominator of which is the aggregate number of, without duplication, Maius Ordinary Shares that are (i) issued and outstanding, and (ii) issuable directly or indirectly upon, or subject to, the conversion, exercise or settlement of any Maius Convertible Securities as of immediately prior to the Closing.

“PIPE Investment”	means the commitment by the PIPE Investor(s) as described in the Business Combination Agreement.

“PIPE Investor(s)”	means certain accredited investor(s) that entered into the PIPE Subscription Agreements (as defined in the Business Combination Agreement).

“Public Shares”	means all DT Cloud Ordinary Shares issued in the DT Cloud IPO.

“Redeeming DT Cloud Shareholders”	means holders of Redeeming DT Cloud Shares.

“Redeeming DT Cloud Shares”	means Public Shares that are held by DT Cloud Public Shareholders who have validly exercised their Redemption Rights in connection with the Business Combination (and not waived, withdrawn, lost or failed to perfect such rights).

“Redemption Rights”	means the right of each DT Cloud Public Shareholder to redeem all or a portion of their Public Shares in accordance with the DT Cloud Articles.

“RMB”	means Renminbi, the lawful currency of the PRC.

“SEC”	means the Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“Sponsor”	means DT Cloud Capital Corp., a BVI Company, whose primary business function is identifying potential acquisition targets and guiding SPAC through the process of merging with a target.

“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

“Trust Account”	means the means the U.S.-based trust account at Morgan Stanley, maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an Investment Management Trust Agreement by and between DT Cloud and Continental Stock Transfer & Trust Company dated February 20, 2023.

“U.S. GAAP”	means accounting principles generally accepted in the United States of America.

“$”	means United States dollars, the lawful currency of the United States of America.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including the proposed Business Combination. The following questions and answers do not include all the information that is important to DT Cloud shareholders. We urge DT Cloud shareholders to carefully read this entire proxy statement/prospectus, including the annexes and other documents referred to herein. Throughout this section, unless otherwise noted, references to “DT Cloud,” “SPAC,” “our,” “us” or “we” refer to DT Cloud Acquisition Corporation.

Q: Why am I receiving this proxy statement/prospectus?

A: DT Cloud is sending this proxy statement/prospectus to its shareholders to help them decide how to vote their DT Cloud Ordinary Shares with respect to the matters to be considered at the extraordinary general meeting. DT Cloud shareholders are being asked to consider and vote upon, among other things, proposals to: (1) approve and authorize, by ordinary resolution, the Business Combination Agreement, and the transactions contemplated therein (the “Business Combination Proposal”); and (2) on the Closing Date (as defined in the Business Combination Agreement), subject to approval by special resolution, (i) Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with SPAC surviving the SPAC Merger as a wholly owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective, the “SPAC Merger Effective Time”), and (ii) on the Closing Date and immediately following the SPAC Merger Effective Time, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (the “Business Combination Proposal”). In addition, DT Cloud shareholders are being asked to consider and vote upon, for purposes of complying with applicable listing rules of Nasdaq, the issuance of up to [29,056,326] Pubco Ordinary Shares in connection with the Business Combination and the PIPE Investment.

The Business Combination cannot be completed unless DT Cloud shareholders approve the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Nasdaq Proposal and the Pubco Director Election Proposal (collectively, the “Condition Precedent Proposals”) at the extraordinary general meeting.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes include important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal, and the Adjournment Proposal are being proposed as an ordinary resolution, requiring approval by the affirmative vote (in person or by proxy) of the holders of at least a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting.

The approval of each of the NTA Proposal, the Merger Proposal and the Governance Proposal is being proposed as a special resolution under Cayman Islands law, requiring approval by the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

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Q: What is being voted on at the extraordinary general meeting?

A: DT Cloud shareholders will vote on the following proposals at the extraordinary general meeting:

●	Proposal No. 1— The NTA Proposal — to consider and vote upon a proposal to approve by special resolution the following articles of DT Cloud Articles be amended as follows with effect from prior to the consummation of the proposed Business Combination (such amendments shall be collectively referred to as the “NTA Amendments”):

(a)	Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b)	Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

●	Proposal No. 2 — The Business Combination Proposal — to consider and vote upon proposals to approve and authorize, by ordinary resolution, the business combination agreement, dated as of October 22, 2024, by and among DT Cloud, Maius Pharmaceutical Co., Ltd. (“Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a BVI business company, as the Company Shareholders’ Representative (the “Target Shareholders’ Representative”) (such agreement, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, and the transactions contemplated therein, including (1) on the Closing Date (as defined in the Business Combination Agreement), Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud surviving the SPAC Merger as a wholly-owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective, the “SPAC Merger Effective Time”); and (2) on the Closing Date and immediately following the SPAC Merger Effective Time, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (the “Business Combination Proposal”).

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●	Proposal No. 3 — The Merger Proposal — to consider and vote upon proposals to approve and authorize that, by special resolution, the SPAC Merger, the adoption at the SPAC Merger Effective Time of the proposed amended and restated memorandum and articles of association of DT Cloud as the surviving company of the SPAC Merger, a copy of which is attached to the First Plan of Merger, and the First Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex D.

●	Proposal No. 4 — The Governance Proposal — to consider and vote upon a proposal to approve by special resolution, the proposed amended and restated memorandum and articles of association of Pubco (the “Proposed Pubco Organizational Documents”) which, if approved, would take effect immediately prior to the SPAC Merger Effective Time (such proposal, the “Governance Proposal”). Copies of the Proposed Pubco Organizational Documents are attached to the accompanying proxy statement/prospectus as Annex B.

●	Proposal No. 5 — The Advisory Organizational Documents Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the DT Cloud Articles and the Proposed Pubco Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

●	Proposal No. 6 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market, the issuance of up to [29,056,326] ordinary shares, par value of $0.0001 each, of Pubco (the “Pubco Ordinary Shares”) in connection with the Business Combination and the PIPE Investment (the “Nasdaq Proposal”).

●	Proposal No. 7 — The Pubco Director Election Proposal — to consider and vote upon a proposal to approve by ordinary resolution, that five (5) directors be elected to serve terms on Pubco’s board of directors effective at the Acquisition Merger Effective Time until [2026] annual meeting of shareholders of Pubco or until their respective successors are duly elected and appointed (the “Pubco Director Election Proposal”).

●	Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal or the Pubco Director Election Proposal.

Q: Are the Proposals conditioned on one another?

A: DT Cloud may not consummate the Business Combination unless the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Advisory Organizational Documents Proposals and the Adjournment Proposal are not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus.

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Q: What will happen in the Business Combination?

A: Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination will be effected in two steps: (1) on the Closing Date, Merger Sub 1 will merge with and into DT Cloud, with DT Cloud surviving the SPAC Merger as a wholly owned subsidiary of Pubco, and (2) on the Closing Date and immediately after the SPAC Merger, Merger Sub 2 will merge with and into Maius, with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco. In connection with the SPAC Merger, (1) each ordinary share of Pubco, par value of $0.0001 each, issued and outstanding immediately prior to the SPAC Merger Effective Time will be redeemed for par value; (2) each DT Cloud Unit that is outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one share of DT Cloud Ordinary Share and one DT Cloud Right in accordance with the terms of the applicable DT Cloud Unit (“Unit Separation”); (3) immediately following the Unit Separation, by virtue of the SPAC Merger and without any action on the part of any holder of a DT Cloud Right, every seven (7) DT Cloud Rights that were issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be converted to one share of DT Cloud Ordinary Share; (4) each then issued and outstanding DT Cloud Ordinary Share (including each share of DT Cloud Ordinary Share converted from DT Cloud Rights) will be canceled and convert automatically, on a one-for-one basis, into one ordinary share of Pubco, par value of $0.0001 each (“Pubco Ordinary Shares”); (5) each then issued and outstanding DT Cloud Ordinary Share held by shareholders of DT Cloud who have demanded properly in writing dissenters’ rights for such DT Cloud Ordinary Shares, as applicable, shall be canceled and cease to exist in consideration for the right to receive payment of such DT Cloud Ordinary Shares as provided in the Business Combination Agreement; and (6) each then issued and outstanding ordinary share of Merger Sub 1 will be converted into and exchanged for one ordinary share of the SPAC Merger Surviving Corporation. In connection with the Acquisition Merger, (1) each issued and outstanding ordinary share of Maius, par value of $1.00 each (“Maius Ordinary Shares”), will be canceled and converted into the right to receive a number of Pubco Ordinary Shares based on the Pro Rata Portion (as defined herein); (2) each then issued and outstanding Maius Ordinary Share held by Maius shareholders who have demanded properly in writing dissenters’ rights for such shares will be canceled and cease to exist in consideration for the right to receive payment of such Maius Ordinary Share as provided in the Business Combination Agreement; and (3) each then issued and outstanding ordinary share of Merger Sub 2 will be converted into and exchanged for one ordinary share of the Surviving Corporation. For more information about the Business Combination Agreement and the Business Combination, see “The Business Combination.”

Q: Why is DT Cloud proposing the Business Combination?

A: DT Cloud was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

Since DT Cloud’s incorporation, the DT Cloud Board has sought to identify suitable candidates in order to effect such initial business combination. In its review of Maius, the DT Cloud Board considered a wide variety of factors weighing positively and negatively in connection with the Business Combination, including its review of the results of the due diligence conducted by DT Cloud’s management and DT Cloud’s advisors. After careful consideration, the DT Cloud Board concluded that a transaction with Maius would present the most attractive opportunity to maximize value for DT Cloud’s shareholders. The DT Cloud Board believes that, based on its review and consideration, the Business Combination presents an opportunity to increase shareholder value and completes DT Cloud’s primary objective of consummating an initial business combination in its required timeframe. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. The DT Cloud Board considered detriments to the Business Combination, including potential dilution to DT Cloud’s shareholders in the transaction and any associated PIPE Investment. Shareholder approval of the Business Combination is required by the Cayman Companies Act, the Business Combination Agreement and the DT Cloud Articles as well as to comply with Nasdaq Listing Rules. See “The Business Combination—DT Cloud Board’s Reasons for the Approval of the Business Combination” for details.

Q: How will Pubco be managed and governed following the Business Combination?

A: Immediately after the Acquisition Closing, the Pubco Board will consist of five directors, including three independent directors. See “Management of Maius and Pubco following the Business Combination” for details of the composition of Pubco Board.

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Q: What equity stake will DT Cloud’s current shareholders and the holders of the DT Cloud Founder Shares hold in Pubco following the consummation of the Business Combination assuming minimum redemptions?

A: It is anticipated that, upon completion of the Business Combination, the ownership of Pubco will be as follows:

●	the existing shareholders of Maius will own 25,000,000 Pubco Ordinary Shares, or approximately 86.0% of the total issued and outstanding Pubco Ordinary Shares;

●	the Public Shareholders will own 1,929,826 Pubco Ordinary Shares, or approximately 6.6% of the total issued and outstanding Pubco Ordinary Shares;

●	the initial shareholders will own 1,933,000 Pubco Ordinary Shares, or approximately 6.9% of the total issued and outstanding Pubco Ordinary Shares; and

●	Brookline will own 103,500 Pubco Ordinary Shares, or approximately 0.4% of the total issued and outstanding Pubco Ordinary Shares.

The number of shares and the interests set forth above assume that, having considered the event that 1,868,367, 326,904 and 3,872,314 shares were redeemed on March 24, 2025, April 23, 2025 and May 23, 2025, respectively at the Extraordinary General Meetings, (i) no extra Public Shareholders elect to have their Public Shares redeemed, (ii) there are no other issuances of equity interests of DT Cloud or Maius, and (iii) none of DT Cloud’s initial shareholders or the existing shareholders of Maius purchase DT Cloud Ordinary Shares in the open market.

If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” i.e., 6,900,000 Public Shares are redeemed (assuming the NTA Proposal is approved), and the assumptions set forth in the foregoing clauses (ii) – (iii) remain true, the ownership of Pubco upon the Business Combination will be as follows:

●	the existing shareholders of Maius will own 25,000,000 Pubco Ordinary Shares, or approximately 88.6% of the total issued and outstanding Pubco Ordinary Shares;

●	the Public Shareholders will own 1,097,411 Pubco Ordinary Shares, or approximately 3.9% of the total issued and outstanding Pubco Ordinary Shares;

●	the initial shareholders will own 1,933,000 Pubco Ordinary Shares, or approximately 7.1% of the total issued and outstanding Pubco Ordinary Shares; and

●	Brookline will own 103,500 Pubco Ordinary Shares, or approximately 0.4% of the total issued and outstanding Pubco Ordinary Shares.

See the “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q: How will the SPAC Merger affect my DT Cloud Ordinary Shares?

A: At the SPAC Merger Effective Time, pursuant to the SPAC Merger, each then-outstanding DT Cloud Ordinary Share (including each DT Cloud Ordinary Share converted from SPAC Rights) will be canceled and converted, on a one-for-one basis, into one Pubco Ordinary Share.

Q: What are the U.S. federal income tax consequences of the Business Combination?

A: As discussed more fully below under “Certain Material U.S. Federal Income Tax Considerations,” the SPAC Merger, together with the transactions contemplated by the Business Combination Agreement, is intended to constitute a part of a tax-free exchange under Section 351 of the Code. The rules governing the U.S. federal income tax treatment of the SPAC Merger are complex and will depend on a holder’s particular circumstances.

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All holders of our Public Shares are urged to consult with their tax advisors regarding the potential tax consequences to them of the SPAC Merger and the tax consequences if the SPAC Merger were to fail to qualify for such treatment. For a more complete discussion of the U.S. federal income tax considerations of the SPAC Merger, see the discussion below under “Certain Material U.S. Federal Income Tax Considerations.”

Q: Why is DT Cloud proposing the Nasdaq Proposal?

A: DT Cloud is proposing the Nasdaq Proposal in order to comply with Nasdaq listing rules, which require shareholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or ordinary shares outstanding before the issuance of shares or securities at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the shares. In connection with the Business Combination and the PIPE Investment, Pubco may issue up to [29,056,326] Pubco Ordinary Shares. Because Pubco may issue 20% or more of the outstanding voting power or outstanding Ordinary Shares of DT Cloud prior to the Business Combination in connection with the Business Combination, DT Cloud is required to obtain its shareholders’ approval of such issuances pursuant to Nasdaq listing rules. See “Proposal No.6 — The Nasdaq Proposal” for additional information.

Q: Did the DT Cloud Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: Yes. The DT Cloud Board received a fairness opinion from CHFT Advisory and Appraisal Limited (“CHFT”) concluding that, as of the date of the opinion, the consideration to be issued, paid or exchanged to shareholders of DT Cloud in the Business Combination is fair from a financial point of view to the shareholders of DT Cloud and the Business Combination is fair from a financial point of view to the securityholders of DT Cloud that are unaffiliated with Sponsor. For additional information, please see “The Business Combination—Opinion of Financial Advisor to the DT Cloud Board” and the opinion of CHFT attached hereto as Annex C for additional information.

Q: What happens if I sell my DT Cloud Ordinary Shares before the extraordinary general meeting?

A: The record date for the extraordinary general meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your DT Cloud Ordinary Shares after the record date, but before the extraordinary general meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the extraordinary general meeting. However, you will not be able to seek redemption of your DT Cloud Ordinary Shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described in this proxy statement/prospectus. If you transfer your DT Cloud Ordinary Shares prior to the record date, you will have no right to vote those shares at the extraordinary general meeting or seek redemption of those shares.

Q: How has the announcement of the Business Combination affected the trading price of the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights?

A: The closing price of the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights on October 21, 2024, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.46, $10.43 and $0.19, respectively. On July 8, 2025, the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights closed at $10.82, $10.875 and $0.23, respectively.

Q: Following the Business Combination, will DT Cloud’s securities continue to trade on a stock exchange?

A: The parties anticipate that, following the Business Combination, the Pubco Ordinary Shares will be listed on Nasdaq under the new symbol “[     ]”, and the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights will cease trading on Nasdaq and will be deregistered under the Exchange Act.

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Q: What vote is required to approve the Proposals presented at the extraordinary general meeting?

A: The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal and the Adjournment Proposal is being proposed as an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. The approval of each of the NTA Proposal, the Merger Proposal and the Governance Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online, or by proxy at the extraordinary general meeting will have no effect on the outcome of the vote on any of the Proposals.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

The Business Combination has not been structured to require the approval of at least a majority of unaffiliated securityholders of DT Cloud, as permitted under the DT Cloud Articles and the Cayman Companies Act. When you consider the DT Cloud Board’s recommendation of these proposals, you should keep in mind that the Sponsor and DT Cloud’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Q: May the Sponsor, DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase Public Shares in connection with the Business Combination?

A: In connection with the shareholder vote to approve the proposed Business Combination, the Sponsor, DT Cloud’s directors, officers, advisors, or any of their respective affiliates may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of Public Shares the Sponsor and DT Cloud’s directors, officers, advisors, or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act or on any terms prohibited by the tender offer rules, to the extent applicable. Any such purchases may be effected at purchase prices that are no greater than the per share pro rata portion of the Trust Account. However, the Sponsor and DT Cloud’s directors, officers, advisors, and their respective affiliates have no current commitments, plans, or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor, or DT Cloud’s directors, officers, advisors, or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to decrease the number of redemptions to provide additional financing to the combined company following the closing of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met; however, pursuant to SEC guidance, if the Sponsor, DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase Public Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, such Public Shares would not be voted in favor of the Proposals. Any such purchases of DT Cloud’s Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. In addition, if such purchases are made, the public “float” of DT Cloud’s Ordinary Shares may be reduced and the number of beneficial holders of DT Cloud’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of DT Cloud’s securities on a national securities exchange. For more information, see “The Business Combination—Potential Purchases of Public Shares.”

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Q: How many votes do I have at the extraordinary general meeting?

A: DT Cloud’s shareholders are entitled to one vote at the extraordinary general meeting for each DT Cloud Ordinary Share held of record as of [     ], the record date for the extraordinary general meeting. As of the close of business on the record date, there were [     ] outstanding DT Cloud Ordinary Shares, which are held by DT Cloud’s Public Shareholders, and [     ] outstanding DT Cloud Ordinary Shares, which are held by DT Cloud’s initial shareholders.

Q: What constitutes a quorum at the extraordinary general meeting?

A: Holders of a majority in voting power of DT Cloud Ordinary Shares issued and outstanding and entitled to vote at the extraordinary general meeting, present in person, online, or by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the extraordinary general meeting. As of the record date for the extraordinary general meeting, an aggregate of [     ] DT Cloud Ordinary Shares, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q: How will the Sponsor and DT Cloud’s directors and officers vote?

A: The Sponsor and DT Cloud’s directors and officers have agreed to vote any DT Cloud Ordinary Shares owned by them in favor of the Business Combination and the other Proposals. As of the date of this proxy statement/prospectus, they own approximately 67.7% of the issued and outstanding DT Cloud Ordinary Shares. See “The Business Combination—Related Agreements—Sponsor Support and Lock-up Agreement.” Other than the interests in the Business Combination that the Sponsor and DT Cloud’s directors and officers received or to receive in connection with the Business Combination as set forth under “The Business Combination—Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination,” they did not receive consideration to agree not to redeem their DT Cloud Ordinary Shares and to vote in favor of the Business Combination.

Q: What interests do the current officers and directors of DT Cloud have in the Business Combination?

A: When you consider the DT Cloud Board’s recommendation of the Proposals, you should keep in mind that the Sponsor and DT Cloud’s officers and directors have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally, including that the Sponsor or DT Cloud’s directors and officers can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the post-business combination company. DT Cloud’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. See “The Business Combination—Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination” for additional information. The DT Cloud Board was aware of and considered these interests, among other matters, in recommending that DT Cloud shareholders vote “FOR” each of the Proposals. These interests include, among other things:

●	The fact that immediately following the consummation of the Business Combination, the initial shareholders are expected to hold 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, which in the aggregate, would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the minimum redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively, on an as converted basis.

●	The fact that the Sponsor acquired 234,500 DT Cloud Units at a price of $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

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●	The fact that the initial shareholders paid $25,000, or approximately $0.01 per share, for 1,725,000 Founder Shares prior to DT Cloud IPO, which will be canceled and convert automatically, on a one-for-one basis, into the same number of Pubco Ordinary Shares at the SPAC Merger Effective Time pursuant to the Business Combination Agreement. All of the Founder Shares are subject to certain transfer restrictions and could have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $18.8 million, based on the most recent closing price of DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025.

●

The fact that if the Business Combination or another business combination is not consummated by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of winding up, redeeming 100% of outstanding Public Shares for cash and, subject to the approval of DT Cloud’s remaining shareholders and DT Cloud’s Board, liquidating and dissolving. In such event, the Founder Shares and Private Shares held by the Sponsor would be worthless because DT Cloud’s initial shareholders are not entitled to participate in any redemption or distribution with respect to such shares.

●	The fact that if the Business Combination is consummated, each of issued and outstanding DT Cloud Ordinary Shares will be converted into one Pubco Ordinary Share. Given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of DT Cloud Public Shares paid by DT Cloud Public Shareholders in the DT Cloud IPO and the substantial number of Pubco Ordinary Shares that the Sponsor will receive upon conversion of the Founder, the Sponsor is likely to be able to recoup their investment in DT Cloud and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if DT Cloud Public Shareholders experience a negative rate of return in the Pubco following the consummation of the Business Combination.

●	The fact that the Sponsor agreed that if DT Cloud liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by DT Cloud for services rendered or contracted for or products sold to us in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement.

●	The fact that DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loan”) to fund working capital deficiencies or finance transaction costs in connection with an initial business combination. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at $10.00 per unit.

●	The fact that the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement.

●	The fact that the Business Combination Agreement provides for the continued indemnification of DT Cloud’s current directors and officers and the continuation of directors and officers liability insurance covering DT Cloud’s current directors and officers.

●

DT Cloud’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DT Cloud’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DT Cloud fails to consummate a business combination within the required time period under the DT Cloud Articles, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, DT Cloud may not be able to reimburse these expenses if the Business Combination with Maius or another business combination is not completed by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account).

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●	The fact that Maius, the Sponsor and Pubco will enter into an amendment to the Registration Rights Agreement of DT Cloud on or prior to the Closing which provides for registration rights following consummation of the Business Combination.

●	The fact that pursuant to the Business Combination Agreement, the Sponsor shall promptly provide non-interest bearing loans to us (the “Extension Loans”) for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

●	The fact that in addition to these interests of the Sponsor and DT Cloud’s officers, directors and advisors, to the fullest extent permitted by applicable laws and DT Cloud’s memorandum and articles of association, waive certain applications of the doctrine of corporate opportunity in some circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and DT Cloud will renounce any expectation that any of its directors or officers will offer any such corporate opportunity of which he or she may become aware to us. DT Cloud does not believe that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially impacted its search for an acquisition target. Further, DT Cloud does not believe that the waiver of the application of the corporate opportunity doctrine had any impact on its search for a potential business combination target.

As a result of the lower price paid by DT Cloud’s initial shareholders for their DT Cloud Founder Shares, the initial shareholders may generate a profit on those shares even at prices that would generate a significant loss for the Public Shareholders on their Public Shares. For more information regarding certain conflicts of interests of DT Cloud and its affiliates relating to the Business Combination and Proposals to be presented at the extraordinary general meeting, see “The Business Combination—Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination.”

The Pubco Ordinary Shares to be received by the Sponsor in exchange for the DT Cloud Founder Shares and DT Cloud Private Units will be subject to a lock-up period from the Closing Date ending on (1) with respect to Founder Shares, the earliest of (i) a hundred and fifty (150) days following the Closing Date, (ii) the date after the occurrence of a change of control in Pubco, and (iii) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing Date; and (2) with respect to DT Cloud Private Units, thirty (30) days following the Closing Date. Based on the most recent closing price of the DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025, these shares would be worth approximately $21.7 million.

Q: When will the Sponsor and its affiliates be entitled to transfer its DT Cloud shares and Pubco Ordinary Shares to be received by in exchange for the DT Cloud shares?

A: The Sponsor agreed to restrictions on its ability to transfer, assign, or sell the Founder Shares and private units (including the Pubco Ordinary Shares to be received in exchange therefor), as summarized in the table below. Such transfer restrictions will apply until the applicable expiration date, unless earlier waived by the contracting parties.

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Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares (Sponsor Support and Lock-up Agreement)	Subject to certain limited exceptions, the Founder Shares may not be Transferred until the earliest of (i) a hundred and fifty (150) days following the Closing Date, (ii) the date after the occurrence of a change of control in Pubco, and (iii) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing Date.	the Sponsor	Permitted transferees include (i) among the initial shareholders or to the initial shareholders’, Brookline or our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with our prior written consent) on the condition that prior to such registration for transfer, the transfer agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee agrees to be bound by the transfer restrictions contained in this paragraph and any other applicable agreement the transferor is bound by.

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Private Units (Sponsor Support and Lock-up Agreement)	Subject to certain limited exceptions, the Private Units may not be Transferred until 30 days after the completion of the Business Combination.	the Sponsor	Permitted transferees include (i) among the initial shareholders or to the initial shareholders’, Brookline or our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with our prior written consent) on the condition that prior to such registration for transfer, the transfer agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee agrees to be bound by the transfer restrictions contained in this paragraph and any other applicable agreement the transferor is bound by.

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Q: What happens if the Business Combination Proposal is not approved?

A: Under the DT Cloud Articles, if the Business Combination Proposal is not approved and DT Cloud does not otherwise consummate an alternative Initial Business Combination within the Combination Period, DT Cloud will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to DT Cloud’s Public Shareholders.

Q: Do I have redemption rights?

A: Pursuant to the DT Cloud Articles, a Public Shareholder may request that DT Cloud redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares or, if you hold Public Shares through DT Cloud Units, you elect to separate your DT Cloud Units into the underlying Public Shares and SPAC Rights prior to exercising your redemption rights with respect to the Public Shares;

●	submit a written request to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, in which you (1) request that DT Cloud redeem all or a portion of your Public Shares for cash and (2) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number, and address; and

●	deliver your Public Shares to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, physically or electronically using the DTC’s DWAC System.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern time, on [     ] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

Holders of DT Cloud Units must elect to separate the DT Cloud Units into the underlying DT Cloud Ordinary Shares and DT Cloud Rights prior to exercising redemption rights with respect to the Public Shares. If Public Shareholders hold their DT Cloud Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the DT Cloud Units into the underlying Public Shares and SPAC Rights, or if a holder holds DT Cloud Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to DT Cloud in order to validly redeem its shares. Public Shareholders (other than the initial shareholders) may elect to exercise their redemption rights with respect to their Public Shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker, or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption right with respect to all or a portion of the Public Shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, DT Cloud will redeem the related Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to DT Cloud, divided by the number of the then-outstanding DT Cloud Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any). For illustrative purposes, as of March 31, 2025, this would have amounted to approximately $10.66 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will not own Public Shares or Pubco Ordinary Shares following the redemption. See “Extraordinary General Meeting of DT Cloud Shareholders—Redemption Rights” for the procedures to be followed if you wish to exercise your redemption rights with respect to your Public Shares.

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Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your DT Cloud Ordinary Shares for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement/prospectus. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q: How do I exercise my redemption rights?

A: In order to exercise your redemption rights, you must (1) if you hold your DT Cloud Ordinary Shares through DT Cloud Units, elect to separate your DT Cloud Units into the underlying DT Cloud Ordinary Shares and SPAC Rights prior to exercising your redemption rights with respect to the DT Cloud Ordinary Shares and (2) prior to 5:00 p.m., Eastern time, on [     ] (two business days before the extraordinary general meeting), tender your shares physically or electronically and submit a request in writing that Pubco redeem your DT Cloud Ordinary Shares for cash to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor, New York, NY 10004-1561
Attention: Kristen Figueroa
Email: kfigueroa@continentalstock.com

Notwithstanding the foregoing, a Public Shareholder, together with any of his, her, or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her, or its shares or, if part of such a group, the group’s shares, in excess of 15% of the Public Shares included in the units sold in the DT Cloud IPO. Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a Public Shareholder or group will not be redeemed for cash. In order to determine whether a shareholder is acting in concert or as a group with any other shareholder, DT Cloud will require each Public Shareholder seeking to exercise redemption rights to certify to DT Cloud whether such shareholder is acting in concert or as a group with any other shareholder. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is DT Cloud’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, DT Cloud does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker, or other nominee to have the shares certificated or delivered electronically.

Holders of outstanding DT Cloud Units must separate the underlying Public Shares and SPAC Rights prior to exercising redemption rights with respect to the Public Shares. If you hold DT Cloud Units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to DTC with written instructions to separate such units into DT Cloud Public Shares and DT Cloud Rights. This must be completed far enough in advance to permit the mailing of the Public Share certificates or electronic delivery of the Public Shares back to you so that you may then exercise your redemption rights with respect to the Public Shares following the separation of such Public Shares from the DT Cloud Units.

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If a broker, dealer, commercial bank, trust company, or other nominee holds your DT Cloud Units, you must instruct such nominee to separate your DT Cloud Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of DT Cloud Units to be split and the nominee holding such DT Cloud Units. Your nominee must also initiate electronically, using DTC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant DT Cloud Units and a deposit of the corresponding number of Public Shares and SPAC Rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the Public Shares following the separation of such Public Shares from the DT Cloud Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and, thereafter, with DT Cloud’s consent, until the vote is taken with respect to the Business Combination. If you delivered your Public Shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting DT Cloud’s transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.

Q: What are the U.S. federal income tax consequences of exercising my redemption rights?

A: The receipt of cash by a beneficial holder of DT Cloud Ordinary Shares in redemption of such stock will be a taxable event for U.S. federal income tax purposes in the case of a U.S. Holder (as defined below). Such holders will be considered for U.S. federal income tax purposes to have made a sale or exchange of the tendered shares, or will be considered for U.S. federal income tax purposes to have received a distribution with respect to such shares that may be treated as: (i) dividend income, (ii) a non-taxable recovery of basis in their investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the distribution was made had been sold. See “Certain Material U.S. Federal Income Tax Considerations—Consequences of Redemption of DT Cloud Ordinary Shares” for additional information. All holders of DT Cloud Ordinary Shares considering the exercise of their redemption rights should consult with their tax advisors with respect to the potential tax consequences of the SPAC Merger and the exercise of their redemption rights.

Q: What happens if a substantial number of Public Shareholders vote in favor of the Business Combination and exercise their redemption rights?

A: Public Shareholders are not required to vote in respect of the Business Combination Proposal in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced as a result of redemptions by Public Shareholders.

If a shareholder does not redeem his, her or its DT Cloud Ordinary Shares, but other Public Shareholders do elect to redeem, the non-redeeming shareholders would own shares with a lower book value per share. If no Public Shareholders exercise redemption rights with respect to their DT Cloud Ordinary Shares, the pro forma net tangible book value per share as of September 30, 2024 would have been $1.99. If Public Shareholders exercise redemption rights with respect to 3,450,000 DT Cloud Ordinary Shares, representing 50% of the maximum redemption scenario, the pro forma net tangible book value per share as of September 30, 2024 would have been $1.08. If Public Shareholders exercise redemption rights with respect to 100% DT Cloud Ordinary Shares, representing the maximum redemption scenario, the pro forma net tangible book value per share as of September 30, 2024 would have been $(0.06). The above redemption scenarios assume that the NTA Proposal will be approved.

Q: What are the possible sources and the extent of dilution that the Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?

A: After the completion of the Business Combination, Public Shareholders will own a significantly smaller percentage of Pubco than they currently own of DT Cloud. Consequently, the Public Shareholders, as a group, will have reduced ownership and voting power in Pubco compared to their ownership and voting power in DT Cloud. The table below assumes no debt or equity financing is consummated prior to, or in connection with, the closing of the Business Combination, including any sale of Pubco Ordinary Shares or other equity securities of Pubco to Sponsor (or a Sponsor affiliate) that may be consummated in connection with the Business Combination in the event of an Overage Amount pursuant to the Business Combination Agreement. The following table illustrates the potential impact of redemptions on the ownership percentage of Public Shareholders in a range of redemption scenarios, with the maximum redemption scenario representing the redemption of all Public Shares, assuming the NTA Proposal is approved.

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	Assuming minimum redemption scenario(1)		Assuming 50% redemption scenario(2)		Assuming maximum redemption scenario(3)
Shareholders	Number of Pubco Ordinary Shares	Share Ownership %	Number of Pubco Ordinary Shares	Share Ownership %	Number of Pubco Ordinary Shares	Share Ownership %
Sponsor
- Founder shares	1,725,000	5.9%	1,725,000	6.0%	1,725,000	6.1%
- Private Units	234,500	0.8%	234,500	0.8%	234,500	0.8%
- Private Rights	33,500	0.1%	33,500	0.1%	33,500	0.1%
DT Cloud IPO Underwriter	103,500	0.4%	103,500	0.4%	103,500	0.4%
DT Cloud Public Shareholders	832,415	2.9%	416,208	1.5%	-	0.0%
Holders of DT Cloud Public Rights	985,714	3.4%	985,714	3.4%	985,714	3.5%
Existing Maius Shareholders	25,000,000	86.0%	25,000,000	87.3%	25,000,000	88.6%
PIPE Investor(s)(4)	30,000	0.1%	30,000	0.1%	30,000	0.1%
Holders of DT Cloud Additional Rights(5)	111,697	0.4%	111,697	0.4%	111,697	0.4%
Total Pubco Ordinary Shares Outstanding at Closing	29,056,326	100.0%	28,640,119	100.0%	28,223,911	100.0%

(1) Under Minimum Redemption Scenario, assumes no extra redemptions other than 6,067,585 redeemed of 6,900,000 DT Cloud Ordinary Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, with aggregate redemption payments of $44.75 million using a per-share redemption price of $10.66.

(2) Under Interim Redemption Scenario, assumes 50% of extra remained redeemable shares being redeemed other than 6,067,585 redeemed of 6,900,000 DT Cloud Ordinary Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, for aggregate redemption payments of $49.19 million using a per-share redemption price of $10.66.

(3) Under Maximum Redemption Scenario, assumes a 100% redemption of 6,900,000 DT Cloud Ordinary Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, for aggregate redemption payments of $53.62 million using a per-share redemption price of $10.66.

(4) On January 20, 2025, SPAC, Maius, Pubco and certain Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco has agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at a purchase price equal to $10.00 per share in the Private Placement at the Closing, upon other conditions.

 (5) On May 21, 2025, SPAC, Maius and certain shareholders of SPAC entered into Voting Agreements, pursuant to which, in the event a SPAC shareholder redeemed 75% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements and forwent the exercise of their redemption rights in connection with the remaining 25% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements (the “No-redeemed Shares”), SPAC agreed to issue to such shareholder two additional rights of SPAC (the “Additional Rights”) for each No-redeemed Share for no additional consideration. Every seven (7) DT Cloud Additional Rights will be converted to one DT Cloud Ordinary Share.

Dilution per share to the original investors in DT Cloud is determined by subtracting pro forma as adjusted net tangible book value per share after the Business Combination from the IPO price per share paid by original investors in DT Cloud as set forth as follows under the different redemption scenarios (assuming the NTA Proposal will be approved). The following table and description clarify the calculation process of net tangible book value of Pubco as well as dilution per share to the original investors in DT Cloud:

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	Assuming Minimum Redemptions	Assuming 50% of Maximum Redemptions	Assuming Maximum Redemptions

Pro forma outstanding shares of Pubco
Sponsor
- Founder shares	1,725,000	1,725,000	1,725,000
- Private Units	234,500	234,500	234,500
- Private Rights	33,500	33,500	33,500
DT Cloud IPO Underwriter	103,500	103,500	103,500
DT Cloud Public Shareholders	832,415	416,208	-
Holders of DT Cloud Public Rights	985,714	985,714	985,714
Existing Maius Shareholders	25,000,000	25,000,000	25,000,000
PIPE Investor(s)(4)	30,000	30,000	30,000
DT Cloud Additional Right Holders	111,697	111,697	111,697
Total Pro forma outstanding shares of Pubco	29,056,326	28,640,119	28,223,911
Pro forma net tangible book value of Pubco at March 31, 2025	5,517,813	1,082,298	(3,353,218)
Pro forma net tangible book value per share as of March 31, 2025, as adjusted	$0.19	$0.04	$(0.12)
Initial public offering price per share of DT Cloud	10.00	10.00	10.00
Difference between initial public offering price of DT Cloud and pro forma net tangible book value per share, as adjusted	9.81	9.96	10.12

The pro forma NTBV per share is calculated by dividing the pro forma net tangible book value (numerator) by the pro forma outstanding shares (denominator) as of March 31, 2025, each adjusted to reflect the specific redemption assumptions. The pro forma net tangible book value and shares outstanding have been adjusted to reflect the following dilution sources:

●	Founders Shares issued in connection with the Business Combination;

●	PIPE investment shares issued concurrently with the transaction;

●	Transaction-related expenses capitalized and deducted from net tangible assets; and

●	Redemption of shares by public investors at varying levels under the scenarios provided.

The effects of the deSPAC transaction itself have been excluded from both the numerator and denominator for all redemption scenarios in accordance with Item 1604(c) of Regulation S-K.

Q. What is the expected per share value of the cash consideration to be received by Pubco in the Business Combination?

A. As described in “—What happens if a substantial number of Public Shareholders vote in favor of the Business Combination and exercise their redemption rights?” the net cash to the balance sheet of Pubco and the total number of Ordinary Shares outstanding immediately following the consummation of the Business Combination will depend upon the extent to which Public Shareholders exercise their redemption rights. Subject to the approval of the NTA Proposal, the DT Cloud Articles will not provide a specified maximum redemption threshold. Although the parties to the Business Combination have deemed the value of Ordinary Shares to be equal to $10.0 per share for purposes of determining the number of Ordinary Shares issuable to Maius shareholders in the Acquisition Merger, the net cash per Public Share resulting from the proceeds of the Trust Account may become less than $10.0 per share in the Business Combination. Set forth below is a calculation of the net cash per Ordinary Share resulting from the proceeds of the Trust Account in a minimum redemption scenario, 50% redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved). Such calculations are based upon (1) the cash held in the Trust Account as of March 31, 2025 of approximately $53,622,021 and (2) estimated transaction expenses of $2,976,106, including the amount expected to be outstanding under the Promissory Note issued by DT Cloud to the Sponsor that will be repaid at the closing of the Business Combination. The table below assumes no debt or equity financing is consummated prior to, or in connection with, the closing of the Business Combination, including any sale of Ordinary Shares or other equity securities of Pubco to Sponsor (or a Sponsor affiliate) that may be consummated in connection with the Business Combination in the event of an Overage Amount pursuant to the Business Combination Agreement.

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	Assuming Minimum Redemption(1)	Assuming 50% Redemption(2)	Assuming Maximum Redemption(3)
Public Shares not redeemed	832,415	416,208	-
Gross Cash Proceeds in Trust Account	$8,871,031	$4,435,516	-
Estimated Transaction Expenses	$2,976,106	$2,976,106	$2,976,106
Net Cash Proceeds In Trust Account	$5,894,925	$1,459,410	N/A*
Total Public Shares Outstanding	29,056,326	28,640,119	28,223,911
Net Cash per DT Cloud Ordinary Share Outstanding	$0.20	$0.05	N/A*

*	Amount is less than zero.
(1)	This scenario assumes that, having considered 6,067,585 ordinary shares redeemed, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, no extra Public Shares are redeemed by Public Shareholders.
(2)	This scenario assumes that, having considered 6,067,585 ordinary shares redeemed, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, extra 50% of remained redeemable shares, totaling 6,483,793 shares are redeemed by Public Shareholders.
(3)	This scenario assumes that all Public Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed by DT Cloud shareholders.

Q: Do I have appraisal rights if I object to the proposed Business Combination?

A: Holders of record of DT Cloud Ordinary Shares may have appraisal rights in connection with the Business Combination under the Cayman Companies Act. Holders of record of DT Cloud Ordinary Shares wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for his, her or its DT Cloud Ordinary Shares must give written objection to the SPAC Merger to DT Cloud prior to the shareholder vote to approve the SPAC Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of DT Cloud’s Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the Trust Account in accordance with the DT Cloud Articles. It is possible that if a DT Cloud shareholder exercises appraisal rights, the fair value of the DT Cloud Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain if he, she, or it exercised his, her or its redemption rights as described herein. DT Cloud believes that such fair value would equal the amount that DT Cloud shareholders would obtain if they exercise their redemption rights as described herein. DT Cloud shareholders need not vote against any of the proposals at the extraordinary general meeting in order to exercise appraisal rights under the Cayman Companies Act. A DT Cloud shareholder which elects to exercise appraisal rights must do so in respect of all of the DT Cloud Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See “Appraisal Rights under the Cayman Companies Act.”

Q: What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A: DT Cloud intends to use a portion of the funds held in the Trust Account to pay holders of the DT Cloud Public Shares who exercise redemption rights and to pay fees and expenses associated with the Business Combination (including certain deferred underwriting discounts and commissions payable to underwriters for its IPO. The remaining balance in the Trust Account will be used for general corporate purposes of Pubco. See “The Business Combination” for additional information.

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Q: What happens if the Business Combination is not consummated or is terminated?

A: There are certain circumstances under which the Business Combination Agreement may be terminated. See the subsection entitled “The Business Combination—Termination” for additional information regarding the parties’ specific termination rights. In accordance with the DT Cloud Articles, if an Initial Business Combination is not consummated within the Combination Period, DT Cloud will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to DT Cloud, divided by the number of the then-outstanding DT Cloud Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of DT Cloud’s remaining shareholders and the DT Cloud Board, liquidate and dissolve, subject in each case of (2) and (3) above to DT Cloud’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

It is expected that the amount of any distribution DT Cloud’s Public Shareholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to DT Cloud’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of the DT Cloud Founder Shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to the outstanding DT Cloud Rights. Accordingly, the DT Cloud Rights will expire worthless.

Q: When is the Business Combination expected to be consummated?

A: It is currently anticipated that the Business Combination will be consummated promptly following the extraordinary general meeting to be held on [     ], provided that all the requisite shareholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the subsection entitled “The Business Combination—Conditions to Consummation of the Business Combination Agreement.”

Q: What do I need to do now?

A: You are urged to read carefully and consider the information included in this proxy statement/prospectus, including the section entitled “Risk Factors” and the annexes attached to this proxy statement/prospectus, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank, or other nominee, on the voting instruction form provided by the broker, bank, or nominee.

Q: How do I vote?

A: If you were a holder of record of DT Cloud Ordinary Shares on [     ], the record date for the extraordinary general meeting, you may vote with respect to the Proposals online at the virtual extraordinary general meeting or by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the extraordinary general meeting and vote online, obtain a proxy from your broker, bank, or nominee.

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Q: What will happen if I abstain from voting or fail to vote at the extraordinary general meeting?

A: At the extraordinary general meeting, a properly executed proxy marked “ABSTAIN” with respect to a particular proposal will count as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Proposals.

Q: What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A: Signed and dated proxies received by DT Cloud without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each Proposal being submitted to a vote of the shareholders at the extraordinary general meeting

Q: If I am not going to attend the virtual extraordinary general meeting online, should I submit my proxy card instead?

A: Yes. Whether you plan to attend the extraordinary general meeting or not, please read this proxy statement/prospectus carefully, and vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

Q: If my shares are held in “street name,” will my broker, bank, or nominee automatically vote my shares for me?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. DT Cloud believes the Proposals presented to DT Cloud’s will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q: May I change my vote after I have submitted my executed proxy card?

A: Yes. You may change your vote by sending a later-dated, signed proxy card to DT Cloud at the address listed below so that it is received by DT Cloud prior to the extraordinary general meeting or by attending the extraordinary general meeting online and voting there. You also may revoke your proxy by sending a notice of revocation to DT Cloud, which must be received prior to the extraordinary general meeting.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement/ prospectus and multiple proxy cards or voting instruction. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction form that you receive in order to cast your vote with respect to all of your shares.

Q: Who can help answer my questions?

A: If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact DT Cloud’s proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Toll Free Telephone: (877) 870-8565

Main Telephone: (206) 870-8565

Email: ksmith@advantageproxy.com

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To obtain timely delivery, DT Cloud’s shareholders must request the materials no later than [five] business days prior to the extraordinary general meeting.

You may also obtain additional information about DT Cloud from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to DT Cloud’s transfer agent at least two business days prior to the extraordinary general meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor, New York, NY 10004-1561

Attention: Kristen Figueroa

Email: kfigueroa@continentalstock.com

Q: Who will solicit and pay the cost of soliciting proxies?

A: The DT Cloud Board is soliciting your proxy to vote your DT Cloud Ordinary Shares on all matters scheduled to come before the extraordinary general meeting. DT Cloud will pay the cost of soliciting proxies for the extraordinary general meeting. DT Cloud has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the extraordinary general meeting. DT Cloud has agreed to pay Advantage Proxy, Inc. a fee of $[     ] plus disbursements. DT Cloud will reimburse Advantage Proxy, Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages, and expenses.

DT Cloud will also reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of DT Cloud Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of DT Cloud Ordinary Shares and in obtaining voting instructions from those owners. DT Cloud’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet, or in person. They will not be paid any additional amounts for soliciting proxies.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding Maius’, DT Cloud’s or Pubco’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Maius’ or DT Cloud’s expectations concerning the outlook for their or Pubco’s business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Pubco as set forth in the sections of this proxy statement/prospectus titled “The Business Combination—DT Cloud’s Board’s Reasons for the Approval of the Business Combination.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between Pubco, Maius and DT Cloud.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that have been or may be instituted against DT Cloud following announcement of the Business Combination;

●	the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of DT Cloud, or satisfy the other conditions to closing in the Business Combination Agreement;

●	the ability to obtain or maintain the listing of the Pubco Ordinary Shares on Nasdaq following the Business Combination;

●	the risk that the proposed Business Combination disrupts current plans and operations of Maius or DT Cloud as a result of the announcement and consummation of the Business Combination;

●	DT Cloud’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably following the Business Combination;

●	costs related to the Business Combination;

●	Maius’ markets are rapidly evolving and may decline or experience limited growth;

●	Maius’ ability to retain and expand its customer base;

●	Maius’ ability to compete effectively in the markets in which it operates;

●	failure to maintain and enhance the Maius’ brand;

●	failure to prevent security breaches or unauthorized access to Maius’ or its third-party service providers’ data;

●	the rapidly changing and increasingly stringent laws, contractual obligations and industry standards relating to privacy, data protection and data security;

●	risks related to Maius’ corporate structure; and

●	the other matters described in the section titled “Risk Factors” beginning on page 61.

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In addition, the Business Combination is subject to the satisfaction of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and risks that the proposed Business Combination disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for Maius.

Pubco, Maius and DT Cloud caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. None of Pubco, Maius and DT Cloud undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Pubco, Maius or DT Cloud will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in DT Cloud’s public filings with the SEC or, upon and following the consummation of the Business Combination, in Pubco’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” on page 294.

Market, ranking and industry data used throughout this proxy statement/prospectus, including statements regarding market size, is based on independent industry surveys and publications, including reports by Frost & Sullivan. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Maius is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Maius” in this proxy statement/prospectus.

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PROXY STATEMENT/PROSPECTUS SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the extraordinary general meeting of the shareholders of DT Cloud. For additional information, see “Where You Can Find More Information” on page 294. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

Pubco

Pubco is an exempted company incorporated in the Cayman Islands with limited liability on October 4, 2024 for the purpose of effecting the Business Combination and will serve as the publicly traded parent company of Maius following the Business Combination. The address and telephone number for Pubco’s principal executive offices following the Business Combination are the same as those for Maius.

Maius

Maius’ Business

Maius is an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operation. Maius carries out its business in China primarily through its PRC Subsidiaries, including Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd.

Maius’ registered address is at the offices P.O. Box 61, Harbour Centre, George Town, Grand Cayman, KY1-1102, Cayman Islands. The mailing address of Maius’ principal executive office is Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China and its telephone number is +(86) 021-5837 0356.

Corporate History and Structure

Maius is a Cayman holding company without any business operations, and conducts all of its operations and generates all of its revenue through its entities. Maius commenced its operations through Shanghai Guizhiyan in 2015. Maius underwent a series of restructuring transactions, which primarily included:

● In July 2015, Shanghai Guizhiyan was incorporated under the laws of PRC and commenced operations.

● In June 2018, Maius, Shanghai Guizhiyan’s current ultimate holding company, was incorporated under the laws of the Cayman Islands.

● In December 2018, Maius, through Maius Pharmaceutical (HK) Co., Limited, its subsidiary in Hong Kong, acquired Shanghai Guizhiyan.

The following timeline sets forth our key business development milestones:

Time	Event
July 2015	Shanghai Guizhiyan was formed.
July 2018	Maius Pharmaceutical Co., Ltd. was formed.
January 2022	We initiated the preclinical research on GY-1068.
April 2023	We submitted the IND application for GY-1068 to the FDA.
June 2023	IND application for GY-1068 was approved by the FDA.

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Organizational Structure

The following diagram sets forth Pubco’s corporate structure, including Pubco’s principal subsidiaries immediately upon completion of the Business Combination.

MAIUS PHARMACEUTICAL GROUP CO., LTD.
100%
100%
DT CLOUD ACQUISITION CORPORATION
MAIUS PHARMACEUTICAL CO., LTD.
100%
100%
Maius Pharma Technology Limited
100%
Maius Pharmaceutical Limited
Maius Pharma Technology（HK）Co., Limited
100%
100%
Maius Pharmaceutical (HK) Co., Limited
Maius Pharmaceutical （MACAO）Co., Limited
Offshore
100%
Onshore
Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd.
上海贵之言医药科技有限公司
Guizhiyan Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd.
贵之言医药科技(广东横琴)有限公司

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity:

XXW Investment Limited
19.14%
SHIMF Investment Limited
19.14%
GZY Group Limited
25.25%
Star Sparkling Limited
0.29%
Wishluck Limited
14.49%
Fontier limited
7.60%
Baian Investment Group Limited
8.45%
ELITE RAINBOW LIMITED
5.64%
Maius Pharmaceutical Co., Ltd.
100%
100%
Maius Pharma Technology Limited
100%
Maius Pharmaceutical Limited
100%
Maius Pharma Technology （HK） Co., Limited
100%
Maius Pharmaceutical (HK) Co., Limited
Maius Pharmaceutical （MACAO）Co., Limited
Offshore
100%
100%
Onshore
Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd.
上海贵之言医药科技有限公司
Guizhiyan Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd.
贵之言医药科技(广东横琴)有限公司

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DT Cloud

DT Cloud is an exempted company incorporated in the Cayman Islands on July 7, 2022 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

The DT Cloud Ordinary Shares, DT Cloud Rights and DT Cloud Units (each consisting of one DT Cloud Ordinary Share and one DT Cloud Right) are traded on Nasdaq under the ticker symbols “DYCQ,” “DYCQR” and “DYCQU,” respectively. The parties anticipate that, following the Business Combination, the Pubco Ordinary Shares will be listed on Nasdaq under the new symbol “[    ],” and the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights will cease trading on Nasdaq and will be deregistered under the Exchange Act.

The mailing address of DT Cloud’s principal executive office is 30 Orange Street, London, United Kingdom, WC2H 7HF, and the telephone number is +44 7918725316.

For more information about DT Cloud, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DT Cloud,” “DT Cloud’s Business,” and the financial statements of DT Cloud included herein.

Merger Sub 1

Merger Sub 1 is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of Pubco. Merger Sub 1 was formed solely for the purpose of effecting the Transactions and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for Merger Sub 1’s principal executive offices are the same as those for Maius.

Merger Sub 2

Merger Sub 2 is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of Pubco. Merger Sub 2 was formed solely for the purpose of effecting the Transactions and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for Merger Sub 2’s principal executive offices are the same as those for Maius.

The Business Combination (page 135)

On October 22, 2024, DT Cloud entered into the Business Combination Agreement with Maius, Pubco, Merger Sub 1, Merger Sub 2, and Target Shareholder’s Representative. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination will be effected in two steps: (1) on the Closing Date, Merger Sub 1 will merge with and into DT Cloud, with DT Cloud surviving the SPAC Merger as a wholly owned subsidiary of Pubco, and (2) on the Closing Date and immediately after the SPAC Merger, Merger Sub 2 will merge with and into Maius, with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco.

The SPAC Merger

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, the SPAC Merger would have the following effects on DT Cloud securities, among others:

●	immediately prior to the SPAC Merger Effective Time, each DT Cloud Unit that is outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one DT Cloud Ordinary Share and one DT Cloud Right per DT Cloud Unit held thereby in accordance with the terms of the applicable DT Cloud Unit (“Unit Separation”), which underlying securities of DT Cloud shall be adjusted in accordance with the applicable terms of the Business Combination Agreement;

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●	immediately following the Unit Separation, all DT Cloud Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist; and the holders of issued DT Cloud Units immediately prior to the Unit Separation shall cease to have any rights with respect to such DT Cloud Units, except as provided in the Business Combination Agreement or by law;

●	immediately prior to the SPAC Merger Effective Time and immediately following the Unit Separation, in accordance with the terms of the applicable DT Cloud Rights, for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time, and without any action on the part of any holder of a DT Cloud Right, every seven (7) DT Cloud Rights (which, for the avoidance of doubt, includes the DT Cloud Rights held as a result of the Unit Separation) that were issued and outstanding immediately prior to the SPAC Merger Effective Time (A) shall automatically be converted to, and the holder of such DT Cloud Rights shall be entitled to receive, one DT Cloud Ordinary Share; and (B) shall no longer be outstanding and shall automatically be canceled by the terms thereof and each former holder of DT Cloud Right shall cease thereafter to have any other rights in and to such DT Cloud Rights, except as provided in the Business Combination Agreement or by Law;

●	at the SPAC Merger Effective Time and immediately following the Unit Separation and the conversion of the DT Cloud Rights detailed above, by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of the DT Cloud, each issued and outstanding DT Cloud Ordinary Share (including each DT Cloud Ordinary Share converted from DT Cloud Rights as described in the Business Combination Agreement and each DT Cloud Ordinary Share held as a result of the Unit Separation, other than the DT Cloud Excluded Shares, DT Cloud Redeeming Shares and the DT Cloud Dissenting Shares, in each case as defined in the Business Combination Agreement) shall be converted automatically into one Pubco Ordinary Share (as defined in the Business Combination Agreement); and

●	at the SPAC Merger Effective Time, all DT Cloud Ordinary Shares shall cease to be issued and shall automatically be canceled and retired and shall cease to exist, and the holders of issued DT Cloud Ordinary Shares immediately prior to the DT Cloud Merger Effective Time, as evidenced by the register of members of DT Cloud (the “Stockholder Register”), shall cease to have any rights with respect to such DT Cloud Ordinary Shares, except as provided in the Business Combination Agreement or by law; and each holder of DT Cloud Ordinary Shares listed on the Stockholder Register immediately prior to the SPAC Merger Effective Time shall thereafter have the right to receive the same number of Pubco Ordinary Shares only.

The Acquisition Merger

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of Pubco, Maius, DT Cloud or Maius’ shareholders, Merger Sub 2 or the holders of the following securities:

●	each Maius Ordinary Share issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than Maius Excluded Shares and Maius Dissenting Shares, and subject to the provisions for the Escrow Shares, in each case as defined in the Business Combination Agreement) shall automatically be cancelled and cease to exist, in exchange for the right of each Maius Shareholder to receive their Pro Rata Portion of the Pubco Ordinary Shares to be issued to Maius Shareholders at the Acquisition Merger Effective Time, the aggregate number of which shall be equal to the Closing Date Merger Consideration of $250,000,000 (two hundred and fifty million dollars) divided by the Average SPAC Stock Price of $10 per share (the “Closing Date Share Merger Consideration”). As of the Acquisition Merger Effective Time, each Maius Shareholder shall cease to have any other rights in and to the securities of Maius or the Surviving Corporation, except as expressly provided in the Business Combination Agreement. For the avoidance of any doubt, each Maius Shareholder will cease to have any rights with respect to its Maius Ordinary Shares, except the right to receive its Pro Rata Portion of the Closing Date Share Merger Consideration;

●	each share of Merger Sub 2 that is issued and outstanding immediately prior to the Acquisition Merger Effective Time shall automatically be converted into and become one ordinary share of par value US$1.00 of the Surviving Corporation (and such share of the Surviving Corporation into which the issued and outstanding share of Merger Sub 2 is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Acquisition Merger Effective Time). The register of members of the Surviving Corporation shall be updated accordingly; and

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●	all Maius Ordinary Share that are owned by Maius (as treasury shares or otherwise) or any of its direct or indirect subsidiaries as of immediately prior to the Acquisition Merger Effective Time shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof by virtue of the Acquisition Merger.

For more information about the Business Combination Agreement and the Business Combination and other transactions contemplated thereby, see “The Business Combination.”

Conditions to the Business Combination

The obligations of Maius, DT Cloud, Merger Sub 1, Merger Sub 2 and Pubco to consummate the Business Combination are subject to certain closing conditions of the respective parties, including, among others: (i) receipt of the required approval by the shareholders of DT Cloud (the “Required SPAC Shareholders’ Approval”); (ii) receipt of the required approval by the shareholders of Maius (the “Requisite Company Shareholder Approval”); (iii) effectiveness of the Registration Statement declared by the SEC; (iv) the approval for Pubco’s initial listing application with Nasdaq; and (v) the absence of any law or governmental order or legal injunction making illegal the consummation of the Transactions.

The obligations of DT Cloud to consummate the Transactions are subject to certain additional conditions, including, among others: (i) the accuracy of the representations and warranties of Maius (subject to customary bring-down standards and materiality qualifiers); (ii) the covenants and agreements of Maius having been performed in all material respects; and (iii) the absence of any Company Material Adverse Effect (as defined in the Business Combination Agreement) following the date of the Business Combination Agreement that is continuing and uncured; (iv) the Pubco’s status as a “foreign private issuer” as defined in Rule 3b-4 promulgated under the Securities Act to be maintained at the Closing; and (v) the gross cash proceeds from the PIPE Investment of no less than $10,000,000.

The obligations of Maius to consummate the Transactions are subject to certain additional conditions, including, among others: (i) the accuracy of the representations and warranties of DT Cloud (subject to customary bring-down standards and materiality qualifiers); (ii) the obligations and covenants of DT Cloud having been performed in all material respects; and (iii) each of the Ancillary Agreements (as defined in the Business Combination Agreement) duly executed by the parties thereto being in full force and effect.

Agreements Entered into in Connection with the Business Combination (page 132)

Key Company Shareholder Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Key Company Shareholders, as shareholders holding Maius shares sufficient to constitute the requisite Maius shareholder approval pursuant to the Business Combination Agreement (either as the holder of record or the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act) have each entered into a lock-up agreement with Pubco, Maius and DT Cloud, (each, a “Key Company Shareholder Lock-Up Agreement”), which will become effective as of the Closing, subject to the written waiver by DT Cloud. Pursuant to the Key Company Shareholder Lock-Up Agreement, such shareholder of Maius agreed, among other things, (a) during a period of one hundred and eighty (180) days from and after the Closing (the “Lock-up Period”), such shareholder will become subject to certain transfer restrictions with respect to any Pubco Ordinary Shares and DT Cloud Ordinary Shares, each as defined in the Key Company Shareholder Lock-Up Agreement (collectively, the “Lock-up Shares”); and (b) during the Lock-up Period, the Pubco will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Pubco’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares and direct the Pubco’s transfer agent not to process any attempts by such shareholder to resell or transfer any Lock-up Shares, except in compliance with the Key Company Shareholder Lock-Up Agreement.

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Key Company Shareholder Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Key Company Shareholders have each entered into a support agreement with the Maius and DT Cloud (the “Key Company Shareholder Support Agreement”), pursuant to which, each Key Company Shareholder agreed, among other things, (a) not to transfer any Maius shares or deposit any Maius shares into a voting trust or enter into a voting agreement or grant any proxy, consent or power of attorney with respect thereto until the Expiration Time (which is the earlier to occur of (a) the Acquisition Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated pursuant, and (c) as to any Key Company Shareholder, the mutual written agreement of DT Cloud, Maius and such Key Company Shareholder), subject to certain customary conditions and exceptions; (b) to vote in favor of the Acquisition Merger, the other Transactions and other matters set forth in the Business Combination Agreement; (c) not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action against DT Cloud, Merger Sub 1, Merger Sub 2, Pubco, Maius or any of their respective successors or directors challenging the validity of the Business Combination Agreement or alleging a breach of any fiduciary duty of any person in connection with the Transactions; and (d) to use reasonable best efforts to cooperate with Maius and DT Cloud to effect the transactions contemplated hereby and the Transactions.

Sponsor Support and Lock-up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor has executed and delivered to Maius a support and lock-up agreement (the “Sponsor Support and Lock-up Agreement”), pursuant to which, the Sponsor has agreed to, among other things, (x) vote to adopt and approve the Business Combination Agreement, the Ancillary Agreements and the Transactions contemplated hereunder, and (y) not to Transfer any of its Restricted Securities during the period from the Closing and ending on the following: (i) with respect to Founder Shares, on the earliest of: (A) a hundred and fifty (150) days following the date of the Closing, (B) the date after the occurrence of a Change of Control, and (C) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing; and (ii) with respect to DT Cloud Private Units, thirty (30) days following the Closing Date.

The NTA Proposal

Proposal No. 1 — The NTA Proposal — to consider and vote upon a proposal to approve by special resolution the following articles of DT Cloud Articles be amended as follows with effect from prior to the consummation of the proposed Business Combination (such amendments shall be collectively referred to as the “NTA Amendments”):

(a) Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b) Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

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The Business Combination Proposal

Proposal No. 2 — The Business Combination Proposal — to consider and vote upon proposals to approve and authorize, by ordinary resolution, the business combination agreement, dated as of October 22, 2024, by and among DT Cloud, Maius Pharmaceutical Co., Ltd. (“Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a BVI business company, as the Company Shareholders’ Representative (the “Target Shareholders’ Representative”) (such agreement, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, and the transactions contemplated therein, including (1) on the Closing Date (as defined in the Business Combination Agreement), Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud surviving the SPAC Merger as a wholly-owned subsidiary of Pubco (the time at which the SPAC Merger becomes effective, the “SPAC Merger Effective Time”); and (2) on the Closing Date and immediately following the SPAC Merger Effective Time, Merger Sub 2 will merge with and into Maius (the “Acquisition Merger” and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco (the “Business Combination Proposal”).

The Merger Proposal

Proposal No. 3 — The Merger Proposal — to consider and vote upon proposals to approve and authorize that, by special resolution, the SPAC Merger, the adoption at the SPAC Merger Effective Time of the proposed amended and restated memorandum and articles of association of DT Cloud as the surviving company of the SPAC Merger, a copy of which is attached to the First Plan of Merger, and the First Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex D.

The Governance Proposal

Proposal No. 4 — The Governance Proposal — to consider and vote upon a proposal to approve by special resolution the proposed amended and restated memorandum and articles of association of Pubco (the “Proposed Pubco Organizational Documents”) which, if approved, would take effect immediately prior to the SPAC Merger Effective Time (such proposal, the “Governance Proposal”). Copies of the Proposed Pubco Organizational Documents are attached to the accompanying proxy statement/prospectus as Annex B.

The Advisory Organizational Documents Proposals

Proposal No. 5 — The Advisory Organizational Documents Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the DT Cloud Articles and the Proposed Pubco Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

The Nasdaq Proposal

Proposal No. 6 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market, the issuance of up to up to [29,056,326] ordinary shares, par value of $0.0001 each, of Pubco (the “Pubco Ordinary Shares”) in connection with the Business Combination and the PIPE Investment (the “Nasdaq Proposal”).

The Pubco Director Election Proposal

Proposal No. 7 — The Pubco Director Election Proposal — to consider and vote upon a proposal to approve by ordinary resolution, that five (5) directors be elected to serve terms on Pubco’s board of directors effective at the Acquisition Merger Effective Time until [2026] annual meeting of shareholders of Pubco or until their respective successors are duly elected and appointed (the “Pubco Director Election Proposal”).

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The Adjournment Proposal

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal or the Pubco Director Election Proposal (the “Adjournment Proposal” and, together with the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal and Pubco Director Election Proposal, the “Proposals”).

Date, Time and Place of Extraordinary General Meeting of DT Cloud’s Shareholders

The extraordinary general meeting will be held in person on [     ], at [     ] [A.M/P.M.], Eastern time, at the offices of [      ], or such other date, time, and place to which such meeting may be adjourned, to consider and vote upon the Proposals. DT Cloud is also planning for the meeting to be held virtually pursuant to the procedures described in the accompanying proxy statement/prospectus, but the physical location of the meeting will remain at the location specified above for the purposes of Cayman Islands law and the DT Cloud Articles.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual extraordinary general meeting if you owned DT Cloud Ordinary Shares at the close of business on [       ], which is the record date for the extraordinary general meeting. You are entitled to one vote for each DT Cloud Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [       ] DT Cloud Ordinary Shares outstanding in the aggregate, of which [     ] were Public Shares and [      ] were DT Cloud Founder Shares held by the initial shareholders.

Redemption Rights

Pursuant to the DT Cloud Articles, a holder of DT Cloud Ordinary Shares issued as part of the units sold in DT Cloud’s initial public offering (the “Public Shares,” and holders of such Public Shares, the “Public Shareholders”), other than the initial shareholders, may request that DT Cloud redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares, or if you hold Public Shares through the DT Cloud Units, you elect to separate your DT Cloud Units into the underlying Public Shares and SPAC Rights prior to exercising your redemption rights with respect to the Public Shares;

●	submit a written request to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, in which you (1) request that DT Cloud redeem all or a portion of your Public Shares for cash; (2) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number, and address; and

●	deliver your Public Shares to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, physically or electronically through The Depository Trust Company.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to [5:00 P.M.], Eastern time, on [      ] (two business days before the extraordinary general meeting) in order for their Public Shares to be redeemed.

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Holders of DT Cloud Units must elect to separate the DT Cloud Units into the underlying DT Cloud Ordinary Shares and SPAC Rights prior to exercising redemption rights with respect to the Public Shares. If Public Shareholders hold their DT Cloud Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the DT Cloud Units into the underlying Public Shares and SPAC Rights, or if a holder holds DT Cloud Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to DT Cloud in order to validly redeem its shares. Public Shareholders (other than the initial shareholders) may elect to exercise their redemption rights with respect to their Public Shares even if they vote “FOR” the Business Combination Proposals. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker, or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption right with respect to all or a portion of the Public Shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, DT Cloud will redeem the related Public Shares for a per-share price, payable in cash, equal to the pro-rata portion of the Trust Account established at the consummation of DT Cloud’s IPO, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of March 31, 2025, this would have amounted to approximately $10.66 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will not own Public Shares or Pubco Ordinary Shares following the redemption. See “Extraordinary General Meeting of DT Cloud Shareholders—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to exercise your redemption rights with respect to your Public Shares.

There is potential dilutive impact of redemptions on the ownership percentage of non-redeeming Public Shareholders in a range of redemption scenarios. For details of the source of dilution and its impact, see “Questions and Answers About the Business Combination and the Extraordinary General Meeting — Q: What are the possible sources and the extent of dilution that the Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?”

Appraisal Rights under the Cayman Companies Act

Holders of record of DT Cloud Ordinary Shares may have appraisal rights in connection with the Business Combination under the Cayman Companies Act. Holders of record of DT Cloud Ordinary Shares wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for his, her or its DT Cloud Ordinary Shares must give written objection to the SPAC Merger to DT Cloud prior to the shareholder vote to approve the SPAC Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of DT Cloud’s Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the Trust Account in accordance with the DT Cloud Articles. It is possible that if a DT Cloud shareholder exercises appraisal rights, the fair value of the DT Cloud Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain if he, she, or it exercised his, her or its redemption rights as described herein. DT Cloud believes that such fair value would equal the amount that DT Cloud shareholders would obtain if they exercise their redemption rights as described herein. DT Cloud shareholders need not vote against any of the proposals at the extraordinary general meeting in order to exercise appraisal rights under the Cayman Companies Act. A DT Cloud shareholder which elects to exercise appraisal rights must do so in respect of all of the DT Cloud Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See “Appraisal Rights under the Cayman Companies Act.”

DT Cloud’s Board of Directors’ Reasons for the Business Combination

The DT Cloud Board, in evaluating the Business Combination, consulted with DT Cloud management and its financial, legal and other advisors. In reaching its unanimous resolution (i) that the Business Combination Agreement and the transactions contemplated thereby, including the Mergers, are advisable and in the best interests of DT Cloud and (ii) to recommend that the DT Cloud shareholders adopt the Business Combination Agreement and approve the Business Combination, the DT Cloud Board considered a range of factors. Such factors included, but were not limited to positive factors such as Maius’ earnings history and potential, Maius’ strong management team, opportunities for growth by Maius, and Maius’ defensible and differentiated business niche. The DT Cloud Board also considered various potential negative factors associated with the Business Combination, including, but not limited to, market risk, Maius’ business plans potentially not being achieved, Maius’ revenue concentration, competition to Maius, macroeconomic uncertainty and conflicts of interest.

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Additionally, the DT Cloud Board, in fulfilling its fiduciary duties, evaluated the benefits and detriments of the Business Combination to the unaffiliates security holders of DT Cloud. For example, the DT Cloud Board considered the ability of the DT Cloud securityholders to participate in the potential upside of Maius if it is successful following the Closing, as well as the redemption right afforded to shareholders if the shareholders did not want to maintain their stake in Pubco. Among other factors, DT Cloud took into account Maius’ R&D capability, the potential of its pipelines, the expertise of its management team, the reasonable valuation of Maius, the DT Cloud’s right to designate two board members of Pubco, and the lock-up provisions that will apply to Maius’ shareholders. However, potential dilution and post-Closing volatility of Pubco were also considered as potential negative aspects of the Business Combination to DT Cloud shareholders.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the DT Cloud Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The DT Cloud Board viewed its decision as being based on all of the information available and the factors presented to and considered by the DT Cloud Board, respectively. In addition, individual directors may have given different weight to different factors. The DT Cloud Board also gave consideration to certain risks related to the Business Combination, which are described in “Risk Factors.”

For a more complete description of DT Cloud’s reasons for the approval of the Business Combination and the recommendation of the DT Cloud Board, see “The Business Combination—DT Cloud Board’s Reasons for the Approval of the Business Combination.”

Interests of DT Cloud’s Directors and Officers in the Business Combination and Recommendation

In considering the recommendation of the DT Cloud Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and certain of DT Cloud’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally, including that the Sponsor or DT Cloud’s directors and officers can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the post-business combination company. DT Cloud’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	The fact that immediately following the consummation of the Business Combination, the initial shareholders are expected to hold 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, which would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the minimum redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively, on an as converted basis.

●	The fact that the Sponsor acquired 234,500 DT Cloud Units at $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

●	The fact that the initial shareholders paid $25,000, or approximately $0.01 per share, for 1,725,000 Founder Shares prior to DT Cloud IPO, which will be canceled and convert automatically, on a one-for-one basis, into the same number of Pubco Ordinary Shares at the SPAC Merger Effective Time pursuant to the Business Combination Agreement. All of the Founder Shares are subject to certain transfer restrictions and could have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $18.8 million, based on the most recent closing price of DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025.

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●

The fact that if the Business Combination or another business combination is not consummated by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of winding up, redeeming 100% of outstanding Public Shares for cash and, subject to the approval of DT Cloud’s remaining shareholders and DT Cloud’s Board, liquidating and dissolving. In such event, the Founder Shares and Private Shares held by the Sponsor would be worthless because DT Cloud’s initial shareholders are not entitled to participate in any redemption or distribution with respect to such shares.

●	The fact that if the Business Combination is consummated, each of issued and outstanding DT Cloud Ordinary Shares will be converted into one Pubco Ordinary Share. Given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of DT Cloud Public Shares paid by DT Cloud Public Shareholders in the DT Cloud IPO and the substantial number of Pubco Ordinary Shares that the Sponsor will receive upon conversion of the Founder, the Sponsor is likely to be able to recoup their investment in DT Cloud and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if DT Cloud Public Shareholders experience a negative rate of return in the Pubco following the consummation of the Business Combination.

●	The fact that the Sponsor agreed that if DT Cloud liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by DT Cloud for services rendered or contracted for or products sold to us in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement.

●	The fact that DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loan”) to fund working capital deficiencies or finance transaction costs in connection with an initial business combination. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at $10.00 per unit.

●	The fact that the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement.

●	The fact that the Business Combination Agreement provides for the continued indemnification of DT Cloud’s current directors and officers and the continuation of directors and officers liability insurance covering DT Cloud’s current directors and officers.

●	DT Cloud’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DT Cloud’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DT Cloud fails to consummate a business combination within the required time period under the DT Cloud Articles, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, DT Cloud may not be able to reimburse these expenses if the Business Combination with Maius or another business combination is not completed by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account).

●	The fact that Maius, the Sponsor and Pubco will enter into an amendment to the Registration Rights Agreement of DT Cloud on or prior to the Closing which provides for registration rights following consummation of the Business Combination.

●	The fact that pursuant to the Business Combination Agreement, the Sponsor shall promptly provide non-interest bearing loans to us (the “Extension Loans”) for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

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●	The fact that in addition to these interests of the Sponsor and DT Cloud’s officers, directors and advisors, to the fullest extent permitted by applicable laws and DT Cloud’s memorandum and articles of association, waive certain applications of the doctrine of corporate opportunity in some circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and DT Cloud will renounce any expectation that any of its directors or officers will offer any such corporate opportunity of which he or she may become aware to us. DT Cloud does not believe that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially impacted its search for an acquisition target. Further, DT Cloud does not believe that the waiver of the application of the corporate opportunity doctrine had any impact on its search for a potential business combination target.

Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by DT Cloud to the Sponsor and its affiliates or any promoters and the price paid or to be paid for such securities or any related financing transaction.

	Interest in Securities	Other Consideration
Sponsor

At Closing, the Sponsor 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the minimum redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively.

The Sponsor paid $25,000, or approximately $0.01 per share, for 1,725,000 Founder Shares prior to DT Cloud IPO.

The Sponsor acquired 234,500 DT Cloud Units $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, provide Working Capital Loan to DT Cloud as may be required. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at $10.00 per unit. As of March 31, 2025 and December 31, 2024, DT Cloud has no principal amount due and owing under the Working Capital Loans.

The Sponsor shall promptly provide Extension Loans for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

Additionally, the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement. As of March 31, 2025 and December 31, 2024, the unpaid services fee of $130,000 and $100,000, respectively. For the there months ended March 31, 2025 and 2024, DT Cloud incurred $30,000 and $10,000 in fees for these services, respectively.

 Because the DT Cloud Founder Shares were initially acquired at a nominal price by the Sponsor, DT Cloud’s Public Shareholders will incur an immediate and substantial dilution upon the closing of this offering. In addition, DT Cloud’s Public Shareholders will incur immediate and substantial dilution upon any conversion of Working Capital Loans into securities of Pubco at the discretion of the Sponsor and its affiliates.

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Fairness Opinion

The DT Cloud Board obtained a fairness opinion from CHFT, dated October 22, 2024, which provided that, as of that date and based on and subject to the assumptions, limitations, qualifications and other conditions set forth therein, Maius’ enterprise value in the Business Combination of US$250,000,000 was fair, from a financial point of view, to the shareholders of DT Cloud. DT Cloud obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination. See “The Business Combination—Opinion of Financial Advisor to the DT Cloud Board” for additional information.

Recommendation to DT Cloud Shareholders

The DT Cloud Board submits each of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal and the Adjournment Proposal for approval by its shareholders and recommends that its shareholders vote “FOR” each such Proposal being submitted to a vote of the shareholders at the extraordinary general meeting. For more information, see the sections entitled “Proposal No. 1 — The NTA Proposal,” “Proposal No. 2 — The Business Combination Proposal,” “Proposal No. 3 — The Merger Proposal,” “Proposal No. 4 — The Governance Proposal,” “Proposal No. 5 — The Advisory Organizational Documents Proposals,” “Proposal No. 6 — The Nasdaq Proposal,” “Proposal No. 7 — The Pubco Director Election Proposal” and Proposal No. 8 — The Adjournment Proposal.”

When you consider the recommendation of the DT Cloud Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as shareholders, the Sponsor and certain of DT Cloud’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. Please see the subsection entitled “The Business Combination—Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination.

Material Financing Transactions

In accordance with the Business Combination Agreement, the parties are using commercially reasonable efforts to solicit investors to enter into subscription agreements, where it shall have terms, and be in a form, reasonably acceptable to DT Cloud and Maius, for no less than $10,000,000 from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in DT Cloud, Maius or Pubco to purchase shares of Pubco, Maius or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”).

On January 20, 2025, SPAC, Maius, Pubco and certain Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor has agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement. The Private Placement pursuant to such Subscription Agreement will not have dilutive impact on the shareholders of DT Cloud prior to the Closing, as the Investor will receive Pubco Ordinary Shares issued only upon the Closing. Pubco intends to use the proceeds from such financing transaction for Pubco’s business operations and growth strategies. These include advancing Maius’ R&D and development efforts for its product candidates and expanding and more rapidly commercializing Maius’ product candidates. For details of the source of dilution and its impact, see “Questions and Answers About the Business Combination and the Extraordinary General Meeting — Q: What are the possible sources and the extent of dilution that the Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?”

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Each of DT Cloud, Maius and Pubco considered the benefits and detriments of the above-referenced financing transaction to DT Cloud, the Sponsor, Maius, Pubco, and unaffiliated security holders of DT Cloud. DT Cloud believes that the estimated $300,000 in net proceeds will partially cover the transaction expenses incurred in the Business Combination. Such Private Placement would facilitate DT Cloud’s mission to consummate a business combination and help DT Cloud shareholders to realize their investment in the Pubco. DT Cloud also considered potential dilution from the Private Placement as a potential negative aspect to DT Cloud shareholders.

The Business Combination will provide Maius with increased access to capital markets. By becoming a publicly traded company on Nasdaq, Pubco is expected to gain access to a broader range of capital-raising opportunities, which will enhance its ability to fund growth initiatives. Additionally, the proceeds from the Business Combination, if available, and the above-referenced financing transaction is expected to be used to support Pubco’s business operations and growth strategies. These include advancing Maius’ R&D and development efforts for its product candidates. The Business Combination is also expected to enhance Maius’ market visibility. Being publicly listed on Nasdaq may raise its profile, improve market perception and credibility and help attract new business partners.

Despite these benefits, Pubco is expected to face higher operating costs as a result of becoming a publicly listed company. As an SEC-registered and NASDAQ-listed company, Pubco will incur significantly higher expenses associated with hiring additional personnel, increased audit, legal, and administrative costs, and compliance with public company regulatory requirements. These increased expenses could reduce profitability, particularly in the short term.

The transition to a public company will also add complexity to Maius’ operations. Pubco will need to establish new processes and internal controls to meet its reporting obligations, which could divert management’s attention from core business activities. Additionally, the need for substantial capital and operating expenditures will increase. Pubco will have to invest heavily to support and grow its operations.

After considering the various potentially positive and negative factors, including the foregoing, the Maius Board determined that, in the aggregate, the potential benefits of the Private Placement outweigh the risks and uncertainties.

Certain Material U.S. Federal Income Tax Considerations (page 262)

For a description of certain material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of DT Cloud Ordinary Shares and the ownership and disposition of the Pubco Ordinary Shares, please see “Certain Material U.S. Federal Income Tax Considerations” beginning on page 262.

Anticipated Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a recapitalization under U.S. GAAP under both minimum redemptions and maximum redemptions scenarios. Under this method of accounting, DT Cloud will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the shareholders of Maius comprising the majority of the voting power of the then issued and outstanding share capital of Pubco and having the ability to nominate the members of the Pubco Board, Maius’ operations prior to the acquisition comprising the only ongoing operations of Pubco, and Maius’ senior management comprising a majority of the senior management of Pubco. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Maius with the Business Combination treated as the equivalent of Maius issuing shares for the net assets of DT Cloud, accompanied by a recapitalization. The net assets of DT Cloud will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Maius in future reports of Pubco.

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Comparison of Shareholder Rights (page 282)

If the Business Combination is completed, holders of DT Cloud Ordinary Shares will become holders of Pubco Ordinary Shares and their rights as shareholders will be governed by Pubco’s organizational documents. Please see “Comparison of Shareholder Rights” beginning on page 282 for more information.

Emerging Growth Company

Pubco is, and following the Business Combination, will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Pubco will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Pubco’s securities less attractive as a result, there may be a less active trading market for Pubco’s securities and the prices of Pubco’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Pubco is, and following the Business Combination, will be a foreign private issuer within the meaning of the rules under the Exchange Act, and as such Pubco is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information Pubco is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market. As a result, Pubco’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to the Nasdaq Stock Market corporate governance requirements.

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Controlled Company

On December 20, 2024, XXW Investment Limited, SHIMF Investment Limited, Fontier Limited, Wishluck Limited, and Maius Pharmaceutical Co., Ltd. entered into an acting-in-concert agreement (the “Acting-in-Concert Agreement”), pursuant to which SHIMF Investment Limited, Fontier Limited, Wishluck Limited undertake that following the completion of the Business Combination, they shall take actions in accordance with the instructions of XXW Investment Limited, a wholly owned subsidiary of Xingwei Xue, with regard to any matter submitted to vote by the shareholders of the Pubco, for a period of two years after the closing of the Business Combination. As a result of the Acting-in-Concert Agreement, immediately following the completion of the Business Combination, Xingwei Xue will hold a majority of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming full redemption of SPAC Public Shares. As a result of Xingwei Xue’s majority voting power, assuming full redemption of SPAC Public Shares, which would give him the ability to control the outcome of certain matters submitted to Pubco’s shareholders for approval, including the appointment or removal of directors, Pubco may qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq Stock Market. For so long as Pubco qualifies as a “controlled company,” it will have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of its board of directors shall consist of independent directors and the requirement that its nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. Pubco intends to take advantage of these exemptions. For more details on related risks, see “Risk Factors—Risks Related to Pubco’s Securities—Pubco may be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect Pubco’s public shareholders.”

The Holding Foreign Companies Accountable Act

Maius is, and following the completion of the Business Combination, Pubco will be subject to a number of prohibitions, restrictions and potential delisting risk under the HFCAA. Pursuant to the HFCAA and related regulations, if Pubco has filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify Pubco as a “Commission-identified Issuer,” and the trading of Pubco’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if following the completion of the Business Combination, Pubco is identified as a Commission-identified Issuer for two consecutive years. Maius’ auditor, Wei, Wei & Co., LLP, is an independent registered public accounting firm headquartered in New York. In August 2022, the PCAOB, the CSRC and the MOF of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of Pubco and its auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB also indicated it will act immediately to consider the need to issue new determinations under the HFCAA if needed. Because the registered accounting firm of Maius is headquartered in New York, if the PRC government adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, or if Pubco fails to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, Pubco will be identified as a “Commission-identified Issuer” following the filing of the annual report for the relevant fiscal year. In accordance with HFCAA, Pubco’s securities will be delisted from the Nasdaq Stock Market, and will not be permitted for trading over the counter if Pubco is identified as a Commission-identified Issuer for two consecutive years under the HFCAA and the CAA. See “Risk Factors—Risks Related to Pubco’s Securities—The securities of Pubco may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.”

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Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any federal or state regulatory requirement or approval, except for the filings and registration with the Registrar of Companies of the Cayman Islands and the payment of the applicable fees under the Cayman Companies Act necessary to effectuate the Business Combination.

Regulatory Licenses for Maius’ Operations in China

Maius conducts its business in the PRC through its PRC Subsidiaries. The operations of the PRC Subsidiaries in the PRC are governed by PRC laws and regulations. As of the date of this proxy statement/prospectus, the PRC Subsidiaries have obtained all requisite licenses, permits and approval from PRC government authorities that are material to its business operations in the PRC, including: (i) business licenses issued by local counterparts of the SAMR and (ii) tax registration with local tax authorities. No material permissions have been denied by the relevant government authorities in China.

As of the date of this proxy statement/prospectus, neither Maius nor its PRC Subsidiaries received any inquiry, notice, warning, or sanctions regarding their business operations or corporate structure from the CSRC, CAC, or any other PRC governmental agency that would materially impact their business, operating results, or financial condition.

However, due to the uncertainties surrounding the interpretation and implementation of relevant laws and regulations, as well as the enforcement practices of government authorities, Maius and its PRC Subsidiaries cannot guarantee they have all the permits or licenses required to conduct their business in the PRC. If (i) they have mistakenly concluded that certain permissions, approvals, licenses, or permits have been obtained or are not required, or (ii) applicable laws, regulations, or interpretations change, necessitating the procurement of such permissions, approvals, licenses, or permits in the future, they may need to expend significant time and resources to secure them. Failure to do so on commercially reasonable terms or in a timely manner could cause significant disruptions to their business operations and harm their reputation, which could, in turn, materially and adversely affect their business, operating results, and financial condition.

PRC Regulatory Permission for the Business Combination

The PRC government has expanded oversight over offerings that are conducted overseas by China-based issuers and foreign investment in China-based issuers in recent years.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill certain filing procedures and report relevant information to the CSRC. If the issuer meets both of the following conditions, an overseas offering and listing will be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenue or profits of the PRC-incorporated operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period, and (ii) the issuer’s major operational activities are carried out in the PRC or its main places of business are located in the PRC, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or are domiciled in the PRC. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

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Pursuant to covenants of Maius under the Business Combination Agreement, Maius shall use its commercially reasonable efforts to fulfill the filing procedure with the CSRC and report relevant information in a timely manner per the requirements of the Trial Measures and the supporting guidelines. Maius has submitted the filing application documents according to the Trial Measures and relevant supporting guidelines within three business days after confidentially submitting the registration statement in connection to the Transactions with the SEC. It is uncertain whether Maius will be able to, or how long it will take it to, obtain such approval or complete the filing procedures. Further, the CSRC could rescind its approval after giving it. Any failure to obtain or delay in obtaining clearance of such approval or completing such filing procedures for this Business Combination or the Pubco’s proposed listing on Nasdaq, or a rescission of any such approval obtained by Maius, would subject Maius to regulatory actions or other sanctions by the CSRC or other PRC regulatory authorities for failure to obtain required governmental authorization. These governmental authorities may impose fines, restrictions and penalties on Maius, which might make it advisable for Maius to suspend the Business Combination or the Pubco’s proposed listing on Nasdaq. All of these could have a material adverse effect on our and Maius’ ability to consummate the Business Combination, and could significantly limit or completely hinder the Pubco’s ability and the ability of any holder of the Pubco’s securities to offer or continue to offer such securities.

Except for the CSRC filing for this issuance and listing, no effective laws or regulations in the PRC explicitly require us to seek permission or approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 61.

Risks Related to Maius’ Business and Industry

Risks and uncertainties relating to Maius’ business and industry include, but are not limited to, the following:

●	We may need substantial additional funding for our product development programs and commercialization efforts.

●	Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to technologies or drug candidates.

●	Our existing and any future indebtedness could adversely affect our ability to operate our business.

●	Historically, we have not generated profits or has operated at a net loss.

●	All of our drug candidates are still in development. If we are unable to obtain regulatory approval and ultimately commercialize our drug candidates or experience significant delays in doing so, our business will be materially harmed.

●	We may expend our limited resources to pursue a particular drug candidate or indication and fail to capitalize on drug candidates or indications that may be more profitable or for which there is a greater likelihood of success.

●	We have no history of commercializing our internally developed drugs, which may make it difficult to evaluate our future prospects.

●	The regulatory approval processes of the FDA, NMPA and comparable authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our drug candidates, our ability to generate revenue will be materially impaired.

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●	Clinical development involves a lengthy and expensive process with an uncertain outcome.

●	We may incur additional costs or experience delays in completing our pre-clinical or clinical trials, or ultimately be unable to complete the development and commercialization of our drug candidates.

Risks Related to Doing Business in China

Maius and Pubco following the Business Combination face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties related to doing business in China could result in a material adverse change in the operations of Maius and Pubco following the Business Combination, significantly limit or completely hinder the ability of Maius and Pubco to consummate the Business Combination, or continue to offer Pubco’s securities to investors following the Business Combination, and cause the value of Pubco’s securities to significantly decline or become worthless. Such risks and uncertainties include, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

●	China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

●	The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this business combination, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

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●	Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to DT Cloud and the Business Combination

●	The approval of, or submission of filings with the CSRC may be required in connection with the Business Combination.

●	There are risks to DT Cloud’s unaffiliated investors of becoming shareholders of Pubco through the Business Combination rather than acquiring securities of Maius in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

●	The Sponsor and DT Cloud’s directors and officers have interests that are different from, or in addition to (and which may conflict with), the interests of its shareholders, and therefore potential conflicts of interest exist in recommending that shareholders vote in favor of the Business Combination. Such conflicts of interests include that the Sponsor as well as DT Cloud’s directors and officers are expected to lose their entire investment in DT Cloud if the Business Combination is not completed.

●	The exercise of DT Cloud’s directors’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in DT Cloud’s best interest.

●	DT Cloud may be forced to close the Business Combination even if it determines it is no longer in DT Cloud Shareholders’ best interest.

●	The Initial Shareholders agreed to vote in favor of the Business Combination, regardless of how Public Shareholders vote.

●	DT Cloud is dependent upon its directors and officers and their loss could adversely affect DT Cloud’s ability to complete the Business Combination.

●	DT Cloud’s directors and officers will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to DT Cloud’s affairs. This conflict of interest could have a negative impact on DT Cloud’s ability to complete the Business Combination.

●	Maius’ financial projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Maius’ actual operating results may differ materially and adversely from those projected.

●	There is no assurance when or if the Business Combination will be completed.

●	There is no assurance if any PIPE financing as contemplated in the Business Combination can be completed.

●	If DT Cloud is unable to complete this Business Combination, or another business combination, within the prescribed time frame, DT Cloud would cease all operations except for the purpose of winding up and redeem all the DT Cloud Public Shares and liquidate.

Risks Related to the Redemption

●	You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your DT Cloud Public Shares, potentially at a loss.

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●	DT Cloud Public Shareholders who wish to redeem their DT Cloud Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the deadline. If Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their DT Cloud Public Shares for a pro rata portion of the funds held in the Trust Account.

●	The ability of a large number of DT Cloud Public Shareholders to exercise redemption rights may not allow DT Cloud to consummate the most desirable business combination or optimize its capital structure.

●	If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the DT Cloud Public Shares issued in the DT Cloud IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the DT Cloud Public Shares issued in the DT Cloud IPO.

●	There is no guarantee that a shareholder’s decision whether to redeem its DT Cloud Public Shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

Risks Related to Pubco’s Securities

●	Certain judgments obtained against Pubco by Pubco’s shareholders may not be enforceable.

●	Currently, there is no public market for the Pubco Ordinary Shares. DT Cloud shareholders cannot be sure that an active trading market will develop for or of the market price of the Pubco Ordinary Shares they will receive or that Pubco will successfully obtain authorization for listing on Nasdaq.

●	There will be material differences between your current rights as a holder of DT Cloud Public Shares and the rights you will have as a holder of Pubco Ordinary Shares, some of which may adversely affect you.

●	Upon completion of the Business Combination, DT Cloud Shareholders will become Pubco shareholders, and the market price for the Pubco’s securities may be affected by factors different from those that historically have affected DT Cloud.

●	If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Pubco, its share price and trading volume could decline significantly.

●	Future resales of Pubco Ordinary Shares issued to Pubco shareholders and other significant shareholders may cause the market price of the Pubco Ordinary Shares to drop significantly, even if Pubco’s business is doing well.

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SUMMARY CONSOLIDATED FINANCIAL DATA OF MAIUS

Maius is providing the following selected historical financial data to assist you in your analysis of the financial aspects of the Business Combination. Maius’ balance sheet data as of March 31, 2025 and the statement of operations data for the six months ended March 31, 2025 are derived from Maius’ unaudited interim condensed consolidated financial statements (“CFS”) included elsewhere in this registration statement. Maius’ balance sheet data as of September 30, 2024 and 2023 and the statement of operations data for the year ended September 30, 2024 and 2023 are derived from Maius’ audited CFS included elsewhere in this registration statement.

Maius’ historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the selected historical financial data set forth below together with Maius’ financial statements and the accompanying notes included elsewhere in this proxy statement, the information in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Maius” and other financial information contained elsewhere in this proxy statement.

Summary Consolidated Statements of Operations Data

	Six months ended March 31		Years ended September 30
	2025	2024	2024	2023
	(unaudited)
Operating Expenses:
General and administrative	$644,141	$272,505	$393,568	$2,763,625
Research and development	131,375	94,463	235,538	1,640,753
Total operating expenses	775,516	366,968	629,106	4,404,378
Loss from operations	(775,516)	(366,968)	(629,106)	(4,404,378)
Other income (loss):
Other income (loss)	(5,717)	(1,929)	(3,091)	52,040
Investment income	26	1,515	2,831	7,308
Non-operating income	1,127	190	190	262
Total other income (loss)	(4,564)	(224)	(70)	59,610
Loss before tax expenses	(780,080)	(367,192)	(629,176)	(4,344,768)
Income tax expenses	-	-	-	-
Net Loss	(780,080)	(367,192)	(629,176)	(4,344,768)
Other Comprehensive (Loss) Income	63,708	(23,449)	(55,230)	23,243
Total Comprehensive Loss	(716,372)	(390,641)	(684,406)	(4,321,525)
Net loss per share attributable to ordinary shareholders basic and diluted	(54.47)	(26.75)	(45.83)	(337.62)
Weighted average number of ordinary shares used in computing net income per share basic and diluted	14,322	13,727	13,727	12,869

Summary Consolidated Balance Sheet Data

	March 31,	September 30,
	2025	2024
	(Unaudited)
Cash and cash equivalents	$1,809,035	$74,514
Total assets	2,861,559	859,773
Total liabilities	4,013,826	3,382,770
Total equity	$(1,152,267)	$(2,522,997)

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	As of September 30,
	2024	2023
Cash and cash equivalents	$74,514	$179,237
Total assets	859,773	832,138
Total liabilities	3,382,770	2,701,505
Total deficit	$(2,522,997)	$(1,869,367)

Summary Consolidated Statements of Cash Flow Data

	Six Months Ended March 31,		Years Ended September 30,
	2025	2024	2024	2023
Net cash (used in) provided by operating activities	$(137,037)	$75,146	$(72,871)	$(1,427,227)
Net cash (used in) provided by investing activities	55,799	(98,267)	90,325	639,850
Net cash used in financing activities	1,865,240	2,808	(77,770)	(172,549)
Effect of foreign exchange rate changes	(49,481)	2,300	(44,407)	8,158
Net increase in cash and equivalents	1,743,521	(18,013)	(104,723)	(951,768)
Cash and equivalents — Beginning of Period	74,514	179,237	179,237	1,131,005
Cash and equivalents — End of Period	$1,809,035	$161,224	$74,514	$179,237

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SUMMARY FINANCIAL DATA OF DT CLOUD

The following tables present the selected historical financial information derived from DT Cloud’s audited financial statements as of and for the years ended December 31, 2024 and 2023, and DT Cloud’s unaudited financial statements as of and for the three months ended March 31, 2025 and 2024, respectively, which are included elsewhere in this proxy statement/prospectus.

Summary Consolidated Statement of Operations Data

	Three Months Ended March 31,		Years Ended December 31,
	2025	2024	2024	2023

Formation and operating costs	$(288,262)	$(302,382)	$(734,291)	$(87,271)

Other income:
Dividend income earned in investments held in Trust Account	740,346	346,250	3,000,071	-
Interest income	1	7	26	-

Total Other income	740,347	346,257	3,000,097	-

NET INCOME (LOSS)	$452,085	$43,875	$2,265,806	$(87,271)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	6,754,683	2,805,495	5,881,967	-

Basic and diluted net income per ordinary shares subject to possible redemption	$0.05	$0.01	$0.29	$-

Basic and diluted weighted average shares outstanding, ordinary shares attributable to DT Cloud Acquisition Corporation	2,063,000	1,862,429	2,013,131	1,500,000
Basic and diluted net income (loss), ordinary shares attributable to DT Cloud Acquisition Corporation	$0.05	$0.01	$0.29	$(0.06)

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Summary Consolidated Balance Sheet Data

	March 31, 2025	December 31, 2024	December 31, 2023

Balance Sheet Data:
Cash	$1	$152,021	$69,818
Cash in escrow	$—	$—	$425,000
Prepaid expenses	$68,862	$16,830	$8,446
Deferred offering costs	$—	$—	$85,000
Cash and Investments held in trust account	$53,622,021	$72,345,071	$—
Total assets	$53,690,884	$72,513,922	$588,264
Accrued liabilities	$210,513	$168,060	$24,247
Amount due to related party	$333,528	$129,759	$490,000
Promissory note – related party	$—	$—	$217,614
Other payable	$300,000	$—	$—
Deferred Underwriting Compensation	$1,725,000	$1,725,000	$1,725,000
Total liabilities	$2,569,041	$2,022,819	$731,861
Total shareholders’ deficit	$(2,500,178)	$(1,853,968)	$(143,597)

Summary Consolidated Statement of Cash Flow

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Year Ended December 31, 2024	Year Ended December 31, 2023

Statements of Cash Flow Data:
Net cash provided by (used in) operating activities	$(253,559)	$(498,875)	$(686,691)	$4,818
Net cash provided by (used in) investing activities	$19,463,396	$(69,345,000)	$(69,345,000)	$—
Net cash provided by (used in) financing activities	$(19,361,857)	$69,688,894	$69,688,894	$490,000
Net change in cash	$(152,020)	$(154,981)	$(342,797)	$494,818
Cash at the beginning of year	$152,021	$494,818	$494,818	$—
Cash at the end of the year	$1	$339,837	$152,021	$494,818

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND COMPARATIVE PER SHARE DATA

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”). DT Cloud elected not to present any reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”) and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical balance sheets of DT Cloud and Maius on a pro forma basis as if the Business Combination had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2025, combines the historical statements of operations of DT Cloud for the six month ended March 31, 2025 (see details in Note 6 for breakdown of DT Cloud’s unaudited statements of operations and comprehensive loss data in Section UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION) and Maius for the six months ended March 31, 2025 on a pro forma basis as if the Business Combination had been consummated on October 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2024, combines the historical statements of operations of DT Cloud for the year ended December 31, 2024 and Maius for the year ended September 30, 2024 on a pro forma basis as if the Business Combination had been consummated on October 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read together with DT Cloud’s and Maius’ audited historical financial statements and related notes, as applicable, and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DT Cloud,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Maius” and other financial information relating to DT Cloud and Maius contained elsewhere in this proxy statement/prospectus, including the Business Combination Agreement.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Under both the minimum redemption and the maximum redemption scenarios, Maius was determined to be the accounting acquirer, and as such, the Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DT Cloud will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Maius issuing shares for the net assets of DT Cloud, accompanied by a recapitalization. The net assets of DT Cloud will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into ordinary shares:

●	Assuming Minimum Redemptions: This presentation assumes that no extra Public Shareholders of DT Cloud exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account, other than 6,067,585 shares redeemed including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025 for payment of approximately $44.75 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account.

●	Assuming 50% Redemptions: This scenario assumes that 6,483,793 shares of DT Cloud Ordinary Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025 composed extra 50% of remaining redeemable shares plus 6,067,585 shares redeemed in scenario 1, are redeemed for payment of approximately $49.19 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account.

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●	Assuming Maximum Redemptions: This scenario assumes that 6,900,000 shares of DT Cloud Ordinary Shares including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025 are redeemed for payment of approximately $53.62 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account, assuming the NTA Proposal will be approved.

	Pro Forma Condensed Combined
	Scenario 1	Scenario 2	Scenario 3
	Assuming Minimum	Assuming 50%	Assuming Maximum
	Redemptions	Redemptions	Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Six Months Ended March 31, 2025
Loss the period	(3,199,679)	(3,199,679)	(3,199,679)
Pro forma basic and diluted net loss per share	(0.11)	(0.11)	(0.11)
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data for the Twelve Months Ended September 30, 2024
Loss the period	$(3,298,954)	$(3,298,954)	$(3,298,954)
Pro forma basic and diluted net loss per share	(0.11)	(0.12)	(0.12)
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2024
Total assets	9,865,940	5,430,425	994,999
Total liabilities	4,347,354	4,347,354	4,347,354
Total equity	$5,518,586	$1,083,071	$(3,352,445)

COMPARATIVE PER SHARE DATA

The following tables set forth per share data for DT Cloud and Maius, on a stand-alone basis and on an unaudited pro forma combined basis, as follows:

●	Historical per share information of DT Cloud for the six months ended March 31, 2025 (see details in Note 6 for breakdown of DT Cloud’s unaudited statements of operations and comprehensive loss data in Section UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION);

●	Historical per share information of Maius for the six months ended March 31, 2025;

●	Historical per share information of DT Cloud for the twelve months ended December 31, 2024;

●	Historical per share information of Maius for the twelve months ended September 30, 2024;

●	Unaudited pro forma per share information of Pubco for the six months ended March 31, 2025, after giving effect to the Business Combination, assuming three redemption scenarios as follows:

●	Unaudited pro forma per share information of Pubco for the twelve months ended September 30, 2024, after giving effect to the Business Combination, assuming three redemption scenarios as follows:

●	Scenario 1- Assuming Minimum Redemptions: This presentation assumes that no extra Public Shareholders of DT Cloud exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account, other than 6,067,585 shares redeemed including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025 for payment of approximately $44.75 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account.

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●	Scenario 2- Assuming 50% Redemptions: This scenario assumes that 6,483,793 shares of DT Cloud Ordinary Shares, composed extra 50% of remaining redeemable shares plus 6,067,585 shares redeemed in scenario 1, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed for payment of approximately $49.19 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account.

●	Scenario 3- Assuming Maximum Redemptions: This scenario assumes that 6,900,000 shares of DT Cloud Ordinary Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed for payment of approximately $53.62 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account, assuming the NTA Proposal will be approved.

The pro forma book value information reflects the Business Combination as if it had occurred as of March 31, 2025. The weighted average shares outstanding and net loss per share information for the six months ended March 31, 2025 and for the twelve months ended September 30, 2024 reflect the Business Combination as if it had occurred on October 1, 2024 and 2023, respectively.

This information is only a summary and should be read in conjunction with the historical financial statements of DT Cloud and Maius and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Maius and DT Cloud is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Maius and DT Cloud would have been had the companies been combined during the periods presented.

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			Pro Forma Condensed Combined
			Scenario 1	Scenario 2	Scenario 3
			Assuming Minimum	Assuming 50%	Assuming Maximum
	DT Cloud	Maius	Redemptions	Redemptions	Redemptions
Book value per share as of March 31, 2025	$(0.89)	$(83.94)	$0.19	$0.04	$(0.12)
For the six months ended March 31, 2025
Weighted average shares outstanding, common stock subject to possible redemption	6,827,743
Basic and diluted net loss per share, common stock subject to redemption	0.05
Weighted average shares outstanding, common stock non-redeemable	2,063,000
Basic and diluted net loss per share, common stock, non-redeemable	0.05
Basic and diluted weighted average of ordinary shares outstanding		14,322
Basic and diluted loss per share		(54.47)
Basic and diluted pro forma weighted average shares outstanding			29,056,326	28,640,119	28,223,911
Basic and diluted proforma net loss per share			(0.11)	(0.11)	(0.11)
For the twelve months ended September 30, 2024
Weighted average shares outstanding, common stock subject to possible redemption	5,881,967
Basic and diluted net loss per share, common stock subject to redemption	0.29
Weighted average shares outstanding, common stock non-redeemable	2,013,131
Basic and diluted net loss per share, common stock, non-redeemable	0.29
Basic and diluted weighted average of ordinary shares outstanding		13,727
Basic and diluted loss per share		(45.83)
Basic and diluted pro forma weighted average shares outstanding			29,056,326	28,640,119	28,223,911
Basic and diluted proforma net loss per share			(0.11)	(0.12)	(0.12)

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RISK FACTORS

Following the completion of the Business Combination, Pubco will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Additional risks and uncertainties that are not presently known to Maius and DT Cloud or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Pubco’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Pubco’s securities or, if the Business Combination is not consummated, DT Cloud Ordinary Shares could decline, and you may lose part or all of the value of any Pubco Ordinary Shares or, if the Business Combination is not consummated, all or any part of the value of any DT Cloud Ordinary Shares that you hold.

Risks Related to Maius’ Business and Industry

Maius may need substantial additional funding for Maius’ product development programs and commercialization efforts. If Maius is unable to raise capital on acceptable terms when needed, it could incur losses and be forced to delay, reduce or eliminate such efforts.

Maius expects its expenses to increase significantly in connection with its ongoing activities, particularly as it advances the clinical development of its clinical drug candidates, which are currently in four active pre-clinical or clinical studies, and continue research and development and initiate additional clinical trials of, and seek regulatory approval for, these and other future drug candidates. In addition, if Maius obtains regulatory approval for any of its drug candidates, Maius expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. In particular, the costs that may be required for the manufacture of any drug candidate that receives regulatory approval may be substantial as it may have to modify or increase the production capacity at its current manufacturing facilities or contract with third-party manufacturers. Maius may also incur expenses as it may create additional infrastructure to support its operations as a U.S. public company. Accordingly, Maius may need to obtain substantial additional funding in connection with its continuing operations through public or private equity offerings, debt financings, collaborations or licensing arrangements or other sources. If Maius is are unable to raise capital when needed or on attractive terms, it could incur losses and be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts.

Maius believes that its cash and cash equivalents as of March 31, 2025, will enable it to fund its operating expenses, debt service and capital expenditure requirements for at least the next 12 months. Maius has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. Maius’ future capital requirements will depend on many factors, including:

●	the number and development requirements of the drug candidates it pursues;
●	the scope, progress, timing, results and costs of researching and developing its drug candidates, and conducting pre-clinical and clinical trials;
●	the cost, timing and outcome of regulatory review of Maius’ drug candidates;
●	the cost and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of Maius’ drug candidates for which Maius receives regulatory approval;
●	the cash received, if any, received from commercial sales of any drug candidates for which Maius receives regulatory approval;
●	Maius’ ability to establish and maintain strategic partnerships, collaboration, licensing or other arrangements and the financial terms of such agreements;
●	the cost, timing and outcome of preparing, filing and prosecuting patent applications, maintaining and enforcing Maius’ intellectual property rights and defending any intellectual property-related claims;
●	Maius’ headcount growth and associated costs; and
●	the costs of operating as a public company in the United States.

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Identifying potential drug candidates and conducting pre-clinical testing and clinical trials is a time-consuming, expensive and uncertain process that may take years to complete, and Maius’ commercial revenue, if any, will be derived from sales of products that Maius does not expect to be commercially available until Maius receives regulatory approval, if at all. Maius may never generate the necessary data or results required to obtain regulatory approval and achieve product sales, and even if one or more of Maius’ drug candidates is approved, they may not achieve commercial success. Accordingly, Maius will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to Maius on acceptable terms, or at all.

Raising additional capital may cause dilution to Maius’ shareholders, restrict Maius’ operations or require it to relinquish rights to technologies or drug candidates.

Maius expects to finance Maius’ cash needs in part through cash flow generated by commercialization of its drugs, and Maius may also rely on raising additional capital through a combination of public or private equity offerings, debt financings and/or license, etc. after the Business Combination. In addition, Maius may seek additional capital due to favorable market conditions or strategic considerations, even if Maius believes it has funds for its current or future operating plans. To the extent that Maius raises additional capital through the sale of equity or convertible debt securities, the ownership interest of Pubco shareholders may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect the rights of Maius’ existing shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit Maius’ ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. Additional debt financing would also result in increased fixed payment obligations.

In addition, if Maius or Pubco raises funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, Maius may have to relinquish valuable rights to its technologies, future revenue streams, research programs or drug candidates or grant licenses on terms that may not be favorable to Maius. Maius may also lose control of the development of drug candidates, such as the pace and scope of clinical trials, as a result of such third-party arrangements. If Maius is unable to raise additional funds through equity or debt financings when needed, it may be required to delay, limit, reduce or terminate Maius’ product development or future commercialization efforts or grant rights to develop and market drug candidates that it would otherwise prefer to develop and market itself.

Maius’ existing and any future indebtedness could adversely affect Maius’ ability to operate its business.

Maius’ outstanding indebtedness combined with current and future financial obligations and contractual commitments, including any additional indebtedness beyond its current borrowings, could have significant adverse consequences, including:

●	requiring Maius to dedicate a portion of its cash resources to the payment of interest and principal, and prepayment and repayment fees and penalties, thereby reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;
●	increasing Maius’ vulnerability to adverse changes in general economic, industry and market conditions;
●	subjecting Maius to restrictive covenants that may reduce its ability to take certain corporate actions or obtain further debt or equity financing;
●	limiting Maius’ flexibility in planning for, or reacting to, changes in its business and the industry in which Maius competes; and
●	placing Maius at a competitive disadvantage compared to its competitors that have less debt or better debt servicing options.

Maius intends to satisfy its current and future debt service obligations with its existing cash and cash equivalents. Nevertheless, Maius may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under its existing debt. Failure to make payments or comply with other covenants under its existing debt instruments could result in an event of default and acceleration of amounts due.

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Historically, Maius has not generated profits or has operated at a net loss.

Maius does not expect it to be profitable unless and until it obtains regulatory approval of, and begins to sell, one or more of Maius’ drug candidates. Maius expects to incur significant sales and marketing costs as it prepares to commercialize its drug candidates. Even if Maius initiates and successfully completes clinical trials of its drug candidates, and its drug candidates are approved for commercial sale, and despite expending these costs, Maius’ drug candidates may not be commercially successful. Maius may not achieve profitability soon after generating drug sales, if ever. If Maius is unable to generate drug revenue, Maius will not become profitable and may be unable to continue operations without continued funding.

All of Maius’ drug candidates are still in development. If Maius is unable to obtain regulatory approval and ultimately commercialize Maius’ drug candidates or experience significant delays in doing so, its business will be materially harmed.

All of Maius’ drug candidates are still in development. One of Maius’ drug candidates is in clinical development and three are in pre-clinical development. Maius’ ability to generate revenue from its drug candidates is dependent on their receipt of regulatory approval for and successfully commercializing such products, which may never occur. Each of its drug candidates will require additional pre-clinical and/or clinical development, regulatory approval in multiple jurisdictions, manufacturing supply, substantial investment and significant marketing efforts before it generates any revenue from product sales. The success of Maius’ drug candidates will depend on several factors, including the following:

●	successful completion of pre-clinical and/or clinical studies;
●	successful enrollment in, and completion of, clinical trials;
●	receipt of regulatory approvals from applicable regulatory authorities for planned clinical trials, future clinical trials or drug registrations;
●	successful completion of all safety studies required to obtain regulatory approval in the United States, China and other jurisdictions for its drug candidates;
●	adapting Maius’ commercial manufacturing capabilities to the specifications for Maius’ drug candidates for clinical supply and commercial manufacturing;
●	obtaining and maintaining patent and trade secret protection or regulatory exclusivity for Maius’ drug candidates;
●	launching commercial sales of Maius’ drug candidates, if and when approved, whether alone or in collaboration with others;
●	acceptance of the drug candidates, if and when approved, by patients, the medical community and third-party payors;
●	effectively competing with other therapies;
●	obtaining and maintaining healthcare coverage and adequate reimbursement;
●	enforcing and defending intellectual property rights and claims; and
●	maintaining a continued acceptable safety profile of the drug candidates following approval.

If Maius does not achieve one or more of these factors in a timely manner or at all, Maius could experience significant delays or an inability to successfully commercialize Maius’ drug candidates, which would materially harm Maius’ business.

Maius may expend its limited resources to pursue a particular drug candidate or indication and fail to capitalize on drug candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because Maius has limited financial and managerial resources, Maius must limit its research programs to specific drug candidates that it identifies for specific indications. As a result, Maius may forego or delay pursuit of opportunities with other drug candidates or for other indications that later prove to have greater commercial potential. Maius’ resource allocation decisions may cause it to fail to capitalize on viable commercial drugs or profitable market opportunities. In addition, if Maius does not accurately evaluate the commercial potential or target market for a particular drug candidate, it may relinquish valuable rights to that drug candidate through collaboration, licensing or other royalty arrangements when it would have been more advantageous for it to retain sole development and commercialization rights to such drug candidate.

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Maius has no history of commercializing its internally developed drugs, which may make it difficult to evaluate its future prospects.

Maius’ operations have been limited to developing and securing its technology and undertaking pre-clinical studies and clinical trials of its drug candidates. Maius has not yet demonstrated the ability to successfully complete development of any drug candidates, obtain marketing approvals, manufacture Maius’ internally developed drugs at a commercial scale, or conduct sales and regulatory activities necessary for successful product commercialization of Maius’ drug candidates. While Maius believes it will be able to successfully manufacture, sell and market its drug candidates in China or the U.S. once approved, any predictions about its future success or viability may not be as accurate as they could be if it had a history of successfully developing and commercializing Maius’ internally developed pharmaceutical products.

The regulatory approval processes of the FDA, NMPA and comparable authorities are lengthy, time consuming and inherently unpredictable, and if it is ultimately unable to obtain regulatory approval for its drug candidates, its ability to generate revenue will be materially impaired.

Maius’ drug candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export are subject to comprehensive regulation by the FDA, National Medical Products Administration (“NMPA”) and other regulatory agencies in the United States and China and by comparable authorities in other countries. Securing regulatory approval requires the submission of extensive pre-clinical and clinical data and supporting information to the various regulatory authorities for each therapeutic indication to establish the drug candidate’s safety and efficacy. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. Maius’ drug candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Maius’ obtaining regulatory approval or prevent or limit commercial use.

The process of obtaining regulatory approvals, both in the United States, China and other countries, is expensive, may take many years if additional clinical trials are required, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the drug candidates involved. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted NDA, pre-market approval or equivalent application types, may cause delays in the approval or rejection of an application. The FDA, NMPA and comparable authorities in other countries have substantial discretion in the approval process and may refuse to accept any application or may decide that Maius’ data are insufficient for approval and require additional pre-clinical, clinical or other studies. Maius’ drug candidates could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including the following:

●	the FDA, NMPA or comparable regulatory authorities may disagree with the number, design, size, conduct or implementation of Maius’ clinical trials;
●	Maius may be unable to demonstrate to the satisfaction of the FDA, NMPA or comparable regulatory authorities that a drug candidate is safe and effective for its proposed indication;
●	the results of clinical trials may not meet the level of statistical significance required by the FDA, NMPA or comparable regulatory authorities for approval;
●	Maius may be unable to demonstrate that a drug candidate’s clinical and other benefits outweigh its safety risks;
●	the FDA, NMPA or comparable regulatory authorities may disagree with Maius’ interpretation of data from pre-clinical studies or clinical trials;
●	the data collected from clinical trials of its drug candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;
●	the FDA, NMPA or comparable regulatory authorities may fail to approve the manufacturing processes for its clinical and commercial supplies;
●	the approval policies or regulations of the FDA, NMPA or comparable regulatory authorities may significantly change in a manner rendering Maius’ clinical data insufficient for approval; and
●	the FDA, NMPA or comparable regulatory authorities may restrict the use of Maius’ products to a narrow population.

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In addition, even if Maius were to obtain approval, regulatory authorities may approve any of its drug candidates for fewer or more limited indications than Maius requests, may not approve the price it intends to charge for its drugs, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a drug candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that drug candidate. Any of the foregoing scenarios could materially harm the commercial prospects for its drug candidates.

Maius faces substantial competition, which may result in others discovering, developing or commercializing drugs before or more successfully than it does.

The development and commercialization of new drugs is highly competitive. Maius faces competition with respect to its current drug candidates, and will face competition with respect to any drug candidates that it may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market drugs or are pursuing the development of therapies in the field of targeted small-molecule drugs. Some of these competitive drugs and therapies are based on scientific approaches that are the same as or similar to Maius’ approach, and others are based on entirely different approaches. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. Specifically, there are a large number of companies developing or marketing treatments for cancer, including many major pharmaceutical and biotechnology companies.

Many of the companies against which Maius is competing or against which it may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved drugs than Maius does. Mergers and acquisitions in the pharmaceutical, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of its competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Maius in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs.

Maius’ commercial opportunity could be reduced or eliminated if its competitors develop and commercialize drugs that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any drugs that it or its collaborators may develop. Maius’ competitors also may obtain FDA, NMPA or other regulatory approval for their drugs more rapidly than Maius, which could result in Maius’ competitors establishing a strong market position before Maius or its collaborators are able to enter the market. The key competitive factors affecting the success of all of Maius’ drug candidates, if approved, are likely to be their efficacy, safety, convenience, price, the level of generic competition and the availability of reimbursement from government and other third-party payors.

Clinical development involves a lengthy and expensive process with an uncertain outcome.

There is a risk of failure for each of Maius’ drug candidates. It is difficult to predict when or if any of Maius’ drug candidates will prove effective and safe in humans or will receive regulatory approval. Before obtaining regulatory approval from regulatory authorities for the sale of any drug candidate, Maius must complete pre-clinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of its drug candidates in humans. Clinical testing is expensive, difficult to design and implement and can take many years to complete. The outcomes of pre-clinical development testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, pre-clinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their drug candidates performed satisfactorily in pre-clinical studies and clinical trials have nonetheless failed to obtain regulatory approval of their drug candidates. Maius’ future clinical trials may not be successful.

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Commencing each of Maius’ clinical trials is subject to finalizing the trial design based on discussions with the FDA, NMPA or other regulatory authorities. The FDA, NMPA and other regulatory authorities could change their position on the acceptability of Maius’ trial designs or clinical endpoints, which could require Maius to complete additional clinical trials or impose approval conditions that Maius does not currently expect. Successful completion of Maius’ clinical trials is a prerequisite to submitting an NDA (or analogous filing) to the FDA, NMPA or other regulatory authorities for each drug candidate and, consequently, the ultimate approval and commercial marketing of Maius’ drug candidates. Maius does not know whether any of Maius’ clinical trials will begin or be completed on schedule, if at all.

Maius may incur additional costs or experience delays in completing its pre-clinical or clinical trials, or ultimately be unable to complete the development and commercialization of its drug candidates.

Maius may experience delays in completing its pre-clinical or clinical trials, and numerous unforeseen events could arise during, or as a result of, future clinical trials, which could delay or prevent Maius from receiving regulatory approval, including:

●	regulators or institutional review boards (“IRBs”), or ethics committees may not authorize Maius or its investigators to commence or conduct a clinical trial at a prospective trial site;
●	Maius may experience delays in reaching, or it may fail to reach, agreement on acceptable terms with prospective trial sites and prospective contract research organizations (“CROs”), who conduct clinical trials on behalf of Maius, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
●	clinical trials may produce negative or inconclusive results, and Maius may decide, or regulators may require Maius, to conduct additional clinical trials or Maius may decide to abandon drug development programs;
●	the number of patients required for clinical trials of Maius’ drug candidates may be larger than it anticipates, enrollment in these clinical trials may be slower than Maius anticipates or participants may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than it anticipates;
●	third-party contractors used in Maius’ clinical trials may fail to comply with regulatory requirements or meet their contractual obligations in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that we add new clinical trial sites or investigators;
●	Maius may elect to, or regulators, IRBs or ethics committees may require that Maius suspends or terminates clinical research for various reasons, including non-compliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;
●	the cost of clinical trials of Maius’ drug candidates may be greater than it anticipates;
●	the supply or quality of Maius’ drug candidates or other materials necessary to conduct clinical trials of its drug candidates may be insufficient or inadequate; and
●	Maius’ drug candidates may have undesirable side effects or unexpected characteristics, causing Maius or its investigators, regulators, IRBs or ethics committees to suspend or terminate the trials, or reports may arise from pre-clinical or clinical testing of other cancer therapies that raise safety or efficacy concerns about Maius’ drug candidates.

Maius could encounter regulatory delays if a clinical trial is suspended or terminated by Maius, by, as applicable, the IRBs of the institutions in which such trials are being conducted, by the data safety monitoring board, which is an independent group of experts that is formed to monitor clinical trials while ongoing, or by the FDA, NMPA or other regulatory authorities. Such authorities may impose a suspension or termination due to a number of factors, including: a failure to conduct the clinical trial in accordance with regulatory requirements or the applicable clinical protocols, inspection of the clinical trial operations or trial site by the FDA, NMPA or other regulatory authorities that results in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. Many of the factors that cause a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Maius’ drug candidates. Further, the FDA, NMPA or other regulatory authorities may disagree with Maius’ clinical trial design and its interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for Maius’ clinical trials.

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If Maius is required to conduct additional clinical trials or other testing of its drug candidates beyond those that are currently contemplated, if Maius is unable to successfully complete clinical trials of its drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Maius may:

●	be delayed in obtaining regulatory approval for Maius’ drug candidates;
●	not obtain regulatory approval at all;
●	obtain approval for indications or patient populations that are not as broad as intended or desired;
●	be subject to post-marketing testing requirements; or
●	have the drug removed from the market after obtaining regulatory approval.

Maius’ drug development costs will also increase if Maius experiences delays in testing or regulatory approvals. Maius does not know whether any of its clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant pre-clinical study or clinical trial delays also could allow its competitors to bring products to market before Maius does and impairs its ability to successfully commercialize its drug candidates and may harm Maius’ business and results of operations. Any delays in Maius’ clinical development programs may harm its business, financial condition and prospects significantly.

If Maius experiences delays or difficulties in the enrollment of patients in clinical trials, the progress of such clinical trials and Maius’ receipt of necessary regulatory approvals could be delayed or prevented.

Maius may not be able to initiate or continue clinical trials for its drug candidates if Maius is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, NMPA or similar regulatory authorities.

In addition, some of Maius’ competitors have ongoing clinical trials for drug candidates that treat the same indications as Maius’ drug candidates, and patients who would otherwise be eligible for Maius’ clinical trials may instead enroll in clinical trials of Maius’ competitors’ drug candidates.

Patient enrollment may be affected by other factors including:

●	the severity of the disease under investigation;
●	the total size and nature of the relevant patient population;
●	the design and eligibility criteria for the clinical trial in question;
●	the perceived risks and benefits of the drug candidate under study;
●	the efforts to facilitate timely enrollment in clinical trials;
●	the patient referral practices of physicians;
●	the availability of competing therapies which are undergoing clinical trials;
●	the ability to monitor patients adequately during and after treatment; and
●	the proximity and availability of clinical trial sites for prospective patients.

Enrollment delays in Maius’ clinical trials may result in increased development costs for Maius’ drug candidates, which could cause the value of Maius to decline and limit Maius’ ability to obtain additional financing.

Maius’ drug candidates may cause undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following regulatory approval, if any.

Undesirable side effects caused by Maius’ drug candidates could cause it to interrupt, delay or halt clinical trials or could cause regulatory authorities to interrupt, delay or halt Maius’ clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, NMPA or other regulatory authorities. In particular, as is the case with all oncology drugs, it is likely that there may be side effects, for example, hand-foot syndrome, associated with the use of certain of Maius’ drug candidates. Results of Maius’ trials could reveal a high and unacceptable severity and prevalence of these or other side effects. In such an event, Maius’ trials could be suspended or terminated and the FDA, NMPA or comparable regulatory authorities could order Maius to cease further development of or deny approval of Maius’ drug candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm Maius’ business, financial condition and prospects significantly.

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Further, Maius’ drug candidates could cause undesirable side effects related to off-target toxicity. Many of the currently approved tyrosine-kinase inhibitors have been associated with off-target toxicities because they affect multiple kinases. While Maius believes that the kinase selectivity of its drug candidates has the potential to improve the unfavorable adverse off-target toxicity issues, if patients were to experience off-target toxicity, Maius may not be able to achieve an effective dosage level, receive approval to market, or achieve the commercial success it anticipates with respect to, any of its drug candidates, which could prevent Maius from ever generating revenue or achieving profitability. Many compounds that initially showed promise in early stage testing for treating cancer have later been found to cause side effects that prevented further development of the compound.

Clinical trials assess a sample of the potential patient population. With a limited number of patients and duration of exposure, rare and severe side effects of Maius’ drug candidates may only be uncovered with a significantly larger number of patients exposed to the drug candidate. If Maius’ drug candidates receive regulatory approval and Maius or others identify undesirable side effects caused by such drug candidates (or any other similar drugs) after such approval, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw or limit their approval of such drug candidates;
●	regulatory authorities may require the addition of labeling statements, such as a “boxed” warning or a contra-indication;
●	Maius may be required to create a medication guide outlining the risks of such side effects for distribution to patients;
●	Maius may be required to change the way such drug candidates are distributed or administered, conduct additional clinical trials or change the labeling of the drug candidates;
●	regulatory authorities may require a Risk Evaluation and Mitigation Strategy (“REMS”), plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools;
●	Maius may be subject to regulatory investigations and government enforcement actions;
●	Maius may decide to remove such drug candidates from the marketplace;
●	Maius could be sued and held liable for injury caused to individuals exposed to or taking Maius’ drug candidates; and
●	Maius reputation may suffer.

Any of these events could prevent Maius from achieving or maintaining market acceptance of the affected drug candidates and could substantially increase the costs of commercializing Maius’ drug candidates, if approved, and significantly impact Maius’ ability to successfully commercialize Maius’ drug candidates and generate revenue.

If Maius is are unable to obtain or maintain NMPA approval for its drug candidates to be eligible for an expedited registration pathway, the time and cost Maius incurs to obtain regulatory approvals may increase. Even if Maius receives such approvals, Maius may not lead to a faster development, review or approval process.

Under the Special Examination and Approval of the Registration of New Drugs provisions, the NMPA may grant “green-channel” approval to (i) active ingredients and their preparations extracted from plants, animals and minerals, and newly discovered medical materials and their preparations that have not been sold in the PRC market, (ii) chemical drugs and their preparations and biological products that have not been approved for sale at its origin country or abroad, (iii) new drugs with obvious clinical treatment advantages for such diseases as AIDS, therioma, and rare diseases, and (iv) new drugs for diseases that have not been treated effectively. Maius may seek a green-channel development pathway for certain of its drug candidates and indications. If granted, the green-channel will enable Maius to establish streamlined communication with the relevant review panel of the NMPA, thus improving the efficiency of new drug approval in China.

A failure to obtain or maintain green-channel approval or any other form of expedited development, review or approval for Maius’ drug candidates would result in a longer time period to commercialization of such drug candidate, could increase the cost of development of such drug candidate and could harm Maius competitive position in the marketplace. In addition, even if Maius obtains green-channel approval, there is no guarantee that Maius will experience a faster development process, review or approval compared to non-accelerated registration pathways or that a drug candidate will ultimately be approved for sale.

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Even if Maius receives regulatory approval for any of its drug candidates, Maius will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

If the FDA, NMPA or a comparable regulatory authority approves any of Maius’ drug candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the drug will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with current Good Manufacturing Practices (“GMPs”), and GCPs. Any regulatory approvals that Maius receives for its drug candidates may also be subject to limitations on the approved indicated uses for which the drug may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of the drug.

In addition, regulatory policies may change or additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Maius’ drug candidates. If Maius is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Maius is not able to maintain regulatory compliance, Maius may lose any regulatory approval that it may have obtained, which would adversely affect Maius’ business, prospects and ability to achieve or sustain profitability.

Maius may be subject to penalties if it fails to comply with regulatory requirements or experience unanticipated problems with any of its drugs that receive regulatory approval.

Once a drug is approved by the FDA, NMPA or a comparable regulatory authority for marketing, it is possible that there could be a subsequent discovery of previously unknown problems with the drug, including problems with third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements. If any of the foregoing occurs with respect to Maius’ drug products, it may result in, among other things:

●	restrictions on the marketing or manufacturing of the drug, withdrawal of the drug from the market, or voluntary or mandatory drug recalls;
●	fines, warning letters or holds on clinical trials;
●	refusal by the FDA, NMPA or comparable regulatory authority to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of drug license approvals;
●	drug seizure or detention, or refusal to permit the import or export of drugs; and
●	injunctions or the imposition of civil or criminal penalties.

Any government investigation of alleged violations of law could require Maius to expend significant time and resources and could generate negative publicity. If Maius or its collaborators are not able to maintain regulatory compliance, regulatory approval that has been obtained may be lost and Maius may not achieve or sustain profitability, which would adversely affect Maius’ business, prospects, financial condition and results of operations.

The incidence and prevalence for target patient populations of Maius’ drug candidates are based on estimates and third-party sources. If the market opportunities for Maius’ drug candidates are smaller than Maius estimates or if any approval that Maius obtains is based on a narrower definition of the patient population, Maius’ revenue and ability to achieve profitability will be adversely affected, possibly materially.

Periodically, Maius makes estimates regarding the incidence and prevalence of target patient populations for particular diseases based on various third-party sources and internally generated analysis and use such estimates in making decisions regarding Maius’ drug development strategy, including determining indications on which to focus in pre-clinical or clinical trials.

These estimates may be inaccurate or based on imprecise data. For example, the total addressable market opportunity will depend on, among other things, their acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients in the addressable markets may turn out to be lower than expected, patients may not be otherwise amenable to treatment with Maius’ drugs, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect Maius’ results of operations and Maius’ business.

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Maius’ future success depends on its ability to retain key executives and to attract, retain and motivate qualified personnel.

Maius is highly dependent on the expertise of the members of Maius’ research and development team, as well as the other principal members of management, including Mingfeng Shi and Xingwei Xue. Maius does not maintain “key person” insurance for any of Maius’ executives or other employees.

Recruiting and retaining qualified management, scientific, clinical, manufacturing and sales and marketing personnel will also be critical to Maius’ success. The loss of the services of Maius’ executive officers or other key employees could impede the achievement of Maius’ research, development and commercialization objectives and seriously harm Maius’ ability to successfully implement its business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in Maius’ industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize drugs. Competition to hire from this limited pool is intense, and Maius may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Maius also experiences competition for the hiring of scientific and clinical personnel from universities and research institutions. Failure to succeed in clinical trials may make it more challenging to recruit and retain qualified scientific personnel.

Disagreements with Maius’ current or future consultants, external collaborators, and cooperating CROs, or the termination of any collaboration arrangement, could cause delays in Maius’ product development and materially and adversely affect Maius’ business.

Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable drug candidate and, in some cases, termination of the arrangement. Because, among other things, they or their affiliates may sell competing products, Maius’ interests may not always be aligned. This may result in potential conflicts between Maius’ consultants, external collaborators, and cooperating CROs and us on matters that Maius may not be able to resolve on favorable terms or at all.

Collaborations with third parties are often terminable by the other party for any reason with certain advance notice. Any such termination or expiration would adversely affect Maius financially and could harm Maius’ business reputation. For instance, in the event one of the strategic alliances with a current collaborator is terminated, Maius may require significant time and resources to secure a new partner, if Maius is able to secure such an arrangement at all. As noted in the following risk factor, establishing new arrangements can be challenging and time-consuming. The loss of existing or future collaboration arrangements would not only delay or potentially terminate the possible development or commercialization of products Maius may derive from its technologies, but it may also delay or terminate Maius’ ability to test specific target candidates.

Maius relies on its collaborations with third parties for certain of its drug development activities, and, if Maius is unable to establish new collaborations when desired on commercially attractive terms or at all, it may have to alter its development and commercialization plans.

Maius’ drug development programs and the potential commercialization of certain drug candidates may rely on collaborations with consultants, external collaborators, and cooperating CROs. For some of Maius’ drug candidates, Maius may decide to collaborate with additional pharmaceutical and biotechnology companies for the development and potential commercialization of those drug candidates.

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Maius faces significant competition in seeking appropriate collaborators. Whether Maius reaches a definitive agreement for collaboration will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, NMPA or similar regulatory authorities outside the United States and China, the potential market for the subject drug candidate, the costs and complexities of manufacturing and delivering such drug candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to Maius’ ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative drug candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with Maius for its drug candidate. The terms of any additional collaboration or other arrangements that Maius may establish may not be favorable to Maius.

Maius may also be restricted under existing collaboration agreements from entering into future agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

Maius may not be able to negotiate additional collaborations on a timely basis, on acceptable terms, or at all. If Maius is unable to do so, Maius may have to curtail the development of the drug candidate for which Maius is seeking to collaborate, reduce or delay its development program or one or more of Maius’ other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase its expenditures and undertake development or commercialization activities at its own expense. If Maius elects to increase its expenditures to fund development or commercialization activities on its own, Maius may need to obtain additional capital, which may not be available to Maius on acceptable terms or at all. If Maius does not have sufficient funds, Maius may not be able to further develop its drug candidates or bring them to market and generate drug revenue.

The loss of any of third-party vendors upon whom Maius relies for the supply of the active pharmaceutical ingredient, drug product and drug substance used in Maius’ drug candidates could significantly harm Maius’ business.

The active pharmaceutical ingredients (“API”), drug product and drug substance used in Maius’ drug candidates are supplied to Maius from third-party vendors. Maius’ ability to successfully develop its drug candidates, and to ultimately supply Maius’ commercial drugs in quantities sufficient to meet the market demand, depends in part on Maius’ ability to obtain the API, drug product and drug substance for these drugs in accordance with regulatory requirements and in sufficient quantities for commercialization and clinical testing. While Maius does produce small amounts of API, Maius does not currently have arrangements in place for a redundant or second-source supply of any such API, drug product or drug substance in the event any of Maius’ current suppliers of such API, drug product and drug substance cease their operations for any reason, which may lead to an interruption in Maius’ production.

For all of Maius’ drug candidates, Maius intends to identify and qualify additional manufacturers to provide such API, drug product and drug substance prior to submission of an NDA to the FDA and/or NMPA. Maius is not certain, however, that its current suppliers will be able to meet its demand for their products, either because of the nature of Maius’ agreements with those suppliers, Maius’ limited experience with those suppliers or its relative importance as a customer to those suppliers. It may be difficult for Maius to assess their ability to timely meet Maius’ demand in the future based on past performance. While Maius’ suppliers have generally met Maius’ demand for their products on a timely basis in the past, they may subordinate Maius’ needs in the future to their other customers.

Establishing additional or replacement suppliers for the API, drug product and drug substance used in Maius’ drug candidates, if required, may not be accomplished quickly. If Maius is able to find a replacement supplier, such replacement supplier would need to be qualified and may require additional regulatory approval, which could result in further delay. While Maius seeks to maintain adequate inventory of the API, drug product and drug substance used in Maius’ drug candidates, any interruption or delay in the supply of components or materials, or Maius’ inability to obtain such API, drug product and drug substance from alternate sources at acceptable prices in a timely manner could impede, delay, limit or prevent Maius’ development efforts, which could harm its business, results of operations, financial condition and prospects.

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Maius may rely on third parties to conduct certain of its clinical trials for Maius’ drug candidates. If these third parties do not successfully carry out their contractual duties, comply with regulatory requirements or meet expected deadlines, Maius may not be able to obtain regulatory approval for or commercialize its drug candidates and Maius’ business could be harmed.

Maius does not have the ability to independently conduct large-scale clinical trials. Maius may rely, on medical institutions, clinical investigators, contract laboratories and other third parties, such as CROs, to conduct or otherwise support certain clinical trials for Maius’ drug candidates. Nevertheless, Maius and its partners (as applicable) will be responsible for ensuring that each clinical trial is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and reliance on CROs will not relieve Maius of its regulatory responsibilities. For any violations of laws and regulations during the conduct of clinical trials for Maius’ drug candidates, Maius could be subject to warning letters or enforcement action that may include civil penalties up to and including criminal prosecution.

Although Maius or its partners design the clinical trials for Maius’ drug candidates, CROs conduct most of the clinical trials. As a result, many important aspects of Maius development programs, including their conduct and timing, are outside of its direct control. Maius’ reliance on third parties to conduct clinical trials results in less control over the management of data developed through clinical trials than would be the case if Maius were relying entirely upon its own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may:

●	have staffing difficulties;
●	fail to comply with contractual obligations;
●	experience regulatory compliance issues;
●	undergo changes in priorities or become financially distressed; or
●	form relationships with other entities, some of which may be Maius’ competitors.

These factors may materially and adversely affect the willingness or ability of third parties to conduct their clinical trials and may subject Maius or them to unexpected cost increases that are beyond Maius’ or their control.

If any of Maius’ relationships with these third-party CROs terminate, Maius may not be able to enter into arrangements with alternative CROs on reasonable terms or at all. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Maius’ clinical protocols, regulatory requirements or for other reasons, any clinical trials such CROs are associated with may be extended, delayed or terminated, and Maius may not be able to obtain regulatory approval for or successfully commercialize Maius’ drug candidates. As a result, Maius believes that its financial results and the commercial prospects for Maius’ drug candidates in the subject indication would be harmed, Maius’ costs could increase and Maius’ ability to generate revenue could be delayed.

Maius or Maius’ CROs may fail to comply with the regulatory requirements pertaining to clinical trials, which could result in fines, adverse publicity and civil or criminal sanctions.

Maius and Maius’ CROs are required to comply with regulations for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial patients are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the NMPA and comparable foreign regulatory authorities for any drugs in clinical development. In the United States, the FDA GCP regulates through periodic inspections of clinical trial sponsors, principal investigators and trial sites. If Maius or Maius’ CROs fail to comply with applicable GCPs, the clinical data generated in Maius’ clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require additional clinical trials before approving the marketing applications for the relevant drug candidate. Maius cannot assure you that, upon inspection, the FDA or other applicable regulatory authority will determine that any of the future clinical trials for Maius’ drug candidates will comply with GCPs. In addition, clinical trials must be conducted with drug candidates produced under GMP regulations. Maius’ failure or the failure of CROs to comply with these regulations may require Maius or Maius’ CROs to repeat clinical trials, which would delay the regulatory approval process and could also subject us to enforcement action. Maius is also required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

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If Maius is unable to protect its products and Maius’ drug candidates through intellectual property rights, Maius’ competitors may compete directly against Maius.

Maius’ success depends, in part, on Maius’ ability to protect its products and drug candidates from competition by establishing, maintaining and enforcing Maius’ intellectual property rights. Maius seeks to protect the products and technology that it considers commercially important by filing PRC and international patent applications, relying on trade secrets or pharmaceutical regulatory protection or employing a combination of these methods. For more details, see “Maius’ Business—Intellectual Property.” Patents may become invalid and patent applications may not be granted for a number of reasons, including known or unknown prior art, deficiencies in the patent application or the lack of originality of the technology. In addition, the PRC and the United States have adopted the “first-to-file” system under which whoever first files an invention patent application will be awarded the patent. Under the first-to-file system, third parties may be granted a patent relating to a technology which they invented. Furthermore, the terms of patents are finite. The patents Maius hold and patents to be issued from its currently pending patent applications generally have a twenty-year protection period starting from the date of application.

Maius may become involved in patent litigation against third parties to enforce its patent rights, to invalidate patents held by such third parties, or to defend against such claims. A court may refuse to stop the other party from using the technology at issue on the grounds that Maius’ patents do not cover the third-party technology in question. Further, such third parties could counterclaim that Maius infringes their intellectual property or that a patent Maius has asserted against them is invalid or unenforceable. In patent litigation, defendant counterclaims challenging the validity, enforceability or scope of asserted patents are commonplace. In addition, third parties may initiate legal proceedings against Maius or Maius’ intellectual property to assert such challenges to Maius’ intellectual property rights.

The outcome of any such proceeding is generally unpredictable. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld relevant information or made a misleading statement during prosecution. It is possible that prior art of which Maius and the patent examiner were unaware during prosecution exists, which could render Maius’ patents invalid. Moreover, it is also possible that prior art may exist that Maius is aware of but do not believe is relevant to Maius’ current or future patents, but that could nevertheless be determined to render Maius’ patents invalid. The cost to Maius of any patent litigation or similar proceeding could be substantial, and it may consume significant management time. Maius does not maintain insurance to cover intellectual property infringement.

An adverse result in any litigation proceeding could put one or more of Maius’ patents at risk of being invalidated or interpreted narrowly. If a defendant were to prevail on a legal assertion of invalidity or unenforceability of Maius’ patents covering one of Maius’ products or Maius’ drug candidates, Maius could lose at least part, and perhaps all, of the patent protection covering such product or drug candidate. Competing drugs may also be sold in other countries in which Maius’ patent coverage might not exist or be as strong. If Maius loses a foreign patent lawsuit, alleging Maius infringement of a competitor’s patents, Maius could be prevented from marketing its drugs in one or more foreign countries. Any of these outcomes would have a materially adverse effect on its business.

If Maius is unable to maintain the confidentiality of Maius’ trade secrets, Maius’ business and competitive position may be harmed.

In addition to the protection afforded by patents and the PRC’s State Secret certification, Maius relies upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and maintain Maius’ competitive position. Maius seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its collaborators, scientific advisors, employees and consultants, and invention assignment agreements with it and Maius’ consultants and employees. Maius may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, however, despite the existence generally of confidentiality agreements and other contractual restrictions. If any of the collaborators, scientific advisors, employees and consultants who are parties to these agreements breaches or violates the terms of any of these agreements, Maius may not have adequate remedies for any such breach or violation, and Maius could lose its trade secrets as a result. Enforcing a claim that a third-party illegally obtained and is using its trade secrets, like patent litigation, is expensive and time consuming, and the outcome is unpredictable. In addition, courts in China and other jurisdictions outside the United States are sometimes less prepared or willing to protect trade secrets.

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Maius’ trade secrets could otherwise become known or be independently discovered by its competitors. For example, competitors could purchase Maius’ drugs and attempt to replicate some or all of the competitive advantages Maius derives from its development efforts, willfully infringe Maius’ intellectual property rights, design around Maius’ protected technology or develop their own competitive technologies that fall outside of Maius’ intellectual property rights. If any of Maius’ trade secrets were to be lawfully obtained or independently developed by a competitor, Maius would have no right to prevent them, or others to whom they communicate it, from using that technology or information to compete against Maius. If Maius’ trade secrets are unable to adequately protect its business against competitors’ drugs, Maius’ competitive position could be adversely affected, as could Maius’ business.

If Maius’ products or drug candidates infringe the intellectual property rights of third parties, Maius may incur substantial liabilities, and Maius may be unable to sell these products.

Maius’ commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. In the PRC, invention patent applications are generally maintained in confidence until their publication 18 months from the filing date. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and invention patent applications are filed. Even after reasonable investigation, Maius may not know with certainty whether any third-party may have filed a patent application without Maius’ knowledge while Maius is still developing or producing that product. While the success of pending patent applications and applicability of any of them to Maius’ programs are uncertain, if asserted against Maius, Maius could incur substantial costs and Maius may have to:

●	obtain licenses, which may not be available on commercially reasonable terms, if at all;
●	redesign products or processes to avoid infringement; and
●	stop producing products using the patents held by others, which could cause Maius to lose the use of one or more of its products.

To date, Maius has not received any material claims of infringement by any third parties. If a third-party claims that Maius infringes its proprietary rights, any of the following may occur:

●	Maius may have to defend litigation or administrative proceedings that may be costly whether Maius wins or loses, and which could result in a substantial diversion of management resources;
●	Maius may become liable for substantial damages for past infringement if a court decides that Maius’ technology infringes a third-party’s intellectual property rights;
●	a court may prohibit Maius from producing and selling Maius’ product(s) without a license from the holder of the intellectual property rights, which may not be available on commercially acceptable terms, if at all; and
●	Maius may have to reformulate product(s) so that it does not infringe the intellectual property rights of others, which may not be possible or could be very expensive and time consuming.

Any costs incurred in connection with such events or the inability to sell Maius’ products may have a material adverse effect on Maius’ business and results of operations.

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Maius may not be able to effectively enforce its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on Maius’ products or drug candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Moreover, Maius’ ability to protect and enforce its intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, the patent laws of some foreign countries do not afford intellectual property protection to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries may not favor the enforcement of patents and other intellectual property rights. This could make it difficult for Maius to stop the infringement of Maius’ patents or the misappropriation of Maius’ other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, Maius may not be able to prevent third parties from practicing Maius’ inventions throughout the world. Competitors may use Maius’ technologies in jurisdictions where Maius has not obtained patent protection to develop their own drugs and, further, may export otherwise infringing drugs to territories where Maius has patent protection, if Maius’ ability to enforce its patents to stop infringing activities is inadequate. These drugs may compete with Maius’ drug candidates, and Maius’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce Maius’ patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert Maius’ efforts and resources from other aspects of Maius’ and their businesses. Furthermore, while Maius intends to protect Maius’ intellectual property rights in the major markets for Maius’ drug candidates, Maius cannot ensure that Maius will be able to initiate or maintain similar efforts in all jurisdictions in which Maius may wish to market Maius’ drug candidates. Accordingly, Maius’ efforts to protect the intellectual property rights of its drug candidates in such countries may be inadequate.

Maius may be subject to damages resulting from claims that Maius, or Maius’ employees, have wrongfully used or disclosed alleged trade secrets of competitors or are in breach of non-competition or non-solicitation agreements with competitors.

Maius could in the future be subject to claims that Maius, or its employees, have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of former employers or competitors. Although Maius’ try to ensure that Maius’ employees and consultants do not improperly use the intellectual property, proprietary information, know-how or trade secrets of others in their work for Maius, Maius may in the future be subject to claims that Maius caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that Maius, or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor. Litigation may be necessary to defend against these claims. Even if Maius is successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. If Maius defenses to these claims fails, in addition to requiring Maius to pay monetary damages, a court could prohibit Maius from using technologies or features that are essential to Maius’ products or Maius’ drug candidates, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate such technologies or features would have a material adverse effect on Maius’ business, and may prevent Maius from successfully commercializing Maius’ drug candidates. In addition, Maius may lose valuable intellectual property rights or personnel as a result of such claims. Moreover, any such litigation or the threat thereof may adversely affect Maius’ ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent Maius’ ability to commercialize Maius’ drug candidates, which would have an adverse effect on Maius’ business, results of operations and financial condition.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

A substantial portion of our revenues is expected to be derived in China in the near future and most of our operations, including all of our manufacturing, may be conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies different regions within the country. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, leading to reduction in demand for our products and services and adversely affect our competitive position.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. Our PRC Subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

According to the Provisional Regulations on Labor Dispatch implemented on March 1, 2014, the employer can only use dispatched workers for temporary, auxiliary or substitute positions. Additionally, the employer shall not use more dispatched workers than 10% of the total number of employees, and if this proportion is exceeded, the employer must not use any additional dispatched workers.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

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Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. The exchange rate between Renminbi and the currencies of emerging markets also fluctuated in 2022 due to the U.S. dollar’s rise, with Renminbi appreciated against the currencies of emerging markets. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future. Our operations in the emerging markets may be substantially affected by the fluctuation of the exchange rate among Renminbi, the U.S. dollar, and the currencies of emerging markets.

There remains significant international pressure on the PRC government to adopt a more flexible currency policy. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position. For example, to the extent that we need to convert U.S. dollars we receive from this IPO into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company with most of our operations conducted in China. Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to make loans to our PRC Subsidiaries, or to make additional capital contributions to our PRC Subsidiaries, or to establish new PRC Subsidiaries and make capital contributions to these new PRC subsidiaries, or to acquire offshore entities with business operations in China in an offshore transaction, subject to applicable government registration, statutory limitations on amount and approval requirements, each of which is subject to PRC regulations and approvals or registration.

If we decide to finance our wholly-owned PRC Subsidiaries by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the Ministry of Commerce, or registration with other governmental authorities in China. If we provide funding to our foreign wholly-owned subsidiary through shareholder loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiary and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9 applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. Pursuant to PBOC Notice No.9, upon expiry of the one-year transition period commencing on January 11, 2017, the PBOC and the SAFE would determine the cross-border financing administration mechanism for FIEs after evaluating the overall results of implementing PBOC Notice No.9. As of the date of this prospectus, neither the PBOC nor the SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. However, it is uncertain what mechanism will be adopted by the PBOC and the SAFE in the future and what statutory limits will be imposed on loans provided by an offshore entity like our company to its PRC Subsidiaries.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC Subsidiaries or future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

On July 4, 2014, SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 since June 1, 2015.

According to Circular 37 and Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our Company. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC Subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC Subsidiaries. Moreover, failure to comply with SAFE registration requirements could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

To the best of our knowledge, certain of our PRC resident shareholders who: (i) directly or indirectly hold shares in our holding company and (ii) are known to us, have not completed filing the change in the foreign exchange registrations for their foreign investment in our company in accordance with Circular 37 and Circular 13.

China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities, including the MOFCOM and other government authorities jointly issued the Rules on Mergers and Acquisitions of Domestic Enterprise by Foreign Investors which was effective as of September 8, 2006, and amended on June 22, 2009 (the “M&A Rules”). The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if any important Industry is concerned, such transaction involves factors that impact or may impact national economic security, or such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

Moreover, the Anti-monopoly Law of the PRC promulgated by the SCNPC effective in August 2008 and the Provisions of the State Council on the Thresholds for Declaring Concentration of Business Operators require that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by anti-monopoly enforcement authority before they can be completed.

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In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with PRC enterprise income tax reporting obligations. In addition, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the State Administration of Taxation issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Resident Enterprises, or SAT Public Notice 7. SAT Public Notice 7 extends such administration’s tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Public Notice 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

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We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC Subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Public Notice 7 and SAT Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the Administration of Industry and Commerce.

Although we usually utilize chops to enter into contracts, the designated legal representatives of our PRC Subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC Subsidiaries are members of our senior management team who have signed employment agreements with us or our PRC Subsidiaries under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel in the legal or finance department of subsidiary. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of reckless or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC Subsidiaries, we or our PRC Subsidiaries would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

Our leased property interest may be defective and our right to lease the properties may be affected by such defects challenged, which could cause significant disruption to our business.

Under PRC law, all lease agreements are required to be registered with the local housing authorities. The landlords of these premises may have not completed the registration of their ownership rights or the registration of our leases with the relevant authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines. If these registrations are not obtained in a timely manner or at all, we may be subject to monetary fines or may have to relocate our offices and incur the associated losses.

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If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”) for public comment. It should be noted that neither the Administrative Provisions nor the Measures have come into effect as of the date of this prospectus.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Our subsidiary in China does not collect or store any data (including certain personal information) from our individual end-users, who may be PRC individuals. As of date of this prospectus, we have not collected and stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. As of the date of this prospectus, we have been advised by our counsel as to PRC law, that our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC, and we reasonably believe that we are compliant with the regulations or policies that have been issued by the CAC to date. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in China could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this business combination, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

The M&A Rules require an overseas special purpose vehicle that is controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval in connection with the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining such CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulators.

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While the application of the M&A Rules remains unclear, we believe, that the CSRC approval is not required in the context of this offering, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under this prospectus are subject to the M&A Rules; and (ii) our PRC Subsidiaries were not established by merger with or acquisition of PRC domestic companies as defined under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for any such offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from any such offering into China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiary in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the Ordinary Shares that we are offering. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were made available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on December 28, 2021, the CAC and other ministries and commissions (including the CSRC) announced the adoption of the Cybersecurity Review Measures, which became effective on February 15, 2022 and provide that network platform operators possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek to have their securities listed on a foreign stock exchange. These policies and any related implementation rules to be enacted may subject us to additional compliance requirements. As of the date of this prospectus, no official guidance or related implementation rules have been issued in relation to these recently issued opinions, and the interpretation and implementation of these opinions remain unclear at this stage.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Trial Measures”). The Trial Measures require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC. The required filing materials shall include but not be limited to: (i) filing report and relevant commitments; and (ii) domestic legal opinions. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by CSRC on the same day, we need to complete the filing procedures with CSRC before our listing on U.S. exchanges. We submitted the filing for this business combination to the CSRC on January 6, 2025.

Except for the CSRC filing for this issuance and listing, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities.

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We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this offering but fail to obtain such approval or clearance, we will not be able to pursue this offering any further. If we attempt to pursue this offering without obtaining such approval or clearance from regulators in China, even if it is rejected or granted, but later rescinded, or if we inadvertently conclude that such approvals are not required, we may face severe and expansive sanctions imposed by regulators in China, including fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiary in China, forced delisting of the Ordinary Shares, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Ordinary Shares. The CSRC or other regulators in China may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulators in China later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before our Ordinary Shares may be prohibited from trading or delisted has been reduced accordingly.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our ordinary shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in September 2020 and it is currently subject to PCAOB inspections. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

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The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On August 26, 2022, the CSRC, the MOF of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether the framework will be fully complied, which could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted and prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (i) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (ii) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (iii) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCAA dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our securities.

The PRC government has significant authority to exert influence on our operations in mainland China. Therefore, uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer our securities, resulting in a material adverse effect on our business operations, which might further cause our share price to significantly decline in value or become worthless. The economic, political and social conditions in the PRC differ from those in more developed countries in many respects, including structure, government involvement, level of development, growth rate, control of foreign exchange, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Despite economic reforms and measures, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency. Our ability to successfully expand business operations in the PRC depends on a number of factors, including macro-economic and other market conditions. Demand for our future products in the Chinese market and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

●	changes in political or social conditions of the PRC;

●	changes in laws, regulations, and administrative directives or the interpretation thereof;

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●	measures which may be introduced to control inflation or deflation; and

●	changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our control.

Risks Related to Pubco

Because Pubco is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

Pubco’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of Pubco’s home country of the Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of Pubco, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. Pubco, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that Pubco’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer Pubco is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if Pubco cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, Pubco’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

Pubco will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. Pubco cannot assure you that it will be able to meet those initial listing requirements at that time. Even if Pubco’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, Pubco will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. Even if Pubco initially meets the listing requirements and other applicable rules of Nasdaq, Pubco may not be able to continue to satisfy these requirements and applicable rules. If Pubco is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list Pubco’s securities, or subsequently delists its securities from trading, Pubco could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in Pubco Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Pubco Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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If Pubco ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, Pubco will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

As an exempted company incorporated in the Cayman Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Pubco complied fully with Nasdaq corporate governance listing standards.

Pubco is an exempted company incorporated in the Cayman Islands. Nasdaq market rules permit a foreign private issuer like Pubco to follow the corporate governance practices of Pubco’s home country. Certain corporate governance practices in the Cayman Islands, which is Pubco’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, as a matter of Cayman Islands law, Pubco is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Currently, Pubco does not plan to rely on any exemption offered to foreign private issuers under Nasdaq Stock Market Rules. However, if Pubco relies on any of these exemptions in the future, you may not be provided with the benefits of certain corporate governance requirements of The Nasdaq Stock Market. Pubco may also follow the home country practice for certain other corporate governance practices in the future, which may differ from the requirements of The Nasdaq Stock Market. If Pubco chooses to follow the home country practice, Pubco’s shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Pubco is incorporated under Cayman Islands law.

Pubco is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Pubco’s corporate affairs are governed by its memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against Pubco’s directors, actions by Pubco’s minority shareholders and the fiduciary duties of Pubco’s directors to Pubco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of Pubco’s shareholders and the fiduciary duties of Pubco’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

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There is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Shareholders of Cayman Islands exempted companies like Pubco have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of the register of members of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Pubco’s directors, under its amended and restated articles of association that will become effective immediately prior to completion of the Business Combination, may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of Pubco or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of Pubco except as conferred by law or authorised by the directors or by an ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, Pubco’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by Pubco’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against Pubco or its management named in this proxy statement/ prospectus based on foreign laws.

Pubco is an exempted company with limited liability incorporated under the laws of the Cayman Islands. In addition, all of Pubco’s senior executive officers reside outside of the United States for a significant portion of the time and most are nationals of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against Pubco or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may also be difficult for you to effect service of process upon Pubco or those persons outside of the United States or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Pubco and its officers and directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and the laws of PRC may render you unable to enforce a judgment against Pubco, its assets, directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

Risks Related to the Exclusive Forum Provision in Pubco’s Amended Articles

The exclusive forum provision contained in the amended articles of Pubco may limit a shareholder’s ability to bring certain legal actions in a forum of their choosing, which could discourage the filing of such lawsuits. Specifically, the amended articles provide that the courts of the Cayman Islands will be the exclusive forum for certain types of litigation, including any derivative actions, claims asserting a breach of fiduciary duty by directors or officers, or other matters governed by Cayman Islands law. However, this provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act, or any other claim for which U.S. federal courts have exclusive jurisdiction. In such cases, the United States District Court for the Southern District of New York shall be the exclusive forum within the United States for any complaint asserting a cause of action arising under the federal securities laws.

This exclusive forum provision may limit shareholders’ ability to bring claims in forums they find favorable and may discourage claims or limit investors’ remedies. Alternatively, if a court were to find this exclusive forum provision to be inapplicable or unenforceable with respect to one or more types of actions or proceedings, Pubco could incur additional costs associated with resolving such matters in multiple jurisdictions. This could adversely affect Pubco’s business, financial condition, and results of operations, and could divert the attention and resources of its management and board of directors.

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Risks Related to Shareholder Litigation Following the Business Combination

Following the completion of the Business Combination, Pubco may become subject to increased risk of shareholder litigation or regulatory investigations, which could be costly and time-consuming. It is not uncommon for securities class action lawsuits, shareholder derivative actions, or regulatory inquiries to follow significant corporate transactions such as mergers, acquisitions, or business combinations. Any such litigation or investigation could result in substantial costs, including legal fees and settlement or judgment amounts, regardless of the outcome.

Moreover, defending against these actions could divert the attention of Pubco’s management and board of directors from the day-to-day operations of the business, delay the execution of strategic initiatives, and negatively affect Pubco’s reputation in the market. If such litigation or investigations are initiated, Pubco’s business, financial condition, and results of operations could be materially and adversely affected.

Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Pubco’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. The forum selection provision contained in the amended articles of Pubco identifies the courts of the Cayman Islands as the exclusive forum for certain litigation, including any “derivative action.”

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the amended articles of Pubco will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the exclusive forum provision does not designate the courts of the State of New York as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in that instance. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in Pubco Ordinary Shares. The United States District Court for the Southern District of New York shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States. The exclusive forum provision in the amended articles of Pubco may limit a shreholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes related to our amended articles. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Pubco may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Pubco will be an “emerging growth company,” as defined under the federal securities laws, and Pubco cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make Pubco’s securities less attractive to investors.

Pubco will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Pubco has total annual gross revenue of at least $1.235 billion or (c) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which Pubco issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that Pubco will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Pubco’s independent registered public accounting firm provide an attestation report on the effectiveness of Pubco’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

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In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and Pubco has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after Pubco no longer qualifies as an “emerging growth company,” as long as Pubco continues to qualify as a foreign private issuer under the Exchange Act, Pubco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, Pubco will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, Pubco’s shareholders may not have access to certain information they deem important. Pubco cannot predict if investors will find Pubco Ordinary Shares less attractive because Pubco relies on these exemptions. If some investors find Pubco Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Pubco Ordinary Shares may be more volatile.

The Business Combination may be a taxable event for U.S. Holders of DT Cloud Ordinary Shares and DT Cloud Rights.

Subject to the limitations and qualifications described in “Certain Material U.S. Federal Income Tax Considerations,” the Business Combination is intended to qualify as a tax-free exchange under Section 351 of the Code. As a result, subject to the passive foreign investment company (PFIC) rules discussed under “Certain Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules,” a U.S. Holder would not recognize gain or loss on the exchange of DT Cloud Ordinary Shares and DT Cloud Rights for Pubco Ordinary Shares pursuant to the Business Combination. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received in the Business Combination by a U.S. Holder should be equal to the adjusted tax basis of the DT Cloud Ordinary Shares and DT Cloud Rights surrendered in the Business Combination in exchange therefor.

However, if the Business Combination does not qualify as a tax-free exchange under Section 351 of the Code, then a U.S. Holder that exchanges its DT Cloud Ordinary Shares and DT Cloud Rights for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the Pubco Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the DT Cloud Ordinary Shares and DT Cloud Rights exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Business Combination, see “Certain Material U.S. Federal Income Tax Considerations—Tax Consequences of the Business Combination to U.S. Holders of DT Cloud Securities” in this proxy statement/ prospectus. However, the rules under Section 351 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

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Additionally, if U.S. Holders of DT Cloud Rights were to be treated for U.S. federal income tax purposes as receiving Pubco Ordinary Shares in discharge of DT Cloud’s obligations under the DT Cloud Rights (instead of as receiving such Pubco Ordinary Shares in exchange for transferring the DT Cloud Rights to Pubco), the Business Combination would generally be a fully taxable transaction for U.S. federal tax purposes with respect to the DT Cloud Rights. Due to the absence of authority on the U.S. federal income tax treatment of the DT Cloud Rights, there can be no assurance on the characterization of the DT Cloud Rights that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders of DT Cloud Rights are urged to consult with their tax advisors regarding the treatment of their DT Cloud Rights in connection with the Business Combination.

In addition, U.S. Holders of DT Cloud Ordinary Shares and DT Cloud Rights may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “Certain Material U.S. Federal Income Tax Considerations—Tax Consequences of the Business Combination to U.S. Holders of DT Cloud Securities—Application of the Passive Foreign Investment Company Rules to the Business Combination” for a more detailed discussion with respect to DT Cloud’s potential PFIC status and certain tax implications thereof.

Further, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Business Combination. In the event that a U.S. Holder’s DT Cloud Ordinary Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Extraordinary General Meeting of DT Cloud Shareholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale of the DT Cloud Ordinary Shares under Section 302 of the Code (in which case such redemption would be treated in the same manner as a sale of a Pubco Ordinary Share as described below under the heading “ Certain Material U.S. Federal Income Tax Considerations— Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Ordinary Shares”) or rather as a distribution, in which case such redemption would be treated in the same manner as a distribution with respect to a Pubco Ordinary Share as described in “Certain Material U.S. Federal Income Tax Considerations—Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares—Taxation of Distributions.” All U.S. Holders considering exercising redemption rights with respect to their DT Cloud Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Business Combination and exercise of redemption rights.

Pubco will be required to meet the initial listing requirements to be listed on Nasdaq. However, Pubco may be unable to maintain the listing of its securities in the future.

If Pubco fails to meet the continued listing requirements and Nasdaq delists the Pubco Ordinary Shares, Pubco could face significant material adverse consequences, including:

●	a limited availability of market quotations for Pubco Ordinary Shares;

●	a limited amount of news and analyst coverage for Pubco; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Pubco may be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect Pubco’s public shareholders.

On December 20, 2024, XXW Investment Limited, SHIMF Investment Limited, Fontier Limited, Wishluck Limited, and Maius Pharmaceutical Co., Ltd. entered into the Acting-in-Concert Agreement, pursuant to which SHIMF Investment Limited, Fontier Limited, Wishluck Limited undertake that following the completion of the Business Combination, they shall take actions in accordance with the instructions of XXW Investment Limited, a wholly owned subsidiary of Xingwei Xue, with regard to any matter submitted to vote by the shareholders of the Pubco, for a period of two years after the closing of the Business Combination. As a result of the Acting-in-Concert Agreement, immediately following the completion of the Business Combination, Xingwei Xue will hold a majority of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming full redemption of SPAC Public Shares. As a result of Xingwei Xue’s majority voting power, assuming full redemption, which would give him the ability to control the outcome of certain matters submitted to Pubco’s shareholders for approval, including the appointment or removal of directors, Pubco may qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq Stock Market. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of the Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of Pubco consist entirely of independent directors. Pubco currently does not intend to rely on these exemptions. However, if Pubco decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, its public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

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Pubco may adopt a share incentive plans in the future, which may adversely affect Pubco’s results of operations.

Pubco may adopt share-based incentive plan in the future, and grant share-based awards to its employees, directors and consultants to incentivize their performance and align their interests with that of Pubco. If Pubco adopts one or more share-based incentive plans and grants share-based compensation in the future, it will be required to account such awards for share-based compensation expenses in accordance with the applicable accounting standards. The Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation generally requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. If Pubco adopts any such share incentive plan and grants options or other equity incentives in the future, such grants could have dilutive impact on Pubco’s existing shareholders, and cause Pubco to incur significant compensation charges and its results of operations could be adversely affected.

The securities of Pubco may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect Pubco’s auditor.

The HFCAA, was enacted on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, was enacted, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations (“2021 Determinations”). Both DT Cloud’s and Maius’ auditors, MaloneBailey, LLP and Wei, Wei & Co., LLP, are headquartered in the U.S. and have been inspected by the PCAOB on a regular basis, and are subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditors are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCAA Determination Report under PCAOB Rule 6100.

On December 15, 2022, the PCAOB Board determined the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB vacated its previous 2021 Determinations accordingly. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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If, in the future, the PCAOB is unable to continue to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, the failure to comply with the requirement under the HFCAA and the AHFCAA that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, would subject Pubco to consequences including the delisting of Pubco in the future if the PCAOB is unable to inspect Pubco’s accounting firm (whether Wei, Wei, & Co., LLP or another firm) at such future time.

Risks Related to DT Cloud and the Business Combination

The approval of, or submission of filings with the CSRC may be required in connection with the Business Combination.

The PRC government has expanded oversight over offerings that are conducted overseas by China-based issuers and foreign investment in China-based issuers in recent years. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill certain filing procedures and report relevant information to the CSRC. If the issuer meets both of the following conditions, an overseas offering and listing will be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenue or profits of the PRC-incorporated operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period, and (ii) the issuer’s major operational activities are carried out in the PRC or its main places of business are located in the PRC, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or are domiciled in the PRC. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

Pursuant to covenants of Maius under the Business Combination Agreement, Maius shall use its commercially reasonable efforts to fulfill the filing procedure with the CSRC and report relevant information in a timely manner per the requirements of the Trial Measures and the supporting guidelines. Maius has submitted the filing application documents according to the Trial Measures and relevant supporting guidelines within three business days after confidentially submitting the registration statement in connection to the Transactions with the SEC. It is uncertain whether Maius will be able to, or how long it will take it to, obtain such approval or complete the filing procedures. Further, the CSRC could rescind its approval after giving it. Any failure to obtain or delay in obtaining clearance of such approval or completing such filing procedures for this Business Combination or the Pubco’s proposed listing on Nasdaq, or a rescission of any such approval obtained by Maius, would subject Maius to regulatory actions or other sanctions by the CSRC or other PRC regulatory authorities for failure to obtain required governmental authorization. These governmental authorities may impose fines, restrictions and penalties on Maius, which might make it advisable for Maius to suspend the Business Combination or the Pubco’s proposed listing on Nasdaq. All of these could have a material adverse effect on our and Maius’ ability to consummate the Business Combination, and could significantly limit or completely hinder the Pubco’s ability and the ability of any holder of the Pubco’s securities to offer or continue to offer such securities.

There are risks to DT Cloud’s unaffiliated investors of becoming shareholders of Pubco through the Business Combination rather than acquiring securities of Maius in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

DT Cloud is already a publicly traded company. Therefore, the merger and the transactions described in this proxy statement/prospectus are not an underwritten IPO of securities of the combined company and differ from an underwritten IPO in several significant ways, which presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. A traditional IPO involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the business, financial condition and results of operations of the issuer and its subsidiaries. In a traditional IPO, investors may be able to recover damages from the underwriters in the event of misstatements and omission in the registration statement and unavailability of the due diligence defense. Going public via a business combination with a special purpose acquisition company (“SPAC”) does not involve any underwriters and may therefore result in less vigorous vetting of the operating company’s information that is presented to the public. DT Cloud’s Shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering. Accordingly, it is possible that defects in Pubco’s business or problems with Pubco’s management that would have been discovered if Pubco conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the Pubco securities.

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In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in a traditional IPO. In a traditional IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination with a SPAC, the value of the target company is established by means of negotiations between the target company, the SPAC and, in many cases, investors in a private investment in public equity deal who agree to purchase shares at the time of the business combination. The process of establishing the value of a target company in a business combination with a SPAC may be less effective than a traditional IPO book-building process and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the Closing. The lack of such a process in connection with the listing of Pubco’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for Pubco securities during the period immediately following the listing than in connection with an underwritten IPO. There will also be no underwriters assuming risk in connection with an initial resale of Pubco securities or helping to stabilize, maintain or affect the public price of Pubco securities following the Closing. In addition, going public via a business combination with a special purpose acquisition company does not involve a bookbuilding process as is the case in a traditional IPO. In any traditional IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a special purpose acquisition company, the value of Maius is established by means of negotiations between Maius and the special purpose acquisition company. The process of establishing the value of Maius in a business combination may be less effective than a traditional IPO bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while traditional IPO are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following a traditional IPO, there is no comparable process of generating investor demand in connection with a business combination between Maius and a special purpose acquisition company, which may result in lower demand for Pubco’s securities after the Closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.

Furthermore, while traditional IPO are frequently oversubscribed, resulting in additional potential demand for shares in the after-market following the IPO, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for Pubco’s securities after the Closing, which could in turn, decrease liquidity and trading prices as well as increase the trading volatility of Pubco’s securities after the Closing.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Maius became a publicly listed company through an underwritten IPO instead or upon completion of the merger.

The Sponsor and DT Cloud’s directors and officers have interests that are different from, or in addition to (and which may conflict with), the interests of its shareholders, and therefore potential conflicts of interest exist in recommending that shareholders vote in favor of the Business Combination. Such conflicts of interests include that the Sponsor as well as DT Cloud’s directors and officers are expected to lose their entire investment in DT Cloud if the Business Combination is not completed.

When considering the DT Cloud Board’s recommendation to vote in favor of approving the Business Combination Proposals and other Proposals described herein, DT Cloud Shareholders should keep in mind that the Sponsor and DT Cloud’s directors and officers have interests in such Proposals that are different from, or in addition to (and which may conflict with), those of DT Cloud shareholders generally.

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These interests include, among other things:

●	The fact that immediately following the consummation of the Business Combination, the initial shareholders are expected to hold 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, which in the aggregate, would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the minimum redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively, on an as converted basis.

●	The fact that the Sponsor acquired 234,500 DT Cloud Units at a price of $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

●	The fact that the initial shareholders paid $25,000, or approximately $0.01 per share, for 1,725,000 insider shares prior to DT Cloud IPO, which will be canceled and convert automatically, on a one-for-one basis, into the same number of Pubco ordinary shares at the SPAC Merger Effective Time pursuant to the Business Combination Agreement. All of the insider shares are subject to certain transfer restrictions and could have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $18.8 million, based on the most recent closing price of DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025.

●	The fact that if the Business Combination or another business combination is not consummated by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of winding up, redeeming 100% of outstanding Public Shares for cash and, subject to the approval of DT Cloud’s remaining shareholders and DT Cloud’s Board, liquidating and dissolving. In such event, the Founder Shares and Private Shares held by the Sponsor would be worthless because DT Cloud’s initial shareholders are not entitled to participate in any redemption or distribution with respect to such shares.

●	The fact that if the Business Combination is consummated, each of issued and outstanding DT Cloud Ordinary Shares will be converted into one Pubco Ordinary Share. Given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of DT Cloud Public Shares paid by DT Cloud Public Shareholders in the DT Cloud IPO and the substantial number of Pubco Ordinary Shares that the Sponsor will receive upon conversion of the Founder, the Sponsor is likely to be able to recoup their investment in DT Cloud and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if DT Cloud Public Shareholders experience a negative rate of return in the Pubco following the consummation of the Business Combination.

●	The fact that the Sponsor agreed that if DT Cloud liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by DT Cloud for services rendered or contracted for or products sold to us in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement.

●	The fact that DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loan”) to fund working capital deficiencies or finance transaction costs in connection with an initial business combination. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at a price of $10.00 per unit.

●	The fact that the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement.

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●	The fact that the Business Combination Agreement provides for the continued indemnification of DT Cloud’s current directors and officers and the continuation of directors and officers liability insurance covering DT Cloud’s current directors and officers.

●

DT Cloud’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DT Cloud’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DT Cloud fails to consummate a business combination within the required time period under the DT Cloud Articles, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, DT Cloud may not be able to reimburse these expenses if the Business Combination with Maius or another business combination is not completed by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account).

●	The fact that Maius, the Sponsor and Pubco will enter into an amendment to the Registration Rights Agreement of DT Cloud on or prior to the Closing which provides for registration rights following consummation of the Business Combination.

●	The fact that pursuant to the Business Combination Agreement, the Sponsor shall promptly provide non-interest bearing loans to us (the “Extension Loans”) for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

●	The fact that in addition to these interests of the Sponsor and DT Cloud’s officers, directors and advisors, to the fullest extent permitted by applicable laws and DT Cloud’s memorandum and articles of association, waive certain applications of the doctrine of corporate opportunity in some circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and DT Cloud will renounce any expectation that any of its directors or officers will offer any such corporate opportunity of which he or she may become aware to us. DT Cloud does not believe that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially impacted its search for an acquisition target. Further, DT Cloud does not believe that the waiver of the application of the corporate opportunity doctrine had any impact on its search for a potential business combination target.

The personal and financial interests of DT Cloud’s directors and officers may have influenced their motivation in identifying and selecting Maius as a business combination target, completing an initial business combination with Maius and influencing the operation of the business following the initial business combination. In considering the recommendations of the DT Cloud Board to vote for the Business Combination Proposals and other Proposals, you should consider these interests.

The exercise of DT Cloud’s directors’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in DT Cloud’s best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require DT Cloud to amend the Business Combination Agreement, to consent to certain actions taken by Maius or to waive rights that DT Cloud is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Maius’ business, a request by Maius to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Maius’ business or could entitle DT Cloud to terminate the Business Combination Agreement. In any of such circumstances, it would be at DT Cloud’s discretion, acting through the DT Cloud Board, to grant its consent or waive those rights; provided that under the terms of the Business Combination Agreement, such consent or waiver in certain cases is not to be unreasonably withheld. The existence of financial and personal interests of one or more of the directors may result in conflicts of interest on the part of such director(s) between what he or they may believe is best for DT Cloud and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, DT Cloud does not believe there will be any changes or waivers that DT Cloud’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposals and the other Proposals have been obtained. While certain changes could be made without further shareholder approval, DT Cloud will circulate a new or amended proxy statement/prospectus and resolicit DT Cloud shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposals and the other Proposals. As a matter of Cayman Islands law, the directors of DT Cloud are under a fiduciary duty to act in the best interest of DT Cloud.

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The Business Combination may be subject to U.S. foreign investment regulations which may impose conditions on or limit certain investors’ ability to purchase our stock or otherwise participate in the Business Combination, potentially making the stock less attractive to investors. DT Cloud’s future investments in or acquisitions of U.S. companies may also be subject to U.S. foreign investment regulations.

Certain investments that involve the acquisition of, or investment in, a “U.S. business” by a non-U.S. individual or entity (a “foreign person”) may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”). Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on the nationality of the buyer or investor, the extent to which the target of the investment or acquisition is engaged in interstate commerce in the United States, and the nature of the rights afforded to the buyer or investor in the target entity. For example, transactions that result in “control” of a U.S. business by a foreign investor always are subject to CFIUS jurisdiction. CFIUS also has jurisdiction to review non-control transactions that afford a foreign investor certain information and/or governance rights in a U.S. business that has a qualifying nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data” as those terms are defined in the CFIUS regulations. Foreign investments in U.S. businesses that deal in “critical technology” may be subject to mandatory pre-closing CFIUS filing requirements. Failure to make a CFIUS filing where one is required may subject the transacting parties to significant civil fines.

The Sponsor is likely to be considered a “foreign person” for CFIUS purposes. While Maius has only a limited nexus to the United States, CFIUS has broad discretion in determining whether a business is a “U.S. business” (i.e., an entity engaged in interstate commerce in the United States) under the CFIUS regulations. If CFIUS were to determine that Maius is a U.S. business, CFIUS could seek to review prior transactions involving new or existing foreign investors in DT Cloud or Maius, or proposed transactions involving new foreign investors in DT Cloud or Maius. Any informal inquiry or formal review or investigation of a transaction by CFIUS may have significant impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and practices can evolve quickly, and in the event of a CFIUS review of a foreign acquisition or investment transaction, there can be no assurances that the foreign buyer or investor will be able to maintain, or proceed with, such investments on terms acceptable to such investors. For example, CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by foreign investors (including, but not limited to, limits on purchasing our stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things).

Moreover, the process of a government review of a transaction, whether by CFIUS or other government body, could be lengthy and provide DT Cloud or Maius with insufficient time to complete the Business Combination. If the Business Combination is not consummated within the Combination Period because of delays associated with CFIUS or because the Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, DT Cloud would cease all operations except for the purpose of winding up and redeem all the DT Cloud Acquisition public shares and liquidate. See “Questions and Answers About the Business Combination and the Extraordinary General Meeting—Q: What happens if the Business Combination is not consummated or is terminated?” and “Risk Factors—Risks Related to DT Cloud and the Business Combination—If DT Cloud is unable to complete this Business Combination, or another business combination, within the prescribed time frame, DT Cloud would cease all operations except for the purpose of winding up and redeem all the DT Cloud Public Shares and liquidate” for more details.

DT Cloud may be forced to close the Business Combination even if it determines it is no longer in DT Cloud Shareholders’ best interest.

Public Shareholders are protected from a material adverse event of Maius arising between the date of the Business Combination Agreement and the date of the extraordinary general meeting, primarily by the right to redeem their DT Cloud Public Shares for a pro rata portion of the funds held in the Trust Account, calculated as of two (2) business days prior to the consummation of the Business Combination. If a material adverse event were to occur after approval of the Business Combination Proposals and other Proposals at the extraordinary general meeting, DT Cloud may be forced to close the Business Combination even if it determines it is no longer in its shareholders’ best interest to do so (as a result of such material adverse event), which could have a significant negative impact on DT Cloud’s business, financial condition or results of operations.

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The Initial Shareholders agreed to vote in favor of the Business Combination, regardless of how Public Shareholders vote. In addition, the Sponsor or DT Cloud’s directors, officers, advisors or any of their respective affiliates may elect to purchase DT Cloud’s Public Shares from Public Shareholders, which may have the effect of increasing the likelihood of completion of the Business Combination or may reduce the public “float” of the DT Cloud Ordinary Shares.

The Initial Shareholders agreed to vote all of their Founder Shares in favor of all the Proposals being presented at the extraordinary general meeting, including the Business Combination Proposal and the transactions contemplated thereby (including the Mergers).

In addition, the Sponsor, DT Cloud’s directors, officers, advisors or any of their respective affiliates may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of Public Shares the Sponsor, DT Cloud’s directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and rules. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act. Any such privately negotiated purchases may be effected at purchase prices that are no greater than the per share pro rata portion of the Trust Account. However, the Sponsor and DT Cloud’s directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor, DT Cloud’s directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares during a restricted period under Regulation M under the Exchange Act or on any terms prohibited by the tender offer rules, to the extent applicable. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that the Sponsor or DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase DT Cloud’s Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such share purchases and other transactions would be to decrease the number of redemptions to provide additional financing to the combined company following the closing of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met; however, pursuant to SEC guidance, if the Sponsor, DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase Public Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, such Public Shares would not be voted in favor of the Proposals. Any such purchases of DT Cloud’s Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of the DT Cloud Ordinary Shares may be reduced and the number of beneficial holders of Pubco’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of Pubco’s securities on a national securities exchange. See “The Business Combination—Potential Purchases of Public Shares” for a description of how the Sponsor and DT Cloud’s directors, officers, advisors or any of their respective affiliates will select which shareholders or warrant holders to purchase securities from in any private transaction.

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DT Cloud is dependent upon its directors and officers and their loss could adversely affect DT Cloud’s ability to complete the Business Combination.

DT Cloud’s operations are dependent upon a relatively small group of individuals and, in particular, its officers and directors. DT Cloud believes that its success depends on the continued service of its officers and directors, at least until it has completed an initial business combination. In addition, its officers and directors are not required to commit any specified amount of time to DT Cloud’s affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. DT Cloud does not have an employment agreement with, or key-man insurance on the life of, any of its directors or officers. The unexpected loss of the services of one or more of DT Cloud’s directors or officers could have a detrimental effect on DT Cloud.

DT Cloud’s directors and officers will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to DT Cloud’s affairs. This conflict of interest could have a negative impact on DT Cloud’s ability to complete the Business Combination.

DT Cloud’s directors and officers are not required to, and may not, commit their full time to its affairs, which may result in a conflict of interest in allocating their time between DT Cloud’s operations and the Closing, on the one hand, and their other business endeavors. DT Cloud’s directors and officers are not obligated to contribute any specific number of hours per week to DT Cloud’s affairs and may also serve as officers or board members for other entities. If its officers’ and directors’ other business affairs require them to devote time to such other affairs, this may have a negative impact on DT Cloud’s ability to complete the Business Combination.

Past performance by DT Cloud’s management team or entities affiliated with DT Cloud or the Sponsor, may not be indicative of future performance of an investment in Pubco.

Past performance by DT Cloud’s management team or entities affiliated with DT Cloud or the Sponsor is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of DT Cloud’s management team, entities affiliated with DT Cloud or the Sponsor as indicative of the future performance of an investment in Pubco or the returns Pubco will, or is likely to, generate going forward.

DT Cloud’s management concluded that there is substantial doubt about its ability to continue as a “going concern.”

As of March 31, 2025, DT Cloud had $53,622,021 of cash and investments held in the Trust Account to be used for a business combination or to repurchase or redeem the DT Cloud Ordinary Shares in connection therewith. If DT Cloud is unable to raise additional funds to alleviate liquidity needs and complete a business combination by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about DT Cloud’s ability to continue as a going concern.

Maius’ financial projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Maius’ actual operating results may differ materially and adversely from those projected.

Maius’ financial projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by its management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Maius’ actual operating results may differ materially and adversely from those projected. Realization of the results forecasted will depend on, among others, the successful implementation of Maius’ proposed business plan, market condition and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond Maius’ control, including, but not limited to, the competitive environment, its executive team, rapid technological change, economic and other conditions in the markets in which Maius operates or seeks to enter, governmental regulations that affecting Maius’ operations, future financing needs and ability to grow and to manage growth effectively. In particular, Maius’ projections include forecasts and estimates relating to the expected size and growth of the markets in which Maius operates. For the reasons described above, it is likely that the actual results of Maius’ operations will be different from the results projected and those differences may be material and adverse.

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The projected financial information appearing elsewhere in this proxy statement/prospectus has been prepared by the management of Maius and reflects estimates of future performance as of the date such projected financial information was prepared. The project financial information has not been certified or examined by an independent registered public accounting firm.

The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative or other changes. There can be no assurance that Maius’ financial condition, including its revenue, expenses or results of operations, will be consistent with those set forth in such projected financial information, which could have an adverse impact on the market price of the securities of Maius, or its financial condition following the Business Combination. Maius does not have any duty to update the financial projections included in this proxy statement/prospectus other than as required by applicable law.

Shareholder litigation could prevent or delay the Closing or otherwise negatively impact business, operating results and financial condition.

DT Cloud may incur additional costs in connection with the defense or settlement of any shareholder litigation in connection with the proposed Business Combination. Litigation may adversely affect DT Cloud’s ability to complete the proposed Business Combination. DT Cloud could incur significant costs in connection with any such litigation lawsuits, including costs associated with the indemnification of obligations to DT Cloud’s directors. Consequently, if a plaintiff were to secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting DT Cloud’s ability to complete the proposed Business Combination, then such injunctive or other relief may prevent the proposed Business Combination from becoming effective within the expected timeframe or at all.

There is no assurance when or if the Business Combination will be completed.

The completion of the Business Combination is subject to the satisfaction or waiver of a number of conditions as set forth in the Business Combination Agreement, including, among others, (i) approval of the Business Combination by the DT Cloud Shareholders and the Maius shareholders; (ii) effectiveness of the proxy statement/prospectus; (iii) receipt of approval for listing on the Nasdaq of Pubco Ordinary Shares, subject only to official notice of issuance thereof; and (iv) no governmental authority having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Closing illegal or which otherwise prevents or prohibits consummation of the Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial, and all regulatory approvals required in connection with the Business Combination have been obtained from or waived by the relevant governmental authority.

No assurance can be given that the required consents, orders and approvals will be obtained or that the required conditions to the completion of the Business Combination will be satisfied. Even if all such consents, orders and approvals are obtained and such conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents, orders and approvals. DT Cloud cannot provide assurance that the Business Combination will be completed on the terms or timeline currently contemplated, or at all.

The extraordinary shareholder meeting of DT Cloud may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. Notwithstanding the foregoing, if the Business Combination Proposals are approved by DT Cloud Shareholders, DT Cloud would not be required to seek further approval of DT Cloud Shareholders, even if the conditions imposed in obtaining required regulatory approvals could have an adverse effect on DT Cloud, Maius or Pubco.

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There is no assurance if any PIPE financing as contemplated in the Business Combination can be completed.

Pursuant to covenants under the Business Combination Agreement, DT Cloud and Maius have agreed to use commercially reasonable efforts to obtain executed subscription agreements for no less than $10,000,000 from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in DT Cloud, Maius or Pubco to purchase shares of DT Cloud, Maius or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”). DT Cloud may terminate the Business Combination Agreement at any time prior to the Closing if DT Cloud is not in material breach of any of our obligations in the Business Combination Agreement while Maius fails to perform such covenants in connection with the PIPE Investment within the time period specified in the Business Combination Agreement. On January 20, 2025, SPAC, Maius, Pubco and certain Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco has agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement.

The abovementioned Private Placement has not yet satisfied the closing condition of the Business Combination Agreement regarding the aggregate investment of no less than $10,000,000. Although DT Cloud and Maius continue to work toward obtaining additional PIPE Investment on market terms, there are substantial uncertainties with respect to the financing amount, terms and timing of PIPE Investment, as well as the dilutive effect of such PIPE Investment to our non-redeeming shareholders. Furthermore, there can be no assurances that such PIPE Investment can be secured at all. Lack of PIPE Investment may cause the Business Combination to become less attractive to some investors, which may make it more difficult for us to complete the Business Combination.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, DT Cloud expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that DT Cloud expects to achieve from the Business Combination.

DT Cloud may not have sufficient funds to consummate the Business Combination.

As of March 31, 2025, DT Cloud had US$1 of cash held outside the Trust Account. If DT Cloud is required to seek additional capital, it may need to borrow funds from the Sponsor, directors, officers, their affiliates or other third parties to operate or may be forced to liquidate. DT Cloud believes that the funds available to it outside of the Trust Account, together with funds available from loans from Sponsor, its affiliates or members of DT Cloud’s management team will be sufficient to allow it to operate for at least the period ending August 23, 2026 as may be extended in accordance with the DT Cloud Articles and the Business Combination Agreement). However, DT Cloud cannot assure you that its estimate is accurate, and the Sponsor, directors, officers and their affiliates are under no obligation to advance funds to DT Cloud in such circumstances.

If DT Cloud is unable to complete this Business Combination, or another business combination, within the prescribed time frame, DT Cloud would cease all operations except for the purpose of winding up and redeem all the DT Cloud Public Shares and liquidate.

DT Cloud must complete its initial business combination by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account). If DT Cloud has not completed this Business Combination, or another business combination, within such time period, DT Cloud will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the DT Cloud Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to DT Cloud, divided by the number of the then-outstanding DT Cloud Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of DT Cloud’s remaining shareholders and the DT Cloud Board, liquidate and dissolve, subject in each case to DT Cloud’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The DT Cloud Articles provide that, if DT Cloud voluntarily winds up for any other reason prior to the consummation of its initial business combination, it will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, Public Shareholders may receive only US$10.05 per share, or less than US$10.05 per share, on the redemption of their shares.

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If, before distributing the proceeds in the Trust Account to Public Shareholders, DT Cloud files a bankruptcy, insolvency, or winding up petition or an involuntary bankruptcy, insolvency or winding up petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders, even for funds in the Trust Account and the per-share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to Public Shareholders, DT Cloud files a bankruptcy, insolvency or winding up petition or an involuntary bankruptcy, insolvency or winding up petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in DT Cloud’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, the per-share amount that would otherwise be received by shareholders in connection with DT Cloud’s liquidation may be reduced.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the DT Cloud Board will not have the ability to adjourn the extraordinary general meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The DT Cloud Board is seeking approval to adjourn the extraordinary general meeting to a later date or dates if, at the extraordinary general meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Business Combination or if holders of DT Cloud Public Shares have elected to redeem an amount of DT Cloud Public Shares such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied. If the Adjournment Proposal is not approved, the DT Cloud Board will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such an event, the Business Combination would not be completed.

If third parties bring claims against DT Cloud, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than US$10.05 per share.

DT Cloud’s placing of funds in the Trust Account may not protect those funds from third-party claims against it. Although it will seek to have all vendors, service providers, and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against DT Cloud’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, DT Cloud’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to DT Cloud than any alternative.

Examples of possible instances where DT Cloud may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with DT Cloud and will not seek recourse against the Trust Account for any reason. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the US$10.05 per share initially held in the Trust Account, due to claims of such creditors. Pursuant to a letter agreement with the Initial Shareholders, the Sponsor has agreed that it will be liable to DT Cloud if and to the extent any claims by a third party for services rendered or products sold to it in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account; provided, that, such liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under DT Cloud’s indemnity of the underwriter of the DT Cloud IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

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However, DT Cloud has not asked the Sponsor to reserve for such indemnification obligations, nor has DT Cloud independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and DT Cloud believes that the Sponsor’s only assets are securities of DT Cloud. Therefore, DT Cloud cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than US$10.05 per share. In such event, DT Cloud may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your DT Cloud Public Shares. None of DT Cloud’s officers or directors will indemnify DT Cloud for claims by third parties including claims by vendors and prospective target businesses.

If, after DT Cloud distributes the proceeds in the Trust Account to Public Shareholders, DT Cloud files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the DT Cloud Board may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of its board of directors and DT Cloud to claims of punitive damages.

If DT Cloud files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by DT Cloud shareholders. In addition, the DT Cloud Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and DT Cloud to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either DT Cloud or Maius can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business Combination, even if such change could be said to have a material adverse effect on Maius, including, among others, the following events (except, in some cases, where the change has a disproportionate effect on a party):

(a)	any change in applicable laws or U.S. GAAP or any interpretation thereof following the date of the Business Combination Agreement;

(b)	any change in interest rates or economic business or financial market conditions generally;

(c)	the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under the Business Combination Agreement;

(d)	any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 measures or any change in such COVID-19 measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate;

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)	any failure in and of itself of Maius and any of its subsidiaries to meet any projections or forecasts (provided, however, that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect (as defined in the Business Combination Agreement));

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(g)	any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which Maius or any of its subsidiaries operate;

(h)	any action taken by, or at the written request of, DT Cloud;

(i)	the announcement of the Business Combination Agreement and the Mergers and each of the other transactions contemplated under the Business Combination Agreement and related agreements, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Maius’ and its subsidiaries’ relationships, contractual or otherwise, with any governmental authority, third parties or other person;

(j)	any matter set forth on, or deemed to be incorporated in the Company Disclosure Schedule (as defined in the Business Combination Agreement);

(k)	any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Maius prior to the Closing; or

(l)	any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in (a), (b), (d), (e), (g) or (j) above to the extent existing as of the date of the Business Combination Agreement.

Furthermore, DT Cloud or Maius may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, Pubco’s share price may suffer.

Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructure its operations, or incur unanticipated losses, impairment or other charges or liabilities that could have a significant negative effect on its financial condition, results of operations and the trading price of Pubco’s securities, which could cause DT Cloud shareholders to lose some or all of their investment.

Although DT Cloud has conducted due diligence on Maius, DT Cloud cannot assure you that this diligence identified all material issues that may be present with the business of Maius. DT Cloud cannot rule out that factors outside of the target business and outside of its control will not later arise. As a result of these factors, following the consummation of the Business Combination, Pubco may be forced to write down or write off assets, restructure its operations, or incur unanticipated losses impairment or other charges or liabilities that could result in it reporting losses. Even if DT Cloud’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with DT Cloud’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Pubco’s liquidity, the fact that Pubco reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause Pubco to be unable to obtain future financing on favorable terms or at all.

During the interim period, DT Cloud is prohibited from entering into certain transactions that might otherwise be beneficial to DT Cloud or its shareholders.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, DT Cloud is subject to certain limitations on the operations of its business, including restrictions on its ability to merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any entity other than Maius, as summarized under the “The Business Combination Agreement — Covenants.” The limitations on DT Cloud’s conduct of its business during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

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The Business Combination remains subject to conditions that DT Cloud cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.

The Business Combination is subject to a number of conditions. There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), then either DT Cloud or Maius may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement or amend the termination date upon which either DT Cloud or Maius may terminate the Business Combination Agreement. See “Proposal No. 2 — The Business Combination Proposals.”

DT Cloud shareholders may have limited remedies if their shares suffer a reduction in value following the Business Combination, and because DT Cloud (and also Maius and Pubco) is incorporated under the laws of the Cayman Islands, shareholders may face difficulties in protecting their interests, and a shareholder’s ability to protect its rights through the U.S. federal courts may be limited.

Any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by DT Cloud’s officers or directors of a duty of care or other fiduciary duties, or if they are able to successfully bring a private claim under securities laws that the proxy/registration statement relating to the Business Combination contained an actionable material misstatement or material omission.

DT Cloud, Maius and Pubco are all exempted companies incorporated under the laws of the Cayman Islands. As a result, it may be difficult for their shareholders to effect service of process within the United States upon the directors or executive officers of DT Cloud, Maius and Pubco, or enforce judgments obtained in the United States courts against the directors or officers of DT Cloud, Maius and Pubco. We are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions as a matter of common law.

The corporate affairs of DT Cloud, Maius and Pubco are governed by their respective memorandum and articles of association, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of the directors of DT Cloud, Maius and Pubco to each of DT Cloud, Maius and Pubco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of the shareholders of DT Cloud, Maius and Pubco and the fiduciary duties of the directors of DT Cloud, Maius and Pubco under Cayman Islands law are not clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

There is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

As a result of all of the above, public shareholders of DT Cloud and Pubco may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors of DT Cloud, Maius and Pubco or controlling shareholders than they would as public shareholders of a U.S. company.

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The SEC has issued final rules and guidance relating to certain activities of SPACs. The need for compliance with these rules and the guidance may increase the costs and time needed to complete DT Cloud’s initial business combination and may constrain the circumstances under which DT Cloud could complete the Business Combination.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”) relating to, among other things, disclosures in SEC filings in connection with business combination transactions involving special purpose acquisition companies (“SPACs”) such as DT Cloud and private operating companies; the financial statement requirements applicable to transactions involving shell companies; and the use of projections by SPACs in SEC filings in connection with proposed business combination transactions. In connection with the issuance of the 2024 SPAC Rules, the SEC also issued guidance (the “SPAC Guidance”) regarding the potential liability of certain participants in business combination transactions and the extent to which SPACs could become subject to regulation under the Investment Company Act. The need for compliance with the 2024 SPAC Rules and the SPAC Guidance may increase the costs and time required to consummate a business combination and may constrain the circumstances under which DT Cloud could complete the Business Combination.

If DT Cloud is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for DT Cloud to complete the Business Combination and the other proposed transactions.

If DT Cloud is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

●	restrictions on the nature of its investments; and

●	restrictions on the issuance of securities; each of which may make it difficult for DT Cloud to complete its initial business combination. In addition, DT Cloud may have imposed upon us burdensome requirements, including:

○	registration as an investment company with the SEC;

○	adoption of a specific form of corporate structure; and

○	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not currently subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless DT Cloud can qualify for an exclusion, DT Cloud must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of its assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. DT Cloud’s business will be to enter into the Business Combination and thereafter to operate the post-Business Combination business or assets for the long term.

DT Cloud does not believe that its activities or the Business Combination or other transactions described herein will subject it to the Investment Company Act. To this end, the proceeds held in the Trust Account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, and by entering into the Business Combination and other transactions for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), DT Cloud intends to avoid being deemed an “investment company” within the meaning of the Investment Company Act.

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If DT Cloud were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which DT Cloud has not allotted funds and may hinder its ability to complete the Business Combination and the other transactions contemplated herein. If DT Cloud is unable to complete the Business Combination and other transactions within the required time period, our Public Shareholders may receive only approximately $10.05 per share, or less in certain circumstances, on the liquidation of DT Cloud’s Trust Account.

Risks Related to Redemption of DT Cloud Public Shares

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your DT Cloud Public Shares, potentially at a loss.

Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) DT Cloud’s completion of the Business Combination, and then only in connection with those DT Cloud Public Shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any DT Cloud Public Shares properly tendered in connection with a shareholder vote to amend the DT Cloud Articles (A) to modify the substance or timing of DT Cloud’s obligation to provide holders of DT Cloud Ordinary Shares the right to have their shares redeemed in connection with a business combination or to redeem 100% of the DT Cloud Public Shares if DT Cloud does not complete a business combination by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public Shareholders may be forced to wait beyond August 23, 2026 if DT Cloud extends the period of time to consummate a business combination which may be accomplished only if the Sponsor deposits additional funds into the Trust Account), before they receive funds from the Trust Account. In no other circumstances will DT Cloud Shareholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your DT Cloud Public Shares, potentially at a loss.

DT Cloud Public Shareholders who wish to redeem their DT Cloud Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the deadline. If Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their DT Cloud Public Shares for a pro rata portion of the funds held in the Trust Account.

Public Shareholders who wish to redeem their DT Cloud Public Shares for a pro rata portion of the Trust Account must (i) submit a written request to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, in which you request that DT Cloud redeem all or a portion of your DT Cloud Public Shares for cash, and identify yourself as the beneficial holder of the DT Cloud Public Shares and provide your legal name, phone number and address; and (ii) deliver your Public Shares to the transfer agent (together with any applicable share certificates and redemption forms), either physically or electronically through Depository Trust Company, in each case at least two (2) business days prior to the vote at the extraordinary general meeting. Any DT Cloud Public Shareholder who fails to properly demand redemption of such shareholder’s DT Cloud Public Shares will not be entitled to convert his, her or its DT Cloud Public Shares into a pro rata portion of the Trust Account. In addition, DT Cloud will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite DT Cloud’s compliance with these rules, if a shareholder fails to receive DT Cloud’s tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its DT Cloud Public Shares. Furthermore, the proxy materials, as applicable, that DT Cloud will furnish to holders of DT Cloud Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem DT Cloud Public Shares. In the event that a shareholder fails to comply with these procedures, his, her or its DT Cloud Public Shares will not be redeemed.

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The ability of a large number of DT Cloud Public Shareholders to exercise redemption rights may not allow DT Cloud to consummate the most desirable business combination or optimize its capital structure.

In connection with the successful consummation of DT Cloud’s business combination, Public Shareholders may redeem up to that number of DT Cloud Ordinary Shares that would permit DT Cloud to maintain net tangible assets of $5,000,001. If DT Cloud’s business combination requires it to use substantially all of its cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, DT Cloud may need to arrange third party financing to help fund its business combination in case a larger percentage of DT Cloud Public Shareholders exercise their redemption rights than expected. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit DT Cloud’s ability to effectuate the most attractive business combination available to DT Cloud. In the event the aggregate cash consideration DT Cloud would be required to pay for all DT Cloud Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to it, DT Cloud will not complete the business combination or redeem any shares, all DT Cloud Ordinary Shares submitted for redemption will be returned to the holders thereof, and DT Cloud instead may search for an alternate business combination.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the DT Cloud Public Shares issued in the DT Cloud IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the DT Cloud Public Shares issued in the DT Cloud IPO.

A shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) will be restricted from redeeming in the aggregate his, her or its DT Cloud Public Shares or, if part of such a group, the group’s DT Cloud Public Shares, in excess of 15% of the DT Cloud Public Shares included in the DT Cloud Units sold in the DT Cloud IPO. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, DT Cloud will require each shareholder seeking to exercise redemption rights to certify to DT Cloud whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to share ownership available to DT Cloud at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which DT Cloud makes the above-referenced determination. Your inability to redeem any such excess DT Cloud Public Shares will reduce your influence over DT Cloud’s ability to consummate the Business Combination and you could suffer a material loss on your investment in DT Cloud if you sell such excess DT Cloud Public Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess DT Cloud Public Shares if DT Cloud consummates the Business Combination. As a result, you will continue to hold that number of DT Cloud Public Shares aggregating to more than 15% of the DT Cloud Public Shares included in the DT Cloud Units sold in the DT Cloud IPO and, in order to dispose of such excess DT Cloud Public Shares, would be required to sell your DT Cloud Public Shares in open market transactions prior to the consummation of the Business Combination, potentially at a loss. There is no assurance that the value of such excess DT Cloud Public Shares (or Pubco Ordinary Shares received in exchange therefor) will appreciate over time following the Business Combination or that the market price of the DT Cloud Public Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge DT Cloud’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, DT Cloud Shareholders’ ability to vote all of their DT Cloud Ordinary Shares (including such excess DT Cloud Public Shares) for or against the Business Combination Proposal and all other proposals presented at the extraordinary general meeting is not restricted by this limitation on redemption.

There is no guarantee that a shareholder’s decision whether to redeem its DT Cloud Public Shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

There is no assurance as to the price at which a DT Cloud shareholder may be able to sell its DT Cloud Public Shares (or Pubco Ordinary Shares received in exchange therefor) in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price, and may result in a lower value realized now than a DT Cloud Public Shareholder might realize in the future had the shareholder not redeemed its DT Cloud Public Shares. Similarly, if a DT Cloud Public Shareholder does not redeem its DT Cloud Public Shares, the shareholder will bear the risk of ownership of the Pubco Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A DT Cloud Shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

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Risks Related to Pubco’s Securities

Certain judgments obtained against Pubco by Pubco’s shareholders may not be enforceable.

Pubco is an exempted company incorporated under the laws of the Cayman Islands. Substantially all of Shanghai Maius’ assets are located outside of the United States. In addition, after the Business Combination, all of Pubco’s senior executive officers will reside outside of the United States for a significant portion of the time and all are nationals of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against Pubco or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against Pubco’s assets or the assets of Shanghai Maius’ directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

Currently, there is no public market for the Pubco Ordinary Shares. DT Cloud shareholders cannot be sure that an active trading market will develop for or of the market price of the Pubco Ordinary Shares they will receive or that Pubco will successfully obtain authorization for listing on Nasdaq.

Upon the consummation of the Business Combination, each DYCQ Ordinary Share will be converted into the right to receive one Pubco Ordinary Share. See “Summary of the Proxy Statement/Prospectus — the Business Combination.” Pubco is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. DT Cloud, Shanghai Maius, and Pubco have agreed to use their best efforts to cause the Pubco Ordinary Shares to be issued in the Business Combination to be approved for listing on Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on Nasdaq does not ensure that a market for the Pubco Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Pubco Ordinary Shares following the closing of the Business Combination and the Pubco Ordinary Shares may trade at a price less than the current market price of the DYCQ Ordinary Shares.

Even if Pubco is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for Pubco Ordinary Shares does not develop, investors may not be able to re-sell their Pubco Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Pubco cannot predict the extent to which investor interest in Pubco will lead to the development of an active, liquid trading market. The trading price of and demand for the Pubco Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the Pubco Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Pubco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Pubco Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Pubco Ordinary Shares. Many of these factors and conditions are beyond the control of Pubco or Pubco shareholders.

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Pubco’s share price may be volatile and could decline substantially.

The market price of Pubco Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in Pubco’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of Pubco or other companies in a similar business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other education technology companies;

●	announcements by Pubco or its competitors of expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving Pubco;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting Pubco or its industry;

●	the trading volume of Pubco Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on Pubco’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and regional economies;

●	financial market conditions; and

●	natural disasters, terrorist acts, acts of war or periods of civil unrest.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of Pubco Ordinary Shares.

The sale or availability for sale of substantial amounts of Pubco Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the Pubco Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the Pubco Ordinary Shares and could materially impair Pubco’s ability to raise capital through equity offerings in the future. The Pubco Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Shanghai Maius and its directors, executive officers and existing shareholders will exchange the ordinary shares of Maius held by them for Pubco Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any Pubco Ordinary Shares for twelve months after the date of the consummation of the Business Combination without the prior written consent of Pubco. Thereafter, Pubco Ordinary Shares to be held by Maius’ existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be [29,056,326] outstanding and issued Pubco Ordinary Shares immediately after the Business Combination and concurrent closing of the PIPE Investment, assuming no redemption of DYCQ Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by Pubco’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the Pubco Ordinary Shares.

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Pubco will issue Pubco Ordinary Shares as consideration for the Business Combination, and Pubco may issue additional Pubco Ordinary Shares or other equity or convertible debt securities without approval of the holders of Pubco Ordinary Shares which would dilute existing ownership interests and may depress the market price of Pubco Ordinary Shares.

Pubco may issue additional Pubco Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Pubco Ordinary Shares in certain circumstances. Pubco’s issuance of additional Pubco Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) Pubco’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding Pubco Ordinary Share may be diminished; and (4) the market price of Pubco Ordinary Shares may decline.

Volatility in Pubco’s share price could subject Pubco to securities class action litigation.

The market price of Pubco Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. After the completion of the Business Combination, Pubco may be the target of securities class action litigation and investigations. Securities litigation against Pubco, regardless of the result thereof, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect Pubco’s business, financial condition and results of operations.

The requirements of being a public company may strain Pubco’s resources, divert Pubco management’s attention and affect Pubco’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, Pubco will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, Pubco will incur relevant legal, accounting and other expenses, and these expenses may increase even more if Pubco no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. See “Summary of the Proxy Statement/Prospectus – Emerging Growth Company.” The Exchange Act requires, among other things, that Pubco file annual and current reports with respect to Pubco’s business and results of operations. The Sarbanes-Oxley Act requires, among other things, that Pubco maintains effective disclosure controls and procedures and internal control over financial reporting. Pubco may need to hire more employees or engage outside consultants to comply with these requirements, which will increase Pubco’s costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase Pubco’s legal and financial compliance costs and render Pubco’s certain business activities more time-consuming and costly.

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Members of Pubco’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Pubco’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing Pubco’s growth strategy, which could prevent the improvement of Pubco’s business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for Pubco to obtain director and officer liability insurance, and consequently Pubco may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on Pubco’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of Pubco’s board of directors, particularly to serve on Pubco’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Maius’ business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Maius’ business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in Maius’ favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on Maius’ business, financial condition, results of operations, prospects and reputation.

Market volatility could impact the share price and trading volume of Pubco’s securities.

The trading market for Pubco’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Pubco Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of Pubco Ordinary Shares that largely exceeds supply may lead to price volatility in Pubco Ordinary Shares. Investors may purchase Pubco Ordinary Shares to hedge existing exposure or to speculate on the price of the Pubco Ordinary Shares. Speculation on the price of Pubco Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Pubco Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase Pubco Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Pubco Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Pubco Ordinary Shares that are not directly correlated to the operating performance of Pubco.

There will be material differences between your current rights as a holder of DT Cloud Public Shares and the rights you will have as a holder of Pubco Ordinary Shares, some of which may adversely affect you.

Upon completion of the Business Combination, DT Cloud Shareholders (other than Public Shareholders that validly exercise their redemption rights with respect to their DT Cloud Public Shares and Dissenting DT Cloud Shareholders) will no longer be shareholders of DT Cloud, but will be shareholders of Pubco. There will be material differences between the current rights of DT Cloud Shareholders and the rights you will have as a holder of the Pubco Ordinary Shares, some of which may adversely affect you. For a more detailed discussion of the differences in the rights of DT Cloud Shareholders and Pubco shareholders, see the section of this proxy statement/prospectus titled “Comparison of Shareholder Rights.”

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Upon completion of the Business Combination, DT Cloud Shareholders will become Pubco shareholders, and the market price for the Pubco’s securities may be affected by factors different from those that historically have affected DT Cloud.

Upon completion of the Business Combination, DT Cloud shareholders (other than Public Shareholders that validly exercise their redemption rights with respect to their DT Cloud Public Shares and Dissenting DT Cloud Shareholders) will become Pubco shareholders, and, accordingly, the results of operations of Pubco will be affected by some factors that are different from those currently affecting the results of operations of DT Cloud. DT Cloud is a special purpose acquisition company incorporated in the Cayman Islands that is not engaged in any operating activity, directly or indirectly. Pubco is a holding company incorporated in the Cayman Islands and, after the consummation of the Business Combination, will continue to focus on developing innovative formulations and targeted small-molecule chemical drugs [through its consolidated subsidiaries]. Pubco’s business and results of operations will be affected by regional, country, and industry risks and operating risks to which DT Cloud was not exposed. For a discussion of the business that is currently conducted and proposed to be conducted by Pubco, see the section of this proxy statement/prospectus titled “Information about Pubco.”

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for Pubco’s unaffiliated investors.

A conventional initial public offering (an “IPO”) involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company, such as DT Cloud, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a special purpose acquisition company does not involve a bookbuilding process as is the case in an IPO. In any IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a special purpose acquisition company, the value of Maius is established by means of negotiations between Maius and the special purpose acquisition company. The process of establishing the value of Maius in a business combination may be less effective than an IPO bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while IPOs are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an IPO, there is no comparable process of generating investor demand in connection with a business combination between Maius and a special purpose acquisition company, which may result in lower demand for Pubco’s securities after the Closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.

Pubco will be a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Following the consummation of the Business Combination, Pubco will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Pubco qualifies as a foreign private issuer under the Exchange Act, Pubco is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

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As an exempted company incorporated in the Cayman Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Pubco complied fully with Nasdaq corporate governance listing standards.

Following the consummation of the Business Combination, Pubco’s securities will be listed on Nasdaq. The Nasdaq corporate governance listing standards permit a foreign private issuer such as Pubco to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is Pubco’s home country, may differ significantly from the Nasdaq corporate governance listing standards.

For instance, Pubco is not required to:

●	have a majority of the board be independent;

●	have a compensation committee or a nominations and corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors each year.

Pubco does not intend to have a compensation committee consisting entirely of independent directors. Pubco may also continue to rely on this and other exemptions available to foreign private issuers in the future, and to the extent that Pubco chooses to do so, its shareholders may be afforded less protection than they otherwise would have under the Nasdaq Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Pubco is incorporated under the law of the Cayman Islands will conduct substantially all of its operations in China, and a majority of its directors and executive officers will reside outside of the United States.

Each of Pubco, DT Cloud and Maius is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Business Combination, Pubco will continue to conduct a majority of its operations through its subsidiaries and the Affiliated Entities in China. Substantially all of the Pubco’s assets following the Business Combination will be located outside of the United States. A majority of Pubco’s officers and directors following the Business Combination will reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Pubco or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

In addition, Pubco’s corporate affairs will be governed by the Proposed Pubco Organizational Documents, the Cayman Companies Act and the common law of the Cayman Islands. The rights of investors to take action against the directors, actions by minority shareholders and the fiduciary duties of the Pubco’s directors to Pubco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of Pubco’s shareholders and the fiduciary duties of Pubco’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like Pubco have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies (save for the memorandum and articles of association, the register of mortgages and charges, and special resolutions of Pubco’s shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Pubco’s directors, under the Proposed Pubco Organizational Documents, may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of Pubco or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of Pubco except as conferred by law or authorised by the directors or by an ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is Pubco’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent Pubco chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “—As an exempted company incorporated in the Cayman Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Pubco complied fully with the Nasdaq corporate governance listing standards.”

As a result of all of the above, Pubco’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.

The Proposed Pubco Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Proposed Pubco Organizational Documents that will be in effect upon consummation of the Business Combination contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for Ordinary Shares, and therefore depress the trading price of Ordinary Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by Maius or taking other corporate actions, including effecting changes in Pubco’s management following the Business Combination. See “Description of Pubco’s Share Capital.” These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in Pubco’s board of directors or management.

A market for Pubco’s securities may not develop or be sustained, which would adversely affect the liquidity and price of Pubco’s securities.

Following the Business Combination, the price of Pubco’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of Pubco Ordinary Shares will be subject to transfer restrictions following the Business Combination. An active trading market for Pubco’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of Pubco’s securities after the Business Combination may vary due to general economic conditions and forecasts, Pubco’s general business condition and the release of its financial reports. Additionally, if Pubco’s securities are not listed on the Nasdaq Stock Market and are quoted on over-the-counter market, the liquidity and price of Pubco’s securities may be more limited than if Pubco’s securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about Pubco, Pubco’s business, its market or its competitors, or if they change their recommendations regarding Pubco’s securities adversely, the price and trading volume of Pubco’s securities could decline.

The trading market for Pubco’s securities will be influenced by the research and reports that industry or securities analysts may publish about Pubco, Pubco’s business, its market or its competitors. If any of the analysts who may cover Pubco following the Business Combination change their recommendation regarding Pubco’s securities adversely, or provide more favorable relative recommendations about Pubco’s competitors, the price of Pubco’s securities would likely decline. If any analyst who may cover Pubco following the Business Combination were to cease their coverage or fail to regularly publish reports on Pubco, Pubco could lose visibility in the financial markets, which could cause the price or trading volume of Pubco’s securities to decline.

Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China could increase Pubco’s compliance costs, subject it to additional disclosure requirements, and/or suspend or terminate Pubco’s future securities offerings, resulting in difficulties in Pubco’s capital-raising.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, the Transactions may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase Pubco’s compliance costs, delay the consummation of the Business Combination, subject Pubco to additional disclosure requirements, and/or suspend or terminate Pubco’s future securities offerings, resulting in difficulties in its capital-raising.

If after the completion of the Business Combination, Pubco fails to implement and maintain effective internal controls to remediate its material weaknesses over financial reporting, it may be unable to accurately report its results of operations, meet its reporting obligations or prevent fraud, and investor confidence and the market price of the Pubco Ordinary Shares may be materially adversely affected.

Prior to the completion of the Business Combination, Maius has been a private company with limited accounting and financial reporting personnel and other resources with which it addresses its internal control over financial reporting. In connection with the audit of its consolidated financial statements as of and for the year ended September 30, 2024 and 2023, Maius and its independent registered public accounting firm identified one material weakness in its internal control over financial reporting (“ICFR”). As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, ICFR, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified Maius’ lack of sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting, and lack of formal accounting policies, and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Maius—Internal Control Over Financial Reporting.” However, Maius cannot guarantee that these measures may fully remediate the material weaknesses in its ICFR, or Maius may not be able to conclude that they have been fully remediated.

Following the consummation of the Business Combination, Pubco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the [New York Stock Exchange/Nasdaq Stock Market]. The Sarbanes-Oxley Act requires, among other things, that Pubco maintains effective disclosure controls and procedures and ICFR. Commencing with its fiscal year ending [●], Pubco must perform system and process evaluation and testing of its ICFR to allow management to report on the effectiveness of its ICFR in its Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.

Once Pubco ceases to be an “emerging growth company” as the term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its ICFR. Pubco’s management and its independent registered public accounting firm may conclude that its ICFR is not effective. As a result, Pubco may incur significant expenses and devote substantial effort to expand its accounting and finance functions. Prior to the Business Combination, Maius was previously not required to test its internal controls within a specified period, and as a result, following the Business Combination, Pubco may experience difficulty in meeting these reporting requirements in a timely manner.

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Following the consummation of the Business Combination, Pubco’s ICFR will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in control systems, misstatements due to error or fraud could occur in the future, and a control system could fail to detect control issues and fraud.

If Pubco fails to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or to maintain proper and effective internal controls, it may not produce accurate financial statements in a timely manner. As a result, the market price of the Pubco Ordinary Shares may decline and Pubco could be subject to sanctions or investigations by the Nasdaq Stock Market, SEC or other regulatory authorities.

Pubco’s principal shareholders, including the founder of Maius, Xingwei Xue, have the ability to exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for the Ordinary Shares and materially reduce the value of your investment.

On December 20, 2024, XXW Investment Limited, SHIMF Investment Limited, Fontier Limited, Wishluck Limited, and Maius Pharmaceutical Co., Ltd. entered into the Acting-in-Concert Agreement, pursuant to which SHIMF Investment Limited, Fontier Limited, Wishluck Limited undertake that following the completion of the Business Combination, they shall take actions in accordance with the instructions of XXW Investment Limited, a wholly owned subsidiary of Xingwei Xue, with regard to any matter submitted to vote by the shareholders of the Pubco, for a period of two years after the closing of the Business Combination. As a result of the Acting-in-Concert Agreement, immediately following the completion of the Business Combination, Xingwei Xue will hold a majority of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming full redemption of SPAC Public Shares.

This concentration of voting rights and the protective provisions in the Proposed Pubco Organizational Documents, which will become effective upon the completion of the Business Combination, may discourage, delay or prevent a change in control of Pubco, which could have the dual effect of depriving Pubco’s shareholders of an opportunity to receive a premium for their shares as part of a sale of Pubco and reducing the price of the Pubco Ordinary Shares. As a result of the foregoing, the value of your investment could be materially reduced.

The issuance of additional share capital in connection with financings, acquisitions, investments, Pubco’s equity incentive plans or otherwise will dilute all other shareholders.

Pubco expects to issue additional share capital in the future that will result in dilution to all other shareholders. Pubco also expects to adopt share-based incentive plans and grant equity awards to key employees following the consummation of the Business Combination. Pubco may also raise capital through equity financings in the future. As part of Pubco’s business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Pubco Ordinary Shares to decline.

Pubco does not intend to pay dividends before it becomes profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the Pubco Ordinary Shares.

Pubco does not intend to pay any cash dividends before it becomes profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of Pubco’s board of directors. Accordingly, you may need to rely on sales of the Pubco Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

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A significant portion of the issued and outstanding Pubco Ordinary Shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the Pubco Ordinary Shares to drop significantly, even if Pubco’s business is doing well.

After the Business Combination (and assuming minimum redemptions by DT Cloud’s Public Shareholders of its Public Shares), the Sponsor and DT Cloud’s current officers and directors will beneficially own approximately 5.7% of the total issued and outstanding Pubco Ordinary Shares. Pursuant to the terms of the Sponsor Support Agreement, the DT Cloud Founder Shares (which will be converted into shares of Pubco Ordinary Shares at the SPAC Merger Effective Time) are subject to certain transfer restrictions. Additionally, the Key Company Shareholder Lock-Up Agreement provides that, subject to certain exceptions, the Pubco Ordinary Shares issued to certain existing shareholders of Maius as consideration in connection with the Business Combination are subject to certain transfer restrictions.

Pursuant to the A&R Registration Rights Agreement, Pubco will agree that, within [●] days after the consummation of the Business Combination, Pubco will file with the SEC (at Pubco’s sole cost and expense) the Resale Registration Statement, and Pubco will use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. In certain circumstances, the Initial Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand three block trades within any 12-month period and will be entitled to customary piggyback registration rights.

Pubco is an “emerging growth company,” and the reduced reporting and disclosure requirements applicable to emerging growth companies may make Pubco’s securities less attractive to investors.

Pubco is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in Pubco’s periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find Pubco’s securities less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for Pubco’s securities, and the price of such securities may be more volatile.

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Pubco will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, Pubco will incur significant legal, accounting and other expenses, which Pubco expects to further increase after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Pubco’s management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase Pubco’s legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. Pubco’s involvement in a class action suit could divert a significant amount of its management’s attention and other resources from its business, which could harm its results of operations and require it to incur significant expenses to defend the suit.

Any such class action suit, whether or not successful, could harm Pubco’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against it, Pubco may be required to pay significant damages, which could materially adversely affect its financial condition and results of operations.

If DT Cloud or Pubco is characterized as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, U.S. Holders may experience adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based upon the composition of its income and assets, DT Cloud believes that it would likely be considered a PFIC for its current taxable year that ends as a result of the Business Combination. The determination of whether Pubco will be treated as a PFIC for the taxable year that includes the Business Combination will depend on a number of factors, including the timing of the Business Combination and the amount of cash held by DT Cloud and Maius and its subsidiaries at the time of the Business Combination, among others. Accordingly, there can be no assurances in this regard or any assurances that Pubco will not be treated as a PFIC in the taxable year that includes the Business Combination or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Following the consummation of the Business Combination, whether Pubco or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, and the market value of its securities. Changes in Pubco’s composition, the composition of Pubco’s income or the composition of its assets, or a decline in its market capitalization may cause it to be or become a PFIC for the current or subsequent taxable years. Whether Pubco is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Pubco is a PFIC for any taxable year, a U.S. Holder of its securities may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.” U.S. Holders of DT Cloud’s or Pubco’s securities are strongly encouraged to consult their tax advisors regarding the potential application of these rules to Pubco and the ownership of its securities.

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Upon completion of the Business Combination, PubCo may raise substantial additional funding to support its product development programs and commercialization efforts.

Upon completion of the Business Combination, given the high-redemption in connection with the Business Combination, PubCo may need substantial additional funding to support its product development programs and commercialization efforts. This need for capital is expected to persist and potentially increase following the proposed business combination, as PubCo will assume and continue PubCo’s pipeline and development activities. In particular, PubCo anticipates that its expenses will rise significantly in connection with ongoing and future activities, including advancing its drug candidates, conducting additional research and development, initiating further clinical trials, and seeking regulatory approvals.

If regulatory approval is obtained for any of its drug candidates, PubCo will also need to fund significant commercialization-related expenses, such as those associated with product manufacturing, marketing, sales, and distribution. These costs may be particularly high if modifications to existing production capacity or new third-party manufacturing arrangements are required. As a result, it is likely that PubCo will need to raise substantial additional capital through a variety of potential sources, such as public or private equity offerings, debt financings, strategic collaborations, licensing agreements, or other funding arrangements. However, there can be no assurance that such funding will be available when needed or on terms acceptable to PubCo. If PubCo is unable to secure adequate financing on favorable terms, or at all, it may be forced to delay, reduce, or eliminate its research and development programs, pipeline advancement, or commercialization efforts. These funding shortfalls could materially and adversely affect PubCo’s business prospects, financial condition, and ability to achieve long-term growth.

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EXTRAORDINARY GENERAL MEETING OF DT CLOUD SHAREHOLDERS

General

DT Cloud is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the DT Cloud Board for use at the extraordinary general meeting to be held on [     ], and at any adjournment thereof. This proxy statement/prospectus is first being furnished to DT Cloud’s shareholders on or about [     ], 2025. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

All shareholders of DT Cloud as of the record date, or their duly appointed proxies, may attend the extraordinary general meeting. For the purpose of satisfying requirements of Cayman Islands law, the extraordinary general meeting will be conducted at a physical location. DT Cloud is also providing a live webcast of the extraordinary general meeting via a virtual shareholder meeting format. DT Cloud encourages you to attend the extraordinary general meeting virtually via live webcast by visiting.

DT Cloud’s virtual extraordinary general meeting format uses technology designed to increase shareholder access, save DT Cloud and its shareholders time and money, and provide its shareholders rights and opportunities to participate in the virtual extraordinary general meeting similar to those they would have at the in-person extraordinary general meeting, at no cost. In addition to online attendance, DT Cloud provides shareholders with an opportunity to hear all portions of the official extraordinary general meeting as conducted by the DT Cloud Board, submit written questions and comments during the extraordinary general meeting, and vote online during the open poll portion of the extraordinary general meeting. DT Cloud welcomes your suggestions on how it can make its virtual extraordinary general meeting more effective and efficient.

Shareholders will have multiple opportunities to submit questions to DT Cloud for the extraordinary general meeting. Shareholders who wish to submit a question in advance may do so by pre-registering online and then selecting the chat box link. Shareholders also may submit questions live during the meeting. Questions pertinent to extraordinary general meeting matters may be recognized and answered during the extraordinary general meeting in DT Cloud’s discretion, subject to time constraints. DT Cloud reserves the right to edit or reject questions that are inappropriate for extraordinary general meeting matters. In addition, DT Cloud will offer live technical support for all shareholders attending the extraordinary general meeting virtually.

To attend online and participate in the extraordinary general meeting, shareholders of record will need to visit and enter the control number provided on your proxy card, regardless of whether you have pre-registered.

Date, Time and Place

The extraordinary general meeting will be held in person on [   ], at 10:00 A.M., Eastern time, at the offices of [    ], or such other date, time, and place to which such meeting may be adjourned, to consider and vote upon the Proposals. DT Cloud is also planning for the meeting to be held virtually pursuant to the procedures described in this proxy statement/prospectus, but the physical location of the meeting will remain at the location specified above for the purposes of Cayman Islands law and the DT Cloud Articles.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, DT Cloud is asking the holders of DT Cloud Ordinary Shares to consider and vote upon the Proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the extraordinary general meeting if you owned DT Cloud Ordinary Shares at the close of business on [    ], which is the record date for the extraordinary general meeting. You are entitled to one vote for each DT Cloud Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [     ] DT Cloud Ordinary Shares outstanding, of which [     ] DT Cloud Ordinary Shares were Public Shares and [     ] DT Cloud Ordinary Shares were DT Cloud Founder Shares held by the Initial Shareholders.

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Vote of the Sponsor and the Directors and Officers of DT Cloud

The Sponsor and DT Cloud’s directors and officers have agreed to vote any DT Cloud Ordinary Shares owned by them in favor of the Business Combination and the other Proposals. The Sponsor and DT Cloud’s directors and officers have waived any redemption rights, including with respect to their DT Cloud Founder Shares and any Public Shares purchased during or after the IPO in connection with the Business Combination. The DT Cloud Founder Shares held by the Sponsor and DT Cloud’s founding team have no redemption rights from the Trust Account upon DT Cloud’s failure to effect an Initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if DT Cloud fails to complete an Initial Business Combination within the Combination Period).

Quorum and Required Vote for Proposals for the Extraordinary General Meeting

A quorum of DT Cloud’s shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if holders of a majority of the DT Cloud Ordinary Shares entitled to vote thereat attend in person, online, or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of each of the Business Combination Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal and the Adjournment Proposal is being proposed as an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. The approval of the NTA Proposal, the Merger Proposal and the Governance Proposal require a special resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Accordingly, a shareholder’s failure to vote in person, online, or by proxy at the extraordinary general meeting will have no effect on the outcome of the vote on any of the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

The Closing is conditioned on the approval of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on each of the other Condition Precedent Proposals. The Advisory Organizational Documents Proposals and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

For a more complete description of DT Cloud’s reasons for the approval of the Business Combination and the recommendation of the DT Cloud Board, see “The Business Combination—DT Cloud’s Board’s Reasons for the Approval of the Business Combination.”

Voting Your Shares

Each DT Cloud Ordinary Share that you own in your name entitles you to one vote on each of the Proposals for the extraordinary general meeting. Your one or more proxy cards show the number of DT Cloud Ordinary Shares that you own. There are several ways to vote your DT Cloud Ordinary Shares:

●	You can vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker, or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker, or other nominee how to vote, and do not attend the extraordinary general meeting virtually or in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting.

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●	You can attend the extraordinary general meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your DT Cloud Ordinary Shares are held in the name of your broker, bank, or other nominee, you must get a proxy from the broker, bank, or other nominee. That is the only way that DT Cloud can be sure that the broker, bank, or nominee has not already voted your DT Cloud Ordinary Shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the extraordinary general meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify DT Cloud’s secretary, in writing, before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting virtually, revoke your proxy, and vote online, as indicated above.

No Additional Matters May Be Presented at the Extraordinary General Meeting

The extraordinary general meeting has been called to consider only the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, the Pubco Director Election Proposal and the Adjournment Proposal. Under the DT Cloud Articles, other than procedural matters incident to the conduct of the extraordinary general meeting, no other matters may be considered at the extraordinary general meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the extraordinary general meeting.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your DT Cloud Ordinary Shares, you may call Advantage Proxy, Inc., DT Cloud’s proxy solicitor, toll-fee at (877) 870-8565.

Redemption Rights

Pursuant to the DT Cloud Articles, a Public Shareholder may request that DT Cloud redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares or, if you hold Public Shares through DT Cloud Units, you elect to separate your DT Cloud Units into the underlying Public Shares and SPAC Rights prior to exercising your redemption rights with respect to the Public Shares;

●	submit a written request to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, in which you (1) request that DT Cloud redeem all or a portion of your Public Shares for cash and (2) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number, and address; and

●	deliver your Public Shares to Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern time, on [      ] (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

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Holders of DT Cloud Units must elect to separate the DT Cloud Units into the underlying DT Cloud Ordinary Shares and SPAC Rights prior to exercising redemption rights with respect to the Public Shares. If Public Shareholders hold their DT Cloud Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the DT Cloud Units into the underlying Public Shares and SPAC Rights. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of DT Cloud Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of Public Shares. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the Public Shares following the separation of such Public Shares from the DT Cloud Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. If a holder holds DT Cloud Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, DT Cloud’s transfer agent, directly and instruct it to do so.

The redemption rights include the requirement that a holder must identify itself to DT Cloud in order to validly redeem its shares. Public Shareholders (other than the initial shareholders) may elect to exercise their redemption rights with respect to their Public Shares even if they vote “FOR” the Business Combination Proposals. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker, or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption right with respect to all or a portion of the Public Shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company, DT Cloud will redeem the related Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of March 31, 2025, this would have amounted to approximately $10.66 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will not own Public Shares or shares of Pubco following the redemption.

Prior to exercising redemption rights, shareholders should verify the market price of the DT Cloud Ordinary Shares as they may receive higher proceeds from the sale of their DT Cloud Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. DT Cloud cannot assure you that you will be able to sell the DT Cloud Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the DT Cloud Ordinary Shares when you wish to sell your shares.

If you exercise your redemption rights, the DT Cloud Ordinary Shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, Pubco’s future growth following the Business Combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and DT Cloud does not consummate an Initial Business Combination within the Combination Period, it will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to the Public Shareholders and the SPAC Rights will expire worthless.

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Appraisal Rights

Holders of record of DT Cloud Ordinary Shares may have appraisal rights in connection with the Business Combination under the Cayman Companies Act. Holders of record of DT Cloud Ordinary Shares wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for his, her or its DT Cloud Ordinary Shares must give written objection to the SPAC Merger to DT Cloud prior to the shareholder vote to approve the SPAC Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of DT Cloud’s Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the Trust Account in accordance with the DT Cloud Articles. It is possible that if a DT Cloud shareholder exercises appraisal rights, the fair value of the DT Cloud Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain if he, she, or it exercised his, her or its redemption rights as described herein. DT Cloud believes that such fair value would equal the amount that DT Cloud shareholders would obtain if they exercise their redemption rights as described herein. DT Cloud shareholders need not vote against any of the proposals at the extraordinary general meeting in order to exercise appraisal rights under the Cayman Companies Act. A DT Cloud shareholder which elects to exercise appraisal rights must do so in respect of all of the DT Cloud Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See “Appraisal Rights under the Cayman Companies Act.”

Proxy Solicitation Costs

DT Cloud is soliciting proxies on behalf of the DT Cloud Board. This solicitation is being made by mail but also may be made by telephone or in person. DT Cloud and its directors, officers, and employees may also solicit proxies in person. DT Cloud will file with the SEC all scripts and other electronic communications as proxy soliciting materials. DT Cloud will bear the cost of the solicitation.

DT Cloud has engaged Advantage Proxy, Inc. to assist in the proxy solicitation process. DT Cloud will pay that firm a fee of $[   ] plus disbursements. DT Cloud will reimburse Advantage Proxy, Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages, and expenses. DT Cloud will ask banks, brokers and other institutions, nominees, and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. DT Cloud will reimburse them for their reasonable expenses.

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PROPOSAL NO. 1 — THE NTA PROPOSAL

Overview

Assuming the Business Combination Proposals are approved, DT Cloud’s shareholders are also being asked to approve the NTA Proposal. If the NTA Proposal is approved at the Meeting, the following articles of the DT Cloud Articles shall be amended as follows, and effective, if adopted and implemented by DT Cloud, immediately prior to the consummation of the proposed Business Combination:

(a)	Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b)	Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

Why DT Cloud Needs Shareholder Approval

DT Cloud’s shareholders are being asked to approve the NTA Amendments to the DT Cloud Articles prior to the consummation of the proposed Business Combination, which, in the judgment of the DT Cloud Board, may facilitate the consummation of the Business Combination. The DT Cloud Articles limit DT Cloud’s ability to consummate an initial business combination if DT Cloud would have less than US$5,000,001 in net tangible assets prior to or upon consummation of such initial business combination. Because the DT Cloud Ordinary Shares and the Pubco Ordinary Shares would not be deemed to be a “penny stock” pursuant to other applicable provisions of Rule 3a51-1 under the Exchange Act, DT Cloud is presenting the NTA Proposal to facilitate the consummation of the Business Combination. If the NTA Proposal is not approved and there are significant requests for redemption such that DT Cloud’s net tangible assets would be less than US$5,000,001 following such redemption prior to and upon consummation of the Business Combination, the DT Cloud Articles would prevent DT Cloud from being able to consummate the Business Combination even if all other conditions to Closing are met. If the NTA Proposal is approved and the DT Cloud Articles are amended with NTA Amendments, then it is possible that the Business Combination could be consummated even if DT Cloud’s net tangible assets would be less than US$5,000,001 following the redemption prior to and upon consummation of the Business Combination. If the Business Combination Proposal and the NTA Proposal are approved, all of the references in this proxy statement/prospectus to the “DT Cloud Articles” shall be deemed to mean the DT Cloud Articles as amended by the NTA Amendments contained in this NTA Proposal.

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Effect of Proposal on Current Shareholders

If the NTA Proposal is adopted, the NTA Amendments will become effective immediately prior to the consummation of the proposed Business Combination:

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that subject to the approval of the Business Combination Proposal and with effect prior to the consummation of the proposed Business Combination:

(a)	Article 37.2(b) of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer (a Tender Offer) for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two days prior to the consummation of such Business Combination, including interest earned on funds held in the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of DT Cloud Public Shares then in issue.”

(b)	Article 37.6 of the DT Cloud Articles shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not a Founder, Officer or director may, contemporaneously with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the IPO Redemption), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15% of the Public Shares without the Company’s prior consent, and provided further that any holder that holds Public Shares beneficially through a nominee must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote on the proposal to approve a Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination or abstains from voting, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account not previously released to the Company to pay its income taxes, if any, divided by the number of Public Shares then in issue (such redemption price being referred to herein as the Redemption Price).”

Vote Required for Approval

Approval of the NTA Proposal will be sought as a special resolution requiring the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the NTA Proposal.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NTA PROPOSAL.

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PROPOSAL NO. 2—THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. DT Cloud shareholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.

Overview

DT Cloud is asking its shareholders to approve and adopt the Business Combination Agreement and the transactions contemplated therein by ordinary resolution. DT Cloud’s shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. See “The Business Combination” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on these proposals.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, by way of ordinary resolution, that DT Cloud’s entry into the Business Combination Agreement, dated as of October 22, 2024, by and among DT Cloud Acquisition Corporation (“DT Cloud”), Maius Pharmaceutical Co., Ltd. (“Maius”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and XXW Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands as the Target shareholders’ representative (the “Target Shareholders’ Representative”) (in the form attached to this proxy statement/prospectus as Annex A), pursuant to which, among other things, the Business Combination will be effected in two steps: (a) on the Closing Date, subject to approval by special resolution, Merger Sub 1 will merge with and into SPAC, with SPAC surviving as a wholly owned subsidiary of Pubco; and (b) on the Closing Date and immediately following the SPAC Merger, subject to approval by special resolution, Merger Sub 2 will merge with and into Maius, with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco, and all other transactions contemplated by the Business Combination Agreement be confirmed, ratified and approved in all respects, and the Business Agreement and the Business Combination be confirmed, ratified and approved in all respects.”

Vote Required for Approval

The approval of the Business Combination Agreement and the Business Combination require an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of the DT Cloud Ordinary Shares. If the Business Combination Proposal is not approved, then the other proposals (except the Adjournment Proposal, as described below) will not be presented to the shareholders for a vote.

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The Sponsor and DT Cloud’s directors and officers have agreed to vote any DT Cloud Ordinary Shares owned by them in favor of the Business Combination Proposal. See “The Business Combination” for more context and reasons for approving the Business Combination.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 3 — THE MERGER PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, DT Cloud will cease to exist and consequent to the SPAC Merger under Cayman Islands law. Holders of DT Cloud Ordinary Shares are being asked to authorize the SPAC Merger and the First Plan of Merger. A copy of the First Plan of Merger is attached as Annex D to this proxy statement/prospectus.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that (i) the First Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex D, be authorized, approved and confirmed in all respects, that DT Cloud Acquisition Corporation be and is hereby authorized to enter into the First Plan of Merger, that (ii) the proposed amended and restated memorandum and articles of association of DT Cloud as the surviving company of the SPAC Merger, a copy of which is attached to the First Plan of Merger, be and is hereby adopted in its entirety and in substitution for, and to the exclusion of, the existing memorandum and articles of DT Cloud with effect immediately upon the SPAC Merger Effective Time, and that (iii) the merger of Merger Sub I with and into DT Cloud Acquisition Corporation, with DT Cloud Acquisition Corporation surviving the merger as a wholly-owned subsidiary of Pubco is hereby authorized, approved and confirmed in all respects.”

Vote Required for Approval

If the Business Combination Proposal is not approved, the Merger Proposal will not be presented at the extraordinary general meeting. The approval of the Merger Proposal will require a special resolution under the Cayman Companies Act and the DT Cloud Articles, being a resolution passed by holders of at least two-thirds of DT Cloud Ordinary Shares who, being entitled to do so, attend and vote in person or by proxy at the extraordinary general meeting of DT Cloud, and includes a unanimous written resolution.

Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal.

The Merger Proposal is conditioned on the approval of the Business Combination Proposal, and vice versa. Therefore, if the Business Combination Proposal is not approved, the Merger Proposal will not be presented at the extraordinary general meeting.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

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PROPOSAL NO. 4—THE GOVERNANCE PROPOSAL

Overview

Assuming the NTA Proposal, the Business Combination Proposal, the Merger Proposal and the Nasdaq Proposal are approved, the Proposed Pubco Organizational Documents will be adopted by Pubco under Cayman Islands law.

DT Cloud’s shareholders are asked to consider and vote upon, to approve by special resolution and to adopt, the Proposed Pubco Organizational Documents, with such principal changes proposed to be made between the DT Cloud Articles and the Proposed Pubco Organizational Documents as are described in the Advisory Organizational Documents Proposals. All shareholders are encouraged to read the Proposed Pubco Organizational Documents in their entirety, which are attached to this proxy statement/prospectus as Annex B for a more complete description of their terms.

Reasons for the Governance Proposal

The Proposed Pubco Organizational Documents were negotiated as part of the Business Combination. The DT Cloud Board’s specific reasons for each of the Advisory Organizational Documents Proposals are set forth in the section entitled “Proposal No. 5 — The Advisory Organizational Documents Proposals.”

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that at the SPAC Merger, the amending and restated memorandum and articles of association of Pubco in the form attached to the accompanying proxy statement/prospectus as Annex B, be and are hereby approved and adopted.

Vote Required for Approval

If the Business Combination Proposal is not approved, the Governance Proposal will not be presented at the extraordinary general meeting. The approval of the Governance Proposal requires a special resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of the holders of at least two-thirds of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on Governance Proposal.

The Governance Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Governance Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD UNANIMOUSLY RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNANCE PROPOSAL.

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PROPOSAL NO. 5 —THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

If the Governance Proposal is approved and the Business Combination is to be consummated, Pubco will become the listed entity and shall be governed by the Proposed Pubco Organizational Documents and under the Cayman Companies Act.

As required by SEC guidance, to give shareholders the opportunity to present their separate views on important corporate governance provisions, DT Cloud is asking its shareholders to consider and vote upon and to approve on a non-binding advisory basis by ordinary resolution separate proposals in connection with the adoption of the Proposed Pubco Organizational Documents. The shareholder vote regarding each of the Advisory Organizational Documents Proposals is an advisory vote, and is not binding on DT Cloud or the DT Cloud Board (separate and apart from the approval of the Governance Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Organizational Documents Proposals, DT Cloud intends that the Proposed Pubco Organizational Documents will take effect upon the consummation of the Business Combination (assuming approval of the Governance Proposal).

The following table sets forth a summary of the principal changes proposed to be made between the DT Cloud Articles and the Proposed Pubco Organizational Documents. This summary is qualified by reference to the complete text of the Proposed Pubco Organizational Documents, copies of which are attached to this proxy statement/prospectus as exhibit 3.2 and Annex B. All shareholders are encouraged to read each of the Proposed Pubco Organizational Documents in its entirety for a more complete description of its terms.

	DT Cloud Articles	Proposed Pubco Organizational Documents
Proposal 3A - Provisions Related to Status as Blank Check	DT Cloud Articles contain various provisions applicable only to blank check companies.	The Proposed Pubco Organizational Documents do not include provisions related to status as a blank check company, as Pubco will not be a blank check company upon the completion of the Business Combination.

Proposal 3B - Removal of Directors	DT Cloud’s Articles provide that after the closing of a business combination, a director of DT Cloud may be removed by an ordinary resolution which requires a simple majority of the votes cast by, or on behalf of, the shareholders at a duly constituted general meeting.	Under the Proposed Pubco Organizational Documents, any director (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a special resolution) may be removed by an ordinary resolution which requires a simple majority of the votes cast by shareholders at a general meeting or in writing by all of the shareholders entitled to vote at a general meeting of Pubco. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than ten (10) calendar days before the meeting.

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Proposal 3A: Provisions Related to Status as Blank Check Company

SPAC’s shareholders are being asked to approve and adopt an amendment to the DT Cloud Articles removing provisions related to DT Cloud’s status as a blank check company, which will no longer apply upon consummation of the Business Combination, as DT Cloud will cease to be a blank check company at such time.

Proposal 3B: Removal of Directors

SPAC’s shareholders are being asked to approve and adopt an amendment to the DT Cloud Articles providing that the shareholders shall have the right to remove any director (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a special resolution by an ordinary resolution which requires a simple majority of the votes cast by shareholders at a general meeting or in writing by all of the shareholders entitled to vote at a general meeting of Pubco.

Reasons for Amendments

Proposal 3A: Provisions Related to Status as Blank Check

The DT Cloud Board believes that the elimination of certain provisions related to DT Cloud’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, certain provisions in the DT Cloud Articles require that proceeds from the DT Cloud IPO be held in the Trust Account until a business combination or liquidation of SPAC has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Pubco Organizational Documents.

Proposal 3B: Removal of Directors

DT Cloud Articles provide that after the closing of a business combination, a director of DT Cloud may be removed by a resolution by a simple majority of the votes cast by, or on behalf of, the shareholders at a duly constituted general meeting. Proposed Pubco Organizational Documents, any director (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a special resolution) may be removed by an ordinary resolution which requires a simple majority of the votes cast by shareholders at a general meeting or approved in writing by all of the shareholders entitled to vote at a general meeting of Pubco. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than ten (10) calendar days before the meeting. DT Cloud’s board of directors believes that such a standard will give shareholders a greater say in who serves on the board and is more consistence with optimum corporate governance policies.

This summary is qualified by reference to the complete text of the Proposed Pubco Organizational Documents, a copy of which is attached to this proxy statement/prospectus as Annex B. All shareholders are encouraged to read the Proposed Pubco Organizational Documents in their entirety for a more complete description of their terms.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the material differences between the DT Cloud Articles and the Proposed Pubco Organizational Documents as described in Proposals 3A-B in the proxy statement/prospectus be and are hereby approved and adopted.”

Vote Required for Approval

The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding advisory vote, will be sought as an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Advisory Organizational Documents Proposals.

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The Advisory Organizational Documents Proposals are not conditioned on the approval of any other Proposal at the extraordinary general meeting.

As discussed above, the Advisory Organizational Documents Proposals are advisory votes and therefore are not binding on DT Cloud or the DT Cloud Board. Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Organizational Documents Proposals, DT Cloud intends that the Proposed Pubco Organizational Documents will take effect upon the Initial Closing (assuming approval of the Governance Proposal).

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, DT Cloud’s shareholders are also being asked to approve the issuance pursuant to the Business Combination Agreement of up to [29,056,326] Ordinary Shares in connection with the Business Combination and the PIPE Investment.

Why DT Cloud Needs Shareholder Approval

DT Cloud is seeking shareholder approval in order to comply with Rule 5635(d) of The Nasdaq Stock Market Listing Rules.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the shares if the number of ordinary shares to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance. Pubco will issue shares representing 20% or more of the number of outstanding Ordinary Shares prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, up to [29,056,326] Pubco Ordinary Shares will be issued by Pubco.

The issuance of the Ordinary Shares described above would result in significant dilution to DT Cloud’s shareholders, and result in DT Cloud’s shareholders having a smaller percentage interest in the voting power, liquidation value, and aggregate book value of DT Cloud.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, for the purposes of complying with Rule 5635(d) of the Nasdaq Stock Market Listing Rules, that the issuance of up to [29,056,326] Pubco Ordinary Shares in connection with the Business Combination and the PIPE Investment be and is hereby approved.”

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Vote Required for Approval

Approval of the Nasdaq Proposal will be sought as an ordinary resolution requiring the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

The Nasdaq Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Nasdaq Proposal will have no effect, even if approved by holders of the Ordinary Shares.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE PUBCO DIRECTOR ELECTION PROPOSAL

Overview

Effective upon the Closing, the` Pubco Board will consist of five (5) directors, comprising Xingwei Xue, Mingfeng Shi             ,             , and             . For more information on the experience of each of these director nominees, see the section entitled “Management Following the Business Combination” in this proxy statement/prospectus.

Required Vote and Recommendation of the Board

The approval of the Pubco Director Election Proposal will require an ordinary resolution, being a resolution passed by a majority of the votes which are cast by those holders of DT Cloud Ordinary Shares who, being entitled to do so, vote in person or by proxy at the Meeting. Abstentions and non-votes will not have an effect on the Pubco Director Election Proposal. The Pubco Director Election Proposal will not be submitted if the Business Combination Proposal is not approved.

Resolution

“RESOLVED, as an ordinary resolution that, the five (5) persons listed below be elected to serve terms on Pubco’s board of directors effective at the Acquisition Merger Effective Time until [     ], be approved in all respects:

Xingwei Xue	;
Mingfeng Shi	;
;
;
; and
.

Recommendation of the DT Cloud Board

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PUBCO DIRECTOR ELECTION PROPOSAL.

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PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the DT Cloud Board to adjourn the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to DT Cloud’s shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals or the Nasdaq Proposal. If DT Cloud’s shareholders approve the Adjournment Proposal, DT Cloud may adjourn the extraordinary general meeting and any adjourned session of the extraordinary general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by DT Cloud shareholders, the DT Cloud Board may not be able to adjourn the extraordinary general meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NTA Proposal, the Business Combination Proposal, the Merger Proposal, the Governance Proposal, the Advisory Organizational Documents Proposals, or the Nasdaq Proposal.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, is approved if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more Proposals at the extraordinary general meeting.”

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the extraordinary general meeting.

The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote (in person or by proxy) of the holders of a majority of the DT Cloud Ordinary Shares entitled to vote and actually casting votes thereon at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. Accordingly, failure to vote in person, online, or by proxy at the extraordinary general meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the DT Cloud Board of Directors

THE DT CLOUD BOARD RECOMMENDS THAT DT CLOUD SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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THE BUSINESS COMBINATION

This section of the proxy statement/prospectus describes the Business Combination, including the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A hereto. You are urged to read carefully the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination. The legal rights and obligations of the parties to the Business Combination Agreement are governed by the specific language of the Business Combination Agreement, and not this summary.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties to the Business Combination Agreement and are subject to important qualifications and limitations agreed to by such parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure letters (the “Disclosure Letters”), which are not filed publicly and which is subject to a contractual standard of materiality different from that generally applicable to shareholders and was used for the purpose of allocating risk among the parties to the Business Combination Agreement rather than for the purpose of establishing matters as facts. DT Cloud and Maius do not believe that the Disclosure Letters contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about DT Cloud or Maius or any other matter.

General: Structure of the Business Combination

On October 22, 2024, DT Cloud entered into the Business Combination Agreement with Maius, Pubco, Merger Sub 1, Merger Sub 2 and Target Shareholder’s Representative. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination will be effected in two steps: (1) on the Closing Date, Merger Sub 1 will merge with and into DT Cloud, with DT Cloud surviving the SPAC Merger as a wholly owned subsidiary of Pubco, and (2) on the Closing Date and immediately after the SPAC Merger, Merger Sub 2 will merge with and into Maius, with Maius surviving the Acquisition Merger as a wholly owned subsidiary of Pubco. The terms of the Business Combination Agreement, which contain customary representations and warranties, covenants, closing conditions, termination provisions, and other terms relating to the Business Combination, are summarized below.

Immediately prior to the SPAC Merger, the outstanding DT Cloud Units, consisting of one DT Cloud Ordinary Share and one DT Cloud Right, will be automatically separated and the holder thereof will be deemed to hold one DT Cloud Ordinary Share and one DT Cloud Right. Accordingly, there will be no DT Cloud Units nor any Nasdaq listing of DT Cloud Units following the consummation of the Business Combination. The parties anticipate that, following the Business Combination, the Pubco Ordinary Shares will be listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “[     ],” and the DT Cloud Units, DT Cloud Ordinary Shares and DT Cloud Rights will cease trading on the Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended, upon the consummation of the Business Combination.

The SPAC Merger will be consummated on the Closing Date by the filing of a plan of merger with the Cayman Island Registrar of Companies, and will be effective immediately upon such filings or upon such later time as may be agreed by the parties and specified in such plan of merger. On the Closing Date and immediately after the SPAC Merger Effective Time, the Acquisition Merger will be consummated by the filing of a plan of merger with the Cayman Island Registrar of Companies.

On the Closing Date, the parties will hold the Initial Closing immediately prior to such filing of the plan of merger with respect to the SPAC Merger on the Closing Date and the parties will hold the Acquisition Closing immediately prior to such filing of the plan of merger with respect to the Acquisition Merger on the Closing Date.

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Conversion of Securities

Effect of SPAC Merger on Merger Sub 1 Share

At the SPAC Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of Merger Sub 1, each share of Merger Sub 1 that is issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be converted into one ordinary share of a par value of US$0.0001 each of the SPAC Merger Surviving Corporation (and the shares of the SPAC Merger Surviving Corporation into which the shares of Merger Sub 1 are so converted shall be the only shares of the SPAC Merger Surviving Corporation that are issued and outstanding immediately after the SPAC Merger Effective Time).

Effect of the SPAC Merger on DT Cloud Securities

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, the SPAC Merger would have the following effects on DT Cloud securities, among others:

(i)	immediately prior to the SPAC Merger Effective Time, each DT Cloud Unit that is outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one DT Cloud Ordinary Share and one DT Cloud Right per DT Cloud Unit held thereby in accordance with the terms of the applicable DT Cloud Unit (“Unit Separation”), which underlying securities of DT Cloud shall be adjusted in accordance with the applicable terms of the Business Combination Agreement;

(ii)	immediately following the Unit Separation, all DT Cloud Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist; and the holders of issued DT Cloud Units immediately prior to the Unit Separation shall cease to have any rights with respect to such DT Cloud Units, except as provided in the Business Combination Agreement or by law;

(iii)	immediately prior to the SPAC Merger Effective Time and immediately following the Unit Separation, in accordance with the terms of the applicable DT Cloud Rights, for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time, and without any action on the part of any holder of a DT Cloud Right, every seven (7) DT Cloud Rights (which, for the avoidance of doubt, includes the DT Cloud Rights held as a result of the Unit Separation) that were issued and outstanding immediately prior to the SPAC Merger Effective Time (A) shall automatically be converted to, and the holder of such DT Cloud Rights shall be entitled to receive, one DT Cloud Ordinary Share; and (B) shall no longer be outstanding and shall automatically be canceled by the terms thereof and each former holder of DT Cloud Right shall cease thereafter to have any other rights in and to such DT Cloud Rights, except as provided in the Business Combination Agreement or by Law;

(iv)	at the SPAC Merger Effective Time and immediately following the Unit Separation and the conversion of the DT Cloud Rights detailed above, by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of the DT Cloud, each issued and outstanding DT Cloud Ordinary Share (including each DT Cloud Ordinary Share converted from DT Cloud Rights as described in the Business Combination Agreement and each DT Cloud Ordinary Share held as a result of the Unit Separation, other than the DT Cloud Excluded Shares, DT Cloud Redeeming Shares and the DT Cloud Dissenting Shares, in each case as defined in the Business Combination Agreement) shall be converted automatically into one Pubco Ordinary Share (as defined in the Business Combination Agreement); and

(v)	at the SPAC Merger Effective Time, all DT Cloud Ordinary Shares shall cease to be issued and shall automatically be canceled and retired and shall cease to exist, and the holders of issued DT Cloud Ordinary Shares immediately prior to the DT Cloud Merger Effective Time, as evidenced by the register of members of DT Cloud (the “Stockholder Register”), shall cease to have any rights with respect to such DT Cloud Ordinary Shares, except as provided in the Business Combination Agreement or by law; and each holder of DT Cloud Ordinary Shares listed on the Stockholder Register immediately prior to the SPAC Merger Effective Time shall thereafter have the right to receive the same number of Pubco Ordinary Shares only.

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Merger Consideration and Effect of the Acquisition Merger

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of Pubco, Maius, DT Cloud or Maius’ shareholders, Merger Sub 2 or the holders of the following securities:

(i)	each Company Ordinary Share issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than Maius Excluded Shares and Maius Dissenting Shares, and subject to the provisions for the Escrow Shares, in each case as defined in the Business Combination Agreement) shall automatically be cancelled and cease to exist, in exchange for the right of each Maius Shareholder to receive his Pro Rata Portion of the Pubco Ordinary Shares to be issued to Maius Shareholders at the Acquisition Merger Effective Time, the aggregate number of which shall be equal to the Closing Date Merger Consideration of $250,000,000 (two hundred and fifty million dollars) divided by the Average SPAC Stock Price of $10 per share (the “Closing Date Share Merger Consideration”). As of the Acquisition Merger Effective Time, each Maius Shareholder shall cease to have any other rights in and to the securities of Maius or the Surviving Corporation, except as expressly provided in the Business Combination Agreement. For the avoidance of any doubt, each Maius Shareholder will cease to have any rights with respect to its Maius Ordinary Shares, except the right to receive its Pro Rata Portion of the Closing Date Share Merger Consideration;

(ii)	each share of Merger Sub 2 that is issued and outstanding immediately prior to the Acquisition Merger Effective Time shall automatically be converted into and become one ordinary share of a par value of US$1.00 each of the Surviving Corporation (and such share of the Surviving Corporation into which the issued and outstanding share of Merger Sub 2 is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Acquisition Merger Effective Time). The register of members of the Surviving Corporation shall be updated accordingly; and

(iii)	all Maius Ordinary Share that are owned by Maius (as treasury shares or otherwise) or any of its direct or indirect subsidiaries as of immediately prior to the Acquisition Merger Effective Time shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof by virtue of the Acquisition Merger.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of (i) DT Cloud and (ii) Maius, Pubco and Merger Subs, in each case, relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and will not survive the Acquisition Closing. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement and should not be relied on by you as characterizations of the actual state of facts about the respective parties.

The Business Combination Agreement contains representations and warranties made by Maius, Pubco and Merger Subs to DT Cloud relating to a number of matters, including the following:

●	organization and qualification to do business,

●	subsidiaries and good standing;

●	authority to enter into the Business Combination Agreement;

●	absence of conflicts with organizational documents, applicable laws, or certain other agreements and required filings and consents;

●	accuracy of the capitalization of Pubco, Maius and Merger Subs as of the date of the Business Combination Agreement;

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●	constitutional documents;

●	provision of Maius’ audited CFS as of and for the fiscal years ended September 30, 2024 and 2023 and unaudited CFS as of and for the six months ended March 31, 2025 prepared in accordance with GAAP no later than two weeks following the date of the Business Combination Agreement, and fair presentation, in all material respects, of the financial position, results of operations, income (loss), changes in equity and cash flows of Maius and its subsidiaries;

●	absence of undisclosed liabilities;

●	absence of litigation and proceedings;

●	compliance with environmental law, anti-corruption laws, money laundering laws, international trade laws and SAFE rules and regulations;

●	intellectual property matters;

●	validity and binding effect of material contracts and absence of breach, violation, or default thereunder;

●	employee benefit plans;

●	labor matters;

●	taxes;

●	brokers entitled to fees or commissions in connection with the transactions contemplated by the Business Combination Agreement;

●	validity and coverage of material insurance policies;

●	real property and title to assets;

●	environmental matters;

●	conduct of business and absence of certain changes or events from September 30, 2023 through and including the date of the Business Combination Agreement;

●	interested party transactions and affiliate agreements;

●	internal controls;

●	possession and effectiveness of material permits and compliance with such permits;

●	absence of untrue statement or omission of a material fact in the registration statement;

●	absence of material business interruption or material losses resulted from COVID-19;

●	books and records;

●	sufficiency of assets

●	key customers and suppliers; and

●	exclusivity of the representations and warranties made by Maius.

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The Business Combination Agreement contains representations and warranties made by DT Cloud to Maius relating to a number of matters, including the following:

●	corporate organization;

●	authority to enter into the Business Combination Agreement;

●	proper filing of documents with the SEC and financial statements;

●	absence of conflicts with organizational documents, applicable laws, or certain other agreements and required filings and consents;

●	valid issuance of DT Cloud Ordinary Shares;

●	absence of litigation;

●	brokers entitled to fees or commissions in connection with the transactions contemplated by the Business Combination Agreement;

●	tax matters; and

●	exclusivity of the representations and warranties made by DT Cloud.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the Closing Date and efforts to satisfy conditions to the consummation of the Mergers. The Business Combination Agreement also contains additional covenants of the parties, including, among others:

(i)	a covenant requiring Maius with its commercially reasonable efforts to fulfill the filing procedure with the CSRC and report relevant information in a timely manner per the requirements of the Overseas Listing Trial Measures, promulgated by the CSRC on February 17, 2023 and the supporting guidelines of the Overseas Listing Trial Measures;

(ii)	covenants providing for DT Cloud and Maius to cooperate in the preparation of the registration statement in connection with the Mergers (the “Registration Statement”), and for DT Cloud to call a special meeting of its shareholders requiring DT Cloud to prepare and file with the SEC the Registration Statement;

(iii)	covenants requiring Maius to call a meeting of its shareholders or cause a written resolution to be passed in order to obtain the requisite company shareholder approval, and to solicit with its commercially reasonable efforts and obtain the required approval by its shareholders of Maius;

(iv)	covenants providing for DT Cloud and Maius to obtain executed subscription agreements, which shall have terms, and be in a form, reasonably acceptable to DT Cloud and Maius, for no less than $10,000,000 from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in DT Cloud, Maius or Pubco to purchase shares of DT Cloud, Maius or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”);

(v)	a covenant requiring the Pubco to approve and adopt an equity incentive plan, substantially in the form as Maius, the Shareholders’ Representative, Pubco and DT Cloud mutually agree, in the manner prescribed under applicable Law, effective as of one day prior to the Closing Date, reserving for grant thereunder a number of Pubco Ordinary Shares as shall equal 2.5 million shares; and

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(vi)	covenants prohibiting DT Cloud and Maius from, among other things, soliciting or negotiating with third parties regarding alternative transactions and agreeing to certain related restrictions and ceasing discussions regarding alternative transactions.

Survival

The representations and warranties made by Maius, Pubco and Merger Subs to DT Cloud shall survive until the date that is the twelve (12)-month anniversary of the Closing Date (the “Survival Period”). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent details are known at such time) and in writing by notice from a non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Conditions Precedents to Closing

The obligations of the parties to consummate the Transactions are subject to certain closing conditions of the respective parties, including, among others: (i) receipt of the required approval by the shareholders of DT Cloud; (ii) receipt of the required approval by the shareholders of Maius; (iii) effectiveness of the Registration Statement declared by the SEC; (iv) the approval for Pubco’s initial listing application with Nasdaq; and (v) the absence of any law or governmental order or legal injunction making illegal the consummation of the Transactions.

The obligations of DT Cloud to consummate the Transactions are subject to certain additional conditions, including, among others: (i) the accuracy of the representations and warranties of Maius (subject to customary bring-down standards and materiality qualifiers); (ii) the covenants and agreements of Maius having been performed in all material respects; and (iii) the absence of any Company Material Adverse Effect (as defined in the Business Combination Agreement) following the date of the Business Combination Agreement that is continuing and uncured; (iv) the Pubco’s status as a “foreign private issuer” as defined in Rule 3b-4 promulgated under the Securities Act to be maintained at the Closing; and (v) the gross cash proceeds from the PIPE Investment of no less than $10,000,000.

The obligations of the Company to consummate the Transactions are subject to certain additional conditions, including, among others: (i) the accuracy of the representations and warranties of DT Cloud (subject to customary bring-down standards and materiality qualifiers); (ii) the obligations and covenants of DT Cloud having been performed in all material respects; and (iii) each of the Ancillary Agreements (as defined in the Business Combination Agreement) duly executed by the parties thereto being in full force and effect.

Acquisition Closing

The Acquisition Closing will occur on the same day as, but immediately after, the Initial Closing, and in no event later than three business days following the satisfaction or waiver of all of the conditions to the Acquisition Closing (other than those conditions that by their nature are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver of those conditions at such time).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, among others:

(i)	by mutual written consent of DT Cloud and Maius;

(ii)	by DT Cloud or Maius if the Closing has not occurred on or before June 30, 2025 (the “Outside Date”);

(iii)	by DT Cloud or Maius if any law or governmental order is in effect that has become final and non-appealable and has the effect of making the consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

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(iv)	by DT Cloud if it is not in material breach of any of its obligations hereunder and any of Maius, its subsidiaries, Pubco and Pubco’s subsidiaries (each a “Company Party”) is in material breach of any of its representations, warranties or obligations hereunder that renders or could reasonably be expected to render the conditions set forth in the Business Combination Agreement incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by DT Cloud to Maius and (y) two (2) Business Days prior to the Outside Date;

(v)	by DT Cloud if it is not in material breach of any of its obligations hereunder and Maius fails to perform certain covenants set forth in the Business Combination Agreement within the time period promulgated therein;

(vi)	by Maius or the Shareholders’ Representative if no Company Party is in material breach of any of its obligations hereunder and DT Cloud is in material breach of any of its representations, warranties or obligations hereunder that renders or could reasonably be expected to render the conditions set forth in the Business Combination Agreement incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by Maius to DT Cloud and (y) two (2) Business Days prior to the Outside Date; and

(vii)	by either DT Cloud or Maius, if DT Cloud fails to obtain the Required SPAC Shareholder Approval (as defined in the Business Combination Agreement) upon vote taken thereon at a duly convened DT Cloud special meeting of shareholders (or at a meeting of the DT Cloud shareholders following any adjournment or postponement thereof).

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to fraud or a willful material breach of the Business Combination Agreement by a party thereto occurring prior to such termination.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements have been or will be filed with the SEC at a future date. Shareholders and other interested parties are urged to read such Related Agreements in their entirety. The descriptions of the Related Agreements are not complete and are subject to, and qualified in their entirety by, reference to the actual agreements, which are filed as exhibits 10.6, 10.7 and 10.8 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part.

Key Company Shareholder Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Key Company Shareholders, as shareholders holding Maius shares sufficient to constitute the requisite Maius shareholder approval pursuant to the Business Combination Agreement (either as the holder of record or the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act) have each entered into a lock-up agreement with Pubco, Maius and DT Cloud, (each, a “Key Company Shareholder Lock-Up Agreement”), which will become effective as of the Closing, subject to the written waiver by DT Cloud. Pursuant to the Key Company Shareholder Lock-Up Agreement, such shareholder of Maius agreed, among other things, (a) during a period of one hundred and eighty (180) days from and after the Closing (the “Lock-up Period”), such shareholder will become subject to certain transfer restrictions with respect to any Pubco Ordinary Shares and DT Cloud Ordinary Shares, each as defined in the Key Company Shareholder Lock-Up Agreement (collectively, the “Lock-up Shares”); and (b) during the Lock-up Period, the Pubco will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Pubco’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares and direct the Pubco’s transfer agent not to process any attempts by such shareholder to resell or transfer any Lock-up Shares, except in compliance with the Key Company Shareholder Lock-Up Agreement.

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Key Company Shareholder Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Key Company Shareholders have each entered into a support agreement with the Maius and DT Cloud (the “Key Company Shareholder Support Agreement”), pursuant to which, each Key Company Shareholder agreed, among other things, (a) not to transfer any Maius shares or deposit any Maius shares into a voting trust or enter into a voting agreement or grant any proxy, consent or power of attorney with respect thereto until the Expiration Time (which is the earlier to occur of (a) the Acquisition Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated pursuant, and (c) as to any Key Company Shareholder, the mutual written agreement of DT Cloud, Maius and such Key Company Shareholder), subject to certain customary conditions and exceptions; (b) to vote in favor of the Acquisition Merger, the other Transactions and other matters set forth in the Business Combination Agreement; (c) not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action against DT Cloud, Merger Sub 1, Merger Sub 2, Pubco, Maius or any of their respective successors or directors challenging the validity of the Business Combination Agreement or alleging a breach of any fiduciary duty of any person in connection with the Transactions; and (d) to use reasonable best efforts to cooperate with Maius and DT Cloud to effect the transactions contemplated hereby and the Transactions.

Sponsor Support and Lock-up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor has executed and delivered to Maius a support and lock-up agreement (the “Sponsor Support and Lock-up Agreement”), pursuant to which, the Sponsor has agreed to, among other things, (x) vote to adopt and approve the Business Combination Agreement, the Ancillary Agreements and the Transactions contemplated hereunder, and (y) not to Transfer any of its Restricted Securities during the period from the Closing and ending on the following: (i) with respect to Founder Shares, on the earliest of: (A) a hundred and fifty (150) days following the date of the Closing, (B) the date after the occurrence of a Change of Control, and (C) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing; and (ii) with respect to DT Cloud Private Units, thirty (30) days following the Closing Date.

Background of the Business Combination

The terms of the Business Combination were the result of extensive negotiations between representatives of DT Cloud and Maius. The following is a brief description of the background of DT Cloud’s formation, its previous engagements with potential target companies other than Maius, and its evaluation of, and negotiations with, Maius.

DT Cloud is a blank check company incorporated in the Cayman Islands on July 7, 2022 as an exempted company with limited liability. DT Cloud was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

On February 23, 2024, DT Cloud consummated the IPO of 6,900,000 units, which includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 900,000 units on February 21, 2024. Each unit consists of one ordinary share and one right. Each seven rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. The units were sold at $10.00 per unit, generating gross proceeds of $69,000,000. Simultaneously with the closing of DT Cloud IPO on February 23, 2024, DT Cloud consummated the private placement with DT Cloud Capital Corp., the Sponsor, of 234,500 units at $10.00 per private unit, generating total gross proceeds of $2,345,000. On February 23, 2024, DT Cloud issued 103,500 ordinary shares of a par value of $0.0001 each to Brookline Capital Markets, a division of Arcadia Securities, at the closing of DT Cloud IPO as part of representative compensation. As of February 23, 2024, a total of $69,345,000 of the net proceeds from DT Cloud IPO and the private placement were deposited in a trust account established for the benefit of DT Cloud’s public stockholders at Morgan Stanley, with Continental Stock Transfer & Trust Company acting as trustee.

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DT Cloud’s amended and restated memorandum and articles of association provides that DT Cloud must complete its initial business combination within nine months (or 12 months if DT Cloud executes a definitive agreement for an initial business combination) from the closing of the DT Cloud IPO, which deadline could be extended twelve times by an additional one month each time which may be accomplished only if the Sponsor deposits additional funds into the Trust Account. As DT Cloud has entered into a definitive business combination agreement on October 22, 2024, which is within nine months after the closing of the DT Cloud IPO, DT Cloud has been entitled to an automatic three-month extension to the original nine months from the closing of the DT Cloud IPO to consummate its initial business combination. As a result, DT Cloud now has 12 months from the closing of the DT Cloud IPO to consummate its initial business combination, or up to 24 months if the DT Cloud extends the period of time to consummate a business combination if the Sponsor deposits additional funds into the Trust Account.

DT Cloud did not select any business combination target in advance of its IPO and did not, nor did anyone on its behalf, initiate any substantive discussions, directly or indirectly, with any potential business combination target in advance of its IPO.

After the DT Cloud IPO, and consistent with DT Cloud’s business purpose, DT Cloud’s directors and management team commenced an active, targeted search for an initial set of potential business combination targets, leveraging DT Cloud’s and the Sponsor’s network of relationships and intimate knowledge of the private company marketplace, as well as the prior experience and network of DT Cloud’s directors and management team.

In evaluating potential businesses and assets for an initial business combination, DT Cloud, together with its directors and management team and the Sponsor, considered acquisition candidates across various industry categories. DT Cloud generally focused on companies that it believed were: (i) companies that have a history of, or potential for, strong, stable cash flow generation, with predictable and recurring revenue streams; (ii) companies that have historically generated, or have the near-term potential to generate, strong and sustainable free cash flow; (iii) companies who will benefit from additional capital investment through a business combination; (iv) companies who have strong management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow, as DT Cloud will seek to partner with potential target’s management team and expect that the operating and financial abilities of DT Cloud’s management and board will help potential target companies to unlock opportunities for future growth and enhanced profitability; (v) companies that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company; (vi) business where the collective capabilities of DT Cloud’s management and Sponsor can be leveraged to tangibly improve the operations and market position of the target; or (vii) companies that DT Cloud believes can offer attractive risk-adjusted return on investments for its shareholders.

Since the completion of its IPO, DT Cloud considered numerous potential target businesses with the objective of consummating its initial business combination. DT Cloud’s initial target exploration focused on certain targets with whom DT Cloud’s directors and management or Sponsor were already familiar through their networks and investment activities, and who could satisfy some or all the key criteria for a business combination target described in the investment criteria above. As the initial exploration progressed, the list of potential business combination partners was refined to exclude potential partners that did not meet the key criteria described in the investment criteria above, or that DT Cloud’s management believed were unlikely to consider a business combination with DT Cloud. The list of potential business combination partners was also expanded to include potential partners introduced to DT Cloud by third-party investors, investment bankers and inbound inquiries, and through the ongoing search efforts of DT Cloud’s management. Throughout its evaluation of a potential business combination, until DT Cloud and Maius entered into a letter of intent, DT Cloud continuously refined its list of potential business combination partners and considered viable partner opportunities. In the process that led to identifying Maius as an attractive business combination opportunity, DT Cloud’s management team considered 21 potential business combination targets, made contact with representatives of 18 such potential business combination targets to discuss the potential for a business combination transaction, and entered into non-disclosure agreements with 14 of such potential business combination targets. The non-disclosure agreements entered into with the potential targets contained customary non-disclosure provisions and a customary Trust Account waiver provision pursuant to which the potential targets waived any right, title, interest or claim in DT Cloud’s Trust Account and agreed not to seek recourse against DT Cloud’s Trust Account for any reason. Such non-disclosure agreements do not contain any standstill or similar provisions. Further, DT Cloud delivered letters of intent to eight potential business combination targets, including Maius. Ultimately, without foreclosing the possibility of a future business combination involving these potential targets, DT Cloud determined to abandon each of its other potential initial business combination targets to which it delivered a letter of intent, other than Maius, because (i) such other potential targets pursued an alternative transaction or strategy, such as an IPO (ii) DT Cloud did not meet such potential targets’ valuation expectations, (iii) DT Cloud determined that the targets would not be a suitable business combination partner for DT Cloud based on, among other factors, further due diligence indicating that the targets’ business did not meet DT Cloud’s investment criteria or the terms on which the potential targets would be willing to consider a potential business combination transaction would not have been advantageous to DT Cloud and its shareholders, and/or (iv) DT Cloud concluded that a business combination transaction with Maius aligned with DT Cloud’s investment criteria and, among other things, Maius was receptive to a valuation and consideration structure that would be advantageous to DT Cloud and its shareholders. Maius specializes in innovative formulations of targeted small-molecule drugs in two major areas: oncology and autoimmune diseases. Their core products include small-molecule chemical drug candidates and have established an integrated drug development system that combines a drug screening system with a drug delivery system. DT Cloud believes capabilities and competitive strengths mentioned above will enable Maius to achieve its business strategy. Maius’ emphasis on oncology and autoimmune therapies complements DT Cloud’s strategy of investing in transformative healthcare solutions that address significant unmet medical needs. This synergy reinforces our belief that the business combination will drive long-term value creation for our shareholders.

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As part of this process, between the consummation of DT Cloud’s IPO and the entering into the letter of intent with Maius, two representatives of DT Cloud, including Mr.Shaoke Li and Mr. Guojian Chen, had multiple discussions with Company A, Company B, Company C and Maius. Representatives of DT Cloud participated in management presentations and engaged in due diligence and discussions directly with the potential targets’ senior executives. Following these discussions, DT Cloud discontinued its review of potential business combinations with Company A, Company B and Company C as they chose different strategic financing alternatives. Ultimately, DT Cloud determined Maius to be the most attractive opportunity based on several factors including the strength of Maius’ management team, the scale of Maius’ business, the large market opportunity for Maius’ business, and the value creation potential from Maius’ small-molecule chemical drug candidates and peptide drug candidates.

The following is a brief description of the interactions that took place between DT Cloud’s directors and management team and management or representatives of the three potential targets other than Maius before DT Cloud ultimately identified Maius as its preferred target for its initial business combination.

Company A. On or around February 27, 2024, the financial VP of Company A contacted Mr. Shaoke Li, the former Chief Executive Officer and Director of DT Cloud via email. This company specializes in solar photovoltaic manufacturing, offering advanced technologies to produce efficient and reliable solar panels. DT Cloud’s management had a meeting with Company A, and after reviewing its basic information, entered into non-disclosure agreement with it. Subsequently, DT Cloud’s management engaged in further diligence of Company A for a potential business combination. Around July and August, 2024, DT Cloud delivered the letter of intent to Company A. Around August 2024, DT Cloud’s management had an online meeting with Company A, during which DT Cloud’s management team met with key management members of Company A and discussed, among others, arrangement of the following due diligence and logistics before entering a business combination agreement. However, DT Cloud later decided not to pursue a business combination with Company A because DT Cloud and Company A could not agree on the timeline in connection with the proposed business combination, and Company A is still exploring the option of pursuing an IPO in lieu of the SPAC route, considering alternative avenues for fundraising and listing.

Company B. On or around May 7, 2024, the representatives of Company B, including its CEO and Board Secretary, contacted Mr. Guojian Chen, the CFO and Director of DT Cloud via email. Company B, specializing in next-generation therapeutics for hepatitis B, non-alcoholic fatty liver disease, and respiratory hormone therapies, has been identified as a potential target for DT Cloud, given its alignment with market demand in the biotech sector. To further evaluate its viability, after an online meeting with the management team members from Palo Alto, DT Cloud’s former CEO, Mr. Shaoke Li, and other team members have scheduled a Zoom meeting on June 27, 2024 with DT Cloud’s underwriter, which is highly regarded for its expertise in underwriting transactions within the biotechnology industry. This meeting aims to assess Company B’s market positioning and strategic fit with DT Cloud’s objectives, ensuring the transaction meets legal and market standards. Company B executed a letter of intent with DT Cloud in July 2024. DT Cloud was then actively monitoring their development pipeline and clinical progress to ensure the transaction aligns with strategic objectives and market requirements. In mid-August, the Phase II clinical data fell short of expectations, and by the end of September, the third round of data also remained unsatisfactory. As a result, DT Cloud decided to terminate its consideration of Company.

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Company C. In March 2024, representatives from Company C made contact with DT Cloud’s former CEO, Mr. Shaoke Li. Company C focuses on commercializing Mesenchymal Stem Cells (MSC) treatment. On March 14, 2024 DT Cloud and Company C executed a non-disclosure agreement to facilitate further discussions. Following preliminary communications, a Zoom meeting took place on March 25, 2024 to explore the potential collaboration between Company C and DT Cloud. During the meeting, Company C provided an overview of their MSC treatment and partnership with third parties, highlighting their projected market cap of approximately US$1.8 billion and commercialization timeline for 2025. On April 19, 2024, DT Cloud and Company C executed a letter of intent and engaged in further detailed discussions. However, after careful reviewing the information presented and assessing potential collaboration opportunities moving forward into consideration, DT Cloud concluded that Company C’s current financial position, target valuation, and fundraising expectations were not aligned, and therefore, DT Cloud decided not to proceed with the potential transaction.

Timeline of the Business Combination

On or around July 19, 2024, by introduction of Mr. Fengtao Chen, a mutual business acquaintance, Mr. Guojian Chen and Ms. Xiaoyan Che, a representative of shareholders of Maius, established connections and held an online conference call to discuss the potential advantages of a de-SPAC transaction. On August 1, 2024, Ms. Xiaoyan Che met Mr. Guojian Chen in Shenzhen to further discuss Maius’ business, Maius’ restructuring process and an overall tentative timeline for a potential business combination, should Maius decide to proceed with a de-SPAC transaction.

On August 2, 2024, DT Cloud entered into a customary non-disclosure agreement with Maius. Subsequently on the same date, Maius established its virtual data room to facilitate the DT Cloud’s due diligence process.

On August 5, 2024, Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), acting in the capacity of U.S. legal counsel to DT Cloud, circulated the due diligence request list to Maius, kicking off the legal due diligence process.

On August 11, 2024, DT Cloud and Maius had an online meeting to exchange thoughts on the preliminary transaction terms to be specified in the Letter of Intent and for the Proposed Business Combination.

On August 13, 2024, DT Cloud received a batch of the due diligence materials provided by Maius through the data room in response to the due diligence request list. Subsequently, DT Cloud and WSGR continuously reviewed the due diligence materials.

On August 15, 2024, DT Cloud, Maius, WSGR and Sichenzia Ross Ference Carmel LLP (“SRFC”), then acting in the capacity of U.S. legal counsel to Maius, held a conference call with the management of DT Cloud and Maius and discussed the main transaction terms, the preliminary transaction timetable, public disclosures, ongoing diligence process, the preparation to introduce PIPE investors and the need for DT Cloud to obtain a fairness opinion from an independent financial advisor for the Proposed Business Combination. Also at the kick-off call, DT Cloud and WSGR proposed that, due to tax and regulatory considerations, the Proposed Business Combination should be structured so that following the closing, DT Cloud and Maius would both be wholly-owned subsidiaries of a newly established listing vehicle (the “Double-Dummy Structure”), to which SRFC concurred.

On August 16, 2024, Mr. Shaoke Li and Mr. Guojian Chen made a visit to Maius’ headquarter in Shanghai. Mr. Shaoke Li held an in-depth management session, attended by the controlling shareholder, the CEO, and a representative of other shareholders of Maius. During the meeting, Maius presented its business model, key technologies, platform features, historical financial performance, and the credentials of members of management. The parties then had preliminary discussions of the proposed terms of a potential business combination (the “Proposed Business Combination”).

From August 13, 2024 to September 3, 2024, DT Cloud’s management team reviewed the due diligence materials and publicly available information regarding Maius and companies operating in the same industry as Maius to understand its industry position, operations, business model, technologies, and investment highlights. DT Cloud’s management also held multiple follow-up discussions with Hankun team and CHFT Advisory and Appraisal Ltd (“CHFT”) to seek advice, analyze and deliberate the risks and merits of a potential business combination transaction with Maius and Maius’ financial model (the “Initial Projections”). Following such preliminary review and discussions, DT Cloud concluded that it was desirable to proceed with negotiating the Letter of Intent with Maius.

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On September 3, 2024, DT Cloud and Maius entered into a customary Letter of Intent. The Letter of Intent provided in its term sheet (the “Term Sheet”) that, among other things, (i) in connection with the Proposed Business Combination, the total consideration provided to or for the benefit of, Maius or Maius’ shareholders, would be based on an estimated initial valuation of Maius ranging from $200 million to $300 million, (ii) the structure of the Proposed Business Combination would be determined by the parties based on the results of due diligence, as well as business, legal, tax, accounting and other considerations, (iii) all shares to be issued in the Proposed Business Combination would be subject to the same lock up terms as DT Cloud’s Sponsor, (iv) the post-closing public company shall create a new equity incentive plan, (v) the initial board of directors of the post-closing public company will include five directors, consisting of three directors designated prior to the closing by Maius, at least one of whom shall be considered independent under Nasdaq requirements, and two directors designated by DT Cloud who shall be considered independent under Nasdaq requirements, and Maius’ executive officers and management will become the executive officers and management of the post-closing public company, and (vi) the obligations of either party to consummate the Proposed Business Combination would be subject to standard closing conditions for a transaction of this nature. The DT Board had determined to accept the equity value range set forth in the Letter of Intent based, in part, on the information it received from Maius’ presentations and discussions with management, its evaluation of public company comparables and assumptions regarding company and industry performance, Maius’ outstanding growth prospects and track record of executing on its strategic vision, and other financial due diligence customarily provided in transactions of this nature.

On September 4, 2024, SRFC sent WSGR and DT Cloud an initial draft of the Business Combination Agreement, which reflected, among other things, (i) the Double-Dummy Structure, (ii) a total consideration of US$250 million, reflecting the mutually agreed final valuation of Maius, which has been determined based on, among others, Maius’ financial projections, (iii) the director appointment arrangement of Pubco, and (iv) that a set of customary representations and warranties, covenants and certain closing conditions of the respective parties.

On August 29, 2024, DT Cloud initiated discussions with CHFT Advisory and Appraisal Ltd (“CHFT”), an independent valuation firm, with the intention of retaining CHFT as its financial advisor to conduct a fairness analysis. DT Cloud’s management was introduced to CHFT through a mutual acquaintance, Mr. Guojian Chen, who serves as DT Cloud director. Notably, Mr. Guojian Chen was familiar with CHFT’s work and had reviewed an opinion rendered by CHFT regarding the fairness of the merger consideration for a previous transaction he had been involved in. DT Cloud’s management found CHFT’s quotation to be reasonable and were impressed by CHFT’s body of work. On September 9, 2024, DT Cloud and CHFT executed a customary non-disclosure agreement and engagement letter.

On September 11, 2024, DT Cloud held a conference meeting with Maius, SRFC and Han Kun Law Offices (“Han Kun”), acting in the capacity of PRC legal counsel to DT Cloud, to discuss the following execution arrangements and their respective workstreams. Han Kun has reviewed the due diligent materials in the data room, and, on the same date of the meeting, prepared a supplement legal due diligence request list for Maius. Following the meeting on September 11, 2024, DT Cloud discussed the intended timeline for the Proposed Business Combination with WSGR, and WSGR circulated an illustrative timetable to the relevant working groups.

On September 19, 2024, DT Cloud’s management arranged a conference call between CHFT representatives and Maius’ management. During the call, CHFT representatives conducted the interview, and Maius’ management provided responses, covering but not limited to the following topics: (i) the development history of Maius, (ii) the background and industry experience of Maius’ management team, (iii) Maius’ R&D strategy, including target selection and drug application strategies, (iv) discussion of the development pipeline, including indications, current R&D stages, and future milestones, and (v) the expected industry scale, competitive landscape, market share, pricing, and success probability of the pipeline projects in relation to the Initial Projections.

The DT Cloud Board was kept apprised on a regular basis by DT Cloud’s management of the status of negotiations with Maius. DT Cloud’s management team reviewed the following items with the DT Cloud Board on a regular basis: (i) the broader initial business combination timeline and goals; (ii) a comprehensive overview of Maius’ core business, core strengths, management team and future prospects; (iii) a comparative analysis of Maius’ key product pipelines against those of industry peers; (iv) the Initial Projections provided by Maius and DT Cloud’s management’s preliminary assessment of the same; and (v) an update on the progress of Business Combination Agreement negotiations and the commercial considerations.

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On September 26, 2024, CHFT sent DT Cloud its first draft of the Fairness Opinion. The DT Cloud Board relied on the conclusion in CHFT’s Fairness Opinion, to evaluate the approval of the Business Combination.

While Maius and its advisors continued to engage in due diligence, the parties and their legal counsels, including Han Kun, Ogier Services (Asia) Limited, acting in the capacity of Cayman Islands legal counsel to DT Cloud, Beijing Yingke Law Firm Shenzhen Office (“Yingke”), acting in the capacity of PRC legal counsel to Maius, and Appleby (Cayman) Ltd., acting in the capacity of the then Cayman Islands counsel to Maius, discussed and negotiated the terms of the Business Combination Agreement. WSGR and SRFC also reviewed implications of the Proposed Business Combination to DT Cloud, Maius and their respective shareholders, including the tax implications of the proposed Double-Dummy Structure.

On October 4, 2024, Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), were incorporated.

Between September 4, 2024 and October 22, 2024, the parties and their counsels exchanged multiple drafts of the Business Combination Agreement. Numerous calls and virtual meetings between the parties and their counsels were held during this period to discuss the terms of the Business Combination Agreement, including calls between representatives of DT Cloud and Maius on September 11, September 18, September 25 and October 10, 2024 and on daily basis during the week before execution of the Business Combination Agreement. The topics discussed during these calls and virtual meetings included, without limitation, (i) the amount and form of the consideration, (ii) the terms of the lock-up applicable to certain shareholders of Maius after the Closing, (iii) the necessity for DT Cloud, Maius and/or Pubco to secure PIPE Investment to ensure capital stability and transaction certainty, (iv) Pubco to adopt an equity incentive plan, (v) certain representations and warranties of Maius and (vi) allocation of certain transaction expenses. During the course of negotiations of the Business Combination Agreement, the parties also exchanged drafts of, and negotiated the terms of, the Key Company Shareholder Lock-Up Agreement, the Key Company Shareholder Support Agreement, the Sponsor Support and Lock-up Agreement and other Ancillary Agreements (as defined in the Business Combination Agreement).

On October 22, 2024, the DT Cloud Board convened a board meeting. After review and discussion, including questions from members of the DT Cloud Board posed to DT Cloud management, the DT Cloud Board approved the proposed final version of the Business Combination Agreement and the transactions contemplated thereby and recommended that DT Cloud’s shareholders adopt and approve in all respects the Business Combination Agreement and the transactions contemplated thereby.

On October 22, 2024, DT Cloud and Maius executed the Business Combination Agreement and the applicable Ancillary Agreements. Since the date that the Business Combination Agreement was executed, the parties have held, and expect to continue to hold, regular discussions regarding the timing of consummating the Business Combination and various preparatory efforts in connection therewith.

On October 23, 2024, DT Cloud and Maius issued a joint press release announcing the execution of the Business Combination Agreement and DT Cloud filed a Current Report on Form 8-K, with the Business Combination Agreement, the Form of Key Company Shareholder Lock-Up Agreement, the Form of Key Company Shareholder Support Agreement, and the Sponsor Support and Lock-up Agreement and the press release included as exhibits, which filing was also filed pursuant to Rule 425 under the Securities Act.

On November 11, 2024, Maius engaged Loeb & Loeb LLP as its U.S. securities counsel for the Business Combination work.

On January 20, 2025, SPAC, Maius, Pubco and the Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco has agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement. On the same date, DT Cloud filed a Current Report on Form 8-K, with the Form of Subscription Agreement included as exhibit, to announce the Private Placement, which filing was also filed pursuant to Rule 425 under the Securities Act. See “—Description of Considerations Relating to the PIPE Investment” for details.

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Description of Considerations Relating to the PIPE Investment

Pursuant to the Business Combination Agreement, one of the closing conditions for the Business Combination is that cash proceeds from the PIPE Investment shall be not less than an US$10,000,000.

After entering into the Business Combination Agreement, the management team of both DT Cloud and Maius undertook several initiatives to secure PIPE investments. Maius underwent certain virtual business and financial performance due diligence processes with these potential industrial investors and fund investors starting from the negotiation period of the Business Combination, and held conference calls and in-person meeting with such potential investors to discuss, among others, the Business Combination and Maius’ operations and business prospects in China Maius may rely on certain financial advisor who is familiar with the medical industry to conduct marketing process and introduce potential investors. The management team of both DT Cloud and Maius and potential investors discussed the timeline of ongoing Business Combination, valuation, proposed terms of the Private Placement in connection with the Business Combination in the meetings. The Investor initially had an online conference meeting with Maius and in-person due diligence in the office of Maius in Shanghai in November 2024. Following a series of negotiations, SPAC, Maius, Pubco and the Investor entered into the Subscription Agreement on January 20, 2025, pursuant to which the Investor subscribed for 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement. The Private Placement will be closed concurrently with the closing of the Business Combination. Pubco intends to use the proceeds from such financing transaction for Pubco’s business operations and growth strategies. These include advancing Maius’ R&D and development efforts for its product candidates and expanding and more rapidly commercializing Maius’ product candidates.

Each of DT Cloud and Maius considered the benefits and detriments of the above-referenced financing transactions to DT Cloud, the Sponsor, Maius, and unaffiliated shareholders of DT Cloud.

DT Cloud believes that the estimated US$300,000 in net proceeds will partially cover the transaction expenses incurred in the Business Combination. Such financings would facilitate DT Cloud in its mission to consummate a business combination and to help DT Cloud’s shareholders to realize their investment in the combined company. DT Cloud also considered potential dilution from the financings as a potential negative aspect to DT Cloud shareholders.

The Business Combination will provide Maius with increased access to capital markets. By becoming a publicly traded company on Nasdaq, Pubco is expected to gain access to a broader range of capital-raising opportunities, which will enhance its ability to fund growth initiatives. Additionally, the proceeds from the Business Combination, if available, and the above-referenced financing transaction is expected to be used to support Pubco’s business operations and growth strategies. These include advancing Maius’ R&D and development efforts for its product candidates. The Business Combination is also expected to enhance Maius’ market visibility. Being publicly listed on Nasdaq may raise its profile, improve market perception and credibility and help attract new business partners.

Despite these benefits, Pubco is expected to face higher operating costs as a result of becoming a publicly listed company. As an SEC-registered and NASDAQ-listed company, Pubco will incur significantly higher expenses associated with hiring additional personnel, increased audit, legal, and administrative costs, and compliance with public company regulatory requirements. These increased expenses could reduce profitability, particularly in the short term.

The transition to a public company will also add complexity to Maius’ operations. Pubco will need to establish new processes and internal controls to meet its reporting obligations, which could divert management’s attention from core business activities. Additionally, the need for substantial capital and operating expenditures will increase. Pubco will have to invest heavily to support and grow its operations.

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Opinion of Financial Advisor to the DT Cloud Board

Pursuant to an engagement letter dated September 9, 2024, the DT Cloud Board retained CHFT Advisory and Appraisal Ltd (“CHFT”) to act as its financial advisor in connection with the Business Combination. DT Cloud selected CHFT to act as its financial advisor based on CHFT’s qualifications, expertise and reputation, its knowledge of, and involvement in, similar transactions and its knowledge of DT Cloud’s business and affairs as a special purpose acquisition company. DT Cloud and the Sponsor did not provide instructions to CHFT and did not impose any limitations on the scope of activities conducted by CHFT in connection with fairness opinion.

Summary of the Opinion of CHFT

Overview

On October 22, 2024, CHFT rendered its opinion to DT Cloud to the effect that, as of such date, the aggregate consideration to be issued by DT Cloud in the Business Combination was fair, from a financial point of view to DT Cloud and its shareholders. For purposes of its financial analyses, CHFT assumed that the aggregate consideration per the Business Combination Agreement would have a value equal to $250,000,000 at Closing.

The full text of CHFT’s written Opinion dated October 22, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Opinion (which are also summarized herein), is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. The description of CHFT’s written Opinion set forth in this proxy statement/prospectus is qualified in its entirety by the full text of such Opinion.

CHFT’s Opinion was provided for the use and benefit of the DT Cloud Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, CHFT provided its consent to the inclusion of the text of its Opinion as part of this proxy statement/consent solicitation statement/prospectus). As described in “—DT Cloud Board’s Reasons for the Approval of the Business Combination,” the members of the DT Cloud Board considered a wide variety of factors in connection with their respective evaluations of the business combination, including, the fairness opinion obtained by the DT Cloud Board from CHFT. CHFT’s only opinion is the formal written opinion CHFT has expressed as to whether, as of the date of such opinion, the Business Combination is fair from a financial point of view to the shareholders of DT Cloud and the Business Combination is fair from a financial point of view to the securityholders of DT Cloud that are unaffiliated with the Sponsor. The Opinion does not constitute a recommendation to proceed with the Business Combination. CHFT’s Opinion did not address any other aspect or implications of the Business Combination and the Opinion does not constitute an opinion, advice or recommendation as to how any shareholder of DT Cloud should vote at the extraordinary general meeting. In addition, the Opinion did not in any manner address the prices at which the securities of Pubco would trade following the consummation of the Business Combination or at any time. CHFT’s opinion was approved by a CHFT fairness opinion committee.

Procedures

CHFT’s analyses relied upon, but were not necessarily limited to, the following procedures things:

1.	Reviewed the following documents:

a.	The Maius’ interim financial statements for the six months ended March 31, 2024;

b.	Financial information for the Maius for the fiscal years ended September 30, 2022 and September 30, 2023;

c.	Contracts of Maius with major suppliers and customers;

d.	Other internal documents relating to the history, current operations, and probable future outlook of the Maius, including financial projections for the fiscal years 2024 through 2040, prepared by the Maius, and provided to us by management of the DT Cloud (the “Financial Projections”); and

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e.	A draft of the Business Combination Agreement.

2.	Discussed with various members of senior management of the Maius and DT Cloud, concerning historical and current operations, financial conditions and Financial Projections of Maius;

3.	Discussed with senior management of the DT Cloud concerning background and other elements of the Proposed Transaction;

4.	Performed certain valuation and analyses using generally accepted valuation and analytical techniques including a discounted cash flow analyses that CHFT deemed relevant; and

5.	Conducted such other analyses and considered such other factors as CHFT considered appropriate in rendering this opinion.

Use of Maius’ Projections

Based on the financial projections provided by Maius’ management, as outlined in the section titled “Prospective Financial Information of Maius” within this proxy statement/prospectus, CHFT calculated the net present value of the unlevered, after-tax free cash flows expected to be generated by Maius’ operations. The valuation involved modeling and assessing each key drug candidate asset individually (as detailed below), with the total enterprise value derived as the aggregated sum of these individual asset value.

●	GY-1068 (Target Indications: Diffuse Large B-Cell Lymphoma; Chronic Lymphocytic Leukemia / Small Lymphocytic Lymphoma; Mantle Cell Lymphoma; and Marginal Zone Lymphoma)
●	GY-2076 (Target Indications: Multiple Myeloma; and Myelodysplastic Syndromes)
●	GY-3058 (Target Indications: Chronic Lymphocytic Leukemia; and Indolent B-Cell Non-Hodgkin Lymphoma)
●	GY-4092 (Target Indications: Psoriasis Plaque)

Maius advised that the major assumptions implemented by its management in developing the projections of revenue were as follows:

●	Addressable markets, determined by the incidence and prevalence rates, along with assumptions regarding the patient populations for the various indications targeted by Maius’ drug candidates or therapies;
●	Market penetration and share assumptions relative to the addressable market and anticipated patient populations;
●	Drug pricing assumptions, considering market drug prices and adjustments for medical insurance;
●	Loss of exclusivity assumptions, reflecting declines in market penetration and share following the expiration of exclusivity periods; and
●	Probability of success factors, evaluated based on the clinical development stage of each drug candidate.

CHFT was not involved in the development of any of the above Maius assumptions, and did not independently review, confirm or verify such assumptions, the reasonableness thereof, or the extent to which such assumptions were relied upon by Maius in preparing their projections and forecasts. Only a limited number of these assumptions were discussed with Maius and/or the DT Cloud Board.

Discounted Cash Flow Analyses.

In assessing the valuation of Maius in connection with rendering its opinion, CHFT performed the discounted cash flow analyses. The valuation is based on the present value of estimated future cash flows for the expected life of the asset (or business) discounted at a rate of return that considers the relative risk of achieving those cash flows and the time value of money.

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CHFT have selected a group of companies in the pharmaceutical industry listed on stock exchanges to provide a reasonable reference for the Maius’ capital structure and industry beta, in order to calculate the discount rate, as well as to cross-check the Maius’ profitability and capital expenditure investment, among other aspects. The following criteria are adopted to select the comparable companies:

1)	Each comparable company should primarily engage in a similar business or sector as Maius. CHFT selected companies that operate in the pharmaceutical industry, with operating characteristics resembling certain elements of Maius. Companies in the medical equipment and diagnostic sectors were excluded.
2)	Comparable companies should include at least one drug candidate or marketed drug, which have the same technological route and indication as those in Maius’ R&D pipeline.
3)	Comparable companies should be listed on a stock exchange in the United States or the PRC and have financial information that is both available and publicly disclosed.

Based on the three criteria mentioned above, the following companies were selected:

Selected Comparable Companies

Ticker	Company Name	Market Capitalization as of September 30, 2024 (in US$ Millions)	Debt-to-equity Ratio	Unleveraged Beta
6160-HK	BeiGene Ltd	25,691	26.3%	0.59
9969-HK	InnoCare Pharma Ltd	1,528	23.2%	0.83
JNJ-US	Johnson & Johnson	390,053	44.2%	0.26
ABBV-US	AbbVie, Inc	348,738	580.3%	0.07
AZN-US	Astrazeneca PLC	241,561	73.1%	0.25
LLY-US	Eli Lilly and Company	842,335	234.2%	0.18
BMY-US	Bristol-Myers Squibb Company	104,877	140.9%	0.13
002038-CN	Beijing SL Pharmaceutical Co. Ltd	1,160	0.6%	1.01
3692-HK	Hansoh Pharmaceutical Group Company Limited	16,006	16.9%	0.69
1177-HK	Sino Biopharmaceutical Limited	8,806	41.7%	0.54
867-HK	China Medical System Holdings Ltd	2,784	8.4%	1.02
Median			41.7%	0.54

Publicly listed companies are typically more mature and commercialized than non-listed companies, having met the requirements for listing and successfully gone public. After conducting an exhaustive search, CHFT was unable to identify any listed companies in the market that share both the same technological approach and indication as those in Maius’ R&D pipeline and are at a comparable stage of development. As a result, CHFT selected companies that are at a more advanced commercial stage than Maius.

It is worth mentioning that the primary purpose of selecting comparable companies is to calculate the weighted average cost of capital (“WACC”), specifically to determine the applicable beta and Debt-to-Equity (D/E) ratio.

In the current WACC calculation, CHFT has selected:

●	Large, mature companies with a market capitalization exceeding $100 billion, including JNJ-US, ABBV-US, AZN-US, LLY-US, BMY-US, among others.

●	Small to mid-sized companies, such as 6160-HK, 9969-HK, 002038-CN, 3692-HK, 1177-HK, 867-HK, which, in terms of development stage, are closer to Maius in size and scope than the large mature companies.

The rationale behind this selection is as follows:

Role of Mature Companies:

●	Representativeness of Beta: Mature companies generally exhibit more stable operating cash flows and market performance, making their beta values (which reflect systematic risk) more reliable and representative of the industry’s average risk level.

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●	Stability of the D/E Ratio: The capital structure (D/E ratio) of mature companies often aligns with the “target capital structure”—the long-term debt-to-equity ratio Maius aim to maintain—which is consistent with the assumptions in the DCF model’s “terminal stage.”

Supplementing with Small to Mid-Sized Companies:

●	Some small to mid-sized companies are at a development stage closer to Maius than mature companies, making their beta values and operational risks more relevant references for Maius.

Challenges and Solutions in Selecting Comparable Companies for an Early-Stage Company:

●	As a relatively early-stage company, Maius is still in its initial phases of development compared to mature companies. Directly using the beta of mature companies may underestimate its risk, as early-stage companies generally face higher R&D failure risks, cash flow volatility, and market uncertainty. Their actual beta is likely higher than that of mature companies.

●	The current solution is to introduce a risk premium in the WACC calculations - specifically, an additional company-specific risk premium of 8% to compensate for risks not captured by the comparable companies, such as R&D failure and the lack of commercialized products.

●	Additionally, since Maius is significantly smaller than large pharmaceutical companies and other small to mid-sized listed firms, a small-company size premium of 2.9% has been incorporated into the WACC calculation.

With these adjustments, CHFT believes that the current selection of comparable companies and the resulting WACC calculation are reasonable.

CHFT performed illustrative stand-alone discounted cash flow analyses of Maius based on projected unlevered free cash flows for Maius and an estimate of its terminal value at the end of the projection horizon. In performing its illustrative discounted cash flow analyses:

●	CHFT based its discounted cash flow analyses on the financial projections for Maius as provided by Maius’ management.

●	CHFT applied a discount rate of 14.5% to 15.5% based on CHFT’ estimate of Maius’ WACC. The WACC was calculated by incorporating the debt-to-equity ratio, risk-free rate, equity risk premium, beta, country risk premium, small-company size premium, company-specific premium, and cost of debt.

CHFT used 41.7% as the market debt-to-equity ratio, the 10-year government bond yield as the estimate for the risk-free rate (2.2% as of September 30, 2024), 5.6% as the equity risk premium, and 0.73 as the leveraged beta, derived by leveraging the unleveraged beta of selected comparable companies. Additionally, CHFT applied a country risk premium of 1.0% for China, a small-company size adjustment of 2.9%, a company-specific premium of 8.0%, and a post-tax cost of debt of 7.7%. These inputs resulted in an estimated discount rate of 15%. Based on this, CHFT adjusted the rate downward and upward by 0.5% to establish a WACC range, which was then used to determine a reference range for Maius’ equity value.

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Set forth below is a table providing a detailed breakdown of the discount rate calculation:

Component	Maius	Formula
Debt-to-equity ratio	41.7%	a
Risk-free rate	2.2%	b
Equity risk premium	5.6%	c
Leveraged beta	0.73	d
Country risk premium	1.0%	e
Small-company size premium	2.9%	f
Company specific premium	8.0%	g
Cost of equity	18.2%	h=b+c*d+e+f+g
Cost of debt (post-tax)	7.7%	i
WACC (rounded)	15.0%	j=h/(1+a)+i/(1+a)*a
Lower bound	14.5%
Upper bound	15.5%

CHFT compared Maius with other selected comparable companies operating at different stages—often reflected in their varying market capitalizations. Given that Maius is at an earlier stage, as shown in the table above, a small-company size premium was added to the WACC calculation. Moreover, since Maius is still in its early phase and does not yet have any products approved for commercial sale, an 8% company-specific premium was also incorporated in the WACC calculation to account for additional risks. These risks include, but are not limited to, uncertainties regarding future revenues and success rates, the need for ongoing initial investments in R&D, and potential competition. For the purpose of determining Maius’ value reference range, CHFT believes that applying an 8% company-specific premium is sufficient.

CHFT integrated these adjustments into its discounted cash flow analysis, using them to determine a discount rate that appropriately reflects Maius’ risk profile and stage of development.

●	In calculating Maius’ terminal value for purposes of its discounted cash flow analyses, CHFT used a Gordon Growth Model and adopted a 3% perpetuate growth rate.
●	CHFT’ illustrative discounted cash flow analyses resulted in an overall reference range of US$ 227 million to US$ 272 million for purposes of valuing Maius’ 100% equity interest on a stand-alone intrinsic-value basis.
●	CHFT noted that the merger consideration was within the previously mentioned valuation reference range based on the illustrative discounted cash flow analyses.

Disclosure of Fee and Prior Relationships

As compensation for CHFT’s services in connection with the rendering of its opinion to the board of directors of DT Cloud, DT Cloud agreed to pay CHFT a fee of $55,000. DT Cloud has agreed to indemnify CHFT against certain liabilities arising out of or in connection with the services rendered and to be rendered by CHFT. Except for the aforementioned compensation, CHFT has not received, and will not receive, any other payment or compensation, including any compensation contingent upon the successful consummation of the Business Combination.

During the two-year period prior to the date of CHFT’s opinion, no material relationship existed between CHFT or its affiliates or unaffiliated representatives and DT Cloud or any of its affiliates pursuant to which compensation was received by CHFT. CHFT may seek to provide valuation and consultancy services to the DT Cloud, or its respective affiliates in the future, for which CHFT would seek customary compensation. However, any such future relationship is not currently contemplated.

Conclusions

The preparation of CHFT’s opinion was a complex, analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

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CHFT’s fairness opinion, which was reviewed by the DT Cloud board of directors prior to approving the final terms of the Business Combination, indicates that based upon the investigation, analysis, and assumptions described therein, the total consideration to be paid for Maius of two hundred and fifty million dollars ($250,000,000) is fair to the shareholders of DT Cloud from a financial point of view.

DT Cloud Board’s Reasons for the Approval of the Business Combination

On October 22, 2024, the DT Cloud Board unanimously adopted, among things, resolutions: (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of DT Cloud and its shareholders and (ii) to recommend that DT Cloud Shareholders adopt the Business Combination Agreement and approve the transactions contemplated thereby, including the Business Combination, the DT Cloud Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the DT Cloud Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The DT Cloud Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of DT Cloud Board’s reasons to approve the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” of this proxy statement/prospectus.

Before reaching its decision to approve the Business Combination, the DT Cloud Board reviewed the results of due diligence conducted by DT Cloud’s management and by its legal, financial and tax advisors, which included, among other things:

●	extensive meetings with Maius’ management team;

●	research of market prospects of Maius, including historical growth trends and market share information as well as end-market size and growth projections;

●	analysis of Maius’ planned R&D strategy and operations;

●	review of financial projections provided by Maius’ management, and the assumptions underlying such projections;

●	financial and valuation analysis of Maius and the Business Combination, details of which are set forth in “—Opinion of Financial Advisor to the DT Cloud Board”;

●	results of tax, financial, corporate, and technological and legal due diligence, including reports of such results prepared by external advisors; and

●	assessment of Maius’ readiness to operate as a public company.

The DT Cloud Board considered a wide variety of factors pertaining to the Business Combination Agreement and the transactions contemplated thereby. In particular, the DT Cloud Board considered, among other things, the following factors, although not weighted or in any order of significance:

●	Profound R&D capability. The fact that Maius has established a highly efficient and widely applicable small molecule drug development platform to overcome the limitations of traditional drug development where drugs may be effective in vitro but not in vivo. Maius also possesses a portfolio of proprietary technologies to enable increased efficiency, cost-effectiveness, and shorter development timelines.

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●	Broad market opportunities for growth. Maius’ existing pipeline includes indications such as lymphoma, multiple myeloma, leukemia and autoimmune diseases. These diseases are of significant scale and particular importance in terms of incidence and patient numbers, both in the United States and China.

●	Strong existing management team. The fact that Maius’ senior management members are veterans in pharmaceutical R&D and have a long track record of driving innovation and managing R&D execution.

●	Reasonable Valuation. The fact that Maius’ implied valuation and growth potential following the Business Combination relative to certain selected publicly-traded companies in the same sector appeared favorable to DT Cloud, and such valuation was supported by a fairness opinion issued by an independent financial advisor.

●	Board Designation. The fact that DT Cloud would have the right to designate two persons to the Pubco’s board of directors immediately following the Closing.

●	Lock-Up of Maius existing shareholders. The fact that the Key Company Shareholders of Maius are required under the Key Company Shareholder Lock-Up Agreements to become subject to certain transfer restrictions with respect to any Pubco Ordinary Shares and DT Cloud Ordinary Shares during a period of one hundred and eighty (180) days from and after the Closing.

●	Fairness opinion. The fact that CHFT delivered its written opinion to the DT Cloud Board that, as of the date of such opinion, and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Business Combination is fair from a financial point of view to the holders of DT Cloud Ordinary Shares.

●	Due diligence. The fact that the DT Cloud Board reviewed and discussed in detail the results of the due diligence examination of Maius conducted by DT Cloud’s management and its legal, financial and other advisors which included virtual meetings with the management team and advisors of Maius regarding Maius’ business and business plan, products and technology, operations, prospects and other material matters, as well as financial, legal, intellectual property, regulatory, cybersecurity, insurance, tax and accounting due diligence.

●	Review of negotiated transaction. The fact that the DT Cloud Board reviewed and considered in detail the terms of the Business Combination Agreement and the other transaction documents, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein, which were the product of arm’s-length negotiation between the parties.

●	Other alternatives. The fact that after a review of other business combination opportunities reasonably available to DT Cloud, the Business Combination represents the best potential business combination reasonably available to DT Cloud and an attractive opportunity for DT Cloud’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential combination targets, and that such process has not presented a better alternative.

In the course of its deliberations, the DT Cloud Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the Business Combination, including the following:

●	Benefits may not be achieved risk. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.
●	Redemption risk. The risk that a significant number of DT Cloud Shareholders may elect to redeem their DT Cloud Public Shares in connection with the Closing of the Business Combination, which would reduce the amount of cash available to the combined company to fund its business plan following the Closing.
●	Shareholder vote risk. The risk that DT Cloud and/or Maius may fail to receive sufficient votes of DT Cloud Shareholders or Maius’ shareholders that are necessary to approve the Business Combination.
●	Litigation risk. The risk of potential litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the Closing of the Business Combination.

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●	Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits DT Cloud from soliciting other business combination proposals, which restricts DT Cloud’s ability to consider other potential business combinations prior to the termination of the Business Combination Agreement by its terms.
●	Financing. The fact that no PIPE Investment has been committed as of the date of the Business Combination Agreement, and the receipt of PIPE Investment is not a closing condition under the Business Combination Agreement.
●	DT Cloud Shareholders Holding Minority Position in the Pubco. The risk that existing DT Cloud Shareholders will hold a minority position in the combined company following the consummation of the Business Combination, which will limit existing DT Cloud Shareholders’ ability to influence the outcome of important transactions, including a change in control. For details of the ownership of DT Cloud Shareholders in Maius and the potential sources of dilution following the Closing, see “Questions and Answers About the Business Combination and the Extraordinary General Meeting — Q: What are the possible sources and the extent of dilution that the Public Shareholders that elect not to redeem their shares will experience in connection with the Business Combination?”
●	Closing conditions risk. The risk that the Business Combination might not be consummated in a timely manner or at all, given that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions, including completion of certain regulatory filings in the United States and China, that are not within DT Cloud and Maius’ control.
●	Fees, expenses and time risk. The risk of incurring significant fees and expenses associated with completing the Business Combination and the substantial time and effort of the management of DT Cloud and Maius required to complete the Business Combination.
●	Tax risks. The risk that the Mergers may not qualify for the Intended Tax Treatment for U.S. income tax purposes.
●	Other risks. Various other risk factors associated with Maius’ business, operations, and regulations applicable to the industry in which Maius operates, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the DT Cloud Board also considered that certain directors and officers of DT Cloud and the Sponsor may have interests in the Business Combination that are in addition to, and that may be different from, the interests of DT Cloud Shareholders. The DT Cloud Board reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. See the section entitled “—Interests of DT Cloud’s Directors, Officers and the Sponsor in the Business Combination” for a further discussion of these considerations.

While this discussion of the information and factors considered by the DT Cloud Board includes the principal positive and negative factors, it is not intended to be exhaustive and may not include all of the factors considered by the DT Cloud Board or any of its individual directors.

After considering the foregoing potentially negative and potentially positive reasons, the DT Cloud Board concluded, in its business judgment, that the potential benefits that the DT Cloud Board expected DT Cloud and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the DT Cloud Board determined that the Business Combination Agreement, the other transaction documents, the Business Combination, and the other transactions contemplated by the Business Combination Agreement and the other transaction documents, were in the best interests of DT Cloud and its shareholders.

Maius’ Reasons for the Approval of the Business Combination

After consideration, the board of directors of Maius unanimously adopted resolutions (i) determining that the Business Combination Agreement and the related transaction documents and the transactions contemplated thereby, including the Business Combination, would be in Maius’ long term commercial benefit and commercial interests, (ii) adopting and approving the Business Combination Agreement and the related transaction documents and the transactions contemplated thereby, including the Business Combination, and (iii) recommending that the Maius shareholders adopt the Business Combination Agreement and the related transaction documents and approve the transactions contemplated thereby, including the Business Combination.

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In reaching its decision to adopt and approve the Business Combination Agreement and the related transaction documents and the transactions contemplated thereby, including the Business Combination, and resolving to recommend that the Maius shareholders adopt the Business Combination Agreement and the related transaction documents and approve the transactions contemplated thereby, including the Business Combination, the board of directors of Maius consulted with Maius’ management, as well as its legal advisors, and considered a number of factors, including:

●	the board of directors’ belief that, after a thorough review of other alternative business strategies (including continuing as a privately held standalone entity, going public through a different form of transaction or other merger prospects and the associated risks of delay, non-consummation or unavailability thereof), that the Business Combination represents the best potential alternative for Maius;

●	the favorable terms of the Business Combination Agreement, including, among others, the conditions for the parties’ obligations to consummate the Business Combination, including DT Cloud’s willingness to agree to the valuation of at least $250,000,000;

●	the board of directors’ belief that the Business Combination offers Maius’ shareholders an attractive valuation, reflecting, in part, DT Cloud’s valuation of Maius’ preclinical drug discovery platform;

●	the board of directors’ belief that the Business Combination provides Maius with a means to become a public company, which will provide Maius with access to capital to partially fund the development and commercialization of its products;

●	the potential for other third parties to enter into strategic relationships with Maius as a publicly traded company following the Business Combination; and

●	the fiduciary duties of the directors and officers of Maius to its shareholders.

The foregoing discussion of the factors considered by the board of directors of Maius is not intended to be exhaustive, but, rather, includes the material factors considered by the board of directors of Maius. In reaching its decision to adopt and approve the Business Combination Agreement and the Business Combination, the board of directors of Maius did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors of Maius considered all these factors as a whole, including discussions with, and questioning of, Maius’ management and legal advisors, and, overall, considered these factors to be favorable to, and to support, its determination.

Prospective Financial Information of Maius

Maius does not as a matter of course make public projections as to future revenue, gross profit, or other results. However, Maius management prepared and provided to the Maius board of directors, DT Cloud and DT Cloud’s financial advisor the prospective financial information in connection with the evaluation of the Business Combination. Maius management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Maius. The inclusion of the below information should not be regarded as an indication that Maius or any other recipient of this information considered—or now considers—it to be necessarily predictive of actual future results, but rather, the inclusion of such information is solely because such projections were made available to the DT Cloud Board in connection with the negotiation of the Business Combination.

The prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. In addition, various assumptions underlying the forecasts, including the assumptions described below, may prove to not have been accurate. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts. Pubco does not intend to refer back to the financial projections in its future periodic reports filed under the Exchange Act.

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While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Maius management, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Maius believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Maius had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to the Maius business, industry performance, the regulatory environment, and general business, economic and geopolitical conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Maius management, was prepared on a reasonable basis, reflected the best then available estimates and judgments, and presented, to the best of Maius management’s knowledge and belief, the expected course of action and the expected future financial performance of Maius. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. In light of the foregoing factors and the uncertainties inherent in these financial projections, shareholders of DT Cloud are cautioned not to place undue reliance on the projections.

The prospective financial information included in this proxy statement/prospectus has been prepared by Maius’ management. The projections continue to reflect the assessment of Maius’ management and board of directors regarding expected performance for Maius’ future performance as of the date of this proxy statement/prospectus. Maius’ independent registered public accounting firm, Wei, Wei & Co., LLP, and DT Cloud’s independent registered public accounting firm, MaloneBailey, LLP, have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, each of Wei, Wei & Co., LLP and MaloneBailey, LLP does not express an opinion or any other form of assurance with respect thereto. The reports of Wei, Wei & Co., LLP and MaloneBailey, LLP included in this document relate to Maius’ and DT Cloud’s previously issued financial statements, respectively. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE FINANCIAL PROJECTIONS FOR MAIUS, NONE OF DT CLOUD, MAIUS AND PUBCO UNDERTAKES ANY OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

As noted above, the prospective financial information was requested by, and disclosed to, DT Cloud’s board of directors for use as a component in its overall evaluation of the Business Combination and requested by, and disclosed to, DT Cloud’s fairness opinion provider, CHFT, in connection with its rendering of its opinion, and is included in this proxy statement/prospectus on those accounts.

The tables below summarize the probability of success (“PoS”) adjusted key components of the prospective financial information prepared by Maius’ management and presented to DT Cloud.

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PoS Adjusted Maius Forecasts*

(US$ in millions)	For the Three Months Ended December 31,	For the Year Ended December 31,
	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Sales Revenue	-	-	-	17.3	47.4	121.9	189.5	297.0	387.4
Gross Profit	-	-	-	13.0	35.5	91.4	142.1	222.7	290.5
Research and Development Expenses	-4.5	-16.5	-26.3	-36.7	-52.6	-45.5	-29.1	-10.8	-65.9
Selling, General, and Administrative Expenses	-0.9	-1.0	-1.1	-6.4	-14.7	-37.8	-58.8	-92.1	-120.1
EBIT(1)	-5.4	-17.6	-27.4	-30.2	-31.7	8.1	54.3	119.9	104.6
Pretax Income	-5.4	-17.6	-27.4	-30.2	-31.7	8.1	54.3	119.9	104.6
Income Tax	-	-	-	-	-	-	-	-10.5	-15.7
Net Income	-5.4	-17.6	-27.4	-30.2	-31.7	8.1	54.3	109.4	88.9

(US$ in millions)	For the Year Ended December 31,
	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Sales Revenue	462.9	510.1	538.4	557.7	572.9	568.9	563.2	555.5
Gross Profit	347.2	382.5	403.8	418.3	429.7	426.7	422.4	416.6
Research and Development Expenses	-78.7	-86.7	-91.5	-94.8	-97.4	-96.7	-95.7	-94.4
Selling, General, and Administrative Expenses	-143.5	-158.1	-166.9	-172.9	-177.6	-176.4	-174.6	-172.2
EBIT(1)	125.0	137.7	145.4	150.6	154.7	153.6	152.1	150.0
Pretax Income	125.0	137.7	145.4	150.6	154.7	153.6	152.1	150.0
Income Tax	-18.7	-20.7	-21.8	-22.6	-23.2	-23.0	-22.8	-22.5
Net Income	106.2	117.1	123.6	128.0	131.5	130.6	129.2	127.5

*Approach to Estimate Probability of Success (POS) Adjustments:

For a drug candidate to successfully reach the market, it must navigate multiple stages of clinical trials and ultimately obtain marketing approval from regulatory authorities such as the FDA or NMPA. Typically, the development process progresses sequentially, starting with preclinical (testing, advancing through various phases of clinical trials, and culminating in regulatory review and potential approval.

Estimating the probability of success for a drug candidate requires consideration of two factors: the likelihood of achieving individual clinical milestones and the overall cumulative probability of advancing from the current development phase to final regulatory approval. Since each development phase has its own success rate, the cumulative probability is calculated by multiplying the individual probabilities of success across all remaining phases, resulting in a total probability of achieving marketing approval. This combined likelihood of meeting specific milestones is referred to as the therapy’s probability of success. The cumulative probability of success for a drug candidate is directly applied to projected future revenues and any post-approval expenses contingent upon successful regulatory approval. For expenses anticipated to occur in subsequent development phases, the cumulative probability of transitioning from the current phase to the forecasted phase is applied to estimate those costs accurately.

(1) EBIT, or Earnings before Interest and Taxes, is calculated as earnings before interest and taxes. EBIT is a non-GAAP financial measure, as it excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. EBIT is not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. EBIT should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

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Maius’ management projections differ from historical operating trends and cover an extended forecast period. Maius considered the following factors, indicating that these changes in trends are appropriate and underlying assumptions are reasonable:

■	Fundamental Shift in Business Model: Maius was previously in the drug development stage with no commercialized products, resulting in zero revenue and expenses primarily related to R&D and general administrative costs. However, with the company obtaining its first clinical trial approval and advancing other pipeline products, it is transitioning from a pure R&D stage to a potential commercialization phase. This shift will significantly impact future revenue and cost structures.
■	Industry Practices and Reasonableness: In the biopharmaceutical industry, early-stage drug development companies typically generate no revenue before commercialization. However, once a product receives regulatory approval and enters the market, revenue growth can be significant. This pattern is consistent with the development trajectory of similar companies, supporting the reasonableness of management’s assumptions.
■	Rationale for the Extended Forecast Period: Given the long development and commercialization cycles in the pharmaceutical industry, short-term projections would not fully capture the company’s future financial outlook. A longer forecast period is necessary to better reflect the potential market performance and revenue trajectory of the company’s pipeline products.

The prospective financial information was prepared using several assumptions, including the following assumptions that Maius’ management believed to be material:

1.	Maius will be able to retain key executives and to attract, retain and motivate qualified personnel to maintain and grow their business.
2.	Maius will be able to obtain sufficient funding to complete its clinical trials on schedule to complete drug candidates studies and support the advancement of other products through development;
3.	Maius’ pre-clinical studies and/or clinical trials will be completed as anticipated;
4.	Maius will be able to receive regulatory approval and marketing authorization for its drug candidates on its expected timelines;
5.	Maius will be able to identify commercialization partners in relevant markets and regions, or establish and expand its sales, marketing and commercialization infrastructure and workforce when the drug candidates obtain marketing approval;
6.	Maius’ partners will be able to provide services (such as pre-clinical, clinical, manufacturing, and commercialization services) required for the regulatory submission and commercialization of Maius’ products;
7.	Maius will be able to sell its products at the assumed prices, with drug candidates assumed to be priced at a rate comparable to other competitive drugs on the market or assumed to be priced in accordance with third party market research.
8.	Future legislative or regulatory changes would not have a material adverse effect on Maius’ business, results of operations, and financial condition.
9.	Assumptions underlying Maius’ expectation of GY-1068 in relation to the regulatory approval and milestones are as follows:

●	GY-1068 Indications: GY-1068 is designed for the treatment of relapsed/refractory B-cell non-Hodgkin lymphoma (NHL), including diffuse large B-cell lymphoma (DLBCL), chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL), mantle cell lymphoma (MCL), and marginal zone lymphoma (MZL). GY-1068 is expected to commence Phase I clinical trials in the first half of 2025 and conclude them in the first half of 2026.

●	DLBCL Indication and Approval Strategy: For the DLBCL indication, since similar BTK inhibitors have not been approved for this indication, a conditional approval pathway may be pursued for expedited market authorization—that is, an orphan drug expedited approval strategy. This strategy is expected to allow for the waiver of Phase III clinical trials, enabling market launch. However, the approval of orphan drug designation does not eliminate any FDA regulatory requirements or guarantee a shortened regulatory review process or FDA approval.

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○	For the DLBCL indication, Phase II clinical trials are planned to be conducted between the first half of 2026 and the first half of 2027, with the earliest potential approval anticipated in the second half of 2027.

●	CLL/SLL, MCL, and MZL Indications and Approval Strategy: For the CLL/SLL, MCL, and MZL indications, a 505(b)(2) regulatory approval pathway is anticipated. Provided that existing data combined with publicly available data sufficiently supports the safety and efficacy of GY-1068, there is a possibility of proceeding directly to Phase III clinical trials following the completion of Phase I clinical trials —thereby potentially waiving the need for Phase II clinical trials.

○	For the CLL/SLL indication, Phase III clinical trials are expected to be conducted from the first half of 2026 to the second half of 2028, with the earliest potential approval anticipated in the first half of 2029.

○	For the MCL and MZL indications, Phase III clinical trials are anticipated to commence in 2027 and 2028, respectively, with the earliest potential approvals anticipated in 2030 and 2031.

10.	Significant assumptions underlying Maius’ revenue projections are as follows:

Revenue Forecast Basis: Maius’ revenue projections are derived from a comprehensive analysis that incorporates insights from a Frost & Sullivan report. This report integrates market research, epidemiological data, and competitive analysis, ensuring that the assumptions are reconciled to the current competitive landscape as disclosed on page 187.

○	Price per Unit (represented as Annual Treatment Cost in the projections): The price per unit (i.e., annual treatment cost) is determined by referencing the annual treatment costs of competing products for similar indications. Adjustments are made based on the dosage and treatment cycles specific to Maius’ products, and a certain price discount is directly applied. Additionally, factors such as potential price changes due to inclusion in national health insurance after a certain number of years on the market are considered. For illustrative purposes, for GY-1068 in DLBCL indication in the United States, its annual treatment cost in the first year was approximately $159,000 and is expected to remain stable throughout the projection period.

○	Annual Revenue Growth Rate: The Annual Revenue Growth Rate represents the year-over-year change in Maius’ revenue. The annual revenue is determined by the annual treatment cost and the number of patients receiving the Maius product. The number of patients is estimated using epidemiological methods by multiplying the number of patients with the indicated condition under the treatment regimen by the projected market share penetration. For instance, GY-1068 in DLBCL indication in the United States had an annual revenue of $121.1 million in its first year before PoS adjustment. In the second and third years, due to the growth in market share penetration, the growth rate is expected to be approximately 146% and 104%, respectively. In the fourth and fifth years, driven mainly by increased market share penetration, a rise in the number of patients, and a higher treatment rate, the growth rate is projected to be around 26% and 18%. After that, annual revenue is expected to fluctuate slightly throughout the projection period.

○	Market Share Penetration: The market share penetration is estimated by considering the competitive landscape, including the number of currently marketed drugs and the anticipated number of competing products, as well as the competitive strength of the Maius product. Overall, the market share penetration is expected to gradually increase to a peak and then slowly decline. For instance, for GY-1068 in DLBCL indication in United States, Maius forecasts that the market share will gradually grow from 4% in the launch year to a peak of 15.1% (reflecting improved uptake due to rising market awareness and trust, as well as expanded marketing and distribution efforts), before declining to approximately 6.7% by 2040 as market saturation and increased competition take effect.

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11.	Significant assumptions underlying Maius’ gross profit projections, including cost of sales and the individual clinical milestones, are as follows:

●	Cost of Sales and Gross Profit Margin Assumptions

The company’s cost of sales primarily refers to the manufacturing costs of the drugs, including but not limited to raw materials and production workers’ wages. Research and development expenses are classified under operating expenses.

Starting in 2027, as products are expected to launch and generate sales revenue, the projected gross profit margin over the forecast period is estimated at 75%. This gross margin is derived from the average gross profit margins of mature pharmaceutical companies (“Peer Companies”) that own marketed or developing products for similar indications and that employ the same technological route as one of Maius’ products.

●	Individual Clinical Milestones

a.	GY-1068:
○	Phase I clinical trials are expected to commence in the first half of 2025 and conclude in the first half of 2026.
○	For the DLBCL indication, Phase II clinical trials are planned between the first half of 2026 and the first half of 2027, with the earliest potential approval anticipated in the second half of 2027.
○	For the CLL/SLL indication, Phase III clinical trials are planned from the first half of 2026 to the second half of 2028, with the earliest potential approval anticipated in the first half of 2029.
○	For the MCL and MZL indications, Phase III clinical trials are expected to commence in 2027 and 2028 respectively, with the earliest potential approvals anticipated in 2030 and 2031.

b.	GY-2076:
○	IND studies are planned from 2025 to 2026, followed by Phase I clinical trials from 2026 to 2027.
○	For the MM and MDS indications, Phase III clinical trials are planned from 2027 to 2029, with anticipated approval by the end of 2029.

c.	GY-3058:
○	IND studies are planned from 2025 to 2026, followed by Phase I clinical trials from 2026 to 2027.
○	For the CLL indication, Phase III clinical trials are planned from 2027 to 2029, with anticipated approval by the end of 2029.
○	For the iNHL indication, Phase III clinical trials are planned from 2027 to 2029, with anticipated approval in 2030.

d.	GY04092:
○	IND studies are planned from 2026 to 2027, followed by Phase I clinical trials from 2027 to 2028.
○	For the PP indication, Phase III clinical trials are planned from 2028 to 2030, with anticipated approval in 2031.

12.	Projected operating expenses are primarily divided into two major categories: Research and Development (R&D) Expenses and Selling, General, and Administrative (SG&A) Expenses. The key factors driving material period-to-period changes in each category are as follows:

●	R&D Expenses: Prior to market launch of all current pipelines (2024–2031), Maius has prepared detailed R&D expense forecasts based on the various development stages of each pipeline. These forecasts include the number of clinical centers, the required number of subjects for different clinical phases, cost per subject, as well as costs for comparator drugs, conference fees, registration fees, and other related expenses. For R&D expenses post-market launch of all current pipelines (i.e., 2032 and beyond), the annual R&D expenses are estimated by referencing the average R&D expenses as a percentage of revenue among peer companies, which is approximately 17%.

●	SG&A Expenses: Similarly, prior to generating sales revenue (i.e., before 2027), projections for SG&A expenses are based on historical annual operating expenses, adjusted for inflation. From 2027 onwards, with the commencement of revenue and the need for additional marketing expenses, these SG&A expenses are estimated by referencing the average SG&A to revenue ratio of peer companies, which is approximately 31%.

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Maius confirms that all associated costs have been included in Maius’ financial projections. Given that Maius is an asset-light enterprise and may face limitations in securing debt financing, any funding gaps prior to generating revenue from the first product are expected to be addressed through equity financing or direct shareholder contributions.

13.	Maius’s projections included herein are based on management’s expectations, which inherently involve significant uncertainties. These projections expressly do not take into account the following possibility that:

●	Maius might not obtain FDA approval for its product candidates.
●	Maius might be required to perform Phase III study for GY-1068 in the DLBCL indication and Phase II study for the CLL/SLL, MCL, and MZL indications.
●	Maius might not achieve orphan drug designation and other factors that would have a materially negative impact on the projections

The estimates and assumptions in the prospective financial information were developed by Maius’ management, primarily based on:

●	The biotechnology industry expertise of Maius’ management and employees;
●	The experience accumulated from previous drug development efforts, including oncology drug development, by Maius’ management and employees;
●	Insights from clinical trials in Maius’ pipeline; and
●	market studies conducted by external parties.

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section of this proxy statement/prospectus titled “—DT Cloud Board’s Reasons for the Approval of the Business Combination,” the DT Cloud Board concluded that the Business Combination met the requirements disclosed in the prospectus of the DT Cloud IPO with respect to DT Cloud’s initial business combination, including that the Business Combination had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Business Combination Agreement.

Interests of the Sponsor and DT Cloud Directors and Officers in the Business Combination

In considering the recommendation of the DT Cloud Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and certain of DT Cloud’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally, including that the Sponsor or DT Cloud’s directors and officers can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the post-business combination company. DT Cloud’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	The fact that immediately following the consummation of the Business Combination, the initial shareholders are expected to hold 1,993,000 Pubco Ordinary Shares on an as-converted basis, consisting of (i) 1,725,000 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares held by the initial shareholders, (ii) 234,500 Pubco Ordinary Shares to be converted from DT Cloud Ordinary Shares underlying the DT Cloud Private Units held by the initial shareholders; and (iii) 33,500 Pubco Ordinary Shares to be converted from DT Cloud Rights underlying the DT Cloud Private Units held by the initial shareholders, which, would be approximately [6.9]% and [7.1]% ownership interest in the Pubco following the consummation of the Business Combination under the no redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved), respectively, on an as converted basis.

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●	The fact that the Sponsor acquired 234,500 DT Cloud Units at a price of $10.00 per private unit through private placement simultaneously with the closing of DT Cloud IPO on February 23, 2024.

●	The fact that the initial shareholders paid $25,000, or approximately $0.01 per share, for 1,725,000 Founder Shares prior to DT Cloud IPO, which will be canceled and convert automatically, on a one-for-one basis, into the same number of Pubco ordinary shares at the SPAC Merger Effective Time pursuant to the Business Combination Agreement. All of the Founder Shares are subject to certain transfer restrictions and could have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $18.8 million, based on the most recent closing price of DT Cloud Ordinary Shares of $10.875 per share on July 8, 2025.

●

The fact that if the Business Combination or another business combination is not consummated by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), DT Cloud will cease all operations except for the purpose of winding up, redeeming 100% of outstanding Public Shares for cash and, subject to the approval of DT Cloud’s remaining shareholders and DT Cloud’s Board, liquidating and dissolving. In such event, the Founder Shares and Private Shares held by the Sponsor would be worthless because DT Cloud’s initial shareholders are not entitled to participate in any redemption or distribution with respect to such shares.

●	The fact that if the Business Combination is consummated, each of issued and outstanding DT Cloud Ordinary Shares will be converted into one Pubco Ordinary Share. Given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of DT Cloud Public Shares paid by DT Cloud Public Shareholders in the DT Cloud IPO and the substantial number of Pubco Ordinary Shares that the Sponsor will receive upon conversion of the Founder, the Sponsor is likely to be able to recoup their investment in DT Cloud and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if DT Cloud Public Shareholders experience a negative rate of return in the Pubco following the consummation of the Business Combination.

●	The fact that the Sponsor agreed that if DT Cloud liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by DT Cloud for services rendered or contracted for or products sold to us in excess of the net proceeds of DT Cloud IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement.

●	The fact that DT Cloud’s Sponsor, officers, directors, or their affiliates may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loan”) to fund working capital deficiencies or finance transaction costs in connection with an initial business combination. Up to $300,000 of such Working Capital Loan may be convertible upon consummation of our business combination into private DT Cloud Units at a price of $10.00 per unit.

●	The fact that the Sponsor is entitled to $10,000 per month for office space, administrative and support services until the completion of an initial business combination under the Administrative Services Agreement.

●	The fact that the Business Combination Agreement provides for the continued indemnification of DT Cloud’s current directors and officers and the continuation of directors and officers liability insurance covering DT Cloud’s current directors and officers.

●

DT Cloud’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on DT Cloud’s behalf, such as identifying and investigating possible business targets and business combinations. However, if DT Cloud fails to consummate a business combination within the required time period under the DT Cloud Articles, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, DT Cloud may not be able to reimburse these expenses if the Business Combination with Maius or another business combination is not completed by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account).

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●	The fact that Maius, the Sponsor and Pubco will enter into an amendment to the Registration Rights Agreement of DT Cloud on or prior to the Closing which provides for registration rights following consummation of the Business Combination.

●	The fact that pursuant to the Business Combination Agreement, the Sponsor shall promptly provide non-interest bearing loans to us (the “Extension Loans”) for the sole purpose of extending the deadline for the consummation of DT Cloud’s initial business combination, which shall immediately be repaid by DT Cloud to the Sponsor and/or Maius (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of DT Cloud’s initial business combination.

●	The fact that in addition to these interests of the Sponsor and DT Cloud’s officers, directors and advisors, to the fullest extent permitted by applicable laws and DT Cloud’s memorandum and articles of association, waive certain applications of the doctrine of corporate opportunity in some circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and DT Cloud will renounce any expectation that any of its directors or officers will offer any such corporate opportunity of which he or she may become aware to us. DT Cloud does not believe that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially impacted its search for an acquisition target. Further, DT Cloud does not believe that the waiver of the application of the corporate opportunity doctrine had any impact on its search for a potential business combination target.

Potential Purchases of Public Shares

In connection with the shareholder vote to approve the Business Combination, the Sponsor, DT Cloud’s directors, officers, advisors or any of their respective affiliates (collectively, the “DT Cloud Affiliated Parties”) may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of Public Shares the DT Cloud Affiliated Parties may purchase in such transactions, subject to compliance with applicable law and the rules of the Nasdaq. However, any such purchases will be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller of such shares and they will not make any such purchases if such purchases are prohibited by Regulation M or the tender offer rules under the Exchange Act. Any such privately negotiated purchases may be effected at purchase prices that are no greater than the per share pro rata portion of the Trust Account. However, the Sponsor Parties have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares, during a restricted period under Regulation M under the Exchange Act or on any terms prohibited by the tender offer rules, to the extent applicable. Such a purchase could include a contractual acknowledgement that such shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such shareholder to vote such shares in a manner directed by the purchaser.

In the event that any of the Sponsor Parties purchase Public Shares in open market transactions or in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. DT Cloud does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act. Pursuant to the SEC’s Compliance and Disclosure Interpretation 166.01, purchases of Public Shares by the DT Cloud Affiliated Parties generally have an indicia of being a tender offer; however, SEC staff has indicated that it will not object to purchases by a SPAC sponsor or its affiliates outside of the redemption offer as long as the following conditions are satisfied:

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●	This proxy statement/prospectus discloses the possibility that the DT Cloud Affiliated Parties will purchase Public Shares outside the process for redeeming Public Shares, along with the purpose of such purchases (see this section for such disclosure and “Risk Factors—Risks Related to DT Cloud—The Sponsor or DT Cloud’s directors, officers, advisors or any of their respective affiliates may elect to purchase DT Cloud’s Public Shares from Public Shareholders, which may have the effect of increasing the likelihood of completion of the Business Combination or may reduce the public “float” of the Pubco Ordinary Shares.”);

●	The DT Cloud Affiliated Parties will purchase Public Shares at a price no higher than the price offered through the Public Share redemption process described in this proxy statement/prospectus;

●	This proxy statement/prospectus includes a representation that any Public Shares purchased by the Founder Parties would not be voted in favor of approving the Business Combination (see this section for such representation and “Risk Factors—Risks Related to DT Cloud and the Business Combination—The Initial Shareholders agreed to vote in favor of the Business Combination, regardless of how Public Shareholders vote. In addition, the Sponsor or DT Cloud’s directors, officers, advisors or any of their respective affiliates may elect to purchase DT Cloud’s Public Shares from Public Shareholders, which may have the effect of increasing the likelihood of completion of the Business Combination or may reduce the public “float” of the DT Cloud Ordinary Shares.”);

●	The DT Cloud Affiliated Parties do not possess any redemption rights with respect to the Public Shares or, if they possess redemption rights, such rights were waived (See “The Business Combination—Related Agreements—Sponsor Support Agreement.); and

●	DT Cloud discloses in a Form 8-K, prior to the DT Cloud’s Extraordinary General Meeting, the following: (1) the amount of Public Shares purchased outside of the Public Share redemption process described in this proxy statement/prospectus by the DT Cloud Affiliated Parties, along with the purchase price; (2) the purpose of the purchases by the DT Cloud Affiliated Parties; (3) the impact, if any, of the purchases by the DT Cloud Affiliated Parties on the likelihood that the Business Combination will be approved; (4) the identities of DT Cloud security holders who sold to the DT Cloud Affiliated Parties (if not purchased on the open market) or the nature of DT Cloud security holders (e.g., 5% security holders) who sold to the DT Cloud Affiliated Parties; and (5)the number of Public Shares for which DT Cloud has received redemption requests pursuant to the Public Share redemption process described in this proxy statement/prospectus.

Any such purchases effectuated by the DT Cloud Affiliated Parties will comply with such conditions.

The purpose of such share purchases and other transactions would be to decrease the number of redemptions to provide additional financing to the combined company following the closing of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met; however, pursuant to SEC guidance, if the Sponsor, DT Cloud’s directors, officers, advisors, or any of their respective affiliates purchase Public Shares in privately negotiated transactions or in the open market prior to the completion of the Business Combination, such Public Shares would not be voted in favor of the Proposals. Any such purchases of DT Cloud’s Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of DT Cloud’s Ordinary Shares may be reduced and the number of beneficial holders of DT Cloud’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of DT Cloud’s securities on a national securities exchange.

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The Sponsor, DT Cloud’s officers, directors, advisors or any of their respective affiliates anticipate that they may identify the shareholders with whom the Sponsor, DT Cloud’s officers, directors, advisors or any of their respective affiliates may effect such shares pursuant to open market purchase or pursue privately negotiated purchases by either the shareholders contacting them directly or by receipt of redemption requests submitted by shareholders following mailing of proxy materials in connection with the Business Combination. To the extent that the Sponsor, DT Cloud’s officers, directors, advisors or any of their respective affiliates purchase Public Shares in open market transactions or enter into a privately negotiated purchases, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the extraordinary general meeting related to the Business Combination. The Sponsor, DT Cloud’s officers, directors, advisors, or any of their respective affiliates will select which shareholders to purchase shares from based on the negotiated price and number of number of Public Shares and any other factors that they may deem relevant, and will only purchase Public Shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by the Sponsor or DT Cloud’s officers, directors, advisors, or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor, DT Cloud’s officers, directors, advisors and any of their respective affiliates will not make purchases of DT Cloud Ordinary Shares if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Total Company Shares to Be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination, the ownership of Pubco will be as follows:

●	the existing shareholders of Maius will own 25,000,000 Pubco Ordinary Shares, or approximately 86.0% of the total issued and outstanding Pubco Ordinary Shares;

●	the Public Shareholders will own 1,929,826 Pubco Ordinary Shares, or approximately 6.6% of the total issued and outstanding Pubco Ordinary Shares;

●	the initial shareholders will own 1,933,000 Pubco Ordinary Shares, or approximately 6.9% of the total issued and outstanding Pubco Ordinary Shares; and

●	Brookline will own 103,500 Pubco Ordinary Shares, or approximately 0.4% of the total issued and outstanding Pubco Ordinary Shares.

The number of shares and the interests set forth above assume that (i) no Public Shareholders elect to have their Public Shares redeemed, (ii) there are no other issuances of equity interests of DT Cloud or Maius, and (iii) none of DT Cloud’s initial shareholders or the existing shareholders of Maius purchase DT Cloud Ordinary Shares in the open market. As a result of the Business Combination, the economic and voting interests of DT Cloud’s shareholders will decrease.

If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” i.e., 6,900,000 Public Shares are redeemed (assuming the NTA Proposal is approved), and the assumptions set forth in the foregoing clauses (ii) — (iii) remain true, the ownership of Pubco upon completion of the Business Combination will be as follows:

●	the existing shareholders of Maius will own 25,000,000 Pubco Ordinary Shares, or approximately 88.6% of the total issued and outstanding Pubco Ordinary Shares;

●	the Public Shareholders will own 1,097,411 Pubco Ordinary Shares, or approximately 3.9% of the total issued and outstanding Pubco Ordinary Shares;

●	the initial shareholders will own 1,933,000 Pubco Ordinary Shares, or approximately 7.1% of the total issued and outstanding Pubco Ordinary Shares; and

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●	Brookline will own 103,500 Pubco Ordinary Shares, or approximately 0.4% of the total issued and outstanding Pubco Ordinary Shares.

Redemption Rights

Under the DT Cloud Articles, holders of Public Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the DT Cloud Articles. As of March 31, 2025, this would have been $10.66 per share. If a holder exercises its redemption rights, then such holder will exchange its DT Cloud Ordinary Shares for cash and will not own Pubco Ordinary Shares or shares of DT Cloud. Such a holder will be entitled to receive cash for its DT Cloud Ordinary Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to DT Cloud’s transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights in excess of 15% of the Public Shares included in the units sold in the DT Cloud IPO. Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a Public Shareholder or group will not be redeemed for cash. In order to determine whether a shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other shareholder, DT Cloud will require each Public Shareholder seeking to exercise redemption rights to certify to DT Cloud whether such shareholder is acting in concert or as a group with any other shareholder. Each redemption of DT Cloud Ordinary Shares by DT Cloud’s Public Shareholders will decrease the amount in the Trust Account. See “Extraordinary General Meeting of DT Cloud Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Holders of record of DT Cloud Ordinary Shares may have appraisal rights in connection with the Business Combination under the Cayman Companies Act. Holders of record of DT Cloud Ordinary Shares wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for his, her or its DT Cloud Ordinary Shares must give written objection to the SPAC Merger to DT Cloud prior to the shareholder vote to approve the SPAC Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of DT Cloud’s Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the Trust Account in accordance with the DT Cloud Articles. It is possible that if a DT Cloud shareholder exercises appraisal rights, the fair value of the DT Cloud Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain if he, she, or it exercised his, her or its redemption rights as described herein. DT Cloud believes that such fair value would equal the amount that DT Cloud shareholders would obtain if they exercise their redemption rights as described herein. DT Cloud shareholders need not vote against any of the proposals at the extraordinary general meeting in order to exercise appraisal rights under the Cayman Companies Act. A DT Cloud shareholder which elects to exercise appraisal rights must do so in respect of all of the DT Cloud Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein. See “Appraisal Rights under the Cayman Companies Act.”

Anticipated Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a recapitalization under GAAP under both minimum redemptions and maximum redemptions scenarios. Under this method of accounting, DT Cloud will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the shareholders of Maius comprising the majority of the voting power of the then issued and outstanding share capital of Pubco and having the ability to nominate the members of the Pubco Board, Maius’ operations prior to the acquisition comprising the only ongoing operations of Pubco and Maius’ senior management comprising a majority of the senior management of Pubco. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Maius with the Business Combination treated as the equivalent of Maius issuing shares for the net assets of DT Cloud, accompanied by a recapitalization. The net assets of DT Cloud will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Maius in future reports of Pubco.

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Certain Material U.S. Federal Income Tax Considerations

For a description of the material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of DT Cloud Ordinary Shares and the ownership and disposition of the Pubco Ordinary Shares, please see “Certain Material U.S. Federal Income Tax Considerations” beginning on page 262.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any federal or state regulatory requirement or approval, except for (1) the filings and registration with the Cayman Islands Registrar of Companies and the payment of the applicable fees under the Cayman Companies Act necessary to effectuate the Business Combination, and (2) the PRC regulatory permission for the Business Combination set forth in “Proxy Statement/Prospectus Summary—Regulatory Matters—PRC Regulatory Permission for the Business Combination.”

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MAIUS’ BUSINESS

Unless the context otherwise requires, all references in this section to “Maius,” the “Group,” “we,” “us” or “our” refers to Shanghai Guizhiyan, Maius Cayman, and all their subsidiaries.

OVERVIEW

We are a holding company conducting pharmaceutical research and development through its wholly-owned subsidiary Shanghai Guizhiyan. We specialize in innovative formulations of targeted small-molecule drugs in two major areas: oncology and autoimmune diseases. Our core products include small-molecule chemical drug candidates. We have established an integrated drug development system that combines a drug screening system with a drug delivery system.

Our current product pipeline includes four drugs: (i) GY-1068 (Bruton’s tyrosine kinase inhibitor); (ii) GY-2076 (tumor necrosis factor-alpha inhibitor); (iii) GY-3058 (alkylating agent); and (iv) GY-4092 (tyrosine kinase 2 inhibitor). GY-1068 has received investigational new drug (“IND”) application approval from the U.S. Food and Drug Administration (the “FDA”) in June 2023. The remaining three products, GY-2076, GY-3058 and GY-4092, are in preclinical stage.

Anti-Cancer Drugs (Hematological Malignancies)

Our anti-cancer drugs primarily include three products targeting hematological malignancies: GY-1068, GY-2076 and GY-3058. We focus on developing alternative approaches to existing treatments to overcome cancer treatment resistance and enhance safety. We believe that multiple candidates with diverse mechanisms of action will enable us to develop synergistic therapies to address unmet needs in the treatment of hematological malignancies.

GY-1068

GY-1068 is novel oral Bruton’s tyrosine kinase (“BTK”) inhibitor designed with a different approach from existing BTK inhibitors. Preclinical studies have shown that, by altering the distribution characteristic, GY-1068 may achieve enriched concentration in the lymphatic system. GY-1068 is designed for the treatment of R/R B-cell Non-Hodgkin Lymphoma (“NHL”)，including Diffuse Large B-Cell Lymphoma (“DLBCL”), Chronic Lymphocytic Leukemia (“CLL”)/Small Lymphocytic Lymphoma (“SLL”), Mantle Cell Lymphoma (“MCL”), Marginal Zone Lymphoma (“MZL”) and Follicular Lymphoma (“FL”). GY-1068 may benefit patients who cannot tolerate and/or are unresponsive to existing therapies.

The preclinical development includes two stages: discovery, and IND. GY-1068 has completed the pre-clinical stage and received IND application approval from the FDA on June 10, 2023.

GY-2076

GY-2076 is a novel oral immunomodulator primarily which is designed to treat Multiple Myeloma (“MM”) and Myelodysplatic Syndromes (“MDS”) and also has the feasibility of combining with other FDA approved drugs for the treatment of lymphoma and other related cancers will also be explored. GY-2076 may provide benefits to patients who cannot tolerate the side effects and/or are unresponsive to existing therapies while reducing the severe toxicities often associated with current treatments. GY-2076 has completed the discovery stage, and its IND research is partially completed.

GY-3058

GY-3058 is a novel oral anti-tumor medication and a dual-function nitrogen mustard derivative that combines alkylating agent (acts by damaging DNA to prevent cancer cell reproduction) functions and anti-metabolism (acts by preventing cancer cells from making the genetic material they need to create new cells) functions. As a dual-function nitrogen mustard derivative, GY-3058 may have the potential to be an effective treatment option for conditions including Chronic Lymphocytic Leukemia (“CLL”), indolent B-cell NHL (iNHL), CLL/SLL and FL, and indolent follicular lymphoma (“iFL”), either as a monotherapy or in combination with other agents. GY-3058 may reduce the severe toxicities associated with current treatments thereby potentially improving patient compliance. GY-3058 has completed the discovery stage.

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Autoimmune Drugs

GY-4092 is a novel oral selective allosteric Tyrosine Kinase 2 (“TYK2”) inhibitor. It is currently in the discovery stage, demonstrating functional selectivity and potential for a broad range of therapeutic applications. The inhibition of TYK2 is also anticipated to be effective in treating other autoimmune conditions, such as ulcerative colitis, Crohn’s disease, lupus Nephritis, psoraitic arthritis, systemic erythmatosus lupus, autoimmune kidney diseases and autoimmune liver diseases. GY-4092 may reduce adverse reactions compared to existing therapies.

Drug Candidate Development Status

The status of our pipeline of drug candidates ranges from the pre-clinical stage to the clinical stage. The following chart summarizes the development status of our drug candidates.

贵之言医药®
MAIUS PHARMA

Drugs in the Pipeline

Sincerity Creates Trust

Program	Target	Reference	Indication	Pre-clinical		Clinical		
				Discovery	IND	Phase 1	Phase 2	Phase 3
GY-1068	BTK	Ibrutinib	Diffuse Large B-Cell Lymphoma (DLBCL), relapsed/refractory					
			Chronic Lymphocytic Leukemia(CLL)/Small Lymphocytic Lymphoma (SLL) relapsed/refractory					
			Mantle Cell Lymphoma (MCL). relapsed/refractory					
			Marginal Zone Lymphoma (MZL). relapsed/refractory					
GY-2076	TNF	Lenalidomide	Multiple Myeloma(MM)					
			Myelodysplastic Syndrome (MDS)					
GY-3058	DNA	Bendamustine	Chronic Lymphocytic Leukemia (CLL)					
			Indolent B-Cell Non-Hodgkin's Lymphoma (iNHL)					
GY-4092	TYK2	NDI-034858	Plaque Psoriasis (PP)

Although GY-4092 is still in early stage of research and Maius does not have a concreate timeline for commercialization of GY-4092, GY-4092 demonstrates distinct advantages in treating autoimmune kidney diseases. GY-4092 has completed the screening of its compound structure and drug delivery system. Initial studies have shown that the delivery system enables drug accumulation in the kidneys. This suggests potential for treating autoimmune kidney diseases such as IgA nephropathy, IgA vasculitis, lupus nephritis, and ANCA-associated vasculitis, and could fill a gap in the small molecule drug market for these conditions.

BUSINESS DEVELOPMENT

Maius Pharmaceutical Group Co., Ltd., or Pubco, is a Cayman Islands exempted company. Following the Business Combination, the business of Pubco will be conducted through its main operating subsidiary, Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd. (“Shanghai Guizhiyan”).

The following timeline sets forth our key business development milestones:

Time	Event
July 2015	Shanghai Guizhiyan was formed.
March 2020	Maius Pharmaceutical Co., Ltd. (“Maius Cayman”) was formed.
January 2022	We initiated the preclinical research on GY-1068.
April 2023	We submitted the IND application for GY-1068 to the FDA.
June 2023	IND application for GY-1068 was approved by the FDA.

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CORPORATE STRUCTURE

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity:

On October 22, 2024, we entered into a business combination agreement with DT Cloud Acquisition Corporation, and in connection therewith, Pubco was incorporated in the Cayman Islands, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, Pubco incorporated Merger Sub 1 and Merger Sub 2 in the Cayman Islands, solely for the purpose of being merged with Maius Cayman and DT Cloud Acquisition Corporation respectively. Following the consummation of such mergers, and immediately following the closing of the Business Combination, our corporate structure is expected to be as follows:

MAIUS PHARMACEUTICAL GROUP CO., LTD.
100%
100%
DT CLOUD ACQUISITION CORPORATION
MAIUS PHARMACEUTICAL CO., LTD.
100%
100%
Maius Pharma Technology Limited
100%
Maius Pharmaceutical Limited
Maius Pharma Technology （HK） Co., Limited
100%
100%
Maius Pharmaceutical (HK) Co., Limited
Maius Pharmaceutical （MACAO）Co., Limited
Offshore
100%
Onshore
Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd.
上海贵之言医药科技有限公司
Guizhiyan Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd.
贵之言医药科技(广东横琴)有限公司

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OUR COMPETITIVE STRENGTHS

Shanghai Guizhiyan believes the following capabilities and competitive strengths will enable it to achieve its business strategy.

Efficient and Versatile R&D Platform

Shanghai Guizhiyan established an efficient and widely applicable small molecule drug development platform. We believe this platform stands apart from existing drug development models. It not only encompasses a summary and elevation of the current development system, including SAR (structure-activity relationships)—the specific structural characteristics of a compound that are associated with its biological activity—and SPR (structure-property relationships)—the connection between a product’s structure and its behavior—as well as oral drug delivery systems such as micro/nanoparticle drug delivery, but also integrates pioneering research on STR (Structure-tissue exposure/selectivity relationship).

This comprehensive development system not only retains the advantage of in vitro drug activity screening (screening based on samples taken from the bodies of living organism) but also allows drugs to accumulate at disease-specific tissue sites using Innovative NDSIP (Nano-delivery System Improving the Pharmacokinetics) Drug Delivery System, thereby overcoming the limitations of traditional drug development where drugs may be effective in vitro but not in vivo.

Broad Technological Applicability

The proprietary technology of Maius can be modified to screen small molecule drugs containing nitrogen atoms and small molecule chemical drugs containing carboxylic acid hydroxyl and alcohol hydroxyl structural groups. The total number of drugs containing at least one nitrogen atom among 1086 small molecule chemical drugs approved by the US FDA before 2012 was 910 (accounting for 84%); among 321 small molecule chemical drugs approved from 2012 to 2023, 263 drugs contained at least one nitrogen atom (accounting for 82%) (Vitaku, Edon; Smith, David T.; Njardarson, Jon T. Analysis of the Structural Diversity, Substitution Patterns, and Frequency of Nitrogen Heterocycles among U.S. FDA Approved Pharmaceuticals. Journal of Medicinal Chemistry, 2014,57(24), 10257-10274; MARSHALL, C. M. et al. An Update on the Nitrogen Heterocycle Compositions and Properties of US FDA-Approved Pharmaceuticals (2013-2023). Journal of Medicinal Chemistry, 2024, 67(14), 11622–11655).

These drugs can be modified by Maius proprietary technology platform to enhance the clinical value of drugs.

Maius’ research platform integrates both an AI drug screening system and the NDSIP drug delivery system. This integrated research system can also be applied to new target molecules. Compared to traditional research models, it offers increased efficiency, cost-effectiveness, and shorter development timelines.

Improve Clinical Benefits

Maius’ new drugs, when compared to existing medications, not only significantly reduce first-pass metabolism in the liver but are also directly absorbed by the lymphatic system. This greatly improves drug bioavailability, making the drug more targeted and allowing it to accumulate in the lymphatic system. This leads to a reduction in drug-induced liver damage.

Obtaining Faster FDA Approval

Similar to 505(b)(1) (stand-alone NDA), the 505(b)(2) application is also a New Drug Application (NDA), which includes complete reports on safety and efficacy. Unlike 505(b)(1), some of the information in 505(b)(2) reports may not be obtained from studies conducted by the applicant. The applicant does not have the right to reference this information. This data can be sourced from authoritative literature or materials published by the FDA.

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Each Maius product pipeline has its reference drug, such as reference drug for GY-1068 is Ibrutinib, reference drug for GY-2076 is Lenalidomide, reference drug for GY-3058 is Bendamustine and reference drug for GY-4092 is NDI-034858. The characteristics of reference drugs are crucial for the design and development of Maius’ products.

For GY-1068, we plan to rely on publicly available data from the reference drug Ibrutinib, including studies on its drug mechanism, in vitro pharmacology, pharmacokinetics, pharmacology, and toxicology of GY-1068’s active metabolites. The other three product candidates in our pipeline will follow a similar approach, referencing publicly available data from their respective reference drugs. We will provide more details on the specific studies we plan to rely on in the Business section, where appropriate.

We have also updated our disclosure to clarify that while the 505(b)(2) pathway allows us to reference existing data, it does not mean our product candidates will be approved, are more likely to receive FDA approval, or will be approved more quickly.

Experienced Executive Team

The management team at Maius brings extensive experience and expertise across various areas, including compound synthesis, formulation screening, project management, regulatory affairs, operations, product management, and financial oversight. The R&D team is highly strategic, professionally adept, and demonstrates strong execution capabilities, ensuring efficient project completion.

OUR STRATEGIES

Our strategic focus is to leverage the advantages of our innovative integrated drug development platform and develop innovative drugs with market differentiation in two major areas: oncology and autoimmune medication. We aim to realize the clinical value of these drugs, address unmet clinical needs and strive to create high-quality, affordable innovative medicines for patients. We are committed to expediting the commercialization of our products and continuously expanding our portfolio into new therapeutic areas. The key elements of our business strategy to achieve these objectives include:

Accelerating Clinical Research on GY-1068 for the Treatment of Malignant B-Cell Lymphoma and Exploring Global Market Opportunities

We are conducting a clinical program for GY-1068 in both China and the United States for the treatment of malignant B-cell lymphoma. We will continue to advance GY-1068 as a monotherapy for other B-cell malignancies in various Phase II clinical trials, including primary central nervous system lymphoma (PCNSL) and subtypes of diffuse large B-cell lymphoma (DLBCL). These two indications may be granted accelerated approval through orphan drug designation.

Orphan Drug refers to a pharmaceutical agent developed specifically to treat, prevent, or diagnose rare diseases (also called orphan diseases). According to the FDA, a disease is considered rare if it affects fewer than 200,000 people in the United States, or if it affects more than 200,000 people but the drug’s potential sales in the U.S. would not be sufficient to cover development costs. The FDA grants Orphan Drug Designation (ODD) to encourage drug development for such diseases by providing policy support. Receiving Orphan Drug Designation from the FDA can accelerate clinical development and marketing approval. It also provides several incentives, including tax credits for clinical trial costs, waiver of new drug application (NDA) fees, and seven years of market exclusivity after approval.

While orphan drug designation provides important incentives, it does not guarantee approval. Further clinical development and regulatory interactions are still required, and the outcome, timing of approval, and eventual commercialization remain uncertain.

We plan to initiate a Phase III clinical trial for GY-1068 as a first-line monotherapy for CLL/SLL.

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As we progress with clinical development in the United States, we intend to explore partnership and out-licensing opportunities outside of China to maximize the commercial value of GY-1068 globally.

We also plan to identify and develop promising combination therapies for malignant B-cell lymphoma to leverage the well-established safety profile based on available clinical data. Additionally, we aim to identify and develop promising combination therapies to be used in conjunction with GY-1068.

Focusing on Advancing Research for GY-1068 in the Treatment of Solid Tumors and Autoimmune Diseases

Based on the preclinical research findings for GY-1068 favorable tissue distribution in the lungs and gastrointestinal tract, we will place a significant emphasis on advancing research for the treatment of solid tumors, including non-small cell lung cancer and gastric cancer, with GY-1068.

BTK inhibitors possess inherent advantages in the treatment of autoimmune diseases due to their mechanisms of action. Based on the existing research data of GY-1068, we are positively developing GY-1068 as a potential therapy for autoimmune diseases.

We are advancing the research and development of GY-2076 and GY-3058 for the treatment of blood cancers in China and globally, and exploring combination therapy with GY-1068

We are focusing on the development of three main oncology products targeting blood cancers, namely GY-1068, GY-2076 and GY-3058. Our aim is to develop alternative approaches to existing treatments that can overcome cancer treatment resistance while enhancing safety. We believe that having multiple candidate drugs with different mechanisms of action will allow us to explore potential synergistic therapies to address unmet needs in the treatment of blood cancers.

Enhancing Production and Commercialization Capabilities

We plan to construct proprietary manufacturing facilities and enhance our commercialization capabilities to support the market launch of products such. We believe that our in-house manufacturing and commercialization capabilities will create synergies, improve efficiency and drive our future growth. We intend to build production facilities for large-scale commercial manufacturing, and these facilities will be designed in compliance with good manufacturing practices (“GMP”) regulations in the United States, Europe, Japan and China.

We plan to establish a commercialization team. This team will support the initial market promotion of GY-1068 in the United States and China after it obtains regulatory approval, however, we will not be able to begin commercialization of our product candidates until we have received regulatory approval, which is uncertain at this stage. We anticipate a phased approach to building our commercialization capabilities, and as we continue to introduce our pipeline products, we will expand our sales team. We have plans to recruit and establish sales and marketing leadership positions.

Commercialization Licensing and Partnerships (Maximizing Global Value of Our Candidate Drugs)

Our strategy is to gather early data in the United States and China, including collecting pharmacokinetic/pharmacodynamic and proof-of-concept data through the utilization of their extensive patient populations. Subsequently, we will expand clinical trials globally for potential assets or indications. We will seek strategic partnership opportunities worldwide to maximize the commercial value of our assets. We may selectively collaborate with leading pharmaceutical companies to advance our global clinical plans.

Market Expansion

Our existing pipeline includes indications such as lymphoma, multiple myeloma, leukemia and autoimmune diseases. These diseases are of significant scale and particular importance in terms of incidence and patient numbers, both in the United States and China. Therefore, we consider expanding into the U.S. and Chinese markets as our top priority strategy. Through thorough research of the U.S. and Chinese markets, we will formulate suitable market expansion strategies.

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INNOVATIVE TECHNOLOGIES

The Maius Artificial Intelligence (“AI”) Drug Screening System and NDSIP system together form a cutting-edge drug development approach, advancing beyond traditional models. The AI system processes complex data matrices—including drug characteristics, tissue distribution, and efficacy—to screen and identify optimal drug candidates quickly and accurately. Using a proprietary algorithm, it may shorten preclinical timelines and reduce costs.

Complementing the AI system, the NDSIP system uses nano-carrier technology, such as self-emulsifying and nanoformulations, to enhance drug bioavailability and precision in tissue targeting. This integrated strategy is designed to increase the clinical value of the product while reducing patient intolerance, providing a comprehensive, efficient solution for developing both novel drugs and innovative formulations of existing treatments.

Maius AI Drug Screening System (the “Maius Platform”)

We developed an efficient and versatile platform for the research and development (“R&D”) of small molecule chemical drugs, setting it apart from existing drug development models. This platform consolidates and enhances established research systems, including SAR (Structure-Activity Relationship) and SPR (Structure-Property Relationship), and incorporates advanced studies on STR (Structure-tissue exposure/selectivity relationship). Unlike traditional drug development, which often treats SAR and SPR separately and may overlook STR, the Maius Platform integrates SAR, SPR and STR within a unified framework. This approach not only ensures drug activity and compatibility with delivery systems but also achieves targeted tissue exposure and selectivity to meet clinical needs.

The Maius Platform retains the advantage of screening drug candidates for in vitro activity while also enabling drug enrichment at disease tissue sites, overcoming the limitations of traditional drug development where a drug might be effective in vitro but not in vivo. This approach exhibits broad applicability, both in depth and breadth.

Since the 2010s, computer and AI technology have advanced rapidly. Against this backdrop, various AI-driven drug design concepts have emerged. Maius stands out by harnessing AI’s adaptive capabilities and learning prowess. It integrates its own drug design concepts into the R&D process, building a distinctive and innovative AI drug development platform.

Compared to Conventional AI that focuses on protein 3D structure, the Maius AI drug covers the entire process of drug discovery, using AI to quickly and accurately calculate candidate compound structures and provide corresponding candidate formulations. Compound screening, formulation screening, and pharmacokinetics screening are conducted simultaneously and in coordination, allowing for the confirmation of candidate compounds within just a few months.

The Maius AI system developed GY-1068 by synthesizing only 68 compounds, while GY-2076 was identified as a clinical candidate after just 76 compounds were synthesized. The results represent a significant increase in efficiency compared to the traditional research and development model, which requires synthesizing thousands of compounds. At the 2022 American Association for Cancer Research conference, preclinical data for the oral small molecule CDK7 inhibitor GTAEXS-617, discovered through AI drug discovery platform, was presented. Using the AI platform, researchers synthesized 136 compounds to identify GTAEXS-617.

GY-1068 went from candidate design to IND application in less than two years. Maius’ preclinical development can be completed in as little as 2-3 years, or even shorter.

While we have a limited operational history using the AI drug screening system to develop candidate products, we have not yet conducted clinical trials on any of these candidates. There is a risk that we may not successfully develop or commercialize any candidate products.

Unlike conventional AI platforms that focus solely on SAR(Structure-Activity Relationship) (in which the drug generated by AI focuses on the activity and selectivity of the target protein), the Maius AI system focuses not only on SAR and SPR (Structure-Property Relationship), but also on STR (Structure-tissue exposure/selectivity relationship), with an emphasis on the integration and balance among all three. Among them, STR characterizes the targeted distribution characteristics of drugs on disease-related tissue proteins within the human body, which is closely related to its actual clinical performance. Maius closely follows the cutting-edge developments in the field of AI drug screening. As of the date of this prospectus, no similar AI platforms have been reported. However, given AI’s rapid progress, more competitive platforms may emerge in the future. In addition, the publicly available data we used for estimating the development timeline, based on past situations, may not fully reflect the recent rapid AI advances and competitors’ latest developments, which has certain limitations.

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The Maius Platform integrates all necessary information, including the AI drug screening system and NDSIP drug delivery system. Unlike traditional AI drug development, which focuses on the binding activity and specificity of active drugs with target proteins, Maius’ AI drug screening system centers on multiple drug characteristic matrices. The selection of parameters is primarily based on the characteristics of disease biology and the microenvironment within bodily tissues. The main components include drug characteristic matrices, drug tissue distribution matrices, drug prescription matrices and drug efficacy matrices. Each matrix contains dozens of indicators and parameters, forming extensive amounts of data through permutations and combinations. For example, the drug characteristic matrix includes parameters such as drug affinity for cells, permeability, metabolic stability, in vivo transport characteristics and microenvironment selectivity. By utilizing a proprietary AI system and an integrated multivariate core optimal matching algorithm, Maius can precisely screen out promising candidate products (including drug delivery systems) from what appears to be an infinite number of permutations with just a few iterations. Subsequent confirmatory trials enable the rapid identification of the best product. Compared to traditional development models, this approach significantly enhances research efficiency, saving both time and costs. This represents the core competitive advantage of the Maius innovative drug development platform.

Comparison between Traditional Drug Discovery Process and Our AI Drug Discovery Process

The traditional drug discovery process typically includes the following stages:

1.	Target validation: Identifying a substance (such as a protein, gene, metabolite, etc.) as a key target for a certain disease, establishing a foundation for developing targeted therapies.

2.	Hit Compound Screening: Identifying compounds with preliminary activity toward specific targets or pathways.

3.	Lead Compound Discovery: Obtaining compounds with desirable biological activity and chemical structures through various methods, setting the stage for further structural refinement.

4.	Lead Compound Optimization: Addressing the limitations of lead compounds, such as low activity, chemical instability, toxicity, poor selectivity, or inadequate pharmacokinetic properties, through chemical modifications to create an ideal drug candidate.

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5.	Candidate Selection: Identifying active compounds that will undergo systematic preclinical testing and prepare for clinical trials.

6.	IND Research: Conducting studies to meet regulatory requirements for new drug clinical trial applications.

This approach begins with target identification, followed by hit compound screening and lead compound discovery. After optimization, the most promising compounds are selected through SAR and SPR analysis and undergo efficacy, pharmacokinetics, and safety studies, as well as preliminary formulation development. A candidate drug is then chosen for pre-IND studies. On average, preclinical trials in traditional drug development span approximately 7 years.

Conventional AI can help companies speed up drug discovery and reduce costs by analyzing the 3D structure of target proteins and using molecular simulations, especially in the hit-to-lead and lead optimization phases. In an article of Nature Reviews Drug Discovery (Jayatunga M K P, Xie W, Ruder L, et al. AI in small-molecule drug discovery: a coming wave? Nat. Rev. Drug Discov, 2022, 21(3): 175-176), the authors used publicly available data to estimate the preclinical research timelines of projects involving AI. For example, the timeline for Exscientia’s EXS-21546 was approximately 5 years, Relay Therapeutics’ RLY-4008 was about 4 years, Exscientia’s DSP-1181 was 5-6 years, Pharos iBio’s PHI-101 was 5-6 years, and BenevolentAI’s BEN-2293 was 7-8 years, while at that time, the average data for the industry was about 5-6 years.

Below is a chart comparing the steps before IND research involved in traditional drug discovery and conventional AI-assisted drug design.

Traditional drug discovery	Conventional AI drug design

Comparison between Conventional AI and Maius AI Drug Discovery Process

Compared to Conventional AI that only focuses on protein 3D structure, the Maius AI system incorporates various parameters of SAR, SPR and STR, making the algorithm more efficient It rapidly analyzes extensive datasets across multiple dimensions and dozens of parameters, bypassing traditional multi-step processes to pinpoint optimal candidate compounds. At the same time, it matches these compounds with suitable NDSIP systems, saving time in formula selection and matching.

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Taking GY-1068 development as an example, the Maius AI system obtains dozens of candidate compound structures through computational screening and provides corresponding candidate formulation prescriptions. The compound screening, formulation prescription screening, and pharmacokinetic screening were carried out synchronously and synergistically, and candidate compounds were confirmed in just a few months.

It took less than two years from candidate compound design to IND application. Compared to the traditional new drug development process that requires synthesizing and screening thousands of compounds, Maius’ preclinical development may be shortened for 2-3 years.

Below is a chart comparing the steps before IND research involved in conventional AI-assisted drug design and the Maius AI system.

Conventional AI drug design	Maius AI system

Innovative NDSIP Drug Delivery System

Maius has developed an NDSIP oral drug delivery system selection method, closely integrated with its R&D platform to enhance pharmacokinetic properties. The management of Maius believes that this innovation may pave the way for the expansion of new chemical entities and enhance the clinical value of some of the top-selling drugs.

The Maius NDSIP drug delivery system combines advanced drug delivery technologies with a focus on nanocarriers. It selects the optimal carrier design, formulation composition, and preparation process tailored to the specific characteristics of the drug in development, achieving a highly personalized approach.

The nano-formulation drug delivery system employs nanoparticles ranging from 10 to 1,000 nm for targeted drug delivery and controlled release. By encapsulating drugs within submicron particles, this system regulates release rates, enhances permeability across biological membranes, modifies in vivo distribution, improves bioavailability, and more. As a result, it increases drug solubility and stability, may enhance therapeutic properties and targeting precision, extends duration of action, boosts bioavailability, and may reduce side effects.

Nano-formulation drug delivery systems represent a innovation in drug delivery today. However, their application remains limited (see table below). The primary barrier to widespread adoption is that merely altering the delivery system without considering the drug’s structural characteristics, distribution, and matrix information fails to achieve optimal results.

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List of currently marketed products that use nano delivery systems

Category	Diameter	Advantages	Disadvantages	Representative Products
Liposomes	25-1000nm	The preparation is simple, and the selection of lipid materials is diverse. It can have efficient loading capacity for both water-soluble and lipid-soluble drugs.	The phospholipid molecules sometimes undergo oxidation and hydrolysis reactions, with short half-life and low water solubility.	Doxorubicin, Erythromycin, Paclitaxel, Amphotericin B, Azacitidine, Iletin, Bupivacaine, etc.
Nanoparticles	10-100 nm	Reduce liver first-pass metabolism, enhance bioavailability and drug treatment window values, faster onset and longer efficacy time.	Limited drug loading and poor water solubility.	Albumin-bound paclitaxel nanoparticles injection, etc.
Self-emulsifying	10-1000nm	The internal oil phase of the self-emulsifying preparation enhances the lipophilicity of the drug, achieves high encapsulation efficiency, and contributes to drug delivery.	A large amount of surfactant is needed, and its stability is affected by temperature and pH value.	Cyclosporin A, Lopinavir, Saquinavir, etc.
Microspheres	~200 nm	Enhances dosage form stability, prolongs effective delivery cycle time, and can reach deep tissues such as cerebrospinal fluid and central nervous system	High pressure is easy to cause drug degradation, lipid crystallization and gel phenomenon. The lack of industrial scale production limits its practice.	Liraglutide, Quprilin, Octreotide, Risperidone, Naloxone, Abarelix, Naloxone, Budesonide, Pasireotide, etc.

Nanocrystals	150-800 nm	Increase the soluble surface area of the drug and improve the bioavailability of hydrophobic drugs. Reduce the use of excipients, thereby reducing the risk of toxicity.	It is thermodynamically unstable and easy to produce crystals. The use of stabilizers may also lead to potential toxicity problems.	Gentamicin, Phenobarbital, Meloxicam Nanosuspension, Nadroparin Calcium Injection Nanosuspension, Paliperidone Nanosuspension, etc.
Polymeric micelles	10-100 nm	At the same time, it has thermodynamic and kinetic stability, so that it can keep the drug directly to the target and improve the bioavailability of the drug.	Low drug loading capacity, poor physical stability and insufficient interaction with cells.	Paclitaxel Polymeric Micelles, Docetaxel Nanomicelles, etc.

The Maius NDSIP drug delivery system, utilizing nano-carriers, enhances drug bioavailability and enables selective accumulation of drugs in targeted tissues. This drug delivery system is designed to increase the clinical value of the product while reducing patient intolerance.

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The Maius NDSIP system encompasses various advanced formulations, including self-emulsifying drug delivery systems (“SEDDS”), self-microemulsifying systems, solid self-nanoemulsifying drug delivery systems, and self-nanoemulsifying drug delivery systems.

For GY-1068, the NDSIP system utilizes a SEDDS. This micro-nano formulation is absorbed through the gastrointestinal tract, allowing the Active Pharmaceutical Ingredient (“API”) to enter the circulatory system, significantly enhancing the drug’s oral bioavailability.

OUR DRUG CANDIDATES

Clinical-stage Drug Candidate

GY-1068 – Candidate for next-generation BTK inhibitor

GY-1068 is a BTK inhibitor developed by Maius Platform, designed for enhanced potency and safety, which may represent the next generation of BTK inhibitors.

On June 10, 2023, Maius received FDA approval allowing GY-1068 to begin its Phase I clinical trial for the treatment of B-cell malignant lymphoma.

Features of GY-1068

The Maius Platform specializes in the pharmacokinetic optimization of drugs. Beginning with a detailed analysis of the clinical properties and limitations of ibrutinib, Maius identifies unmet clinical needs and determines the design direction for its products. By calculating parameters such as SAR, SPR, STR, and utilizing innovative NDSIP drug delivery system, potential drug structure and delivery system combinations are evaluated. These designs are then validated through animal studies to identify the most promising drug candidates. GY-1068 was specifically designed to address the limitations of ibrutinib through targeted pharmacokinetic modifications.

●	Low first-Pass Metabolism: Unlike existing BTK inhibitors, which exhibit significant hepatic first-pass metabolism leading to low absolute bioavailability (for instance 2.9% for ibrutinib) and increased liver burden, GY-1068 is designed to reduce first-Pass metabolism. Under the synergistic effect of delivery system (SEDDS) and prodrug structure (ester prodrug), the absorption way of GY-1068 is different from existing BTK inhibitors, therefore GY-1068 has low first-pass metabolism.

●	Mild and Sustained Effect: The prodrug design of GY-1068 enables to release the active metabolite continuously in vivo, may result in a mild but prolonged therapeutic effect.

●	Enhanced Tissue Selectivity: With optimized delivery systems and prodrug structures, GY-1068 achieves higher drug concentrations in lymphoid tissues while significantly reducing levels in peripheral circulation.

Advantages of GY-1068

The design purpose of GY-1068 is to balance the dual goals of enhancing drug efficacy while reducing adverse effects by modifying the absorption and distribution characteristics of the drug.

●	Absorption characteristics: GY-1068 has low first pass metabolism.

●

Pharmacodynamic Profile: GY-1068 exhibited significant anti-tumor efficacy compared with the vehicle control group in multiple in vivo models of mantle cell lymphoma and diffuse large B-cell lymphoma in mice, and GY-1068 had the similar anti-tumor efficacy as Ibrutinib.

LY-24-0338 subcutaneous xenograft model in female NOD (non-obese diabetic) SCID (severe combined immune deficiency) mice

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Efficacy evaluation index of tumor inhibition

Groups	Tumor volume ( mm3 )	Relative tumor volume T/C ( % )	Tumor growth inhibition rate TGI ( % )	P-value
Vehicle	1815±281	-	-	-
GY-1068, 7.5 mg/kg	102±31	5.62	101.77	0.005
GY-1068, 15 mg/kg	72±47	3.96	103.56	0.004
GY-1068, 30 mg/kg	14±7	0.76	107.01	0.004
Ibrutinib, 7.5 mg/kg	30±9	1.66	106.06	0.004
Ibrutinib, 15 mg/kg	16±8	0.86	106.93	0.004
Ibrutinib, 30 mg/kg	3±2	0.17	107.65	0.004

●	Pharmacokinetic properties. Preclinical studies have shown the active metabolite of GY-1068 is relatively enriched in the target tissue, and we hope this feature can affect the therapeutic effect.

●

Drug tolerance. As demonstrated in the table below, GY-1068 is well-tolerated in the mouse mantle cell lymphoma efficacy test at a maximum dose of 90 mg/kg/day, while ibrutinib’s maximum tolerable dose is 60 mg/kg/day.

REC-1 subcutaneous xenograft model in female NOD SCID mice

Efficacy evaluation index of tumor inhibition

Groups	Tumor volume ( mm3 )	Relative tumor volume T/C ( % )	Tumor growth inhibition rate TGI ( % )	P-value
Vehicle	2744±261	-	-	-
GY-1068, 30 mg/kg	644±90	23.45	79.61	0.000
GY-1068, 60 mg/kg	445±84	16.23	87.14	0.000
GY-1068, 90 mg/kg	331±75	12.07	91.46	0.000
Ibrutinib, 30 mg/kg	458±86	16.75	86.62	0.000
Ibrutinib, 60 mg/kg	362±32	13.21	90.28	0.000
Ibrutinib, 90 mg/kg	Intolerance was observed in previous studies

Toxicology. In the 28-day toxicity study, GY-1068’s NOAEL of beagle dog was 120mg/kg/day. According to public information, Ibrutinib is reported to be 1.5mg/kg/day.

NOAEL of beagle dog

GY-1068	120mg/kg/day
Ibrutinib	1.5mg/kg/day*

*Data source：PMDA（Pharmaceuticals and Medical Devices Agency）Review Report

GY-1068 is a small-molecule inhibitor of BTK. Its active metabolite forms a covalent bond with a cysteine residue in the BTK active site, leading to inhibition of BTK enzymatic activity. BTK is a signaling molecule of the BCRr (B-cell antigen recepto) and cytokine receptor pathways. BTK’s role in signaling through the B-cell surface receptors results in activation of pathways necessary for B-cell trafficking, chemotaxis and adhesion. Nonclinical studies show that GY-1068 inhibits malignant B-cell proliferation and survival in vivo.

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Bruton’s tyrosine kinase is a non-receptor kinase that plays a crucial role in oncogenic signaling that is critical for proliferation and survival of leukemic cells in many B cell malignancies. BTK plays a central role in several signaling pathways in B cells, especially the BCR. It has shown impressive efficacy as therapeutic option for various B cell malignancies in clinical trials. Signaling cascade of important events downstream of the BCR has been shown in the picture below.

Fig. Role of Bruton’s tyrosine kinase downstream of the B cell receptor. (Source: Simar Pal Singh, et al. Role of Bruton’s tyrosine kinase in B cells and malignancies, Mol Cancer. 2018 Feb 19;17(1):57. doi: 10.1186/s12943-018-0779-z.)

Small-molecule inhibitors of BTK have demonstrated excellent anti-tumor activity in animal models and clinical studies. Consequently, there is a significant interest in BTK inhibition as a potential anti-cancer therapy, not only for B-cell malignancies but also for solid tumors.

The BTK inhibitor ibrutinib has shown high response rates in patients with relapsed or refractory CLL and MCL, including those with high-risk genetic lesions. Evidence continues to accumulate, supporting the efficacy of ibrutinib across various other B-cell malignancies.

Reference drug: Ibrutinib

Ibrutinib is the first launched BTK inhibitor. Co-developed by Pharmacyclics (a subsidiary of AbbVie) and Johnson & Johnson, ibrutinib was approved by the FDA on November 13, 2013. This approval marked a significant milestone, as chemotherapy had previously been the primary treatment option for B-cell malignancies. With the introduction of ibrutinib, chemotherapy-free treatment for B-cell malignancies became possible, offering patients the potential for extended survival and an improved quality of life.

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Approved indications for ibrutinib include:

●	Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma;

●	Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma with 17p deletion;

●	Waldenström’s Macroglobulinemia;

●	Chronic Graft versus Host Disease.

Indications for ibrutinib in R&D include:

●	Phase 3: DLBCL (Diffuse Large B-Cell Lymphoma), FL(Follicular Lymphoma);

●	Phase 2: HCL (Hairy cell leukemia), CNSL(Central nervous system lymphoma), ALL (Acute lymphoblastic leukemia), COVID-19;

●	Phase 1: R/R T cell lymphoma.

BTK Inhibitors Market Size

According to Frost & Sullivan, the global BTK inhibitor market was valued at $11.5 billion in 2022, growing annually at nearly 30%. Based on data from Guangzhi Haineixin Consulting, the global BTK inhibitor market reached $13.7 billion in 2023. Frost & Sullivan projects that the global BTK inhibitor market will reach $21.9 billion by 2025 and $25.1 billion by 2030. In China, the BTK inhibitor market size is expected to grow from RMB 4.3 billion in 2022 to RMB 22.5 billion by 2030, with a compound annual growth rate (“CAGR”) of 33%. According to Guangzhi Haineixin Consulting, the market size of BTK inhibitors in China was RMB 5.7 billion in 2023.

In 2021, the number of people with NHL worldwide exceeded 2.6 million, and this number is expected to reach 2.9 million and 3.3 million in 2025 and 2030, respectively, with an expanding patient population. Of these, the number of MCL patients reached 98,000 by 2021, CLL/SLL patients reached 412,000, and DLBCL patients reached 981,000. The growing patient population continues to drive demand for BTK inhibitors, now recommended by several clinical guidelines. With an increasing number of patients and expanding treatment indications, the BTK inhibitor market size is set to grow further.

Before BTK inhibitors, therapeutic options for relapsed/refractory MCL and CLL/SLL were limited, with no highly specific targeted treatments, particularly before BTK approval for CLL/SLL. Advances in drug development and technology have led to the approval of BTK inhibitors that offer improved targeting, optimized compounds, and reduced drug-drug interactions. This progress allows more patients to benefit from BTK inhibitors in clinical settings, driving market growth.

Worldwide, BTK inhibitors’ breakthrough efficacy in treating B-cell non-Hodgkin’s lymphoma has spurred supportive policies across countries, promoting further expansion and development of the BTK inhibitor market.

GY-1068 Intellectual Property Layout

GY-1068 project has completed pre-clinical stage, with a total of 5 invention patents have been applied for, including compound patents, formulation patents and crystal structure patents, of which one compound patent and two crystalline patents have been granted by China Patent License. The compound patent has also been filed under the PCT (The Patent Cooperation Treaty) international system and has entered PCT member countries, including the United States, Europe, Japan, South Korea, Australia, Canada, South Africa, Russia, Mexico and Singapore. Two crystal structure patents also have completed PCT applications.

As research progresses, we plan to file an additional 3-5 process and usage patents to establish a comprehensive patent portfolio.

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GY-1068 Research Plan

We are launching a Multi-Regional Clinical Trial for GY-1068. Phase I will focus on evaluating the safety of GY-1068 compared to current BTK inhibitors.

Study Title:

A Phase I clinical study to investigate the safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of GY-1068 in subjects with relapsed or refractory B-cell non-Hodgkin’s lymphoma (R/R B-NHL).

Number of Subjects:

Up to 76 subjects with R/R B-NHL will be enrolled.

Clinical trials are planned in the United States, Southeast Asia, Taiwan, and Hong Kong.

Study Endpoints include (i) safety assessments, (ii) PK assessments, (iii) PD assessments, and (iv) Efficacy assessments.

In Phase II, we will assess GY-1068’s distinct benefits over existing BTK inhibitors, focusing on its lymphoid tissue-enriched properties and improved tolerability. Phase II trial design will be based on Phase I results and submitted to regulatory authorities for approval.

Comparison of GY-1068 with marketed BTK inhibitors

Ibrutinib replacement products are primarily other marketed BTK inhibitors. Currently, six BTK inhibitor drugs are approved globally. Four of these are FDA-approved: (i) ibrutinib; (ii) acalabrutinib; (iii) zanubrutinib; and (iv) pirtobrutinib. Orelabrutinib is approved only in China. Tirarutinib is approved only in Japan. The chart below provides a comparison of these BTK inhibitors with BY-1068.

Common Name	Indications	Type	Target point	Structural characteristics	Advantage	Deficiency
Ibrutinib	MCL CLL/SLL WM MZL	First generation	Multiple target point	Covalent irreversible	Full activation of BTK can be inhibited by inhibiting the autophosphorylation of BTK at Tyr223.	Off-target effects, drug resistance, low bioavailability, high first pass effect.
Acalabrutinib	MCL CLL/SLL	Second generation		Covalent irreversible	Relatively high selectivity.	Unable to solve the problem of Cys481 drug resistance, adverse reactions are common, and bioavailability is low, high first pass effect.
Zanubrutinib	MCL MZL CLL/SLL WM	Second generation		Covalent irreversible	Improved selectivity and bioavailability, reduced off-target effects.	Off-target effects and tolerance problems such as atrial fibrillation and bleeding were still present; low bioavailability; High first pass effect.

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Common Name	Indications	Type	Target point	Structural characteristics	Advantage	Deficiency
Orelabrutinib	MCL CLL/SLL	Second generation		Covalent irreversible	Certain high selectivity and low non-targeted side effects.	Off-target effects and tolerance problems such as atrial fibrillation and bleeding were still present; low bioavailability; high first pass effect.
Pirtobrutinib	MCL	Third generation		Covalent (reversible)	Does not covalently bind with C481 to overcome the problem of drug resistance to Cys481; high target selectivity.	New drug resistance issues; adverse effects like infection and bleeding.
GY-1068	B-cell non-Hodgkin’s lymphoma		Multiple target point	Covalent	Lower dose reduces first-pass metabolism, improved safety and tolerance; targeted lymphoid tissue enrichment; reduced averse reactions. To some extent, the resistance to C481S mutation was overcome.

Note: Tirabrutinib is only approved in Japan for the treatment of PCNSL. Due to limited data, no comparison has been made.

Selected preclinical drug candidates

GY-2076 – A promising Next Generation TNF Inhibitor

GY-2076 is an innovative oral immunomodulator developed on Maius’ new drug R&D platform, which is designed to treat the indications such as multiple myeloma, lymphoma, and myelodysplastic syndromes. If it achieves the purpose for which it was designed, such as avoiding the severe toxicities, it represents an improved version of the existing dopamine analogues.

Features of GY-2076

GY-2076 was designed to address key limitations of the existing oral immunomodulator lenalidomide. Developed on the Maius Platform, GY-2076 incorporates modifications to both the structure and delivery system of the reference drug lenalidomide.

●

Drug Absorption: GY-2076’s drug absorption profile has been optimized to reduce peak blood concentration by nearly half, allowing the drug to remain in the body longer and achieve a sustained release effect. This directly addresses lenalidomide’s low tolerability, as the high peak concentrations of lenalidomide are associated with serious hematologic toxicities (such as neutropenia and thrombocytopenia), thromboembolism, infections (including upper respiratory tract infections and pneumonia), and anemia. These adverse reactions often necessitate dose reduction, treatment discontinuation, or additional interventions such as blood products and growth factors, severely limiting lenalidomide’s marketability. By analyzing lenalidomide’s adverse reaction mechanisms and targeting pharmacokinetic modifications, the Maius team may improve drug clinical value through the Maius Platform.

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●	Drug Distribution: We plan to adjust the GY-2076’s distribution characteristics to concentrate more active metabolite within lymphoid tissues, while reducing peripheral blood concentrations. When this alteration happened, it can be expected to lowers dose-related hematologic toxicity, have the possibility to improving patients benefit from prolonged drug use. This approach may directly addresses one of the primary challenges with lenalidomide, further supporting patient adherence to treatment.

Advantages of GY-2076

●	Drug Absorption Profile: Lenalidomide is rapidly eliminated in vivo, leading to significant fluctuations in blood concentration. In contrast, GY-2076 maintains a stable blood concentration, addressing the adverse reactions associated with lenalidomide’s high Cmax. This stability may improve tolerability without compromising drug efficacy.
●	Bioavailability: GY-2076’s oral formulation has a bioavailability of 74.0%, which is higher than that of the reference drug lenalidomide.
●

Tissue Distribution: Structural and delivery system modifications may allow GY-2076 to concentrate more active metabolite in lesion tissues with higher selectivity for the tumor microenvironment. This has the potential to reduce plasma exposure in peripheral tissues, thereby lowering the incidence of injury caused by the drug.

Mechanisms of action

TNF-α (Tumor necrosis factor alpha) is a cytokine that has pleiotropic effects on various cell types. It has been identified as a major regulator of inflammatory responses and is known to be involved in the pathogenesis of some inflammatory and autoimmune diseases. Structurally, TNF-α is a homotrimer protein consisting of 157 amino acids, mainly generated by activated macrophages, T-lymphocytes and natural killer cells. It is functionally known to trigger a series of various inflammatory molecules, including other cytokines and chemokines. TNF-α binds to two different receptors, which initiate signal transduction pathways. These pathways lead to various cellular responses, including cell survival, differentiation and proliferation.

Physiologically, TNF-α is a crucial component for a normal immune response. TNF-α can activate and regulate the immune system. However, the inappropriate or excessive production of TNF-α can be harmful and may lead to disease. Rheumatoid arthritis, inflammatory bowel disease, psoriatic arthritis, psoriasis, and noninfectious uveitis are induced by the abnormal secretion of TNF-α. Thus, TNF-α can be classified as a key factor in pathological development.

Lenalidomide is a member of immunomodulatory drugs family and possesses a mechanism similar to thalidomide but with more potent immune enhancing effects. Antineoplastic activity consists in-direct cytotoxicity, immunologic effects mediated by inhibition of tumor cell proliferation, anti-angiogenesis and stimulation of cytotoxicity mediated by T cells and NK (natural killer) cells. Development of lenalidomide initiated a profound shift in therapeutic approaches especially toward MM (multiple myeloma). Currently, lenalidomide is not only investigated in MM and myelodysplastic syndrome, but also in malignant lymphomas and other entities.

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LENALIDOMIDE
IMMUNOMODULATION
↑ Immune synapse formation
↑ Dendritic cell antigen presentation
Suppression of Treg
↑ ADCC and cytotoxicity
↑ T-helper differentiation
↑ CD8 T-cell activity
ANTIANGIOGENIC
↓ Microvessel density
↓ Endothelial cell migration
Len-CRL4CRBN
↓ IKZF1, IKZF3
↓ NF − kB
↓ MYC
↓ IRF4, ↑ p21WAF1
NK Cell
TUMOR B-Cell
T Cell
ANTIPROLIFERATIVE EFFECTS
G0/G1 Arrest
↑ Apoptosis

ADCC, antibody-dependent cell-directed cytotoxicity; $CRL4^{CRBN}$, Cullen 4 ring-E3 ubiquitin ligase–cereblon complex; IKZF1, Ikaros; IKZF3, Aiolos; IRF4, interferon regulatory factor 4.

Fig. Mechanisms of action of lenalidomide in B-cell lymphoma. (Source: lenalidomide for the treatment of B-cell lymphoma. Garciaz S, et al. Expert Opin Investig Drugs. 2016 Sep;25(9):1103-16. doi: 10.1080/13543784.2016.1208170. Epub 2016 Jul 22.)

Reference drug: Lenalidomide

Lenalidomide is a novel oral immunomodulator introduced in recent years that primarily inhibits tumor cell proliferation through anti-tumor, anti-angiogenesis, and immunomodulatory effects, thus exerting its anti-cancer activity. As a thalidomide analogue, lenalidomide offers improved therapeutic efficacy with minimal teratogenicity and neurotoxicity, making it increasingly popular in medical treatments.

Lenalidomide is primarily used for conditions like multiple myeloma, lymphoma, and myelodysplastic syndrome. Multiple myeloma, a malignant hematologic tumor, remains challenging to cure due to its recurrent nature. Lenalidomide is considered a cornerstone drug in multiple myeloma treatment and is recommended as a first-line therapy by numerous guidelines both domestically and internationally.

Approved indications for lenalidomide include multiple myeloma, lymphoma, and myelodysplastic syndromes. Common adverse effects include neutropenia, thrombocytopenia, venous and arterial thromboembolism, infections, and anemia.

Lenalidomide Market Size

Lenalidomide is mainly used for multiple myeloma, myelodysplastic syndromes and other patient populations. Since its first launch in the United States in 2013, patient use and penetration rate is rising rapidly. In 2018, lenalidomide became the world’s top-selling small molecule drug with sales of $9.685 billion. In 2019, sales exceeded $10 billion, reaching $11.11 billion, and in 2020 and 2021, sales reached $12.15 billion and $12.821 billion, respectively, marking three consecutive years with sales over $10 billion. In recent years, with the continuous approval of generic drugs, and the availability of the emergence of alternative therapies, lenalidomide’s growth has slowed, resulting in $9.978 billion in revenue for 2022 and $6.097 billion for 2023.

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In China, nine versions of lenalidomide are available, with a market size reaching RMB 1.2 billion. As patient accessibility improves and penetration deepens, China’s lenalidomide market is projected to grow at a CAGR of 10.5%, reaching RMB 1.7 billion by 2025 and expanding to RMB 2.8 billion at a CAGR of 9.9% by 2030.

GY-2076 Intellectual Property Layout

GY-2076 has completed the discovery stage, and compound patent have been filed, which have been granted by China Patent License. The compound patent has also been filed under the PCT international system and has entered PCT member countries, including the United States, Europe, Japan, South Korea, Australia, Canada, South Africa, Russia, Mexico and Singapore.

As research progresses, we plan to file an additional 5-7 process patents, crystalline patents, formulation patents and usage patents to establish a comprehensive patent portfolio.

GY-2076 Research Layout

Currently in the preclinical stage, GY-2076 has completed the discovery stage.

GY-3058 - Oralizable bendamustine

GY-3058 is an alkylating agent developed by Maius new drug R&D platform and design to enhance oral bioavailability and improve safety profile. Using bendamustine as the reference drug, GY-3058 has been structurally modified to address bendamustine’s limitations, including its inability to be administered orally and its rapid elimination from the bloodstream. The oral formulation was optimized through careful screening and matching of delivery systems.

Features of GY-3058

GY-3058 uses bendamustine as a reference drug, with structural modifications to address its limitations, including its inability to be taken orally and its rapid elimination from the bloodstream. The oral formulation was optimized by screening and matching it with the most suitable delivery system. Through structural design, Maius developed a series of prodrug structures that resist decomposition in the gastrointestinal tract, enabling oral absorption. The Maius platform then selects the ideal drug delivery system based on each compound’s characteristics and clinical requirements.

●	Oral Administration: Bendamustine, a bifunctional alkylating agent, is a key drug in lymphoma treatment while it is limited to injection in clinical practice. GY-3058 transforms bendamustine into an oral formulation, which is designed to enhance the safety, convenience, and patient compliance with treatment.
●	Avoids adverse reactions associated with injection: Oral administration can avoid adverse reactions associated with injection, which may minimize hematological toxicity by preventing the rapid rise in blood concentration that follows intravenous administration.
●	Expanded Treatment Options: GY-3058 is designed to enable an all-oral chemotherapy regimen, combining with lenalidomide, dexamethasone, and other drugs. This innovation shifts the traditional concept of chemotherapy from a hospital-only procedure to a potentially at-home treatment option. GY-3058 uses bendamustine as a reference drug. Through structural modification, GY-3058 may solve the shortcomings that bendamustine cannot be taken orally and can be quickly eliminated from blood. The oral formulation prescription is then determined through screening and matching of the delivery system. Maius obtains a series of prodrug structures through structural design, which do not decompose in the gastrointestinal tract and can be orally absorbed. The Maius platform screens the most suitable drug delivery system for clinical needs based on the characteristics of each compound.

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Characteristic of GY-3058

●	Oral Administration: GY-3058 is designed to shift bendamustine from an injectable to an oral formulation, improving patient compliance, enhancing clinical convenience, and avoiding injection-related adverse reactions.
●	Drug Distribution: GY-3058 may improve drug concentration in target tissues and selectivity in the tumor microenvironment through structural and delivery system modifications to reduce drug exposure in peripheral tissues while maintaining efficacy against tumor cells and reducing the incidence of adverse reactions.
●	Expanded Usage Scenarios: GY-3058 is designed to address common limitations of alkylating agents, such as serious adverse reactions and inconvenience of administration. It has the potential to replace bendamustine hydrochloride in the treatment of lymphoma, providing a new drug for patients with limited treatment options. This versatility supports the development of new chemotherapy regimens based on GY-3058, broadening its applications in the oncology field.

Mechanisms of action

Alkylating agents are one of the earliest, most widely used, and largest classes of antitumor drugs. Compared to other antitumor agents, these drugs rarely induce resistance, with minimal cross-resistance either between alkylating agents themselves or between alkylating and non-alkylating agents. Common side effects include myelosuppression and gastrointestinal reactions.

Bendamustine is a bifunctional derivative of mechlorethamine that contains a purine-like benzimidazole ring. Mechlorethamine and its derivatives create electrophilic alkyl groups, which form covalent bonds with electron-rich nucleophilic sites, leading to interstrand DNA crosslinks. These bifunctional covalent linkages initiate cell death through multiple pathways, making bendamustine effective against both resting and dividing cells. Although the precise mechanism of action remains unknown, its cytotoxicity is primarily due to DNA damage from alkylation, and to a lesser extent, the antimetabolite effects of its benzimidazole ring.

As a bifunctional alkylating agent, bendamustine has two reactive groups capable of binding to different DNA sites. It exhibits unique cytotoxic properties compared to other alkylating agents, such as enhanced DNA penetration, targeted localization, and longer-lasting double-strand DNA breaks. When cells fail to repair the DNA damage, cell cycle progression is blocked, ultimately leading to apoptosis.

Reference drug: bendamustine

Bendamustine has demonstrated strong efficacy in various lymphomas and can be used as a single agent or in combination to treat multiple diseases, including chronic lymphocytic leukemia, indolent B-cell non-Hodgkin lymphoma, and follicular lymphoma. It is a key drug in lymphoma treatment due to its precise efficacy, long-lasting effects, and high activity.

Approved indications for bendamustine include treatment of chronic lymphocytic leukemia, indolent B-cell non-Hodgkin lymphoma, and follicular lymphoma, either as monotherapy or in combination with other agents.

The most common non-hematologic adverse reactions associated with bendamustine are nausea, fatigue, vomiting, diarrhea, and fever. The most common hematologic adverse reaction is reversible myelosuppression.

Bendamustine Market Size

The U.S. bendamustine market, primarily comprised of Teva’s Treanda and Bendeka, has been negatively impacted in recent years by the approval of generic and improved formulations, such as Eagle Pharmaceuticals’ Belrapzo. Teva’s bendamustine sales, along with the overall market size, are expected to continue to decline as patents for the original products expire. Despite this, the U.S. bendamustine market is projected to reach $440 million by 2025 and grow to $580 million by 2030.

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In China, bendamustine was first launched by NMPA (National Medical Products Administration) at the end of 2018, with the market reaching RMB 78.3 million in 2021. The bendamustine market in China is expected to grow at a CAGR (Compound Annual Growth Rate) of 35.6%, reaching an estimated RMB 530 million by 2030.

GY-3058 Intellectual Property Layout

GY-3058 completed the discovery stage. It is now preparing to file compound patents, followed by applications for crystalline, formulation, process, and usage patents to establish a comprehensive patent portfolio.

GY-3058 Research Layout

GY-3058 completed the discovery stage and is preparing to enter IND research.

GY-4092 - A new member of the JAK family:

GY-4092 is a novel, oral, selective TYK2 allosteric inhibitor planned for the treatment of autoimmune diseases such as psoriasis. It exhibits strong inhibitory activity and subtype selectivity against TYK2 by specifically binding to the pseudokinase domain (JH2) of TYK2.

Features of GY-4092

●	High Subtype Selectivity: GY-4092 uses TAK-279 (NDI-034858) as a reference drug. After structural modifications, it is formulated as a specialized oral preparation to enhance absorption and distribution, making it particularly suitable for treating autoimmune diseases. GY-4092 retains the high subtype selectivity of the reference drug.
●	High Tissue Selectivity: With modifications to its structure and specialized oral formulation, GY-4092 achieves rapid enrichment in the immune-related lymphatic system upon administration. This may result in a fast onset of action and fewer adverse reactions, making it ideal for treating autoimmune diseases.

Advantages of GY-4092

●	JAK Subtype Selectivity: In vitro studies demonstrated that the active metabolite of GY-4092 is a highly selective allosteric inhibitor of the TYK2 JH2 variant, with a selectivity for the JAK. and not inhibiting JAK family subtypes JAK1/2/3,.
●	Targeted Drug Distribution: Structural and delivery system modifications enable GY-4092 to selectively target the immune-related lymphatic system, we hope more active metabolite concentration can enhancing the drug’s efficacy while simultaneously reducing peripheral adverse reactions.
●	Treatment Experience: GY-4092 may retain the high potency and selectivity of the prototype drug while further optimizing its pharmacokinetic properties, which may improve patient adherence and make it a new option for autoimmune diseases.

Mechanisms of Action

The non-receptor tyrosine protein kinase TYK2 is the enzyme encoded by the TYK2 gene in humans. TYK2 was the first member of its JAK family to be described. It is thought to be involved in IFN-α, IL-6, IL-10 and IL-12 signaling.

The mammalian JAK family has four members: (i) JAK1; (ii) JAK2; (iii) JAK3; and (iv) TYK2. The relationship between JAKs and cytokine signaling was first revealed when a screen for genes involved in IFN-1 (interferon type I) signaling identified TYK2, which is activated by a series of cytokine receptors, as an essential element became. TYK2 functions primarily in interleukin (“IL-12”) and type I interferons signaling. However, in addition to IFN-α, IFN-β and IL-12 signaling, TYK2 also significantly affects IL-23, IL-10 and IL-6 signaling. Under physiological conditions, immune cells are generally regulated by the action of many cytokines, and crosstalk between different cytokine signaling pathways has been shown to be involved in regulating the JAK-STAT (Signal Transducer and Activator of Transcription) pathway.

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IL-2, IL-4, IL-7, IL-9, IL-15 and IL-21
IL-12 and IL-23
IFNα, IFNβ and IFNγ
No activated receptor
IL-10, IL-19, IL-20, IL-22 and IL-26
EPO, TPO, G-CSF, GM-CSF, GH, leptin, IL-3 and IL-5
IL-6, IL-11, IL-13, OSM and LIF
P JAK1
JAK3 P
P JAK2
TYK2 P
P JAK1
JAK2 P
TYK2 P
JAK
JAK
P JAK1
JAK3 P
TYK2 P
P JAK2
JAK2 P
P JAK1
JAK2 P
TYK2 P
Y STAT1
Y STAT3
Y STAT5
Y STAT6
Y STAT3
Y STAT4
Y STAT1
Y STAT2
Y STAT3
Cytoplasm
Y STAT3
Y STAT3
Y STAT5
Y STAT1
Y STAT3
Y STAT6
STAT
STAT
• T cell proliferation and survival
• T cell memory
• T regulatory cell function
• B cell function
• T cell differentiation
• Lymphocyte effector function
• Antiviral
• Inflammation
• Antimycobacterial
• Anti-inflammatory
• Epithelial barrier function
• B cell activation
• Haematopoiesis
• Growth
• Anabolic metabolism
• T cell proliferation and survival
• T cell memory
• T regulatory cell function
• Wound healing
• B cell function
Nucleus

Fig. Distinct intracellular signaling pathways mediated by the JAK family of tyrosine kinases. (Source: Azucena Salas, et al. JAK–STAT pathway targeting for the treatment of inflammatory bowel disease. Nat Rev Gastroenterol Hepatol. 2020 Jun;17(6):323-337. doi: 10.1038/s41575-020-0273-0.)

GY-4092 is an inhibitor of TYK2. The active metabolite of GY-4092 binds to the regulatory domain of TYK2, stabilizing an inhibitory interaction between the regulatory and the catalytic domains of the enzyme. This results in allosteric inhibition of receptor-mediated activation of TYK2 and its downstream activation of Signal Transducers and Activators of Transcription (“STATs”) as shown in cell-based assays. JAK kinases, including TYK2, function as pairs of homo- or heterodimers in the JAK-STAT pathways. TYK2 pairs with JAK1 to mediate multiple cytokine pathways and also pairs with JAK2 to transmit signals as shown in cell-based assays.

Reference drug: NDI-034858

NDI-034858 is a selective allosteric inhibitor of TYK2 developed by Nimbus, Inc. that inhibits TYK2 by binding to the JH2 (JYK homology 2) structural domain of TYK2. It plays an important role in the regulation of many of the cytokines that cause inflammatory diseases.

NDI-034858 completed Phase II clinical trials and is currently in Phase III clinical studies and demonstrated excellent functional selectivity and a broad therapeutic range in prior studies.

The proposed indications for NDI-034858 include psoriasis, ulcerative colitis, Crohn’s disease, lupus nephritis, psoriatic arthritis, systemic lupus erythematosus, kidney disease and liver disease.

Phase II clinical trial has shown some adverse reactions including neutropenia, diarrhea, and infections.

Autoimmune Drugs Market Size

According to Frost & Sullivan, there are nearly 500 million patients with autoimmune diseases worldwide. In 2022, the global market size for drugs in this field reached approximately $132.3 billion, and it is expected to reach $176 billion by 2030, with a CAGR of 3.6% from 2022 to 2030.

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Based on 2022 sales data for the top 100 drugs globally, 18 autoimmune disease drugs made the list, with total sales of $86.17 billion, accounting for about 18% of the total sales.

In the first half of 2024, autoimmune drugs represented 20% of the top 100 bestselling drugs globally, with a combined sales exceeding $50 billion. Among these, the top 10 autoimmune drugs recorded combined sales of $38 billion in the first half of 2024, with a minimum threshold of $1.8 billion.

In China, the autoimmune disease drug market reached approximately $3.6 billion in 2022. The China’s autoimmune drugs market is projected to reach $8.2 billion by 2025 and $24.7 billion by 2030, with a CAGR of 27.2% from 2022 to 2030.

For decades, many patients with autoimmune diseases have suffered from the toxicity of the drugs involved and lacked personalized treatments that are relevant to the patient’s specific disease. The current need for personalized treatments, as well as advances in genetics and medicine, have driven the discovery and development of effective personalized medicines for autoimmune diseases.

Autoimmune diseases often require long-term treatment. In addition, economic, social and legal factors have a significant impact on growth as the autoimmune diseases market is affected by pricing, drug safety and regulatory environment. The NMPA has announced numerous incentives to promote research and development of new drugs in China. Meanwhile, reforms to the national and provincial reimbursement systems aimed to provide more patients with access to affordable medicines.

Currently, there is no cure for autoimmune diseases. With further understanding of the pathophysiology and related biological pathways of autoimmune diseases, it is expected that more innovative biologics and small-molecule targeted drugs, such as anti-IL-6 antibodies, BTK inhibitors and TYK2 inhibitors, will be developed. These newly developed drugs not only provide more available drugs for patients with autoimmune diseases such as rheumatoid arthritis and systemic lupus erythematosus, but also help address additional therapeutic areas.

Most of the currently approved drugs for autoimmune diseases are biologics, such as belimumab for systemic lupus erythematosus, monoclonal antibodies (natalizumab, omalizumab, alemtuzumab) for multiple sclerosis, etc. In the future, more small-molecule-targeted drugs will be available to give more therapeutic choices to patients with autoimmune diseases, such as BTK inhibitors, JAK inhibitors, TYK2 inhibitors, etc., are all undergoing clinical trials for autoimmune diseases and have obtained relatively favorable clinical results.

GY-4092 Intellectual Property Layout

GY-4092 currently undergoing discovery stage. GY-4092 will proceed with filing compound, crystalline, formulation, process, and usage patents to establish a comprehensive patent portfolio.

GY-4092 Research Layout

GY-4092 is currently in the discovery stage.

INTELLECTUAL PROPERTY

We have a comprehensive intellectual property protection system in place to ensure that others do not infringe upon our products, inventions, discoveries, and proprietary technologies. Additionally, we have the capability to operate without infringing on the intellectual property of others. Currently, all of our products are developed in-house and, to our knowledge, do not infringe on the intellectual property of other companies or individuals, and proprietary intellectual property rights protect them.

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Regarding the GY-1068 project, as of October 28, 2024, five invention patents have been applied for, including compound patents, formulation patents, and crystal structure patents, forming a comprehensive patent protection system. The compound patent protects the chemical structure, preparation methods, and uses of the API identified through AI screening. This is a core patent of the project and has been granted in China, with protection lasting until September 2041. The patent has also been filed under the PCT international system and has entered PCT member countries, including the United States, Europe, Japan, South Korea, Australia, Canada, South Africa, Russia, Mexico, and Singapore. Two formulation patents, as well as core patents of the project, protect the prescription, preparation methods, and uses of the NDSIP drug delivery system that matches the API. These two formulation patents have protection extending until April 2043 and May 2043, respectively. Two crystal structure patents have been granted in China and have completed PCT applications, providing protection until August 2042. As the project progresses, we plan to continue strengthening the protection of its products and proprietary technologies through additional patent applications.

Regarding the GY-2076 project, as of October 28, 2024, one invention patent has been applied for. This patent covers the core compound of the project, and it has been granted protection in China until August 2041. The GY-2076 compound patent has been applied for a Chinese Patent and PCT. According to the PCT, patent applicants can submit international patent applications through the PCT within 30 months after the priority date and apply for patents in multiple countries. The compound patent has entered PCT member countries, including the United States, Europe, Japan, South Korea, Australia, Canada, South Africa, Russia, Mexico and Singapore. Chinese patent authorization has no impact on its entry into other countries. Since the project has yet to undergo comprehensive commissioned research, many research details remain as trade secrets. Various patents related to this project will be applied as the project progresses to establish a complete patent protection system.

The following table summarizes the details of the granted patents and the filed patent application owned by us.

	Patent Title	Patent No./Application No.	Patent Type	Jurisdiction	Patent Holder	Validity	Type
Patent Granted	L-ornithine L-aspartate salt injection solution and preparation method thereof	ZL201810264318.9	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	3/27/2038	Formulation
	Dihydro-2H-isobenzofuran ester compound(GY-2076)	ZL202110907061.6	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041	Compound Patent
	Dyrazolopyrimidine ester compound(GY-1068)	ZL202111131059.0	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041	Compound Patent
	Pyrazolopyrimidine ester compound crystal form and preparation method thereof	ZL202210984692.2	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/16/2042	Polymorph Patent
	Pyrazolopyrimidine ester compound crystal form and preparation method thereof	ZL202210984527.7	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/16/2042	Polymorph Patent

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	Patent Title	Patent No./Application No.	Patent Type	Jurisdiction	Patent Holder	Validity	Type
International Patent Applied（PCT）	Dihydro-2H-isobenzofuran ester compound	PCT/CN2022/097865	PCT Invention	PCT Contracting States	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041	Compound Patent
	Dyrazolopyrimidine ester compound	PCT/CN2022/097873	PCT Invention	PCT Contracting States	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041	Compound Patent
	Pyrazolopyrimidine ester compound crystal form and preparation method thereof	PCT/CN2023/111877	PCT Invention	PCT Contracting States	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/16/2042	Polymorph Patent
	Pyrazolopyrimidine ester compound crystal form and preparation method thereof	PCT/CN2023/111918	PCT Invention	PCT Contracting States	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/16/2042	Polymorph Patent
Patent Applied	Formulations of pyrazolopyrimidine ester compound	202310377251.0	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	4/10/2043	formulation
	Formulations of BTK inhibitors	202310584796.9	Invention	China	Shanghai Maius Pharmaceutical Technology Co., Ltd.	5/22/2043	formulation

➢	Applied for foreign patents
➢	PCT/CN2022/097873 entering the country (or region)

Patent Title	Patent No./Application No.	Patent Type	Jurisdiction	Patent Holder	Validity
Dyrazolopyrimidine ester compound	AU 2022350120	Invention	Australia	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	RU 2024104514	Invention	Russia	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	KR 10-2024-7008585	Invention	The Republic of Korea	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	CA 3230633	Invention	Canada	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	US 18/687,437	Invention	U.S.A	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	MX 2024002508	Invention	Mexico	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	ZA 2024/03211	Invention	South Africa	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041

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Patent Title	Patent No./Application No.	Patent Type	Jurisdiction	Patent Holder	Validity
Dyrazolopyrimidine ester compound	EP 12984469	Invention	Europe	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	JP 2024-516543	Invention	Japan	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041
Dyrazolopyrimidine ester compound	SG 11202401423R	Invention	Singapore	Shanghai Maius Pharmaceutical Technology Co., Ltd.	9/25/2041

➢	PCT/CN2022/097865 entering the country (or region)

Patent Title	Patent No./Application No.	Patent Type	Jurisdiction	Patent Holder	Validity
Dihydro-2H-isobenzofuran ester compound	AU 2022327355	Invention	Australia	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	RU 2024101559	Invention	Russia	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	KR 10-2024-7004292	Invention	The Republic of Korea	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	CA 3227575	Invention	Canada	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	US 18/291,497	Invention	U.S.A	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	MX 2024/001348	Invention	Mexico	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	ZA 2024/01241	Invention	South Africa	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	EP 12845697	Invention	Europe	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	JP 2024-505268	Invention	Japan	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041
Dihydro-2H-isobenzofuran ester compound	SG 11202400435X	Invention	Singapore	Shanghai Maius Pharmaceutical Technology Co., Ltd.	8/8/2041

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In addition to patent protection, we also rely on trade secrets, proprietary technologies, trademarks, other proprietary information, and continuous technological innovation to develop and maintain our competitive position.

Internally, we employ a hierarchical management approach to protect intellectual property. Only a select few individuals, including top executives, have access to core technical secrets, while various levels of technical staff within the Company have access to corresponding technical information, and this is protected through methods such as signing non-disclosure agreements to safeguard technical details.

For consultants, external collaborators, and cooperating CROs (contract research organizations), strict confidentiality agreements are signed. Additionally, agreements specify that we will own any intellectual property generated during the project’s development process.

We also hold several registered trademarks, as shown in the table below.

List of trademarks

S/N	Trademark Image	Right holder	Registration No.	Validity Period	Category
1		Maius Pharma	30816556	04/14/2019 ~ 04/13/2029	5
2		Maius Pharma	30814961	04/14/2019 ~ 04/13/2029	35
3		Maius Pharma	30827159	04/07/2019 ~ 04/06/2029	5

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4	Maius Pharma	30812316	04/07/2019 ~ 04/06/2029	35
5	Maius Pharma	30816260	04/07/2019 ~ 04/06/2029	5
6	Maius Pharma	30833106	04/07/2019 ~ 04/06/2029	35

CMC (CHEMISTRY, MANUFACTURING AND CONTROLS)

CMC is a critical element of drug development that spans all phases of the drug development lifecycle. Our CMC team supports all aspects of providing clinical trial materials for preclinical research and clinical trials.

At the preclinical stage, our CMC team collaborates with supply partners to provide large-scale intermediates to assist in discovery chemistry, conducts API process and formulation development and optimization, and completes CMC-related work to meet regulatory requirements in support of our drug discovery process.

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MANUFACTURING

We plan to produce the first product using a CMO (Contract Manufacturing Organizations) model, searching for GMP-compliant manufacturers in China to scale up commercial production. For subsequent products, we will consider building our manufacturing facilities designed to comply with GMP regulations in the United States, Europe, Japan and China for quality production management.

OUR SUPPLIERS

We engage reputable CROs to support our preclinical and clinical research. When choosing CROs, we consider factors such as intellectual property ownership, academic qualifications, industry reputation, compliance with relevant regulatory bodies and cost competitiveness. The key terms of typical agreements between us and CROs are outlined below:

Services: CROs provide services to us that involve the execution and management of preclinical or clinical research projects, as specified in the master agreement or work orders.

Rights: We retain all intellectual property rights associated with the product.

Duration: CROs are required to perform their services within specified timelines as stated in each work order.

Payment: We make payments to the CRO based on an agreed-upon payment schedule, upon confirmation of the CRO’s completion of the respective study.

Risk Allocation: Each party is responsible for compensating the other for losses resulting from their negligence, disregard of consequences, willful misconduct or material breaches of the master agreement or work orders.

We outsource the production of several active pharmaceutical ingredients and drug formulations for clinical supply to a limited number of industry-leading CMOs. We will continue to do so to meet the preclinical and clinical development requirements of our candidate drugs. We have implemented procedures to ensure that the facilities and production capabilities of CMOs comply with relevant regulatory requirements and our internal guidelines. Our selection of CMOs is based on their qualifications, relevant expertise, capacity and the terms they offer.

COMPETITION

Rapid technological advancements, intense competition, and a strong emphasis on patented drugs characterize the pharmaceutical and biotechnology industry. While we believe that our top-tier research and development capabilities and pioneering integrated drug development system provide us with a competitive edge, we still face potential competition from various sources. These sources include large pharmaceutical companies, specialized pharmaceutical firms, biotechnology companies, academic institutions and other public and private research organizations. Any candidate drug successfully developed and commercialized by us will compete with existing drugs and potential future medications.

We operate in the pharmaceutical, biotechnology and other related market segments focused on the treatment of cancer and autoimmune diseases. Other companies are also actively working to develop similar therapies in these areas. These companies range from large pharmaceutical corporations to biotechnology firms of various sizes.

Many companies currently competing with us or potentially competing with us in the future have significantly greater financial resources and expertise in the areas of research, manufacturing, preclinical testing, clinical trials, regulatory approval and marketing approved drugs. Mergers and acquisitions within the pharmaceutical, biotechnology and diagnostics industries may lead to more resources being concentrated among a few competitors. Small or early-stage companies may also grow into significant competitors, especially through collaboration arrangements with large, well-established companies. These competitors are also competing with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, patient enrollment in clinical trials and acquiring the technology or products that are complementary or necessary to our plans.

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If the drugs developed and commercialized by our competitors are safer, more effective, have fewer serious side effects, and are more convenient or cheaper compared to any drugs we may develop, our business opportunities may decrease or be eliminated. Our competitors may also obtain approval from the FDA, NMPA or other regulatory agencies earlier than we do, potentially allowing them to establish a strong market position before we can enter the market. The primary competitive factors that may impact the success of all of our candidate drugs (if approved) are likely to be their efficacy, safety, convenience and pricing, as well as their ability to secure reimbursement from government and other third-party payers.

EMPLOYEES

As of October 28, 2024, we had nine full-time employees. The following table sets forth a breakdown of our full-time employees categorized by function as of October 28, 2024:

	General and Administrative	R&D and Clinical Development	Total
Full-Time Employees
U.S.	-	-	-
China	5	4	9
Total	5	4	9

PROPERTIES

Our corporate headquarters is located at Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China. This location serves as our headquarters with functions centered around R&D. This property covers approximately 1812 square feet. The relevant rental agreements expire in September 2026.

LICENSES, PERMITS AND APPROVALS

As of the date hereof, Maius has all requisite licenses, permits and approvals from relevant authorities that are material to its operations.

INSURANCE

In the PRC, Maius participates in various employee social security plans that are organized by governments for their full-time employees, including pension, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing fund. Maius are required under the PRC law to make contributions from time to time to employee benefit plans for their full-time employees at specified percentages of the salaries, bonuses, and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

LEGAL PROCEEDINGS

From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MAIUS

The following discussion and analysis provide information that Maius’ management believes is relevant to an assessment and understanding of Maius’ results of operations and financial condition. This discussion and analysis should be read together with “Summary Consolidated Financial Data of Maius” and the audited historical consolidated financial statements and related notes that are included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with the pro forma combined financial information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Maius’ actual results could differ materially from such forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

You should read the following discussion and analysis of our results of operations and financial condition together with our consolidated financial statements for the years ended September 30, 2024, and 2023, and unaudited financial statements as of March 31, 2025 and for the six months ended March 31, 2025 and 2024, together with related notes thereto included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements based upon Maius’ current expectations that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” and/or elsewhere in this proxy statement/prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “Maius,” “Maius’,” and “its” refer to Maius and its consolidated subsidiaries. All dollar amounts are expressed in United States dollars (“$”), unless otherwise indicated.

Overview

We are an innovative clinical-stage biotechnology company focused on the discovery and development of oncology therapies to address unmet medical needs. Since our founding in 2015, we have adhered to the concept and R&D strategy of “patient-centered, clinical needs-based, and developing affordable innovative drugs for patients”.

We independently developed a new drug R&D platform that integrates “AI drug screening system” and “NDSIP delivery system”, which could significantly improve the pharmacokinetic characteristics, and may improve the clinical efficacy of the world’s best-selling drugs.

Our AI Drug Screening System has an innovative and widely applicable platform for the R&D of small molecule chemical drugs, distinguishing itself from traditional drug development models. This platform integrates existing research systems, including Structure-Activity Relationship (SAR) and Structure-Property Relationship (SPR), along with cutting-edge oral drug delivery systems like micro-nano drug delivery. Importantly, it also incorporates advanced studies on tissue exposure and selectivity (STR).

We also developed a novel NDSIP oral drug delivery system tailored to its R&D platform, significantly improving pharmacokinetic properties. This system focuses on nanocarriers to select the most suitable carrier design and prescription composition based on the characteristics of the developing drugs. The NDSIP system enhances bioavailability and allows drugs to selectively accumulate in targeted tissues.

Our R&D team discovered that the innovative R&D platform strategy, Pro-drug + NDSIP, achieves tissue exposure/selectivity, utilizing the body’s physiological properties to release the active drug at disease-specific tissue sites. The active drug, in its original form, thus attains its inherent inhibitory effects on molecular target potency/specificity, leading to the enhancement of candidate drug optimization. This results in improved clinical dosages, efficacy, and toxicity balance, ultimately increasing the benefit-to-risk ratio of drugs in clinical settings and raising the success rate of clinical development.

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Currently, our product pipeline includes four drugs: (i) GY-1068 (Bruton’s tyrosine kinase inhibitor); (ii) GY-2076 (tumor necrosis factor-alpha inhibitor); (iii) GY-3058 (alkylating agent); and (iv) GY-4092 (tyrosine kinase 2 inhibitor). GY-1068 has received clinical trial approval from the U.S. Food and Drug Administration (FDA) and is in Phase I clinical trials. The other three products, GY-2076, GY-3058 and GY-4092, are in preclinical research, with imminent Investigational New Drug (IND) applications. We also have several products in the preclinical research and candidate compound confirmation stages.

Our Drug Candidate Pipeline

The drug candidates in our existing pipeline can be categorized into two groups based on their mechanisms of action, each of which contains drug candidates at various stages of development: (i) anti-cancer drugs and (ii) autoimmune medication.

Anti-Cancer Drugs (Hematological Malignancies)

Our anti-cancer drugs primarily consist of three products targeting hematological malignancies, including GY-1068, GY-2076 and GY-3058. We are developing alternative approaches to existing treatments to overcome cancer treatment resistance and improve safety. We believe that having multiple candidates with different mechanisms of action will allow us to develop potential synergistic therapies to address unmet needs in hematological malignancy treatment.

GY-1068

GY-1068 is a novel Bruton’s tyrosine kinase (“BTK”) inhibitor designed with a different approach from existing BTK inhibitors. It is designed for the treatment of malignant B-cell lymphomas. It offers a promising new strategy for the treatment of R/R B-cell non-Hodgkin lymphoma (“NHL”). It is expected to provide benefits to patients who are intolerant or unresponsive to existing therapies. GY-1068 has received clinical trial approval from the FDA and has entered Phase I clinical trials.

GY-2076

GY-2076 is a novel oral immunomodulator primarily planned to treat myeloma, myelodysplastic syndromes (“MDS”), and also have the feasibility of combining with other FDA approved drugs for the treatment of lymphoma and other related cancers will also be explored. It is expected to provide significant benefits to patients who are intolerant or unresponsive to existing therapies while avoiding the severe toxicities associated with current treatments. GY-2076 has completed the discovery stages. and its IND research is partially completed.

GY-3058

GY-3058 is a novel anti-tumor medication, a dual-function nitrogen mustard derivative that combines alkylating agent and anti-metabolism functions. Anti-tumor drugs can be divided into several categories, including alkylating agents, antimetabolites, antibiotics, botanicals, hormones, platinum metals and others. Alkylating agents and anti-metabolisms are both types of anti-tumor drugs. Drugs with nitrogen mustard structure are generally alkylating agents and belong to anti-tumor drugs. GY-3058 as a bifunctional nitrogen mustard derivative antitumor drug with alkylating agent and antimetabolic effect, is planned to be used alone or in combination with other drugs to treat chronic lymphocytic leukemia, inert B cell NHL, inert follicular lymphoma and other diseases. GY-3058 may reduce the serious toxicities associated with current treatments and improve patient compliance. It has completed the discovery stage.

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Autoimmune Medication

GY-4092 is a selective Tyrosine Kinase 2 (“TYK2”) allosteric inhibitor. It demonstrating excellent functional selectivity and a wide range of therapeutic applications. At present, the research on the treatment of psoriasis with TYK2 inhibitors is relatively mature, so GY-4092 plans to develop psoriasis as the indication. The mechanism speculates that inhibition of TYK2 can also treat diseases such as ulcerative colitis, Crohn’s disease, lupus Nephritis, psoriatic arthritis, systemic erythematosus lupus, kidney diseases and liver diseases. In the future, we will also develop indications for other autoimmune diseases. It is expected to become a new treatment option. The compound is currently in the discovery stage.

Drug Candidate Development Status

The status of our pipeline of drug candidates ranges from discovery to the clinical stages. The following chart summarizes the development status of our drug candidates:

贵之言医药®
MAIUS PHARMA

Drugs in the Pipeline

Sincerity Creates Trust

Program	Target	Reference	Indication	Pre-clinical		Clinical		
				Discovery	IND	Phase 1	Phase 2	Phase 3
GY-1068	BTK	Ibrutinib	Diffuse Large B-Cell Lymphoma (DLBCL), relapsed/refractory					
			Chronic Lymphocytic Leukemia(CLL)/Small Lymphocytic Lymphoma (SLL) relapsed/refractory					
			Mantle Cell Lymphoma (MCL). relapsed/refractory					
			Marginal Zone Lymphoma (MZL). relapsed/refractory					
GY-2076	TNF	Lenalidomide	Multiple Myeloma(MM)					
			Myelodysplastic Syndrome (MDS)					
GY-3058	DNA	Bendamustine	Chronic Lymphocytic Leukemia (CLL)					
			Indolent B-Cell Non-Hodgkin's Lymphoma (iNHL)					
GY-4092	TYK2	NDI-034858	Plaque Psoriasis (PP)

Since inception, we have incurred significant operating losses. For the six month ended March 31, 2025 and 2024, our net loss was $0.72 million and $0.37 million, respectively. For the years ended September 30, 2024 and 2023, our net loss was $0.63 and $4.34 million, respectively. Substantially all of our operating losses resulted from R&D and administrative expenses.

As of March 31, 2025 and September 30, 2024, we had an accumulated deficit of $11,17 million and $10.45 million, respectively. We expect to continue to generate operating losses and negative operating cash flows for the foreseeable future if and as we:

●	continue the R&D of our product candidates;

●	seek regulatory and marketing authorization for any of our product candidates that successfully complete development;

●	seek to identify and validate additional product candidates;

●	acquire or license other product candidates, technologies, or biological materials;

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●	make milestone, royalty, or other payments under any current or future license agreements;

●	obtain, maintain, protect, and enforce our intellectual property portfolio;

●	seek to attract and retain new and existing skilled personnel;

●	create additional infrastructure to support our operations as a public company and incur increased legal, accounting, investor relations and other expenses; and

●	experience delays or encounter issues with any of the above.

We expect our financial performance will fluctuate quarterly and yearly due to the development status of our drug candidates, our efforts to obtain regulatory approval and commercialize our drug candidates.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic had an adverse impact on our operations. Specifically, significant measures implemented by the Chinese government to contain the COVID-19 pandemic, including various stages of pandemic prevention measures, closures, quarantines, and travel bans, hindered our operations, business travels, and R&D schedule. We also followed guidelines issued by local authorities to prioritize the health and safety of our employees by implementing a variety of measures, including disinfection of offices, free mask distribution, temperature monitoring and setting up of quarantine rooms to ensure the safety of our employees returning to work, which have increased our expenditures. The aforesaid impact persisted between 2020 and 2022.

We managed to control the adverse impact of the COVID-19 pandemic to the extent did not materially affect our operations, performance and financial conditions.

As of the date of this prospectus and based on the current situation in China, we do not expect a material impact on our results of operations and financial performance to be caused by the COVID-19 pandemic in the future. However, the extent to which the COVID-19 pandemic further impacts our results of operations will depend on the future developments of the pandemic, including new information concerning the global severity of the pandemic and actions to be taken to contain the pandemic.

The Business Combination Agreement

On October 22, 2024, DT Cloud Acquisition Corporation. (“DYCQ”), Maius, Maius Pharmaceutical Group Co., Ltd. (“Pubco”), Chelsea Merger Sub 1 Limited(“Merger Sub 1”), Chelsea Merger Sub 2 Limited (“Merger Sub 2”) and XXW Investment Limited (the “Shareholders’ Representative”) entered into a business combination (the “Business Combination Agreement”).

Under the terms of the BCA, the Shareholders’ Representative incorporated Pubco, a Cayman Islands exempted company and wholly-owned subsidiary of the Shareholders’ Representative in accordance with the Cayman Companies Act in connection with the Closing for the purpose of serving as the public listed company whose shares shall be traded on Nasdaq.

Pubco incorporated Merger Sub 1 and Merger Sub 2. Merger Sub 1 will merge with and into DYCQ (the “SPAC Merger”) with DYCQ being the surviving entity in the SPAC Merger and becoming a wholly-owned subsidiary of Pubco. Merger Sub 2 will merge with and into the Company (the “Acquisition Merger”) with the Company being the surviving entity in the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco (the “Surviving Corporation”) with an estimated combined enterprise value of $250 million. The cash held in DYCQ’s Trust Account is approximately $70.6 million as of June 30, 2024.

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Key Factors that affect our results of operations

We may need substantial additional funding for our product development programs and commercialization efforts.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we advance the clinical development of our clinical drug candidates, which are currently in four active pre-clinical or clinical studies, and continue research and development and initiate additional clinical trials of, and seek regulatory approval for, these and other future drug candidates. In addition, if we obtain regulatory approval for any of our drug candidates, we expect to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. In particular, the costs that may be required for the manufacture of any drug candidate that receives regulatory approval may be substantial as we may have to modify or increase the production capacity at our current manufacturing facilities or contract with third-party manufacturers. We may also incur expenses as we create additional infrastructure to support our operations as a U.S. public company. Accordingly, we may need to obtain substantial additional funding in connection with our continuing operations through public or private equity offerings, debt financings, collaborations or licensing arrangements or other sources. If we are unable to raise capital when needed or on attractive terms, we could incur losses and be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts.

We believe our expected cashflow from operations and our cash and cash equivalents as of March 31, 2024, will enable us to fund our operating expenses, debt service and capital expenditure requirements for at least the next 12 months. We based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. Our future capital requirements will depend on many factors, including:

●	the number and development requirements of the drug candidates we pursue;
●	the scope, progress, timing, results and costs of researching and developing our drug candidates, and conducting pre-clinical and clinical trials;
●	the cost, timing and outcome of regulatory review of our drug candidates;
●	the cost and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of our drug candidates for which we receive regulatory approval;
●	the cash received, if any, received from commercial sales of any drug candidates for which we receive regulatory approval;
●	our ability to establish and maintain strategic partnerships, collaboration, licensing or other arrangements and the financial terms of such agreements;
●	the cost, timing and outcome of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;
●	our headcount growth and associated costs; and
●	the costs of operating as a public company in the United States.

Identifying potential drug candidates and conducting pre-clinical testing and clinical trials is a time-consuming, expensive and uncertain process that may take years to complete, and our commercial revenue, if any, will be derived from sales of products that we do not expect to be commercially available until we receive regulatory approval, if at all. We may never generate the necessary data or results required to obtain regulatory approval and achieve product sales, and even if one or more of our drug candidates is approved, they may not achieve commercial success. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

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Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to technologies or drug candidates.

We expect to finance our cash needs in part through cash flow generated by commercialization of our drugs, and we may also rely on raising additional capital through a combination of public or private equity offerings, debt financings and/or license, etc. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect the rights of our existing shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. Additional debt financing would also result in increased fixed payment obligations.

In addition, if we raise funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or drug candidates or grant licenses on terms that may not be favorable to us. We may also lose control of the development of drug candidates, such as the pace and scope of clinical trials, as a result of such third-party arrangements. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market drug candidates that we would otherwise prefer to develop and market ourselves.

Our existing and any future indebtedness could adversely affect our ability to operate our business.

Our outstanding indebtedness combined with current and future financial obligations and contractual commitments, including any additional indebtedness beyond our current borrowings, could have significant adverse consequences, including:

●	requiring us to dedicate a portion of our cash resources to the payment of interest and principal, and prepayment and repayment fees and penalties, thereby reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;
●	increasing our vulnerability to adverse changes in general economic, industry and market conditions;
●	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;
●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and
●	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We intend to satisfy our current and future debt service obligations with our existing cash and cash equivalents. Nevertheless, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under our existing debt. Failure to make payments or comply with other covenants under our existing debt instruments could result in an event of default and acceleration of amounts due.

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Results of Operations

Comparison for the six months ended March 31, 2025 and 2024

The following table presents our statement of operations and other comprehensive income data for the six months ended March 31, 2025 and 2024, and the dollar changes between the two periods:

			Change
	2025	2024	Change	%
Selected Consolidated Statements of Operations and Comprehensive Income:
Operating Expenses:
General and administrative	644,141	$272,505	$371,636	136.38
Research and development	131,375	94,463	36,912	39.08
Total operating expenses	775,516	366,968	408,548	111.33
Loss from operations	(775,516)	(366,968)	(408,548)	111.33
Other income (loss)	(4,564)	(224)	(4,340)	1937.50
Loss before tax expenses	(780,080)	(367,192)	(412,888)	112.44
Income tax expenses	-	-	-	-
Net Loss	(780,080)	(367,192)	(412,888)	112.44
Other Comprehensive (Loss) Income	63,708	(23,499)	87,157	(371,69)
Total Comprehensive Loss	$(716,372)	$(390,641)	$(325,731)	83.38)

General and Administrative Expenses

General and administrative (“G&A”) expenses consist primarily of personnel-related compensation, including salaries, office rental and property management fees, traveling expenses, listing expenses, and other expenses related to general operations. For the six months ended March 31, 2025 and 2024, G&A expenses amounted to $644,141 and $272,505 respectively. The significant increase can primarily be attributed to 1) the ascending expenses in terms of business operation such as travel expenses and business hospitality, totaling $8,236 for the six months ended March 31, 2025; 2) the Company had distributed a bonus totaling $19,255 for the six months ended March 31, 2025 while the amount in 2024 was nil; 3) the increase related to SPAC expenses of $87,276 during the six month period ended March 31, 2025.

Research and Development Expenses

R&D expenses increased by $36,912 or 39.08%, to $131,375 during the six months ended March 31, 2025, compared to $94,463, the comparable period in 2024. The increase is mainly due to the expansion of Other fee which consist of patent and other operating expenses of RMB212,593.12 (approximate $29,652) for the six months ended March 31, 2025 while external service fee reduced by $8,820 or 95.69%

The following table summarizes our R&D expenses incurred for the periods presented:

	Six months ended March 31,
	2025	2024
External Technical Service Fees	$397	$9,217
Personnel-related	99,523	83,443
Other	31,455	1,803
Total R&D expenses	$131,375	$94,463

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The following table summarizes our R&D expenses incurred for the periods by project or program:

	Six months ended March 31,		Change	Change
	2025	2024		%
1.R&D Third-Party Service Fees	$397	$9,217	$-8,820	-95.69%
1.1GY-1068	397	9,217	-8,820	-95.69%
1.2GY-2076	-	-	-	-
1.3GY-3058	-	-	-	-
1.4GY-4092	-	-	-	-
2.Personnel-related	99,523	83,443	16,080	19.27%
3.Other	31,455	1,803	29,652	1644.59%
Total	$131,375	$94,463	$36,912	39.08%

Other income (loss)

Other income consists of interest income (expense), investment income. For the six months ended March 31, 2025 and 2024, other loss was $4,564 and $224 respectively. The increase of other loss by $4,340 for the six months ended March 31, 2025 is mainly due to the ascending of interest expenses generated from borrowing from shareholder and convertible bond.

Net loss

Our net loss for the six months ended March 31, 2025 and 2024 was $0.78 million and $0.37 million, respectively. The increased of loss was collectively caused by the rise in general and administrative expenses, R&D expenses and other loss.

Comparison for the years ended September 30, 2024 and 2023

The following table presents our statement of operations and other comprehensive income data for the years ended September 30, 2024 and 2023, and the dollar changes between the two periods:

			Change
	2024	2023	Change	%
Selected Consolidated Statements of Operations and Comprehensive Income:
Operating Expenses:
General and administrative	393,568	$825,266	$(431,698)	(52.3)
Share-based compensation	-	1,938,359	(1,938,359)	(100.0)
Research and development	235,538	1,640,753	(1,405,215)	(85.6)
Total operating expenses	629,106	4,404,378	(3,775,272)	(85.7)
Loss from operations	(629,106)	(4,404,378)	(3,775,272)	(85.7)
Other income (loss)	(70)	59,610	(59,680)	(100.1)
Loss before tax expenses	(629,176)	(4,344,768)	3,715,592	(85.5)
Income tax expenses	-	-	-	-
Net Loss	(629,176)	(4,344,768)	3,715,592	(85.5)
Other Comprehensive (Loss) Income	(55,230)	23,243	(78,473)	(337.6)
Total Comprehensive Loss	$(684,406)	$(4,321,525)	$3,637,119	(84.2)

General and Administrative Expenses

G&A expenses consist primarily of personnel-related compensation, including salaries, office rental and property management fees, traveling expenses, listing expenses, and other expenses related to general operations. For the years ended September 30, 2024 and 2023, administrative expenses were $393,568 and $825,266 respectively. The decrease can primarily be attributed to a reduction in listing expenses from $537,083 to $127,101. This decline in listing expenses was mainly due to the fact that Maius spent most of 2024 seeking a suitable SPAC, and the relevant listing fee payment milestones had not been reached as of September 30, 2024. The higher listing expenses in 2023 were primarily related to the initiation of the IPO (SPAC) process in October 2022, which incurred substantial professional fees during the initial stages, including legal, audit, and financial advisory fees.

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Share-based compensation

For the years ended September 30, 2024 and 2023, share-based compensation $0 and $1,938,359 respectively. The decrease is attributed to the fact that no share-based compensation was granted in 2024.

Research and Development Expenses

R&D expenses decreased by $1,405,215 or 85.64%, to $235,538 during the year ended September 30, 2024, compared to $235,538 in 2023. The decrease is mainly due to the reduction of external technical service fee of RMB9,836,033 ($1,398,687) for the year ended September 30, 2024. Following the commencement of FDA clinical trials, Maius requires substantial funding to support its research and development activities. Currently, Maius faces a funding gap for its ongoing R&D programs and plans to address these capital requirements through an IPO or SPAC merger.

The following table summarizes our R&D expenses incurred for the periods presented:

	Years ended September 30,
	2024	2023
External Technical Service Fees	$9,223	$1,407,910
Personnel-related	163,630	176,950
Other	62,685	55,893
Total R&D expenses	$235,538	$1,640,753

The following table summarizes our R&D expenses incurred for the periods by project or program:

	Years ended September 30		Change	Change
	2024	2023		%
1.R&D Third-Party Service Fees	$9,223	$1,407,910	$-1,398,687	-99.3%
1.1GY-1068	9,223	1,407,910	-1,398,687	-99.3%
1.2GY-2076	-	-	-	-
1.3GY-3058	-	-	-	-
1.4GY-4092	-	-	-	-
2.Personnel-related	163,630	176,951	-13,321	-7.5%
3.Other	62,685	55,892	6,793	12.2%
Total	$235,538	$1,640,753	$-1,405,215	-85.6%

Other income (loss)

Other income consists of interest income (expense), investment income. For the years ended September 30, 2024 and 2023, other expense was $70 and other income was $59,610 respectively. The decrease by $59,680 for the year ended September 30, 2024 is mainly due to the decrease of interest income.

Net loss

Our net loss for the years ended September 30, 2024 and 2023, was US$0.6 million and US$4.3 million, respectively. The increased loss was primarily caused by the rise in listing expenses and the expansion of external technical service fees for the GY-1068 program.

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Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have incurred significant losses. We have not yet commercialized any of our programs, which are in various phases of early-stage development, and we do not expect to generate revenue from sales of any of our programs for serval years. To date, we have funded our operations primarily from our shareholders in way of capital and loan. As of March 31, 2025, we received $16.71 million from our shareholders, consisting of capital of $13.17 million and loans of $3.54 million. As of March 31, 2025, we had cash of $1.81 million.

We may seek to raise any necessary additional capital through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. There can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable to us. If we are unable to obtain adequate financing when needed, we may have to delay, reduce the scope of or suspend one or more of our preclinical studies and clinical trials, research and development programs or commercialization efforts. If we do raise additional capital through public or private equity or convertible debt offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

Cash Flows

The following table summarizes our cash flows for the six months ended March 31, 2025 and 2024, and for the years ended September 30, 2024 and 2023:

	Six Months Ended March 31,		Years Ended September 30,
	2025	2024	2024	2023
Net cash (used in) provided by operating activities	$(137,037)	$75,146	$(72,871)	$(1,427,227)
Net cash (used in) provided by investing activities	55,799	(98,267)	90,325	639,850
Net cash (used in) provided by financing activities	1,865,240	2,808	(77,770)	(172,549)
Effect of foreign exchange rate changes	(49,481)	2,300	(44,407)	8,158
Net increase in cash and equivalents	1,734,521	(18,013)	(104,723)	(951,768)
Cash and equivalents — Beginning of Period	74,514	179,237	179,237	1,131,005
Cash and equivalents — End of Period	$1,809,035	$161,224	$74,514	$179,237

Cash Flows Used in (from) Operating Activities

Cash used in operating activities resulted primarily from our net losses adjusted for non-cash charges and changes in components of operating assets and liabilities, which are generally attributable to timing of payments, and the related effect on certain account balances.

Net cash used in operating activities was $137,027 for the six months ended March 31, 2025 resulting primarily from a net loss of $780,080, and net changes in our operating assets and liabilities of $624,151 partially offset by non-cash charges of $18,892 in depreciation and amortization including depreciation of operating right-of-use of assets, investment income.

Net cash provided by operating activities was $75,146 for the six months ended March 31, 2024 resulting primarily from a net loss of $367,192 , and net changes in our operating assets and liabilities of $422,247 partially offset by non-cash charges of $20,091 in depreciation and amortization including depreciation of operating right-of-use of assets, investment income, and share-based compensation.

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Net cash used in operating activities was $72,871 for the year ended September 30, 2024 resulting primarily from a net loss of $629,176, and net changes in our operating assets and liabilities of $517,213 partially offset by non-cash charges of $39,092 in depreciation and amortization including depreciation of operating right-of-use of assets, investment income.

Net cash used in operating activities was $1,427,227 for the year ended September 30, 2023 resulting primarily from a net loss of $4,344,768, and net changes in our operating assets and liabilities of $941,205 partially offset by non-cash charges of $1,976,336 in depreciation and amortization including depreciation of operating right-of-use of assets, investment income, and share-based compensation.

Cash Flows Used in(from) Investing Activities

Net cash from investing activities was $55,799 for the six months ended March 31, 2025 resulting primarily from the placement of short-term investment. Partially offset by purchase of property, plant and equipment of $4,920.

Net cash used in investing activities was $98,267 for the six months ended March 31, 2024 resulting primarily from short-term investment activities.

Net cash from investing activities was $90,325 for the year ended September 30, 2024 resulting primarily from the placement of short-term investment.

Net cash from investing activities was $639,850 for the year ended September 30, 2023 resulting primarily from the placement of short-term investment.

Cash Flows Used in(from) Financing Activities

Net cash from financing activities was $1,865,240 for the six months ended March 31, 2025 resulting primarily from shares issued which generated $2,087,102 for the Company, partially offset by the payment of deferred IPO costs for $221,862.

Net cash from financing activities was $2,808 for the six months ended March 31, 2025 resulting primarily from capital contribution of $30,781, offset by the payment of deferred IPO costs for $27,973.

Net cash used in financing activities was $77,770 for the year ended September 30, 2024 resulting primarily from the payment of deferred IPO costs for $108,546 and capital contribution of $30,776.

Net cash used in financing activities was $172,549 for the year ended September 30, 2023 resulting primarily from the payment of deferred IPO costs for $229,732 and capital contribution of $57,183.

Contractual Obligations and Commitments

The following summarizes our contractual obligations as of March 31, 2025, and the effects of such obligations are expected to have on our liquidity and cash flow in future periods:

Consultant fees

On September 13, 2022, Maius and Elite Rainbow Limited (“Elite”) entered a “Listing Advisory Agreement” with major terms as follows: (ⅰ) Elite serves as the sole advisor for Maius to list on the U.S. stock market; (ⅱ) Elite will pay IPO related expenses for Maius who would return the expenses when it successfully lists on stock market or refinances. (iii) Maius has to issue 824 Ordinary Shares for US$30,741 to Elite, based on the net assets of US$435,500 of Maius as of September 30, 2022; (iv) Maius will pay US$3,000,000 to Elite as consulting fee if it successfully lists on U.S. stock market, such fee is exempted if failure on listing.

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Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements (“CFS”), which were prepared in accordance with generally accepted accounting principles in the United States (GAAP). The preparation of these CFS requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the CFS, as well as the reported expenses incurred during the reporting periods.

Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in the notes to our CFS included elsewhere in this prospectus, we believe the following accounting policies used in the preparation of our CFS require the most significant judgments and estimates.

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by Maius.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

● Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

● Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FVs because of the short-term nature of such instruments.

Maius values its short-term investment using alternative pricing sources and market observable inputs, and accordingly Maius classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than one year and the carrying value approximates its fair value.

Research and development expenses

R&D costs are expensed as incurred. R&D expenses consist of costs incurred in performing R&D activities, including salaries and bonuses, overhead costs, contract services and other related costs. The value of goods and services received from CROs and contract manufacturing organizations in the reporting period are estimated based on the level of services performed, and progress in the period in cases when we have not received an invoice from the supplier. In circumstances where amounts have been paid in excess of costs incurred, we record a prepaid expense.

When billing terms under these contracts do not coincide with the timing of when the work is performed, we make estimates of outstanding obligations to those third parties as of period end. Any accrual estimates are based on several factors, including our knowledge of the progress towards completion of the specific tasks to be performed, invoicing to date under the contracts, communication from the vendors of any actual costs incurred during the period that have not yet been invoiced and the costs included in the contracts. Significant judgments and estimates may be made in determining the accrued balances at the end of any reporting period. Actual results could differ from the estimates made by us.

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New Accounting Pronouncements

See “Recently issued accounting pronouncements” in Note 2 to our CFS and unaudited CFS included elsewhere in this prospectus for additional information.

Emerging Growth Company

As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company (“EGC”). As such, we will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year in which the market value of the Post-Closing Maius Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of the second quarter of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the Closing.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which we address our internal control over financial reporting (“ICFR”). In connection with the audit of our CFS as of and for the years ended September 30, 2024 and 2023, we and our independent registered public accounting firm identified one material weakness in our ICFR. As defined in the standards established by the U.S. PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in ICFR, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified is our company’s lack of sufficient skilled staff with U.S. GAAP knowledge for the purpose of financial reporting, and lack of formal accounting policies, and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. The material weakness, if not remediated timely, may lead to material misstatements in our CFS in the future. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our ICFR reporting. Had we performed a formal assessment of our ICFR or had our independent registered public accounting firm performed an audit of our ICFR, additional deficiencies may have been identified.

Following the identification of the material weakness and other significant control deficiencies, we have taken measures and plan to continue to take measures to remediate these deficiencies. We have hired a chief financial officer with extensive capital markets experience and responsible to establish relevant standards and procedures for reporting under U.S. GAAP and SEC reporting requirements. We plan to hire more accounting personnel with appropriate experience in U.S. GAAP, financial reporting and internal control, and provide annual training for accounting personnel regarding U.S. GAAP and SEC financial reporting requirements. However, the implementation of these measures may not fully address these deficiencies in our ICFR, and we cannot conclude that they have been fully remediated. Our failure to correct these deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective ICFR could significantly hinder our ability to prevent fraud.

As a company with less than US$1.235 billion in revenues for the fiscal year ended September 30, 2024, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s ICFR. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to develop and maintain an effective system of ICFR, we may be unable to accurately report our financial results or prevent fraud.”

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Quantitative and Qualitative Disclosures about Market Risks

Foreign Exchange Risk

Most of our expenses are denominated in RMB. In our CFS, our financial information that uses RMB as the functional currency was translated into U.S. dollars. We do not believe we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The PRC government allowed the RMB to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar, though there have been periods when the RMB has depreciated against the U.S. dollar. In particular, on August 11, 2015, the People’s Bank of China (the “PBOC”) allowed the RMB to depreciate by approximately 2% against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the relationship between the RMB and the U.S. dollar may change again.

To the extent we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

Inflation Risk

We are also exposed to inflation risk. Inflationary factors, such as increases in labor costs, could impair our operating results. Although we do not believe inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses.

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GOVERNMENT REGULATIONS APPLICABLE TO MAIUS’ BUSINESS

Primary Regulatory Authorities

The drug regulatory framework in PRC is comprised of the Standing Committee of the National People’s Congress (the “SCNPC”), the State Council, and various ministries and agencies operating under its authority. These include, inter alia, the National Medical Products Administration (the “NMPA”), which was succeeded National Medical Products Administration (the “NMPA”), the National Health Commission (the “NHC”), which succeeded the National Health and Family Planning Commission of the PRC, and the National Healthcare Security Administration.

The NMPA oversees drug registration and supervision in China. Its responsibilities encompass all aspects of drug regulation, including non-clinical research, clinical trials, marketing approvals, production, and distribution, under the guidance of the State Administration for Market Regulation (SAMR).

The National Health Commission (NHC) serves as the chief healthcare regulator in China. It is primarily tasked with formulating national healthcare policies, overseeing public health initiatives, managing medical services, coordinating healthcare reforms, and supervising the operations of medical institutions and the professional conduct of healthcare practitioners.

The National Healthcare Security Administration (NHSA), is responsible for developing and implementing policies, plans, and standards for medical insurance, maternity insurance, and medical assistance. It manages healthcare funds, creates a unified medical insurance catalogue, sets payment standards for drugs, medical consumables, and healthcare services, and oversees policies related to the bidding and procurement of drugs and medical consumables.

Drug Administration Laws and Regulations

The PRC Drug Administration Law (the “Drug Administration Law”) promulgated by the SCNPC on September 20, 1984, and last amended on August 26, 2019, and the Implementing Measures of the PRC Drug Administration Law (the “Drug Administration Law Implementing Measures”) issued by the State Council on August 4, 2002, and amended on February 6, 2016 and March 2, 2019 have together laid down the legal framework for the administration of drugs, including the research, development, manufacturing and business operation of new drugs, and administer the pharmaceutical manufacturing enterprises, pharmaceutical trading enterprises, and medicinal preparations of medical institutions, and the development, research, manufacturing, distribution, packaging, pricing and advertisements of drugs. The primary regulation governing clinical trial applications, marketing authorization, and post-approval amendment and re-registration is known as the Administrative Measures for Drug Registration, promulgated by the NMPA on February 28, 2005, and last revised on January 22, 2020, by SAMR, and became effective on July 1, 2020.

New Drug Application, Approval and Registration

According to the Administrative Measures for Drug Registration, upon completion of pharmacological and toxicological studies, clinical trials and other research supporting the marketing registration of drugs, determination of quality standards, completion of validation of commercial-scale production processes, and preparation for acceptance of verification and inspection for drug registration, the applicant may apply for the New Drug Approval (the “NDA”). The NMPA shall evaluate the application pursuant to applicable laws and regulations. The applicant must obtain the NDA before the drugs can be manufactured and sold in the PRC.

REGULATIONS RELATING TO PRODUCT LIABILITY

Pursuant to the Product Quality Law of the PRC promulgated on February 22, 1993 and amended on July 8, 2000, August 27, 2009 and December 29, 2018 respectively by SCNPC, Seller shall be responsible for the repair, replacement or return of the product sold if (i) the product sold does not possess the properties for use that it should possess, and no prior and clear indication is given of such a situation; (ii) the product sold does not conform to the applied product standard as carried on the product or its packaging; or (iii) the product sold does not conform to the quality indicated by such means as a product description or physical sample. If a consumer incurs losses as a result of purchased product, the seller shall compensate for such losses. Pursuant to the PRC Civil Code promulgated by the NPC on May 28, 2020 and coming into effect on January 1, 2021, where a patient suffers damage due to defects in drugs, he may seek compensation from the drug marketing authorization holder or also from the medical institution. Where the patient seeks compensation from the medical institution, the medical institution, after it has made the compensation, shall have the right to recover the compensation from the liable drug marketing authorization holder.

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The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and was amended on August 27, 2009 and October 25, 2013 to protect consumers’ rights when they purchase or use goods and accept services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers. Under the amendments made on October 25, 2013, all business operators must pay high attention to protecting customers’ personal information and must strictly keep confidential any consumer information they obtain during their business operations.

REGULATIONS ON ENVIRONMENTAL PROTECTION

Environmental Protection and Environmental Impact Assessment

The Environmental Protection Law of the PRC, which was promulgated by the SCNPC on December 26, 1989, last amended on April 24, 2014 and came into effect on January 1, 2015, outlines the authorities and duties of various environmental protection regulatory agencies. The Ministry of Environmental Protection is authorized to issue national standards for environmental quality and emissions, and to monitor the environmental protection scheme of the PRC.

Pursuant to the Environmental Impact Assessment Law of the PRC promulgated by the SCNPC on October 28, 2002, became effective on September 1, 2003 and amended on July 2, 2016 and December 29, 2018, the State implements administration by classification on the environmental impact of construction projects according to the level of impact on the environment. The construction entity shall prepare an environmental impact report, or an environmental impact form or complete an environmental impact registration form (the “Environmental Impact Assessment Documents”) for reporting and filing purpose. If the Environmental Impact Assessment Documents of a construction project have not been reviewed by the approving authority in accordance with the law or have not been granted approval after the review, the construction entity is prohibited from commencing construction works.

REGULATIONS ON INTELLECTUAL PROPERTY RIGHTS

Trademarks

Trademarks are protected by the Trademark Law of the PRC which was promulgated on August 23, 1982 and subsequently amended on February 22, 1993, October 27, 2001, August 30, 2013, April 23, 2019 and took effect on November 1, 2019 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council on August 3, 2002 and revised on April 29, 2014. In the PRC, registered trademarks include commodity trademarks, service trademarks, collective marks and certification marks. The Trademark Office of National Intellectual Property Administration handles trademark registrations and grants a term of 10 years to registered trademarks, renewable every 10 years where a registered trademark needs to be used after the expiration of its validity term.

Patents

According to the Patent Law of the PRC (the “Patent Law”), promulgated by the SCNPC on March 12, 1984 and further amended on September 4, 1992, August 25, 2000, December 27, 2008, October 17, 2020 and came into effect on June 1, 2021 and the Implementing Rules of the Patent Law of the PRC, promulgated by the China Patent Bureau Council on January 19, 1985, and latest amended on December 11, 2023 and came into effect on January 20, 2024, the term “invention-creations” refers to inventions, utility models and designs. The duration of patent right for inventions shall be twenty years, the duration of patent right for utility models shall be ten years and the duration of patent right for designs shall be fifteen years, counted from the date of filing. In the event that a dispute arises due to a patent being exploited without the prior authorization of the patentee, that is to say an infringement upon the patent right of the patentee.

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REGULATIONS ON EMPLOYMENT AND SOCIAL SECURITY

Labor Laws

The Labor Law of the PRC, which was promulgated by the SCNPC on July 5, 1994, came into effect on January 1, 1995, and was amended on August 27, 2009 and December 29, 2018, provides that an employer shall develop and improve its rules and regulations to safeguard the rights of its workers. Labor safety and health facilities must comply with relevant national standards. Workers engaged in special operations shall have received specialized training and obtained the pertinent qualifications.

The Labor Contract Law of the PRC, which was promulgated by the SCNPC on June 29, 2007, came into effect on January 1, 2008, and was amended on December 28, 2012, and came into effect on July 1, 2013, and the Implementation Regulations on Labor Contract Law which was promulgated and came into effect on September 18, 2008 by the State Council, regulate the relations of employer and the employee, and contain specific provisions involving the terms of the labor contract.

Social Security and Housing Funds

According to the Provisional Regulations on the Collection and Payment of Social Insurance Premium, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in China must provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies and must pay or withhold relevant social insurance premiums for or on behalf of employees.

The PRC Law on Social Insurance, which was promulgated by the SCNPC on October 28, 2010 and came into effect on July 1, 2011, and was amended on December 29, 2018 regulates basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with relevant laws and regulations on social insurance.

The Regulations on the Administration of Housing Provident Fund, which was promulgated on April 3, 1999 and came into effective on the same date, and was amended on March 24, 2002 and March 24, 2019, stipulates that housing provident fund contributions paid by an individual employee and housing provident fund contributions paid by his or her employer shall all belong to the individual employee.

REGULATIONS ON TAXATION

Enterprise Income Tax

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”), which was promulgated by the NPC on March 16, 2007, came into effect on January 1, 2008 and amended by the SCNPC on February 24, 2017 and December 29, 2018, and the Implementation Regulations on the EIT Law, which was promulgated by the State Council on December 6, 2007 and came into effect on January 1, 2008, and amended by the State Council on April 23, 2019 and came into effect on the same date, a uniform income tax rate of 25% will be applied to domestic enterprises, foreign-invested enterprises and foreign enterprises that have established production and operation facilities in China. These enterprises are classified as either resident enterprises or non-resident enterprises. Resident enterprises refer to enterprises that are established in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within the PRC. Non-resident enterprises refer to enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside the PRC, but who (whether or not through the establishment of institutions in the PRC) derive income from the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applicable. However, if non-resident enterprises have not established institutions or places in the PRC, or if they have established institutions or places in the PRC but there is no actual relationship between the relevant income derived in the PRC and the institutions or places set up by them, enterprise income tax is set at the rate of 10%.

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Value-added Tax

The Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and amended on November 10, 2008, February 6, 2016 and November 19, 2017, and the Detailed Implementing Rules of the Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the MOF on December 25, 1993 and came into effect on the same date, and was amended on December 15, 2008 and October 28, 2011, came into effect on November 1, 2011 set out that all taxpayers selling goods or providing processing, repairing or replacement services, sales of services, intangible assets and immovable assets and importing goods in China shall pay a value-added tax. A tax rate of 17% shall be levied on general taxpayers selling goods and services, leasing of tangible movable assets or importing goods whereas the applicable rate for the export of goods by taxpayers shall be nil, unless otherwise stipulated.

According to the Notice of the Ministry of Finance and the State Administration of Taxation on Adjusting Value-added Tax Rates issued on April 4, 2018 and became effective on May 1, 2018, the value-added tax rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively.

According to the Notice on Relevant Policies for Deepening Value-Added Tax Reform issued on March 20, 2019 and became effective on April 1, 2019, the value-added tax rate was reduced to 13% and 9%, respectively.

REGULATIONS ON FOREIGN EXCHANGE

Foreign Exchange Regulation

On January 29, 1996, the State Council promulgated the Administrative Regulations on Foreign Exchange of the PRC which became effective on April 1, 1996 and was amended on January 14, 1997 and August 5, 2008. Foreign exchange payments under current account items shall, pursuant to the administrative provisions of the foreign exchange control department of the State Council on payments of foreign currencies and purchase of foreign currencies, be made using self-owned foreign currency or foreign currency purchased from financial institutions engaging in conversion and sale of foreign currencies by presenting the valid document. Domestic entities and domestic individuals making overseas direct investments or engaging in issuance and trading of overseas securities and derivatives shall process registration formalities pursuant to the provisions of the foreign exchange control department of the State Council.

On November 19, 2012, the SAFE issued the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or the SAFE Circular 59, which came into effect on December 17, 2012 and was revised on May 4, 2015, October 10, 2018 and partially abolished on December 30, 2019. The SAFE Circular 59 aims to simplify the foreign exchange procedure and promote the facilitation of investment and trade. According to the SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, multiple capital accounts for the same entity may be opened in different provinces as well. Later, the SAFE promulgated the Circular on Further Simplifying and Improving Foreign Exchange Administration Policies in Respect of Direct Investment in February 2015, which was partially abolished in December 2019, prescribed that the bank instead of SAFE can directly handle the foreign exchange registration and approval under foreign direct investment while SAFE and its branches indirectly supervise the foreign exchange registration and approval under foreign direct investment through the bank.

On May 10, 2013, the SAFE issued the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors, or the SAFE Circular 21, which became effective on May 13, 2013, amended on October 10, 2018 and partially abolished on December 30, 2019. The SAFE Circular 21 specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

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According to the Notice on Relevant Issues Concerning the Administration of Foreign Exchange for Overseas Listing issued by the SAFE on December 26, 2014, the domestic companies shall register the overseas listed with the foreign exchange control bureau located at its registered address in 15 working days after completion of the overseas listing and issuance. The funds raised by the domestic companies through overseas listing may be repatriated to China or deposited overseas, provided that the intended use of the fund shall be consistent with the contents of the document and other public disclosure documents.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75 promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with their legally owned assets or interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. On February 13, 2015, SAFE released SAFE Circular 13, under which local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, from June 1, 2015.

REGULATIONS ON THE COMPANIES AND FOREIGN INVESTMENT IN CHINA

The Company Law and Regulations

The Company Law of the PRC (the “Company Law”), which was amended by the SCNPC on 26 October 2018 and became effective on the same day, provides for the establishment, corporate structure and corporate management of companies, which also applies to foreign-invested enterprises in PRC. Furthermore, the Company Law of the PRC was recently amended by the SCNPC on December 29, 2023 with respect to the registration, the capital contribution period and so on and has come into force on July 1, 2024, to improve the system for company registration and facilitates the establishment and exit channels of companies, to offer greater autonomy for companies in terms of corporate structure, improve the capital system for companies, boost the responsibility system of company shareholders and management personnel, and highlight social responsibility efforts of enterprises.

Regulations relating to Foreign Investment

On March 15, 2019, the NPC promulgated the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which took effect on January 1, 2020 and repealed the Sino-foreign Equity Joint Ventures Law of the PRC, the Wholly Foreign-owned Enterprise Law of the PRC and the Sino-foreign Cooperative Joint Ventures Law of the PRC. Since then, the Foreign Investment Law has become the fundamental law regulating foreign-invested enterprises wholly or partially invested by foreign investors. According to the Foreign Investment Law and the Implementation Regulations for the Foreign Investment Law of the PRC issued by the State Council on December 26, 2019 and effective from January 1, 2020, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises or other organizations (the “foreign investors”) within the territory of the PRC, including the following circumstances: (i) a foreign investor establishes a foreign-funded enterprise within the territory of the PRC, either alone or together with any other investor; (ii) a foreign investor acquires shares, equities, property shares or any other similar rights and interests of a PRC enterprise; (iii) a foreign investor invests in any new project within the territory of the PRC, either alone or together with any other investor; or (iv) a foreign investor invests in any other way as stipulated under the laws or administrative regulations or provided by the State Council. The organization form and structure, and the operating rules of foreign-funded enterprises are subject to the provisions of the Company Law, the Partnership Enterprise Law of the PRC and other applicable laws.

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Pursuant to the Measures for the Reporting of Foreign Investment Information promulgated by the Ministry of Commerce of the PRC (the “MOFCOM”) and the SAMR on December 30, 2019 and effective on January 1, 2020, a listed foreign-funded company may, when the change of foreign investors’ shareholding ratio accumulatively exceeds 5% or the foreign party’s controlling or relatively controlling status changes, report the information on the modification of investors and the shares held by them.

REGULATIONS ON M&A AND OVERSEAS LISTING

The Provisions on the Merger or Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”) was jointly promulgated by six PRC governmental authorities including MOFCOM, the SAT, the SAFE, the PRC State Administration for Industry and Commerce, the State-owned Assets Supervision and Administration Commission of the State Council and the CSRC on August 8, 2006, and amended on June 22, 2009. Foreign investors must comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, and thus changing of the nature of the domestic company into a foreign-invested enterprise; or when the foreign investors establish a foreign-invested enterprise in China, purchase the assets of a domestic company and operate the asset; or when the foreign investors purchase the assets of a domestic company by agreement, establish a foreign-invested enterprise by injecting such assets, and operate the assets. According to Article 11 of the M&A Rules, where a domestic enterprise, or a domestic natural person, through an overseas company established or controlled by it/him/her, acquires a domestic enterprise which is related to or connected with it/him/her, approval from the MOFCOM is required. The M&A Rules, among other things, further purport to require that an offshore special purpose vehicle, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle which acquires shares of or equity interests in the PRC companies in exchange for the shares of offshore companies.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures will comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for IPO to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the IPO and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

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Guidance for Application of Regulatory Rules - Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. In addition, according to the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Enterprises published by CSRC on its official website on February 17, 2023, companies that have already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required to make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that already submitted an application for an IPO to overseas supervision administrations but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the required CSRC filing procedure, the completion of which will be published on the CSRC website, before such companies’ overseas issuance and listing.

Maius believes that in accordance with the abovementioned guidance and rules, it shall complete the filing procedure under the Overseas Listing Trial Measures before the consummation of the Business Combination and the listing of Pubco’s securities on Nasdaq. Maius has submitted a filing with the CSRC with respect to the Business Combination. If Maius fails to complete required filing procedures for the Business Combination and the listing of Pubco’s securities on Nasdaq, DT Cloud has the right to terminate the Business Combination Agreement in accordance with its terms, and the Business Combination may not be consummated. As of the date of this proxy statement/prospectus, other than correspondence with the CSRC in connection with the CSRC filing procedures, Maius has not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this Business Combination. As the Overseas Listing Trial Measures was newly published and there is uncertainty with respect to the filing requirements and their implementation, Maius cannot be sure that it will be able to complete such filing in a timely manner or at all. Any failure or perceived failure by Maius to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against Maius and could materially hinder its ability to consummate the Business Combination. DT Cloud, Pubco and Maius will not consummate the Business Combination without first completing the CSRC filing and receiving the CSRC approval under the Overseas Listing Trial Measures, even if the securityholders of DT Cloud have approved the Business Combination in the extraordinary general meeting. See “Risk Factors—Risks Related to Doing Business in China—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this business combination, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), which became effective on March 31, 2023. The Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

●	in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

●	during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies or securities service providers and overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e., be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

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●	working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Any failure or perceived failure by Maius to comply with the Archives Rules and the confidentiality requirements and other PRC laws and regulations may result in Maius being held legally liable by competent authorities.

REGULATIONS ON THE SECURITY REVIEW OF FOREIGN INVESTMENT

On December 19, 2020, the NDRC and the MOFCOM jointly promulgated the Measures on the Security Review of Foreign Investment, effective on January 18, 2021, setting forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, the scopes of review and procedures to review, among others.

REGULATIONS ON CYBERSECURITY AND DATA EXPORTATION SECURITY

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”). The Opinions stressed the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulation”), which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (1) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (2) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (3) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (4) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with 12 other governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security. The specific implementation rules on cybersecurity review are subject to further clarification by subsequent regulations.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data to overseas apply to CAC for security assessments if: (1) data processors provide important data to overseas parties; (2) critical information infrastructure operators and data processors process personal information of more than one million individuals provide personal information to overseas parties; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas parties since January 1 of the previous year, provide personal information to overseas parties; and (4) other scenarios required by the CAC to apply for security assessments are met. In addition, these measures require data processors to carry out self-assessments of risks of providing data to overseas parties before applying to the CAC for security assessments.

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As advised by Maius’ PRC counsel, Beijing Yingke Law Firm Shenzhen Office, as of the date of this proxy statement/prospectus, our PRC Subsidiaries are not required to apply for the security assessment or the cybersecurity review under such regulations, because (i) our PRC Subsidiaries are not a network platform operator that processes personal information of more than one million users; (ii) our PRC Subsidiaries’ operations do not affect or have the potential to affect national security.

Since the above-mentioned newly promulgated laws, regulations and policies were recently promulgated or issued or have not yet taken effect (as applicable), their interpretations, applications and enforcement are subject to substantial uncertainties. Given such uncertainties, if we do not receive or maintain relevant permissions or approvals, if we inadvertently conclude that certain permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain certain permissions or approvals in the future, we may be ordered to suspend our business, shut down our platforms, if any, or face other penalties. Any of the circumstances could materially and adversely affect our business, financial condition and results of operations, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors, which could cause the value of Pubco securities to significantly decline or become worthless.

DT CLOUD’S BUSINESS

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to DT Cloud.

Overview

We are a blank check company incorporated in the Cayman Islands on July 7, 2022 as an exempted company with limited liability. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

Mr. Ip Ping Ki and Infinity-Star Holdings Limited, a British Virgin Islands company, holds 80% and 20% of the equity interest of DT Cloud Capital Corp., the Sponsor, respectively. Mr. Guojian Chen serves as the sole director of the Sponsor.

Our officers, directors and key members of the Sponsor have significant experience with SPACs, acquisitions, divestitures and corporate strategy and public markets. This experience includes leadership roles in other SPACs and de-SPAC transactions, as well as US-listed public companies. For example, Mr. Shaoke Li, our former chairperson and chief executive officer, served as the secretary to the board of director and head of investor relations of Canaan Inc.(Nasdaq: CAN). Mr. Guojian Chen, our director and chief financial officer, has been the chief financial officer and director of Alpha Star Acquisition Corporation (Nasdaq: ALSA), a blank check company. He also served as an independent director of Venus Acquisition Corporation (Nasdaq: Vena), previously a blank check company, now known as MicroAlgo Inc. (Nasdaq: MLGO), from February 2021 to December 2022. Our other independent directors also have accumulated extensive experiences in relevant areas. See “Management of DT Cloud” for details. We believe this collective expertise will meaningfully benefit us in connection with the Business Combination, as well as in creating long-term shareholder value post-closing. Additionally, the expertise of certain investors in our Sponsor with similar transactions and strategic guidance through various market cycles ensures that we are well-equipped to navigate the complexities of the de-SPAC process.

Our management and Sponsor team members, including Mr. Shaoke Li and Mr. Guojian Chen, have backgrounds in corporate finance, mergers and acquisitions, and growing businesses through both organic means and strategic transactions. In addition, they have been involved in multiple SPAC-related transactions and brings deep expertise in navigating the complexities of SPAC structures, having previously held senior leadership positions in other successfully completed business combinations. Their collective experience provides DT Cloud with a deep understanding of the SPAC process and enhances our ability to execute a successful business combination. For more information on the experience of each of our officers, directors, see the section entitled “Management of DT Cloud” in this proxy statement/prospectus.

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By leveraging the combined experience of our management, directors, and Sponsor network, we believe we are uniquely positioned to execute a compelling business combination.

Initial Public Offering and Listing

In August 2022, 1,725,000 Founder Shares were issued to our initial shareholders, for $25,000, or approximately $0.01 per share. On February 23, 2024, we consummated the IPO of 6,900,000 units, which includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 900,000 units on February 21, 2024. Each unit consisted of one ordinary share and one right. Each seven rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. The units were sold at $10.00 per unit, generating gross proceeds of $69,000,000. Simultaneously with the closing of our IPO on February 23, 2024, we consummated the private placement with DT Cloud Capital Corp., our sponsor, of 234,500 units at $10.00 per private unit, generating total gross proceeds of $2,345,000. On February 23, 2024, we issued 103,500 ordinary shares of a par value of $0.0001 each to Brookline Capital Markets, a division of Arcadia Securities, at the closing of our IPO as part of representative compensation, which have been and received by Brookline. As of February 23, 2024, a total of $69,345,000 of the net proceeds from our IPO and the private placement were deposited in a trust account established for the benefit of our public stockholders at Morgan Stanley, with Continental Stock Transfer & Trust Company, acting as trustee.

Our units are listed on The Nasdaq Global Market and began trading under the ticker symbol “DYCQU” on February 21, 2024. Once the securities comprising the units begin separate trading, the ordinary share and rights are expected to be listed on Nasdaq under the symbols “DYCQ” and “DYCQR,” respectively.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

The amount in the Trust Account is initially anticipated to be $10.05 per public share (subject to increase of up to an additional $0.03 per public share for each monthly extension in the event that the Sponsor elects to extend the period of time to consummate a business combination). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our rights. The Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after our IPO in connection with the completion of our initial business combination.

As we entered into a definitive business combination agreement on October 22, 2024 (the “Business Combination Agreement”), which was within nine months after the closing of our IPO, we were entitled to an automatic three-month extension to the original nine months from the closing of our IPO to consummate our initial business combination. As a result, we had 12 months from the closing of our IPO to consummate our initial business combination, or until February 23, 2026 if we extend the period of time to consummate a business combination, which may be accomplished only if our insiders or their affiliates or designees deposit additional funds into the Trust Account. On March 20, 2025, we held an extraordinary shareholder meeting and approved the proposal to extend the date by which we must consummate a business combination to May 23, 2026. On April 23, 2025, we held an extraordinary shareholder meeting and approved the proposal to extend the date by which we must consummate a business combination to August 23, 2026. If it is reasonably determined by us and Maius (as defined below) that we may not be able to consummate the initial business combination by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account), we will use our reasonable best efforts to cause the our board of directors and shareholders to further approve the extension of the date by which we must consummate a business combination (such period by which we must consummate a business combination, as amended, and as may be extended in accordance with the provisions of the Business Combination Agreement, the “Combination Period”), provided that our insiders or their affiliates or designees deposit additional funds into the Trust Account.

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If we are unable to consummate an initial business combination within the Combination Period, we will, (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (2) and (3), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

As of March 31, 2025, we had cash in bank of $1, and a temporary advance of $333,528 from the Sponsor. The balance of the temporary advance is unsecured, interest-free and has no fixed terms of repayment.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the Trust Account (excluding the amount of deferred underwriting commissions held in trust and taxes payable on the income earned on the Trust Account) at the time of signing the agreement to enter into the initial business combination. The DT Cloud Board has determined that this test was met in connection with the proposed Business Combination.

Redemption Rights for Holders of Public Shares

We are providing our Public Shareholders with the opportunity to elect to redeem all or a portion of their DT Cloud Ordinary Shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding Public Shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of [●], the amount in the Trust Account, including interest not previously released to us to pay our taxes, is $[●]. Our Sponsor, officers and directors have agreed to waive, for no consideration, their redemption rights with respect to the DT Cloud Founder Shares and any Public Shares purchased during or after the IPO in connection with the consummation of the Business Combination. The DT Cloud Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price applicable to Public Shares that are redeemed.

Submission of Initial Business Combination to a Shareholder Vote

The extraordinary general meeting to which this proxy statement/prospectus relates is being held to solicit your approval of, among other things, the Business Combination, which would constitute an Initial Business Combination under the terms of the DT Cloud Articles. Unlike many other blank check companies, DT Cloud’s Public Shareholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then Public Shareholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor, directors and officers have agreed to vote any DT Cloud Ordinary Shares owned by them in favor of the Business Combination.

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Limitation on Redemption Rights

Notwithstanding the foregoing, the DT Cloud Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the DT Cloud Public Shares included in the units sold in the DT Cloud IPO.

Facilities

We maintain our principal executive office at 30 Orange Street, London, United Kingdom, WC2H 7HF.

Employees

DT Cloud currently has two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to provide a report of management on our ICFR pursuant to the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2024. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

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We are a newly incorporated blank check company formed in the Cayman Islands as an exempted company with limited liability. As an exempted company, we received a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us. Our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

We are an emerging growth company as defined in in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to five years. However, we issue our non-convertible debt within a three-year period or our total revenues exceed $1.235 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DT CLOUD

Throughout this section, unless otherwise noted, references to “the Company,” “DT Cloud,” “our,” “us” or “we” refer to DT Cloud Acquisition Corporation. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated in the Cayman Islands on July 7, 2022 as an exempted company with limited liability. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” We are an emerging growth company and, as such, we are subject to all of the risks associated with emerging growth companies.

On February 23, 2024, we consummated the IPO of 6,900,000 units, which includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 900,000 units on February 21, 2024. Each unit consists of one ordinary share and one right. Each seven rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $69,000,000. Simultaneously with the closing of our IPO on February 23, 2024, we consummated the private placement with DT Cloud Capital Corp., our sponsor, of 234,500 units at a price of $10.00 per private unit, generating total gross proceeds of $2,345,000. As of February 23, 2024, a total of $69,345,000 of the net proceeds from our IPO and the private placement were deposited in a trust account established for the benefit of our public stockholders at Morgan Stanley, with Continental Stock Transfer & Trust Company, acting as trustee.

Our units started to be listed on The Nasdaq Global Market (the “Nasdaq”) and began trading under the ticker symbol “DYCQU” on February 21, 2024. On April 10, 2024, we announced that the holders of the units may elect to separately trade the underlying component securities of the units commencing on April 12, 2024. Those units not separated will continue to trade on Nasdaq under the symbol “DYCQU,” and each of the ordinary shares and rights that are separated will trade on Nasdaq under the symbols “DYCQ” and “DYCQR,” respectively.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. The amount in the Trust Account is initially anticipated to be $10.05 per public share (subject to increase of up to an additional $0.03 per public share for each monthly extension in the event that the Sponsor elects to extend the period of time to consummate a business combination). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our rights. The Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may acquire during or after our IPO in connection with the completion of our initial business combination.

As we entered into a definitive business combination agreement on October 22, 2024 (the “Business Combination Agreement”), which was within nine months after the closing of our initial public offering, we were entitled to an automatic three-month extension to the original nine months from the closing of our initial public offering to consummate our initial business combination. On March 20, 2025, we held an extraordinary shareholder meeting and approved the proposal to extend the date by which we must consummate a business combination to May 23, 2026. On April 23, 2025, we held an extraordinary shareholder meeting and approved the proposal to extend the date by which we must consummate a business combination to August 23, 2026. We now have 30 months from the closing of our initial public offering to consummate our initial business combination if we extend the period of time to consummate a business combination, which may be accomplished only if our insiders or their affiliates or designees deposit additional funds into the Trust Account. We will use our reasonable best efforts to cause the our board of directors to extend the date by which we must consummate a business combination to August 23, 2026 (such period by which we must consummate a business combination, as amended, and as may be extended in accordance with the provisions of the Business Combination Agreement, the “Combination Period”), provided that our insiders or their affiliates or designees deposit additional funds into the Trust Account. From February 2025 to March 2025, the Company, using the funds held outside the Trust Account, made two deposits for an aggregate of $357,949, to the Trust Account and extended the Combination Period from January 23, 2025 to April 23, 2025. On May 23, 2025, the monthly extension fee decreases from an amount equal to $0.03 per unit to $60,000 for all outstanding Public Shares. The Company has the right to extend the Combination Period for an additional month, from April 24, 2025 to June 23, 2025. Up to the date the financial statements were issued, the Company had not deposited the required extension contribution of $150,949 and $60,000 into the Trust Account to extend the Termination Date to June 23, 2025.

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If we are unable to consummate an initial business combination within the Combination Period, we will, (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (2) and (3), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Proposed Business Combination

On October 22, 2024, we entered into the Business Combination Agreement with Maius Pharmaceutical Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Maius”), Maius Pharmaceutical Group Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Pubco”) incorporated for the purpose of serving as the public listed company whose shares shall be traded on Nasdaq, Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”), and XXW Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands as the Company shareholders’ representative (the “Shareholders’ Representative”). The mergers and each of the other transactions contemplated by the Business Combination Agreement or other ancillary documents are collectively referred to as the “Business Combination.”

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing (as defined in the Business Combination Agreement), including, among others: (i) by mutual written consent of us and Maius; (ii) by us or Maius if the Closing has not occurred on or before June 30, 2025 (the “Outside Date”); (iii) by us or Maius if any law or governmental order is in effect that has become final and non-appealable and has the effect of making the consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions (as defined in the Business Combination Agreement); (iv) by either us or Maius if it is not in material breach of any of its obligations hereunder while the other party is in material breach of any of its representations, warranties or obligations hereunder that renders or could reasonably be expected to render the conditions set forth in the Business Combination Agreement incapable of being satisfied on the Outside Date, and such breach cannot or has not been cured; (v) by us if we are not in material breach of any of our obligations hereunder and Maius fails to perform certain covenants set forth in the Business Combination Agreement within the time period promulgated therein; and (vi) by either us or Maius, if we fail to obtain the required shareholder approval upon vote taken thereon at a duly convened special meeting of shareholders.

The Business Combination Agreement and related agreements are further described in our Current Report on Form 8-K filed with the SEC on October 23, 2024. Other than as specifically discussed, this Quarterly Report does not assume the closing of the Business Combination or the transactions contemplated by the Business Combination Agreement.

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Sponsor Support and Lock-up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor has executed and delivered to Maius a support and lock-up agreement (the “Sponsor Support and Lock-up Agreement”), pursuant to which, the Sponsor has agreed to, among other things, (i) vote to adopt and approve the Business Combination Agreement, the Ancillary Agreements and the Transactions contemplated hereunder, and (ii) become subject to certain lock-up provisions with respect to certain Restricted Securities (as defined in the Sponsor Support and Lock-up Agreement) held by it.

The foregoing description of the Sponsor Support and Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support and Lock-up Agreement, a copy of which is filed with our Current Report on Form 8-K filed with the SEC on October 23, 2024, 2024 which is incorporated by reference herein.

Going Concern Consideration

The Company initially had 9 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. If the Company does not complete a Business Combination within nine months from the consummation of the Initial Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Act (As Revised) of the Cayman Islands. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, the Company may extend the period of time to consummate a Business Combination eighteen times (for a total of up to 30 months from the consummation of the Initial Public Offering to complete a Business Combination). If the Company is unable to consummate the Company’s initial Business Combination by August 23, 2026 (unless further extended), the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the Company’s rights will expire and will be worthless.

Our management plans to address this uncertainty through the initial business combination as discussed above. There is no assurance that our plans to consummate the initial business combination will be successful or successful by the deadline of completing an initial business combination as described above. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability and economic uncertainties. For example, United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The Russia-Ukraine conflict and the escalation of the Israel Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets. The political and economic intense between the United States and China may also affect the business of the target of our Business Combination.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in geopolitical tensions and economic uncertainties.

Liquidity and Capital Resources

On February 23, 2024, we consummated the IPO of 6,900,000 units, which includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 900,000 units on February 21, 2024. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $69,000,000. Simultaneously with the closing of our IPO on February 23, 2024, we consummated the private placement with DT Cloud Capital Corp., our sponsor, of 234,500 units at a price of $10.00 per private unit, generating total gross proceeds of $2,345,000.

Following our IPO and the private placement, a total of $69,345,000 of the net proceeds from our IPO and the private placement were deposited in the trust account. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions and less taxes payable) to complete our initial business combination. We may withdraw interest from the trust account to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies. We intend to use the funds held outside the trust account primarily for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

For the three months ended March 31, 2025, cash used in operating activities was $253,559, primarily due to net income of $452,085, as adjusted by change in operating assets and liabilities that positively affected our cash flows, including dividend income earned on cash and investment held in trust account of $740,346, increase in accrued liabilities of $42,453 and due to related party of $44,281, partially offset by changes in operating assets and liabilities that negatively affected our cash flow, including prepaid expenses of $52,032.

As of March 31, 2025, we had cash at bank of $1.

For the year ended December 31, 2024, cash used in operating activities was $686,691, primarily due to net income of $2,265,806, as adjusted by change in operating assets and liabilities that positively affected our cash flows, including dividend income earned on cash and investment held in trust account of $3,000,071, increase in accrued liabilities of $143,813, partially offset by changes in operating assets and liabilities that negatively affected our cash flow, including prepayments of $8,384 and amount due to sponsor of $87,855.

As of December 31, 2024, we had cash at bank of $152,021 and cash in escrow of $0.

On August 5, 2022, we issued an unsecured promissory note to the sponsor, pursuant to which we may borrow up to $300,000 (the “Promissory Note”). The Promissory Note is non-interest-bearing and payable on the consummation of the initial business combination or converted upon consummation of the business combination into additional private units at $10.00 per unit. As of March 31, 2025, December 31, 2024 and December 31, 2023, the principal amount due and owing under the Promissory Note was $0, $0 and $217,614, respectively.

As of March 31, 2025, December 31, 2024 and December 31, 2023, we had a temporary advance of $333,528, $129,759 and $490,000 from the Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

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In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, our sponsor, officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required (“Working Capital Loan”). If we complete our initial business combination, we will repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Up to $300,000 of such loans may be convertible upon consummation of our business combination into private units at a price of $10.00 per unit.

As of March 31, 2025, December 31, 2024 and December 31, 2023, there was no outstanding balance due under the Working Capital Loan.

Results of Operations

Our entire activity since inception up to March 31, 2025 related to our formation, the preparation for the IPO, and since the closing of the IPO, the search for a prospective initial business combination. We will not be generating any operating revenues until the closing and completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income from the amount held in the Trust Account.

For the three months ended March 31, 2025, we had a net income of $452,085, which consisted of dividend income earned on cash and investment held in trust account of $740,347, offset by formation and operating costs of $288,262.

For the three months ended March 31, 2024, we had a net income of $43,875, which consisted of dividend income earned on cash and investment held in trust account of $346,257, offset by formation and operating costs of $302,382.

For the year ended December 31, 2024, we had a net income of $2,265,806, which consisted of dividend income earned on cash and investment held in trust account of $3,000,071, offset by formation and operating costs of $734,291.

For the year ended December 31, 2023, we had net loss of $87,271, which consisted of formation and operating costs of $87,271.

Contractual Obligations

Registration Rights

Pursuant to a registration rights agreement entered into on February 23, 2024, the holders of the insider shares, private placement units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of our IPO requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are to a cash underwriting discount of 2.5% of the gross proceeds of the IPO, or $1,725,000, upon the closing of the initial business combination. On February 23, 2024 we issued 103,500 ordinary shares of a par value of $0.0001 each to Brookline Capital Markets, a division of Arcadia Securities, at the closing of our IPO as part of representative compensation, which have been received by Brookline.

Administrative Services Agreement

On February 20, 2024, we entered into an agreement with our sponsor, pursuant to which we agreed to pay our sponsor $10,000 per month for secretarial and administrative support services provided to us through the earlier of consummation of the initial business combination and our liquidation.

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In addition, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Business Combination Agreement

On October 22, 2024, we entered into the Business Combination Agreement with Maius, Pubco, Merger Sub 1, Merger Sub 2 and XXW Investment Limited. The merger involves multiple steps and will result in the cancellation and conversion of various shares into Pubco Ordinary Shares. After the Closing of the transactions contemplated by the Business Combination Agreement, we will become a wholly owned subsidiary of Pubco. The Closing is subject to various conditions, such as shareholder approvals and regulatory clearances (including the necessary approval from the China Securities Regulatory Commission). Additionally, related agreements such as the Key Company Shareholder Lock-Up agreement, Key Company Shareholder Support agreement, and Sponsor Support and Lock-up Agreement (as defined in the Business Combination Agreement) have been executed. See our Current Report on Form 8-K filed with the SEC on October 23, 2024 for details.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the periods reported. Actual results could materially differ from those estimates. A critical accounting estimate to our unaudited financial statements includes the valuation of ordinary shares subject to possible redemption. We have not identified any critical accounting estimates.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited financial statements.

Off-Balance Sheet Arrangements

As of March 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company”, we are not required to, among other things, (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined balance sheet as of March 31, 2025, the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2025 and for the twelve months ended September 30, 2024 present the combination of the financial information of DT Cloud Acquisition Corporation. (“DT Cloud”) and Maius Pharmaceutical Co., Ltd. (“Maius”) after giving effect to the Business Combination and the Transactions (as defined below) described in the accompanying notes. DT Cloud and Maius are referred to herein, subsequent to the Business Combination, as the post-combination company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the unaudited historical balance sheet of Maius as of March 31, 2025, with the unaudited historical balance sheet of DT Cloud as of March 31, 2025, giving effect to the Business Combination as if had been consummated on March 31, 2025.

The unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2025 combines the unaudited consolidated statements of operations and comprehensive loss of Maius for the six months ended, 2025, with the unaudited statements of operations and comprehensive loss for the six months ended March 31, 2025 of DT Cloud (see details in Note 6 for breakdown of DT Cloud’s unaudited statements of operations and comprehensive loss data), giving effect to the Business Combination as if it had occurred on October 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statements of operations for the twelve months ended September 30, 2024 combines the audited consolidated statements of operations and comprehensive loss of Maius for the year ended September 30, 2024, with the audited statements of operations and comprehensive loss for the twelve months ended December 31, 2024 of DT Cloud (see details in Note 7 for explanation of choosing of financial data), giving effect to the Business Combination as if it had occurred on October 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the consolidated financial statements of DT Cloud and Maius and the notes thereto, as well as the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Description of the Business Combination

On October 22, 2024, DT Cloud Acquisition Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (DT Cloud, the “SPAC”), Maius Pharmaceutical Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Maius” or the “Company”), Maius Pharmaceutical Group Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Pubco”) incorporated for the purpose of serving as the public listed company whose shares shall be traded on The Nasdaq Stock Market LLC (“Nasdaq”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”), and XXW Investment Limited, a limited liability company incorporated under the laws of BVI as the Company shareholders’ representative (the “Shareholders’ Representative”), entered into a business combination agreement (the “Business Combination Agreement”).

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) on the date on which the closing actually occurs (the “Closing Date”), Merger Sub 1 shall be merged with and into SPAC (the “SPAC Merger”), with the SPAC continuing as the surviving company of the merger as a wholly-owned subsidiary of the Pubco (the “SPAC Merger Surviving Corporation”) and the separate existence of the Merger Sub 1 shall cease, and (ii) on the Closing Date and immediately following the SPAC Merger, Merger Sub 2 shall be merged with and into Maius (the “Acquisition Merger”, together with the SPAC Merger, the “Mergers”), with Maius continuing as the surviving company of the Acquisition Merger as a wholly-owned subsidiary of the Pubco (the “Surviving Corporation”) and the separate existence of the Merger Sub 2 shall cease. The Mergers and each of the other transactions contemplated by the Business Combination Agreement and other Ancillary Documents (as defined below) are collectively referred to as the “Transactions.”

The Business Combination Agreement and the Transactions were unanimously approved by the boards of directors of DT Cloud and Maius. Upon the execution of the Business Combination Agreement, DT Cloud received an automatic three-month extension of the time to consummate an initial business combination by February 23, 2025.

In accordance with the Business Combination Agreement, the parties are using commercially reasonable efforts to solicit investors to enter into subscription agreements, where it shall have terms, and be in a form, reasonably acceptable to DT Cloud and Maius, for an aggregate investment amount of no less than $10,000,000 from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in DT Cloud, Maius or Pubco to purchase shares of Pubco, Maius or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”). On January 20, 2025, SPAC, Maius, Pubco and certain Investor entered into the Subscription Agreement, pursuant to which, among other things, the Investor has agreed to subscribe for and purchase, and Pubco has agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement.

On December 9, 2024, Maius issued more 892 Ordinary Shares for RMB15,000,000 equal to (USD2,087,102). Pursuant to the Business Combination Agreement, assuming that the event said above to be considered in the business combination scenario, at the effective time of the Merger (the “Effective Time”), all of the 14,619 Maius Ordinary Shares (13,727 Ordinary shares plus 892 newly issued Ordinary Shares) issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive 25,000,000 ordinary shares of Pubco (see “Notes to the Unaudited Pro Forma Condensed Combined Financial Information—Note 5” for explanations). In addition, on January 20, 2025, SPAC entered into certain Subscription Agreement (the “Subscription Agreement”) with Maius, Pubco and certain investor (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in a private placement (the “Private Placement”) in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement.

In addition, the registration statement for DT Cloud’s IPO was declared effective on February 14, 2024. On February 23, 2024, the Company consummated the IPO of 6,900,000 units (the “Public Units”), which includes 900,000 Public Units upon the full exercise by the underwriter of its over-allotment option, at $10.00 per Public Unit, generating gross proceeds of $69,000,000 to the Company. Each Public Unit consists of one ordinary share and one right (“Public Rights”). Each whole Public Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of initial business combination. Simultaneously with the closing of the IPO, DT Cloud consummated the sale of 234,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to DT Cloud Capital Corp. (the “Sponsor”), generating gross proceeds of $2,345,000 to the Company. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of the initial business combination.

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In terms of the above mentioned “right”, each holder of a right will receive one-seventh ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. Meanwhile, no additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination.

On March 24, 2025, in connection with the stockholders vote at the Extraordinary General Meeting, 1,868,367 shares were redeemed, which had been presented in the unaudited Balance Sheet of DT Cloud as of March 31, 2025. On April 23, 2025, in connection with the vote to approve the Extension Amendment Proposal and the Trust Amendment Proposal, holders of 326,904 ordinary shares of the Company properly exercised their right to redeem their shares. As of May 21, 2025, in connection with the vote to approve the Extension Fee Reduction Proposal, the Trust Amendment Proposal and the Charter Amendment Proposal, holders of 3,872,314 ordinary shares of the Company properly exercised their right to redeem their shares for cash.

On May 21, 2025, SPAC, Maius and certain shareholders of SPAC entered into Voting Agreements, pursuant to which, in the event a SPAC shareholder redeemed 75% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements and forwent the exercise of their redemption rights in connection with the remaining 25% of the ordinary shares of SPAC that such shareholder held as of the dates of the Voting Agreements (the “No-redeemed Shares”), SPAC agreed to issue to such shareholder two additional rights of SPAC (the “Additional Rights”) for each No-redeemed Share for no additional consideration. Every seven (7) DT Cloud Additional Rights will be converted to one DT Cloud Ordinary Share.

Set forth below is a calculation, on a per Pubco Ordinary Share basis, of the estimated net cash to be received by the Pubco from the Trust Account in a minimum redemption scenario, 50% redemption scenario and the maximum redemption scenario (assuming the NTA Proposal will be approved). Such calculation is based upon (i) cash held in the Trust Account as of March 31, 2025, of approximately $10.66 per Public Share (rounded to the nearest cent) and (ii) estimated transaction expenses of $2,976,106. The total number of shares outstanding in the table below gives effect to (i) the issuance of the Merger Shares, (ii) the conversion of DT Cloud’s public and private rights into Pubco Ordinary Shares upon consummation of the Business Combination, and (iii) the issuance of Pubco Ordinary Shares pursuant to the PIPE Investment.

	Assuming	Assuming	Assuming
	Minimum	50%	Maximum
	Redemption(1)	Redemption(2)	Redemption(3)
DT Cloud Ordinary Shares Not Redeemed	832,415	416,208	-
Gross Cash Proceeds of Trust Account at $10.66 per Share	$8,871,031	$4,435,516	$-
Estimated Transaction Expenses	$2,976,106	$2,976,106	$2,976,106
Total Shares Outstanding(4)	29,056,326	28,640,119	28,223,911
Net Cash per Share of Pubco Ordinary Shares Outstanding	$0.20	$0.05	$ N/A*

* Amount is less than zero.

(1) This scenario assumes that having considered 6,067,585 ordinary shares redeemed, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, no extra Public Shares are redeemed by Public Shareholders.

(2) This scenario assumes that having considered 6,067,585 ordinary shares redeemed, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, extra 50% of remained redeemable shares, totaling 6,483,793 shares are redeemed by Public Shareholders.

(3) This scenario assumes that 6,900,000 Public Shares, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed by Public Shareholders.

(4) Includes (i) an aggregate of 2,063,000 DT Cloud Ordinary Shares, consisting 1,725,000 shares initially issued, 103,500 representative shares and 234,500 shares of selling of units to the founder in private placement; (ii) 1,019,214 Pubco Ordinary Shares issuable pursuant to 6,900,000 public rights and 234,500 private rights upon the consummation of the business combination; (iii) merger consideration of 25 million Pubco Ordinary Shares, (iv) the issuance of 30,000 Pubco Ordinary Shares pursuant to the PIPE Investment, and (v) 111,697 Pubco Ordinary Shares issuable pursuant to 781,879 Additional Rights issued under the Voting Agreements.

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Anticipated Accounting Treatment

Maius determined it is the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition. The purpose of the merger was to assist Maius with the refinancing and recapitalization of its business. Maius is the larger of the two entities and is the operating company within the combining companies. Maius will have control of the board as it will hold a majority of the seats on the board of directors after the Mergers. Maius’ senior management will be continuing as senior management of the combined company. In addition, a larger portion of the voting rights in the combined entity will be held by existing Maius’ shareholders.

As Maius was determined to be the acquirer for accounting purposes, the accounting for the transaction will be similar to that of a capital infusion as the only significant pre-combination asset of DT Cloud is the cash in the Trust Account. No intangibles or goodwill will arise through the accounting for the transaction. The accounting is the equivalent of Maius issuing shares and warrants for the net monetary assets of DT Cloud.

Basis of Pro Forma Presentation

As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that DT Cloud’s shareholders approve the proposed Business Combination. DT Cloud cannot predict how many of the DT Cloud Public Shareholders will exercise their right to have their DT Cloud Public Shares redeemed for cash. As a result, Maius elected to provide the unaudited pro forma condensed combined financial information under three different redemption scenarios, which produce different allocations of total Maius equity between holders of Maius Ordinary Shares. The actual results will likely be within the parameters described by the three scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under all scenarios, Maius is considered to be the accounting acquirer. The following table sets forth summary historical comparative share information for DT Cloud and Maius and unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination [and the PIPE Investment], assuming three redemption scenarios as follows:

Scenario 1: Assuming Minimum Redemptions: This presentation assumes that no extra DT Cloud Public Shareholders elect to have their DT Cloud Public Shares redeemed for cash in connection with the Business Combination as permitted by the DT Cloud Articles and there are no DT Cloud Shares, other than redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025 as well as 4,199,218 ordinary shares redeemed for aggregate redemption payments of $44,750,990 in the Pro Forma, assuming a $10.66 per share Redemption Price and based on funds in the trust account as of March 31, 2025.

Scenario 2: Assuming 50% Redemptions: This presentation assumes that 6,483,793 DT Cloud Public Shares, which composed extra 50% of DT Cloud remained redeemable shares plus 6,067,585 shares redeemed in scenario 1, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed for aggregate redemption payments of $49,186,505, assuming a $10.66 per share Redemption Price and based on funds in the trust account as of March 31, 2025.

Scenario 3: Assuming maximum Redemptions: This presentation assumes that 6,900,000 DT Cloud Public Shares,consist of 1,868,367 redeemed shares as well as the rest 5,031,633 shares redeemed for aggregate redemption payments of $53,622,021, assuming a $10.66 per share Redemption Price and based on funds in the trust account, are all redeemed as of March 31, 2025 (assuming the NTA Proposal will be approved).

	Pro Forma Condensed Combined
	Scenario 1		Scenario 2		Scenario 3
	Assuming Minimum		Assuming 50%		Assuming Maximum
	Redemptions		Redemptions		Redemptions
DT Cloud Public Stock Holders	1,818,129	6.3%	1,401,922	4.9%	985,714	3.5%
DT Cloud Initial Stock Holders	2,096,500	7.2%	2,096,500	7.3%	2,096,500	7.4%
Maius Shareholders	25,000,000	86.0%	25,000,000	87.3%	25,000,000	88.6%
PIPE Investors	30,000	0.1%	30,000	0.1%	30,000	0.1%
DT Cloud Additional Rights Holders	111,697	0.4%	111,697	0.4%	111,697	0.4%
Pro forma ordinary shares issued and outstanding	29,056,326	100.0%	28,640,119	100.0%	28,223,911	100.0%

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

			Scenario 1 Assuming Minimum Redemptions			Scenario 2 Assuming 50% Redemptions**			Scenario 3 Assuming Maximum Redemptions
	DT Cloud	Maius	Transaction		Pro forma	Transaction		Pro forma	Transaction		Pro forma
	As of	As of	Accounting		Balance	Accounting		Balance	Accounting		Balance
	Dec 31, 2024	Sep 30, 2024	Adjustments	Note	Sheet	Adjustments	Note	Sheet	Adjustments	Note	Sheet
ASSETS
Current assets:
Cash	$1	$1,809,035	$53,622,021	[1]	$8,744,544	$53,622,021	[1]	$4,309,039	$53,622,021	[1]	$(126,477)
			(1,935,513)	[2]		(1,935,513)	[2]		(1,935,513)	[2]
			(44,750,990)	[6]		(49,186,505)	[6]		(53,622,021)	[6]
Prepaid expenses	68,862				68,862			68,862			68,862
Amounts due from related parties	-	201,207	-		201,207	-		201,207	-		201,207
Prepayments and other assets	-	239,685			239,685			239,685			239,685
Total current assets	68,863	2,249,927	6,935,518		9,254,308	2,500,003		4,818,793	(1,935,513)		383,277

Investment held in trust account	53,622,021	-	(53,622,021)	[1]	-	(53,622,021)	[1]	-	(53,622,021)	[1]	-
Right-of -use lease assets, net	-	56,132	-		56,132	-		56,132	-		56,132
Property, plant and equipment	-	4,838	-		4,838	-		4,838	-		4,838
Intangible assets, net	-	773	-		773	-		773	-		773
Deferred offering costs	-	549,045	-		549,045	-		549,045	-		549,045
Other non-current assets	-	844	-		844	-		844	-		844
Total non-current assets	53,622,021	611,632	(53,622,021)		611,632	(53,622,021)		611,632	(53,622,021)		611,632

TOTAL ASSETS	$53,690,884	$2,861,559	$(46,686,503)		$9,865,940	$(51,122,018)		$5,430,425	$(55,557,534)		$994,909

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$-	$40,602	$-		$40,602	$-		$40,602	$-		$40,602
Salary and welfare payable	-	25,974	-		25,974	-		25,974	-		25,974
Accrued liabilities	210,513	-	(210,513)	[2]	-	(210,513)	[2]	-	(210,513)	[2]	-
Amount due to related parties	333,528	3,537,601	-		3,871,129	-		3,871,129	-		3,871,129
Other payables	300,000	66,236	(300,000)	[7]	66,236	(300,000)	[7]	66,236	(300,000)	[7]	66,236
Lease liabilities, current	-	39,736			39,736			39,736			39,736
Convertible bonds	-	300,000			300,000			300,000			300,000
TOTAL CURRENT LIABILITIES	844,041	4,010,149	(510,513)		4,343,677	(510,513)		4,343,677	(510,513)		4,343,677

Deferred Underwriting Compensation	1,725,000	-	(1,725,000)	[2]	-	(1,725,000)	[2]	-	(1,725,000)	[2]	-
Lease liabilities, noncurrents	-	3,677	-		3,677			3,677			3,677
TOTAL LIABILITIES	$2,569,041	$4,013,826	$(2,235,513)		$4,347,354	$(2,235,513)		$4,347,354	$(2,235,513)		$4,347,354

* See Note 3 Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the detailed explanations of adjustments [1] to [7].

** 50% redemptions mean considering 50% of the rest remaining redeemable shares based on 6,067,585 shares redeemed totally in Scenario 1.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025 (continued)

			Scenario 1 Assuming Minimum Redemptions			Scenario 2 Assuming 50% Redemptions**			Scenario 3 Assuming Maximum Redemptions
	DT Cloud	Maius	Transaction		Pro forma	Transaction		Pro forma	Transaction		Pro forma
	As of	As of	Accounting		Balance	Accounting		Balance	Accounting		Balance
	Dec 31, 2024	Sep 30, 2024	Adjustments	Note	Sheet	Adjustments	Note	Sheet	Adjustments	Note	Sheet
Commitments
Ordinary shares subject to possible redemption, 5,031,633 at a redemption value of $10.66	53,622,021	-	(53,622,021)	[6]	-	(53,622,021)	[6]	-	(53,622,021)	[6]	-

EQUITY
Ordinary shares	206	14,619	196	[6]	2,905	155	[6]	2,864	113	[6]	2,822
			(14,619)	[4]		(14,619)	[4]		(14,619)	[4]
			2,500	[5]		2,500	[5]		2,500	[5]
			3	[7]		3	[7]		3	[7]
Additional paid in capital	-	13,160,402	(2,500,384)	[3]	19,842,969	(2,500,384)	[3]	15,407,495	(2,500,384)	[3]	10,972,021
			14,619	[4]		14,619	[4]		14,619	[4]
			(2,500)	[5]		(2,500)	[5]		(2,500)	[5]
			8,870,835	[6]		4,435,361	[6]		(113)	[6]
			299,997	[7]		299,997	[7]		299,997	[7]
Accumulated other comprehensive loss	-	(156,545)	-		(156,545)	-		(156,545)	-		(156,545)
Subscription receivables	-	(2,939,179)			(2,939,179)			(2,939,179)			(2,939,179)
Accumulated deficit	(2,500,384)	(11,231,564)	2,500,384	[3]	(11,231,564)	2,500,384	[3]	(11,231,564)	2,500,384	[3]	(11,231,564)
TOTAL SHAREHOLERS’ EQUITY (DEFICIT)	(2,500,178)	(1,152,267)	9,171,031		5,518,586	4,735,516		1,083,071	300,000		(3,352,445)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$53,690,884	$2,861,559	$(46,686,503)		$9,865,940	$(51,122,018)		$5,430,425	$(55,557,534)		$994,909

* See Note 3 Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the detailed explanations of adjustments [1] to [7].

** 50% redemptions mean considering 50% of the rest remaining redeemable shares based on 6,067,585 shares redeemed totally in Scenario 1.

239

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2025

			Scenario 1 Assuming Minimum Redemptions			Scenario 2 Assuming 50% Redemptions***			Scenario 3 Assuming Maximum Redemptions
	DT Cloud**	Maius	Transaction		Pro forma	Transaction		Pro forma	Transaction		Pro forma
	Six months ended	Six months ended	Accounting		Statement	Accounting		Statement	Accounting		Statement
	Mar 31, 2025	Mar 31, 2025	Adjustments	Note	of Operations	Adjustments	Note	of Operations	Adjustments	Note	of Operations
Revenue, net	$-	$-	$-		$-	$-		$-	$-		$-
Cost of revenue	-	-	-		-	-		-	-		-
Gross profit	-	-	-		-	-		-	-		-

Operating expenses
General and administrative	(484,091)	(644,141)	(1,935,513)	(i)	(3,063,745)	(1,935,513)	(i)	(3,063,745)	(1,935,513)	(i)	(3,063,745)
Research and development	-	(131,375)	-		(131,375)	-		(131,375)	-		(131,375)
Total operating expenses	(484,091)	(775,516)	(1,935,513)		(3,195,120)	(1,935,513)		(3,195,120)	(1,935,513)		(3,195,120)

LOSS FROM OPERATIONS	(484,091)	(775,516)	(1,935,513)		(3,195,120)	(1,935,513)		(3,195,120)	(1,935,513)		(3,195,120)

OTHER INCOME (EXPENSES)
Interest income	5	-	-		5	-		5	-		5
Investment income	1,568,974	26	(1,568,974)	(ii)	26	(1,568,974)	(ii)	26	(1,568,974)	(ii)	26
Non-operating income	-	1,127	-		1,127	-		1,127	-		1,127
Other income, net	-	(5,717)	-		(5,717)	-		(5,717)	-		(5,717)
Total other income (expenses), net	1,568,974	(4,564)	(1,568,974)		(4,559)	(1,568,974)		(4,559)	(1,568,974)		(4,559)

Income (loss) before tax provision	1,084,888	(780,080)	(3,504,487)		(3,199,679)	(3,504,487)		(3,199,679)	(3,504,487)		(3,199,679)
Income tax provision	-	-	-		-	-		-	-		-
Net income (loss)	$1,084,888	$(780,080)	$(3,504,487)		$(3,199,679)	$(3,504,487)		$(3,199,679)	$(3,504,487)		$(3,199,679)
Weighted average shares outstanding, common stock subject to possible redemption	6,827,743
Basic and diluted net income per share, common stock subject to redemption	$0.05
Weighted average shares outstanding, common stock, non-redeemable	2,063,000
Basic and diluted net income per share, common stock, non-redeemable	$0.05
Basic and diluted weighted average of ordinary shares outstanding		14,322
Basic and diluted loss per share		$(54.47)
Basic and diluted pro forma weighted average shares outstanding					29,056,326			28,640,119			28,223,911
Basic and diluted pro forma net loss per share					$(0.11)			$(0.11)			$(0.11)

*See Note 3 Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the detailed explanation of adjustments (i) and (ii).

**See Note 6 Breakdown of unaudited historical statement of operations of DT Cloud for the six months ended March 31, 2025.

*** 50% redemptions mean considering 50% of the rest remaining redeemable shares based on 6,067,585 shares redeemed totally in Scenario 1.

240

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2024

			Scenario 1 Assuming Minimum Redemptions			Scenario 2 Assuming 50% Redemptions***			Scenario 3 Assuming Maximum Redemptions
	DT Cloud	Maius	Transaction		Pro forma	Transaction		Pro forma	Transaction		Pro forma
	Twelve months	Twelve months**	Accounting		Statement	Accounting		Statement	Accounting		Statement
	ended Dec 31, 2024	ended Sep 30, 2024	Adjustments	Note	of Operations	Adjustments	Note	of Operations	Adjustments	Note	of Operations
Revenue, net	$-	$-	$-		$-	$-		$-	$-		$-
Cost of revenue	-	-	-		-	-		-	-		-
Gross profit	-	-	-		-	-		-	-		-

Operating expenses
General and administrative	(734,291)	(393,568)	(1,935,513)	(i)	(3,063,372)	(1,935,513)	(i)	(3,063,372)	(1,935,513)	(i)	(3,063,372)
Research and development	-	(235,538)	-		(235,538)	-		(235,538)	-		(235,538)
Total operating expenses	(734,291)	(629,106)	(1,935,513)		(3,298,910)	(1,935,513)		(3,298,910)	(1,935,513)		(3,298,910)

LOSS FROM OPERATIONS	(734,291)	(629,106)	(1,935,513)		(3,298,910)	(1,935,513)		(3,298,910)	(1,935,513)		(3,298,910)

OTHER INCOME (EXPENSES)
Interest income	26	-	-		26	-		26	-		26
Investment income	3,000,071	2,831	(3,000,071)	(ii)	2,831	(3,000,071)	(ii)	2,831	(3,000,071)	(ii)	2,831
Non-operating income	-	190	-		190	-		190	-		190
Other income, net	-	(3,091)	-		(3,091)	-		(3,091)	-		(3,091)
Total other income (expenses), net	3,000,097	(70)	(3,000,071)		(44)	(3,000,071)		(44)	(3,000,071)		(44)

Income (loss) before tax provision	2,265,806	(629,176)	(4,935,584)		(3,298,854)	(4,935,584)		(3,298,854)	(4,935,584)		(3,298,854)
Income tax provision	-	-	-		-	-		-	-		-
Net income (loss)	$2,265,806	$(629,176)	$(4,935,584)		$(3,298,854)	$(4,935,584)		$(3,298,854)	$(4,935,584)		$(3,298,854)
Weighted average shares outstanding, common stock subject to possible redemption	5,881,967
Basic and diluted net income per share, common stock subject to redemption	$0.29
Weighted average shares outstanding, common stock, non-redeemable	2,013,131
Basic and diluted net income per share, common stock, non-redeemable	$0.29
Basic and diluted weighted average of ordinary shares outstanding		13,727
Basic and diluted loss per share		$(45.83)
Basic and diluted pro forma weighted average shares outstanding					29,056,326			28,640,119			28,223,911
Basic and diluted pro forma net loss per share					$(0.11)			$(0.12)			$(0.12)

*See Note 3 Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the detailed explanation of adjustments (i) and (ii).

**See Note 7 Explanation for choosing of historical financial data.

*** 50% redemptions mean considering 50% of the rest remaining redeemable shares based on 6,067,585 shares redeemed in Scenario 1.

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NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1-Basis of presentation

The unaudited pro forma condensed combined financial information is based on DT Cloud’s audited historical financial statements and Maius’ audited historical CFS as adjusted to give effect to the Business Combination and Transactions. The unaudited pro forma condensed combined balance sheet gives effect to the Business Combination and Transactions as if they had occurred as of March 31, 2025. The unaudited pro forma condensed combined statement of operations for the 6 months ended March 31, 2025 and for the 12 months ended September 30, 2024, gives effect to the Business Combination and Transactions as if they had occurred on October 1, 2024 and 2023, respectively.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

● the accompanying notes to the unaudited pro forma condensed combined financial information;

● the unaudited historical financial statements of DT Cloud as of March 31, 2025 and the unaudited historical financial statements for the six months ended March 31, 2025 (see details in Note 6 for breakdown of DT Cloud’s unaudited statements of operations and comprehensive loss data), and the audited historical financial statements for the year ended December 31, 2024;

● the unaudited historical financial statements of Maius as of March 31, 2025 and unaudited historical financial statements for the six months ended March 31, 2025 and the audited historical financial statements for the year ended September 30, 2024;

● and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

● the sections entitled “The Business Combination Agreement,” “Related Agreements – Subscription Agreements,” “DT Cloud’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Maius’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to DT Cloud and Maius included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information below presents three redemption scenarios as follows:

● Assuming Minimum Redemptions: This presentation assumes that no extra DT Cloud Public Shareholders elect to have their DT Cloud Public Shares redeemed for cash in connection with the Business Combination as permitted by the DT Cloud Articles and there are no DT Cloud Shares, other than 1,868,367 redeemed shares as well as 4,199,218 ordinary shares redeemed for $44,750,990 in the Pro Forma, assuming a $10.66 per share Redemption Price and based on funds in the trust account as of March 31, 2025.

● Assuming 50% Redemptions: This presentation assumes that 6,483,793 DT Cloud Public Shares, which composed extra 50% of DT Cloud remained redeemable shares plus 6,067,585 shares redeemed in scenario 1, including redemptions totaling 1,868,367 shares were settled with an effective date of March 24, 2025, are redeemed for $49,186,505, assuming a $10.66 per share Redemption Price and based on funds in the trust account as of March 31, 2025.

● Assuming maximum Redemptions: This presentation assumes that 6,900,000 DT Cloud Public Shares, consist of 1,868,367 redeemed shares as well as the rest 5,031,633 shares redeemed for $53,622,021, assuming a $10.66 per share Redemption Price and based on funds in the trust account, are all redeemed as of March 31, 2025 (assuming the NTA Proposal will be approved).

Note 2-Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3-Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 and in the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2025 and for the 12 months ended September 30, 2024 are based on preliminary estimates. The final amounts recorded may differ from the information presented.

242

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

[1] Represents the transfer of cash held in trust account to cash;

[2] Reflects the settlement of accrued offering costs and expenses as well as accrued liabilities that become due and payable upon consummation of the merger;

[3] Reflects the elimination of DT Cloud’s historical retained earnings;

[4] Reflects the elimination of 14,619 Maius Ordinary Shares, par value $1.00;

[5] Reflects the conversion of Pubco Ordinary Share to 25,000,000 ordinary shares, par value of $0.0001 each;

[6] In Scenario 1, reflects the minimum redemption considering the event that, based on 1,868,367 ordinary shares being redeemed, rest of 4,199,218 ordinary shares redeemed assuming at a redemption price at $10.66 per share. In Scenario 2, which assumes the same facts as described in Items 1 through 5 above, assumes 6,483,793 shares, which consider extra 50% of DT Cloud remianed redeemable shares plus 6,067,585 shares redeemed in scenario 1, are redeemed for cash by DT Cloud shareholders, at a redemption price of $10.66 per share. In Scenario 3, which assumes the same facts as described in Items 1 through 5 above, but assumes, based on 1,868,367 ordinary shares being redeemed, the rest maximum number of 5,031,633 shares are redeemed for cash by DT Cloud shareholders, at a redemption price of $10.66 per share;and

[7] Reflects the issuing of 30,000 ordinary shares of Pubco to the PIPE Investors, par value $0.0001 per share, at a purchase price equal to $10.00 per share in a private placement (the “Private Placement”) in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustment included in the unaudited pro forma condensed combined statements of operations six months ended March 31, 2025 and for the twelve months ended September 30, 2024 are as follows:

(i) Reflects preliminary estimated of transaction expenses of $1,935,513; and

(ii) Represents an adjustment to eliminate interest earned on marketable securities held in Trust Account.

Note 4-Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since October 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of the period presented.

The unaudited pro forma condensed combined financial information has been prepared to present three alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for six month ended March 31, 2025 and for the 12 months ended September 30, 2024:

	Pro Forma Condensed Combined
	Scenario 1	Scenario 2	Scenario 3
	Assuming Minimum	Assuming 50%	Assuming Maximum
	Redemptions	Redemptions	Redemptions
For the twelve months ended March 31, 2025
Pro forma net loss	$(3,199,679)	$(3,199,679)	$(3,199,679)
Pro forma basic and diluted net loss per share	(0.11)	(0.11)	(0.11)

For the twelve months ended September 30, 2024
Pro forma net loss	$(3,298,954)	$(3,298,954)	$(3,298,954)
Pro forma basic and diluted net loss per share	(0.11)	(0.12)	(0.12)

Number of ordinary shares
DT Cloud public stockholders	1,818,129	1,401,922	985,714
DT Cloud initial stockholders	2,096,500	2,096,500	2,096,500
Maius shareholders	25,000,000	25,000,000	25,000,000
PIPE Investors	30,000	30,000	30,000
DT Cloud Additional Rights Holders	111,697	111,697	111,697
Pro forma weighted-average shares outstanding-basic and diluted	29,056,326	28,640,119	28,223,911

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Note 5-Explanation for the conversion of right to receive 25,000,000 ordinary shares of Pubco

For the event that all Maius ordinary shares issued and outstanding immediately prior to the effective time of merger will be automatically converted into the right to receive an aggregate of 25,000,000 ordinary shares of Pubco, the Pubco mentioned here is excluded from the Pro Forma since it was incorporated with nominal capital, has no material assets, and operates no business.

Note 6-Breakdown of unaudited historical statement of operations of DT Cloud for the six months ended March 31, 2025

	DT Cloud Historical (Unaudited)
	Year Ended December 31, 2024 Minus
	Nine Months Ended	Three Months Ended
	September 30, 2024	March 31, 2025	Combined
Formation and operating costs	$(195,829)	$(288,262)	$(484,091)
Loss from operations	(195,829)	(288,262)	(484,091)

Other income:
Interest earned on investments held in trust account	828,632	740,347	1,568,979
Total other income	828,632	740,347	1,568,979

Net income	$632,803	$452,085	$1,084,888

Note 7- Explanation for choosing of historical financial data

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 combines the audited historical balance sheet of Maius for the year ended September 30, 2024, with the audited historical statement of operations of DT Cloud for the year ended December 31, 2024. The reason for using this combination of financial data are :

1) Considering Maius’s and DT Cloud’s financial data had a irrevocable difference of fiscal year-end date for three month, this combination is the nearest audited financial data for the year ended for two entities;

2) Based on the financial information of Maius for the year ended September 30, 2024, important events that have significant effect on the pro forma condensed combined financial information had also been taken into account.

In addition, it ought to be mentioned again that the unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

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MANAGEMENT OF DT CLOUD

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “we,” “us” or “our” refers to DT Cloud.

Our current executive officers and directors are set forth below:

Name	Age	Position
Guojian Chen	32	Chief Executive Officer, Chief Financial Officer and Director
Michael David Osowski	53	Independent Director
Olivia Wenxi He	45	Independent Director
Thomas Trent Stout	46	Independent Director

Guojian Chen. Mr. Chen is our Chief Executive Officer, Chief Financial Officer and Director. Since March 2021, Mr. Chen has been the chief financial officer and director of Alpha Star Acquisition Corporation (Nasdaq: ALSA), a blank check company. Since May 2020, Mr. Chen has been the secretary of the board of directors of Board of Beijing ChinaReel Art Exchange Inc., a leading copyright operator focusing on high-quality video content. From February 2021 to December 2022, Mr. Chen was an independent director of Venus Acquisition Corporation (Nasdaq: Vena), previously a blank check company, now known as MicroAlgo Inc. (Nasdaq: MLGO). From May 2019 to May 2020, Mr. Chen served as a director of Beijing Zhongqixinhe Enterprise Management Consulting Co., Ltd., a financial advisory firm with focuses on financial, real estate and TMT industry. From July 2018 to May 2019, Mr. Chen served as an analyst of Zhongrong Huitong Investment Fund Management (Zhuhai) Co., Ltd, an investment fund. Mr. Chen received his Bachelor of Management degree from Renmin University of China in 2015, and Master of Finance from the University of Chinese Academy of Sciences in June 2018. We believe that Mr. Chen is qualified to serve on our board of directors based on his solid experience in the business and finance industry.

Michael David Osowski. Mr. Osowski is our Independent Director. Since January 2022, Mr. Osowski has been serving in a strategic business development role with Priority Power Management, LLC, an energy management and consulting services firm focused on energy supply, information, and demand management. From May 2015 to January 2022, Mr. Osowski served as the president and the chief executive officer of Trident Operating Company, LLC, a company which operates various companies in multiple industries including energy, food services, and sporting events. Mr. Osowski has been serving as a board member of Texas Hydrogen Alliance, the Warrior Health Foundation and Houston Constable Precinct One since 2022, 2020 and 2021, respectively. Mr. Osowski obtained a bachelor’s degree in communication from Ohio University in 1993. We believe that Mr. Osowski is qualified to serve on our board of directors based on his solid experience in holding various management positions.

Olivia Wenxi He. Ms. He is our Independent Director. Ms. He has over 15 years of experience in the investment banking industry. Since June 2021, Ms. He serves as the chief financial officer of Metal Sky Star Acquisition Corporation (Nasdaq: MSSA), a special purpose acquisition company. Since February 2019, Ms. He serves as chief investment officer at KX Power Limited, an asset management company based in London, specializing in the development and management of renewable energy and power generation assets. From January 2010 to January 2018, Ms. He served as the managing director and global head of Commodity Exchange Traded Products at Bank of America Merrill Lynch, an investment bank. Ms. He holds master’s degrees in both Mathematical Finance and Engineering from University of Toronto, and a bachelor’s degree in engineering from Tongji University. Ms. He holds Chartered Financial Analyst Level 2. We believe that Ms. He is qualified to serve on our board of directors based on her solid experience in the investment banking industry.

Thomas Trent Stout. Mr. Stout is our Independent Director. Since July 2020, Mr. Stout has been the senior managing director and the head of blockchain of Priority Power Management, LLC, an energy management and consulting services firm focused on energy supply, information, and demand management. Since July 2020, Mr. Stout has been a partner, president and a senior advisory team member of KX Power Limited, an asset management company based in London. From January 2017 to June 2020, Mr. Stout served as a founder and principal of PowerLink Partners, LLC, an investment vehicle and consulting firm focused on the energy industry. From April 2012 to December 2016, Mr. Stout served as a managing director and a head of global commodity index & products of Bank of America Corporation (NYSE: BAC) in Houston and London, a multinational investment bank and financial services holding company. He obtained a master’s degree in business administration from the University of Chicago, and a bachelor’s degree in business administration from Texas Christian University, in 2004 and 2000, respectively. We believe that Mr. Stout is qualified to serve on our board of directors based on his solid experience in the investment banking and asset management industries.

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Number and Terms of Office of Officers and Directors

All of board of directors hold office until the next annual general meeting. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the Nasdaq.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by a majority of our directors.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.

Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board of directors, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout are “independent directors” as defined in the Nasdaq listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a corporate governance and nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors.

Subject to phase-in rules and a limited exception, the rules of the Nasdaq require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout serve as members of our audit committee. Our board of directors has determined that each of Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout are independent under the Nasdaq listing standards and applicable SEC rules. Ms. Olivia Wenxi He serves as the Chairperson of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and our board of directors has determined that Ms. Olivia Wenxi He qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

246

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Corporate Governance and Nominating Committee

We have established a corporate governance and nominating committee of our board of directors. The members of our nominating committee are Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout. Mr. Thomas Trent Stout serves as chairperson of the nominating committee. Under the Nasdaq listing standards, we are required to have a corporate governance and nominating committee composed entirely of independent directors. Our board of directors has determined that each of Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout are independent.

The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

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The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our memorandum and articles of association. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

We have established a compensation committee of our board of directors. The members of our compensation committee are Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout. Mr. Michael David Osowski serves as chairperson of the compensation committee.

Under the Nasdaq listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board of directors determined that each of Mr. Michael David Osowski, Ms. Olivia Wenxi He and Mr. Thomas Trent Stout. are independent. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	reviewing and approving the compensation disclosure and analysis prepared by Company management to be included in our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

None of our officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

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Code of Ethics

We have a Code of Ethics applicable to our directors, officers and employees. You may review the document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors owe the following fiduciary duties:

●	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

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The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Individual	Entity	Affiliation
Mr. Guojian Chen	Alpha Star Acquisition Corporation (Nasdaq: ALSA)	Chief Financial Officer and Director
	Board of Beijing ChinaReel Art Exchange Inc.	Secretary of the Board of Directors

Mr. Michael David Osowski	Priority Power Management, LLC	Strategic Business Development

Ms. Olivia Wenxi He	KX Power Limited	Chief Investment Officer
	Metal Sky Star Acquisition Corporation	Chief Financial Officer

Mr. Thomas Trent Stout	Priority Power Management, LLC	Senior Managing Director and the Head of Blockchain
	KX Power Limited	Partner, President and Senior Advisory Team Member

Potential investors should also be aware of the following other potential conflicts of interest:

●	Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

●	Our sponsor subscribed for Founder Shares prior to the date of the final prospectus in connection with our IPO and has purchased private placement units in a transaction that closed simultaneously with the closing of our IPO.

●	Our initial shareholders agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and Private Shares if we fail to complete our initial business combination within the Combination Period.

●	Our initial shareholders agreed, pursuant to written letter agreements with us, (A) to vote their Founder Shares, respectively, (as well as any public shares acquired in or after our IPO) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination by August 23, 2026 (subject to the Sponsor’s deposit of additional funds into the Trust Account) unless we provide public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any Founder Shares (as well as any other shares acquired in or after our IPO) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the Founder Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

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●	Our initial shareholders agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (1) the earlier of one year after the date of the consummation of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property (the “Lock-Up”). Notwithstanding the foregoing, the insider shares will be released from the Lock-Up (1) on the earlier of 150 days after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination or (2) after the date of the consummation of our initial business combination, which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

●	Our initial shareholders have also agreed not to transfer, assign or sell any of Private Units (including the ordinary shares issuable upon exercise of the Private Units), until 30 days after the completion of our initial business combination (except with respect to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any Founder Shares and the Private Units, as applicable. However, if after our initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the insider shares or the private units (or any shares of ordinary shares thereunder) shall be permitted to participate.

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination. In addition, our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Furthermore, in no event will our initial shareholders or any of our existing officers or directors, or their respective affiliates be paid by us any finder’s fee, consulting fee, or other compensation prior to, or for any services they render, in order to effectuate the completion of our initial business combination. Further, commencing on the date our securities are first listed on the Nasdaq, we will also reimburse an affiliate of our sponsor for secretarial and administrative support services provided to us in the amount of $10,000 per month.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our initial shareholders, officers and directors have agreed to vote their founder shares and public shares, if any, in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all costs, expenses, losses or liabilities incurred in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the amended and restated memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

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We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Executive Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay to an affiliate of our sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. In addition, our sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our initial shareholders, officers and directors, or their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

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We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Shareholder Communications

The DT Cloud Board welcomes communications from our shareholders. Our shareholders may send communications to the DT Cloud Board, any committee of the DT Cloud Board or any other director in particular, to:

DT Cloud Acquisition Corporation
30 Orange Street, London, United Kingdom, WC2H 7HF

Our shareholders should mark the envelope containing each communication as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. DT Cloud’s Chief Executive Officer will review each communication received from our shareholders and will forward the communication, as expeditiously as reasonably practicable, to the addressee(s) if: (1) the communication complies with the requirements of any applicable policy adopted by the DT Cloud Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the DT Cloud Board. To the extent the subject matter of a communication relates to matters that have been delegated by the DT Cloud Board to a committee or to an executive officer of DT Cloud, then DT Cloud’s Chief Executive Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the DT Cloud Board or an executive officer does not imply or create any fiduciary duty of the DT Cloud Board members or executive officer to the person submitting the communications.

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MANAGEMENT OF MAIUS AND PUBCO FOLLOWING THE BUSINESS COMBINATION

The following table sets forth information regarding Maius’ directors and executive officers, and Pubco’s directors and executive officers following the completion of the Business Combination. The business address of all of Maius’ directors and Pubco’s directors and executive officers is Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China.

Directors and Executive Officers	Age	Position/Title
Mingfeng Shi	51	[Chief Executive Officer] and Director of Pubco
Xingwei Xue(1)	47	[Director of Pubco], Sole Director of Maius
[●](2)
[●](2)
[●](2)

Notes:

(1):	Each of Mr. Mingfeng Shi and Xingwei Xue has agreed to resign from his position as a director of Maius, effective upon the consummation of the Business Combination.

(2):	Each of [Mr./Ms.] [●], [Mr./Ms.] [●] and [Mr./Ms.] [●] has accepted appointment as a director of Pubco, effective upon the consummation of the Business Combination.

Mingfeng Shi, is the co-founder and has been the General Manager of Shanghai Guizhiyan Pharmaceutical Technology Co., Ltd., responsible for the company’s product project initiation and implementation of product research and development since 2015. He will serve as Chief Executive Officer of Pubco and has joined the board of Pubco in October 2024. Mr. Shi has more than 25 years of front-line work in drug research and development and entrepreneurial management experience, and have a deep understanding of the development of the domestic and global pharmaceutical industry. From 1999 to 2015, Mr. Shi served as the lead researcher in pharmaceutical development, participating in the research, development, and regulatory submission of over 20 new drugs classified as Category II and III by national standards. Many of these drugs, including exemestane and bicalutamide (anti-cancer drugs), levofloxacin (an antibiotic), nateglinide (a diabetes treatment), adefovir dipivoxil (an anti-HBV drug), and disodium creatine phosphate (a cardiac surgery myocardial protection agent), are now successfully marketed. Mr. Shi has filed 10 national invention patents and 4 PCT international patents, and was the principal inventor and project leader for the patented technology behind ornithine aspartate for liver disease treatment, as well as the primary innovator and project head for the Shanghai Maius Pharmaceutical Drug Development Platform. Additionally, Mr. Shi played a key role in advancing the innovative drug GY1068, which is currently undergoing the U.S. FDA IND application process. This extensive experience highlights Mr. Shi expertise in pharmaceutical research, regulatory navigation, and groundbreaking drug development. Mr. Shi obtained a bachelor’s degree in Fine Chemical Industry from East China University of Science and Technology in 1998.

We believe Mr. Shi is qualified to serve on the Pubco board based on his extensive business leadership and management experience as well as his experience in the healthcare and life sciences industries.

Xingwei Xue, is the co-founder and has been the Chairman of the Board of Shanghai Guizhiyan, responsible for formulating the company’s strategic plan and capital operation plan, as well as overseeing its investment and financing, and merger and acquisition activities since 2015. He will serve as the [●] of Pubco and is expected to join the Pubco Board effective upon the closing of the Business Combination. With a career spanning over two decades in investment and financing since 1998, Mr. Xue possesses extensive experience in strategic planning and corporate development. Over the years, Mr. Xue has cultivated a vast network of industry resources, demonstrating a keen insight into the domestic capital markets. Mr. Xue excels in designing innovative financing solutions and implementing effective problem-solving strategies. In the realm of equity investment and early-stage project funding, Mr. Xue brings a unique research methodology and a clear understanding of project dynamics, ensuring in-depth engagement and informed decision-making. Mr. Xue obtained a bachelor’s degree in Economics and Trade from the Shanghai Branch of the PLA Political Academy in 1997.

We believe Mr. Xue is qualified to serve on the Pubco Board based on his extensive business leadership and management experience as well as his experience in the investment and financing industries.

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Employment Agreements and Indemnification Agreements

Pubco will enter into employment agreements with each of its executive officers immediately prior to the consummation of the Business Combination. Under these agreements, each of Pubco’s executive officers is employed for a [[●]-year period. Pubco may terminate an executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts of the officer, including but not limited to incapacity to fulfill job responsibilities, breach of internal procedures or regulations which cause material damage to Pubco or breach of obligation of confidentiality.

An executive officer may terminate his/her employment at any time with [30] days prior written notice.

Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except for Pubco’s benefit, any confidential information of Pubco. In addition, all of Pubco’s executive officers have agreed to be bound by the non-competition agreements entered into between such executive officers and Pubco.

In addition, Pubco has entered into indemnification agreements with its directors and executive officers. Under these indemnification agreements, Pubco has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of them being Pubco’s directors or executive officers.

Board of Directors

Pubco’s board of directors will consist of five directors following the completion of the Business Combination. A director is not required to hold any shares in Pubco by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with Pubco is required to declare the nature of his interest at a meeting of Pubco’s directors.

A general notice given to the directors by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm, shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated.

Subject to the rules of the Nasdaq and the disqualification by chairman at the relevant meeting of the board of directors of Pubco, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction is considered shall come before the meeting for consideration.

The directors may from time to time at their discretion exercise all the powers of the company to raise or borrow money and to, mortgage its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of Pubco’s directors has a service contract with Pubco that provides for benefits upon termination of service.

Committees of the Board

Pubco intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under its board of directors, and to adopt a charter for each of the three committees following the completion of the Business Combination. Each committee’s members and functions are described below.

Audit Committee

Pubco’s audit committee will consist of [Mr./Ms.] [●], [Mr./Ms.] [●] and [Mr./Ms.] [●]. [Mr./Ms.] [●] will be the chairman of Pubco’s audit committee. Pubco has determined that each of [Mr./Ms.] [●], [Mr./Ms.] [●] and [Mr./Ms.] [●] satisfies the “independence” requirements of the [New York Stock Exchange/Nasdaq Stock Market] Rules and Rule 10A-3 under the Exchange Act, and that [Mr./Ms.] [●] qualifies as an “audit committee financial expert” under [New York Stock Exchange/Nasdaq Stock Market] Rules.

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The audit committee will oversee Pubco’s accounting and financial reporting processes and the audit of the Pubco’s financial statements. The audit committee will be responsible for, among other things:

●	appointing Pubco’s independent registered public accounting firm and pre-approving all auditing and non-auditing services performed by Pubco’s independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and Pubco’s independent registered public accounting firm;

●	annually reviewing and reassessing the adequacy of Pubco’s audit committee charter;

●	meeting separately and periodically with management and Pubco’s independent registered public accounting firm;

●	reporting regularly to the full board of directors; and

●	performing such other matters that are specifically delegated to the audit committee by Pubco’s board of directors from time to time.

Compensation Committee

Pubco’s compensation committee will consist of [●], [Mr./Ms.] [●] and [Mr./Ms.] [●]. [●] will be the chairman of Pubco’s compensation committee. Pubco has determined that each of [Mr./Ms.] [●] and [Mr./Ms.] [●] satisfy the “independence” requirements of the [New York Stock Exchange/Nasdaq Stock Market] Rules.

The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to Pubco’s directors and executive officers. Pubco’s chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The compensation committee will be responsible for, among other things:

●	reviewing and recommending to the board the total compensation package for Pubco’s four most senior executives;

●	approving and overseeing the total compensation package for Pubco’s executives other than the four most senior executives;

●	reviewing and making recommendations to the board of directors with respect to the compensation of Pubco’s directors; and

●	reviewing periodically and recommending any long-term incentive compensation or equity plans, programs or similar arrangements for consideration by the board of directors, annual bonuses, employee pension and welfare benefit plans.

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Nominating and Corporate Governance Committee

Pubco’s nominating and corporate governance committee will consist of [Mr./Ms.] [●], [Mr./Ms.] [●] and [Mr./Ms.] [●]. [Mr./Ms.] [●] will be the chairperson of Pubco’s nominating and corporate governance committee. Pubco has determined that each of [Mr./Ms.] [●] and [Mr./Ms.] [●] satisfies the “independence” requirements of the [New York Stock Exchange/Nasdaq Stock Market] Rules.

The nominating and corporate governance committee will assist the board of directors in selecting directors and in determining the composition of Pubco’s board and board committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to Pubco’s board of directors, or for appointment to fill any vacancy;

●	reviewing annually with Pubco’s board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to Pubco;

●	identifying and recommending to Pubco’s board the directors to serve as members of committees;

●	advising the board periodically with respect to developments in the law and practice of corporate governance as well as Pubco’s compliance with applicable laws and regulations;

●	making recommendations to Pubco’s board of directors on corporate governance matters and on any corrective action to be taken; and

●	monitoring compliance with Pubco’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of Pubco’s procedures to ensure compliance.

Duties of Directors

Under Cayman Islands law, Pubco’s directors have a fiduciary duty to act honestly, in good faith and with a view to Pubco’s best interests. Pubco’s directors also have a duty to exercise their skills and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to Pubco, Pubco’s directors must ensure compliance with Pubco’s memorandum and articles of association as may be amended from time to time. Pubco has a right to seek damages against any director who breaches a duty owed to it.

Code of Business Conduct and Ethics and Corporate Governance

Pubco will adopt a code of business conduct and ethics, which will be applicable to all of its directors, executive officers and employees. Pubco will make its code of business conduct and ethics publicly available on its website.

In addition, Pubco’s board of directors will adopt a set of corporate governance guidelines covering a variety of matters, including approval of related party transactions following the completion of the Business Combination.

Terms of Directors and Officers

Pursuant to the Pubco Organizational Documents, an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between Pubco and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the board.

A director will be removed from office automatically if, among other things, the director (1) dies, becomes bankrupt or makes any arrangement or composition with his creditors, (2) is found to be a lunatic or becomes of unsound mind, (3) resigns his or her office by notice in writing to Pubco, or (4) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the Board resolves that his office be vacated; (5) is prohibited by law from being a director; or (6) is removed from office pursuant to any other provision of Pubco’s articles of association.

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Pursuant to the Pubco Organizational Documents, Pubco may by an ordinary resolution appoint any person to be a director. The board of Pubco may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board.

Compensation of Directors and Executive Officers

In the fiscal years ended September 30, 2024 and 2023 Maius paid approximately RMB 0.38 and 0.39 million in cash, respectively, to its executive officers and did not pay any cash compensation to its non-executive directors. In addition, Maius made contributions to such officers’ pension, medical insurance, unemployment insurance, housing fund and other statutory benefits as required by PRC law, which totaled approximately RMB 0.24 and 0.21 million in the fiscal years ended September 30, 2024 and 2023, respectively.

As of the date of this proxy statement/prospectus, Pubco has not paid compensation to its executive officers and directors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of DT Cloud Ordinary Shares as of the date of this proxy statement/prospectus by:

●	each person known by DT Cloud to be the beneficial owner of more than 5% of DT Cloud Ordinary Shares;

●	each of DT Cloud’s current officers and directors; and

●	all of DT Cloud’s current officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares (of the applicable type) beneficially owned by them.

In the table below, the percentage ownership is based on 2,895,415 DT Cloud Ordinary Shares (which includes DT Cloud Ordinary Shares that are underlying the DT Cloud Units) issued and outstanding as of this proxy statement/prospectus. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon conversion of rights as the rights are not convertible within 60 days of this proxy statement/prospectus.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares
DT Cloud Capital Corp. (our sponsor)(2)	1,959,500	67.7%
Guojian Chen(3)	—	—
Michael David Osowski(3)	—	—
Olivia Wenxi He(3)	—	—
Thomas Trent Stout(3)	—	—
All directors and executive officers (five individuals) as a group	—	—
Infinity-Star Holdings Limited(4)	—	—
Ip Ping Ki(5)	—	—
All initial shareholders as a group	1,959,500	67.7%

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(1) Unless otherwise indicated, the business address of each of the individuals is c/o DT Cloud Acquisition Corporation, 30 Orange Street, London, United Kingdom, WC2H 7HF.

(2) Represents shares held by DT Cloud Capital Corp., our sponsor. The address for our sponsor is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(3) Such individual does not beneficially own any of our ordinary shares.

(4) Infinity-Star Holdings Limited holds 20% of the outstanding shares of DT Cloud Capital Corp.

(5) Mr. Ip Ping Ki holds 80% of the outstanding shares of DT Cloud Capital Corp.

The following table sets forth information regarding the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination by:

●	each person known by Pubco who will be the beneficial owner of 5% or more of the outstanding Pubco Ordinary Shares immediately following the consummation of the Business Combination;

●	each person who will become an executive officer or a director of Pubco upon consummation of the Business Combination; and

●	all of the executive officers and directors of Pubco as a group upon consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Pubco Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Pubco Ordinary Shares as to which the holder has sole or shared voting power or investment power and also any Pubco Ordinary Shares which the holder has the right to acquire within 60 days of through the exercise of any option or any other right.

The expected beneficial ownership percentages set forth in the table below have been determined based on the followings:

●	assuming a scenario of no redemption and no exercise of dissent rights from DT Cloud and Maius shareholders, the total number of Pubco Ordinary Shares expected to be outstanding after the Business Combination is [29,056,326], consisting of (1) 25,000,000 Pubco Ordinary Shares to be issued to Maius’ shareholders, (2) [1,818,129] Pubco Ordinary Shares to be issued to Public Shareholders and the rights holders of DT Cloud, (3) 2,096,500 Pubco Ordinary Shares to be issued to the Sponsor and Brookline, (4) 30,000 Pubco Ordinary Shares to be issued to PIPE Investors; and (5) 111,697 Pubco Ordinary Shares to be issued to Additional Rights Holders.

●	assuming a scenario of maximum redemption (assuming the NTA Proposal will be approved) and no exercise of dissent rights from DT Cloud and Maius shareholders, the total number of Pubco Ordinary Shares expected to be outstanding after the Business Combination is [28,223,911], consisting of (1) 25,000,000 Pubco Ordinary Shares to be issued to Maius’ shareholders, (2) 985,714 Pubco Ordinary Shares to be issued to the rights holders of DT Cloud, (2) 2,096,500 Pubco Ordinary Shares to be issued to the Sponsor, (3) 30,000 Pubco Ordinary Shares to be issued to PIPE Investors, and (4) 111,697 Pubco Ordinary Shares to be issued to Additional Rights Holders.

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	Post-Business Combination (Assuming No Redemption and No Exercise of Dissent Rights)			Post-Business Combination (Assuming Maximum Redemption and No Exercise of Dissent Rights
Name of Beneficial Owner Principal Shareholders:	Number Ordinary Shares	% of total Ordinary Shares	% of voting power	Number of Ordinary Shares	% of total Ordinary Shares	% of voting power
Directors and Executive Officers†
Xingwei Xue (1)(7)	4,785,000	13.67%	13.67%	4,785,000	17.02%	17.02%
Mingfeng Shi(2)(7)	4,785,000	13.67%	13.67%	4,785,000	17.02%	17.02%

Five Percent Holders of Pubco†
XXW Investment Limited (1)(7)	4,785,000	13.67%	13.67%	4,785,000	17.02%	17.02%
SHIMF Investment Limited(2)(7)	4,785,000	13.67%	13.67%	4,785,000	17.02%	17.02%
Wishluck Limited(3)(7)	3,622,500	10.35%	10.35%	3,622,500	12.89%	12.89%
Fontier Limited(4)(7)	1,900,000	5.43%	5.43%	1,900,000	6.76%	6.76%
ELITE RAINBOW LIMITED(5)	1,410,000	4.03%	4.03%	1,410,000	5.02%	5.02%
Baian Investment Group Limited(6)	2,112,500	6.04%	6.04%	2,112,500	7.52%	7.52%
All executive officers and directors as a group ([●] persons)

†	Except as indicated otherwise below, the business address of Pubco’s directors and executive officers is Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China.

(1)	XXW Investment Limited is controlled by its director and sole shareholder, Mr. Xingwei Xue. The address of XXW Investment Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, BVI.

(2)	SHIMF Investment Limited is controlled by its director and sole shareholder, Mr. Mingfeng Shi. The address of SHIMF Investment Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, BVI.

(3)	Wishluck Limited is controlled by Yu Xi. The address of Wishluck Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, BVI.

(4)	Fontier Limited is controlled by Yu Xi. The address of Fontier Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, BVI.

(5)	ELITE RAINBOW LIMITED is wholly owned and controlled by Xuming Lin. The address of ELITE RAINBOW LIMITED is Flat B, 15/F, Sing-Ho Finance Building, 166-168 Gloucester Road, Wanchai, Hong Kong.

(6)	Baian Investment Group Limited is wholly owned and controlled by Fan Cheung. The address of Baian Investment Group Limited is Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahé, Republic of Seychelles.

(7)	XXW Investment Limited, SHIMF Investment Limited, Fontier Limited, Wishluck Limited, and Maius Pharmaceutical Co., Ltd. entered into the Acting-in-Concert Agreement dated December 20, 2024, pursuant to which SHIMF Investment Limited, Fontier Limited, Wishluck Limited undertake that following the completion of the Business Combination, they shall take actions in accordance with the instructions of XXW Investment Limited, a wholly owned subsidiary of Xingwei Xue, with regard to any matter submitted to vote by the shareholders of the Pubco, for a period of two years after the closing of the Business Combination. As a result of the Acting-in-Concert Agreement, immediately following the completion of the Business Combination, Xingwei Xue through his holding entity XXW Investment Limited will hold 60.37% of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming full redemption of SPAC Public Shares, or 43.14% of the voting power of the then issued and outstanding share capital of Pubco following the completion of the Business Combination, assuming no redemption of SPAC Public Shares.

Assuming the exercise and conversion of all of securities following the consummation of the Business Combination, the Sponsor and its affiliates’ total potential ownership in the is estimated to comprise approximately 5.99% of the total issued and outstanding Pubco Ordinary Shares in a no redemption scenario, and 7.47% of the total issued and outstanding Pubco Ordinary Shares in a maximum redemption scenario.

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CERTAIN RELATIONSHIPS AND RELATED PARTIES TRANSACTIONS

Certain Transactions of DT Cloud

Founder Shares

In July 2022, DT Cloud issued 1,725,000 founder shares (“Founder Shares”) to the initial shareholders, so that the Sponsor collectively owned 20% of DT Cloud’s issued and outstanding shares after the IPO for $25,000.

Private Placement

DT Cloud consummated the sale of 234,500 Private Placement Units at $10.00 per Private Placement Unit in a private placement to the Sponsor, generating gross proceeds of $2,345,000.

Promissory Note – Related Party

On August 5, 2022, DT Cloud issued an unsecured promissory note to the Sponsor, pursuant to which DT Cloud may borrow up to $300,000 (the “Promissory Note”). The Promissory Note is non-interest-bearing and payable on the consummation of initial business combination or converted upon consummation of the business combination into additional private units at $10.00 per unit.

As of March 31, 2025, December 31, 2024 and December 31, 2023, the principal amount due and owing under the Promissory Note was $0, $0 and $217,614, respectively.

Due to Related Party

As of March 31, 2025, December 31, 2024 and December 31, 2023, DT Cloud had a temporary advance of $333,528, $129,759 and $490,000 from the Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Arrangement

An affiliate of the Sponsor will agree that, commencing from the date that DT Cloud’s securities are first listed on NASDAQ through the earlier of DT Cloud’s consummation of a Business Combination and its liquidation, to make available to DT Cloud certain general and administrative services, including office space, administrative and support services, as DT Cloud may require from time to time. DT Cloud agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of DT Cloud IPO for the Combination Period. As of March 31, 2025, December 31, 2024 and December 31, 2023, the unpaid services fee of $130,000, $100,000 and $0, respectively. For the three months ended March 31, 2025 and 2024, DT Cloud incurred $30,000 and $10,000 in fees for these services, respectively. For the years ended December 31, 2024 and 2023, DT Cloud incurred $100,000 and $0 in fees for these services, respectively.

Working Capital Loans

To finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of DT Cloud’s directors and officers may, but are not obligated to, loan DT Cloud funds as may be required (“Working Capital Loans”). If DT Cloud completes a Business Combination, DT Cloud would repay the Working Capital Loans out of the proceeds of the Trust Account released to DT Cloud. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, DT Cloud may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $300,000. As of March 31, 2025, December 31, 2024 and December 31, 2023, DT Cloud has no principal amount due and owing under the Working Capital Loans.

Certain Transactions of Maius

Employment Agreements and Indemnification Agreements

See “Management of Maius and Pubco Following The Business Combination—Employment Agreements and Indemnification Agreements.”

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Other Related Party Transactions

The following table set forth related parties transaction entered into by Maius during the period indicated.

1. The following are the significant related party transactions for the years ended September 30, 2024, 2023 and 2022

	Description	2024	2023	2022
Xingwei Xue	Loan	$282,672	$(3,390)	$(1,785)
Mingfeng Shi	Loan	(299)	(1,688)	(1,938)
Lili Zhang	Loan	-	(665)	(1,938)
Xinrong Yang	Loan	-	169,962	(1,938)
ELITE RAINBOW LIMITED	Borrow	280,571	855,524	-
Mingfeng Shi	Borrow	(7,024)	-	7,630
ELITE RAINBOW LIMITED	Deposit	-	-	152,604
SHIMF INVESTMENT LIMITED	Borrow	3,783	-	-
GZY GROUP LIMITED	Borrow	3,783	-	-
STAR SPARKLING LIMITED	Borrow	3,783	-	-

2. The following are the significant related party transactions for the six months ended March 31, 2025, 2024 and 2023.

	Description	2025	2024	2023
Xingwei Xue	Loan	$(3,686)	$278,781	$(2,750)
Mingfeng Shi	Loan	290	-	(1,032)
Lili Zhang	Loan	(4)	-	-
Xinrong Yang	Loan	21,240	-	-
Yu Xi	Loan	70,598	-	-
ELITE RAINBOW LIMITED	Loan	278,860	240,259	-
Maius Pharmaceutical Group Co., Ltd	Borrow	34,483	-	-
Chelsea Mer Sub1	Borrow	7,294	-	-
Chelsea Mer Sub2	Borrow	7,294	-	-
SHIMF INVESTMENT LIMITED	Borrow	508	1,753	-
GZY GROUP LIMITED	Borrow	508	1,753	-
STAR SPARKLING LIMITED	Borrow	508	1,753	-

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary of the material U.S. federal income tax consequences of (i) the Business Combination generally applicable to U.S. Holders (as defined below) of DT Cloud Ordinary Shares and DT Cloud Rights (together, “DT Cloud Securities”), (ii) the subsequent ownership and disposition of Pubco Ordinary Shares received by such holders in the Business Combination and (iii) the exercise of redemption rights by U.S. Holders of DT Cloud Ordinary Shares.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold DT Cloud Securities and, after the completion of the Business Combination, will hold Pubco Ordinary Shares, as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or status, including:

●	the Sponsor or any member or affiliate thereof;

●	banks or financial institutions;

●	dealers or electing traders in securities that are subject to mark-to-market tax accounting rules;

●	tax-exempt entities (including private foundations);

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

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●	pension plans;

●	cooperatives;

●	government organizations;

●	certain expatriates or former long-term residents of the United States;

●	persons that acquired DT Cloud Securities as compensation;

●	persons that actually or constructively own five percent or more of the shares of DT Cloud or, following the Business Combination, Pubco, by vote or value;

●	persons that hold DT Cloud Securities, or will hold Pubco Ordinary Shares, in connection with a trade or business, permanent establishment, or fixed place of business conducted outside the United States;

●	persons that hold DT Cloud Securities or will hold Pubco Ordinary Shares, as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or any entity characterized as a pass-through for U.S. federal income tax purposes) holds DT Cloud Securities or Pubco Ordinary Shares, the tax treatment of such entity and its owners will generally depend on the status of the owners and the activities of the entity. Pass-through entities holding any DT Cloud Securities or Pubco Ordinary Shares and their owners should consult their tax advisers as to the particular U.S. federal income tax consequences of the Business Combination, ownership and disposition of Pubco Ordinary Shares, or the exercise of redemption rights with respect to the DT Cloud Ordinary Shares.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum or Medicare contribution tax considerations, the special tax accounting rules under Section 451(b) of the Code or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes), nor does it address any aspects of U.S. state, local or non-U.S. taxation.

We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any aspect of the Business Combination or the exercise of redemption rights. There can be no assurance that the IRS will not take positions that are inconsistent with those discussed below or that any such positions could not be sustained by a court.

As used herein, the term “U.S. Holder” means a person that for U.S. federal income tax purposes is a beneficial owner of DT Cloud Securities or Pubco Ordinary Shares received pursuant to the Business Combination and is:

●	an individual who is a citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. HOLDERS OF DT CLOUD SECURITIES SHOULD CONSULT THEIR TAX ADVISERS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO ORDINARY SHARES AFTER THE BUSINESS COMBINATION, OR THE REDEMPTION OF THEIR DT CLOUD ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Tax Consequences of the Business Combination to Maius Shareholders

Maius does not have any shareholders that are subject to U.S. federal income taxes. Given that Maius is a non-U.S. entity with no shareholders that are United States persons (within the meaning of Section 7701(a)(30) of the Code), Maius does not expect any material U.S. federal income tax consequences of the Business Combination to its pre-merger shareholders.

Tax Consequences of the Business Combination to U.S. Holders of DT Cloud Securities

Subject to the qualifications, assumptions and limitations set forth in this section entitled “—Tax Consequences of the Business Combination to U.S. Holders of DT Cloud Securities,” the following are the material U.S. federal income tax consequences of the Business Combination to U.S. Holders of DT Cloud Securities. As used in this section entitled “—Tax Consequences of the Business Combination to U.S. Holders of DT Cloud Securities,” the term “U.S. Holder” means a U.S. Holder of DT Cloud Securities.

Separation of a DT Cloud Unit

No statutory, administrative or judicial authority directly addresses the treatment of an instrument such as a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The separation of the DT Cloud Ordinary Share and DT Cloud Right comprising a DT Cloud Unit is not expected to be a taxable event for U.S. federal income tax purposes. However, because there are no authorities that directly address instruments that are similar to the DT Cloud Units, no assurance can be given that the IRS or a court will agree with the characterization described herein. The rest of this discussion assumes that the separation of the DT Cloud Ordinary Share and DT Cloud Right comprising a DT Cloud Unit is not a taxable event for U.S. federal income tax purposes.

Intended Tax Treatment of the Business Combination

For U.S. federal income tax purposes, the parties to the Business Combination Agreement intend that the Mergers will qualify as an exchange described in Section 351 of the Code (the “Intended Tax treatment”).

The provisions of Section 351(a) of the Code are complex, and qualification as a non-recognition transaction thereunder could be adversely affected by events or actions that occur following the Business Combination that are beyond DT Cloud or Pubco’s control. For example, if more than 20% of the Pubco Ordinary Shares received in the Mergers were subject to an arrangement or agreement to be sold or disposed of at the time of their issuance in the Business Combination, one of the requirements for Section 351(a) treatment would be violated. However, we do not expect that any of the Pubco Ordinary Shares issued in the Business Combination will be subject to an arrangement or agreement by its owner to sell or dispose of such shares upon the issuance of those shares in the Business Combination.

If the Business Combination qualifies as a transaction governed by Section 351(a) of the Code, and subject to the discussion below regarding DT Cloud Rights and the discussion below under “—Passive Foreign Investment Company Rules”, a U.S. Holder that exchanges its DT Cloud Securities in the Business Combination for Pubco Ordinary Shares generally should not recognize any gain or loss on such exchange. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received in the Business Combination by a U.S. Holder should be equal to the adjusted tax basis of the DT Cloud Securities surrendered in the Business Combination in exchange therefor. A U.S. Holder’s holding period for the Pubco Ordinary Shares received in the exchange should include the holding period for the DT Cloud Securities surrendered in the exchange.

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If the Business Combination fails to qualify for the Intended Tax Treatment, the Business Combination will be a fully taxable transaction for U.S. federal tax purposes. In that case, a U.S. Holder that exchanges its DT Cloud Securities for Pubco Ordinary Shares under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the Pubco Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the DT Cloud Securities exchanged. A U.S. Holder’s aggregate tax basis in the Pubco Ordinary Shares received will be their fair market value on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the Pubco Ordinary Shares received pursuant to the Business Combination will begin on the day after the date the U.S. Holder receives such Pubco Ordinary Shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the DT Cloud Securities exceeds one year at the time of the Business Combination. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. It is unclear, however, whether the redemption rights with respect to the DT Cloud Ordinary Shares have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Additionally, if U.S. Holders of DT Cloud Rights were to be treated for U.S. federal income tax purposes as receiving Pubco Ordinary Shares in discharge of DT Cloud’s obligations under the DT Cloud Rights (instead of as receiving such Pubco Ordinary Shares in exchange for transferring the DT Cloud Rights to Pubco), the Business Combination would generally be a fully taxable transaction for U.S. federal tax purposes with respect to the DT Cloud Rights. Due to the absence of authority on the U.S. federal income tax treatment of the DT Cloud Rights, there can be no assurance on the characterization of the DT Cloud Rights that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders of DT Cloud Rights are urged to consult with their tax advisors regarding the treatment of their DT Cloud Rights in connection with the Business Combination.

The completion of the Business Combination is not conditioned on the Business Combination qualifying for the Intended Tax Treatment, nor upon the receipt of an opinion of counsel or a ruling from the IRS to that effect. No party to the Business Combination Agreement has requested an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, even if the parties to the Business Combination Agreement conclude that the Business Combination qualifies for the Intended Tax Treatment, no assurance can be given that the IRS will not challenge that conclusion or that a court would not sustain such a challenge.

No party to the Business Combination Agreement, nor any of their respective advisors or affiliates, makes any representations or provides any assurances regarding the tax consequences of the Business Combination, including whether the Business Combination qualifies for the Intended Tax Treatment. Each U.S. Holder is urged to consult its tax advisors with respect to the qualification of the Business Combination for the Intended Tax Treatment and the tax consequences to them if the Business Combination does not so qualify. The remainder of this discussion assumes that the Business Combination qualifies for the Intended Tax Treatment.

Application of the Passive Foreign Investment Company Rules to the Business Combination

Based upon the composition of its income and assets, as discussed below, DT Cloud believes that it would likely be considered a passive foreign investment company (“PFIC”) for its current taxable year that ends as a result of the Business Combination.

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code if promulgated will have a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations may require gain recognition (but not loss recognition) to U.S. Holders of DT Cloud Ordinary Shares in connection with the Business Combination if:

(1)	DT Cloud were classified as a PFIC at any time during such U.S. Holder’s holding period for such DT Cloud Ordinary Shares; and
(2)	the U.S. Holder had not timely made, effective from the first taxable year of its holding period of DT Cloud Ordinary Shares during which DT Cloud qualified as a PFIC: (a) a valid election to treat DT Cloud as a “qualified electing fund” under Section 1295 of the Code (a “QEF election”), or (b) a valid “mark-to-market election” under Section 1296 of the Code, with respect to such DT Cloud Ordinary Shares.

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The tax on any such recognized gain would be imposed based on the “excess distribution” rules, discussed below under “—Passive Foreign Investment Company Rules.” However, if Pubco is a PFIC, then the same proposed regulations under Section 1291(f) of the Code would not require U.S. holders of DT Cloud Ordinary Shares who exchange their DT Cloud Ordinary Shares for Pubco Ordinary Shares to recognize any gain.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, U.S. Holders of DT Cloud Ordinary Shares that have not made a timely QEF election or a mark-to-market election, pursuant to the proposed Treasury Regulations, may be subject to taxation under the PFIC rules on the Business Combination to the extent their DT Cloud Ordinary Shares have a fair market value in excess of their tax basis therein.

THE RULES DEALING WITH PFICS IN THE CONTEXT OF THE BUSINESS COMBINATION ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES TO THEM OF THE PFIC RULES, AND WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Tax Consequences of Redemption of DT Cloud Ordinary Shares

The following discussion is subject to the discussion below under “—Passive Foreign Investment Company Rules.”

In the event that a U.S. Holder’s DT Cloud Ordinary Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Extraordinary General Meeting of DT Cloud Shareholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as a sale of the DT Cloud Ordinary Shares under Section 302 of the Code (in which case such redemption would be treated in the same manner as a sale of a Pubco Ordinary Share as described below under the heading “ — Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Ordinary Shares”) or rather as a distribution, in which case such redemption would be treated in the same manner as a distribution with respect to a Pubco Ordinary Share as described in “ — Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares — Taxation of Distributions” (except that the preferential rate for qualified dividend income may not apply).

Generally, whether a redemption qualifies for sale treatment will depend largely on the total number of DT Cloud Ordinary Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all DT Cloud Ordinary Shares outstanding both before and after such redemption (and treating Pubco Ordinary Shares as DT Cloud Ordinary Shares for this purpose). The redemption of DT Cloud Ordinary Shares generally will be treated as a sale of the DT Cloud Ordinary Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the tests are satisfied, a U.S. Holder generally takes into account not only DT Cloud Ordinary Shares actually owned by the U.S. Holder, but also any DT Cloud Ordinary Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, such as the DT Cloud Rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares (including the DT Cloud Ordinary Shares and the Pubco Ordinary Shares received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the redemption of DT Cloud Ordinary Shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all DT Cloud Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all DT Cloud Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the DT Cloud Ordinary Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in DT Cloud. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

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If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and taxed in the manner described below under “ —Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares — Taxation of Distributions” (except that the preferential rate for qualified dividend income will not apply). After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed DT Cloud Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in other shares constructively owned by such U.S. Holder.

Any income or gain recognized with respect to the redemption of DT Cloud Ordinary Shares will be subject to the PFIC rules described below.

U.S. HOLDERS OF DT CLOUD ORDINARY SHARES CONTEMPLATING THE EXERCISE OF THEIR REDEMPTION RIGHTS SHOULD CONSULT THEIR TAX ADVISERS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES THEREOF.

Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares

Taxation of Distributions

Subject to the Passive Foreign Investment Company rules discussed below, the gross amount of distributions made by us to you with respect to the Pubco Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Pubco Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Pubco Ordinary Shares are readily tradable on an established securities market in the United States. Under IRS authority, the Pubco Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to the Pubco Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the Pubco Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Pubco Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Pubco Ordinary Shares

The following discussion is subject to the discussion below under “—Passive Foreign Investment Company Rules.”

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of Pubco Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Pubco Ordinary Shares, each determined in U.S. dollars. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Pubco Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders of DT Cloud Ordinary Securities and Pubco Ordinary Shares could be (and generally will be, in the case of U.S. Holders of DT Cloud Ordinary Shares) materially different from that described above due to the application of the PFIC rules.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC, (2) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years (the “start-up exception”). The applicability of the start-up exception to DT Cloud is uncertain. After the Business Combination, one of the PFIC tests may still be met depending on the timing of the acquisition and the amount of DT Cloud’s passive income and assets as well as the passive income and assets of Maius. If Pubco is a PFIC, then DT Cloud would not qualify for the start-up exception and will be a PFIC for the current taxable year. Because DT Cloud is a blank-check company with no current active business, based on the composition of DT Cloud’s income and assets, DT Cloud believes that it was likely a PFIC for its taxable year ended December 31, 2024.

Depending on the closing date of the Business Combination and the composition of Pubco’s income and assets and the estimated value of Pubco’s assets, including goodwill, Pubco may be a PFIC for its taxable year ending September 30, 2025. Pubco’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of Pubco’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Pubco Ordinary Shares from time to time, which could be volatile) and, for the taxable year in which the Business Combination occurs, the income and assets, and the value of the assets, of its predecessor DT Cloud. In addition, the risk of Pubco being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent Pubco’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including Pubco’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of Pubco’s income, such as income from game publishing for purposes of the PFIC rules and, although Pubco currently treats these items of income as active, such treatment is uncertain. Moreover, certain of Pubco’s business activities generate passive income and, although the amount of such income is currently small, Pubco’s risk of being a PFIC will increase if the proportion of Pubco’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that Pubco will not be a PFIC for its current or any future taxable year.

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In addition, any income or gain recognized by a U.S. Holder electing to have its DT Cloud Ordinary Shares redeemed, as described above under the heading “ — Tax Consequences of Ownership and Disposition of Pubco Ordinary Shares — Consequences of a Redemption of DT Cloud Ordinary Shares,” would generally be subject to a special tax and interest charge if such U.S. Holder did not make a qualified electing fund (“QEF”) election for DT Cloud’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, a QEF election along with an applicable purging election, or a mark-to-market election (collectively, the “PFIC Elections”).

If Pubco is a PFIC for any taxable year during which a U.S. Holder owns Pubco Ordinary Shares and any entity in which it owns equity interests is also a PFIC (a “Lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders will not receive any proceeds of those distributions or dispositions.

If Pubco (or DT Cloud, with respect to U.S. Holders who hold DT Cloud Securities prior to the Mergers) is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Pubco Ordinary Shares, gain recognized by the U.S. Holder on a sale or other disposition (including certain pledges) of its Pubco Ordinary Shares will be allocated ratably over the U.S. Holder’s holding period for such Pubco Ordinary Shares. The amounts allocated to the taxable year of the sale or disposition and to any year before Pubco became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its Pubco Ordinary Shares exceed 125% of the average of the annual distributions on the Pubco Ordinary Shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the excess distributions will be subject to taxation in the same manner.

In general, a U.S. Holder of DT Cloud Ordinary Shares may avoid the adverse PFIC tax consequences described above in respect of the Pubco Ordinary Shares if it has made and maintains a timely and valid QEF election to include in income its pro rata share of DT Cloud’s (and its successor Pubco’s) net capital gains (as long-term capital gains) and other earnings and profits (as ordinary income), on a current basis, in each case, whether or not distributed, in the taxable year of the U.S. Holder in which or with which DT Cloud’s (or its successor Pubco’s) taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from DT Cloud or Pubco, as the case may be. In the event that Pubco determines that it is a PFIC, Pubco will use commercially reasonable efforts to make available to U.S. Holders sufficient information to make a timely QEF election with respect to Pubco.

It is unclear whether a U.S. Holder of DT Cloud Rights is entitled to make a QEF election with respect to the DT Cloud Rights. Under proposed Treasury regulations, for purposes of the PFIC rules, the holding period of DT Cloud Ordinary Shares received with respect to DT Cloud Rights (and the holding period of Pubco Ordinary Shares received with respect thereto) could include the holding period for the DT Cloud Rights. Therefore, assuming a QEF election is not available with respect to the DT Cloud Rights, a U.S. Holder of DT Cloud Rights may be subject to the general PFIC rules described in the preceding paragraph with respect to the shares underlying the DT Cloud Rights, even if the U.S. Holder made a QEF election with respect to its other DT Cloud Ordinary Shares, unless a purging election is made. U.S. Holders of DT Cloud Rights should consult their tax advisers regarding whether and how the PFIC rules apply to their DT Cloud Rights or the underlying DT Cloud Ordinary Shares.

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Alternatively, if a U.S. Holder owns shares in a company that is a PFIC and the shares are “regularly traded” on a “qualified exchange,” such U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The DT Cloud Ordinary Shares and Pubco Ordinary Shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the DT Cloud Ordinary Shares or Pubco Ordinary Shares, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the DT Cloud Ordinary Shares are listed and the Pubco Ordinary Shares are expected to be listed, is a qualified exchange for this purpose. If a U.S. Holder makes (or has made) the mark-to-market election for the first taxable year of DT Cloud or Pubco in which it is or was treated as a PFIC with respect to such U.S. Holder, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the DT Cloud Ordinary Shares or Pubco Ordinary Shares (as applicable) at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the DT Cloud Ordinary Shares or Pubco Ordinary Shares (as applicable) over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election. If a U.S. Holder makes the mark-to-market election, the U.S. Holder’s tax basis in the DT Cloud Ordinary Shares or Pubco Ordinary Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of DT Cloud Ordinary Shares or Pubco Ordinary Shares in a year in which Pubco is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on DT Cloud Ordinary Shares or Pubco Ordinary Shares will be treated as discussed under “ —Taxation of Distributions” above. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. U.S. Holders should note that there is no provision in the Code, Treasury regulations or other official IRS guidance that would give them the right to make a mark-to-market election with respect to any Lower-tier PFIC, the shares of which are not regularly traded, and, therefore, the general rules applicable to ownership of a PFIC described above could continue to apply to a U.S. Holder with respect to any Lower-tier PFIC of Pubco, even if the U.S. Holder made a mark-to-market election with respect to the DT Cloud Ordinary Shares or Pubco Ordinary Shares.

If Pubco is (or is treated with respect to a particular U.S. Holder as) a PFIC for any taxable year during which a U.S. Holder owns any Pubco Ordinary Shares, subject to certain limited exceptions set forth in applicable Treasury regulations, the U.S. Holder will be required to file IRS Form 8621 with the IRS with respect to Pubco and any Lower-tier PFIC. U.S. Holders should consult their tax advisers regarding the effect of whether Pubco is a PFIC for any taxable year and the potential application of the PFIC rules to their ownership of Pubco Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of Pubco Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Pubco Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of DT Cloud Ordinary Shares. Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Pubco Ordinary Shares, subject to certain exceptions (including an exception for Pubco Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Pubco Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Pubco Ordinary Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership, and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares under the laws of their country of citizenship, residence or domicile.

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The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Pubco Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Pubco Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Pubco Ordinary Shares, nor will gains derived from the disposal of the Pubco Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Pubco Securities or on an instrument of transfer in respect of a Pubco Security.

Pubco has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain/obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Act

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, Pubco plans to apply an undertaking from the Governor in Cabinet:

(a)	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to DT Cloud or its operations; and
(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of DT Cloud; or
(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

These concessions shall be for a period of TWENTY years from the date of such undertaking.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains, or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Pubco levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

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DESCRIPTION OF PUBCO’S SHARE CAPITAL

The following description of the material terms of the share capital of Pubco following the closing of the Business Combination includes a summary of specified provisions of the Proposed Pubco Organizational Documents that will be in effect upon closing of the Business Combination. This description is qualified by reference to the Proposed Pubco Organizational Documents as will be in effect upon consummation of the Business Combination, substantially in the form attached to this proxy statement/prospectus as Annex B and incorporated in this proxy statement/prospectus by reference. In this section, the terms “Pubco,” “we,” “our” or “us” refer to Pubco following the completion of the Business Combination, and all capitalized terms used in this section are as defined in the Proposed Pubco Organizational Documents, unless elsewhere defined herein.

Pubco is a Cayman Islands exempted company and its affairs are governed by the Proposed Pubco Organizational Documents, the Cayman Companies Act, and the common law of the Cayman Islands.

As of the date of this proxy statement/prospectus, the authorized share capital of Pubco is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, with 1 ordinary share issued and outstanding.

Following the completion of the Business Combination, the authorized share capital of the Pubco will be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each.

Following the completion of the Business Combination, Pubco will have [●] Pubco Ordinary Shares issued and outstanding (assuming there are no DT Cloud Redeeming Shares and no DT Cloud Dissenting Shares), or [●] Pubco Ordinary Shares issued and outstanding (assuming maximum redemption by DT Cloud Public Shareholders and there are no DT Cloud Dissenting Shares). All of the Pubco Ordinary Shares issued and outstanding, and all of the Pubco Ordinary Shares to be issued pursuant to the Business Combination have been or will be issued as fully paid.

The following includes a summary of the material provisions of the Proposed Pubco Organizational Documents of Pubco after the completion of the Business Combination and the Cayman Companies Act in so far as they relate to the material terms of Pubco Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Proposed Pubco Organizational Documents attached as Annex B to this proxy statement/prospectus.

Pubco Ordinary Shares

General

All of the issued Pubco Ordinary Shares are fully paid and non-assessable. Certificates representing the Pubco Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Pubco Ordinary Shares.

Dividends

The holders of our Pubco Ordinary Shares are entitled to such dividends as may be declared by our board of directors from time to time. The Proposed Pubco Organizational Documents provide that dividends may be declared and paid out of the funds of Pubco lawfully available for dividend in accordance with Cayman Islands law.

Voting Rights

Holders of Pubco Ordinary Shares have the right to receive notice of, attend at and vote at general meetings of Pubco. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. Subject to any rights and restrictions for the time being attached to any Pubco Ordinary Shares, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Pubco Ordinary Share of which he or the person represented by proxy is the holder.

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An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, or be approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders; while a special resolution requires the affirmative vote of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. A special resolution will be required for important matters such as a change of name or making changes to the Proposed Pubco Organizational Documents.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors may, in their absolute discretion and without the approval of the shareholders, cause us to (1) issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; (2) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and (3) grant options with respect to shares and issue warrants or similar instruments with respect thereto.

Transfer of Ordinary Shares

Subject to the restrictions contained in the Proposed Pubco Organizational Documents, any of our shareholders may transfer all or any of his or her Pubco Ordinary Shares by an instrument of transfer in writing in the usual or common form or any other form approved by our board of directors.

Our board of directors may decline to register any transfer of any Pubco Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Pubco Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Pubco Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with any notice required of the exchange, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than thirty (30) calendar days in any calendar year.

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Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Pubco Ordinary Shares), assets available for distribution among the holders of Pubco Ordinary Shares shall be distributed among the holders of the Pubco Ordinary Shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately to the par value of the shares held by them.

Calls on Pubco Ordinary Shares and Forfeiture of Pubco Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Pubco Ordinary Shares. The Pubco Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Pubco Ordinary Shares

Subject to the provisions of the Cayman Companies Act and other applicable law, we may issue shares on terms that are to be redeemed or are liable to be redeemed, at our option or at the option of the holders, on such terms and in such manner, before the issue of such shares, by either the board of directors or by the shareholders by an ordinary resolution.

Variations of Rights of Shares

Whenever the capital of Pubco is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a two-third majority of the vote of the shares in that class. The rights conferred upon the holders of the shares or any class of shares shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be materially adversely varied by the creation, redesignation, allotment or issue of shares ranking pani passu with such shares.

General Meetings of Shareholders

Extraordinary general meetings may be convened by a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and any other extraordinary general meeting of our shareholders. A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of all votes attaching to all the issued shares present in person or by proxy and entitled to vote at that meeting.

Inspection of Books and Records

Holders of our Pubco Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under the Proposed Pubco Organizational Documents, our board of directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of Pubco or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of Pubco except as conferred by law or authorised by the directors or by an ordinary resolution. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as we in general meeting may determine;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	by subdivision of our existing shares or any of them divide the whole or any part of our share capital into shares of smaller amount than is fixed by our Proposed Pubco Organizational Documents, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by the Cayman Companies Act.

Anti-Takeover Provisions

Some provisions of the Proposed Pubco Organizational Documents may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Proposed Pubco Organizational Documents for a proper purpose and for what they believe in good faith to be in the best interests of us.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each constituent company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (1) a special resolution of the shareholders of each constituent company; and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a director’s declaration including as to the solvency of the consolidated or surviving company and of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (1) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (2) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (3) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (4) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the directors of the Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (1) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (2) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (i) consent or approval to the transfer has been obtained, released or waived; (ii) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (iii) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (3) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Cayman Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (1) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (2) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (3) a shareholder who elects to dissent must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their decision to dissent including, among other details, a demand for payment of the fair value of their shares; (4) within seven days following the date of the expiration of the period set out in (3) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (5) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under (3) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Cayman Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

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Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the company is not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to the required majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is approved and sanctioned, or if a tender offer is made and accepted in accordance with the following statutory procedures, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

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Special Considerations for Exempted Companies

Pubco is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Cayman Companies Act;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no nominal or par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Proposed Pubco Organizational Documents on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Pubco’s shares. In addition, there are no provisions in the Proposed Pubco Organizational Documents governing the ownership threshold above which shareholder ownership must be disclosed.

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against Pubco (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against Pubco, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (1) the Financial Reporting Authority of the Cayman Islands (the “FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct, money laundering or proliferation financing or (2) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. Pubco reserves the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

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Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by Pubco or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in Pubco, (1) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (2) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by Pubco in its sole discretion, then (i) Pubco or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of Pubco (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) Pubco and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the FRA, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) Pubco and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection — Cayman Islands

Pubco has certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts Pubco’s shareholders on notice that through your investment in Pubco you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” or “we” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as our “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this privacy notice, “you” or “your” shall mean the shareholder and shall also include any individual connected to the shareholder.

Investor Data

By virtue of your investment in Pubco, we and certain of our service providers may collect, use, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about, you (including from public sources). This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlets, websites and other media sources and international sanctions lists. Such personal data may include, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by Pubco for longer than necessary with regard to the purposes of the data processing.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in Pubco, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Pubco May Use a Shareholder’s Personal Data

Pubco, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of Pubco’s rights and obligations under any purchase agreements;

●	where this is necessary for compliance with a legal and regulatory obligation to which Pubco is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of Pubco’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should Pubco wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), Pubco will contact you.

Why Pubco May Transfer Your Personal Data

In certain circumstances Pubco may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

Pubco anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on Pubco’s behalf. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

The Data Protection Measures Pubco Takes

Any transfer of personal data by us or Pubco’s duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

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Pubco and Pubco’s duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

Pubco shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates. ‘Data subject’ means any living individual who can be identified, directly or indirectly, by the personal data.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights under the DPA, including the right to:

●	be informed about the purposes for which your personal data are processed;

●	access your personal data;

●	stop direct marketing;

●	restrict the processing of your personal data;

●	have incomplete or inaccurate personal data corrected;

●	ask us to stop processing your personal data;

●	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

●	complain to the Cayman Islands’ Ombudsman; and

●	require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

COMPARISON OF SHAREHOLDER RIGHTS

General

DT Cloud is incorporated as a Cayman Islands exempted company and the rights of DT Cloud shareholders are governed by the laws of the Cayman Islands, including the Cayman Companies Act, and by the DT Cloud Articles. Maius is incorporated as a Cayman Islands exempted company and the rights of Maius shareholders are governed by the laws of the Cayman Islands, including the Cayman Companies Act, and by the amended and restated memorandum and articles of association of Maius (the “Maius Articles”). Pubco is incorporated as a Cayman Islands exempted company and the rights of Pubco shareholders will be governed by the laws of the Cayman Islands, including the Cayman Companies Act, and by the Proposed Pubco Organizational Documents. Following the Business Combination, the rights of DT Cloud shareholders and Maius shareholders who become Pubco shareholders will continue to be governed by Cayman Islands law but will no longer be governed by the DT Cloud Articles or Maius Articles and instead will be governed by the Proposed Pubco Organizational Documents.

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Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of DT Cloud shareholders under the DT Cloud Articles (left column), the rights of Maius shareholders under the Maius Articles (middle column), and the rights of Pubco shareholders under the Proposed Pubco Organizational Documents (right column) following the completion of the Business Combination. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the DT Cloud Articles, the Maius Articles and the Proposed Pubco Organizational Documents, as well as the relevant provisions of the Cayman Companies Act.

DT Cloud	Maius	Pubco

Authorized Share Capital

The authorized share capital of DT Cloud is US$50,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each.	The authorized share capital of Maius is US$50,000 divided into 50,000 ordinary shares with a par value of US$1.00 each.	The authorized share capital of Pubco is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each.

Rights of Preference Shares

Not Applicable	Subject to Maius Articles, shares and other securities of Maius may be issued by the directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine.	Subject to the Proposed Pubco Organizational Documents, the directors may cause Pubco to issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine and grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper and grant options with respect to shares and issue warrants or similar instruments with respect thereto.

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Number and Qualification of Directors

Unless otherwise determined by Ordinary Resolution (as defined in the DT Cloud Articles), the minimum number of directors shall be one and the maximum shall be ten.

Unless otherwise determined by Maius in general meeting, the number of directors shall be no more than five (5).

Maius in general meeting may fix a minimum shareholding required to be held by a director, but unless and until such a shareholding qualification is fixed a director is not required to hold Shares

Unless otherwise determined by Pubco in general meeting, the number of directors shall not be less than three (3) directors and not be more than [nine (9)], the exact number of directors to be determined from time to time by the board of directors.

Directors will not be required to hold any shares in Pubco by way of qualification.

Election/Removal of Directors

After the closing of a Business Combination, DT Cloud may by Ordinary Resolution appoint any person to be a director or may by Ordinary Resolution remove any director.

Without prejudice to DT Cloud’s power to appoint a person to be a director pursuant to the DT Cloud Articles, the directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

The directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board. Maius may by an ordinary resolution appoint any person to be a director. A director may be removed from office by an ordinary resolution (except with regard to the removal of a director who is the chairman of the board, who may be removed from office by a special resolution), notwithstanding anything in Maius Articles or in any agreement between Maius and such director.

Shareholders may by ordinary resolution appoint any person to be a director. The directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director so as to fill a casual vacancy.

A director may be removed from office by an ordinary resolution (except with regard to the removal of a director who is the chairman of the board, who may be removed from office by a special resolution), notwithstanding anything in Proposed Pubco Organizational Documents or in any agreement between Pubco and such director.

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Vacancies on the Board of Directors

A director may at any time resign office by giving to DT Cloud notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record (as defined in the DT Cloud Articles) delivered in either case in accordance with those provisions.

A director’s office shall be terminated forthwith if:

(1) he is prohibited by the law of the Islands from acting as a director; or

(2) he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(3) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(4) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(5) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months; or

(6) all of the other directors (being not less than two in number) determine that he should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with these Articles or by a resolution in writing signed by all of the other directors.

The office of director shall be vacated if the director:

(1) he gives notice in writing to Maius that he resigns the office of director; or

(2) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or

(3) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(4) he is found to be or becomes of unsound mind; or

(5) all the other directors (being not less than two in number) resolve that he should be removed as a director.

The office of director shall be vacated, if the director:

(1) becomes bankrupt or makes any arrangement or composition with his creditors;

(2) dies or is found to be or becomes of unsound mind;

(3) resigns his office by notice in writing to Pubco;

(4) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated;

(5) is prohibited by law from being a director; or

(6) is removed from office pursuant to any other provision of the Proposed Pubco Organizational Documents.

Cumulative Voting

Holders of shares in DT Cloud do not have cumulative voting rights.	Holders of shares in Maius do not have cumulative voting rights.	Holders of Pubco Ordinary Shares will not have cumulative voting rights.

Amendment to Articles of Association

DT Cloud may at any time and from time to time by special resolution (as defined by the Cayman Companies Act) to alter or amend the DT Cloud Articles, in whole or in part.	Subject to the Cayman Companies Act and the rights attaching to any class or series of shares, Maius may by a special resolution change its name or alter or amend Maius Articles in whole or in part.	Subject to the Cayman Companies Act, Pubco may at any time and from time to time by special resolution alter or amend the Proposed Pubco Organizational Documents, in whole or in part.

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Quorum

Shareholders: No business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members (as defined in the DT Cloud Articles) who together hold not less than one-third of the shares of DT Cloud entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum; provided that a quorum in connection with any meeting that is convened to vote on a Business Combination or any meeting convened with regards to an amendment described in Article 37.9 of the DT Cloud Articles shall be a majority of the shares of DT Cloud entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

Board of Directors: The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number or unless DT Cloud has only one director.

Shareholders: A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy two or more members entitled to vote on resolutions of members to be considered at the meeting except where there is only one member entitled to vote on resolutions of members to be considered at the meeting in which case the quorum shall be one member. Where a quorum comprises a single member or proxy, such person may pass a resolution of members and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of members

Board of Directors: The quorum for the transaction of the business of the directors shall be three if there are two or more directors, and shall be one if there is only one director.

Shareholders: No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting, present at the meeting, shall be a quorum for all purposes.

Board of Directors: The quorum necessary for the transaction of the business of Pubco board of directors may be fixed by the directors and unless so fixed shall be a majority of the directors then in office.

Shareholder Meetings

The DT Cloud Articles provide that to the extent required by the rules and regulations of the Designated Stock Exchange (as defined in the DT Cloud Articles), the SEC and/or any other competent regulatory authority or otherwise under Applicable Law (as defined in the DT Cloud Articles), an annual general meeting of DT Cloud shall be held no later than one year after the first financial year end occurring after the DT Cloud IPO, and shall be held in each year thereafter at such time as determined by the directors and DT Cloud may, but shall not (unless required by the Law or the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law) be obliged to, in each year hold any other general meeting.

Maius is not obliged by the Cayman Companies Act to call shareholders’ annual general meetings.

The directors may convene a general meeting at such time and in such manner and place within or outside the Cayman Islands as the directors consider necessary or desirable and the directors may cancel a general meeting with such notice, in such manner and for such reason as the directors consider necessary. Upon the written request of members entitled to exercise 20% or more of the voting rights in respect of the matter for which the meeting is requisitioned, any one or more of the directors shall forthwith proceed to convene a meeting of members.

Pubco is not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. The Proposed Pubco Organizational Documents provide that Pubco may (but are not obliged to) in each calendar year hold a general meeting as its annual general meeting in which case Pubco shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by the directors of Pubco.

The directors (acting by a resolution of the board) may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of Pubco shareholders holding in aggregate not less than one-third (1/3) of the votes that may be cast at such meeting.

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Notice of Shareholder Meetings

At least five clear days’ notice of a general meeting must be given to Members, provided that a general meeting of DT Cloud shall, whether or not the notice specified in DT Cloud Articles has been given and whether or not the provisions of DT Cloud Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (1) in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and (2) in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the shares of DT Cloud giving that right.

Proceedings at a meeting shall not be invalidated by the following: (1) an accidental failure to give notice of the meeting to any person entitled to notice; or (2) non-receipt of notice of the meeting by any person entitled to notice.

In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published: (1) in a different place on the website; or (2) for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

The director convening a meeting shall give not less than seven days’ notice of a meeting of members to: (a) those members whose names on the date the notice is given appear as members in the register of members and are entitled to vote at the meeting; and (b) each of the directors. A meeting of members held in contravention of the requirement to give notice is valid if members holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall constitute waiver in relation to all the shares which that member holds.

The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a member or another director, or the fact that a member or another director has not received notice, does not invalidate the meeting.

At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by Pubco, provided that a general meeting of Pubco shall be deemed to have been duly convened if it is so agreed:

(1) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(2) in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

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Indemnification, liability insurance of Directors and Officers

To the extent permitted by Applicable Law, DT Cloud shall indemnify each existing or former Secretary (as defined in the DT Cloud Articles), director (including alternate director), and other Officer (including an investment adviser or an administrator or liquidator) and their personal representatives against: (1) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the DT Cloud’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and (2) without limitation to paragraph (1), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer (as defined in the DT Cloud Articles) in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning DT Cloud or its affairs in any court or tribunal, whether in the Islands or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

Every director, alternate director or officer shall be indemnified out of the assets of Maius against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such director, alternate director or officer shall be liable to Maius for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.	Every director (including for the purposes of the Proposed Pubco Organizational Documents any alternate director appointed pursuant to the provisions of the Proposed Pubco Organizational Documents), secretary, assistant secretary, or other officer for the time being and from time to time of Pubco (but not including the Pubco’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Pubco’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning Pubco or its affairs in any court whether in the Cayman Islands or elsewhere

Dividends

Subject to the provisions of the Cayman Islands Companies Act, DT Cloud may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the directors.

The directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of DT Cloud and that such dividends may lawfully be paid.

Subject to the Cayman Companies Act and the Maius Articles, the directors may declare and pay out of the funds of Maius lawfully available for such purpose a distribution at a time and of an amount they think fit. No distribution shall be paid except out of the realised and unrealised profits of Maius, and/or out of the share premium account and/ or as otherwise permitted by the Cayman Companies Act.

Subject to the Cayman Companies Act, rights and restrictions attached to any class of shares and the Proposed Pubco Organizational Documents, the directors may from time to time declare dividends and other distributions on the Pubco Ordinary Shares in issue and authorize payment of the same out of lawfully and available funds of Pubco.

Subject to rights and restrictions attached to any class of shares and the Proposed Pubco Organizational Documents, Pubco shareholders may by an ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors.

The directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution.

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Winding Up

If DT Cloud is wound up, the Members may, subject to the DT Cloud Articles and any other sanction required by the Cayman Companies Act, pass a Special Resolution allowing the liquidator to do either or both of the following: (1) to divide in specie among the Members the whole or any part of the assets of the company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; (2) to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

If Maius shall be wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by the Cayman Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of Maius (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities upon which there is any liability.

If Maius shall be wound up and the assets available for distribution amongst the shareholders as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. And if in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Maius for unpaid calls or otherwise.

If Pubco shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Cayman Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of Pubco and may for that purpose value any assets and determine how the division shall be carried out as between shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

If Pubco shall be wound up, and the assets available for distribution amongst shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst shareholders in proportion to the par value of shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Pubco for unpaid calls or otherwise.

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Supermajority Voting Provisions

A special resolution, requiring not less than a two-thirds of the votes cast by shareholders of DT Cloud is required to:

(1) amend the DT Cloud Articles;

(2) change its name;

(3) change DT Cloud’s registration to a jurisdiction outside the Cayman Islands;

(4) reduce DT Cloud’s share capital in any way;

(5) merge or consolidate with one or more constituent companies (as defined by the Cayman Companies Act); and

(6) in a winding up, direct the liquidator to divide in specie among the Members the whole or any part of the assets of DT Cloud and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

A special resolution (which requires the affirmative vote of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorised representatives, at a general meeting of Maius of which notice specifying the intention to propose the resolution as a special resolution has been duly, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders) and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed, is required to:

(1) amend the Maius Articles;

(2) change Maius’ registration to a jurisdiction outside the Cayman Islands;

(3) reduce Maius’ share capital and any capital redemption reserve; and

(4) in a winding up, direct the liquidator to divide amongst the shareholders the assets of Maius, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders.

A special resolution, requiring not less than a two-thirds of the votes cast by shareholders of Pubco as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of Pubco of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or approved in writing by all of the shareholders entitled to vote at a general meeting of Pubco in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed, is required to:

(1) amend the Proposed Pubco Organizational Documents;

(2) change Pubco’s registration to a jurisdiction outside the Cayman Islands;

(3) reduce Pubco’s share capital and any capital redemption reserve; and

(4) in a winding up, direct the liquidator to divide amongst the shareholders the assets of Pubco, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders.

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ENFORCEABILITY OF CIVIL LIABILITIES

Pubco is a Cayman Islands exempted company with limited liability with no material operations of its own. Following the Business Combination, Pubco will conduct its operations in mainland China through Maius and its Affiliated Entities in China. Following the Closing, a majority of Pubco’s assets, its management team and directors will be based in China. Service of process upon Pubco, its officers and these directors may be difficult to obtain within the United States and any judgment obtained in the U.S. against Pubco and these individuals may not be collectible within the U.S. See “Risk Factors—Risks Related to Pubco’s Securities—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Pubco is incorporated under the law of the Cayman Islands, will conduct substantially all of its operations in China, and a majority of its directors and executive officers will reside outside of the United States.”

Pubco has irrevocably appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against Pubco (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against Pubco, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

PRC

Beijing Yingke Law Firm Shenzhen Office, Maius’ counsel as to PRC law, has advised it that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against it or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against it or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

291

Beijing Yingke Law Firm Shenzhen Office has further advised that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against it or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against Pubco in the PRC for disputes relating to contracts or other property interests if they can establish sufficient connection to the PRC for a PRC court to have jurisdiction and meet other procedural requirements. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. In addition, it will be difficult for U.S. shareholders to originate actions against Pubco in China in accordance with PRC laws because Pubco is incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Pubco Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

If the Business Combination is consummated and you become a holder of the Pubco Ordinary Shares of Pubco, you shall be entitled to attend and participate in Pubco’s annual meetings of shareholders. If Pubco holds an annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the annual meeting shall be held. As a foreign private issuer, Pubco shall not be subject to the SEC’s proxy rules.

APPRAISAL RIGHTS UNDER THE CAYMAN COMPANIES ACT

Holders of record of DT Cloud Ordinary Shares may have appraisal rights in connection with the Business Combination under the Cayman Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights.”

Holders of record of DT Cloud Ordinary Shares wishing to exercise such statutory dissenter rights and make a demand for payment of the fair value for his, her or its DT Cloud Ordinary Shares must give written objection to the SPAC Merger to DT Cloud prior to the shareholder vote to approve the SPAC Merger and follow the procedures set out in Section 238 of the Cayman Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of DT Cloud’s Public Shareholders to demand that their Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the Trust Account in accordance with the DT Cloud Articles. It is possible that if a DT Cloud shareholder exercises appraisal rights, the fair value of the DT Cloud Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than such holder would obtain if he, she, or it exercised his, her or its redemption rights as described herein. DT Cloud believes that such fair value would equal the amount that DT Cloud shareholders would obtain if they exercise their redemption rights as described herein.

DT Cloud shareholders need not vote against any of the proposals at the extraordinary general meeting in order to exercise appraisal rights under the Cayman Companies Act. A DT Cloud shareholder which elects to exercise appraisal rights must do so in respect of all of the DT Cloud Ordinary Shares that person holds and will lose their right to exercise their redemption rights as described herein.

292

At the SPAC Merger Effective Time, the Dissenting DT Cloud Shares will automatically be canceled by virtue of the SPAC Merger, and each Dissenting DT Cloud Shareholder will thereafter cease to have any rights with respect to such shares, except the right to be paid the fair value of such shares and such other rights as are granted by the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act (including in the circumstances described in the immediately following paragraph) or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting DT Cloud Shares under Section 238 of the Cayman Companies Act will cease, the shares will no longer be considered Dissenting DT Cloud Shares and such holder’s former DT Cloud Ordinary Shares will thereupon be deemed to have been converted as of the SPAC Merger Effective Time into the right to receive the merger consideration comprising one Pubco Ordinary Share for each DT Cloud Ordinary Share, without any interest thereon. As a result, such DT Cloud shareholder would not receive any cash for their DT Cloud Ordinary Shares and would become a shareholder of Pubco.

In the event that any DT Cloud shareholder delivers notice of their intention to exercise Dissent Rights, DT Cloud, Maius, Pubco and Merger Sub 1 may, in their sole discretion, elect to delay the consummation of the SPAC Merger in order to invoke the limitation on dissenter rights under Section 239 of the Cayman Companies Act. Section 239 of the Cayman Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. In circumstances where the limitation under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights would be available to DT Cloud shareholders, including those DT Cloud shareholders who previously delivered a written objection to the SPAC Merger prior to the extraordinary general meeting and followed the procedures set out in Section 238 of the Cayman Companies Act in full up to such date, and such holder’s former DT Cloud Ordinary Shares will thereupon be deemed to have been converted as of the SPAC Merger Effective Time into the right to receive the merger consideration comprising one Pubco Ordinary Share for each DT Cloud Ordinary Share, without any interest thereon.

Accordingly, DT Cloud shareholders are not expected to ultimately have any appraisal or dissent rights in respect of their DT Cloud Ordinary Shares and the certainty provided by the redemption process may be preferable for DT Cloud’s Public Shareholders wishing to exchange their Public Shares for cash.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with DT Cloud’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of DT Cloud at DT Cloud Acquisition Corporation, 30 Orange Street, London, United Kingdom, WC2H 7HF, or by telephone at +44 7918725316. Following the Business Combination, such communications should be sent in care of Pubco by calling +86-021-58370356 or writing to the principal executive offices of Pubco at Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the Pubco Ordinary Shares offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for Target and Pubco by Harney Westwood & Riegels. Certain legal matters relating to U.S. law will be passed upon for Target and Pubco by Loeb & Loeb LLP. Certain legal matters relating to PRC law will be passed upon for Target and Pubco by Beijing Yingke Law Firm Shenzhen Office. Certain legal matters relating to U.S. law will be passed upon for DT Cloud by Han Kun Law Offices LLP. Certain Cayman Islands legal matters will be passed upon for DT Cloud by Ogier. Han Kun Law Offices LLP may rely upon Ogier with respect to matters governed by Cayman Islands law.

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EXPERTS

The financial statements of Maius as of September 30, 2024 and 2023 included in this proxy statement/prospectus have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Wei, Wei & Co., LLP is at 13310 39th Ave, Flushing, NY 11354.

The financial statements of DT Cloud Acquisition Corp. as of December 31, 2024 and 2023 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, DT Cloud and service providers it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of DT Cloud’s proxy statement. Upon written or oral request, DT Cloud will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of such document may likewise request that DT Cloud delivers single copies of such document in the future. Shareholders may notify DT Cloud of their requests by writing or calling DT Cloud at its principal executive offices at DT Cloud Acquisition Corporation, 30 Orange Street, London, United Kingdom, WC2H 7HF, or +44 7918725316. Following the Business Combination, such requests should be made by writing or calling +86-021-58370356 or writing to the principal executive offices of Pubco at Room 913, Building 1, No. 515 Huanke Road, Pudong New District, Shanghai, China.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Pubco Ordinary Shares will be Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

Pubco filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

DT Cloud files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act. You may access information on DT Cloud at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

DT Cloud Acquisition Corporation
30 Orange Street, London, United Kingdom, WC2H 7HF

To obtain timely delivery of the documents, you must request them no later than [five] business days before the date of the extraordinary general meeting, or no later than.

All information contained in this proxy statement/prospectus relating to Maius has been supplied by Maius, and all such information relating to DT Cloud has been supplied by DT Cloud. Information provided by one another does not constitute any representation, estimate or projection of the other.

294

MAIUS PHARMACEUTICAL CO., LTD.

Unaudited Financial Statements:
Unaudited Condensed Balance Sheets as of March 31, 2025 and September 30, 2024	F-21
Unaudited Condensed Statements of Operations for the six months ended March 31, 2025 and 2024	F-22
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the Six Months ended March 31, 2025 and 2024	F-23
Unaudited Condensed Statements of Cash Flows for the Six Months ended March 31, 2025 and 2024	F-24
Notes to Unaudited Condensed Financial Statements	F-25

MAIUS PHARMACEUTICAL GROUP CO., LTD.

Interim Consolidated Balance Sheets	F-43
Interim Consolidated Statements of Operations and Comprehensive Loss	F-44
Interim Consolidated Statements of Changes in Shareholders’ Deficit	F-45
Interim Consolidated Statements of Cash Flows	F-46
Notes to the Interim Consolidated Financial Statements	F-47

DT CLOUD ACQUISITION CORPORATION

DT CLOUD ACQUISITION CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Maius Pharmaceutical Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Maius Pharmaceutical Co., Ltd. and its subsidiaries (the “Company”) as of September 30, 2024, and 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2024 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024, and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024 and in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditor since 2022.

Flushing, New York

February 28, 2025

F-2

MAIUS PHARMACEUTICAL CO., LTD.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2024 AND 2023

	2024	2023
ASSETS
Current assets:
Cash and equivalents	$74,514	$179,237
Short-term investment	62,076	148,310
Amounts due from related parties	154,235	146,245
Prepayments and other assets	155,282	101,649
Total current assets	446,107	575,441
Non-current assets:
Right-of-use assets, net	75,687	27,023
Property, plant and equipment	746	2,829
Intangible asset, net	859	969
Other noncurrent assets	865	844
Deferred IPO costs	335,509	225,032
Total non-current assets	413,666	256,697
Total Assets	$859,773	$832,138

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$41,592	$40,593
Salary and welfare payable	26,599	26,779
Other payables	1	-
Amounts due to related parties	3,248,195	2,612,046
Lease liabilities, current	40,106	22,087
Total current liabilities	3,356,493	2,701,505
Lease liabilities, noncurrent	26,277	-
Total liabilities	3,382,770	2,701,505
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares (US$1 par value; 50,000 shares; authorized 13,727 shares issued and outstanding)	13,727	13,727
Additional paid-in capital	11,074,192	11,074,192
Subscription receivables	(2,939,179)	(2,969,955)
Accumulated other comprehensive loss	(220,253)	(165,023)
Accumulated deficit	(10,451,484)	(9,822,308)
Total shareholders’ deficit	(2,522,997)	(1,869,367)
Total liabilities and shareholders’ deficit	$859,773	$832,138

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MAIUS PHARMACEUTICAL CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023
Operating expenses:
General and administrative	$(393,568)	$(825,266)
Share-based compensation	-	(1,938,359)
Research and development	(235,538)	(1,640,753)
Total operating expenses	(629,106)	(4,404,378)

Loss from operations	(629,106)	(4,404,378)

Other income (loss):
Other income (loss):	(3,091)	52,040
Investment income	2,831	7,308
Non-operating income	190	262
	(70)	59,610

Loss before tax expenses	(629,176)	(4,344,768)
Income tax expense
Net Loss	(629,176)	(4,344,768)

Other Comprehensive Loss
Foreign currency translation adjustment	(55,230)	23,243
Total Comprehensive Loss	$(684,406)	$(4,321,525)

Net loss per share attributable to ordinary shareholders basic and diluted	$(45.83)	$(337.62)
Weighted average number of ordinary shares used in computing net loss per share basic and diluted	13,727	12,869

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MAIUS PHARMACEUTICAL CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY(DEFICIT)
YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	Ordinary Share		Additional		Accumulated other
	No. of Shares	Amount	paid-in capital	Subscription receivables	comprehensive (loss)	Accumulated Deficit	Total

Balance as of October 1, 2022	11,667	$11,667	$6,099,664	$(10,000)	$(188,266)	$(5,477,540)	$435,525
Foreign currency translation adjustment	-	-	-	-	23,243	-	23,243
Capital contribution			1,111	9,960			11,071
Shares issued	1,236	1,236	3,013,967	(2,969,091)	-	-	46,112
Share-based compensation	824	824	1,959,450	(824)			1,959,450
Net Loss	-	-			-	(4,344,768)	(4,344,768)
Balance as of September 30, 2023	13,727	13,727	11,074,192	(2,969,955)	(165,023)	(9,822,308)	(1,869,367)
Foreign currency translation adjustment	-	-	-		(55,230)	-	(55,230)
Shares issued	-	-	-	30,776	-	-	30,776
Net Loss	-	-	-		-	(629,176)	(629,176)
Balance as of September 30, 2024	13,727	$13,727	$11,074,192	$(2,939,179)	$(220,253)	$(10,451,484)	$(2,522,997)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MAIUS PHARMACEUTICAL CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023
Cash Flows from Operating Activities:
Net loss	$(629,176)	$(4,344,768)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	2,251	2,437
Amortization of right-of-use asset	39,672	42,848
Investment income	(2,831)	(7,308)
Share-based compensation	-	1,938,359
Changes in operating assets and liabilities:
Prepayments and other assets	(52,761)	(34,972)
Right-of-use assets, net	(88,104)	(44,829)
Accounts payable	651	1
Salary and welfare payable	(410)	1,862
Tax payable	-	(616)
Amount due to related parties	613,730	1,019,742
Other payables	1	-
Right of use liabilities	44,106	17
Net Cash Used in Operating Activities	(72,871)	(1,427,227)

Cash Flows from Investing Activities:
Proceeds from disposal of short-term investments	301,051	639,850
Purchase of short term investments	(210,713)	-
Purchase of property, plant and equipment	(13)	-
Net Cash Provided by Investing Activities	90,325	639,850

Cash Flows from Financing Activities:
Shares issued	30,776	57,183
Payments for deferred offering costs	(108,546)	(229,732)
Net Cash (Used in) Financing Activities	(77,770)	(172,549)
Effect of Exchange Rate Changes on Cash and Equivalents	(44,407)	8,158

Net Decrease in Cash and Equivalents	(104,723)	(951,768)
Cash, Equivalents – Beginning of Year	179,237	1,131,005
Cash, Equivalents – End of Year	$74,514	$179,237

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	-	-
Supplemental Disclosure of Non-Cash Flow Information:
Right-of-use assets and lease liabilities	$88,104	$44,829

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(1) Organization and Business Background

On July 25, 2018, MAIUS PHARMACEUTICAL CO., LTD. (the “Company” or the “Group”) was incorporated in the Cayman Islands, as an investment holding company. The Company is primarily engaged in research and development (“R&D”) of drugs. The Company is headquartered and has significant operations in the People’s Republic of China (“PRC”).

As of September 30, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of Incorporation or Establishment	Place of Incorporation or Establishment	Percentage of Ownership	Principal Activity
Subsidiary:
Maius Pharmaceutical Limited	August 13, 2018	British Virgin Islands	100%	Investment holding
Maius Pharmaceutical (Hong Kong) Co., Ltd.	August 29, 2018	Hong Kong	100%	Investment holding
ShangHai Maius Pharmaceutical Co., Ltd.	July 14, 2015	PRC	100%	Provide R&D of drugs
Maius Pharma Technology Limited	March 26, 2024	British Virgin Islands	100%	Investment holding
Maius Pharma Technology (HK) Co., Limited	April 12, 2024	Hong Kong	100%	Investment holding
Maius Pharmaceutical (MACAO) Co., Limited	June 14, 2024	Macao	100%	Investment holding

Group reorganization

Our founder, Mr. Xingwei Xue, started our business in July 2015 through the establishment of ShangHai Maius Pharmaceutical Co., Ltd. In 2018, we underwent a corporate reorganization in anticipation of our initial public offering (“IPO”), including incorporation of our company as the listing vehicle. In August 2018, we established Maius Pharmaceutical Limited and Maius Pharmaceutical (Hong Kong) Co., Ltd. as wholly-owned subsidiaries of Maius Pharmaceutical (Hong Kong) Co., Ltd. On August 27, 2019, Maius Pharmaceutical (Hong Kong) Co., Ltd acquired all the shares of ShangHai Maius Pharmaceutical Co., Ltd. from Mr. Xingwei Xue and 20 other shareholders.

As the Group was under control of the same shareholders and their equity interests were held by the same shareholders immediately prior to the group reorganization, the consolidated financial statements (“CFS”) are prepared as if the current group structure had been in existence since the respective dates of incorporation/establishment of the relevant entity.

The Company eliminates all significant intercompany balances and transactions in its CFS.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company is detailed in Notes 11 and 13.

Going Concern and Liquidity

The Company incurred losses and had negative cash flows from operations since inception and has an accumulated deficit of $10,451,484 as of September 30, 2024. The Company anticipates incurring additional losses until such time, if ever, it can generate significant sales of its product candidates currently in development. Additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. No assurance can be given that any such financing will be available when needed or that the Company’s R&D efforts will be successful.

F-7

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(1) Organization and Business Background (cont.)

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements—Going Concern, which requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date that the financial statements are available to be issued). As of September 30, 2024, the Company had cash and equivalents of $74,514, which is not expected to enable the Company to fund its operating expenses and capital expenditures until the end of fiscal 2025, when the Company will need additional funding. If the Company is unable to obtain additional financing, the lack of liquidity could have a material adverse effect on the Company’s future prospects. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date these CFS are issued.

The accompanying CFS were prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The CFS do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Management is currently evaluating different strategies to obtain the required funding of future operations. These strategies may include, but are not limited to, additional funding from current investors, funding from new investors including strategic corporate investors, and an IPO of the Company’s common stock. There can be no assurance these future funding efforts will be successful. The Company issued 892 shares in December 2024 for $2,087,102. This enabled it to remain in business for at least one year from the last balance sheet date. See Note 14.

(2) Basis of Presentation and Significant Accounting Policies

Basis of Consolidation

The CFS of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated in consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The functional currency of its PRC subsidiaries is the Renminbi (the “RMB”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments from this process are included in accumulated other comprehensive (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

F-8

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Translation of amounts from RMB into USD was made at the following exchange rates:

Balance sheet items, except for equity accounts as of:

September 30, 2024	RMB 7.0074 to $1
September 30, 2023	RMB 7.1798 to $1

Statement of operations and cash flow items for the years ended:

September 30, 2024	RMB 7.1187 to $1
September 30, 2023	RMB 7.0329 to $1

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FVs because of the short-term nature of such instruments.

The Company values its short term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than one year and the carrying value approximates its fair value.

Cash and equivalents

Cash and equivalents is cash at bank and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities of less than three months.

Short-term investment

Short-term investment is a wealth management product with a variable interest rate and principal non-guaranteed with certain financial institutions.

In accordance with ASC 825, Financial Instruments, for financial products with variable interest rates referenced to performance of underlying assets, the Company elected the FV method at the date of initial recognition and carries these investments at FV. Changes in the FV of these investments are reflected in the consolidated statements of operations and comprehensive loss as investment income and included in “other, net.” FV is estimated based on quoted prices of similar products provided by financial institutions at the end of each reporting period. The Company classifies these inputs as Level 2 FV measurement.

F-9

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Prepayments and other assets

Prepayment and other assets are advances to suppliers and amounts due from customers.

Advances to suppliers are prepayments to vendors for services that have not yet been received. Management periodically evaluates the recoverability of these advances and considers any indications of impairment, including changes in the financial condition of the supplier or a reduction in expected future purchases from the supplier. As of September 30, 2024 and 2023, management believes the Company’s prepayments and deposits are not impaired.

Other receivables are amounts due from other parties that are not trade receivables. These receivables primarily are deposits and prepaid expenses. Management performs periodic reviews of the collectability of these receivables and considers any indications of impairment, such as significant changes in the debtor’s financial condition or the passage of time. The Company did not identify any indications of impairment for other receivables. As of September 30, 2024 and 2023, the remaining other receivables were considered fully collectible.

Deferred IPO costs

Deferred IPO costs are costs incurred for the Group’s planned IPO in the US. These costs, together with the underwriting discounts and commissions, will be charged to additional paid in capital upon completion of the planned IPO or charged to the consolidated statements of operations and comprehensive loss if the planned IPO is not completed.

Property, Plant and Equipment

Property, plant, and equipment is stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment is retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value as follow:

Office equipment	3 years

Intangible asset

Intangible asset is computer software acquired by the Company; it is amortized on a straight line basis over the estimated useful life of 10 years.

F-10

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Leases

We follow ASC 842, “Leases” (“ASC 842”), categorize leases with terms over 12 months as either operating or finance leases. ROU assets are our rights to use underlying assets for the lease terms and lease liabilities are our obligation to make lease payments arising from the leases. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with an initial term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Accounts payable

Accounts payable are amounts owed by the Company to vendors and suppliers for goods and services received but not yet paid. The Company pays its accounts payable in accordance with the payment terms negotiated with the vendors and suppliers. The payment terms generally range from 30 to 60 days from the invoice date. The Company regularly reviews the outstanding balances of accounts payable and does not have any significant past due amounts.

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the years ended September 30, 2024 and 2023 and balances as of September 30, 2024 and 2023 are set out in Note 8.

Research and development expenses

R&D costs are expensed as incurred and consist primarily of funds paid to third parties for product candidate and preclinical development and related supply and manufacturing costs, regulatory compliance costs, and personnel and stock-based compensation expenses. At the end of the reporting period, the Company compares payments made to third-party service providers to the estimated progress toward completion of the R&D objectives. Such estimates are subject to change as additional information becomes available. Depending on the timing of payments to the service providers and the progress the Company estimates has been made as a result of the service provided, the Company may record a net prepaid or accrued expense for these costs.

Upfront milestone payments to third parties which perform R&D services on the Company’s behalf are expensed as services are rendered. Costs incurred in obtaining technology licenses are charged to R&D expense as acquired in-process R&D if the technology licensed has not reached technological feasibility and has no alternative future use.

F-11

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation, including salaries, office rental and property management fees, travelling expenses, and expenses for general operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

ASC Topic 740, Income Tax, provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method for temporary differences arising from differences between the carrying amount of assets and liabilities in the CFS and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when for items credited or charged to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the CFS. The components of comprehensive income (loss) were the net loss for the years and the foreign currency translation adjustments.

F-12

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings per share is computed like basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were outstanding during the years ended September 30, 2024 and 2023.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted Topic 326 on October 1, 2022. The adoption of the ASU 2016-13 did not have a material impact on our CFS.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU were for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The Company adopted Topic 848 on October 1, 2022. The adoption of the ASU 2020-04 did not have a material impact on our CFS.

We Follow ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s CFS.

F-13

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(3) Prepayments and other assets

Prepayment and other assets consisted of the following as of September 30, 2024, and 2023:

	2024	2023
Deposits	$8,756	$8,546
Employee petty cash	999	980
Prepaid R&D supplies	48,787	162
Pending deduction of VAT on purchases	96,740	91,961
Total	$155,282	$101,649

(4) Deferred IPO costs

Deferred IPO costs consist of the following as of September 30, 2024, and 2023:

	2024	2023
IPO legal fees	$259,842	178,936
IPO audit fees	75,667	46,096
Total	$335,509	$225,032

(5) Amounts due from related parties

Amounts due from related parties consists of the following as of September 30, 2024, and 2023:

	2024	2023
ELITE RAINBOW LIMITED – Shareholder	$142,706	$139,280
Mingfeng Shi – shareholder and CEO	-	6,965
SHIMF INVESTMENT LIMITED– Shareholder	3,843	-
GZY GROUP LIMITED– Shareholder	3,843	-
STAR SPARKLING LIMITED– Shareholder	3,843	-
Total	$154,235	$146,245

(6) Property, plant and equipment, net

As of September 30, 2024, and 2023, property, plant and equipment, net consisted of the following:

	2024	2023
Office equipment	$11,242	$10,972
Less: accumulated depreciation	(10,496)	(8,143)
Property, plant and equipment, net	$746	$2,829

Depreciation was $2,119 and $2,304 for the years ended September 30, 2024, and 2023, respectively. No impairment loss was recorded for the years ended September 30, 2024, and 2023.

(7) Leases

Our operating leases primarily are for offices. The recognition of whether a contract contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset. As the office lease is over 12 months, the Company follows ASC 842 and recognized operating lease ROU assets and operating lease obligations.

F-14

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(7) Leases (cont.)

Supplemental balance sheet information for leases was as follows:

	As of September 30,
	2024	2023
Operating lease:
ROU assets	$75,687	$27,023

Current operating lease obligation	$40,106	$22,087

Operating lease expense for the years ended September 30, 2024 and 2023 was $44,889 and $45,436, respectively.

The undiscounted future minimum lease payment schedule as of September 30, 2024 is as follows:

Within 1 year	$41,801
2026	26,601
Less: interest	2,019
Present value of lease liabilities	$66,383

(8) Related Party Transactions

The following are the significant related party transactions for the years ended September 30, 2024 and 2023.

	Description	2024	2023
Xingwei Xue	Loan	$282,672	$(3,390)
Mingfeng Shi	Loan	(299)	(1,688)
Lili Zhang	Loan	-	(665)
Xinrong Yang	Loan	-	169,962
ELITE RAINBOW LIMITED	Loan	280,571	855,524
Mingfeng Shi	Borrow	(7,024)	-
SHIMF INVESTMENT LIMITED	Borrow	3,783	-
GZY GROUP LIMITED	Borrow	3,783	-
STAR SPARKLING LIMITED	Borrow	3,783	-

(9) Accounts payable

Accounts payable are for R&D expenses as of September 30, 2024 and 2023.

F-15

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(10) Amounts due to related parties

Amounts due to related parties consisted of the following as of September 30, 2024, and 2023:

	Relationship	Description	2024	2023
Xingwei Xue	Shareholder	Loan	$754,545	$456,161
Mingfeng Shi	Shareholder	Loan	468,174	457,229
Lili Zhang	Shareholder	Loan	44,286	43,223
Xinrong Yang	Shareholder	Loan	214,227	209,083
Beijing Genesis	Shareholder	Loan	73,642	71,874
Xingkang Xiao	Shareholder	Loan	81,024	79,078
Tong Xue	Shareholder	Loan	51,549	50,312
Weiping Yi	Shareholder	Loan	23,247	22,689
Pan Yan	Shareholder	Loan	23,247	22,689
Bo Wang	Shareholder	Loan	22,007	21,478
Lianping Jin	Shareholder	Loan	291,783	284,777
Xiaoyu Li	Shareholder	Loan	56,798	55,433
ELITE RAINBOW LIMITED	Shareholder	Loan	1,143,666	838,020
Total			$3,248,195	$2,612,046

The amounts due to related parties are unsecured, interest free, with no specific repayment terms.

(11) Shareholders’ equity

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 25, 2018, with an authorized share capital of $50,000 with a par value of $1.00 each.

On July 25, 2018, 10,000 shares were issued to GZY Group Limited, SHIMF Investment Limited, Depth-way Corporation and Star Sparkling Limited for US$10,000.

On March 18, 2020, 1,111 shares were issued to Petrochemical Engineering (Hong Kong) Limited for RMB10,000,000 ($1,419,507), of which were capital for $1,111 and additional paid-in capital of $1,418,396.

On July 23, 2021, 556 shares were issued to Wishluck Limited for RMB10,000,000 ($1,543,234), of which $556 were capital and additional paid-in capital of $1,542,678.

On August 26, 2021, as part of reorganization, Maius Pharmaceutical (Hong Kong) Co., Ltd. paid RMB2,060,221($314,364) which was part of acquisition consideration to the original shareholders of ShangHai Maius Pharmaceutical Co., Ltd for the shares transfer. The payment was reflected as a reduction of additional paid-in capital.

On February 27, 2023, 1,236 shares were issued to WONG, KIN HONG for RMB 20,769,231 ($2,985,286) with par value of $1.00 each, of which were capital $1,236 and additional paid-in capital of $2,984,050.

On February 27, 2023, 824 shares were issued to ELITE RAINBOW LIMITED for $30,741, $1.00 each, of which $824 were capital and $29,917 additional paid-in capital. The $30,741 was received in January 2024. ELITE RAINBOW LIMITED, acting as the financial advisor responsible for the Company’s listing, covered all associated listing expenses For the Company. The FV of the 824 shares is RMB 13,846,154 ($1,990,191). The Company recorded the difference between the FV of the shares and the consideration paid by the financial advisor as compensation of $1,959,450.

F-16

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

Subscription receivables

Subscription receivables were to $2,939,179 and $2,969,955 as of September 30, 2024 and 2023, respectively. On February 27, 2023, the Company issued 1,236 shares to WONG, KIN HONG at RMB 20,769,231 ($2,985,286). While $46,197 was received from WONG, KIN HONG in September 2023, the balance of $2,939,179 remained unpaid. In December 2024, WONG, KIN HONG transferred these shares to Baian Investment Group Limited. As of September 30, 2024, the subscription receivables primarily relate to this unpaid capital contribution from Baian Investment Group Limited. The unpaid amount is recorded as “Subscription receivables” and presented as a contra-equity item in the consolidated balance sheets.

(12) Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of the Cayman Islands. The Company mainly conducts its business through its subsidiaries in the PRC. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

The Company’s subsidiaries incorporated in the British Virgin Islands are not subject to taxation.

Hong Kong

The Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The profits tax rate for the first HKD 2 million of corporate profits is 8.25%, while the standard profits tax rate of 16.5% remains for profits exceeding HKD 2 million ($256,000) of the assessable profit for the years ended September 30, 2024 and 2023. Tax losses of $22,364 can be carried forward to offset profits in future years until fully absorbed but cannot be carried back.

PRC

The Company’s PRC operating subsidiaries are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rate on the taxable income for the periods based on existing legislation, interpretations, and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to an income tax of 25% of taxable income. The net tax loss of $8,091,503 attributable to those PRC entities, can be carried forward for five years, through 2028.

During the years ended September 30, 2024 and 2023, the effective income tax rate was estimated to be 0% and 0%, respectively. The standard income tax rate for the years ending September 30, 2024 and 2023 was 25% and 25% respectively.

F-17

MAIUS PHARMACEUTICAL CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

(13) Capital Commitment

Consultant fees

On September 13, 2022, the Company and Elite Rainbow Limited (“Elite”) entered a “Listing Advisory Agreement” with major terms as follows: (ⅰ) Elite serves as the sole advisor for the Company to list on the U.S stock market; (ⅱ) Elite will pay IPO related expenses for the Company which would return the expenses when it successfully lists on a stock market or refinances. (iii) The Company issued 824 Ordinary Shares for US$30,741 to Elite, based on the net assets of US$435,500 of the Company as of September 30, 2022; (iv) The Company will pay US$3,000,000 to Elite as consulting fee if it lists on U.S stock market, which fee is exempted if there is no listing.

(14) Subsequent Events

The Company assessed all events from September 30, 2024, up through February 28, 2025, which is the date these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

The Company established several new entities after the reporting period, which are as follows:

Maius Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd was established on December 05, 2024, in Guangdong Hengqin, owned by Maius Pharmaceutical （MACAO）Co., Limited.

On December 9, 2024, 892 shares were issued to Wishluck Limited for RMB15,000,000 ($2,087,102).

(15) Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is based upon the subsequent transactions disclosed in Note 14 There were no effects on the Company’s revenue and comprehensive income for the year ended September 30, 2024.

F-18

MAIUS PHARMACEUTICAL CO., LTD.

PROFORMA CONSOLIDATED BALANCE SHEET

	September 30, 2024
	(Unaudited)
	Consolidated Balance Sheet	Proforma Adjustments	Notes	Proforma Balance Sheet
Cash	$74,514	$2,087,102	(a)	$2,161,616
Current assets	371,593	-		371,593
Total current assets	446,107	2,087,102		2,533,209

Non-current assets:	413,666	-		413,666
Total Assets	$859,773	$2,087,102		$2,946,875

Current liabilities	$3,356,493	$-		$3,356,493
Non-current liabilities	26,277	-		26,277
Total Liabilities	3,382,770	-		3,382,770

Ordinary shares (US$1 par value; 50,000 shares; authorized 13,727 shares issued)	13,727	892	(a)	14,619
Additional paid-in capital	11,074,192	2,086,210	(a)	13,160,402
Subscription receivables	(2,939,179)			(2,939,179)
Accumulated other comprehensive loss	(220,253)			(220,253)
Accumulated deficit	(10,451,484)			(10,451,484)
Total shareholders’ deficit	(2,522,997)	2,087,102		(435,895)
Total Liabilities and Shareholders’ deficit	$859,773	$2,087,102		$2,946,875

Notes to Proforma Consolidated Balance Sheet

(a)	Additional 892 were shares issued for $2,087,102.

F-19

MAIUS PHARMACEUTICAL CO., LTD.

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30, 2024
	As Reported	Pro Forma Adjustment	Pro Forma
Net Loss(b)	$(629,176)	$-	$(629,176)
Net loss per share attributable to ordinary shareholders basic and diluted	(45.83)	—	(43.04)
Weighted average number of ordinary shares used in computing net loss per share basic and diluted(a)	13,727	892	14,619

Notes to Proforma Consolidated Statements of Operations

(a)	Additional 892 were shares issued for $2,087,102.
(b)	There are no effects on total revenue and total net income.

F-20

MAIUS PHARMACEUTICAL CO., LTD.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2025 AND SEPTEMBER 30, 2024

	2025 (unaudited)	2024
ASSETS
Current assets:
Cash and equivalents	1,809,035	74,514
Short-term investment	-	62,076
Amounts due from related parties	201,207	154,235
Prepayment and other assets	239,685	155,282
Total current assets	2,249,927	446,107
Non-current assets:
Right-of-use assets, net	56,132	75,687
Property, plant and equipment	4,838	746
Intangible assets, net	773	859
Deferred offering costs	549,045	335,509
Other noncurrent assets	844	865
Total non-current assets	611,632	413,666
Total Assets	$2,861,559	859,773

LIABILITIES AND SHAREHOLDERS’ (DEFICIT)
Current Liabilities:
Accounts payable	$40,602	41,592
Salary and welfare payable	25,974	26,599
Other payables	66,236	1
Amounts due to related parties	3,537,601	3,248,195
Lease liabilities, current	39,736	40,106
Convertible bond	300,000	-
Total current liabilities	4,010,149	3,356,493
Lease liabilities, non-current	3,677	26,277
Total Liabilities	$4,013,826	3,382,770

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ (DEFICIT)
Ordinary shares: par value of $1 each, 50,000 authorized; 14,619 and 13,727 shares issued and outstanding as of March 31, 2025, and September 30, 2024, respectively.	14,619	13,727
Additional paid-in capital	13,160,402	11,074,192
Subscription receivables	(2,939,179)	(2,939,179)
Accumulated other comprehensive loss	(156,545)	(220,253)
Accumulated deficit	(11,231,564)	(10,451,484)
Total shareholders’ (deficit)	(1,152,267)	(2,522,997)
Total liabilities and shareholders’ (deficit)	$2,861,559	859,773

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MAIUS PHARMACEUTICAL CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

SIX MONTHS ENDED MARCH 31, 2025 AND 2024

	2025	2024
Operating expenses:
General and administrative	$(644,141)	$(272,505)
Share-based compensation		-
Research and development	(131,375)	(94,463)
Total operating expenses	(775,516)	(366,968)

Loss from operations	(775,516)	(366,968)

Other income (loss):
Other income (loss)	(5,717)	(1,929)
Investment income	26	1,515
Non-operating income	1,127	190
Total Other (Expense) Income, net	(4,564)	(224)

Loss before tax expenses	(780,080)	(367,192)
Income tax expenses		-
Net loss	(780,080)	(367,192)
Other Comprehensive Loss
Foreign currency translation adjustment	(63,708)	(23,449)
Total Comprehensive Loss	$(716,372)	$(390,641)

Net loss per share attributable to ordinary shareholders basic and diluted	(54.47)	(26.75)
Weighted average number of ordinary shares used in computing net income per share basic and diluted	14,322	13,727

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MAIUS PHARMACEUTICAL CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

SIX MONTHS ENDED MARCH 31, 2025 AND 2024

	Ordinary Share		Additional		Accumulated other
	No. of Shares	Amount	paid-in capital	Subscription receivables	comprehensive (loss)	Accumulated Deficit	Total

Balance as of September 30, 2023	13,727	$13,727	$11,074,192	$(2,969,955)	$(165,023)	$(9,822,308)	$(1,869,367)
Foreign currency translation adjustment	-	-	-	-	(23,449)	-	(23,449)
Net loss						(367,192)	(367,192)
Issuance of share capital	-	-	-	30,781	-	-	30,781
Share-based compensation	-	-	-	-	-	-	-
Balance as of March 31, 2024	13,727	$13,727	$11,074,192	$(2,939,174)	$(188,472)	$(10,189,500)	$(2,229,227)
Balance as of September 30, 2024	13,727	$13,727	$11,074,192	$(2,939,179)	$(220,253)	$(10,451,484)	$(2,522,997)
Foreign currency translation adjustment					63,708		63,708
Net loss						(780,080)	(780,080)
Issuance of share capital	892	892	2,086,210				2,087,102
Balance as of March 31, 2025	14,619	$14,619	$13,160,402	$(2,939,179)	$(156,545)	$(11,231,564)	(1,152,267)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MAIUS PHARMACEUTICAL CO., LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED MARCH 31, 2025 AND 2024

	2025		2024
Cash Flows from Operating Activities:
Net loss		$(780,080)	$(367,192)
Adjustments to reconcile net (loss) to net cash used by operating activities:
Depreciation and amortization		870	1,178
Amortization of right-of-use asset		18,048	20,428
Investment income		(26)	(1,515)
Share-based compensation
Changes in operating assets and liabilities:
Amount due from related parties		-	(5,263)
Prepayment and other assets		(88,234)	(69,485)
Right-of-use assets, net		(266)	-
Accounts payable			-
Salary and welfare payable		8	214
Value added tax (“VAT”) and other tax payable		-	-
Amount due to related parties		367,262	519,043
Other payables		66,338	-
Lease liabilities - current		(21,422)	(22,262)
Convertible bonds		300,465
Net Cash Used in Operating Activities		(137,037)	75,146

Cash Flows from Investing Activities:
Proceeds from disposal of short-term investments		60,719	(98,267)
Purchase of property, plant and equipment		(4,920)
Net Cash provided by Investing Activities		55,799	(98,267)

Cash Flows from Financing Activities:
Capital contribution		-	30,781
Shares issued		2,087,102
Payments for deferred offering costs		(221,862)	(27,973)
Net Cash Provided by Financing Activities		1,865,240	2,808
Effect of Exchange Rate Changes on Cash and Equivalents		(49,481)	2,300

Net Decrease in Cash and Equivalents		1,734,521	(18,013)
Cash, Equivalents – Beginning of Period		74,514	179,237
Cash, Equivalents – End of Period		$1,809,035	$161,224

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes
Supplemental Disclosure of Non-Cash Flow Information:
Right-of-use assets and lease liabilities	$		-

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(1) Organization and Business Background

On July 25, 2018, MAIUS PHARMACEUTICAL CO., LTD. (the “Company” or the “Group”) was incorporated in the Cayman Islands, as an investment holding company. The Company is primarily engaged in research and development (“R&D”) of drugs. The Company is headquartered and has significant operations in the Peoples’ Republic of China (“PRC”).

As of March 31, 2025, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of Incorporation or Establishment	Place of Incorporation or Establishment	Percentage of Ownership	Principal Activity
Subsidiary:
Maius Pharmaceutical Limited	August 13, 2018	British Virgin Islands	100%	Investment holding
Maius Pharmaceutical (Hong Kong) Co., Ltd.	August 29, 2018	Hong Kong	100%	Investment holding
ShangHai Maius Pharmaceutical Co., Ltd.	July 14, 2015	PRC	100%	Provide R&D of drugs
Maius Pharma Technology Limited	March 26, 2024	British Virgin Islands	100%	Investment holding
Maius Pharma Technology (HK) Co., Limited	April 12, 2024	Hong Kong	100%	Investment holding
Maius Pharmaceutical (MACAO) Co., Limited	June 14, 2024	Macao	100%	Investment holding
Maius Pharmaceutical Technology (Guangdong Hengqin) Co., Ltd	December 05, 2024	Guangdong Hengqin	100%	Investment holding

Group reorganization

Our founder, Mr. Xingwei Xue, started our business in July 2015 through the establishment of ShangHai Maius Pharmaceutical Co., Ltd. In 2018, we underwent a corporate reorganization in anticipation of our initial public offering (“IPO”), including incorporation of our company as the listing vehicle. In August 2018, we established Maius Pharmaceutical Limited and Maius Pharmaceutical (Hong Kong) Co., Ltd. as wholly-owned subsidiaries of Maius Pharmaceutical (Hong Kong) Co., Ltd. On August 27, 2019, Maius Pharmaceutical (Hong Kong) Co., Ltd acquired all the shares of ShangHai Maius Pharmaceutical Co., Ltd. from Mr. Xingwei Xue and 20 other shareholders.

As the Group was under control of the same shareholders and their equity interests were held by the same shareholders immediately prior to the group reorganization, the consolidated financial statements (“CFS”) are prepared as if the current group structure had been in existence since the respective dates of incorporation/establishment of the relevant entity.

The Company eliminates all significant intercompany balances and transactions in its CFS.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company is detailed in Notes 12.

F-25

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(1) Organization and Business Background (cont.)

Going Concern and Liquidity

The Company incurred losses and had negative cash flows from operations since inception and has an accumulated deficit of $11,231,564 as of March 31, 2025. The Company anticipates incurring additional losses until such time, if ever, it can generate significant sales of its product candidates currently in development. Additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. No assurance can be given that any such financing will be available when needed or that the Company’s R&D efforts will be successful.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements—Going Concern, which requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date that the CFS are available to be issued). As of March 31, 2025, the Company had cash and equivalents of $1,809,035, which is expected to enable the Company to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2025, when the Company will need additional funding. If the Company is unable to obtain additional financing, the lack of liquidity could have a material adverse effect on the Company’s future prospects. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

The accompanying CFS were prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The CFS do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Management is currently evaluating different strategies to obtain the required funding of future operations. These strategies may include, but are not limited to, additional funding from current investors, funding from new investors including strategic corporate investors, and an initial public offering of the Company’s common stock. There can be no assurance these future funding efforts will be successful.

(2) Basis of Presentation and Significant Accounting Policies

Basis of Consolidation

The CFS of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and include the assets, liabilities, revenues, expenses, and cash flows of all subsidiaries. All significant inter-company balances, transactions and cash flows are eliminated in consolidation.

Use of estimates and assumptions

The preparation of CFS in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property, plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position and going concern. Actual results could differ from these estimates.

F-26

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The functional currency of its PRC subsidiaries is the Renminbi (the “RMB”). Results of operations and cash flows are translated at the average exchange rates during the period, and assets and liabilities are translated at the exchange rate at the end of the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation of amounts from RMB into USD was made at the following exchange rates:

Balance sheet items, except for equity accounts as of:

March 31, 2025	RMB 7.1782 to $1
September 30, 2024	RMB 7.0074 to $1

Statement of operations and cash flow items for the six months ended:

March 31, 2025	RMB 7.1671 to $1
March 31, 2024	RMB 7.1234 to $1

Fair value measurement

The accounting standards regarding fair value (“FV”) of financial instruments and related FV measurements defines financial instruments and requires disclosure of the FV of financial instruments held by the Company.

The accounting standards define FV, establish a three-level valuation hierarchy for disclosures of FV measurements and enhance disclosure requirements for FV measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices, other than those included in Level 1 for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

The carrying amounts included in current assets and current liabilities in the consolidated balance sheets approximate their FVs because of the short-term nature of such instruments.

The Company values its short term investment using alternative pricing sources and market observable inputs, and accordingly the Company classifies the valuation techniques that use these inputs as Level 2. This investment has original maturities of less than one year and the carrying value approximates its fair value.

Cash and equivalents

Cash and equivalents are cash at bank and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities less than three months.

F-27

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Short-term investment

Short-term investment is a wealth management product with variable interest rates with principal non-guaranteed with certain financial institutions.

In accordance with ASC 825, Financial Instruments, for financial products with variable interest rates referenced to performance of underlying assets, the Company elected the FV method at the date of initial recognition and carries these investments at FV. Changes in the FV of these investments are reflected in the consolidated statements of operations and comprehensive loss as investment income and included in “other, net.” FV is estimated based on quoted prices of similar products provided by financial institutions at the end of each reporting period. The Company classifies these inputs as Level 2 FV measurement.

Prepayment and other assets

Prepayment and other assets are advances to suppliers and amounts due from customers.

Advances to suppliers are prepayments made to vendors for services that have not yet been received. Management periodically evaluates the recoverability of these advances and considers any indications of impairment, including changes in the financial condition of the supplier or a reduction in expected future purchases from the supplier. As of March 31, 2025 and September 30, 2024 (audited), management believes the Company’s prepayments and deposits are not impaired.

Other receivables are amounts due from other parties that are not trade receivables. These receivables primarily are deposits and prepaid expenses. Management performs periodic reviews of the collectability of these receivables and considers any indications of impairment, such as significant changes in the debtor’s financial condition or the passage of time. The Company did not identify any indications of impairment related to other receivables. As of March 31, 2025 and September 30, 2024 (audited), the remaining other receivables were considered fully collectible.

Deferred IPO costs

Deferred IPO costs consist of costs incurred for the Group’s planned IPO in the US. These costs, together with the underwriting discounts and commissions, will be charged to additional paid in capital upon completion of the planned IPO or charged to the consolidated statements of operations and comprehensive loss if the planned IPO is not completed.

Property, Plant and Equipment

Property, plant, and equipment is stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property, plant, and equipment is retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

The Company depreciates property, plant, and equipment using the straight-line method over their estimated useful lives of the assets with no residual value as follows:

Office equipment	3 years

F-28

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2024 AND 2023

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Intangible assets

Intangible asset is computer software acquired by the Company; it is being amortized on a straight line basis over the estimated useful life of 10 years.

Leases

We follow ASC 842, “Leases” (“ASC 842”), ROU assets are our rights to use underlying assets for the lease terms and lease liabilities are our obligation to make lease payments arising from the leases. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with an initial term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Accounts payable

Accounts payable are amounts owed by the Company to vendors and suppliers for goods and services received but not yet paid. The Company pays its accounts payable in accordance with the payment terms negotiated with the vendors and suppliers. The payment terms generally range from 30 to 60 days from the invoice date. The Company regularly reviews the outstanding balances of accounts payable and does not have any significant past due amounts.

Related parties

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The details of related party transactions during the six months ended March 31, 2025 and 2024 in Note 8, and balances as of March 31, 2025 and September 30, 2024 (audited) are set out in Notes 5 and 10.

Research and development expenses

R&D costs are expensed as incurred and consist primarily of funds paid to third parties for product candidate and preclinical development and related supply and manufacturing costs, regulatory compliance costs, and personnel and stock-based compensation expenses. At the end of the reporting period, the Company compares payments made to third-party service providers to the estimated progress toward completion of the R&D objectives. Such estimates are subject to change as additional information becomes available. Depending on the timing of payments to the service providers and the progress that the Company estimates has been made as a result of the service provided, the Company may record a net prepaid or accrued expense relating to these costs.

F-29

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Upfront milestone payments made to third parties who perform R&D services on the Company’s behalf are expensed as services are rendered. Costs incurred in obtaining technology licenses are charged to R&D expense as acquired in-process R&D if the technology licensed has not reached technological feasibility and has no alternative future use.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation, including salaries, office rental and property management fees, travelling expenses, and expenses for general operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company follows ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification, and disclosure of these uncertain tax positions.

Deferred taxes are accounted for using the asset and liability method for temporary differences arising from differences between the carrying amount of assets and liabilities in the CFS and the corresponding tax basis used in the computation of assessable tax. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled.

Deferred taxes are charged or credited in the income statement, except when related to items credited or charged to equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the CFS. The components of comprehensive income (loss) were the net loss for the years and the foreign currency translation adjustments.

F-30

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(2) Basis of Presentation and Significant Accounting Policies (cont.)

Earnings Per Share

Basic earnings (loss) per share is computed by dividing the net income attributable to the ordinary shareholders by the weighted average number of shares of ordinary share outstanding during the period. Diluted earnings (loss) per share is computed like basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. There were no potentially dilutive securities that were outstanding during the six months ended March 31, 2025 and 2024.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if we determine it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company adopted Topic 326 on October 1, 2022. The adoption of the ASU 2016-13 did not have a material impact on our CFS.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. We follow ASU 2019-12.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, The Company adopted ASU 2020-04 on January1,2021 , the adoption did not have a material impact on our CFS.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s CFS.

F-31

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025AND 2024

(3) Prepayment and other assets

Prepayment and other assets consisted of the following as of March 31, 2025, and September 30, 2024:

	2025	2024
	（Unaudited）
Deposits	$8,547	$8,756
Employee petty cash	976	999
Patent application fee	114,196	48,787
Chemical synthesis costs	17,275	-
Pending deduction of VAT on purchases	98,691	96,740
Total	$239,685	$155,282

(4) Deferred IPO costs

Deferred IPO costs consist of the following as of March 31, 2025, and September 30, 2024:

	2025	2024
	（Unaudited）
IPO legal fees	$425,070	$259,842
IPO audit fees	123,975	75,667
Total	$549,045	$335,509

(5) Amounts due from related parties

Amounts due from related parties consisted of the following as of March 31, 2025, and September 30, 2024:

	2025	2024
	（Unaudited）
ELITE RAINBOW LIMITED – Shareholder	$139,311	$142,706
Maius Pharmaceutical Group Co., Ltd.	34,555	-
Chelsea Mer Sub 1	7,283	-
Chelsea Mer Sub 2	7,283	-
SHIMF INVESTMENT LIMITED-Shareholder	4,259	3,843
GZY GROUP LIMITED-Shareholder	4,259	3,843
STAR SPARKLING LIMITED-Shareholder	4,259	3,843
Total	$201,207	$154,235

(6) Property, plant and equipment, net

As of March 31, 2025 (unaudited), and September 30, 2024, Property, plant and equipment, net consisted of the following:

	2025	2024
Office equipment	$10,063	$11,242
Less: accumulated depreciation	5,225	10,496
Property, plant and equipment, net	$4,838	$746

Depreciation was $489 and $1,112 for the six months ended March 31, 2025, and 2024, respectively. No impairment loss was recorded for the six months ended March 31, 2025, and 2024.

F-32

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(7) Leases

Our operating leases primarily are office leases. The recognition of whether a contract contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset. As the office leases are over 12 months, the Company follows ASU No. 2016-02 and related standards (collectively ASC 842, Leases) and recognized operating lease ROU assets and operating lease obligations.

Supplemental balance sheet information for leases was as follows:

	March 31, September 30,
	2025 (unaudited)	2024
Operating lease:
Operating lease ROU assets	$56,132	$75,687

Current operating lease obligation	$39,736	$40,106
Total operating lease obligation	$39,736	$40,106

Operating lease expense for the six months ended March 31, 2025, and 2024 was $18,651 and $22,430, respectively.

(8) Related Party Transactions

The following are the significant related party transactions unaudited for the six months ended March 31, 2025, and 2024.

	Description	2025	2024
Xingwei Xue	Loan	$(3,686)	$278,781
Mingfeng Shi	Loan	290	-
Lili Zhang	Reimbursement	(4)	-
Xinrong Yang	Loan	21,204	-
Yu Xi	Loan	70,598	-
ELITE RAINBOW LIMITED	Loan	278,860	240,259
Maius Pharmaceutical Group Co., Ltd.	Borrowing	34,483	-
Chelsea Mer Sub 1	Borrowing	7,294	-
Chelsea Mer Sub 2	Borrowing	7,294	-
SHIMF INVESTMENT LIMITED	Borrowing	508	1,753
GZY GROUP LIMITED	Borrowing	508	1,753
STAR SPARKLING LIMITED	Borrowing	508	1,753

(9) Accounts payable

Accounts payable consist of R&D expenses as of March 31, 2025 (unaudited), and September 30, 2024.

F-33

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(10) Amounts due to related parties

Amounts due to related parties consisted of the following as of March 31, 2025 (unaudited), and September 30, 2024:

	Relationship	Description	2025 (unaudited)	2024
Xingwei Xue	Shareholder	Loan	$732,911	$754,545
Mingfeng Shi	Shareholder	Loan	457,324	468,174
Lili Zhang	Shareholder	Loan	43,228	44,286
Xinrong Yang	Shareholder	Loan	230,301	214,227
Beijing Genesis	Shareholder	Loan	71,890	73,642
Xingkang Xiao	Shareholder	Loan	79,096	81,024
Tong Xue	Shareholder	Loan	50,323	51,549
Weiping Yi	Shareholder	Loan	22,694	23,247
Pan Yan	Shareholder	Loan	22,694	23,247
Bo Wang	Shareholder	Loan	21,483	22,007
Lianping Jin	Shareholder	Loan	284,840	291,783
Yu Xi	Shareholder	Loan	70,489	-
Xiaoyu Li	Shareholder	Loan	55,446	56,798
ELITE RAINBOW LIMITED	Shareholder	Loan	1,394,882	1,143,666
Total			$3,537,601	$3,248,195

The amounts due to related party are unsecured, interest free with no specific repayment terms.

(11) Convertible bonds

On November 22, 2024, the Company issued a convertible note to GOLDPOW INTERNATIONAL CORP.with a principal value of $300,000, interest of 8% and investing period for 12 months. The note includes a conversion feature that entitles the holder to convert the note into ordinary shares of the Company at $10.00 per share, which corresponds to the price set in the most recent PIPE financing round.

Therefore, the entire convertible note qualifies for classification as a liability (current) under ASC 470-20 and does not require bifurcation of the embedded conversion feature.

Convertible bonds consisted of the following as of March 31, 2025 and September 30, 2024:

	2025	2024
	（Unaudited）
Investor
GOLDPOW INTERNATIONAL CORP.	300,000	-
Total	$300,000	$-

The convertible bond was recorded at its principal amount on the date of issuance and subsequently measured at amortized cost using the effective interest method, interest expenses for the six months ended March 31, 2025 and 2024 of the convertible bonds is $8,546 and nil, respectively.

F-34

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(12) Shareholders’ equity

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 25, 2018, with an authorized share capital of $50,000 with a par value of $1.00 each.

On July 25, 2018, 10,000 shares were issued to GZY Group Limited, SHIMF Investment Limited, Depth-way Corporation and Star Sparkling Limited for US$10,000 with a par value of $1.00 each.

On March 18, 2020, 1,111 shares were issued to Petrochemical Engineering (Hong Kong) Limited for RMB10,000,000 ($1,419,507) with a par value of $1.00 each, of which were capital for $1,111 and additional paid-in capital for $1,418,396.

On July 23, 2021, 556 shares were issued to Wishluck Limited for RMB10,000,000 ($1,543,234) with a par value of $1.00 each, of which were capital for $556 and additional paid-in capital for $1,542,678.

On August 26, 2021, as part of reorganization, Maius Pharmaceutical (Hong Kong) Co., Ltd. paid RMB2,060,221($314,364) which was part of acquisition consideration to the original shareholders of ShangHai Maius Pharmaceutical Co., Ltd for the shares transfer. The payment was reflected as a reduction of additional paid-in capital.

On February 27, 2023, 1,236 shares were issued to WONG, KIN HONG for RMB 20,769,230.77($2,985,286) with par value of $1.00 each, of which were capital for $1,236 and additional paid-in capital for $2,984,050.

On February 27, 2023, 824 shares were issued to ELITE RAINBOW LIMITED for $30,741, with a par value of $1.00, of which $824 were capital and $29,917 additional paid-in capital. The $30,741 was received in January 2024. ELITE RAINBOW LIMITED, acting as the financial advisor responsible for the company’s listing, has covered all associated listing expenses on behalf of the company. The fair value of the 824 shares is RMB 13,846,154 ($1,990,191). The Company recorded the difference between the fair value of the shares and the consideration paid by the financial advisor as compensation of $1,959,450.

On December 9, 2024, 892 shares were issued to Wishluck Limited for RMB15,000,000($2,087,102). with a par value of $1.00 each, of which were capital for $892 and additional paid-in capital for $2,086,210.

Subscription receivables

Subscription receivables were to $2,939,179 and $2,939,179 as of March 31, 2025 and September 30, 2024, respectively. On February 27, 2023, the Company issued 1,236 shares to WONG, KIN HONG at RMB 20,769,231 ($2,985,286). While $46,197 was received from WONG, KIN HONG in September 2023, the balance of $2,939,179 remained unpaid. In December 2024, WONG, KIN HONG transferred these shares to Baian Investment Group Limited. As of March 31, 2025, the subscription receivables primarily relate to this unpaid capital contribution from Baian Investment Group Limited. The unpaid amount is recorded as “Subscription receivables” and presented as a contra-equity item in the consolidated balance sheets.

(13) Income Taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of the Cayman Islands. The Company mainly conducts its operating business through its subsidiaries in PRC. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

F-35

MAIUS PHARMACEUTICAL CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025 AND 2024

(13) Income Taxes (cont.)

British Virgin Islands

The Company’s subsidiaries incorporated in the British Virgin Islands are not subject to taxation.

Hong Kong

The Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax on their taxable income as reported in their statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The profits tax rate for the first HKD 2 million ($256,000) of corporate profits is 8.25%, while the standard profits tax rate of 16.5% remains for profits exceeding HKD 2 million of the assessable profit for the years ended March 31, 2025 and 2024. Tax losses of $21,850, if any, can be carried forward to offset profits in future years until fully absorbed but cannot be carried back.

PRC

The Company’s PRC operating subsidiaries are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rate on the taxable income for the periods based on existing legislation, interpretations, and practices in respect thereof. Under the Enterprise

Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to an income tax of 25% of taxable income. The net tax loss $8,478,622 attributable to those PRC entities, if any, can be carried forward for a maximum of five years, through 2030.

During the six months ended March 31, 2025 and 2024, the effective income tax rate was estimated to be 0% and 0%, respectively. The standard PRC income tax rate for the six months ended March 31, 2025 and 2024, is 25% and 25% respectively.

Uncertain tax positions

The Company evaluates uncertain tax position including the potential application of interest and penalties based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2025 and September 30, 2024 (audited), the Company did not have any significant unrecognized uncertain tax positions.

(14) Capital Commitment

Consultant fees

On September 13, 2022, the Company and Elite Rainbow Limited (“Elite”) entered a “Listing Advisory Agreement” with major terms as follows: (ⅰ) Elite serves as the sole advisor for the Company to list on the U.S stock market; (ⅱ) Elite will pay IPO related expenses for the Company who would return the expenses when it sucessfully lists on stock market or refinances. (iii) The Company has to issue 824 Ordinary Shares for US$30,741 to Elite, based on the net assets of US$435,500 of the Company as of September 30, 2022; (iv) The Company will pay US$3,000,000 to Elite as consulting fee if it successfully lists on U,S stock market, such fee is exempted if failure on listing.

(15) Subsequent Events

The Company assessed all events from March 31, 2025, up through August 5, 2025, which is the date that these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Maius Pharmaceutical Group Co., Ltd (“Pubco”)

Shanghai Pudong New Area Huanke Road

No. 515 Building 1, Room 1201

Shanghai, China

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Maius Pharmaceutical Group Co., Ltd (“Pubco”) (the “Company”) as of November 30, 2024 and for the period from October 4, 2024 (inception) through November 30, 2024, and the related statements of operations and comprehensive loss, changes in shareholder’s equity (deficit), and cash flows, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company for the period from October 4, 2024 (inception) through November 30, 2024, and the results of its operations and its cash flows for the period from October 4, 2024 (inception) through November 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditor since 2024.

Flushing, New York

December 31, 2024, except for Note 4, as to which the date is February 28, 2025

F-37

MAIUS PHARMACEUTICAL GROUP CO., LTD.

BALANCE SHEET

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	November 30,
	2024
ASSETS
Current assets
Cash	$
Total current assets
Non-current assets
Property, plant and equipment
Total non-current assets
TOTAL ASSETS	$

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Accounts payable		$5,984
Total current liabilities		5,984
TOTAL LIABILITIES		5,984

SHAREHOLDER’S DEFICIT
Ordinary shares (par value of $0.0001 each, 500,000,000 shares authorized; 1 share issued and outstanding at November 30, 2024)		0
Additional paid-in capital		(0)
Accumulated other comprehensive loss
Accumulated deficit		(5,984)
Total shareholders’ deficit		(5,984)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT		$-

The accompanying notes are an integral part of these financial statements.

F-38

MAIUS PHARMACEUTICAL GROUP CO., LTD.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

Period from
October 4, 2024
(inception) through
November 30,2024
Formation, general and administrative expenses	$(5,984)
Total operating expenses	(5,984)

Loss from operation	(5,984)

Loss before tax expenses	(5,984)
Income tax expenses	-
Net loss	$(5,984)

Other comprehensive loss	-
Foreign currency translation adjustments	-
Total comprehensive loss	$(5,984)

Net loss per share attributable to ordinary shareholders basic and diluted	$(5,984)
Weighted average number of ordinary shares used in computing net loss per share basic and diluted	1

The accompanying notes are an integral part of these financial statements.

F-39

MAIUS PHARMACEUTICAL GROUP CO., LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	Period from October 4, 2024 (inception) through November 30,2024
	Ordinary shares		Additional		Total
	No. of		paid-in	Accumulated	shareholders’
	shares	Amount	capital	deficit	deficit
Balance as of October 4, 2024	-	$-	$-	$-	$-
Issuance of ordinary shares	1	0	(0)	-	-
Net loss	-	-	-	(5,984)	(5,984)
Balance as of November 30, 2024	1	$0	$(0)	$(5,984)	$(5,984)

The accompanying notes are an integral part of these financial statements.

F-40

MAIUS PHARMACEUTICAL GROUP CO., LTD.

STATEMENT OF CASH FLOWS

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

Period from
October 4, 2024
(inception) through
November 30,2024
Cash flows from operating activities
Net loss	$(5,984)
Changes in operating assets and liabilities:
Account payables	5,984
Net cash used in operating activities	-

NET CHANGE IN CASH	-

CASH, BEGINNING OF THE PERIOD	-
CASH, END OF THE PERIOD	$-

Non-cash item, operating expenses	$5,984

The accompanying notes are an integral part of these financial statements.

F-41

MAIUS PHARMACEUTICAL GROUP CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2024

1. ORGANIZATION AND BUSINESS DESCRIPTION

Maius Pharmaceutical Group Co., Ltd. (“Pubco”, the “SPAC Merger Surviving Corporation”) is an exempted company limited by shares incorporated under the laws of the Cayman Islands on October 4, 2024.

The Company was formed to become the ultimate parent company in the Merger transaction based on the Business Combination Agreement, dated October 22, 2024 (the “BCA”) by and among the Company (“Pubco”), DT Cloud Acquisition Corporation (“SPAC”), Maius Pharmaceutical Co., Ltd. (“Maius”), Chelsea Merger Sub 1 Limited (“Merger Sub 1”), Chelsea Merger Sub 2 Limited (“Merger Sub 2”) and XXW Investment Limited as the shareholders’ representative. As of November 30, 2024, neither the Company or Merger Sub had any assets, or operations.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) on the date on which the closing occurs (the “Closing Date”), Merger Sub 1 shall be merged with and into SPAC (the “SPAC Merger”), with the SPAC continuing as the surviving company of the merger as a wholly-owned subsidiary of Pubco (the “SPAC Merger Surviving Corporation”) and the separate existence of the Merger Sub 1 shall cease, and (ii) on the Closing Date and immediately following the SPAC Merger, Merger Sub 2 shall be merged with and into Maius (the “Acquisition Merger”, together with the SPAC Merger, the “Mergers”), with Maius continuing as the surviving company of the Acquisition Merger as a wholly-owned subsidiary of the Pubco (the “Surviving Corporation”) and the separate existence of Merger Sub 2 shall cease.

2. SUMMARY OF THE SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The financial statements of the Company were prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

3. EQUITY

The Company’s authorized share capital is 500,000,000 ordinary shares, par value of $0.0001 each. On October 4, 2024, the Company issued one (1) ordinary share to Appleby Global Services (Cayman) Limited, on the same day, the one (1) ordinary share was transferred from Appleby Global Services (Cayman) Limited to XXW Investment Limited. As of November 30, 2024 the Company had one outstanding ordinary share.

4. SUBSEQUENT EVENTS

The Company assessed all events from November 30, 2024, up through February 28, 2025, which is the date these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

On January 20, 2025, SPAC entered into the Subscription Agreement with Maius, Pubco and the Investor, pursuant to which,among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the BCA. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the BCA.

F-42

MAIUS PHARMACEUTICAL GROUP CO., LTD.

INTERIM BALANCE SHEET

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	May		November
	31, 2025		30, 2024
ASSETS
Current assets
Cash	$		$
Total current assets
Non-current assets
Property, plant and equipment
Total non-current assets
TOTAL ASSETS	$		$

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Accounts payable	$			$5,984
Amount due to related parties		34,528
Total current liabilities		34,528		5,984
TOTAL LIABILITIES		34,528		5,984

SHAREHOLDER’S DEFICIT
Ordinary shares (par value of $0.0001 each, 500,000,000 shares authorized; 1 share issued and outstanding at May 31, 2025 and November 30, 2024)		0		0
Additional paid-in capital		(0)		(0)
Accumulated other comprehensive loss		1
Accumulated deficit		(34,529)		(5,984)
Total shareholders’ deficit		(34,528)		(5,984)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT		$-		$-

The accompanying notes are an integral part of these financial statements.

F-43

MAIUS PHARMACEUTICAL GROUP CO., LTD.

INTERIM STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	For the	Period from
	six months	October 4, 2024
	ended May 31,	(inception) through
	2025	November 30,2024
Formation, general and administrative expenses	$(28,545)	$(5,984)
Total operating expenses	(28,545)	(5,984)

Loss from operation	(28,545)	(5,984)

Loss before tax expenses	(28,545)	(5,984)
Income tax expenses		-
Net loss	$(28,545)	$(5,984)

Other comprehensive loss		-
Foreign currency translation adjustments	1	-
Total comprehensive loss	$(28,544)	$(5,984)

Net loss per share attributable to ordinary shareholders basic and diluted	$(28,544)	$(5,984)
Weighted average number of ordinary shares used in computing net loss per share basic and diluted	1	1

The accompanying notes are an integral part of these financial statements.

F-44

MAIUS PHARMACEUTICAL GROUP CO., LTD.

INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	Period from December 1, 2024 to May 31, 2025
	Ordinary Share		Additional		Accumulated other
	No. of Shares	Amount	paid-in capital	Subscription receivables	comprehensive (loss)	Accumulated Deficit	Total

Balance as of December 1, 2024	1	$0	$(0)	$-	$-	$(5,984)	$(5,984)
Foreign currency translation adjustment	-	-	-	-	1	-	1
Net loss						(28,545)	(28,545)
Issuance of share capital	-	-	-	-	-	-	-
Share-based compensation	-	-	-	-	-	-	-
Balance as of May 31, 2025	1	$0	$(0)	$-	$1	$(34,529)	$(34,528)

The accompanying notes are an integral part of these financial statements.

F-45

MAIUS PHARMACEUTICAL GROUP CO., LTD.

INTERIM STATEMENT OF CASH FLOWS

(IN U.S. DOLLARS UNLESS OTHERWISE STATED)

	For the	Period from
	six months	October 4, 2024
	ended May 31,	(inception) through
	2025	November 30,2024
Cash flows from operating activities
Net loss	$(28,545)	$(5,984)
Changes in operating assets and liabilities:
Account payables	(5,984)	5,984
Amount due to related parties	34,529
Net cash used in operating activities	-	-

NET CHANGE IN CASH	-	-

CASH, BEGINNING OF THE PERIOD	-	-
CASH, END OF THE PERIOD	$-	$-

Non-cash item, operating expenses	$28,545	$5,984

The accompanying notes are an integral part of these financial statements.

F-46

MAIUS PHARMACEUTICAL GROUP CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS DESCRIPTION

Maius Pharmaceutical Group Co., Ltd. (“Pubco”, the “SPAC Merger Surviving Corporation”) is an exempted company limited by shares incorporated under the laws of the Cayman Islands on October 4, 2024.

The Company was formed to become the ultimate parent company in the Merger transaction based on the Business Combination Agreement, dated October 22, 2024 (the “BCA”) by and among the Company (“Pubco”), DT Cloud Acquisition Corporation (“SPAC”), Maius Pharmaceutical Co., Ltd. (“Maius”), Chelsea Merger Sub 1 Limited (“Merger Sub 1”), Chelsea Merger Sub 2 Limited (“Merger Sub 2”) and XXW Investment Limited as the shareholders’ representative. As of November 30, 2024, neither the Company or Merger Sub had any assets, or operations.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) on the date on which the closing occurs (the “Closing Date”), Merger Sub 1 shall be merged with and into SPAC (the “SPAC Merger”), with the SPAC continuing as the surviving company of the merger as a wholly-owned subsidiary of Pubco (the “SPAC Merger Surviving Corporation”) and the separate existence of the Merger Sub 1 shall cease, and (ii) on the Closing Date and immediately following the SPAC Merger, Merger Sub 2 shall be merged with and into Maius (the “Acquisition Merger”, together with the SPAC Merger, the “Mergers”), with Maius continuing as the surviving company of the Acquisition Merger as a wholly-owned subsidiary of the Pubco (the “Surviving Corporation”) and the separate existence of Merger Sub 2 shall cease.

2. SUMMARY OF THE SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The financial statements of the Company were prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

3. EQUITY

The Company’s authorized share capital is 500,000,000 ordinary shares, par value of $0.0001 each. On October 4, 2024, the Company issued one (1) ordinary share to Appleby Global Services (Cayman) Limited, on the same day, the one (1) ordinary share was transferred from Appleby Global Services (Cayman) Limited to XXW Investment Limited. As of November 30, 2024 the Company had one outstanding ordinary share.

4. SUBSEQUENT EVENTS

The Company assessed all events from May 31, 2025, up through August 5, 2025, which is the date these CFS are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these CFS.

On January 20, 2025, SPAC entered into the Subscription Agreement with Maius, Pubco and the Investor, pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at $10.00 per share in the Private Placement in connection with a financing effort related to the transactions contemplated by the BCA. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the BCA.

F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

DT Cloud Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DT Cloud Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2022.

Houston, Texas

March 26, 2025

F-48

DT CLOUD ACQUISITION CORPORATION

BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023

ASSETS
Current Assets:
Cash	$152,021	$69,818
Cash in escrow	-	425,000
Prepaid expenses	16,830	8,446

Total Current Assets	168,851	503,264

Deferred offering costs	-	85,000
Cash and Investments held in trust account	72,345,071	-

TOTAL ASSETS	$72,513,922	$588,264

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued liabilities	$168,060	$24,247
Amount due to related party	129,759	490,000
Promissory note – related party	-	217,614

Total Current Liabilities	297,819	731,861

Deferred Underwriting Compensation	1,725,000	-

TOTAL LIABILITIES	2,022,819	731,861

Commitments and contingencies
Ordinary shares subject to possible redemption, 6,900,000 and 0 shares issued and outstanding at redemption value of $10.48 and $0 as of December 31, 2024 and 2023, respectively	72,345,071	-

Shareholders’ Deficit:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,063,000 and 1,725,000 shares issued and outstanding (excluding 6,900,000 and 0 shares, subject to possible redemption as of December 31, 2024 and 2023, respectively)	206	173
Additional paid-in capital	-	24,827
Accumulated deficit	(1,854,174)	(168,597)

Total Shareholders’ Deficit	(1,853,968)	(143,597)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$72,513,922	$588,264

See accompanying notes to financial statements.

F-49

DT CLOUD ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	Year ended December 31,2024	Year ended December 31,2023

Formation and operating costs	$(734,291)	$(87,271)

Other income:
Dividend income earned on cash and investment held in Trust Account	3,000,071	-
Interest income	26	-

Total other income	3,000,097	-

NET INCOME	$2,265,806	$(87,271)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	5,881,967	-

Basic and diluted net income per ordinary shares subject to possible redemption	$0.29	-

Basic and diluted weighted average shares outstanding, ordinary shares not subject to possible redemption	2,013,131	1,500,000

Basic and diluted net income per share, ordinary shares not subject to possible redemption	$0.29	$(0.06)

See accompanying notes to financial statements.

F-50

DT CLOUD ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the year ended December 31, 2024
	Ordinary shares		Additional		Total
	No. of shares	Amount	paid-in capital	Accumulated deficit	Shareholders’ deficit

Balance as of December 31, 2023	1,725,000	$173	$24,827	$(168,597)	$(143,597)

Sale of units in initial public offering, net of offering costs	6,900,000	690	66,023,204	-	66,023,894
Sale of units to the founder in private placement	234,500	23	2,344,977	-	2,345,000
Issuance of representative shares	103,500	10	(10)	-	-
Initial classification of ordinary shares subject to possible redemption	(6,900,000)	(690)	(68,013,596)	-	(68,014,286)
Allocation of offering costs to ordinary shares subject to possible redemption	-	-	2,933,590	-	2,933,590
Accretion of carrying value to redemption value	-	-	(3,312,992)	(951,312)	(4,264,304)
Subsequent remeasurement of ordinary shares subject to possible redemption	-	-	-	(3,000,071)	(3,000,071)
Net income	-	-	-	2,265,806	2,265,806

Balance as of December 31, 2024	2,063,000	$206	$-	$(1,854,174)	$(1,853,968)

	For the year ended December 31, 2023
	Ordinary shares		Additional		Total
	No. of shares	Amount	paid-in capital	Accumulated deficit	Shareholders’ deficit

Balance as of December 31, 2022	1,725,000	$173	$24,827	$(81,326)	$(56,326)

Net loss	-	-	-	(87,271)	(87,271)

Balance as of December 31, 2023	1,725,000	$173	$24,827	$(168,597)	$(143,597)

See accompanying notes to financial statements.

F-51

DT CLOUD ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2024	For the year ended December 31, 2023
Cash flows from operating activities:
Net income (loss)	$2,265,806	$(87,271)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Dividend income earned on cash and investment held in trust account	(3,000,071)	-
Change in operating assets and liabilities:
Prepaid expenses	(8,384)	(8,446)
Due to Sponsor – related party	(87,855)	76,288
Accrued liabilities	143,813	24,247

Net cash (used in) provided by operating activities	(686,691)	4,818

Cash flows from investing activities:
Proceeds deposited in Trust Account	(69,345,000)	-

Net cash used in investing activities	(69,345,000)	-

Cash flows from financing activities:
Advance from related party	(490,000)	490,000
Proceed from public offering, net of offering costs	67,833,894	-
Proceed from private placement	2,345,000	-

Net cash provided by financing activities	69,688,894	490,000

NET CHANGE IN CASH	(342,797)	494,818

CASH, BEGINNING OF YEAR	494,818	-

CASH, END OF YEAR	$152,021	$494,818

Reconciliation to amounts on balance sheets:
Cash	$152,021	$69,818
Cash in escrow	-	425,000
	$152,021	$494,818

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of representative shares	$10	$-
Initial classification of ordinary shares subject to possible redemption	$68,014,286	$-
Allocation of offering costs to ordinary shares subject to possible redemption	$2,933,590	$-
Accretion of carrying value to redemption value	$4,264,304	$-
Subsequent remeasurement of ordinary shares subject to possible redemption	$3,000,071	$-
Accrued underwriting compensation	$1,725,000	$-

See accompanying notes to financial statements.

F-52

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

DT Cloud Acquisition Corporation (the “Company”) is an incorporated blank check company incorporated as a Cayman Islands exempted company on July 7, 2022, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

As of December 31, 2024, the Company has not commenced any operations. All activities through December 31, 2024 relate to the Company’s formation and the initial public offering (the “Initial Public Offering” or “IPO”). Since the Initial Public Offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income and dividend income on investments held in the trust account. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2024. On February 23, 2024, the Company consummated the Initial Public Offering of 6,900,000 units (the “Public Units”), which includes 900,000 Public Units upon the full exercise by the underwriter of its over-allotment option, at $10.00 per Public Unit, generating gross proceeds of $69,000,000 to the Company. Each Public Unit consists of one ordinary share and one right (“Public Rights”). Each whole Public Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 234,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to DT Cloud Capital Corp. (the “Sponsor”), generating gross proceeds of $2,345,000 to the Company. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of the initial business combination.

Transaction costs amounted to $2,976,106, consisting of $966,000 of underwriting commissions, $1,725,000 of deferred underwriting commissions and $285,106 of other offering costs.

Trust Account

Following the closing of the Initial Public Offering, an aggregate amount of $69,345,000 ($10.05 per Public Unit) placed in the Company’s trust account (“Trust Account”) established for the benefit of the Company’s public shareholders and maintained by Continental Stock Transfer & Trust Company, acting as trustee, will be invested only in U.S. government treasury bills, with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds in the Trust Account will not be released until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial Business Combination within 9 months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete its initial Business Combination within nine months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination), subject to applicable law.

F-53

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with an initial Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company shall not consummate such Business Combination unless the Company has net tangible assets of at least $5,000,001 after payment of the deferred underwriting commissions, either immediately prior to, or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the public shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their public shares for a pro rata portion of the amount then in the Trust Account (initially $10.05 per public share, subject to increase of up to an additional $0.03 per public share per month in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their public shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

F-54

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as described in Note 5) (as defined the “initial shareholders”) are identical to the ordinary shares included in the units being sold in this offering except that the founder shares are subject to certain transfer restrictions, as described in more detail below: the sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial business combination, (ii) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association (A) to modify the substance or timing of obligation to provide for the redemption of public shares in connection with an initial business combination or to redeem 100% of public shares if the Company have not consummated the initial business combination within the timeframe set forth therein or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fail to complete the initial business combination within nine months from the closing of this offering (or up to 21 months from the closing of this offering if the Company extend the period of time to consummate a business combination, as described in more detail in this prospectus) (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fail to complete the initial business combination within the prescribed time frame).

The Company’s amended and restated memorandum and articles of association provided that the Company complete its initial business combination within nine months (or 12 months if the Company executes a definitive agreement for an initial business combination) from the closing of the IPO, the Company may extend the period of time to consummate a Business Combination up to twelve times, each by an additional one month each time (for a total of 24 months to complete a Business Combination (the “Combination Period”), including automatic extension period). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $207,000 (approximately $0.03 per public share), on or prior to the date of the applicable deadline, for each month extension. Any funds which may be provided to extend the time frame will be in the form of a loan to the Company from the Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company completes a Business Combination.

F-55

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Company entered into a definitive business combination agreement on October 22, 2024, which is within nine months after the closing of the IPO, as such the Company had an automatic three-month extension to the original nine months from the closing of the IPO to consummate its initial business combination.

On February 22, 2025, the Company deposited $207,000 into the Trust Account in order to extend the amount of available time to complete a business combination until March 23, 2025.

On March 25, 2025, the Company deposited $150,949 into the Trust Account in order to extend the amount of available time to complete a business combination until April 23, 2025.

Business combination agreement

On September 3, 2024, the Company entered into a non-binding letter of intent (the “LOI”) with Shanghai Maius Pharmaceutical Technology Co., LTD (“Shanghai Maius”). Under the terms of the LOI, the Company would acquire 100% of Shanghai Maius’s outstanding equity and equity equivalents or all of its business.

On October 22, 2024, the Company, Maius Pharmaceutical Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Maius”)”, Maius Pharmaceutical Group Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Pubco”) incorporated for the purpose of serving as the public listed company whose shares shall be traded on The Nasdaq Stock Market LLC (“Nasdaq”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”), and XXW Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands as Maius’ representative (the “Shareholders’ Representative”), entered into a business combination agreement (the “Business Combination Agreement”).

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) on the date on which the closing actually occurs (the “Closing Date”), Merger Sub 1 shall be merged with and into the Company (the “SPAC Merger”), with the Company continuing as the surviving company of the merger as a wholly-owned subsidiary of the Pubco (the “SPAC Merger Surviving Corporation”) and the separate existence of the Merger Sub 1 shall cease, and (ii) on the Closing Date and immediately following the SPAC Merger, Merger Sub 2 shall be merged with and into Maius (the “Acquisition Merger”, together with the SPAC Merger, the “Mergers”), with Maius continuing as the surviving company of the Acquisition Merger as a wholly-owned subsidiary of the Pubco (the “Surviving Corporation”) and the separate existence of the Merger Sub 2 shall cease. The Mergers and each of the other transactions contemplated by the Business Combination Agreement and other Ancillary Documents are collectively referred to as the “Transactions.” Under the Agreement, the aggregate consideration is Two Hundred and Fifty Million Dollars ($250,000,000) (the “Closing Date Merger Consideration” or “Consideration”), which will be paid entirely in newly issued ordinary shares of Pubco.

Liquidation

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.05.

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DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.05 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the “Initial Public Offering” against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavouring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an Initial Business Combination within the prescribed period of time (subject to the Amended Extension Payment is made as required for each monthly extension), the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. The Company intends to continue to seek to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that we will be able to consummate any business combination within the prescribed period of time.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

●	Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-57

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

●	Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

●	Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2024 and 2023, the cash balance was $152,021 and $69,818, respectively. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

●	Cash and Investments held in trust account

As of December 31, 2024 and 2023, substantially all of the assets held in the Trust Account were held in U.S. Treasury Securities Money Market Funds. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in dividend income earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information. As of December 31, 2024 and 2023, the estimated fair values of investments held in Trust Account was $72,345,071. There were no cash and investments held in Trust as of December 31, 2023.

F-58

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

●	Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2024 and 2023, 6,900,000 and 0 ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet, respectively.

●	Deferred offering costs

Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet dates that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

F-59

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

●	Net income (loss) per share

The Company calculates net income (loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Net income (loss) per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. Income and losses are shared pro rata between the redeemable shares and non-redeemable shares. Remeasurement associated with the redeemable shares of ordinary shares is excluded from earnings per share as the redemption value approximates fair value. The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per ordinary share is the same as basic income (loss) per ordinary share for the periods presented. The rights cannot be converted to shares of common stock prior to an initial Business Combination; therefore, they have been classified as anti-dilutive.

The net income (loss) per share presented in the statements of operations is based on the following:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Net income (loss)	$2,265,806	$(87,271)

	For the year ended		For the year ended
	December 31, 2024		December 31, 2023
	Redeemable Ordinary Share	Non-Redeemable Ordinary Share	Redeemable. Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income (loss) per ordinary share:
Numerators:
Allocation of net income (loss)	$1,688,060	$577,746	$-	$(87,271)
Allocation of net income (loss)	$1,688,060	$577,746	$-	$(87,271)
Denominators:
Weighted-average shares outstanding	5,881,967	2,013,131	-	1,500,000
Basic and diluted net income (loss) per ordinary share	$0.29	$0.29	$-	$(0.06)

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-60

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

●	Level 2 - Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

●	Level 3 - Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

●	Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

●	Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023 - 07 in the fiscal year 2024 and there was no significant impact.

NOTE 3 – INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,900,000 Public Units, which includes 900,000 Public Units upon the full exercise by the underwriter of its over-allotment option, at a purchase price of $10.00 per Public Unit. Each Unit will consist of one ordinary share and one Public Right. Each whole Public Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of initial business combination.

All of the 6,900,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

F-61

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares are affected by charges against additional paid in capital and accumulated deficit.

NOTE 4 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 234,500 Private Placement Units, at a price of $10.00 per Private Placement Unit. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of the initial business combination.

The Private Placement Units are identical to the Public Units sold in the Initial Public Offering except for certain registration rights and transfer restrictions.

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

In July 2022, the Company issued an aggregate of 1,725,000 founder shares (“Founder Shares”) to the initial shareholders, so that the Sponsor collectively owned 20% of the Company’s issued and outstanding shares after the Initial Public Offering for an aggregate purchase price of $25,000 (see Note 6).

Promissory Note — Related Party

On August 5, 2022, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest-bearing and payable on the consummation of initial business combination or converted upon consummation of the business combination into additional private units at a price of $10.00 per unit.

As of December 31, 2024 and 2023, the principal amount due and owing under the Promissory Note was $0 and $217,614, respectively.

F-62

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Due to Related Party

As of December 31, 2024 and 2023, the Company had a temporary advance of $129,759 and $490,000 from the Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Arrangement

An affiliate of the Sponsor will agree that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of this offering for 9 months (or up to 21 months if the Company extends the Combination Period). As of December 31, 2024 and 2023, the unpaid services fees of $100,000 and $0, respectively. For the years ended December 31, 2024 and 2023, the Company incurred $100,000 and $0 in fees for these services, respectively.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $300,000. As of December 31, 2024 and 2023, the Company has no principal amount due and owing under the Working Capital Loans.

NOTE 6 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par value of $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of December 31, 2024 and 2023, 2,063,000 and 1,725,000 Ordinary Shares were issued and outstanding excluding 6,900,000 and 0 shares subject to possible redemption, respectively, so that the initial shareholders will own 20% of the issued and outstanding shares after the Initial Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Initial Public Offering). As a result of the underwriters’ full exercise of their over-allotment option on February 23, 2024, no Founder Shares are currently subject to forfeiture.

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DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Rights — Each holder of a right will receive one-seventh (1/7) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/7 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

NOTE 7 – FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. There were none at December 31, 2023.

	December 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Cash and Investments held in trust account	$72,345,071	$72,345,071	$-	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently assessing to evaluate the impact of the COVID-19 pandemic, the Russia-Ukraine war and the conflict in Israel and Palestine on the industry and has concluded that these events are outside of Company’s control and may arise from time to time may adversely affect the global economy or capital markets, and the business of any potential target business with which the Company may consummate a business combination could be materially and adversely affected and the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-64

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on February 23, 2024, the holders of the Founder Shares, Private Placement Units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company’s register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company completion of initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The underwriters are entitled to a cash underwriting discount of 2.5% of the gross proceeds of the Initial Public Offering, or $1,725,000, upon the closing of the Business Combination.

On February 23, 2024, the Company issued 103,500 ordinary shares of $0.0001 par value each to Brookline Capital Markets, a division of Arcadia Securities (hereafter – the Representative Shares), at the closing of the IPO as part of representative compensation.

NOTE 9 – SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which includes formational and operating expenses and interest income and dividend income earned on cash and investments held in trust account which are included in the accompanying statements of operations.

The key measures of segment profit or loss reviewed by our CODM are interest income and dividend income earned on cash and investments held in trust account and formational and operating costs. The CODM reviews interest income and dividend income earned on cash and investments held in trust account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formational and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formational and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

F-65

DT CLOUD ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the   financial statements.

On January 20, 2025, the Company entered into certain Subscription Agreement (the “Subscription Agreement”) with Maius, Pubco and certain investor (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at a purchase price equal to $10.00 per share in a private placement (the “Private Placement”) in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement.

On February 22, 2025, the Company deposited $207,000 into the Trust Account in order to extend the amount of available time to complete a business combination until March 23, 2025.

On March 20, 2025, the Company held an extraordinary general meeting of shareholders and passed a special resolution to amend our amended and restated memorandum and articles of association then effective, giving the Company the right to extend the date by which it has to complete a business combination up to May 23, 2026.

On March 25, 2025, the Company deposited $150,949 into the Trust Account in order to extend the amount of available time to complete a business combination until April 23, 2025.

On March 24, 2025, in connection with the stockholders vote at the Extraordinary General Meeting, 1,868,367 shares were redeemed by certain shareholders at a price of approximately $10.61 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $19,821,345.

F-66

DT CLOUD ACQUISITION CORPORATION

UNAUDITED BALANCE SHEETS

	As of March 31, 2025	As of December 31, 2024

ASSETS
Current Assets:
Cash	$1	$152,021
Prepaid expenses	68,862	16,830

Total Current Assets	68,863	168,851

Cash and Investments held in trust account	53,622,021	72,345,071

TOTAL ASSETS	$53,690,884	$72,513,922

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued liabilities	$210,513	$168,060
Due to related party	333,528	129,759
Other payable	300,000	-

Total Current Liabilities	844,041	297,819

Deferred Underwriting Compensation	1,725,000	1,725,000

TOTAL LIABILITIES	2,569,041	2,022,819

Commitments and contingencies
Ordinary shares subject to possible redemption, 5,031,633 and 6,900,000 shares issued and outstanding at redemption value of $10.66 and $10.48 as of March 31, 2025 and December 31, 2024, respectively	53,622,021	72,345,071

Shareholders’ Deficit:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,063,000 and 2,063,000 shares issued and outstanding (excluding 5,031,633 and 6,900,000 shares, subject to possible redemption as of March 31, 2025 and December 31, 2024, respectively)	206	206
Accumulated Deficit	(2,500,384)	(1,854,174)

Total Shareholders’ Deficit	(2,500,178)	(1,853,968)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$53,690,884	$72,513,922

See accompanying notes to unaudited financial statements.

F-67

DT CLOUD ACQUISITION CORPORATION

UNAUDITED STATEMENTS OF OPERATIONS

	For the three months ended March 31,	For the three months ended March 31,
	2025	2024

Formation and operating costs	$(288,262)	$(302,382)

Other income:
Dividend income earned on cash and investment held in Trust Account	740,346	346,250
Interest income	1	7

Total other income	740,347	346,257

NET INCOME	$452,085	$43,875

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	6,754,683	2,805,495
Basic and diluted net income per ordinary shares subject to possible redemption	$0.05	0.01

Basic and diluted weighted average shares outstanding, ordinary shares not subject to possible redemption	2,063,000	1,862,429
Basic and diluted net income per share, ordinary shares not subject to possible redemption	$0.05	$0.01

See accompanying notes to unaudited financial statements.

F-68

DT CLOUD ACQUISITION CORPORATION

UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the three months ended March 31, 2025
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	No. of shares	Amount	capital	deficit	deficit

Balance as of December 31, 2024	2,063,000	$206	$-	$(1,854,174)	$(1,853,968)

Extension funds attributable to common stock subject to redemption	-	-	-	(357,949)	(357,949)
Remeasurement of ordinary shares subject to possible redemption	-	-	-	(740,346)	(740,346)
Net income	-	-	-	452,085	452,085

Balance as of March 31, 2025	2,063,000	$206	$-	$(2,500,384)	$(2,500,178)

	For the three months ended March 31, 2024
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	No. of shares	Amount	capital	deficit	deficit

Balance as of December 31, 2023	1,725,000	$173	$24,827	$(168,597)	$(143,597)

Sale of units in initial public offering, net of offering costs	6,900,000	690	66,023,204	-	66,023,894
Sale of units to the founder in private placement	234,500	23	2,344,977	-	2,345,000
Issuance of representative shares	103,500	10	(10)	-	-
Initial classification of ordinary shares subject to possible redemption	(6,900,000)	(690)	(68,013,596)	-	(68,014,286)
Allocation of offering costs to ordinary shares subject to possible redemption	-	-	2,933,590	-	2,933,590
Accretion of carrying value to redemption value	-	-	(3,312,992)	(951,312)	(4,264,304)
Subsequent remeasurement of ordinary shares subject to possible redemption	-	-	-	(346,250)	(346,250)
Net income	-	-	-	43,875	43,875

Balance as of March 31, 2024	2,063,000	$206	$-	$(1,422,284)	$(1,422,078)

See accompanying notes to unaudited financial statements.

F-69

DT CLOUD ACQUISITION CORPORATION

UNAUDITED STATEMENTS OF CASH FLOWS

	For the three months ended March 31, 2025	For the three months ended March 31, 2024
Cash flows from operating activities:
Net income	$452,085	$43,875
Adjustments to reconcile net income to net cash used in operating activities:
Dividend income earned on cash and investment held in trust account	(740,346)	(346,250)
Change in operating assets and liabilities:
Prepaid expenses	(52,032)	(65,722)
Due to related party	44,281	(207,614)
Accrued liabilities	42,453	76,836

Net cash used in operating activities	(253,559)	(498,875)

Cash flows from investing activities:
Proceeds deposited in Trust Account	-	(69,345,000)
Extension payments deposited in Trust Account	(357,949)	-
Cash withdrawn from Trust Account in connection to redemption	19,821,345	-

Net cash provided by (used in) investing activities	19,463,396	(69,345,000)

Cash flows from financing activities:
Redemption of ordinary shares	(19,821,345)	-
Due to related party	159,488	(490,000)
Other payables	300,000	-
Proceed from public offering, net of offering costs	-	67,833,894
Proceed from private placement	-	2,345,000

Net cash provided by (used in) financing activities	(19,361,857)	69,688,894

NET CHANGE IN CASH	(152,020)	(154,981)

CASH, BEGINNING OF YEAR	152,021	494,818

CASH, END OF YEAR	$1	$339,837

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of representative shares	$-	$10
Initial classification of ordinary shares subject to possible redemption	$-	$68,014,286
Allocation of offering costs to ordinary shares subject to possible redemption	$-	$2,933,590
Accretion of carrying value to redemption value	$-	$4,264,304
Extension funds attributable to common stock subject to redemption	$357,949	$-
Remeasurement of ordinary shares subject to possible redemption	$740,346	$346,250
Accrued underwriting compensation	$-	$1,725,000

See accompanying notes to unaudited financial statements.

F-70

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

DT Cloud Acquisition Corporation (the “Company”) is an incorporated blank check company incorporated as a Cayman Islands exempted company on July 7, 2022, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

As of March 31, 2025, the Company has not commenced any operations. All activities through March 31, 2025 relate to the Company’s formation and the initial public offering (the “Initial Public Offering” or “IPO”). Since the Initial Public Offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income and dividend income on cash and investments held in the trust account. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective on February 14, 2024. On February 23, 2024, the Company consummated the Initial Public Offering of 6,900,000 units (the “Public Units”), which includes 900,000 Public Units upon the full exercise by the underwriter of its over-allotment option, at $10.00 per Public Unit, generating gross proceeds of $69,000,000 to the Company. Each Public Unit consists of one ordinary share and one right (“Public Rights”). Each whole Public Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of initial business combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 234,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to DT Cloud Capital Corp. (the “Sponsor”), generating gross proceeds of $2,345,000 to the Company. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of the initial business combination.

Transaction costs amounted to $2,976,106, consisting of $966,000 of underwriting commissions, $1,725,000 of deferred underwriting commissions and $285,106 of other offering costs.

Trust Account

Following the closing of the Initial Public Offering, an aggregate amount of $69,345,000 ($10.05 per Public Unit) placed in the Company’s trust account (“Trust Account”) established for the benefit of the Company’s public shareholders and maintained by Continental Stock Transfer & Trust Company, acting as trustee, will be invested only in U.S. government treasury bills, with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds in the Trust Account will not be released until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial Business Combination within 9 months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete its initial Business Combination within nine months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination), subject to applicable law.

F-71

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with an initial Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company shall not consummate such Business Combination unless the Company has net tangible assets of at least $5,000,001 after payment of the deferred underwriting commissions, either immediately prior to, or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the public shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their public shares for a pro rata portion of the amount then in the Trust Account (initially $10.05 per public share, subject to increase of up to an additional $0.03 per public share per month in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their public shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

F-72

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination..

The Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as described in Note 5) (as defined the “initial shareholders”) are identical to the ordinary shares included in the units being sold in this offering except that the founder shares are subject to certain transfer restrictions, as described in more detail below: the sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial business combination, (ii) to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association (A) to modify the substance or timing of obligation to provide for the redemption of public shares in connection with an initial business combination or to redeem 100% of public shares if the Company have not consummated the initial business combination within the timeframe set forth therein or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fail to complete the initial business combination within nine months from the closing of this offering (or up to 21 months from the closing of this offering if the Company extend the period of time to consummate a business combination, as described in more detail in this prospectus) (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fail to complete the initial business combination within the prescribed time frame).

The Company’s amended and restated memorandum and articles of association provided that the Company complete its initial business combination within nine months (or 12 months if the Company executes a definitive agreement for an initial business combination) from the closing of the IPO, the Company may extend the period of time to consummate a Business Combination up to twelve times, each by an additional one month each time (for a total of 24 months to complete a Business Combination (the “Combination Period”), including automatic extension period). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $207,000 (approximately $0.03 per public share), on or prior to the date of the applicable deadline, for each month extension. Any funds which may be provided to extend the time frame will be in the form of a loan to the Company from the Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company completes a Business Combination.

The Company entered into a definitive business combination agreement on October 22, 2024, which is within nine months after the closing of the IPO, as such the Company had an automatic three-month extension to the original nine months from the closing of the IPO to consummate its initial business combination.

F-73

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

On January 20, 2025, the Company entered into certain Subscription Agreement (the “Subscription Agreement”) with Maius, Pubco and certain investor (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and Pubco agreed to issue and sell to the Investor, 30,000 ordinary shares of Pubco, par value $0.0001 per share, at a purchase price equal to $10.00 per share in a private placement (the “Private Placement”) in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The purchase price was paid into Escrow in accordance with the Business Combination Agreement. The closing of the Private Placement is conditioned upon, among other things, the completed or concurrent consummation of the Transactions set forth in the Business Combination Agreement.  In the event, the Business Combination Agreement is terminated, the purchase price share be returned to the investor. During the three months ended March 31, 2025, a total of $300,000 in expenses and extension loan was paid from Escrow on behalf of the Company and is presented as other payable in the unaudited balance sheet.

On February 22, 2025, the Company deposited $207,000 into the Trust Account in order to extend the amount of available time to complete a business combination until March 23, 2025.

On March 20, 2025, the Company held an extraordinary general meeting of shareholders and passed a special resolution to amend our amended and restated memorandum and articles of association then effective, giving the Company the right to extend the date by which it has to complete a business combination up to May 23, 2026.

On March 24, 2025, in connection with the stockholders vote at the Extraordinary General Meeting, 1,868,367 shares were redeemed by certain shareholders at a price of approximately $10.61 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $19,821,345.

On March 25, 2025, the Company deposited $150,949 into the Trust Account in order to extend the amount of available time to complete a business combination until April 23, 2025.

From February 2025 to March 2025, the Company using the funds held outside the Trust Account, the Company made two time deposit for an aggregate of $357,949, to the Trust Account and extended the Combination Period from January 23, 2025 to April 23, 2025. The Company has the right to extend the Combinations Period for an additional month, from April 24, 2025 to May 23, 2025. As of the date that these unaudited financial statements were issued, the Company has not deposited such extension fees to the Trust Account.

Business combination agreement

On September 3, 2024, the Company entered into a non-binding letter of intent (the “LOI”) with Shanghai Maius Pharmaceutical Technology Co., LTD (“Shanghai Maius”). Under the terms of the LOI, the Company would acquire 100% of Shanghai Maius’s outstanding equity and equity equivalents or all of its business.

On October 22, 2024, the Company, Maius Pharmaceutical Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Maius”)”, Maius Pharmaceutical Group Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Pubco”) incorporated for the purpose of serving as the public listed company whose shares shall be traded on The Nasdaq Stock Market LLC (“Nasdaq”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”), and XXW Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands as Maius’ representative (the “Shareholders’ Representative”), entered into a business combination agreement (the “Business Combination Agreement”).

F-74

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, (i) on the date on which the closing actually occurs (the “Closing Date”), Merger Sub 1 shall be merged with and into the Company (the “SPAC Merger”), with the Company continuing as the surviving company of the merger as a wholly-owned subsidiary of the Pubco (the “SPAC Merger Surviving Corporation”) and the separate existence of the Merger Sub 1 shall cease, and (ii) on the Closing Date and immediately following the SPAC Merger, Merger Sub 2 shall be merged with and into Maius (the “Acquisition Merger”, together with the SPAC Merger, the “Mergers”), with Maius continuing as the surviving company of the Acquisition Merger as a wholly-owned subsidiary of the Pubco (the “Surviving Corporation”) and the separate existence of the Merger Sub 2 shall cease. The Mergers and each of the other transactions contemplated by the Business Combination Agreement and other Ancillary Documents are collectively referred to as the “Transactions.” Under the Agreement, the aggregate consideration is Two Hundred and Fifty Million Dollars ($250,000,000) (the “Closing Date Merger Consideration” or “Consideration”), which will be paid entirely in newly issued ordinary shares of Pubco.

Liquidation

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.05.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.05 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the “Initial Public Offering” against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavouring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-75

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an Initial Business Combination within the prescribed period of time (subject to the Amended Extension Payment is made as required for each monthly extension), the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. As of the date that these unaudited financial statements were issued, the Company has not deposited the April 2025 required extension fee into the Trust Account. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying unaudited financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern. The Company intends to continue to seek to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that we will be able to consummate any business combination within the prescribed period of time.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation

These accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial statements and Article 8 of Regulation S-X. They do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year.

● Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-76

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

● Use of estimates

The preparation of unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

● Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2025 and December 31, 2024, the cash balance was $1 and $152,021, respectively. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024.

● Cash and Investment held in trust account

As of March 31, 2025 and December 31, 2024, substantially all of the assets held in the Trust Account were held in money market funds investing in U.S. Treasuries. Investments in money market funds are presented on the unaudited balance sheets at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in dividend income earned on investments held in the Trust Account in the accompanying unaudited statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information. As of March 31, 2025 and December 31, 2024, the estimated fair values of investments held in Trust Account was $53,622,021 and $72,345,071, respectively.

● Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of March 31, 2025 and December 31, 2024, 5,031,633 and 6,900,000 ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s unaudited balance sheets, respectively.

F-77

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

● Deferred offering costs

Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet dates that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering.

● Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their unaudited financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

● Net income per share

The Company calculates net income per share in accordance with ASC Topic 260, “Earnings per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. Income and losses are shared pro rata between the redeemable shares and non-redeemable shares. Remeasurement associated with the redeemable shares of ordinary shares is excluded from earnings per share as the redemption value approximates fair value. The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income per ordinary share is the same as basic income (loss) per ordinary share for the periods presented. The rights cannot be converted to shares of common stock prior to an initial Business Combination; therefore, they have been classified as anti-dilutive.

F-78

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The net income per share presented in the statements of operations is based on the following:

	For the three months ended March 31, 2025	For the three months ended March 31, 2024
Net income	$452,085	$43,875

	For the three months ended		For the three months ended
	March 31, 2025		March 31, 2024
	Redeemable Ordinary Share	Non-Redeemable Ordinary Share	Redeemable. Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income per ordinary share:
Numerators:
Allocation of net income	$346,314	$105,771	$26,370	$17,505
Allocation of net income	$346,314	$105,771	$26,370	$17,505
Denominators:
Weighted-average shares outstanding	6,754,683	2,063,000	2,805,495	1,862,429
Basic and diluted net income per ordinary share	$0.05	$0.05	$0.01	$0.01

● Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

● Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying unaudited balance sheet, primarily due to their short-term nature.

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

●	Level 2 - Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

●	Level 3 - Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

F-79

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

● Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

● Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,900,000 Public Units, which includes 900,000 Public Units upon the full exercise by the underwriter of its over-allotment option, at a purchase price of $10.00 per Public Unit. Each Unit will consist of one ordinary share and one Public Right. Each whole Public Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of initial business combination.

All of the 6,900,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares are affected by charges against additional paid in capital and accumulated deficit.

NOTE 4 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement of 234,500 Private Placement Units, at a price of $10.00 per Private Placement Unit. Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-seventh (1/7) ordinary share upon consummation of the initial business combination.

The Private Placement Units are identical to the Public Units sold in the Initial Public Offering except for certain registration rights and transfer restrictions.

F-80

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

In July 2022, the Company issued an aggregate of 1,725,000 founder shares (“Founder Shares”) to the initial shareholders, so that the Sponsor collectively owned 20% of the Company’s issued and outstanding shares after the Initial Public Offering for an aggregate purchase price of $25,000 (see Note 6).

Due to Related Party

As of March 31, 2025 and December 31, 2024, the Company had a temporary advance of $333,528 and $129,759 from the Sponsor, respectively. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Arrangement

An affiliate of the Sponsor will agree that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of this offering for 9 months (or up to 21 months if the Company extends the Combination Period). As of March 31, 2025 and December 31, 2024, the unpaid services fees of $130,000 and $100,000, respectively included in due to related party on the unaudited balance sheets. For the three months ended March 31, 2025 and 2024, the Company incurred $30,000 and $10,000 in fees for these services, respectively.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $300,000. As of March 31, 2025 and December 31, 2024, the Company has no principal amount due and owing under the Working Capital Loans.

F-81

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 6 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par value of $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share.

As of March 31, 2025 and December 31, 2024, 2,063,000 and 2,063,000 Ordinary Shares were issued and outstanding excluding 5,031,633 and 6,900,000 shares subject to possible redemption, respectively, so that the initial shareholders will own 20% of the issued and outstanding shares after the Initial Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Initial Public Offering). As a result of the underwriters’ full exercise of their over-allotment option on February 23, 2024, no Founder Shares are currently subject to forfeiture.

Rights — Each holder of a right will receive one-seventh (1/7) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/7 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

NOTE 7 – FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

F-82

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2025 and December 31, 2024, respectively and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	March 31, 2025	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Cash and Investments held in trust account	$53,622,021	$53,622,021	$-	$-

	December 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Cash and Investments held in trust account	$72,345,071	$72,345,071	$-	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently assessing to evaluate the impact of the Russia-Ukraine war and the conflict in Israel and Palestine on the industry and has concluded that these events are outside of Company’s control and may arise from time to time may adversely affect the global economy or capital markets, and the business of any potential target business with which the Company may consummate a business combination could be materially and adversely affected and the specific impact is not readily determinable as of the date of these unaudited financial statements. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on February 23, 2024, the holders of the Founder Shares, Private Placement Units (including securities contained therein), and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans (and) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company’s register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company completion of initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter Agreement

The underwriters are entitled to a cash underwriting discount of 2.5% of the gross proceeds of the Initial Public Offering, or $1,725,000, upon the closing of the Business Combination.

On February 23, 2024, the Company issued 103,500 ordinary shares of $0.0001 par value each to Brookline Capital Markets, a division of Arcadia Securities (hereafter – the Representative Shares), at the closing of the IPO as part of representative compensation.

F-83

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 9 – SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their unaudited financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which includes formational and operating expenses and interest income and dividend income earned on cash and investments held in trust account which are included in the accompanying statements of operations.

The key measures of segment profit or loss reviewed by the CODM are interest income and dividend income earned on cash and investments held in trust account and formational and operating costs. The CODM reviews interest income and dividend income earned on cash and investments held in trust account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formational and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formational and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited financial statements were issued. Other than as described in these unaudited financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited financial statements.

On April 23, 2025, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) and obtain approval by special resolution, the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the maximum period the Company may extend the period of time to consummate a Business Combination, on a month-to-month basis and subject to the sponsor depositing additional funds for each one-month extension into the trust account, from up to fifteen times (i.e., until May 23, 2026) to up to eighteen times (i.e., until August 23, 2026), by amending the Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”).

On April 23, 2025, the Trust Amendment Proposal was approved to amend by ordinary resolution, the Investment Management Trust Agreement, dated February 20, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to reflect the Extension Amendment Proposal.

On April 23, 2025, in connection with the vote to approve the Extension Amendment Proposal and the Trust Amendment Proposal, holders of 326,904 ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.68 per share, for an aggregate redemption amount of approximately $3,492,160.

F-84

DT CLOUD ACQUISITION CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

On May 23, 2025, in connection with the stockholders vote at the Extraordinary General Meeting, the monthly fee (the “Monthly Extension Fee”) payable by the sponsor and/or its designee into the trust account to extend the date by which the Company must consummate its initial business combination (the “Combination Period”) from an amount equal to $0.03 per unit to $60,000 for all outstanding Public Shares (the “Amended Monthly Extension Fee”). The first Amended Monthly Extension Fee must be made by May 23, 2025.

On May 23, 2025, in connection with the stockholders vote at the Extraordinary General Meeting, 3,872,314 shares were redeemed by certain shareholders at a price of approximately $10.69 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $41,395,036.

On May 27, 2025, the Company issued unsecured promissory note (the “Note”) in an amount of $201,959 to Maius. This Note does not bear interest and mature within 15 days upon the closing of a business combination by the Company. The Company can elect to repay the Note at its discretion by i) cash payment, (ii) issuance of ordinary shares upon closing of the business combination at the average stock price or (iii) settlement of the Company’s transaction expenses.

As of the date that these unaudited financial statements were issued, $210,939 was fully borrowed under this Note.

As of the date that these unaudited financial statements were issued, the Company has not deposited the April and May 2025 required extension fee to the Trust Account.

F-85

Annex A

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 22, 2024, is entered into by and among DT Cloud Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), Maius Pharmaceutical Co., Ltd., a Cayman Islands exempted company (the “Company”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”), Chelsea Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), Chelsea Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”) and XXW Investment Limited, a BVI business company, as the Company Shareholders’ Representative (the “Shareholders’ Representative”).

W I T N E S E T H:

WHEREAS, the Company is in the business of biopharmaceutical technology research and development (the “Business”);

WHEREAS, SPAC is a blank check company formed for the sole purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, the Shareholders’ Representative has incorporated Pubco, a Cayman Islands exempted company and wholly-owned subsidiary of the Shareholders’ Representative in accordance with the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”) in connection with the Closing for the purpose of serving as the public listed company whose shares shall be traded on Nasdaq;

WHEREAS, Pubco has incorporated Merger Sub 1, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco for the sole purpose of merging with and into SPAC (the “SPAC Merger”) with SPAC being the surviving entity in the SPAC Merger and becoming a wholly-owned subsidiary of Pubco (the “SPAC Merger Surviving Corporation”);

WHEREAS, Pubco has incorporated Merger Sub 2, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco for the sole purpose of merging with and into the Company (the “Acquisition Merger”) with the Company being the surviving entity in the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco (the “Surviving Corporation”);

WHEREAS, concurrently with the Closing, the Shareholders’ Representative in its capacity as sole shareholder of Pubco shall adopt the amended and restated memorandum and articles of association of Pubco in the form to be agreed between the Company and SPAC (the “Pubco A&R Articles”) and the Pubco A&R Articles shall be the memorandum and articles of association of Pubco until thereafter amended in accordance with the terms thereof and the Cayman Companies Act;

WHEREAS, for U.S. federal income Tax purposes, the parties hereto intend that the SPAC Merger and the Acquisition Merger will qualify as a single integrated transaction that qualifies for nonrecognition treatment under Section 351 of the Code. The Boards of Directors of the SPAC, the Company, Pubco, Merger Sub 1, Merger Sub 2 and the Shareholders’ Representative have approved this Agreement and the Ancillary Agreements and the transactions contemplated hereunder and thereunder, including the Mergers;

WHEREAS, the Board of Directors of the Company has determined that this Agreement, the Acquisition Merger, the SPAC Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and the Company Shareholders;

WHEREAS, the Board of Directors of SPAC has determined that this Agreement, the SPAC Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are in the best interests of SPAC and its shareholders;

A-1

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Key Company Shareholders, as shareholders holding Company Shares sufficient to constitute the Required Company Shareholder Approval (either as the holder of record or the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act) have each entered into (a) a lock-up agreement with Pubco, the Company and SPAC, the form of which is attached as Exhibit A hereto (each, a “Key Company Shareholder Lock-Up Agreement”), which will become effective as of the Closing, subject to the written waiver by SPAC; and (b) a support agreement with the Company and SPAC, the form of which is attached as Exhibit B hereto (the “Key Company Shareholder Support Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company a support and lock-up agreement, the form of which is attached as Exhibit C hereto (the “Sponsor Support and Lock-up Agreement”), pursuant to which the Sponsor has agreed to, among other things, vote to adopt and approve this Agreement, the Ancillary Agreements and the transactions contemplated hereunder, and become subject to certain lock-up provisions;

WHEREAS, in connection with the consummation of the Mergers, the Company, the Sponsor and Pubco will on or prior to the Closing enter into an amendment to the Registration Rights Agreement of the SPAC dated February 20, 2024, in form and substance to be mutually agreed upon by SPAC and the Company (the “Registration Rights Agreement Amendment”), which will become effective as of the Effective Time; and

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings set forth or as referenced below:

“Acquisition Merger” has the meaning set forth in the Recitals.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than SPAC or its Affiliates) concerning the acquisition of the Company or any of its commonly Controlled Affiliates, any merger or consolidation with or involving the Company or any of its commonly Controlled Affiliates, any acquisition or license of any material assets of the Company or any of its commonly Controlled Affiliates used in, held for use in, necessary for or related to the business of the Company, any “acquihire” or similar transaction involving the transfer of employment of employees of the Company or any of its commonly Controlled Affiliates, or any issuance, acquisition or transfer of any of the share capital of the Company or any of its commonly Controlled Affiliates or any rights convertible into or exchangeable for share capital of the Company or any of its commonly Controlled Affiliates.

“Action” means any action, charge, suit, arbitration, hearing, mediation, audit, inquiry, investigation or other proceeding, whether civil or criminal, at law or in equity, before or by any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means the First Plan of Merger, the Second Plan of Merger, the Key Company Shareholder Lock-Up Agreements, the Key Company Shareholder Support Agreements, the Company Lock-up Agreement, the Sponsor Support and Lock-up Agreement, the Registration Rights Agreement Amendment, the Employment Agreements, and all other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated hereby, including the Letters of Transmittal.

A-2

“Anti-Money Laundering Laws” means any anti-money laundering and/or counter-terrorism legislation, rules, regulations or policies with the force of law, that are applicable to the Company in any jurisdiction.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act, as amended (FCPA), the UK Bribery Act 2010 and the U.S. Travel Act, 18 U.S.C. § 1952.

“Average SPAC Stock Price” means $10 per share.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks in New York, China or the Cayman Islands are authorized or required by applicable Law to be closed for business.

“Cayman Companies Act” has the meaning specified in the Recitals hereto.

“Cayman Islands Registrar” has the meaning set forth in Section 2.02.

“Circular 37” means the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over Overseas Investment and Financing and Round-trip Investments by Domestic Residents via Special Purpose Vehicles (国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知) issued by SAFE on July 4, 2014, and its amendment and interpretation promulgated by SAFE from time to time.

“Closing” has the meaning set forth in Section 3.02.

“Closing Company Cash” has the meaning set forth in Section 4.01(d).

“Closing Company Debt” has the meaning set forth in Section 4.01(d).

“Closing Date” has the meaning set forth in Section 3.02.

“Closing Date Merger Consideration” means $250,000,000 (two hundred and fifty million dollars).

“Closing Date Share Merger Consideration” means certain Pubco Ordinary Shares to be issued to Company Shareholders at the Effective Time, the aggregate number of which shall be equal to the Closing Date Merger Consideration divided by the Average SPAC Stock Price.

“Closing Statement” has the meaning set forth in Section 4.01(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement or other labor Contract (including any contract or agreement with any works council, labor or trade union or other employee representative body).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” has the meaning specified in Section 5.13(a).

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“Company Board” means the board of directors of the Company.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any share capital of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any share capital of the Company.

“Company Disclosure Schedule” has the meaning set forth in Section 12.13(a) and attached hereto as Schedule II.

“Company Dissenting Shares” has the meaning set forth in Section 4.05.

“Company Excluded Shares” has the meaning set forth in Section 4.01.

“Company Fundamental Representations” means the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.03, Section 5.04 (but only clause (a) thereof), Section 5.06 and Section 5.16.

“Company Lock-up Agreement” has the meaning set forth in Section 7.18.

“Company IP” means any and all Intellectual Property owned (or purported to be owned) by the Company Parties.

“Company Material Adverse Effect” means a change, event, effect or circumstance that, individually or in the aggregate, has a material adverse effect on (a) the business, financial condition, assets, Liabilities, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole; provided, however, that no event, change, circumstance, effect, development, condition or occurrence resulting from, arising out of or relating to any of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes in applicable Laws, GAAP or other applicable accounting rules, (ii) changes in general economic, political, business or regulatory conditions, (iii) changes in United States or global financial, credit, commodities, currency or capital markets or conditions, (iv) the outbreak or escalation of war, military action or acts of terrorism, changes due to natural disasters or pandemics, (v) any action expressly required by this Agreement or any Ancillary Agreement or taken with the prior written consent of SPAC, (vi) the public announcement, pendency or completion of the transactions contemplated by this Agreement, (vii) the COVID-19 pandemic, (viii) the failure in and of itself to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition), except, in the case of clauses (i) through (iv) and clause (vii) to the extent such event, change, circumstance, effect, development, condition or occurrence has or would reasonably be expected to have a disproportionately adverse impact on the Company and the Company Subsidiaries taken as a whole as compared to other Persons operating in any of the industries in which the Company and its Subsidiaries operate; or (b) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Company Ordinary Shares” means the ordinary shares, par value $1.00 each, of the Company.

“Company Parties” means the Company, the Company Subsidiaries, Pubco and the Pubco Subsidiaries, collectively, and “Company Party” refers to any one of them.

“Company Product” means each of the products and services (including all versions thereof) that have been or are currently being marketed, distributed, licensed, sold, offered, supported, made available or provided, or for which any Development (as defined below) has commenced, by or on behalf of the Company or any Company Subsidiary.

“Company Service Provider” means each current or former director, officer, employee or consultant or independent contractor of the Company or any Company Subsidiary (excluding attorneys, advisors, accountants and similar professionals).

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“Company Shareholder” means each holder of Company Ordinary Shares.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Transaction Expenses” means, without duplication, (a) all fees, costs and expenses incurred at or prior to the Closing (whether or not billed or accrued for) by or on behalf of the Company or any other Company Party in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including all of the fees, disbursements and expenses of attorneys, actuaries, accountants, financial advisors and other advisors, (b) any severance, change of control, sale, retention or similar bonuses, compensation or payments (together with the employer portion of employment Taxes payable in connection with such amounts) payable to any current or former director, officer, employee or independent contractor of the Company or any Company Party as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and which are payable by reason of any Contracts or arrangements entered into by the Company or any Company Party at or prior to the Closing, and (c) all fees and expenses related to the filing pursuant to the HSR Act, if any.

“Confidentiality Agreement” means the Confidentiality Agreement entered into by the parties on August 2, 2024.

“Contract” means any written or oral note, bond, mortgage, indenture, guarantee, license, agreement, contract, lease, legally binding commitment, legally binding letter of intent or other similar instrument, and any amendments thereto.

“Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “commonly Controlled” shall have correlative meanings.

“Covered Persons” has the meaning set forth in Section 7.13(a).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“CSRC” means the China Securities Regulatory Commission.

“Deductible” has the meaning set forth in Section 11.03(a).

“Development” means non-clinical, pre-clinical and clinical drug discovery, research, and/or development activities, including without limitation quality assurance and quality control development, and any other activities reasonably related to or leading to the development and submission of information to a Regulatory Authority (as defined below), and “Develop” means to engage in Development.

“Direct Claim” has the meaning set forth in Section 11.05.

“Effective Time” has the meaning set forth in Section 3.02.

“Employment Agreements” means the employment agreement between Pubco and all directors and officers of Pubco immediately following the Closing in form and substance to be agreed between Pubco and the Company.

“Encumbrance” means any lien, encumbrance, charge, security interest, mortgage, pledge, indenture, deed of trust, option, right of first offer or refusal or transfer restriction, or any other similar restrictions or limitations on the ownership or use of real or personal property or similar irregularities in title thereto.

“Enforceability Exceptions” means any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

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“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including natural resources) and human health and safety, or the use, storage, emission, disposal or release of or exposure to Hazardous Materials.

“Escrow Agent” means Continental Stock Transfer & Trust Company which shall serve as escrow agent with respect to Escrow Agreement and Escrow Shares.

“Escrow Agreement” means an escrow agreement, in form and substance to be mutually agreed upon by SPAC and the Company, to be entered into on or prior to the Closing and effective at the Closing by and among the Escrow Participants, the Escrow Agent, Pubco and the SPAC with respect to the Escrow Shares.

“Escrow Participants” means all the shareholders of the Company immediately prior to the Closing Date (each being an “Escrow Participant”).

“Escrow Shares” means an aggregate of 5% of the Closing Date Share Merger Consideration issuable to the Escrow Participants at the Effective Time and held by the Escrow Agent pursuant to the Escrow Agreement which shall serve to satisfy the indemnification obligations of the Company to the SPAC Indemnitees pursuant to Section 11. The Escrow Shares shall be allocated among the Escrow Participants based on their respective Pro Rata Portion and transferred to the Escrow Agent upon Closing.

“Exchange Act” has the meaning set forth in Section 6.03(a).

“Financial Statements” has the meaning specified in Section 7.06.

“First Plan of Merger” has the meaning set forth in Section 2.01.

“GAAP” means generally accepted accounting principles and practices in the United States.

“Governing Documents” means, with respect to any Person that is not an individual, the articles or certificate of incorporation, registration or organization bylaws, memorandum and articles of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision or any self-regulated organization, stock exchange or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law) or any arbitrator, arbitration panel, court or tribunal.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold, per- and polyfluoroalkyl substances or pesticides.

“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Immaterial Licenses” means with respect to the Company and its Subsidiaries, any of the following Contracts entered into in the ordinary course of business: (a) permitted use right to confidential information in a nondisclosure agreement; (b) license, assignment, covenant not to sue, or waiver of rights with any current and former employees, consultants or independent contractors of such Person for the benefit of the Company or any Company Subsidiary pursuant to the Company’s (or the Company Subsidiaries’) standard form(s) thereof (copies of which have been provided by the Company to SPAC); and (c) any non-exclusive license that is not material to the Business and is merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license, such as: (i) sales or marketing or similar Contract that includes a license to use the trademarks of the Company or the Company Subsidiaries for the purposes of promoting the goods or services of the Company or the Company Subsidiaries; (ii) vendor Contracts that include permission for the vendor to identify the Company (or a Company Subsidiary) as a customer of the vendor; (iii) Contracts to purchase or lease equipment or materials, such as a photocopier, computer, or mobile phone that also contains a license of Intellectual Property rights; or (iv) license for the use of software that is preconfigured, preinstalled, or embedded on hardware or other equipment.

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“Indebtedness” means, without duplication, (i) all obligations for borrowed money (including all sums due on early termination and repayment or redemption calculated to the Closing Date) or extensions of credit (including under credit cards, bank overdrafts, and advances), (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments (including all sums due on early termination and repayment or redemption calculated to the Closing Date), (iii) all obligations to pay the deferred purchase price of property or services (including any earnouts), except trade accounts payable arising in the ordinary course of business that are not past due, (iv) all obligations of others secured by a lien on any asset of the Company or any Company Subsidiary, (v) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, (vi) all obligations to reimburse the issuer in respect of drawn letters of credit or under performance or surety bonds, or other similar obligations, (vii) all obligations in respect of bankers’ acceptances and under reverse repurchase agreements, (viii) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, and (ix) any pre-payment or other penalties or expenses (including legal expenses of the lenders) required to be paid if all Indebtedness were repaid in full on the Closing Date.

“Intellectual Property” means any and all intellectual property rights throughout the world, including any and all U.S. and foreign intellectual property and industrial property rights in or to the following: (a) patents, patent applications and patent disclosures, including any continuations, divisions, continuations-in-part, reexaminations, extensions, renewals, reissues and foreign counterparts of or for any of the foregoing, (b) Trademarks, (c) Internet domain names, and social media usernames, handles and similar identifiers, (d) works of authorship, content, copyrights and copyrightable subject matter, design rights and moral and economic rights therein, (e) rights in software, data, data complications and databases, (f) trade secrets and other confidential and proprietary information, including confidential and proprietary customer and supplier lists, pricing and cost information, and business and marketing plans and proposals (collectively, “Trade Secrets”), (g) rights in ideas, know-how, inventions (whether or not patentable or reduced to practice), processes, formulae and methodologies, compositions, technologies, techniques, specifications, protocols, schematics and research and development information, (h) any and all applications, registrations and recordings for the foregoing and (i) all rights in the foregoing (including pursuant to licenses, common-law rights, statutory rights and contractual rights) and in other similar intangible assets, in each case to the extent protectable under applicable Law.

“Intended Tax Treatment” has the meaning set forth in Section 8.03.

“Interest Rate” means the annual yield rate, on the date to which the 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three (3) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15 (519).

“International Trade Laws” means any Law relating to international trade, including: (i) import laws and regulations administered by U.S. Customs and Border Protection, (ii) export control regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (iii) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); and (iv) U.S. anti-boycott laws and requirements (Section 999 of the Code, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et seq.).

“IT Systems” means any and all software, hardware, servers, systems, sites, circuits, networks, data communications lines, routers, hubs, switches, interfaces, websites, platforms and other computer, telecommunications and information technology assets and equipment, and all associated documentation.

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“Key Company Shareholder(s)” means any shareholder of the Company holding 5% or more of the Company’s equity interest as of the date of this Agreement (all of whom are listed on Schedule I hereto).

“Key Company Shareholder Lock-Up Agreement” has the meaning set forth in the Recitals.

“Key Company Shareholder Support Agreement” has the meaning set forth in the Recitals.

“Knowledge of SPAC” (or any variant thereof) means the actual knowledge as of the date hereof of any of the Chief Executive Officer and Chief Financial Officer of the SPAC, after reasonable internal inquiry.

“Knowledge of the Company” (or any variant thereof) means the actual knowledge as of the date hereof of any of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Accounting Officer, or their equivalent, of the Company and of each Company Subsidiary, after reasonable internal inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, Governmental Order, constitution, treaty, common law, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by the Company or any of the Company’s Subsidiaries.

“Letter of Transmittal” has the meaning set forth in Section 4.03(a).

“Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest (including any PPS Security Interest), title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable securities Laws.

“Losses” means any and all losses, damages, Liabilities, Taxes, deficiencies, obligations, claims, costs, interest, awards, judgments, fines, charges, penalties, settlement payments, expenses (including reasonable out-of-pocket expenses of investigation, enforcement and collection and reasonable out-of-pocket attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses) of any kind; provided, however, that “Losses” shall not include lost profits, lost revenues, business interruption, loss of business reputation or opportunity, diminution in value, consequential, indirect, incidental, special, unforeseen exemplary or punitive damages, or any damages based upon any type of multiple, except to the extent (a) in the case of exemplary or punitive damages to the extent paid to an unaffiliated third party or (b) in the case of consequential damages, reasonably foreseeable; provided, further, that, for avoidance of doubt, “Losses” shall not include any changes in and of themselves in the price of SPAC Ordinary Shares as reported on Nasdaq or otherwise.

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“Material Adverse Effect” means, with respect to the particular party, any event, change or circumstance that has a material adverse effect on (i) the assets, business, results of operations, financial condition or prospects of the party; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or GAAP as applicable after the date hereof or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees, (d) any change generally affecting any of the industries or markets in which the party operates or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required by this Agreement or with the prior written consent of the other party, (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, pandemic, weather condition, explosion fire, act of God or other force majeure event, including, for the avoidance of doubt, COVID-19 and any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or any industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the party’s compliance therewith, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the party operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the party to meet any projections, forecasts or budgets or (i) any actions taken, or failures to take action, or such other changes or events, in each case, which SPAC has requested or to which it has consented; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change does not have a disproportionate impact on the party as compared to other industry participants or (ii) the ability of the party to consummate the Transactions.

“Material Contracts” has the meaning specified in Section 5.12(a).

“Material Permits” has the meaning specified in Section 5.23.

“Mergers” means collectively the SPAC Merger and the Acquisition Merger.

“Merger Sub 1” has the meaning set forth in the Recitals.

“Merger Sub 2” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Non-U.S. Subsidiaries” has the meaning set forth in Section 8.05.

“Outside Date” has the meaning set forth in Section 10.01(b).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company or one of its Subsidiaries.

“Permits” means all licenses, permits, franchises, waivers, orders, registrations, consents and other authorizations and approvals of or by a Governmental Authority.

“Permitted Encumbrances” means (a) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, in each case, for which adequate reserves are being maintained in accordance with GAAP, (b) mechanics, carriers’, workmen’s, repairmen’s or other like common law or statutory Encumbrances arising or incurred in the ordinary course of business consistent with past practice and as to which there is no default on the part of the Company or SPAC, or any of their respective Subsidiaries, or amounts which are not yet due and payable or the amount and validity of which are being contested in good faith by appropriate proceedings, (c) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice, (d) restrictions on transfer imposed by federal and state insurance and securities Laws, (e) easements, rights of way, zoning ordinances and other similar encumbrances that would not, individually or in the aggregate, materially impair the continued use, operation, marketability or value of the specific parcel of real property to which they relate or the conduct of the business of the Company or SPAC (or any of their respective Subsidiaries), as currently conducted, (f) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business that would not, individually or in the aggregate, materially impair the continued use, operation and marketability or value of the specific parcel of real property to which they relate or the conduct of the business of the Company or SPAC (or any of their respective Subsidiaries), as currently conducted, (g) Encumbrances that will be released at or prior to the Closing, and (h) liens to lenders incurred in deposits made in the ordinary course in connection with maintaining bank accounts.

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“Person” means an individual, a corporation, a company, a partnership, an association, a limited liability company, a joint venture, a trust or other entity or organization, including a Governmental Authority.

“Personal Information” means all information, in any form, that, alone or in combination with other information, regards or is reasonably capable of being associated with an identifiable natural person, including (a) name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number, driver’s license number and passport number), credit card or other financial information, medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual, (b) data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed), (c) Internet Protocol addresses or other persistent identifiers, or (d) any information that is defined as “personal data,” “personal information” or “personally identifiable information” or a similar term under any applicable Data Protection Laws.

“PFIC” has the meaning set forth in Section 8.05.

“PRC” means People’s Republic of China, excluding, for the purposes of this Agreement only, Taiwan and the special administrative regions of Hong Kong and Macau.

“Privacy and Security Requirements” means, to the extent applicable to the Company or any of its Subsidiaries, any Laws relating to privacy and data security.

“Pro Rata Portion” means, with respect to any Company Shareholder, a fraction (expressed as a percentage), the numerator of which is the aggregate number of issued and outstanding Company Ordinary Shares owned by such Company Shareholder as of immediately prior to the Closing, and the denominator of which is the aggregate number of, without duplication, Company Ordinary Shares that are (i) issued and outstanding, and (ii) issuable directly or indirectly upon, or subject to, the conversion, exercise or settlement of any Company Convertible Securities as of immediately prior to the Closing.

“Protected Data” means Personal Information and Confidential Data.

“Proxy Statement/Prospectus” has the meaning set forth in Section 7.14(a).

“Pubco” has the meaning set forth in the Recitals.

“Pubco A&R Articles” has the meaning set forth in the Recitals.

“Pubco Equity Incentive Plan” has the meaning set forth in Section 7.22.

“Pubco Ordinary Shares” means ordinary shares, par value US$0.0001 each, of Pubco.

“Pubco Subsidiary” means a Subsidiary of Pubco.

“Registration Rights Agreement Amendment” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in Section 7.14(a).

“Registered Intellectual Property” has the meaning specified in Section 5.11(a).

“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the conduct of clinical trials or the manufacturing, marketing, sale, reimbursement or pricing of a Company Product in a country or regulatory jurisdiction, including the National Medical Product Administration of the People’s Republic of China or any successor agency thereto, or the U.S. Food and Drug Administration or any successor agency thereto.

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“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required SPAC Shareholder Approval” has the meaning set forth in Section 9.01(b).

“Requisite Company Shareholder Approval” has the meaning set forth in Section 9.01.

“Resignations” has the meaning set forth in Section 7.04.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Plan of Merger” has the meaning set forth in Section 3.02.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Board Recommendation” has the meaning set forth in Section 6.02(c).

“SPAC Dissenting Shares” has the meaning set forth in Section 2.07.

“SPAC Excluded Shares” has the meaning set forth in Section 2.07.

“SPAC Financial Statements” has the meaning set forth in Section 6.03(b).

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 6.01, Section 6.02, Section 6.05 (but only clause (a) thereof), Section 6.06 and Section 6.08.

“SPAC Indemnitees” has the meaning set forth in Section 11.02.

“SPAC Material Adverse Effect” means a change, event, effect or circumstance that, individually or in the aggregate, has a material adverse effect on the ability of SPAC to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that “SPAC Material Adverse Effect” shall not include any change, event, effect or circumstance, directly or indirectly, arising out of or attributable to; (i) changes in applicable Laws, GAAP or other applicable accounting rules, (ii) changes in general economic, political, business or regulatory conditions, (iii) changes in United States or global financial, credit, commodities, currency or capital markets or conditions, (iv) the outbreak or escalation of war, military action or acts of terrorism, changes due to natural disasters or pandemics, (v) the public announcement, pendency or completion of the transactions contemplated by this Agreement, or (vi) the COVID-19 pandemic, except, in the case of clauses (i) through (iv) and clause (vi) to the extent such change, event, effect or circumstance has or would reasonably be expected to have a disproportionately adverse impact on SPAC.

“SPAC Merger” has the meaning set forth in the Recitals.

“SPAC Merger Effective Time” has the meaning set forth in Section 2.02.

“SPAC Merger Surviving Corporation” has the meaning set forth in Section 2.01.

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“SPAC Ordinary Shares” means the ordinary shares, par value $0.0001 each, of SPAC.

“SPAC Parties” means SPAC and all of its Affiliates collectively, including the Sponsor, and “SPAC Party” refers to any one of them.

“SPAC Party Shareholder Approval Matters” has the meaning set forth in Section 7.14(a).

“SPAC Prospectus” has the meaning set forth in Section 7.14(a).

“SPAC Redeeming Shares” means SPAC Ordinary Shares that are held by SPAC Shareholders who have validly exercised their SPAC Shareholder Redemption Right in connection with the SPAC Party Shareholder Approval Matters (and not waived, withdrawn, forfeited, failed to perfect or otherwise lost such rights).

“SPAC Rights” means the rights to receive one-seventh (1/7) of one SPAC Ordinary Share upon the consummation of an initial business combination as described in the SPAC Prospectus.

“SPAC SEC Reports” has the meaning set forth in Section 6.03(a).

“SPAC Shareholder” means each holder of SPAC Ordinary Shares.

“SPAC Shareholder Redemption Amount” means the aggregate amount payable with respect to all SPAC Redeeming Shares.

“SPAC Shareholder Redemption Right” means the right of the public holders of SPAC Ordinary Shares to redeem all or a portion of their SPAC Ordinary Shares (in connection with the SPAC Party Shareholder Approval Matters or otherwise) as set forth in the Governing Documents of SPAC and the Trust Agreement.

“SPAC Special Meeting” has the meaning set forth in Section 7.14(a).

“SPAC Transaction Expenses” means, without duplication, all fees, costs and expenses incurred at or prior to the Closing (whether or not billed or accrued for) by or on behalf of SPAC or any other SPAC Party in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including (a) all documented fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, as appointed by SPAC and Sponsor, (b) any Indebtedness of SPAC owed to any of SPAC’s officers, directors or Sponsor, or the IPO Underwriter, or their respective shareholders or Affiliates, or any other party, or the Company or its shareholders or Affiliates, (c) any and all filing fees payable by SPAC to the Governmental Authorities in connection with the Transactions, and (d) the fees for Extension.

“SPAC Unit” means a unit of SPAC comprised of one SPAC Ordinary Share and one SPAC Right.

“Sponsor” means DT Cloud Capital Corp., a BVI business company.

“Sponsor Support and Lock-up Agreement” has the meaning set forth in the Recitals.

“Stockholder Register” has the meaning set forth in Section 2.07(c).

“Shareholders’ Representative” has the meaning set forth in the Preamble.

“Shareholders’ Representative Expenses” has the meaning set forth in Section 12.11(f).

“Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any entity, any other entity as to which it owns, directly or indirectly, or otherwise controls, more than fifty percent (50%) of the voting shares or other similar interests.

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“Surviving Corporation” has the meaning set forth in Section 3.01.

“Tax” or “Taxes” means any and all federal, state, county, local, foreign and other taxes, charges, fees, imposts, and governmental levies and assessments including all income, gross receipts, capital stock, premium, franchise, profits, production, value added, occupancy, gains, personal property replacement, employment and other employee and payroll related taxes, withholding, foreign withholding, social security, welfare, unemployment, disability, real property, personal property, license, ad valorem, transfer, workers’ compensation, windfall and net worth taxes, environmental, customs duty, severances, stamp, excise, occupations, sales, use, transfer, alternative minimum, estimated taxes, inventory, escheat, unclaimed property, guaranty fund assessment, and other taxes, duties, fees, levies, customs, tariffs, imposts, obligations, charges and assessments of the same or a similar nature imposed, imposable or collected by any Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, whether disputed or not.

“Tax Authority” means any Governmental Authority responsible for the administration or the imposition of any Tax.

“Tax Returns” means any return, report, declaration, election, estimate, information statement, claim for refund and return or other document (including any related or supporting information and any amendment to any of the foregoing and any sales and use and resale certificates) filed or required to be filed with any Tax Authority with respect to Taxes.

“Termination Fee” has the meaning specified in Section 10.04.

“Third-Party Claim” has the meaning set forth in Section 11.04(a).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Trademarks” means trademarks, trade names, corporate names, brands, business names, trade styles, service marks, service names, logos, domain names, slogans, trade dress or other source or business identifiers and general intangibles of like nature, whether registered or unregistered, and whether arising under the laws of the United States or any state or territory thereof or any other jurisdiction anywhere in the world, and all registrations and applications for registration with respect to any of the foregoing, together with all goodwill associated with any of the foregoing.

“Transfer Taxes” means any and all transfer, sales, use, excise (including taxes imposed under Code section 4501), value-added, gross receipts, registration, real estate, stamp, documentary, notarial, filing, recording, permit, license, authorization and similar Taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges (excluding Taxes measured in whole or in part by net income) arising out of or in connection with the transactions contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement to occur at or prior to the Closing on the Closing Date.

“Treasury Regulations” means the regulations promulgated by the Department of Treasury under the Code.

“Trust Agreement” means that certain Investment Management Trust Agreement between SPAC and

Continental Stock Transfer & Trust Company (the “Trustee”), dated as of February 20, 2024.

“User Agreement” means each Contract to which the Company (or a Company Subsidiary) is a party that constitutes an end user agreement, terms of use, terms of service, or end user license agreement that governs (or is intended to govern) the Company’s (or the Company Subsidiary’s) third party end users’ access to and use of any Company Product.

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Section 1.02 Interpretation.

(a) As used in this Agreement, references to the following terms have the meanings indicated:

(i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii) to any Contract (including this Agreement) or Governing Document or “organizational document” are to the Contract or Governing Document or organizational document as amended, modified, supplemented or replaced from time to time in accordance with the terms hereof and thereof;

(iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section;

(iv) to any Governmental Authority includes any successor to the Governmental Authority and to any Affiliate includes any successor to the Affiliate;

(v) to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;

(vi) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;

(vii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to October 22, 2024; and

(viii) to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Schedule) to this Agreement, except if the context otherwise requires.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” need not be disjunctive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”

(d) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(e) References to a “party” hereto means SPAC, the Company, Pubco, Merger Sub 1, Merger Sub 2 or the Shareholders’ Representative and references to “parties” hereto means SPAC, the Company, Pubco, Merger Sub 1, Merger Sub 2 and the Shareholders’ Representative, unless the context otherwise requires, and any other parties acceding to this Agreement by addendum.

(f) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.

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(g) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.

(i) All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Schedule) to this Agreement shall have the meanings ascribed to such terms in this Agreement, except as may be otherwise provided in the Exhibits and Schedules.

ARTICLE II

SPAC MERGER

Section 2.01 SPAC Merger. On the Closing Date (as defined in Section 3.02) and at the SPAC Merger Effective Time, and subject to and upon the terms and conditions of this Agreement and the Cayman plan of merger in relation to the SPAC Merger (the “First Plan of Merger”), and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub 1 shall be merged with and into SPAC, the separate corporate existence of Merger Sub 1 shall cease and SPAC shall continue as the surviving company (as defined in the Cayman Companies Act) of the SPAC Merger as a wholly-owned Subsidiary of Pubco. SPAC as the surviving company of the SPAC Merger is hereinafter sometimes referred to as the “SPAC Merger Surviving Corporation”.

Section 2.02 SPAC Merger Effective Time. The SPAC, Merger Sub 1 and Pubco shall execute the First Plan of Merger, and the parties hereto shall cause the SPAC Merger to be consummated by filing the First Plan of Merger together with the other documents as required to effect the SPAC Merger with the Cayman Islands Registrar of Companies (the “Cayman Islands Registrar”) in accordance with the relevant provisions of the Cayman Companies Act. The effective time of the SPAC Merger shall be the time that the First Plan of Merger is registered by the Cayman Islands Registrar, or such other time as specified in or pursuant to the First Plan of Merger in accordance with the Cayman Companies Act, being the “SPAC Merger Effective Time.”

Section 2.03 Effect of SPAC Merger. At the SPAC Merger Effective Time, the effect of the SPAC Merger shall be as provided in this Agreement, the First Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the SPAC Merger Effective Time, all of the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of SPAC and Merger Sub 1 prior to the SPAC Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the SPAC Merger Surviving Corporation, which shall include the assumption by the SPAC Merger Surviving Corporation of any and all agreements, covenants, duties and obligations of SPAC set forth in this Agreement to be performed after the Closing.

Section 2.04 Memorandum and Articles of Association of the SPAC Merger Surviving Corporation. At the SPAC Merger Effective Time, the memorandum and articles of association of the SPAC Merger Surviving Corporation shall be in the form to be agreed between the Company and SPAC, until thereafter amended as provided therein and under the Cayman Companies Act.

Section 2.05 Board of Directors of the SPAC Merger Surviving Corporation. As of the SPAC Merger Effective Time, Xingwei Xue shall be the sole director of the SPAC Merger Surviving Corporation.

Section 2.06 Effect of the SPAC Merger on Merger Sub 1 Share. At the SPAC Merger Effective Time, by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of Merger Sub 1, each share of Merger Sub 1 that is issued and outstanding immediately prior to the SPAC Merger Effective Time shall automatically be converted into one ordinary share of par value US$0.0001 of the SPAC Merger Surviving Corporation (and the shares of the SPAC Merger Surviving Corporation into which the shares of Merger Sub 1 are so converted shall be the only shares of the SPAC Merger Surviving Corporation that are issued and outstanding immediately after the SPAC Merger Effective Time). The register of members of the SPAC Merger Surviving Corporation shall be updated accordingly.

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Section 2.07 Effect of the SPAC Merger on SPAC Securities.

(a) Unit Separation. Immediately prior to the SPAC Merger Effective Time, each SPAC Unit that is outstanding immediately prior to the SPAC Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Ordinary Share and one SPAC Right in accordance with the terms of the applicable SPAC Unit (“Unit Separation”), which underlying securities of SPAC shall be adjusted in accordance with the applicable terms of Section 2.07(b) and Section 2.07(c)(i), as applicable. Immediately following the Unit Separation, all SPAC Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of issued SPAC Units immediately prior to the Unit Separation shall cease to have any rights with respect to such SPAC Units, except as provided herein or by Law.

(b) Conversion of SPAC Rights. Immediately prior to the SPAC Merger Effective Time and immediately following the Unit Separation, in accordance with the terms of the applicable SPAC Rights, for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time, and without any action on the part of any holder of a SPAC Right, every seven (7) SPAC Rights (which, for the avoidance of doubt, includes the SPAC Rights held as a result of the Unit Separation) that were issued and outstanding immediately prior to the SPAC Merger Effective Time (i) shall automatically be converted to, and the holder of such SPAC Rights shall be entitled to receive, one share of SPAC Ordinary Share; and (ii) shall no longer be outstanding and shall automatically be canceled by the terms thereof and each former holder of SPAC Right shall cease thereafter to have any other rights in and to such SPAC Rights, except as provided herein or by Law.

(c) Conversion of SPAC Ordinary Shares.

(i) At the SPAC Merger Effective Time and immediately following the Unit Separation and the conversion of the SPAC Rights pursuant to Section 2.07(b), by virtue of the SPAC Merger and without any action on the part of any party hereto or the holders of securities of the SPAC, each issued and outstanding SPAC Ordinary Share (including each SPAC Ordinary Share converted from SPAC Rights pursuant to Section 2.07(b) above and each SPAC Ordinary Share held as a result of the Unit Separation, other than the SPAC Excluded Shares, SPAC Redeeming Shares and the SPAC Dissenting Shares (each as defined below)) shall be converted automatically into one Pubco Ordinary Share. At the SPAC Merger Effective Time, all SPAC Ordinary Shares shall automatically be canceled and retired and shall cease to exist. The holders of issued SPAC Ordinary Shares immediately prior to the SPAC Merger Effective Time, as evidenced by the register of members of SPAC (the “Stockholder Register”), shall cease to have any rights with respect to such SPAC Ordinary Shares, except as provided herein or by Law. Each share certificate (if any) previously evidencing the SPAC Ordinary Shares shall be exchanged for a share certificate representing the same number of Pubco Ordinary Shares upon the surrender of such share certificate in accordance with Section 2.07.

(ii) Each holder of SPAC Ordinary Shares listed on the Stockholder Register immediately prior to the SPAC Merger Effective Time shall thereafter have the right to receive the same number of Pubco Ordinary Shares only.

(d) Cancellation of SPAC Ordinary Shares Owned by SPAC. At the SPAC Merger Effective Time, if there are any SPAC Ordinary Shares that are owned by SPAC as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect wholly owned subsidiary of SPAC immediately prior to the SPAC Merger Effective Time, such shares (the “SPAC Excluded Shares”) shall be canceled and extinguished without any conversion thereof or payment therefor by virtue of the SPAC Merger.

(e) No Liability. Notwithstanding anything to the contrary in this Section 2.07, none of the Pubco, SPAC, Merger Sub 1 or any Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(f) SPAC Redeeming Shares.  At the SPAC Merger Effective Time, by virtue of the SPAC Merger, each SPAC Redeeming Share issued and outstanding immediately prior to the SPAC Merger Effective Time shall be automatically canceled and cease to exist and shall thereafter represent only the right of the holder thereof to be paid a pro rata share of the SPAC Shareholder Redemption Amount in accordance with the Governing Documents of the SPAC in effect immediately prior to the SPAC Merger Effective Time.

(g) SPAC Dissenters Rights. Notwithstanding any provision of this Agreement to the contrary, including Section 2.07(c), SPAC Ordinary Shares issued and outstanding immediately prior to the SPAC Merger Effective Time (other than the SPAC Excluded Shares and SPAC Redeeming Shares) and held by a SPAC Shareholder (each a “SPAC Dissenting Shareholder”) who has validly exercised and not effectively withdrawn or otherwise lost their rights to dissent from the SPAC Merger in accordance with Section 238 of the Cayman Companies Act (such shares being referred to collectively as the “SPAC Dissenting Shares” until such time as such SPAC Dissenting Shareholder fails to perfect or otherwise loses such SPAC Dissenting Shareholder’s dissenter’s rights under Section 238 of the Cayman Companies Act with respect to such shares) shall not be converted into a right to receive Pubco Ordinary Shares, but instead such SPAC Dissenting Shares shall be automatically canceled and cease to exist by virtue of the SPAC Merger and shall thereafter represent only the right of the holder thereof to be paid the fair value of such SPAC Dissenting Shares and such other rights as are granted by the Cayman Companies Act; provided, however, that if, after the SPAC Merger Effective Time, such SPAC Dissenting Shareholder fails to perfect or prosecute or otherwise waives, effectively withdraws or loses such SPAC Shareholder’s dissenter’s right pursuant to the Cayman Companies Act or if a court of competent jurisdiction shall determine that such SPAC Dissenting Shareholder is not entitled to the relief provided by the Cayman Companies Act, such shares shall be treated as if they had been converted as of the SPAC Merger Effective Time into the right to receive the allocable portion of the Pubco Ordinary Shares, if any, to which such SPAC Dissenting Shareholder is entitled pursuant to Section 2.07(c), without interest thereon. SPAC shall provide Company prompt written notice of any notices of objection or demands for appraisal of SPAC Ordinary Shares received by SPAC, any withdrawal of any such demand and any other demand, notice or instrument delivered to SPAC prior to the SPAC Merger Effective Time pursuant to the applicable Laws that relates to such demand, and Company shall be consulted with respect to all material negotiations and proceedings with respect to such demand (and promptly notified of all other negotiations and proceedings with respect to such demand). After the Closing, Pubco shall have the right to direct all negotiations and proceedings with respect to any such demands but shall meaningfully consult with the SPAC and the Shareholders’ Representative with respect thereto. Prior to the Closing, except with the prior written consent of the Company, SPAC shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.08 Surrender of SPAC Ordinary Shares. All securities issued upon the surrender of the SPAC Ordinary Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the SPAC Ordinary Shares shall also apply to the Pubco Ordinary Shares so issued in exchange therefor.

Section 2.09 Cancellation of Pubco Ordinary Shares Owned by the Shareholders’ Representative. At the SPAC Merger Effective Time, every issued and outstanding share(s) of Pubco owned by the Shareholders’ Representative, being the only issued and outstanding share(s) in Pubco immediately prior to the SPAC Merger Effective Time, shall be canceled without any conversion thereof or payment therefor.

Section 2.10 Lost, Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.07; provided, however, that Pubco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.11 No Issuance of Fractional Shares. No certificates or scrip representing fractional Pubco Ordinary Shares will be issued pursuant to the SPAC Merger, the conversion of SPAC Rights and any provisions of Article II, and instead any such fractional share that would otherwise be issued will be rounded down to the nearest whole share.

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Section 2.12 Taking of Necessary Action; Further Action. If, at any time after the SPAC Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the SPAC Merger Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub 1, the officers and directors of SPAC and of each of the applicable Company Parties are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

ACQUISITION MERGER1

Section 3.01 Acquisition Merger. On the Closing Date immediately following the SPAC Merger and at the Effective Time, and subject to and upon the terms and conditions of this Agreement and the Cayman plan of merger in relation to the Acquisition Merger (the “Second Plan of Merger”), and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub 2 shall be merged with and into the Company, the separate corporate existence of Merger Sub 2 shall cease and the Company shall continue as the surviving company (as defined in the Cayman Companies Act) of the Acquisition Merger as a wholly-owned Subsidiary of Pubco. The Company as the surviving company of the Acquisition Merger is hereinafter sometimes referred to as the “Surviving Corporation”.

Section 3.02 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE XII, the closing of the Acquisition Merger (the “Closing”) shall take place at the offices of Sichenzia Ross Ference Carmel LLP on a date no later than three (3) Business Days after the satisfaction or waiver of all of the conditions set forth in ARTICLE IX that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the SPAC Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the Company, Merger Sub 2 and Pubco shall execute the Second Plan of Merger, and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Second Plan of Merger together with the other documents as required to effect the Acquisition Merger with the Cayman Islands Registrar in accordance with the provisions of the Cayman Companies Act immediately after the consummation of the SPAC Merger. The Acquisition Merger shall become effective at the time when the Second Plan of Merger is registered by the Cayman Islands Registrar, or such other time as specified in or pursuant to the Second Plan of Merger in accordance with the Cayman Companies Act (the “Effective Time”).

Section 3.03 Board of Directors of Surviving Corporation and Pubco. As of the Effective Time, Xingwei Xue shall be the sole director of the Surviving Corporation. Immediately after the Closing, the Persons identified as the initial post-Closing directors and officers of Pubco in accordance with the provisions of Section 7.23 shall be the directors and officers of Pubco, each to hold office in accordance with the Pubco A&R Articles.

Section 3.04 Effect of the Acquisition Merger. At the Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Second Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Company and Merger Sub 2 shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub 2 set forth in this Agreement to be performed after the Effective Time.

Section 3.05 Memorandum and Articles of Association of the Surviving Corporation. At the Effective Time, the memorandum and articles of association of the Surviving Corporation shall be in the form to be agreed between the Company and SPAC, until thereafter amended as provided therein and under the Cayman Companies Act.

Section 3.06 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub 2 and the Company, the officers and directors of Pubco, Merger Sub 2 and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1 Note to SPAC/Target PRC Counsel: Please confirm no PRC withholding applies.

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Section 3.07 Transfers of Ownership. If any certificate for Pubco Ordinary Shares is to be issued in a name other than that in which the Company Ordinary Share certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Pubco in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Pubco or any agent designated by it that such Tax has been paid or is not payable.

Section 3.08. Memorandum and Articles of Association of Pubco. On the Closing Date, immediately prior to the SPAC Merger Effective Time the Pubco A&R Articles shall be adopted and become effective.

ARTICLE IV

CONSIDERATION

Section 4.01 Conversion of Shares.

(a) Conversion of Company Ordinary Shares.

(i) [Reserved]

(ii) At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Pubco (or any Pubco Subsidiary), the Company (or any Company Subsidiaries), SPAC or the Company Shareholders, each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Company Excluded Shares and the Company Dissenting Shares, each as defined below, and subject to the provisions for the Escrow Shares pursuant to Section 4.01(j) below)) shall automatically be cancelled and cease to exist, in exchange for the right of each Company Shareholder to receive their Pro Rata Portion of the Closing Date Share Merger Consideration, subject to rounding pursuant to Section 4.02(a). As of the Effective Time, each Company Shareholder shall cease to have any other rights in and to the securities of the Company or the Surviving Corporation, except as expressly provided herein. For the avoidance of any doubt, each Company Shareholder will cease to have any rights with respect to its Company Ordinary Shares, except the right to receive its Pro Rata Portion of the Closing Date Share Merger Consideration.

(b) Shares of Merger Sub 2. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of any party hereto or the holders of securities of Merger Sub 2, each share of Merger Sub 2 that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one ordinary share of par value US$1.00 of the Surviving Corporation (and such share of the Surviving Corporation into which the issued and outstanding share of Merger Sub 2 is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Effective Time). The register of members of the Surviving Corporation shall be updated accordingly.

(c) Treatment of Certain Company Shares. At the Effective Time, all Company Ordinary Share that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time (collectively, the “Company Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof by virtue of the Acquisition Merger.

(d) Closing Statement. No earlier than five (5) Business Days and no later than three (3) Business Days prior to the Closing Date, the Company shall deliver to SPAC a statement (the “Closing Statement”) in a form reasonably acceptable to SPAC, which statement shall be certified as complete and correct by Company’s most senior financial officer in his or her capacity as such and which shall accurately set forth, as of the Closing: (i) the names of each holder of Company Ordinary Shares; (ii) the number of Company Ordinary Shares held by each such holder as of immediately prior to the Closing; (iii) the amount of the Closing Date Merger Consideration, (iv) the amount of the Closing Date Share Merger Consideration; (v) a good faith estimate of the amount of all debt of the Company as of the date of the Closing Statement (the “Closing Company Debt”); and (vi) a good faith estimate of the amount of cash and cash equivalents (including restricted cash and marketable securities) of the Company as of the date of the Closing Statement (the “Closing Company Cash”). The Closing Statement shall include reasonably detailed schedules and supporting documentation indicating a calculation of the Closing Company Debt, and the Closing Company Cash. The Company shall consider in good faith any written comments provided by SPAC to the Company with respect to the Closing Statement at least two (2) Business Days prior to the Closing Date.

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(e) No Liability. Notwithstanding anything to the contrary in this ARTICLE IV, none of the Company, SPAC, Merger Sub 2, the Shareholders’ Representative or the Surviving Company shall be liable to any Person for any amount properly paid in good faith to a public official pursuant to any abandoned property, escheat or similar Law.

(f) Surrender of Certificates. All securities issued upon the surrender of Company Ordinary Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Ordinary Shares shall also apply to the Pubco Ordinary Shares so issued in exchange therefor.

(g) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Ordinary Share shall have been lost, stolen or destroyed, Pubco shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Pubco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco with respect to the certificates alleged to have been lost, stolen or destroyed.

(h) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, the outstanding Company Ordinary Shares or SPAC Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of Company Ordinary Shares or SPAC Ordinary Shares, as applicable, will be appropriately adjusted to provide to the SPAC Shareholder and the Company Shareholders the same economic effect as contemplated by this Agreement prior to such event.

(i) No Further Ownership Rights in Shares. The Closing Date Share Merger Consideration issued or issuable in respect of Company Ordinary Shares in accordance with the terms hereof shall be deemed to have been issued or issuable in full satisfaction of all rights pertaining to such Company Ordinary Shares, and from and after the Effective Time, no holder of Company Ordinary Shares shall have any ownership right in the Company.

(j) Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Section 4.01, Pubco shall withhold from the Closing Date Share Merger Consideration otherwise issuable to the Escrow Participants pursuant to Section 3.1 such number of Escrow Shares as determined by the definition of Escrow Shares therein.

Section 4.02 Issuance of Merger Consideration.

(a) No Issuance of Fractional Shares. No certificates or scrip representing fractional Pubco Ordinary Shares will be issued pursuant to the Acquisition Merger, and instead any such fractional share that would otherwise be issued will be rounded down to the nearest whole share.

Section 4.03 Letters of Transmittal.

(a) Concurrently with the Company’s delivery of the Shareholder Notice pursuant to Section 7.10(b), the Company shall deliver to each Company Shareholder a Letter of Transmittal in the form to be agreed between SPAC and the Company (a “Letter of Transmittal”).

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(b) If a Company Shareholder did not receive its allocable portion of the Closing Date Share Merger Consideration at the Closing pursuant to Section 4.01(a)(ii) because it did not deliver its Letter of Transmittal to Pubco or Company prior to the Closing, Pubco shall deliver or cause to be delivered the same to such Company Shareholder within five (5) Business Days following Pubco’s receipt of its Letter of Transmittal, such delivery to be made in the same manner as if being made pursuant to Section 4.01(a)(ii). Until a Company Shareholder has delivered its Letter of Transmittal to Pubco or Company, its Company Ordinary Shares (other than Company Excluded Shares and Company Dissenting Shares) shall be deemed from and after the Effective Time, for all purposes, to evidence the right to receive its allocable portion of the Closing Date Share Merger Consideration at the Closing pursuant to Section 4.01(a)(ii). No interest shall be paid or shall accrue upon any Pubco Ordinary Shares due to any Company Shareholder.

(c) If any portion of the Closing Date Share Merger Consideration is to be issued to a Person other than the Person in whose name the applicable Company Ordinary Shares are registered, it shall be a condition to such issuance that (i) Pubco be provided with reasonable evidence of the transfer of such Company Ordinary Shares to such Person, and (ii) the Person requesting such payment shall pay to Pubco any transfer or other Tax required as a result of such issuance to a Person other than the registered holder of such Company Ordinary Shares or establish to the reasonable satisfaction of Pubco that such Tax has been paid or is not payable.

Section 4.04 Withholding. Pubco, SPAC, the Company and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, any amounts required to be deducted and withheld under the Code, or any provision of any federal, state, local or foreign Tax Law. Pubco, SPAC and the Company shall use commercially reasonable efforts to (a) give, or cause the applicable withholding agent to give, advance written notice to the Shareholders’ Representative and the SPAC Shareholders of the intention to make any such deduction or withholding (except in the case of any withholding required as a result of a failure to deliver the certificate described in Section 4.03(b), any withholding required as a result of a failure to deliver an applicable Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 that has been requested by Pubco, SPAC, the Company or any applicable withholding agent, or any withholding on compensatory payments made in connection with this Agreement) which notice shall include the basis for the proposed deduction or withholding, and (b) provide the relevant Company Shareholders and the SPAC Shareholders with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from such deduction or withholding under applicable Law. Any amounts so withheld shall be timely and properly paid over to the appropriate Tax Authority by Pubco, SPAC, the Company or the applicable withholding agent. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 4.05 Company Dissenters Rights. Notwithstanding any provision of this Agreement to the contrary, including Section 4.01(a), Company Ordinary Shares issued and outstanding immediately prior to the Effective Time (other than the Company Excluded Shares) and held by a Company Shareholder (each a “Company Dissenting Shareholder”) who has validly exercised and not effectively withdrawn or otherwise lost their rights to dissent from the Acquisition Merger in accordance with Section 238 of the Cayman Companies Act (such shares being referred to collectively as the “Company Dissenting Shares” until such time as such Company Dissenting Shareholder fails to perfect or otherwise loses such Company Dissenting Shareholder’s dissenter’s rights under Section 238 of the Cayman Companies Act with respect to such shares) shall not be converted into a right to receive a portion of the Closing Date Share Merger Consideration, but instead such Company Dissenting Shares shall be automatically canceled and cease to exist by virtue of the Acquisition Merger and shall thereafter represent only the right of the holder thereof to be paid the fair value of such Company Dissenting Shares and such other rights as are granted by the Cayman Companies Act (but, for avoidance of doubt, Company Dissenting Shares shall be included as applicable in the calculation of Pro Rata Portion); provided, however, that if, after the Effective Time, such Company Dissenting Shareholder fails to perfect or prosecute or otherwise waives, effectively withdraws or loses such Company Shareholder’s dissenter’s right pursuant to the Cayman Companies Act or if a court of competent jurisdiction shall determine that such Company Dissenting Shareholder is not entitled to the relief provided by the Cayman Companies Act, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the allocable portion of the Closing Date Share Merger Consideration, if any, to which such Company Dissenting Shareholder is entitled pursuant to Section 4.01(a), without interest thereon. Company shall provide SPAC prompt written notice of any notices of objection or demands for appraisal of Company Ordinary Shares received by the Company, any withdrawal of any such demand and any other demand, notice or instrument delivered to Company prior to the Effective Time pursuant to the applicable Laws that relates to such demand, and SPAC shall be consulted with respect to all material negotiations and proceedings with respect to such demand (and promptly notified of all other negotiations and proceedings with respect to such demand). After the Closing, Pubco shall have the right to direct all negotiations and proceedings with respect to any such demands but shall meaningfully consult with the Company and the Shareholders’ Representative with respect thereto. Prior to the Closing, except with the prior written consent of SPAC, Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PUBCO, MERGER SUB 1 AND MERGER SUB 22

Except as set forth in the corresponding section of the Company Disclosure Schedule or in any other section of the Company Disclosure Schedule if the application of the disclosure to such other section is reasonably apparent on the face of such disclosure, the Company, Pubco, Merger Sub 1 and Merger Sub 2, jointly and severally, hereby represent and warrant to the SPAC Parties, as of the date hereof (to the extent applicable) and as of the Closing Date, as follows:

Section 5.01 Corporate Organization.

(a) Each of the Company, Pubco, Merger Sub 1 and Merger Sub 2 is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. The Governing Documents of each of the Company, Pubco, Merger Sub 1 and Merger Sub 2 previously made available by the respective Company Party are true, correct and complete and are in effect as of the date of this Agreement.

(b) Each of the Company, Pubco, Merger Sub 1 and Merger Sub 2 is licensed or duly qualified and in good standing as a foreign or extra-provincial company (or other entity, if applicable) in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02 Subsidiaries. A complete list of each Company Subsidiary and its jurisdiction of incorporation, formation or organization, outstanding equity securities, and holders of equity securities (including respective numbers and percentages), as applicable, is set forth on Company Disclosure Schedule Section 5.02 and a complete list of each Pubco Subsidiary and its jurisdiction of incorporation, formation or organization, outstanding equity securities, and holders of equity securities (including respective numbers and percentages), as applicable, will be set forth on Company Disclosure Schedule Section 5.02 by addendum prior to the Closing Date. The Company Subsidiaries and the Pubco Subsidiaries (as of the Closing Date) have been duly formed or organized and are validly existing and in good standing under the Laws of their jurisdictions of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted and as they are proposed to be conducted. Each Company Subsidiary and each Pubco Subsidiary (as of the Closing Date) is duly licensed or qualified and in good standing as a corporation or extra-provincial company (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Governing Documents of each Company Subsidiary and each Pubco Subsidiary previously made available by the Company are true, correct and complete and are in effect as of the date of this Agreement and as of the Closing Date, as applicable.

2 NTD: All disclosure carve-out is subject to further review of the disclosure schedules.

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Section 5.03 Due Authorization. Each Company Party that is a party to this Agreement has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and (subject to the consents, approvals, authorization and other requirements described in Section 5.05 and obtaining the Requisite Company Shareholder Approval and shareholder approval by each of the Pubco, Merger Sub 1 and Merger Sub 2) to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. Subject to the consents, approvals, authorizations and other requirements described in Section 5.05 and obtaining the Requisite Company Shareholder Approval and shareholder approval by each of the Pubco, Merger Sub 1 and Merger Sub 2, the execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board (or the applicable governance body of the applicable Company Party that is a party hereto or thereto), no other company proceeding on the part of the Company (or such other Company Party that is a party hereto or thereto) is necessary to authorize this Agreement or such Ancillary Agreements or the performance by the Company (or by such other Company Party that is a party hereto or thereto) hereunder or thereunder. This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by each Company Party that is a party hereto or thereto, and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company (or such other Company Party), enforceable against the Company (or such other Company Party) in accordance with its terms, subject to the Enforceability Exceptions. The Requisite Company Shareholder Approval and shareholder approval by each of the Pubco, Merger Sub 1 and Merger Sub 2, are the only votes or approval of the holders of any class or series of shares of the Company or of any other Company Party required to approve and adopt this Agreement and approve the Transactions.

Section 5.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05 and obtaining the Requisite Company Shareholder Approval and shareholder approval by each of the Pubco, Merger Sub 1 and Merger Sub 2 or as set forth on Company Disclosure Schedule Section 5.05, the execution, delivery and performance of this Agreement and each Ancillary Agreement to this Agreement to which it is a party by the Company and by each other Company Party, and the consummation of the Transactions by the Company or such other Company Party, do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Governing Documents of any Company Party (or any Subsidiary thereof), (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to any Company Party (or any Subsidiary thereof), or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the type required to be disclosed in Section 5.12(a), or any Leased Real Property document to which any Company Party (or any Subsidiary thereof) is a party or by which any of them or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of any Company Party (or any Subsidiary thereof).

Section 5.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of SPAC contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of any Company Party (or any Subsidiary thereof) with respect to the execution, delivery or performance of this Agreement by any applicable Company Party, or the consummation of the Transactions by any applicable Company Party, except for (a) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) any filings as may be required by the CSRC in relation to the overseas listing of securities offered by PRC enterprises, (c) the filing with the SEC and declaration of effectiveness of the Registration Statement in which the Pubco Ordinary Shares to be issued to the SPAC Shareholders and the Closing Date Share Merger Consideration are registered, (d) the filings of the First Plan of Merger and related documentation with the Cayman Islands Registrar in accordance with the Cayman Companies Act, (e) the filings of the Second Plan of Merger and related documentation with the Cayman Islands Registrar in accordance with the Cayman Companies Act, and (f) as otherwise disclosed on Company Disclosure Schedule Section 5.05.

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Section 5.06 Capitalization.

(a) The authorized share capital of the Company as at the date of this Agreement consists of US$50,000 divided into 50,000 Company Ordinary Shares. The issued and outstanding share capital of the Company as at the date of this Agreement consists of 13,727 Company Ordinary Shares. The authorized share capital of Pubco consists of US$50,000 divided into 500,000,000 Pubco Ordinary Shares, of which 1 Pubco Ordinary Share is issued and outstanding as of the date of this Agreement, which is validly issued, fully paid and nonassessable. Company Disclosure Schedule Section 5.06(a) contains a list of all of the holders of the Pubco Ordinary Shares as of the date of this Agreement, the number of Pubco Ordinary Shares as of the date of this Agreement owned by each shareholder, and each shareholder’s residence address.

(b) All of the issued and outstanding Company Ordinary Shares and Company Convertible Securities (i) have been duly authorized and validly issued and allotted and are fully paid, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract, and (iv) except as set forth on Company Disclosure Schedule Section 5.06(b), are fully vested. Set forth on Company Disclosure Schedule Section 5.06(b) is a true, correct and complete list of each holder of Company Ordinary Shares and Company Convertible Securities having an interest in more than 5% of the equity interest of the Company. Except as set forth in Section 5.06(a), there are no other Company Ordinary Shares, Company Convertible Securities or other equity interests of the Company authorized, reserved, issued or outstanding.

(c) The capitalization of each Company Subsidiary is set forth on Company Disclosure Schedule Section 5.02. The equity of each Company Subsidiary (i) has been duly authorized and validly issued and allotted and is fully paid, (ii) was issued in compliance in all material respects with applicable Law, (iii) was not issued in breach or violation of any preemptive rights or Contract, and (iv) is fully vested. Except as set forth in this Section 5.06(c), there are no other equity interests of any direct or indirect Company Subsidiary authorized, reserved, issued or outstanding.

(d) The authorized share capital of Merger Sub 1 as at the date of this Agreement consists of US$50,000 divided into 50,000 ordinary shares, par value US$1.00 each (each a “Merger Sub 1 Ordinary Share”). The issued and outstanding share capital of Merger Sub 1 as at the date of this Agreement consists of one (1) Merger Sub 1 Ordinary Share. The authorized share capital of Merger Sub 2 as at the date of this Agreement consists of US$50,000 divided into 50,000 ordinary shares, par value US$1.00 each (each a “Merger Sub 2 Ordinary Share”). The issued and outstanding share capital of Merger Sub 2 as at the date of this Agreement consists of one (1) Merger Sub 2 Ordinary Share. The equity of each Pubco Subsidiary (i) has been duly authorized and validly issued and allotted and is fully paid, (ii) was issued in compliance in all material respects with applicable Law, (iii) was not issued in breach or violation of any preemptive rights or Contract, and (iv) is fully vested. Except as set forth in this Section 5.06(d), there are no other equity interests of any direct or indirect Pubco Subsidiary authorized, reserved, issued or outstanding.

(e) As for the previous transfer in equity of the Company Parties: (i) it is commercially reasonable; (ii) all previous equity transfer payments have been paid to relevant parties in accordance with the relevant contracts; (iii) changes in equity has completed the necessary procedures of examination and approval, registration and filing, and there are no potential disputes between the relevant parties; and (iv) any Tax risks arising from equity changes affecting shareholders will not have a material adverse impact on the Company Parties, or will be resolved prior to the consummation of the Acquisition Merger.

Section 5.07 Financial Statements.

(a) The audited consolidated financial statements of the Company (including all subsidiaries) as of and for the fiscal years ended September 30, 2022 and 2023 and unaudited consolidated financial statements of the Company (including all subsidiaries) as of and for the six months ended March 31, 2024, all prepared in conformity with U.S. GAAP under the standards of the PCAOB (the “Financial Statements”) will be provided to the SPAC no later than two weeks following the date of this Agreement. The Financial Statements present fairly, in all material respects, the financial position, results of operations, income (loss), changes in equity and cash flows of the Company and of the Company Subsidiaries as of the dates and for the periods indicated in such Financial Statements (except, in the case of the unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments).

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(b) Wei, Wei & Co., LLP, who will audit the consolidated financial statements of the Company and the Company Subsidiaries to be provided in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and registered with, and subject to review by, the PCAOB.

(c) There are no outstanding loans or other extensions of credit made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary.

Section 5.08 Undisclosed Liabilities. There is no liability, debt or obligation against the Company or its Subsidiaries that would be required to be set forth or reserved for on a balance sheet of the Company or its Subsidiaries (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business, (c) disclosed in the Company Disclosure Schedules, or (d) arising under or related to this Agreement and/or the performance by the Company of its obligations hereunder.

Section 5.09 Litigation and Proceedings. Except as set forth in Company Disclosure Schedule Section 5.09, there are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company and its Subsidiaries, there are no pending or threatened investigations against any Company Party, or otherwise affecting the assets of any Company Party, including any condemnation or similar proceedings. Neither any Company Party nor any property, asset or business of any Company Party, is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority. There is no unsatisfied judgment or any open injunction binding upon any Company Party.

Section 5.10 Compliance with Laws.

(a) Except with respect to compliance with Environmental Laws (as to which certain representations and warranties are made solely pursuant to Section 5.19) and compliance with Tax Laws (which are being made solely pursuant to Section 5.13 and Section 5.15), and, the Company Parties are, and since their respective inception have been, in compliance in all material respects with all applicable Laws. No Company Party has received any written notice from any Governmental Authority of a violation of any applicable Law by any Company Party at any time since their respective inception.

(b) Since their respective inception, (i) there has been no action taken by any Company Party or, to the knowledge of the Company, any officer, director, manager, employee, agent or representative of any Company Party, in each case, acting on behalf of any Company Party, in violation of any applicable Anti-Corruption Law, (ii) no Company Party has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) each Company Party has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) no Company Party has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.

(c) No Company Party has engaged in any activity, practice or conduct that would constitute a contravention of any of the applicable Anti-Money Laundering Laws. No Company Party is or has been the subject of any investigation, enquiry or enforcement proceedings by any Governmental Authority or other agency regarding any contravention or alleged contravention under any of the Anti-Money Laundering Laws. No Company Party is aware of any investigation, enquiry or proceeding that is pending or, to the knowledge of the Company, threatened, nor any circumstances likely to give rise to any such investigation, enquiry or proceeding. The Company Parties have conducted themselves in material compliance with the Anti-Money Laundering Laws and have instituted and maintain policies, procedures, systems and controls designed to promote and achieve compliance with the Anti-Money Laundering Laws.

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(d) Since their respective inception, (i) there has been no action taken by any Company Party, or, to the knowledge of the Company, any officer, director, manager, employee, agent or representative of any Company Party, in each case, acting on behalf of any Company Party, in material violation of any applicable International Trade Laws, (ii) no Company Party has been convicted of violating any International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable International Trade Laws, (iii) no Company Party has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws and (iv) no Company Party has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.

(e) Except as disclosed in the Company Disclosure Schedule Section 5.10, all SAFE Rules and Regulations have been fully complied with by each Company Party and their respective existing direct and indirect shareholders and beneficial owners, and all requisite consents required under the SAFE Rules and Regulations in relation thereto have been duly and lawfully obtained and are in full force and effect, and there exist no grounds on which any such consent may be cancelled or revoked or any Company Party or its legal representative may be subject to liability or penalties for misrepresentations or failure to disclose material information to the issuing SAFE. Each Person who beneficially owns any equity securities of each Company Party and is required to comply with the SAFE Rules and Regulations has registered with SAFE with respect to their direct or indirect holdings of equity securities in the Company Party in accordance with the SAFE Rules and Regulations. Such Person has not received any oral or written inquiries, notifications, orders or any other forms of correspondence from SAFE with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations.

Section 5.11 Intellectual Property.

(a) Company Disclosure Schedule Section 5.11(a) sets forth, as of the date hereof and as of the Closing Date, a true and complete list, including owner, jurisdiction and serial and application numbers, of all Patents, all registered copyrights, all registered trademarks, all domain name registrations and all pending registration applications for any of the foregoing, in each case, that are owned by the Company or any of its Subsidiaries (the “Registered Intellectual Property”), all of which are valid, enforceable and subsisting and are sufficient to operate the business as currently conducted. Except as set forth on Company Disclosure Schedule Section 5.11(a), the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Registered Intellectual Property and all other Owned Intellectual Property free and clear of all Liens, other than Permitted Encumbrances.

(b) Except as set forth on Company Disclosure Schedule Section 5.11(b), no Actions are pending or, to the Company’s knowledge, threatened (including unsolicited offers to license Patents) against any Company Party by any third party claiming infringement, misappropriation or other violation of Intellectual Property owned by such third party or by any Company Party or in the conduct of the business of any Company Party. Except as set forth on Company Disclosure Schedule Section 5.11(b) or, no Company Party is a party to any pending Actions claiming infringement, misappropriation or other violation by any third party of any Owned Intellectual Property. Except as set forth on Company Disclosure Schedule Section 5.11(b), within the five (5) years preceding the date of this Agreement, the Company, its Subsidiaries, its products and services and the conduct of the business of the Company and the Company Subsidiaries have not, to the knowledge of the Company, infringed, misappropriated or otherwise violated the Intellectual Property of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property. To the knowledge of the Company, the Company or one of its Subsidiaries either own(s), has a valid license to use or otherwise has the lawful right to use, all of the Company IP and IT Systems used in or necessary to conduct its business, except for such Company IP and IT Systems with respect to which the lack of such ownership, license or right to use would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement the consummation of the Transactions.

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(c)  The Company and each Company Subsidiary have adequate title to all materials necessary to compile and operate the Company Products as currently compiled and operated by the Company and each Company Subsidiary and have not disclosed, delivered, licensed or otherwise made available (other than to Persons performing obligations for or on behalf of the Company and its Subsidiaries who have executed or otherwise are subject to a valid and enforceable agreements providing for restrictions on use of, and the nondisclosure of, the source code), and the Company and its Subsidiaries do not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code included in any material Owned Intellectual Property to any Person (other than to Persons performing obligations for or on behalf of the Company and its Subsidiaries who have executed or otherwise are subject to valid and enforceable Contracts providing for restrictions on use of, and the nondisclosure of, the source code).

(d) The Company and each Company Subsidiary has undertaken commercially reasonable efforts to protect the confidentiality of any Trade Secrets included in the Owned Intellectual Property.

(e) No director, officer or employee of any Company Party has any ownership interest in any of the Owned Intellectual Property. The Company and its Subsidiaries have implemented policies whereby employees and contractors of the Company or any of its Subsidiaries who create or develop any Intellectual Property in the course of their employment or provision of services for the Company or any of its Subsidiaries is required to assign to the Company or any of its Subsidiaries all of such employee’s or contractor’s rights therein, and all such employees and contractors have executed valid written agreements pursuant to which such Persons have assigned (or are obligated to assign) to the Company or one of its Subsidiaries all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company or one of its Subsidiaries by operation of law (and, in the case of contractors, to the extent such Intellectual Property was intended to be proprietary to the Company or one of its Subsidiaries).

(f) Except as set forth on Company Disclosure Schedule Section 5.11(e), no government funding and no facilities or other resources of any university, college, other educational institution or research center were used in the development of any Owned Intellectual Property.

(g) The Company Parties have obtained all necessary intellectual property rights for their research and development, production and operation, including but not limited to patents, non-patented technologies, trademarks, and other intellectual property rights. These intellectual property rights are sufficient to protect the Company Parties’ core technology and main business operations, and can ensure the Company Parties’ continued normal operation.

Section 5.12 Contracts; No Defaults.

(a) Company Disclosure Schedule Section 5.12(a) contains a true, correct and complete list of, and the Company has made available to SPAC (including written summaries of oral Contracts) true, correct and complete copies of, all Contracts (other than purchase orders) described in clauses (i) through (xvii) below to which, as of the date of this Agreement, any Company Party is a party or by which their respective assets are bound (together with all material amendments, waivers or other changes thereto) (collectively, the “Material Contracts”);

(i) each employee collective bargaining Contract;

(ii) any Contract pursuant to which any Company Party (A) licenses or is granted rights from a third party under Intellectual Property that is material to the business of the applicable Company Party or (B) licenses or grants to a third party to any rights in or to use Owned Intellectual Property (excluding non-exclusive licenses granted to customers, contractors, suppliers or service providers in the ordinary course of business);

(iii) any Contract which restricts or contains any material limitations on the ability of the applicable Company Party to compete in any line of business or in any geographic territory, in each case excluding customary confidentiality agreements (or clauses) or non-solicitation agreements (or clauses);

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(iv) any Contract under which any Company Party has created, incurred, assumed or guaranteed Indebtedness, has the right to draw upon credit that has been extended for Indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, in each case, in an amount in excess of $100,000;

(v) any Contract that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by any Company Party, involving consideration in excess of $100,000 of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner);

(vi) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $250,000 in any calendar year;

(vii) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 5.12 and expected to result in revenue or require expenditures in excess of $250,000 in the fiscal year ended September 30, 2024 and the fiscal year ending September 30, 2025;

(viii) any joint venture Contract, partnership agreement, limited liability company agreement or similar Contract that is material to the business of the Company;

(ix) any Contract that involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices other than those entered into in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions;

(x) Contracts with Top Customers and Top Suppliers;

(xi) Contracts that obligates the Company Parties to provide continuing indemnification or a guarantee of obligations of a third party after the Effective Time in excess of $100,000;

(xii) any Contract between any (A) Company Party and (B) any directors, officers or employees of a Company Party (other than at will employment, arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xiii) any Contract that obligates the Company Parties to make any capital commitment or expenditure in excess of $250,000 (including pursuant to any joint venture);

(xiv) any Contract that relates to a settlement of any Action for an amount greater than $100,000 entered into within three (3) years prior to the date of this Agreement or under which any Company Party has outstanding obligations (other than customary confidentiality obligations);

(xv) any Contract that provides another Person (other than another Company Party or any manager, director or officer of any Company Party) with a power of attorney;

(xvi) any Contract that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvii) any Contract that is otherwise material to any Company Party and not described in clauses (i) through (xvi) above.

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(b) Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, (i) such Material Contracts are in full force and effect and represent the legal, valid and binding obligations of the applicable Company Party, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, are enforceable by the applicable Company Party to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) neither the applicable Company Party or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any Material Contract, (iii) no Company Party has received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any Material Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract by any Company Party or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since September 30, 2022 through the date hereof, no Company Party has received written notice from any customer or supplier that is a party to any Material Contract that such party intends to terminate or not renew any Material Contract.

Section 5.13 Company Benefit Plans.

(a) Company Disclosure Schedule Section 5.13(a) sets forth an accurate and complete list of each Company Benefit Plan. “Company Benefit Plan” means any employee benefit plan as mandatorily required under the laws of the PRC, and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy or Contract, and each other material employee compensation or benefit plan, program, policy or Contract that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or any Company Subsidiary or pursuant to which the Company or any Company Subsidiary has or may have any material liabilities.

(b) Each Company Benefit Plan and each Contract with any consultant and independent contractor has been administered in compliance with its terms and all applicable Laws in all material respects, and all contributions required to be made under the terms of any Company Benefit Plan and any Contract with any consultant and independent contractor have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements.

(c) With respect to the Company Benefit Plans and Contracts with consultants and independent contractors, no material administrative investigation, audit or other administrative proceeding by any applicable Governmental Authorities is pending or, to the knowledge of the Company, threatened.

(d) Except as set forth in Company Disclosure Schedule Section 5.13(d), the consummation of the Transactions, alone or together with any other event, will not (i) result in a payment or benefit becoming due or payable, to any current or former employee, director, independent contractor or consultant, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any current or former employee, director, independent contractor or consultant or (v) limit the ability of the Company to terminate any Company Benefit Plan or Contract with any consultant or independent contractor.

Section 5.14 Labor Matters.3

(a) (i) No Company Party is a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by any Company Party, (ii) no labor union or organization, works council or group of employees of any Company Party has made a written demand for recognition or certification and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with any applicable labor relations authority.

3 SPAC/Target Cayman/PRC Counsels to add specific representations, if applicable.

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(b) The Company and each of its Subsidiaries (i) is and has been in compliance in all material respects with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, payment of insurance and benefit amounts (whether to employees, regulatory agencies or other third parties), health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by any applicable labor relations authority or received written notice of any unfair labor practice complaint against it pending before any applicable labor relations authority, and (iii) has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages.

(c) Neither the Company nor any Company Subsidiary is delinquent in payments to any employees or former employees in any material amounts for any services or amounts required to be reimbursed or otherwise paid.

(d) To the knowledge of the Company, no employee of the Company or any Company Subsidiary at the level of managing director or above is in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any Company Subsidiary or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any Company Subsidiary or (B) to the knowledge or use of Trade Secrets or proprietary information.

(e) To the knowledge of the Company, all employees of the Company and its Subsidiaries are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities.

(f) Neither the Company nor any Subsidiary has incurred any material liability or obligation under any similar state or local Law relating to worker adjustment and retraining that remains unsatisfied.

(g) The Company and each Company Subsidiary has complied in all material respects with its obligations under each agreement, statute, modern award, enterprise agreement or other industrial instrument relating to the employees.

(h) Each person who is subject to a contract for services with the Company or any Company Subsidiary can, subject to any legislation relating to, among other things, unlawful termination and unfair dismissal, be lawfully terminated as an employee on six months’ notice or less without payment of any damages or compensation, including severance or redundancy payments.

(i) The Company and its Subsidiaries have kept adequate and suitable records regarding the service of each employee and such records meet the Company’s and each Company Subsidiary’s record keeping obligations under the labor laws of the PRC.

(j) Neither the Company nor any Company Subsidiary pays salary or provides other benefits to any employee at a rate or in a manner exceeding that person’s entitlement under that employee’s employment agreement, legislation, modern awards, enterprise agreements and industrial instruments applicable to that person.

Section 5.15 Taxes.

(a) All income and other material Tax Returns required by Law to be filed by each Company Party have been duly and timely filed (by taking into account any automatic extensions granted in the ordinary course of business), and all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and orders.

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(b) All income and other material Taxes of each Company Party due and payable (whether or not shown on any Tax Return) have been timely paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(c) Each Company Party has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other third party, (ii) timely remitted such withheld amounts required to have been remitted to the appropriate Governmental Authority, and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) No Company Party is currently engaged in any audit, administrative or judicial proceeding with respect to Taxes. No Company Party has received any written notice from a Governmental Authority of a dispute, claim or a proposed deficiency with respect to a material amount of Taxes, other than any disputes, claims or deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where any Company Party does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company Parties, and no written request for any such waiver or extension is currently pending.

(e) No Company Party has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.

(f) Except with respect to deferred revenue or prepaid subscription revenues collected by the Company or any Company Subsidiary in the ordinary course of business, neither the Company nor any Company Subsidiary, as applicable, will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority; (C) installment sale or open transaction disposition made prior to the Closing other than in the ordinary course of business; or (D) prepaid amount received prior to the Closing, other than in respect of such amounts reflected in balance sheets included in the Financial Statements, or received in the ordinary course of business.

(g) There are no Liens with respect to Taxes on any of the assets of any Company Party, other than Permitted Encumbrances.

(h) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, or (iii) by contract (except, in each case, for liabilities pursuant to commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(i) Neither the Company nor any Company Subsidiary is a party to or bound by, nor do any of them have any obligation to, any Governmental Authority or other Person (other than the Company or any of its Subsidiaries) under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(j) No Company Party has ever made an election, since its incorporation, under Section 1362(a) of the Code to be treated as an “S corporation” for United States federal, state or local income tax purposes. No Company Party has ever made, since its incorporation, an election pursuant to Section 301.7701-3 of the Treasury Regulations promulgated under the Code electing for it to be classified as a partnership or disregarded entity for United States federal income tax purposes.

(k) No Company Party is, or has been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

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(l) The Company and each Company Subsidiary is in compliance in all material respects with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company.

(m) All documents, instruments, contracts, agreements, deeds or transactions which are liable to duty, or necessary to establish the title of each Company or Subsidiary to an asset, have had Tax paid in full in accordance with all applicable Tax Laws.

(n) No event has occurred, or will occur, as a result of anything provided for in this agreement, or as a result of this agreement itself, as a result of which any Tax from which the Company or any Company Subsidiary may have obtained an exemption or other relief may become payable on any document, instrument, contract, agreement, deed or transaction, and each Company Party is in compliance in all material respects with all terms and conditions of any Tax incentives, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority applicable to a Company Party.

(o) Each Company Party is, and has always been resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been, treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than in its jurisdiction of incorporation.

(p) No charge to Tax will arise on any Company Party or the SPAC as a result of entering into, or completion of, this Agreement (or the transactions contemplated by this Agreement), and the implementation of the transactions contemplated by this Agreement will not result in the withdrawal or clawback of any exemption or relief previously claimed by it or any asset being deemed to have been disposed of and reacquired for Tax purposes, or the forfeiture of any relief, loss, expense or allowance.

(q) No Company Party is a controlled foreign corporation (as defined in Section 957 of the Code) or a passive foreign investment company (as defined in Section 1297 of the Code).

(r) No Company Party has taken, or permitted or agreed to take, any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 5.16 Brokers’ Fees. Except as described on Company Disclosure Schedule Section 5.16, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by any Company Party for which any Company Party has any obligation.

Section 5.17 Insurance. Company Disclosure Schedule Section 5.17 contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company and each Company Subsidiary as of the date of this Agreement. With respect to each such insurance policy required to be listed on Company Disclosure Schedule Section 5.17, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) neither the Company nor any Company Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened, (iv) no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals, and (v) no claims have been made in writing since September 30, 2022.

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Section 5.18 Real Property; Assets.

(a) Company Disclosure Schedule Section 5.18(a) contains a true, correct and complete list of all real property owned by the Company or any Company Subsidiary. The Company has made available to SPAC true, correct and complete copies of certificates of all real property owned by the Company or any Company Subsidiary.

(b) Company Disclosure Schedule Section 5.18(b) contains a true, correct and complete of all Leased Real Property. The Company has made available to SPAC true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which the Company or any Company Subsidiary is a party (the “Real Estate Lease Documents”), and such deliverables comprise all Real Estate Lease Documents relating to the Leased Real Property.

(c) Except as set forth in Company Disclosure Schedule Section 5.18(c), each Real Estate Lease Document (i) is a legal, valid, binding and enforceable obligation of the Company or the applicable Company Subsidiary and, to the knowledge of the Company, the other parties thereto, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and each such Real Estate Lease Document is in full force and effect, (ii) has not been amended or modified except as reflected in the Real Estate Lease Documents made available to SPAC and (iii) to the knowledge of the Company, covers the entire estate it purports to cover and, subject to securing the consents or approvals, if any, required under the Real Estate Lease Documents to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the Transactions, will entitle Company or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Lease Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Lease Documents for the purpose specified in the Real Estate Lease Documents.

(d) No material default or breach by (i) the Company or any Company Subsidiary or (ii) to the knowledge of the Company, any other parties thereto, as applicable, presently exists under any Real Estate Lease Documents. Neither the Company nor any Company Subsidiary has received written or, to the knowledge of the Company, oral notice of default or breach under any Real Estate Lease Document which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would reasonably be expected to constitute a material default or breach under any Real Estate Lease Document by the Company or any Company Subsidiary, on the one hand, or by the other parties thereto, on the other hand. Neither the Company nor any Company Subsidiary has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property or portion thereof which is still in effect. Neither the Company nor any Company Subsidiary has collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein which is still in effect. The Company (or the applicable Company Subsidiary) has a good and valid leasehold title to each Leased Real Property subject only to Permitted Encumbrances.

(e) Neither the Company nor any Company Subsidiary has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law other than Permitted Encumbrances or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

Section 5.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Company and each Company Subsidiary is and, during the last three (3) years has been, in compliance with all Environmental Laws;

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(b) there has been no release of any Hazardous Materials at, in, on or under any Leased Real Property or in connection with the operations of the Company or any Company Subsidiary off-site of the Leased Real Property or, to the knowledge of the Company, at, in, on or under any formerly owned or leased real property during the time that the Company or any Company Subsidiary owned or leased such property;

(c) neither the Company nor any Company Subsidiary is subject to, nor has any of the foregoing received any Governmental Order relating to, any non-compliance with Environmental Laws by the Company or any Company Subsidiary or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials;

(d) no Action is pending or, to the knowledge of the Company, threatened, and no investigation is pending or, to the knowledge of the Company, threatened, in each case with respect to the compliance by the Company or any Company Subsidiary with or liability under Environmental Law;

(e) the Company has made available to SPAC all material environmental reports (including any Phase One or Phase Two environmental site assessments), audits, correspondence or other documents relating to the Leased Real Property or any formerly owned or operated real property or any other location for which the Company or any Company Subsidiary may be liable in its possession, custody or control;

(f) Notwithstanding any other provision of this Article IV, this Section 5.19 contains the exclusive representations and warranties of the Company with respect to environmental matters.

Section 5.20 Absence of Changes. Except (i) as set forth on Company Disclosure Schedule Section 5.20 and (ii) in connection with the Transactions, from September 30, 2023 through and including the date of this Agreement, the Company Parties (1) have, in all material respects, conducted their respective businesses and operated their properties in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19), and (2) have not taken any action that would require the consent of SPAC pursuant to Section 7.01 if such action had been taken after the date hereof.

Section 5.21 Affiliate Agreements. Except as set forth on Company Disclosure Schedule Section 5.21 and except for, in the case of any employee, officer or director, any employment or indemnification Contract or Contract with respect to the issuance of equity in any Company Party, no Company Party is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any Company Party, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any Company Party or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing.

Section 5.22 Internal Controls. The Company (including the Company Subsidiaries) maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 5.23 Permits. The Company and its Subsidiaries have obtained and hold all material Permits (the “Material Permits”) that are required to own, lease or operate their respective properties and assets and to conduct their respective businesses as currently conducted. Each Material Permit is in full force and effect in accordance with its terms; no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries; to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions; there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit; and the Company and its Subsidiaries are in compliance with all Material Permits applicable to the Company or its Subsidiaries.

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Section 5.24 Registration Statement. None of the information relating to the Company Parties supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference in the Registration Statement will, as of the time the Registration Statement is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 5.24, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

Section 5.25 Operation of the Business during COVID-19. None of the actions and inactions by the Company or any Company Subsidiary prior to the date of this Agreement in response to COVID-19: (i) has resulted in the Company or any Company Subsidiary experiencing any material business interruption or material losses, or (ii) if taken following the date of this Agreement would constitute a Material Adverse Effect or a material breach of the covenants set forth in Section 7.01.

Section 5.26 Books and Records. The books and records of the Company and each Subsidiary have been maintained, in all material respects in accordance with reasonable business practice.

Section 5.27 Sufficiency of Assets. The Company and its Subsidiaries own, have the right to use, or have good and valid title to and have full power and right to, all of the assets necessary and sufficient to operate the business, as currently conducted and as proposed to be conducted.

Section 5.28 Top Suppliers and Top Customers. Company Disclosure Schedule Section 5.28 sets forth the top five (5) suppliers (the “Top Suppliers”) and top five (5) customers (the “Top Customers”) based on the aggregate value of the transaction volume of the Company and its Subsidiaries with such counterparty during the fiscal year ended September 30, 2022 and 2023 and the six months ended March 31, 2024, respectively. None of the Top Suppliers nor any of the Top Customers has, as of the date of this Agreement, notified the Company or any of its Subsidiaries in writing, or to the knowledge of the Company or its applicable Subsidiary, verbally: (i) that it will, or, to the knowledge of the applicable Company Party, has threatened to, terminate, cancel, materially limit or materially alter and adversely modify any of its existing business with the Company or such Subsidiary (other than due to the expiration or non-renewal of an existing contractual arrangement or the exercise, non-exercise or lapse of any existing right); or (ii) that it is in a dispute with the Company (or such Subsidiary) or its business, save for any such aforementioned changes or disputes which would not result in a Company Material Adverse Effect.

Section 5.29 No Additional Representations and Warranties. Except as otherwise expressly provided in this Article V (as modified by the Company Disclosure Schedules), the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, including as to the condition, value or quality of the Company, any Company Subsidiary or the assets of the Company or any Company Subsidiary.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in the SPAC SEC Reports (other than disclosures contained or referenced under the captions “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and any other disclosures containing risks that are predictive, cautionary or forward-looking in nature), or any disclosure schedules delivered by SPAC to the Company and accepted by the Company on the date hereof attached hereto as Schedule III (the “SPAC Disclosure Schedule”) if the application of the disclosure to such other section is reasonably apparent on the face of such disclosure, SPAC represents and warrants to the Company and Pubco, as of the date hereof and as of the Closing Date, as follows:

Section 6.01 Organization and Qualification. SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

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Section 6.02 Authority and Enforceability.

(a) (i) SPAC has all requisite power and authority to execute and deliver this Agreement and (subject to the consents, approvals, authorizations and other requirements described in Section 6.04 and obtaining the Required SPAC Shareholder Approval) to perform its obligations hereunder and to consummate the transactions contemplated hereby; and (ii) SPAC has taken all requisite corporate action to authorize the execution and delivery of this Agreement and (subject to the consents, approvals, authorizations and other requirements described in Section 6.04 and obtaining the Required SPAC Shareholder Approval) the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SPAC and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

(b) SPAC has all requisite power and authority to execute and deliver the Ancillary Agreements to which it will be a party and (subject to the consents, approvals, authorizations and other requirements described in Section 6.04 and obtaining the Required SPAC Shareholder Approval) to perform its obligations thereunder and to consummate the transactions contemplated thereby. SPAC has, or prior to the Closing will have, taken all requisite corporate or other actions to authorize the execution and delivery of the Ancillary Agreements to which it will be a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby. Each Ancillary Agreement, if and when executed by SPAC upon the terms and subject to the conditions set forth in this Agreement, will be duly executed and delivered by SPAC and, assuming the due authorization, execution and delivery by each of the other parties thereto, each Ancillary Agreement will constitute the legal, valid and binding obligation of SPAC enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

(c) SPAC’s board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of SPAC Shareholders, (ii) approved this Agreement, the Ancillary Agreements to which SPAC is or will be a party and the Transactions, including the Mergers and the First Plan of Merger, (iv) approved the Transactions as a Business Combination (as defined in the SPAC’s Governing Documents) and (v) recommended the approval of the SPAC Party Shareholder Approval Matters by the SPAC Shareholders (the “SPAC Board Recommendation”).

(d) The Required SPAC Shareholder Approval is the only vote or approval of the holders of any class or series of equity securities of the SPAC required to approve and adopt this Agreement and approve the Transactions.

Section 6.03 SEC Reports, Financial Statements.

(a) SPAC has filed or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, reports and other documents (including all exhibits, schedules and annexes thereto) required to be filed or furnished by it with the SEC since February 20, 2024 (such documents and any other documents filed by SPAC with the SEC, as have been supplemented, modified or amended since the time of filing, including all information incorporated therein by reference, collectively, the “SPAC SEC Reports”). Each of the SPAC SEC Reports, at the time of its filing or being furnished, complied, or if not yet filed or furnished, will comply with the applicable requirements of the Exchange Act, the Securities Act, and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the SPAC SEC Reports. As of their respective filing or furnishing dates (or, if supplemented, modified or amended since the time of filing or furnishing, as of the date of the most recent supplement, modification or amendment), none of the SPAC SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding written comments from the SEC with respect to the SPAC SEC Reports. To the Knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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(b) The financial statements (including all related notes and schedules thereto), contained in the SPAC SEC Reports (or incorporated therein by reference) (the “SPAC Financial Statements”) have been prepared in all material respects in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of SPAC and its Subsidiaries as of the dates thereof and the results of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of the unaudited SPAC Financial Statements, to the absence of footnotes and normal year-end adjustments and to any other adjustments described therein).

Section 6.04 Governmental Filings and Consents. No consents, approvals, authorizations or waivers of, or notices or filings with, any Governmental Authority are required to be made or obtained by SPAC in connection with the execution and delivery of this Agreement and the Ancillary Agreements by SPAC, as applicable, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for (a) the filing with the SEC and declaration of effectiveness of the Registration Statement in which the Closing Date Share Merger Consideration is registered, (b) the filings of the First Plan of Merger and related documentation with the Cayman Islands Registrar in accordance with the Cayman Companies Act and (c) such other consents, approvals, authorizations, waivers, notices and filings the failure of which to be made or obtained individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect.

Section 6.05 No Violations. Assuming the consents, approvals, authorizations, waivers, notices and filings referred to in Section 6.04 are obtained or made, the execution and delivery of this Agreement and the Ancillary Agreements by SPAC, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of SPAC, (b) conflict with or result in a violation or breach of any provision of any Law or Permit applicable to SPAC, (c) require the consent, notice or other action by any Person under, materially conflict with, result in a material violation or material breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material Contract to which SPAC is a party or (d) result in the creation or imposition of any material Encumbrance, other than Permitted Encumbrances, on any properties or assets of SPAC, in the case of clauses (c) and (d) as, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect.

Section 6.06 Valid Issuance of SPAC Ordinary Shares. The authorized share capital of SPAC as at the date of this Agreement consists of US$50,000 consisting of 500,000,000 SPAC Ordinary Shares. The issued and outstanding share capital of SPAC as at the date of this Agreement consists of 8,963,000 SPAC Ordinary Shares. All SPAC Ordinary Shares issued as at the date of this Agreement and as at Closing, has been duly authorized, validly issued, fully paid and nonassessable free and clear of all Encumbrances (other than restrictions on transfer imposed by federal and state securities Laws). The issuance thereof did not violate or conflict with any provisions of applicable U.S. federal or state Law or the rules, regulations and policies of Nasdaq or any other applicable stock exchange or securities regulatory authority and will not be issued in contravention of any other Person’s rights therein or with respect thereto.

Section 6.07 Litigation. There is no Action or claim pending or, to the Knowledge of SPAC, threatened, or, to the Knowledge of SPAC, governmental investigation threatened or pending by, against or involving SPAC or any of its properties or assets, the outcome of which, individually or in the aggregate, would reasonably be expected to have a SPAC Material Adverse Effect.

Section 6.08 Fees to Brokers and Finders. Except as set forth on Section 6.08 of the SPAC Disclosure Schedule, SPAC has no obligation to pay any fee or commission to any investment banker, broker, financial adviser, finder or other similar intermediary in connection with the transactions contemplated by this Agreement.

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Section 6.09 Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by SPAC have been duly filed (taking into account any automatic extensions of time to file Tax Returns obtained in the ordinary course of business), and all such Tax Returns are true, correct, and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and orders.

(b) All material amounts of Taxes due and owing by SPAC have been paid within applicable time limits other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(c) SPAC has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) SPAC has not engaged in any material audit, examinations, investigations, or Action with respect to Taxes. SPAC has not received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where SPAC does not file a Tax Return that SPAC is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements (other than any agreements entered into in the ordinary course of business) extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of SPAC and no written request for any such waiver or extension is currently pending.

(e) Since the date of its formation, neither SPAC nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(f) SPAC has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.

(g) There are no Liens with respect to Taxes on any of the assets of SPAC, other than Permitted Encumbrances.

(h) SPAC does not have material liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for liabilities pursuant to commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(i) SPAC is not a party to, or bound by, or has any material obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(j) SPAC has not taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(k) SPAC is, and has always been resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been, treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than in its jurisdiction of incorporation.

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(l) No charge to Tax will arise on SPAC as a result of entering into, or completion of, this Agreement (or the transactions contemplated by this Agreement), and the implementation of the transactions contemplated by this Agreement will not result in the withdrawal or clawback of any exemption or relief previously claimed by it or any asset being deemed to have been disposed of and reacquired for Tax purposes, or the forfeiture of any relief, loss, expense or allowance.

Section 6.10 No Other Representations and Warranties. Except for the representations and warranties expressly contained in this ARTICLE VI or in the Ancillary Agreements to which SPAC is party, neither SPAC nor any of its Affiliates, nor any of its or their respective Representatives, makes or has made, and none of the Company, any of its Affiliates or any Company Shareholder, nor any of its or their respective Representatives relies or has relied upon, any other representation or warranty on behalf of SPAC. SPAC expressly disclaims, and the Company and each Company Shareholder expressly disclaims any reliance on, any and all other representations and warranties, whether express or implied.

ARTICLE VII

COVENANTS

Section 7.01 Conduct of Business. During the period from the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), except as otherwise expressly required by, and in accordance with, this Agreement, including the taking of actions and the consummation of the transactions contemplated hereby, as set forth in Section 7.01 of the Company Disclosure Schedule, as required by applicable Law or with the prior written consent of SPAC (which consent shall not unreasonably be withheld, conditioned or delayed), the Company and each Company Subsidiary, and Pubco, Merger Sub 1 and Merger Sub 2 shall (x) conduct its business in the ordinary course of business, and (y) preserve intact its business organization and operations and maintain its relationships and goodwill with employees, contractors, customers, suppliers, Governmental Authorities and others having business relationships with the Company. Without limiting the generality of Section 7.01 and except as contemplated by the terms of this Agreement or the Ancillary Agreements, or as required by applicable Law, during the Interim Period, without the prior written consent of SPAC (which consent shall not unreasonably be withheld, conditioned or delayed), the Company and each Company Subsidiary, and Pubco, Merger Sub 1 and Merger Sub 2 shall not:

(a) (i) declare, set aside or pay any dividend or distribution on any shares of its capital stock or other equity interests or (ii) purchase, redeem or repurchase any shares of its capital stock or other equity interests;

(b) issue, sell, pledge, transfer, dispose of or encumber any shares of its capital stock or other equity interests or securities exercisable or convertible into, or exchangeable or redeemable for, any such shares or other equity interests, or any rights, warrants, options, calls or commitments to acquire any such shares or other equity interests, or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person without the written consent from SPAC;

(c) split, combine, subdivide or reclassify any of its capital stock or other equity interests;

(d) (i) incur any Indebtedness (directly, contingently or otherwise) in excess of $250,000 individually or $1,000,000 in the aggregate, (ii) incur or accrue any trade payables or other liabilities (other than Indebtedness) outside the ordinary course of business, or (iii) waive any material claims or rights of, or cancel any debts to, and of, the Company or any Company Subsidiary;

(e) amend (by merger, consolidation or otherwise) its Governing Documents or cause those of any Subsidiary to be amended, (ii) form any Subsidiary or (iii) acquire an interest in a variable interest entity;

(f) voluntarily adopt a plan of complete or partial liquidation or rehabilitation or authorize or undertake a dissolution, rehabilitation, consolidation, restructuring, recapitalization or other reorganization;

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(g) (i) purchase, sell, lease, exchange, pledge, encumber, issue or otherwise dispose of or acquire any property or assets outside the ordinary course of business, (ii) grant or take any other action that will result in the imposition of an Encumbrance, other than Permitted Encumbrances, on any material property or assets of the Company or any Company Subsidiary, or (iii) make or incur any capital expenditure in excess of $250,000 individually or $1,000,000 in the aggregate or that are not contemplated by the capital expenditure budget of the Company (or any Company Subsidiary) previously provided to SPAC;

(h) (i) amend, assign, renew, extend or terminate any existing Material Contract (unless terminated by the other parties thereto or expired in accordance with the terms of such Material Contract), (ii) enter into any Contract that would be a Material Contract if in effect on the date hereof or (iii) waive, release or assign any material rights or claims under any existing Material Contract;

(i) (i) sell, transfer or license any Intellectual Property to any Person, other than non-exclusive licenses granted in the ordinary course of business pursuant to User Agreements or Immaterial Licenses, (ii) abandon, withdraw, dispose of, permit to lapse or fail to preserve any Company IP, (iii) take any action that could reasonably be expected to trigger the release of source code of any material software of any Company Parties to any third party, or (iv) disclose any material Trade Secrets owned or held by the Company or any Company Subsidiary to any Person who has not entered into a written confidentiality agreement and is not otherwise subject to confidentiality obligations;

(j) pay, settle, release or forgive any Action or threatened Action, or waive any right thereto, in excess of $100,000 individually and $250,000 in the aggregate;

(k) make any filings with any Governmental Authority relating to (i) the withdrawal or surrender of any license or Permit held by the Company or any Company Subsidiary or (ii) the withdrawal by the Company or any Company Subsidiary from any lines or kinds of business;

(l) (i) make, revoke or amend any income or other material Tax election, (ii) enter into any closing agreement, settlement or compromise of any Tax-related Liability or refund, (iii) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax, (iv) file any request for rulings or special Tax incentives with any Tax Authority, (v) surrender any right to claim a Tax refund, offset or other reduction in Tax-related Liability, (vi) adopt or change any method of Tax accounting, (vii) file any Tax Return inconsistent with past practice, (viii) amend any Tax Return or (ix) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax;

(m) other than as required by the terms of any Company Benefit Plan as in effect on the date hereof and listed on Section 5.13 of the Company Disclosure Schedule, (i) grant or increase any severance, change in control, retention or termination pay of (or amend any existing severance, change in control, retention or termination pay arrangement with) any Company Service Provider, (ii) establish, enter into, adopt, renew, terminate, modify or amend any Company Benefit Plan (or any new arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement), (iii) take any action to accelerate the vesting or payment of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Benefit Plan, (iv) increase the compensation payable to any Company Service Provider, except increases in annual base salary or wage rate in the ordinary course of business to those current employees of the Company or any Company Subsidiary not to exceed ten percent (10%) with respect to any Company Service Provider, (v) grant any awards under any bonus, incentive, performance, equity or other compensation plan or arrangement or Company Benefit Plan or (vi) except as may be required by GAAP or applicable Law, change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

(n) (i) terminate the employment of any employee of the Company or any Company Subsidiary (other than terminations for cause, death or disability, as a result of a voluntary resignation of such employee or for cause (as determined in good faith by the Company or any Company Subsidiary)), (ii) hire any new employee or engage any consultant or independent contractor other than in the ordinary course of business, (iii) waive the restrictive covenant obligations of any Company Service Provider, or (iv) implement any group layoffs or furloughs, whether temporary or permanent, with respect to any employee of the Company or any Company Subsidiary;

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(o) (i) modify, extend, or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor or trade union, works council, employee representative body, labor organization, or group of employees of the Company or any Company Subsidiary as the bargaining representative for any employees of the Company or any Company Subsidiary;

(p) voluntarily terminate, cancel or materially modify or amend any insurance coverage maintained by the Company or any Company Subsidiary with respect to any material assets without, to the extent commercially reasonable to do so, replacing such coverage with a comparable amount of insurance coverage;

(q) (i) acquire any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or (ii) establish any Subsidiary, enter into any new lines of business or introduce any new material products or services;

(r) (i) change any of the material accounting, financial reporting or tax principles, practices or methods used by the Company or any Company Subsidiary, except as may be required in order to comply with changes in GAAP or applicable Law, or (ii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(s) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(t) take any action that would reasonably be expected to significantly delay or impair the obtaining of any governmental approvals required to be obtained in connection with this Agreement;

(u) issue or propose to issue any Company Convertible Securities;

(v) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights; or

(s) enter into any Contract with respect to any of the foregoing.

Nothing contained in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Closing. Prior to the Closing, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

During the Interim Period, neither the Company, Pubco nor any of the Pubco Subsidiaries shall take any actions or enter into any agreements, or conduct any business or affairs, except as otherwise expressly required by, and in accordance with, this Agreement, including the taking of actions and the consummation of the transactions contemplated hereby, as required by applicable Law or with the prior written consent of SPAC (which consent shall not unreasonably be withheld, conditioned or delayed).

Section 7.02 Access to Information; Confidentiality.

(a) During the Interim Period, the Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC Parties and their Representatives who are bound by a confidentiality agreement reasonable access during normal business hours upon reasonable advance notice to (and, as applicable, the right to then inspect) all of the officers, directors, employees, books and records, Contracts and other documents and data of the Company Parties as any SPAC Party or any of their Representatives may reasonably request for the purpose of facilitating the consummation of the transactions contemplated hereby, including but not limited to the filing of the Registration Statement with the SEC; provided, however, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets or violate any obligations with respect to confidentiality in any agreement with a third party or violate any applicable Law or (ii) to disclose information or materials protected by attorney-client, attorney work product or other legally recognized privileges or immunity from disclosure. In exercising its rights hereunder, each SPAC Party shall take commercially reasonable efforts conduct itself, and shall take commercially reasonable efforts to cause its Representatives to conduct themselves, so as not to unreasonably interfere in the conduct of the Company’s businesses.

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(b) The parties each acknowledge that the information and access provided to it pursuant to this Section 7.02 shall be subject to the terms and conditions of the Confidentiality Agreement and all applicable Law. Effective as of the Closing, the Confidentiality Agreement shall cease to have any force or effect.

Section 7.03 Efforts to Consummate.

(a) On the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, as promptly as reasonably practicable, all actions, and to do, or cause to be done, as promptly as reasonably practicable, all things necessary or advisable under applicable Laws to consummate and make effective the SPAC Merger, the Acquisition Merger and the other transactions contemplated hereby as promptly as practicable, including by using commercially reasonable efforts to take all action necessary to satisfy all of the conditions to the obligations of the other party or parties hereto to effect the SPAC Merger and the Acquisition Merger, to obtain any necessary waivers, consents and approvals and to effect all necessary registrations and filings with Governmental Authorities and to remove any injunctions or other impediments or delays, legal or otherwise, in each case in order to consummate and make effective the SPAC Merger, the Acquisition Merger and the other transactions contemplated by this Agreement.

(b) The Company shall use (and shall cause its Affiliates to use) its commercially reasonable efforts to fulfill the filing procedure with the CSRC and report relevant information in a timely manner per the requirements of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, promulgated by the CSRC on February 17, 2023 (the “Overseas Listing Trial Measures”) and the supporting guidelines of the Overseas Listing Trial Measures.

(c) With respect to Pubco, during the Interim Period, the Company, Pubco and the Shareholders’ Representative shall use commercially reasonable efforts to cause Pubco to maintain its status as a “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and through the Closing.

Notwithstanding anything to the contrary herein, in connection with the exercise of any commercially reasonable efforts or other standard of conduct pursuant to this Agreement, neither the Company nor SPAC shall be required, in respect of any provision of this Agreement, to pay any extraordinary fees, expenses or other amounts to any Governmental Authority or any party to any Contract (excluding, for the avoidance of doubt, ordinary course fees and expenses of their respective attorneys and advisors), commence or participate in any Action or offer or grant any accommodation (financial or otherwise) to any third party, dispose of any assets, incur any material obligations or agree to any of the foregoing.

Section 7.04 Resignations. The SPAC shall cause all of its directors to resign from such directorship, and all of its officers to resign from their offices, in each case effective as of the SPAC Merger Effective Time (collectively, the “Resignations”).

Section 7.05 SEC Filings.

(a) The parties acknowledge that:

(i) The SPAC Shareholders and the Company Shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger and the SPAC Merger contemplated hereby being consummated and that, in connection with such approval, SPAC must call a special meeting of its shareholders requiring SPAC to prepare and file with the SEC the Registration Statement, which will contain a Proxy Statement/Prospectus (as defined in Section 7.14);

(ii) SPAC will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) SPAC will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

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(b) In connection with any filing SPAC makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its commercially reasonable efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their commercially reasonable efforts to (i) cooperate with SPAC, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by SPAC in connection with any filing with the SEC.

(c) The Company acknowledges that a substantial portion of the filings with the SEC and mailings to SPAC’s shareholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practicable provide SPAC with such information as shall be reasonably requested by SPAC for inclusion in or attachment to the Proxy Statement/Prospectus, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement/Prospectus and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its managers, directors, officers and employees (and those of the Company Subsidiaries) to be reasonably available to SPAC and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company).

Section 7.06 Financial Information.

(a) As soon as reasonably practicable but no later than two weeks following the date of this Agreement, the Company will deliver to the SPAC Parties the Financial Statements. The Financial Statements shall, among other things, be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with U.S. GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Financial Statements will be complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company will provide additional financial information as reasonably requested by the SPAC Parties for inclusion in any filings to be made by the SPAC Parties with the SEC.

(b) During the Interim Period, within twenty (20) calendar days following the end of each calendar month, the Company shall deliver to SPAC an unaudited consolidated income statement for such calendar month and an unaudited consolidated balance sheet as of such calendar month end of the Company Parties, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Company Parties as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to SPAC copies of any audited consolidated financial statements of the Company Parties that the Company Parties’ certified public accountants may issue.

Section 7.07 No Trading. The Company, Pubco, Merger Sub 1, Merger Sub 2 and the Shareholders’ Representative each acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco, Merger Sub 2, Merger Sub 2 and the Shareholders’ Representative each hereby agrees that, while it is in possession of any material nonpublic information of SPAC, it shall not purchase or sell any securities of SPAC (other than to engage in the Mergers in accordance with this Agreement), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws or cause or encourage any third party to do any of the foregoing.

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Section 7.08 Insurance Policies. If so requested by SPAC, the Company Parties shall cooperate, and shall cause their Affiliates and Representatives to cooperate, with SPAC Parties, and shall execute and deliver such documents and take such actions as SPAC Parties may reasonably request (but with effect only upon the Effective Time), in order to enable SPAC to extend its existing insurance policies to cover the business and associated assets of the Company effective from and after the Closing.

Section 7.09 Exclusivity. During the Interim Period, neither the SPAC nor the Company shall, and shall cause its officers, directors, employees, agents, representatives and Affiliates (including for this purpose commonly Controlled Affiliates and Subsidiaries) not to, directly or indirectly, (a) solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than SPAC and its Subsidiaries and Representatives) regarding any Acquisition Proposal, (b) enter into, continue with or participate in any discussions or negotiations with, or provide any information to, any Person (other than SPAC and its Subsidiaries and Representatives) concerning a possible Acquisition Proposal or (c) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. During the Interim Period, upon receipt by the Company or any of its commonly Controlled Affiliates of any offer, proposal, indication of interest, request or inquiry that could reasonably be expected to lead to an Acquisition Proposal, the Company shall within one (1) Business Day (i) notify SPAC in writing of its receipt of such Acquisition Proposal and (ii) communicate to SPAC in writing in reasonable detail the terms of any such Acquisition Proposal (including providing SPAC with a written statement with respect to any non-written Acquisition Proposal received, which statement must include the terms thereof). In addition, the Company will within one (1) Business Day advise SPAC in writing of any material modification or proposed modification to such Acquisition Proposal and any other information necessary to keep SPAC informed in all material respects regarding the status and details of such Acquisition Proposal.

Section 7.10 Shareholder Consents.

(a) The Company shall use commercially reasonable efforts to take all action necessary in accordance with this Agreement, the Company Governing Document, and the applicable Laws, to obtain the Requisite Company Shareholder Approval, if so required under Laws of the Cayman Islands, for the transactions contemplated in this Agreement. The Company’s obligation to use commercially reasonable efforts to obtain the Requisite Company Shareholder Approval pursuant to this Section 7.10 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or the withholding, withdrawal, amendment or modification by Company’s board of directors of its unanimous recommendation to the holders of Company Ordinary Shares in favor of the adoption of this Agreement and the approval of the Acquisition Merger. Upon obtaining the Requisite Company Shareholder Approval, Company shall promptly deliver copies of the documents evidencing the obtainment of the Requisite Company Shareholder Approval to SPAC.

(b) If required under Law, the Company shall prepare and mail (or email) to each Company Shareholder, a notice (as it may be amended or supplemented from time to time, the “Shareholder Notice”) setting out the material terms of this Agreement. Prior to its delivery, SPAC shall be entitled to review the Shareholder Notice and Company shall take reasonable steps to reflect any comments received from SPAC or its Representatives in the Shareholder Notice, and, following its delivery, no amendment or supplement to the Shareholder Notice shall be made by the Company without the approval of SPAC. The Company shall not include in the Shareholder Notice any information with respect to SPAC or any of its Affiliates, the form and content of which information shall not have been approved by SPAC prior to such inclusion (such approval not to be unreasonably withheld, delayed or conditioned). Each of SPAC and the Company agree to direct their respective Representatives to reasonably cooperate in the preparation of the Shareholder Notice and any amendment or supplement thereto.

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Section 7.11 Public Disclosure. The parties shall agree on the form, content and timing of any initial press release, and, except with the prior written consent of the Shareholders’ Representative and SPAC (which consent shall not be unreasonably withheld, delayed or conditioned), shall not issue nor shall any Affiliate or Representatives of such party issue any other press release or other public statement or public communication, with respect to this Agreement or the transactions contemplated hereby; provided that the Shareholders’ Representative, the Company and SPAC may (and in the case of clause (b) and (c) below any Representative of any of the foregoing may), without the prior written consent of such other parties, make such public statement or issue such public communication (a) as may be required by applicable Law or the requirements of any applicable stock exchange and, if practicable under the circumstances, after reasonable prior consultation with such other parties (and allowing such parties and their Representatives to review the text of the disclosure before it is made), (b) that consists solely of information contained in prior announcements made by any or all of SPAC, the Company, the Company Shareholders or any of their respective Representatives in accordance herewith, or (c) to enforce its rights or remedies under this Agreement or the Ancillary Agreements; provided, that the parties will be responsible for disclosures made by their respective Representatives in violation of the terms of this Section 7.11.

Section 7.12 Pubco Listing. Pubco shall ensure (and the Company shall use commercially reasonable efforts to ensure) that, at or prior to the Closing, the shares of Pubco Ordinary Shares that will be part of the Closing Date Share Merger Consideration, as well as the Pubco Ordinary Shares to be issued in the SPAC Merger, are approved for listing on Nasdaq, subject to official notice of issuance (if applicable), which approval shall be a condition to the obligations of SPAC and the Company under this Agreement.

Section 7.13 Directors’ and Officers’ Indemnification and Exculpation.

(a) Each party agrees that all rights to indemnification and exculpation for acts or omissions occurring prior to the Closing now existing in favor of the current or former directors or officers of the Company Parties and of the SPAC who have the right to indemnification or exculpation by the Company Parties and/or the SPAC, as applicable (collectively, the “Covered Persons”), as provided in their Governing Documents shall survive the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms for a period of not less than three (3) years from the Closing. Pubco will cause the applicable Company Party and/or the SPAC to perform and discharge all obligations to provide such indemnity and exculpation during such three (3) year period and to advance expenses in connection with such indemnification as provided in the Governing Documents (or other applicable agreements) of the SPAC or the applicable Company Party in effect as of immediately prior to the Effective Time.

(b) Prior to the Closing Date, SPAC may obtain a “tail” insurance policy that provides coverage for up to a three-year period from the Closing Date, for the benefit of the current or former directors and officers of the SPAC Parties (the “SPAC Covered Persons”) on terms and conditions reasonably that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the SPAC’s directors’ and officers’ liability insurance policy as of the date of this Agreement. Pubco shall maintain, or cause to be maintained, such D&O Tail Insurance in full force and effect, for its full term, without lapses in coverage and honor all obligations thereunder. If Pubco or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any person, then in each such case, proper provisions shall be made so that the successors or assigns of Pubco shall assume all of the obligations set forth in this Section 7.13(b).

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Section 7.14 Registration Statement.

(a) As promptly as reasonably practicable following the execution and delivery of this Agreement, the Company Parties and SPAC shall prepare and cause to be filed with the SEC a registration statement on Form F-4 or Form S-4, as determined by the parties (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”), in connection with the registration under the Securities Act of the Pubco Ordinary Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus. The Registration Statement shall include a Proxy Statement of SPAC as well as a prospectus for the offering of Pubco Ordinary Shares to the SPAC Shareholders and Company Shareholders (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from SPAC’s shareholders for the matters to be acted upon at the SPAC Special Meeting and providing the public shareholders of SPAC an opportunity in accordance with the SPAC’s Governing Document and the final IPO prospectus of SPAC, dated February 20, 2024 (the “SPAC Prospectus”) to exercise their SPAC Shareholder Redemption Right. The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from SPAC Shareholders to vote, at a special meeting of the SPAC Shareholders to be called and held for such purpose (the “SPAC Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement, the First Plan of Merger, the Ancillary Agreements and the transactions contemplated hereby or thereby, including the SPAC Merger, by the holders of SPAC Ordinary Shares in accordance with SPAC’s Governing Documents, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq, (ii) the election of the directors of Pubco as set forth in Section 3.03 of this Agreement, (iii) such other matters as the Company and the SPAC Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the SPAC Merger and the other transactions contemplated by this Agreement, (iv) the adoption and approval of the Pubco Equity Incentive Plan and (v) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or to seek reversals of exercises of the SPAC Shareholder Redemption Right (the “Adjournment Proposal”) (the approvals described in foregoing clauses (i) through (v), collectively, the “SPAC Party Shareholder Approval Matters”). The Proxy Statement/Prospectus shall include the SPAC Board Recommendation and neither the SPAC board of directors nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation. In connection with the Registration Statement, SPAC, Pubco, the Company, Merger Sub 1 and Merger Sub 2, as applicable, will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement requirements set forth in SPAC’s Governing Documents, Cayman Islands Law and the rules and regulations of the SEC and Nasdaq. The SPAC Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide the SPAC Parties with such information concerning the Company Parties and their controlled Affiliates, equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors.

(b) Each of SPAC and the Company Parties shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger. Each of SPAC and the Company Parties shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, SPAC will cause the Proxy Statement/Prospectus to be sent to shareholders of SPAC in accordance with SPAC’s Governing Documents and applicable Law.

(c) Each of SPAC and the Company Parties shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If SPAC or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) SPAC, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. SPAC and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the SPAC Shareholders, as applicable, pursuant to applicable Law and subject to the terms and conditions of this Agreement and the SPAC Governing Documents. Each of the Company and SPAC shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that SPAC receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

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(d) Each party shall, and shall cause each of its subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, SPAC and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Proxy Statement/Prospectus (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

Section 7.15 [Reserved]

Section 7.16 Notices of Certain Events. Each party shall promptly notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of the SPAC Parties or any of the assets of the Company or the SPAC Parties;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such Party to be false or misleading in any material respect or to omit or fail to state a material fact.

Section 7.17 Further Assurances. From and after the Closing, each party hereto shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, notices and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.18 Lock-up Agreements. The Shareholders’ Representative and Pubco shall procure that a lock-up agreement in the form of which is attached as Exhibit A hereto (“Company Lock-up Agreement”) among (i) Pubco, the Company, SPAC and each of the Key Company Shareholders shall be duly executed prior to or on the date hereof, and (ii) Pubco, the Company, SPAC and all directors and officers of Pubco immediately following the Closing and the other shareholders of the Company (in addition to Key Company Shareholders) who will hold equity securities of Pubco immediately following the Closing (all of whom will be listed on Schedule IV by addendum) shall be duly executed on or prior to the Closing Date, with the execution and delivery of such Company Lock-Up Agreements being a condition to the obligations of SPAC and Pubco hereunder. SPAC shall procure that the Sponsor Support and Lock-up Agreement among Pubco, the Company, SPAC and the Sponsor in respect of Pubco Ordinary Shares held by the Sponsor or any of its Affiliates shall be duly executed prior to or on the date hereof, with the execution and delivery of such Sponsor Support and Lock-Up Agreement being a condition to the obligations of the Company and Pubco hereunder.

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Section 7.19 Extension Loans.

(a) Subject to the other provisions of this Section 7.19, if so requested and notified in advance in writing by SPAC, the Sponsor shall promptly provide non-interest bearing loans to SPAC (the “Extension Loans”) to be evidenced in a promissory note duly executed by SPAC for the sole purpose of extending the deadline for the consummation of SPAC’s initial business combination (“Extension”) as described in SPAC Prospectus.

(b) The maximum amount of each Extension Loan shall not exceed that as required for an Extension as described in the SPAC Prospectus.

(c) Where the reason for requiring an Extension is due to reasons solely attributable to that on the part of or within the sole control of either Sponsor and/or the Company, then the Sponsor and/or the Company (as the case may be) shall be solely responsible for the full amount of each such Extension Loan.

(d) Where the reason for requiring an Extension is due to reasons attributable to both the Sponsor and the Company, the Sponsor and the Company shall each share equally in the amount for an Extension Loan.

(e) All Extension Loans shall immediately be repaid by SPAC to the Sponsor and/or the Company (as the case may be) upon the earlier of the Closing or the expiry of the deadline for the consummation of SPAC’s initial business combination as described in the SPAC Prospectus.

Section 7.20 PIPE Investment.

(a) SPAC and the Company shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to obtain executed subscription agreements (“PIPE Subscription Agreements”), which shall have terms, and be in a form, reasonably acceptable to SPAC and the Company, from third party investors (such investors, collectively, with any permitted assignees or transferees, the “PIPE Investors”), pursuant to which the PIPE Investors make or commit to make private equity investments in SPAC, Company or Pubco to purchase shares of SPAC, Company or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”). SPAC and the Company shall not, without the consent of the other party (such consent not to be unreasonably conditioned, withheld or delayed), permit any amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacements of, any of the PIPE Subscription Agreements. From the date hereof until the Closing Date, SPAC and the Company shall, and shall cause their respective financial advisors and legal counsels to, keep each other and their respective financial advisors and legal counsels reasonably informed with respect to the PIPE Investment. SPAC and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by SPAC).

(b) Without limiting the generality of the foregoing, (i) within one month from the date of this Agreement, the Company shall (x) cause one or more PIPE Investors to enter into a PIPE Subscription Agreement with SPAC for an aggregate investment amount of no less than $5,000,000, and (y) ensure that the PIPE Investor(s) deliver such aggregate investment amount in cash via wire transfer to an escrow account designated by SPAC; and (ii) within three months from the date of this Agreement, the Company shall (x) cause one or more PIPE Investors to enter into a PIPE Subscription Agreement with the Pubco or Company for an aggregate investment amount of no less than an additional $5,000,000, and (y) ensure that the PIPE Investor(s) deliver such aggregate investment amount in cash via wire transfer to an escrow account designated by the Company or Pubco.

Section 7.21 Company Shareholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its shareholders (the “Company Special Meeting”) or cause a written resolution to be passed by all its shareholders (the “Company Written Resolution”) in order to obtain the Requisite Company Shareholder Approval, and the Company shall use its commercially reasonable efforts to solicit from the Company Shareholders proxies in favor of the Requisite Company Shareholder Approval prior to such Company Special Meeting or Company Written Resolution, and to take all other actions necessary or advisable to secure the Requisite Company Shareholder Approval.

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Section 7.22   Pubco Equity Incentive Plan. Prior to the effectiveness of the Registration Statement, the Pubco shall approve and adopt an equity incentive plan, substantially in the form as the Company, the Shareholders’ Representative, Pubco and SPAC mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Company, Shareholders’ Representative, Pubco or SPAC, as applicable) (the “Pubco Equity Incentive Plan”), in the manner prescribed under applicable Law, effective as of one day prior to the Closing Date, reserving for grant thereunder a number of Pubco Ordinary Shares as shall equal 2.5 million shares.

Section 7.23 Post-Closing Board of Directors. The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective immediately after the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) individuals, which shall include (i) two (2) persons that are designated by SPAC prior to the Closing and approved by the Company in its reasonable judgment (the “SPAC Directors”) as independent directors, both of whom shall be an independent director able to satisfy Nasdaq’s independence requirements as well as any board and committee requirements of Nasdaq, and (ii) three (3) individuals that are designated by the Company prior to the Closing and approved by SPAC in its reasonable judgment (the “Company Directors”) and shall include one independent director who shall be an independent director able to satisfy Nasdaq’s independence requirements as well as any board and committee requirements of Nasdaq. At or prior to the Closing, Pubco will provide each SPAC Director and Company director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director or Company Director.

Section 7.24 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in this Agreement and provisions of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement, in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC (i) shall cause any documents, and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to pay as and when due the SPAC Shareholder Redemption Amount to former shareholders of SPAC who are holders of SPAC Redeeming Shares. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the SPAC Shareholder Redemption Amount, shall first be used to pay (i) the SPAC Transaction Expenses and the Company Transaction Expenses and (ii) thereafter be transferred to Pubco and used for working capital and general corporate purposes.

Section 7.25 Operation Sustainability of the Company. During the Interim Period and after Closing, each Company Party shall, and the Company shall cause each Company Party to, (i) comply with all applicable Laws in all material respects, including but not limited to applicable Laws and regulations in connection with the operations of the Company Parties; (ii) use commercially reasonable efforts to ensure the sustainability of the collaboration with its business partners; and (iii) take proper measures to ensure the continuity of its business operations if PRC government implements any laws or policies that have a Material Adverse Effect on the Company Parties.

Section 7.26 Pubco A&R Articles. Concurrently with the Closing, the Shareholders’ Representative shall adopt the Pubco A&R Articles.

Section 7.27 Circular 37 Registration. The Company shall, on a continuous basis, cause each of the direct and indirect beneficial owners of shares and equity interest in the Company, who is a “domestic resident” (as defined in Circular 37), to duly complete, obtain and keep the foreign exchange registration or the registration of alteration with the competent local branch of the SAFE or its delegated local bank with respect to his/her direct and indirect beneficial ownership of shares and equity interest in the Company Party in accordance with the requirements of the SAFE rules and regulations.

Section 7.28 Tax. The Company shall cause each of the relevant parties whose shareholding ratio exceeds 10% in Company of the previous transfer in equity of the Company Parties to declare and pay relevant taxes in accordance with the applicable Laws (including but not limited to Announcement of State Taxation Administration of The People’s Republic of China on Several Issues Concerning Enterprise Income Tax on Indirect Transfer of Property by Non-resident Enterprises (国家税务总局关于非居民企业间接转让财产企业所得税若干问题的公告).

Section 7.29 Real Property. After Closing, the Company shall cause each of Company Parties in the PRC complete the housing lease registration procedures in accordance with applicable Laws and regulations for all housing lease agreements of the Company Parties.

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ARTICLE VIII

TAX MATTERS

Section 8.01 Transfer Taxes. Notwithstanding anything to the contrary contained herein, each Party shall bear their own cost of all Transfer Taxes, if any, including costs arising out of the preparation and filing of any Tax Returns required to be filed with respect to such Transfer Taxes in accordance with appliable Law. All necessary Tax Returns shall be prepared and filed by the party required to do so pursuant to applicable Law (and the non-filing party shall provide reasonable cooperation in connection therewith, if requested by the filing party).

Section 8.02 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company and its Subsidiaries shall duly and timely file all income and other material Tax Returns required to be filed by them with the applicable Tax Authority, pay all material Taxes required to be paid by them by any Tax Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

Section 8.03 Intended Tax Treatment.

(a) Each of SPAC, the Company, Pubco, Merger Sub 1 and Merger Sub 2 hereby agree and acknowledge that, for U.S. federal income tax purposes the SPAC Merger and the Acquisition Merger are intended to constitute a single exchange transaction under Section 351 of the Code (the “Intended Tax Treatment”). The Parties hereby agree to file all Tax Returns and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Transactions under Section 351 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Closing Date has or may have on such Transactions. Each of the Parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any Taxes that may arise if the SPAC Merger and the Acquisition Merger do not qualify as exchanges described in Section 351 of the Code. None of SPAC, the Company, Pubco, Merger Sub 1, Merger Sub 2 or their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Transactions from qualifying for such Intended Tax treatment.

(b) Each of SPAC, the Company, Pubco, Merger Sub 1, Merger Sub 2 and their respective Affiliates shall file all Tax Returns consistent with the Intended Tax Treatment, and shall take no position inconsistent with the Intended Tax Treatment (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Tax Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. Each of the parties hereto agrees to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

Section 8.04 Tax Opinion. In the event the SEC requires a tax opinion regarding the Intended Tax Treatment, each party will use commercially reasonable efforts to cause Wilson Sonsini Goodrich & Rosati and Sichenzia Ross Ference Carmel LLP (each a “Tax Counsel”) to deliver such tax opinion. Each party shall use reasonable best efforts to execute and deliver customary Tax representation letters to the other party in form and substance reasonably satisfactory to each Tax Counsel.

Section 8.05 PFIC Reporting. Within one hundred twenty (120) days after the end of each taxable year of Pubco, Pubco shall (1) determine its status as a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”), (2) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”), and (3) make such PFIC status determinations available to the shareholders of Pubco who were shareholders of SPAC as of immediately prior to the Effective Time. If Pubco determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Pubco shall use commercially reasonable efforts to provide the statements and information (including without limitation, a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable Pubco shareholders who were SPAC shareholders as of immediately prior to the Effective Time and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including but not limited to making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Pubco or any of the Non-U.S. Subsidiaries, as applicable.

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Section 8.06 Conflicts. To the extent of any inconsistencies between any provision of this ARTICLE VIII and ARTICLE XI, the provisions of this ARTICLE VIII shall control.

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.01 Conditions to the Obligations of the Parties. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by SPAC and the Company) as of the Closing of the following conditions:

(a) No Injunction or Prohibition. No Governmental Authority of competent jurisdiction shall have enacted, enforced or entered any Law or issued a Governmental Order or legal injunction that is in effect on the Closing Date and that has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) SPAC Party Shareholder Approval. The SPAC Party Shareholder Approval Matters (other than the Adjournment Proposal) that are submitted to the vote of the shareholders of SPAC at the SPAC Special Meeting in accordance with the Proxy Statement/Prospectus and SPAC’s Governing Documents shall have been approved by the requisite vote of the shareholders of SPAC at the SPAC Special Meeting in accordance with SPAC’s Governing Documents, applicable Law and the Proxy Statement/Prospectus (the “Required SPAC Shareholder Approval”).

(c) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC.

(d) Approvals. Receipt of any necessary regulatory or governmental approvals (including if applicable, the expiration or termination of any waiting periods under the HSR Act).

(e) Requisite Company Shareholder Approval and Company Board. If required under the Laws of the Cayman Islands, the Company shall have delivered to SPAC the vote or unanimous written consents of the Company Shareholders representing such percentage of the outstanding voting power of the Company Ordinary Shares necessary to approve this Agreement, the Acquisition Merger, the Second Plan of Merger and other transactions contemplated by this Agreement, and the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions (collectively, the “Requisite Company Shareholder Approval”), and the board of directors of the Company shall have passed a resolution to ratify and approve this Agreement and the transactions contemplated herein.

(f) Nasdaq. Pubco’s initial listing application with Nasdaq in connection with the transaction shall have been approved and, immediately following the Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Pubco shall not have any notice of non-compliance that is not cured herewith, and the Pubco Ordinary Shares shall have been approved and continue to be approved for listing on Nasdaq.

(g) Pubco Officer Certificate. At or prior to the Closing, SPAC shall render all reasonable information as Pubco may request to Pubco to enable Pubco to have delivered, or caused to be delivered, to SPAC and the Company a certificate of a director or the secretary or equivalent officer of Pubco certifying that upon the consummation of the transactions contemplated herein the SPAC Shareholders will hold, by reason of holding SPAC Stock or Warrants (within the meaning of Code section 7874(a)(2)(B)(ii)(I)), less than sixty percent (60%) by vote or value of the aggregate of the outstanding Pubco Ordinary Shares, and Pubco shall have delivered, or caused to be delivered, such certificate.

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(h) Net Tangible Assets. The SPAC or Pubco shall have consolidated net tangible assets of at least $5,000,001 (as calculated and determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) either immediately prior to the Closing (after giving effect to the payment of the SPAC Shareholder Redemption Amount) or upon the Closing after giving effect to the Mergers (including the payment of the SPAC Shareholder Redemption Amount), or Pubco otherwise is exempt from the provisions of Rule 419 promulgated under the Exchange Act (i.e. one of several exclusions from the “penny stock” rules of the SEC applies and the Purchaser relies on another exclusion).

Section 9.02 Conditions to the Obligations of the SPAC Parties. The obligation of the SPAC Parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by SPAC) as of the Closing of the following conditions:

(a) Representations and Warranties of the Company. (i) The Company Fundamental Representations shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such other date) and (ii) the representations and warranties set forth in ARTICLE V (other than Company Fundamental Representations) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such other date as may be qualified below). SPAC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

(b) Covenants of the Company. The covenants and agreements of the Company Parties set forth in this Agreement to be performed or complied with at or prior to the Closing shall have been duly performed or complied with in all material respects. SPAC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

(c) No Company Material Adverse Effect. From the date of this Agreement, no Company Material Adverse Effect has occurred, and there shall be no event, change, circumstance, effect, development, condition or occurrence that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to have a Company Material Adverse Effect. SPAC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

(d) Governmental Approvals. Company Parties shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to SPAC, including but not limited to the CSRC filing, and no such Governmental Approval shall have been revoked.

(e) Ancillary Agreements. SPAC shall have received a copy of each of the Ancillary Agreements duly executed by the parties thereto and each such Ancillary Agreement shall be in full force and effect.

(f) Third Party Consents. SPAC Parties shall have received copies of the third party consents set forth on Company Disclosure Schedule 5.05 (if any) in form and substance reasonably satisfactory to SPAC, and no such consents shall have been revoked.

(g) [Reserved]

(h) Good Standing. The Company shall have delivered to SPAC a good standing certificate (or similar documents applicable for such jurisdictions) for each Company Party certified as of a date no earlier than ten (10) days prior to the Closing Date from the proper governmental authority of each such Company Party’s jurisdiction of organization and from each other jurisdiction in which each such Company Party is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(i) Officer’s Certificate. At or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate of a director or the secretary or equivalent officer of each Company Party certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each Company Party authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement.

(j) FPI Status. At the Closing, Pubco shall be a “foreign private issuer” as defined in Rule 3b-4 promulgated under the Securities Act.

(k) PIPE Investments. The cash proceeds available to either the SPAC Parties or the Company Parties from the PIPE Investment shall be no less than an aggregate of $10,000,000.

(m) Supplementary Agreement. The Company shall have entered into a supplementary agreement (the “Supplementary Agreement”) with relevant parties of the Framework Agreement-Capital Increase (框架协议-增资扩股), which was entered into by and among the Company, Fontier Limited, Wishluck Limited, Star Sparkling Limited, GZY Group Limited, XXW Investment Limited and SHIMF Investment Limited on July 10, 2021. The Supplementary Agreement shall stipulate that the remaining investment with a total amount of RMB80 million of Fontier Limited and Wishluck Limited shall not be paid, and the Company shall not need to issue any additional shares to Fontier Limited and Wishluck Limited correspondingly.

(n) Employee Related Agreements. Company Parties shall have entered into an employment agreement and a confidentiality, non-compete, non-solicitation agreement, each in form and substance satisfactory to the SPAC, with each key employees (including but not limited to Xingwei Xue (薛兴伟), Mingfeng Shi (史命锋), Yekun Guo (郭烨堃), Jiangyun He (何江云), Haining Li (李海宁), Xiang Hu (胡翔), Dujian Huang(黄杜坚) and Weiwei Shan (山维维)) of the Company Parties. Additionally, invention assignment agreements, in form and substance satisfactory to the SPAC, shall be signed with key employees, including but not limited to Xingwei Xue (薛兴伟), Mingfeng Shi (史命锋), Yekun Guo (郭烨堃), Xiang Hu (胡翔), and Duijian Huang (黄杜坚).

Section 9.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Shareholders’ Representative) as of the Closing of the following conditions:

(a) Representations and Warranties. (i) The SPAC Fundamental Representations shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such other date) and (ii) the representations and warranties set forth in ARTICLE VI (other than the SPAC Fundamental Representations) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such other date as may be qualified below). The Shareholders’ Representative shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of SPAC.

(b) Covenants. The covenants and agreements of SPAC set forth in this Agreement to be performed or complied with at or prior to the Closing shall have been duly performed or complied with in all material respects. The Shareholders’ Representative shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of SPAC.

(c) Ancillary Agreements. The Company shall have received a copy of each of the Ancillary Agreements duly executed by the parties thereto and such Ancillary Agreement shall be in full force and effect.

ARTICLE X

TERMINATION

Section 10.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and the Company; or

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(b) by SPAC or the Company, if the Closing has not occurred on or before June 30, 2025 (the “Outside Date”), unless the absence of such occurrence shall be due to the failure of SPAC, on the one hand, or any Company Party, on the other hand, to materially perform its obligations under this Agreement required to be performed by it on or prior to the Outside Date; or

(c) by SPAC or the Company if (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(d) by SPAC if (i) SPAC is not in material breach of any of its obligations hereunder and (ii) any Company Party is in material breach of any of its representations, warranties or obligations hereunder that renders or could reasonably be expected to render the conditions set forth in Section 9.02(a) or Section 9.02(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by SPAC to the Company and (y) two (2) Business Days prior to the Outside Date; or

(e) by SPAC if (i) SPAC is not in material breach of any of its obligations hereunder and (ii) the Company fails to perform the covenants set forth in Section 7.20 within the time period promulgated therein; or

(f) by the Company or the Shareholders’ Representative if (i) no Company Party is in material breach of any of its obligations hereunder and (ii) SPAC is in material breach of any of its representations, warranties or obligations hereunder that renders or could reasonably be expected to render the conditions set forth in 9.03(a) or 9.03(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by the Company to SPAC and (y) two (2) Business Days prior to the Outside Date; or

(g) by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approval upon vote taken thereon at a duly convened SPAC Special Meeting (or at a meeting of the SPAC Shareholders following any adjournment or postponement thereof).

Section 10.02 Procedure upon Termination. In the event of termination and abandonment by the Shareholders’ Representative, the Company or SPAC, pursuant to Section 10.01, written notice thereof shall forthwith be given to the other parties, and this Agreement shall terminate, without further action by any of the parties hereto.

Section 10.03 Effect of Termination. If this Agreement is terminated in accordance with Section 10.01, this Agreement shall thereafter become void and have no effect, and no party shall have any Liability to any other party, its Affiliates or any of their respective directors, officers, employees, equityholders, partners, members, agents or representatives in connection with this Agreement, except that (a) the obligations of the parties contained in the Confidentiality Agreement, this Section 10.03 and ARTICLE X shall survive; (b) termination will not relieve any party from Liability for any willful and material breach of this Agreement or willful misconduct or Fraud prior to such termination; (c) if SPAC terminates this Agreement pursuant to Section 10.01(d), then, promptly (and in any event within twenty (20) Business Days) after such termination, the Company shall reimburse SPAC for any and all reasonable costs and expenses with proof of invoice (including legal and accounting fees and expenses) incurred by SPAC in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (“SPAC Reimbursed Fees”) by making the payment of the SPAC Reimbursed Fees through wire transfer of same-day funds to an account designated in writing by the SPAC (which account shall be designated by the SPAC upon written request to allow the Company to pay or cause to be paid the SPAC Reimbursed Fees payable hereunder within the time period required); and (d) if the Company or the Shareholders’ Representative terminates this Agreement pursuant to Section 10.01(f), then, promptly (and in any event within twenty (20) Business Days) after such termination, SPAC shall reimburse the Company for any and all reasonable costs and expenses with proof of invoice (including legal and accounting fees and expenses) incurred by the Company in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (“Company Reimbursed Fees”) by making the payment of the Company Reimbursed Fees through wire transfer of same-day funds to an account designated in writing by the Company (which account shall be designated by the Company upon written request to allow SPAC to pay or cause to be paid the Company Reimbursed Fees payable hereunder within the time period required).

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Section 10.04 Termination Fee. In the event that this Agreement is terminated by the SPAC pursuant to Section 10.01(e), the Company shall pay or cause to be paid $2,500,000 (the “Termination Fee”) to the SPAC or its designee through wire transfer of same-day funds within two (2) Business Days of such termination to an account designated in writing by the SPAC (which account shall be designated by the SPAC upon written request to allow the Company to pay or cause to be paid the Termination Fee payable hereunder within the time period required).

ARTICLE XI

INDEMNIFICATION

Section 11.01 Survival. The representations and warranties set forth in ARTICLE V shall survive until the date that is the twelve (12)-month anniversary of the Closing Date (the “Survival Period”). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent details are known at such time) and in writing by notice from a non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. The parties specifically and unambiguously intend that the survival periods that are set forth in this Section 11.01 shall replace any statute of limitations that would otherwise be applicable.

Section 11.02 Indemnification by the Company. Subject to the other terms and conditions of this ARTICLE XI, from and after the Closing, the Company shall indemnify and defend each of SPAC and its Affiliates and their respective Representatives (collectively, the “SPAC Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the SPAC Indemnitees based upon or arising out of or by reason of:

(a) any inaccuracy in or breach of any Company Fundamental Representation, as of the date of this Agreement or as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, the inaccuracy in or breach of which will be determined with reference to such other date);

(b) any inaccuracy in or breach of any of the representations or warranties set forth in ARTICLE V (other than any Company Fundamental Representation), as of the date of this Agreement or as of the Closing Date as though made on and as of the Closing Date (except to the extent they refer to another date, the inaccuracy in or breach of which will be determined with reference to such other date);

(c) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Company Party pursuant to this Agreement;

(d) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Shareholders’ Representative pursuant to this Agreement;

(e) any inaccuracy in the amount of Closing Company Debt or Closing Company Cash, in each case, as reflected in the Closing Statement;

(f) any claims made by Company Shareholders in their capacities as such in respect of the allocation of the Closing Date Share Merger Consideration, or for any events, facts or circumstances occurring at or prior to the Closing;

(g) the defense by SPAC or, following the Closing, SPAC or the Company, of an action for dissenter’s rights under applicable Law made by any holder of Company Dissenting Shares; or

(h) any actual or threatened Action brought by or on behalf of any Company Service Provider or Governmental Authority alleging breach of Contract or violation of any applicable Law pertaining to wages and hours, worker classification, workers’ compensation, work authorization or immigration, in each case, in connection with any period prior to the Closing.

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Section 11.03 Limitations; Effect of Investigation. The indemnification provided for in Section 11.02 shall be subject to the following limitations:

(a) The maximum liability of the Company under this Agreement, including this Article XI or otherwise in connection with the transactions contemplated by this Agreement, shall in no event exceed an amount equal to 15.0% of the Closing Date Share Merger Consideration (the “Indemnifiable Loss Limit”). Further, the SPAC Indemnitees shall not be entitled to indemnification pursuant to this Section 11.02 unless and until the aggregate amount of Losses to SPAC Indemnitees equals at least $125,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the SPAC Indemnitees shall be entitled to indemnification for any Losses above the Basket. The Company shall have no liability or obligation to indemnify the SPAC Indemnitees under this Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to SPAC Indemnitees or any of its representatives or disclosed in the information set out in any Schedule to this Agreement.

(b) Notwithstanding the fact that any SPAC Indemnitee may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect of any fact, event, condition or circumstance, no SPAC Indemnitee shall be entitled to recover the amount of any Loss suffered by such SPAC Indemnitee more than once, regardless of whether such Loss may be as a result of a breach of more than one representation, warranty, obligation or covenant or otherwise. In addition, any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability, or a breach of more than one representation, warranty, covenant or agreement, as applicable.

(c) The determination of the amount of Loss arising from (but not the existence of any inaccuracy in or breach of) any representation or warranty shall be determined without regard to any materiality, Company Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(d) The representations, warranties, covenants and agreements of the Company (or the other Company Parties, as applicable), and the SPAC Indemnitee’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the SPAC Indemnitee (including by any of its Representatives) or by reason of the fact that the SPAC Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the SPAC Indemnitee’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

(e) Payments by the Company pursuant to this ARTICLE XI in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the SPAC Indemnitee in respect of any such claim, and each SPAC Indemnitee shall use its reasonable commercial efforts to recover all amounts payable from an insurer or other third party under any such insurance policy or Contract.

(f) If the amount to be netted hereunder from any indemnification payment required hereunder is determined after payment by the Company to a SPAC Indemnitee of any amount otherwise required to be paid as indemnification pursuant hereto, the SPAC Indemnitee shall repay, promptly after such determination, any amount that the Company would not have had to pay pursuant hereto had such determination been made at the time of such payment.

(g) Notwithstanding any other provision of this Agreement to the contrary, no SPAC Indemnitee, nor any of its Affiliates, shall have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (i) are attributable to any Tax period other than a Tax period (or portion of a Straddle Period) ending on or before the Closing Date other than any such Taxes attributable to a breach of the representations and warranties set forth in Section 5.15(d), (e), (f) and (i), (ii) are due to the unavailability in any Tax periods (or portions thereof) beginning after the Closing Date of any net operating losses, credits, or other Tax attributes from a Tax period (or portion thereof) ending on or before the Closing Date, or (iii) result from any transactions or actions taken by SPAC or any of its Affiliates (including without limitation the Company) on the Closing Date after the Closing that are not contemplated by this Agreement.

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Section 11.04 Third-Party Claims.

(a) If any SPAC Indemnitee receives written notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such SPAC Indemnitee with respect to which the Company is obligated to provide indemnification under this Agreement, the SPAC Indemnitee shall give the Company reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the SPAC Indemnitee becomes aware of such Third-Party Claim. The failure to give such reasonably prompt written notice shall not, however, relieve the Company of its indemnification obligations, except and only to the extent that the Company incurs material impairment of material rights or defenses by reason of such failure. Such notice by a SPAC Indemnitee shall describe the Third-Party Claim in reasonable detail, to the extent such details are then known, shall include copies of all material written evidence thereof and shall indicate the estimated amount, to the extent such amount can be reasonably estimated at such time, of the Loss that has been or may be sustained by the SPAC Indemnitee.

(b) The Company shall have the right to participate in, or by giving written notice to SPAC, to assume the defense of any Third-Party Claim at the Company’s expense and by the Company’s own counsel, and the SPAC Indemnitee shall cooperate in good faith in such defense; provided that the Company shall not have the right to assume the defense of, but shall have the right to participate in, any such Third-Party Claim to the extent that such Third-Party Claim seeks as a material remedy thereunder an injunction or other equitable relief against the SPAC Indemnitee. In the event that the Company assumes the defense of any Third-Party Claim, subject to Section 11.04(d), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the SPAC Indemnitee. The SPAC Indemnitee shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Company’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the SPAC Indemnitee; provided that if in the reasonable judgment of counsel to the SPAC Indemnitee, (A) there are material legal defenses available to a SPAC Indemnitee that are additional to those available to the Company or (B) there exists a conflict of interest between the Company and the SPAC Indemnitee that cannot be waived, the Company shall be liable for the reasonable fees and expenses of counsel to the SPAC Indemnitee in each jurisdiction for which the SPAC Indemnitee reasonably determines different counsel is required, subject to the limitations contained herein.

(c) If the Company elects not to compromise or defend such Third-Party Claim, fails to reasonably promptly notify the SPAC Indemnitee in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the SPAC Indemnitee may, subject to Section 11.04(d), pay, compromise and defend such Third-Party Claim, and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim.

(d) Notwithstanding anything to the contrary contained herein, the Company shall not settle any Third-Party Claim without the prior written consent of the SPAC Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed), except as provided in this Section 11.04(d). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the SPAC Indemnitee and provides, in customary form, for the unconditional release of each SPAC Indemnitee from all liabilities and obligations in connection with such Third-Party Claim and the Company desires to accept and agree to such offer, the Company shall give written notice to that effect to the SPAC Indemnitee. If the SPAC Indemnitee fails to consent to such firm offer within ten (10) Business Days after its receipt of such notice, the SPAC Indemnitee may continue to contest or defend such Third-Party Claim, at its own expense, and in such event, the maximum liability of the Company as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the SPAC Indemnitee fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Company may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the SPAC Indemnitee has assumed the defense pursuant to Section 11.04(b), it shall not agree to any settlement without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(e) The SPAC Indemnitee and the Company shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing reasonable access to each other’s relevant books and records, by preserving such books and records and by making employees and representatives available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. The SPAC Indemnitee and the Company shall use reasonable commercial efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

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Section 11.05 Direct Claims. Any Action by a SPAC Indemnitee on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the SPAC Indemnitee giving the Company reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the SPAC Indemnitee becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Company of its indemnification obligations, except and only to the extent that the Company incurs material impairment of material rights or defenses by reason of such failure. Such notice by the SPAC Indemnitee shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, to the extent such amount can be reasonably estimated at such time, of the Loss that has been or may be sustained by the SPAC Indemnitee. The Company shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The SPAC Indemnitee shall allow the Company and its Representatives to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the SPAC Indemnitee shall assist the Company’s investigation by giving such information and assistance as the Company or any of its professional advisors may reasonably request. If the Company does not so respond within such thirty (30) day period, then the Company shall be deemed to have rejected such claim, in which case the SPAC Indemnitee shall be free to pursue such remedies as may be available to the SPAC Indemnitee on the terms and subject to the provisions of this Agreement.

Section 11.06 Determination of Loss. Once a Loss required to be paid in cash is agreed to by the Company or adjudicated (as finally determined by a court of competent jurisdiction in a non-appealable judgment) to be payable in cash by the Company pursuant to this ARTICLE XI, the Company shall deposit, or cause to be deposited with the applicable SPAC Indemnitee, the amount of such Loss to be satisfied in cash pursuant hereto by wire transfer of immediately available funds to an account or accounts designated by SPAC in writing. The parties hereto agree that should the Company not make the full cash payment within ten (10) days of such agreement or adjudication, as applicable, any amount payable shall accrue interest from the date of agreement of the Company or adjudication to the date such payment has been made at the Interest Rate.

Section 11.07 Tax Treatment of Indemnification Payments. The parties agree that all indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the aggregate Transaction consideration for Tax purposes, unless otherwise required by Law.

Section 11.08 Exclusive Remedy. Except as provided in ARTICLE VI or Section 12.07, the indemnification provisions of this ARTICLE XI shall be the sole and exclusive remedy of the SPAC Indemnitees following the Closing for any and all breaches or alleged breaches by the Company of any of its representations, warranties, covenants or agreements, or any other provision of this Agreement; provided, that nothing in this Section 11.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 12.07 or to seek any remedy on account of any party’s willful misconduct or Fraud.

Section 11.09 Escrow of Escrow Shares by Escrow Participants. The Company hereby authorizes the Pubco to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this Article XI, the Escrow Shares are valued at $10.00 per share of Pubco Ordinary Shares (the “Escrow Share Value”).

(a) Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). The Escrow Participants shall be entitled to vote such Escrow Participants’ Escrow Shares on any matters to come before the shareholders of the Pubco. It is intended that for U.S. federal income tax purposes that while the Escrow Shares are held by the Escrow Agent, the Escrow Participants shall be treated as the owner of the Escrow Shares, and to the extent required by Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) Distribution of Escrow Shares. At the times provided for in Section 11.09(d), the Escrow Shares shall be distributed to the Escrow Participants. Pubco will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded down to the nearest whole share.

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(c) Assignability. Other than for estate planning purposes, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participants or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participants, prior to the delivery to such Escrow Participants of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Escrow Shares will be released from escrow to the Escrow Participants less the number of Escrow Shares (at an assumed value equal to the Escrow Share Value per Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the SPAC Indemnitees prior to the expiration of the Survival Period that remain pending and unresolved. Prior to the Release Date, the Shareholders’ Representative and the SPAC shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Indemnification Escrow Shares determined in accordance with this Section 10.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article X of any claim(s) for indemnification that remain unresolved as of the Release Date the Shareholders’ Representative and the SPAC shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to the Escrow Participants the number of Escrow Shares retained in escrow following the resolution of such claim(s) and not released to SPAC.

11.10 Payment of Indemnification. In the event that any SPAC Indemnitee is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Company shall make or cause to be made the indemnification payment by (i) delivering a number of Pubco Ordinary Shares from the Escrow Shares (at an assumed value equal to the Escrow Share Value per Escrow Share) to such SPAC Indemnitee, and (2) causing Mingfeng Shi and Xingwei Xue to deliver a number of Pubco Ordinary Shares equal to the remaining portion of the indemnification for any Loss, if applicable, to such SPAC Indemnitee, in each case, subject to the limitations set forth in this Article XI. Any payments to SPAC Indemnitees from the Escrow Shares pursuant to this Section 11.10 shall be treated as an adjustment to the Closing Date Share Merger Consideration payable to the Escrow Participants for U.S. federal income tax purposes unless otherwise required by applicable Law.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Entire Agreement. This Agreement and the Ancillary Agreements to which the parties are party constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect until the Closing. The parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the transactions contemplated hereby shall be those remedies available at law or in equity for breach of contract against the parties only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement, including by Section 11.08 if the Closing occurs), and the parties hereby agree that no party shall have any remedies or causes of action (whether in contract, tort or otherwise) for any statements, communications, disclosures, failures to disclose, or representations or warranties not explicitly set forth in this Agreement, except in the case of willful misconduct or Fraud. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. Further, no Person is asserting the truth of any factual statements contained in any representation and warranty set forth in this Agreement; rather, the parties have agreed that should any representations and warranties of any party prove inaccurate, the other party shall have the specific remedies herein specified as the exclusive remedy therefor, except in the case of willful misconduct or Fraud.

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Section 12.02 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other parties pursuant to this provision):

To PubCo, Merger Sub 1, Merger Sub 2, the Company and/or the Shareholders’ Representative:

Shanghai Maius Pharmaceutical Technology Co., Ltd.
Room 913, Building 1, No. 515 Huanke Road, Pudong New District,
Shanghai, China
Attn:	Mingfeng Shi
Email:	shimingfeng@maiuspharma.com

with a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel, LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attn:	Marc Ross
Huan Lou
Email:	mross@srfc.law
hlou@srfc.law

To SPAC:

DT Cloud Acquisition Corporation
30 Orange Street
London, United Kingdom
Attn:	Shaoke Li
Email:	jack.li@dtcloudspac.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
Unit 2901, 29F, Tower C, Beijing Yintai Centre, No. 2 Jianguomenwai Avenue
Chaoyang District, Beijing, China
Attn:	Dan Ouyang; K. Ronnie Li
Email:	projectchelsea@wsgr.com

Section 12.03 Amendment; Modification and Waiver. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by SPAC and the Shareholders’ Representative, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the Requisite Company Shareholder Approval, no amendment shall be made that by Law requires further approval by the Company Shareholders without obtaining such requisite approval under the Cayman Companies Act, except to the extent the approval of the Company Shareholders can be given by the Shareholders’ Representative under applicable Law. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 12.04 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by any of the parties, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other parties, and any attempted or purported assignment in violation of this Section 12.04 will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by each of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns (including, with respect to any trust, any additional or successor trustees of any such trust).

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Section 12.05 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; provided, however, that the provisions of ARTICLE XI are intended to be for the benefit of, and shall be enforceable by, each Covered Person and each SPAC Covered Person, as applicable, and each such Person’s heirs, legatees, representatives, successors and assigns, it being expressly agreed that such Persons shall be third-party beneficiaries of such sections.

Section 12.06 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement or the negotiation, execution and delivery or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b) Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue within the State of New York (“New York Courts”), and any appellate court from any decision thereof, in any Action that may be based upon, arise of or relate to this Agreement or the negotiation, execution and delivery or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the New York Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution and delivery or performance of this Agreement in the New York Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 12.02 or in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NONE OF THE OTHER PARTIES NOR THEIR REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS Section 12.06(c). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 12.07 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached or threatened to be breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that without posting bond or other undertaking, the parties shall be entitled to seek injunctive or other equitable relief to prevent breaches or threatened breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties further agree that (a) by seeking any remedy provided for in this Section 12.07, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (b) nothing contained in this Section 12.07 shall require any party to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 12.07 before exercising any other right under this Agreement. If, prior to the Outside Date, any party brings any Action in accordance with this Agreement to enforce specifically the performance of the terms and provisions hereof against any other party, the Outside Date shall be automatically extended (i) for the period during which such Action is pending, plus ten (10) Business Days or (ii) by such other time period established by the court presiding over such action on good cause shown, as the case may be.

Section 12.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

Section 12.09 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction and (b) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 12.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all the SPAC Transaction Expenses shall be borne by SPAC, and all the Company Transaction Expenses shall be borne by the applicable Company Party; provided, however, that if the Closing occurs, each party’s direct and indirect costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the SPAC Transaction Expenses and the Company Transaction Expenses, will be paid from the capital of Pubco.

Section 12.11 Shareholders’ Representative.

(a) In addition to the other rights and authority granted to the Shareholders’ Representative elsewhere in this Agreement and except as expressly provided herein, by participating in the execution and delivery of this Agreement and receiving the benefits thereof, including the right to receive the consideration payable in connection with the transactions contemplated by this Agreement, each Company Shareholder (which, for the purpose of this Section 12.11, shall also mean each Company Shareholder) hereby irrevocably authorizes and appoints Shareholders’ Representative as agent, attorney-in-fact and representative to act for and on behalf of such Company Shareholder regarding any matter under this Agreement or relating to the transactions contemplated hereby, with full power of substitution to act in the name, place and stead of such Company Shareholder and to act on behalf of such Company Shareholder with respect to the transactions contemplated hereby, including in any amendment of or dispute, litigation or arbitration involving this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Shareholders’ Representative shall determine to be necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement. This power of attorney and all authority hereby conferred is coupled with an interest and is irrevocable and shall not terminate or otherwise be affected by the death, disability, incompetence, bankruptcy or insolvency of any Company Shareholder. Except as expressly provided herein, no Company Shareholder shall directly have the right to exercise any right hereunder, it being understood and agreed that all such rights shall only be permitted to be exercised by the Shareholders’ Representative on behalf of the Company Shareholders. Without limiting the generality of the foregoing, the Shareholders’ Representative has full power and authority, on behalf of each Company Shareholder and such Company Shareholder’s successors and assigns, to: (i) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by the Company Shareholders in connection herewith, (ii) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments, and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of Third-Party Claims, prosecute and defend claims for indemnification under ARTICLE XI and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (viii) assert the attorney-client privilege on behalf of the Company Shareholders with respect to any communications that relate in any way to the transactions contemplated hereby, (ix) deliver to SPAC any and all Ancillary Agreements executed by the Company Shareholders and deposited with the Shareholders’ Representative, upon the Shareholders’ Representative’s determination that the conditions to Closing have been satisfied or waived and (x) take all actions necessary or appropriate in the judgment of the Shareholders’ Representative on behalf of the Company Shareholders in connection with this Agreement.

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(b) Service by the Shareholders’ Representative shall be without compensation except for the reimbursement by the Company Shareholders of out-of-pocket expenses and indemnification specifically provided herein.

(c) Notwithstanding Section 12.11(a), if the Shareholders’ Representative believes that he or she requires further authorization or advice from any Company Shareholder on any matters concerning this Agreement or any other agreement contemplated hereby, the Shareholders’ Representative will be entitled, but not obligated, to seek such further authorization solely from such Company Shareholder.

(d) From and after the date hereof, but except as expressly provided herein, each of SPAC and the Company is entitled to deal exclusively with the Shareholders’ Representative on all matters relating to this Agreement and the transactions contemplated hereby. A decision, act, consent or instruction of the Shareholders’ Representative constitutes a decision of all the Company Shareholders in respect of this Agreement and the transactions contemplated hereby. Such decision, act, consent or instruction is final, binding and conclusive upon each Company Shareholder, and each of SPAC and the Company shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company Shareholder by the Shareholders’ Representative, and on any other decision, act, consent or instruction taken or purported to be taken on behalf of any Company Shareholder by the Shareholders’ Representative, as being fully binding upon such Person. Notices or communications to or from the Shareholders’ Representative will constitute notice to or from each Company Shareholder.

(e) The Shareholders’ Representative may resign at any time, and may appoint a new Shareholders’ Representative to act in his or her stead, and may be removed for any reason or no reason by the vote or written consent of the Company Shareholders holding a majority of the Company Ordinary Shares as of the date hereof; provided, however, in no event shall the Shareholders’ Representative be removed without the Company Shareholders holding a majority of the Company Ordinary Shares having first appointed a new Shareholders’ Representative who shall assume such duties immediately upon the removal of the Shareholders’ Representative. In the event of the death, incapacity, or removal of the Shareholders’ Representative, a new Shareholders’ Representative shall be appointed by the vote or written consent of the Company Shareholders holding a majority of the Company Ordinary Shares as of the date hereof and a copy of the written consent or minutes appointing such new Shareholders’ Representative shall be sent to SPAC, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by SPAC; provided that until such notice is received, SPAC and the Company shall be entitled to rely on the decisions and actions of the prior Shareholders’ Representative as described in this Section 12.11.

(f) The Shareholders’ Representative shall hold and be entitled to use the Shareholders’ Representative Fund, defined below, for the purposes of paying for, or reimbursing the Shareholders’ Representative for, any and all costs and expenses (including counsel and legal fees and expenses) incurred by the Shareholders’ Representative in connection with the protection, defense, enforcement or other exercise or fulfillment of any rights or obligations under this Agreement (collectively, the “Shareholders’ Representative Expenses”). The Shareholders’ Representative shall hold the Shareholders’ Representative Fund in a segregated bank account and shall not comingle it with any other funds (the “Representative Fund”). At such time as the Shareholders’ Representative deems appropriate, the Shareholders’ Representative shall distribute to the Company Shareholders (in accordance with their respective Pro Rata Portion) the remaining Shareholders’ Representative Fund. The Shareholders’ Representative will be promptly reimbursed by the Company Shareholders (based on their respective Pro Rata Portion) for Shareholders’ Representative Expenses not covered by the Shareholders’ Representative Fund upon demand.

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(g) The Company Shareholders, severally and not jointly (based on their Pro Rata Portion), agree to indemnify and hold harmless the Shareholders’ Representative (in his or her capacity as such) for and from any Loss or Liability he or she may incur or be subject to as a result of his duties hereunder or any of his actions or inactions as such, except as may result from the Shareholders’ Representative’s actions that would constitute fraud or willful misconduct.

(h) The Shareholders’ Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Company Shareholder shall otherwise exist against the Shareholders’ Representative. The Shareholders’ Representative shall not be liable to any Company Shareholder relating to the performance of the Shareholders’ Representative’s duties or exercise of any rights under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholders’ Representative constituted actual fraud or were taken or not taken in bad faith. The Shareholders’ Representative shall be indemnified and held harmless by the Company Shareholders against all losses, including costs of defense, paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholders’ Representative is made a party by reason of the fact that the Shareholders’ Representative was acting as the Shareholders’ Representative pursuant to this Agreement; provided, however, that the Shareholders’ Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholders’ Representative constituted actual fraud or were taken or not taken in bad faith. The Shareholders’ Representative shall be protected in acting upon any notice, statement or certificate believed by the Shareholders’ Representative to be genuine and to have been furnished by the appropriate Person and in acting or refusing to act in good faith on any matter. The Shareholders’ Representative, solely in his capacity as such, shall not be liable to SPAC or any Affiliate of SPAC by reason of this Agreement or the performance of the Shareholders’ Representative’s duties hereunder or otherwise. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

Section 12.12 No Recourse. Notwithstanding anything to the contrary contained herein, each Company Shareholder and the Company acknowledge and agree, both for themselves and their respective Shareholders and Affiliates, that no recourse under, based upon, arising out of or relating to this Agreement or any documents or agreements referenced herein may be had by any of them against any Affiliate of SPAC not a party to such document or agreement, any other Person or any such Affiliate’s or other Person’s respective direct or indirect former, current or future, Affiliates, general or limited partners, Shareholders, controlling persons, equityholders, managers, managing companies, members, directors, officers, employees, agents, Representatives, advisers, successors or assigns, actual or prospective financing sources or arrangers, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law.

Section 12.13 Company Disclosure Schedule.

(a) The “Company Disclosure Schedule” means the disclosure schedules delivered by the Company to SPAC and accepted by SPAC on the date hereof in connection with the execution and delivery of this Agreement (and as the same may be modified from time to time in accordance with the terms hereof).

(b) It is specifically acknowledged that the Company Disclosure Schedule may expressly provide exceptions to a particular Section of ARTICLE V notwithstanding that the Section does not state “except as set forth in Section ‘__’ of the Company Disclosure Schedule” or words of similar effect.

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(c) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to vary the definition of “Company Material Adverse Effect” or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business.

(d) Each Section of the Company Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of any party, except as and to the extent provided in this Agreement. Certain matters set forth in the Company Disclosure Schedule are included for informational purposes only notwithstanding that, because they do not rise above applicable materiality thresholds or otherwise, they may not be required by the terms of this Agreement to be set forth herein. All attachments to the Company Disclosure Schedule are incorporated by reference into the Section of the Company Disclosure Schedule in which they are referenced.

Section 12.14 No Rescission. Following the Closing, no party shall be entitled to rescind the transactions contemplated hereby by virtue of any failure of any party’s representations and warranties herein to have been true or any failure by any party to perform its obligations hereunder.

Section 12.15 Trust Account Waiver. Reference is made to the SPAC Prospectus. Each Company Party acknowledges and agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from a private placement occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and SPAC may disburse monies from the Trust Account only in the express circumstances described in the SPAC Prospectus. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company Party hereby agrees on behalf of itself and its representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company Parties nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and, the Company Parties or any of their Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Each Company Party, on its own behalf and on behalf of its respective Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its respective Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates). For the avoidance of doubt, (a) nothing in this Section 12.15 shall serve to limit or prohibit any Company Party’s right to pursue a claim (including for fraud) against SPAC for legal relief against monies or other assets of SPAC held outside the Trust Account or for specific performance or other equitable relief in connection with the consummation of the Transaction (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to any exercise of the SPAC Shareholder Redemption Right by any SPAC Shareholder) to SPAC in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing in this Section 12.15 shall serve to limit or prohibit any claims that a Company Party may have in the future against SPAC’s (or its successors’) assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, in each case following Closing). This Section 12.15 shall survive the termination of this Agreement for any reason.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DT CLOUD ACQUISITION CORPORATION

By:	/s/ Shaoke Li
Name:	Shaoke Li
Title:	Chief Executive Officer

MAIUS PHARMACEUTICAL CO. LTD.

By:	/s/ Xingwei Xue
Name:	Xingwei Xue
Title:	Director

XXW Investment Limited

By:	/s/ Xingwei Xue
Name:	Xingwei Xue
Title	Director

Maius Pharmaceutical Group Co., Ltd.

By:	/s/ Mingfeng Shi
Name:	Mingfeng Shi
Title	Director

Chelsea Merger Sub 1 Limited

By:	/s/ Mingfeng Shi
Name:	Mingfeng Shi
Title	Director

Chelsea Merger Sub 2 Limited

By:	/s/ Mingfeng Shi
Name:	Mingfeng Shi
Title	Director

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EXHIBIT A

Form of Lock-Up Agreement

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EXHIBIT B

Form of Key Company Shareholder Support Agreement

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EXHIBIT C

Form of Sponsor Support and Lock-up Agreement

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SCHEDULE I

Key Company Shareholders

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SCHEDULE II

Company Disclosure Schedules

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SCHEDULE III

SPAC Disclosure Schedules

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Annex B

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Maius Pharmaceutical Group Co., Ltd.

(adopted by a Special Resolution passed on [date] and effective immediately prior to the completion of the initial public offering of the Company’s ordinary shares)

1.	The name of the Company is Maius Pharmaceutical Group Co., Ltd.

2.	The Registered Office of the Company will be situated at the office of [Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands], or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.	Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Maius Pharmaceutical Group Co., Ltd.

(adopted by a Special Resolution passed on [date] and effective immediately prior to the completion of the initial public offering of the Company’s ordinary shares)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, whether by blood, marriage or adoption, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

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“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Company”	means Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of the Shares, or which has otherwise been notified to Shareholders;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“electronic”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“electronic record”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

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“Ordinary Resolution”	means a resolution:

(a) passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”	means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the register of Members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the share capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

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“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”	means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a) passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

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(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(i)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(j)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles and where applicable the Designated Stock Exchange Rules, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

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(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

9.	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 12, the Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

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(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.	Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

13.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

14.	Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

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15.	Every share certificate of the Company shall bear such legends as may be required under the applicable laws, including the Securities Act.

16.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one U.S. dollar (US$1.00) or such smaller sum as the Directors shall determine.

17.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

19.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

20.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

21.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

22.	For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

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CALLS ON SHARES

24.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

25.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

29.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

30.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31.	The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

32.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

33.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

34.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

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35.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

36.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

37.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

38.	The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

39.	(a)	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

	(b)	The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

40.	The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

41.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

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TRANSMISSION OF SHARES

42.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

43.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

44.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

46.	The Company may from time to time by an Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

47.	The Company may by an Ordinary Resolution:

(a)	increase its share capital by new Shares of such amount as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.	The Company may by a Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by the Companies Act.

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REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by an Ordinary Resolution;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as have been approved by the Board or by the Shareholders by an Ordinary Resolution, or are otherwise authorised by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

50.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

51.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

53.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

54.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

55.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.	(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

57.	(a)	The Chairman or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

	(b)	A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

	(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

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(d)	If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.	At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the Shareholders having a right to attend and vote at the meeting, Present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

59.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.	No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting, Present at the meeting, shall be a quorum for all purposes.

61.	If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

62.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilise such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

63.	The Chairman, if any, shall preside as chairman at every general meeting of the Company.

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64.	If there is no such Chairman, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairman of that meeting.

65.	The chairman of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a)	The chairman of the meeting shall be deemed to be Present at the meeting; and

(b)	If the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairman of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

66.	The chairman of any general meeting at which a quorum is Present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

68.	At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

69.	A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

70.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

71.	A poll shall be taken forthwith or at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

72.	Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder Present at the meeting shall have one (1) vote for each Share of which such Shareholder is the holder.

73.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

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74.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

75.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

76.	On a poll votes may be given either personally or by proxy.

77.	Each Shareholder, other than a recognised clearing house (or its nominee(s)), may only appoint one proxy on a poll. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

78.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

79.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

80.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

81.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

82.	If a recognised clearing house (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

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DIRECTORS

83.	(a)	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than [three (3)] and not be more than [nine (9)], the exact number of Directors to be determined from time to time by an Ordinary Resolution.

	(b)	The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office. Once elected, the Chairman will hold office for an indefinite period unless and until removed in accordance with paragraph (f) below. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of them to be the chairman of the meeting.

	(c)	The Company may by an Ordinary Resolution appoint any person to be a Director.

	(d)	The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, which may be created in accordance with Article 103.

(e)	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

(f)	A Director may be removed from office by an Ordinary Resolution (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a Special Resolution), notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(g)	The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

84.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

85.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

86.	The remuneration of the Directors may be determined by the Directors or by an Ordinary Resolution.

87.	The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

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ALTERNATE DIRECTOR OR PROXY

88.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

89.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

90.	Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

91.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of them to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by an Ordinary Resolution resolves that his tenure of office be terminated.

92.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

93.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

94.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

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95.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

96.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

97.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

98.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

99.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

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DISQUALIFICATION OF DIRECTORS

103.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated;

(e)	is prohibited by law from being a director; or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.	The Directors may meet together (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

108.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

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109.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

110.	The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

113.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of them to be chairman of the meeting.

115.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

116.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

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PRESUMPTION OF ASSENT

117.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

118.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by an Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

121.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

122.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

123.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

124.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

125.	No dividend shall bear interest against the Company.

126.	Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

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ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

127.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

128.	The books of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

129.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by an Ordinary Resolution.

130.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

131.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

132.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

133.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

134.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

135.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

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(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

136.	Notwithstanding any provisions in these Articles and subject to the Companies Act, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)	employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

(b)	any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

(c)	service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members.

SHARE PREMIUM ACCOUNT

137.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

138.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

139.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

B-23

140.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

141.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

142.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

143.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

144.	Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

B-24

145.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

146.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

147.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

148.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on [31 August] in each calendar year and shall begin on [1 September] in each calendar year.

NON-RECOGNITION OF TRUSTS

149.	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

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WINDING UP

150.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Article 151, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

151.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION

152.	Subject to the Companies Act, the Company may at any time and from time to time by a Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

153.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

154.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

155.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

156.	The Company may by a Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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DISCLOSURE

157.	The Directors, or any service providers (including the officers, the Secretary and the Registered Office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

EXCLUSIVE FORUM

158.	For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognised under the laws of the United States from time to time).

159.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring the Shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to the provisions of this Article. Without prejudice to the foregoing, if the provision in this Article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

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Annex C

October 22, 2024

Board of the Directors

DT Cloud Acquisition Corporation

30 Orange Street,

London, United Kingdom

Members of the Board of Directors:

DT Cloud Acquisition Corporation (the “Company” or “DT Cloud”) has engaged CHFT Advisory and Appraisal Limited. (“CHFT”) to serve to the board of directors (the “Board of Directors”) of the Company to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company of the consideration in the contemplated transaction described below (the “Proposed Transaction”).

Background of the Proposed Transaction

We understand that DT Cloud intends to enter into a Business Combination Agreement (the “Agreement”) and plan of merger.

We understand that the Agreement is to be made and entered into by and among (i) DT Cloud, (ii) Maius Pharmaceutical Co., Ltd. (the “Target” or “Maius Pharmaceutical”), (iii) Maius Pharmaceutical Group Co., Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (iv) Chelsea Merger Sub 1 Limited, a wholly owned subsidiary of Pubco (“Merger Sub 1”), (v) Chelsea Merger Sub 2 Limited., a wholly owned subsidiary of Pubco (“Merger Sub 2”), and (vi) XXW Investment Limited, the shareholders’ representative (the “Shareholders’ Representative”) of Maius Pharmaceutical.

Pursuant to the Agreement, (a) Merger Sub 1 will merge with and into DT Cloud (the “SPAC Merger”), with DT Cloud being the surviving entity in the SPAC Merger and becoming a wholly-owned subsidiary of Pubco; and (b) Merger Sub 2 will merge with and into the Maius Pharmaceutical (the “Acquisition Merger”, and together with the SPAC Merger, the “Mergers”), with Maius Pharmaceutical being the surviving entity in the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

Under the Agreement, the aggregate consideration is Two Hundred and Fifty Million Dollars ($250,000,000) (the “Closing Date Merger Consideration” or “Consideration”), which will be paid entirely in newly issued ordinary shares of Pubco.

C-1

Scope of Analysis

In connection with this Opinion, CHFT has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. CHFT also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general. CHFT’s procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Maius Pharmaceutical’s interim financial statements for the six months ended March 31, 2024;

b.	Financial information for the Maius Pharmaceutical for the fiscal years ended September 30, 2022 and September 30, 2023;

c.	Contracts of Maius Pharmaceutical with major suppliers and customers;

d.	Other internal documents relating to the history, current operations, and probable future outlook of the Maius Pharmaceutical, including financial projections for the fiscal years 2024 through 2040, prepared by the Maius Pharmaceutical, updated for current market conditions by Company management, and provided to us by management of the Company (the “Financial Projections”); and

e.	A draft of the Business Combination Agreement.

2.	Discussed with various members of senior management of the Maius Pharmaceutical and Company, concerning historical and current operations, financial conditions and Financial Projections of Maius Pharmaceutical;

3.	Discussed with senior management of the Company concerning background and other elements of the Proposed Transaction;

4.	Performed certain valuation and analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis that CHFT deemed relevant; and

5.	Conducted such other analyses and considered such other factors as we considered appropriate in rendering this opinion.

Assumptions, Qualifications and Limiting Conditions

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company, Target or that was publicly available to us. This opinion is expressly conditioned upon such information being complete, accurate and fair in all respects material to our analysis.

We have further relied upon the assurance of management of the Target and Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. Our analyses were based, among other things, on the Financial Projections of the Target furnished to us by senior management of the Target and Company. With respect to the Financial Projections, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions on which they are based. In addition, in rendering this opinion, we have assumed that the Financial Projections have been reasonably prepared by management and reflect management’s best currently available estimates and good faith judgment of the future competitive, operating and regulatory environment and related financial performance of the Target, and that the Financial Projections and the assumptions derived therefrom provide a reasonable basis for our opinion. Although the Financial Projections did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to the Financial Projections could affect the opinion rendered herein.

We have prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.

In our review, we did not obtain or receive any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Target, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on financial, economic, regulatory, market and other conditions existing. We have made no independent investigation of any legal or accounting matters affecting the Target.

In rendering this opinion we have also assumed that: (i) the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed; (ii) in all respects material to our analysis that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Proposed Transaction will be satisfied without waiver thereof which would affect the amount or timing of receipt of the Consideration; (iii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iv) all material assets and liabilities of the Target were as set forth in the consolidated financial statements provided to us by the Company as of the respective dates of such financial statements.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Proposed Transaction, or to provide services other than the delivery of this opinion. We did not participate in negotiations with respect to the terms of the Proposed Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such Proposed Transaction.

It is understood that our opinion is solely for the use and benefit of the Board of Directors of the Company in its consideration of the Proposed Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Proposed Transaction or the terms of the Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of ordinary shares of Company should vote or act on any matter relevant to the Agreement. Our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent. Notwithstanding the foregoing, if required by law, our opinion may be included in the Company’s proxy statement or similar disclosure document with respect to the Proposed Transaction.

Disclosure of Relationships

CHFT will receive a customary fee for the services pursuant to the engagement letter, which will be payable upon delivery of this opinion. The Company has agreed to indemnify CHFT against certain liabilities arising out of or in connection with the services rendered and to be rendered by CHFT under such engagement letter. Except for the aforementioned compensation, CHFT has not received, and will not receive, any other payment or compensation, including any compensation contingent upon the successful consummation of the business combination.

During the two-year period prior to the date of CHFT’s opinion, no material relationship existed between CHFT or its affiliate or unaffiliated representatives and Company or any of its affiliates pursuant to which compensation was received by CHFT. CHFT may seek to provide valuation and consultancy services to the Company, or its respective affiliates in the future, for which CHFT would seek customary compensation. However, any such future relationship is not contemplated.

CHFT is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs, restructurings, securities offerings in both private and public capital markets and valuations for corporate and other purposes.

Conclusion

Based upon and subject to the foregoing, and in reliance thereon, CHFT is of the opinion that as of the date hereof the Consideration being paid in the Proposed Transaction is fair from a financial point of view to the Company.

Yours faithfully,

/c/ CHFT Advisory and Appraisal Limited

CHFT Advisory and Appraisal Limited

Annex D

Dated ____________________

DT Cloud Acquisition Corporation

and

Chelsea Merger Sub 1 Limited

PLAN OF MERGER

D-1

This plan of merger (the Plan of Merger) is made on ________________.

BETWEEN

(1)	DT Cloud Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands with company number 392229 with its registered office situated at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company); and

(2)	Chelsea Merger Sub 1 Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 414460 with its registered office situated at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Cayman Islands, KY1-1106 (the Merging Company, and together with the Surviving Company, the Constituent Companies).

WHEREAS:

(A)	The Surviving Company, Maius Pharmaceutical Co., Ltd., Maius Pharmaceutical Group Co., Ltd. (the Pubco), the Merging Company, Chelsea Merger Sub 2 Limited and XXW Investment Limited (the Shareholders’ Representative) have entered into a merger agreement dated 22 October 2024 (and may be further amended or supplemented from time to time, the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Surviving Company, with the Surviving Company being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Appendix 1 to this Plan of Merger.

(B)	This Plan of Merger is made pursuant to provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

(C)	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

IT IS AGREED:

1	In this Plan of Merger:

(a)	SPAC Ordinary Share means the ordinary shares, par value USD0.0001 each, of the Surviving Company; and

(b)	Pubco Ordinary Share means ordinary shares, par value USD0.0001 each, of the Pubco.

2	Constituent Companies

2.1	The Constituent Companies to this Plan of Merger are the Surviving Company and the Merging Company.

3	Name of Surviving Company

3.1	The Surviving Company shall be the surviving company and the name of the surviving company shall remain as “DT Cloud Acquisition Corporation”.

4	Registered Office

4.1	The registered office of the Surviving Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

4.2	The registered office of the Merging Company is at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, George Town, Grand Cayman, Cayman Islands, KY1-1106.

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5	Authorised and Issued Share Capital

5.1	Immediately prior to the Effective Time (as defined below), the authorised share capital of the Surviving Company is USD50,000 divided into 500,000,000 shares of par value USD0.0001 each, of which [8,963,000] shares are in issue and outstanding.

5.2	Immediately prior to the Effective Time, the authorised share capital of Merging Company is USD 50,000.00 divided into 50,000 ordinary shares of USD 1.00 par value, of which [1] ordinary share is in issue and outstanding.

5.3	At the Effective Time, the authorised share capital of the Surviving Company will be USD50,000 divided into 500,000,000 shares of par value USD0.0001 each.

6	Effective Time

6.1	In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the Effective Time).

7	Terms of Merger

7.1	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger,

(a)	each issued and outstanding SPAC Ordinary Share (including each SPAC Ordinary Share converted from SPAC Rights (as defined in the Merger Agreement) and each SPAC Ordinary Share held as a result of the Unit Separation (as defined in the Merger Agreement), other than the SPAC Excluded Shares (as defined below), SPAC Redeeming Shares (as defined in the Merger Agreement) and the SPAC Dissenting Shares (as defined in the Merger Agreement) shall be converted automatically into one Pubco Ordinary Share;

(b)	if there are any SPAC Ordinary Shares that are owned by the Company as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, such shares (the SPAC Excluded Shares) shall be cancelled and extinguished without any conversion thereof or payment therefor;

(c)	each SPAC Redeeming Share issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and cease to exist and shall thereafter represent only the right of the holder thereof to be paid a pro rata share of the SPAC Shareholder Redemption Amount (as defined in the Merger Agreement) in accordance with the Governing Documents (as defined in the Merger Agreement) of the Surviving Company in effect immediately prior to the Effective Time;

(d)	each SPAC Dissenting Share issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with the procedures set out in section 238 of the Companies Act, and shall represent only the right to receive the applicable payment of their fair value in accordance with section 238 of the Companies Act (unless and until such holder of SPAC Dissenting Shares effectively withdraws its demand for, or loses its rights to, dissent from the Merger under the Companies Act); and

(e)	every issued and outstanding share(s) of the Pubco owned by the Shareholders’ Representative, being the only issued and outstanding share(s) in Pubco immediately prior to the Effective Time, shall be cancelled without any conversion thereof or payment therefor.

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8	Rights and Restrictions of Shares

8.1	At the Effective Time, the shares of the Surviving Company shall:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the board of directors of the Surviving Company may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Surviving Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to surplus assets; and

(d)	generally be entitled to enjoy all of the rights attaching to ordinary shares,

in each case, as set out in the Memorandum and Articles of the Surviving Company (as defined below).

9	Memorandum and Articles

9.1	At the Effective Time, the memorandum and articles of association of the Surviving Company, as in effect immediately prior to the Effective Time, shall be amended and restated by their deletion in their entirety and substitution in their place of the amended and restated memorandum and articles of association of the Surviving Company (the Memorandum and Articles of the Surviving Company), the form of which is attached as Appendix 2 to this Plan of Merger, until thereafter amended as provided therein and under the Companies Act.

10	Property

10.1	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Companies, all as more particularly described in the Merger Agreement.

11	Director of Surviving Company

11.1	The names and addresses of the sole director of the Surviving Company is Xingwei Xue of 47 Zu, Wu Wei, De Biao Street, Nong An Town, Nong An County, Changchun City, Jilin Province, China.

12	Director Benefits

12.1	No amounts or benefits have been paid, or shall be payable to any director of the Constituent Companies in connection with the Merger, other than by reason of his or her ownership of the shares or other equity securities in the Constituent Companies in issue and outstanding immediately prior to the Effective Time.

13	Secured Creditors

13.1	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.2	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

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14	Approval and Authorisation

14.1	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act.

14.2	This Plan of Merger has been approved by the shareholders of each of the Surviving Company and the Merging Company pursuant to section 233(6) of the Companies Act.

15	Variation

15.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Time provided that such changed date shall not be a date earlier than the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands or later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

16	Right of Termination

16.1	At any time prior to the Effective Time, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company and the Merging Company pursuant to the terms and conditions of the Merger Agreement.

17	Governing Law

17.1	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

18	Counterparts

18.1	This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

4

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of:
DT Cloud Acquisition Corporation

By:
	Title:	Director

Signed for and on behalf of:
Chelsea Merger Sub 1 Limited

By:
	Title:	Director

[Signature page to Plan of Merger]

Appendix 1

Merger Agreement

Appendix 2

Memorandum and Articles of the Surviving Company

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

The post-closing memorandum and articles of association of Pubco that will become effective immediately prior to the completion of Business Combination provide that every director and officer (but not including the company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement dated as of October 22, 2024, by and among DT Cloud, Maius, Pubco, Merger Sub 1, Merger Sub 2 and Target Shareholders’ Representative (attached to this proxy statement/prospectus which forms part of this registration statement as Annex A).
3.1*	Memorandum and Articles of Association of Pubco, as currently in effect.
3.2	Form of Amended and Restated Memorandum and Articles of Association of Pubco (attached to the proxy statement/prospectus which forms part of this registration statement as Annex B).
3.3**	Amended and Restated Memorandum and Articles of Association of DT Cloud, as currently in effect (incorporated herein by reference to Exhibit 3.1 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).
4.1**	Specimen Unit Certificate of DT Cloud (incorporated by reference to Exhibit 4.1 of DT Cloud’s Registration Statement on Form S-1 filed with the SEC on February 13, 2024).
4.2**	Specimen Ordinary Share Certificate of DT Cloud (incorporated by reference to Exhibit 4.2 of DT Cloud’s Registration Statement on Form S-1 filed with the SEC on February 13, 2024).
4.3**	Specimen Rights Certificate of DT Cloud (incorporated by reference to Exhibit 4.3 of DT Cloud’s Registration Statement on Form S-1 filed with the SEC on February 13, 2024).
4.4*	Specimen Ordinary Share Certificate of Pubco.
5.1*	Opinion of Harney Westwood & Riegels as to the validity of the Pubco Ordinary Shares to be issued.
10.1**	Investment Management Trust Agreement, dated as of February 20, 2024, by and between DT Cloud and Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).
10.2**	Letter Agreements, dated as of February 20, 2024, by and between DT Cloud and its officers and directors (incorporated by reference to Exhibit 10.1 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).

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10.3**	Letter Agreement, dated February 20, 2024, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.2 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).
10.4**	Registration Rights Agreement dated February 20, 2024, by and among DT Cloud, the Sponsor and the Holders signatory (incorporated by reference to Exhibit 10.5 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).
10.5**	Administrative Services Agreement dated February 20, 2024 between DT Cloud and the Sponsor (incorporated by reference to Exhibit 10.7 of DT Cloud’s Current Report on Form 8-K filed with the SEC on February 23, 2024).
10.6**	Form of Key Company Shareholder Lock-Up Agreement, dated as of October 22, 2024, by and among Pubco, the Company, SPAC and each Key Company Shareholder of the Company (incorporated by reference to Exhibit 10.1 of DT Cloud’s Current Report on Form 8-K filed with the SEC on October 23, 2024).
10.7**	Form of Key Company Shareholder Support Agreement, dated as of October 22, 2024, by and among the Company, SPAC and each Key Company Shareholder of the Company (incorporated by reference to Exhibit 10.2 of DT Cloud’s Current Report on Form 8-K filed with the SEC on October 23, 2024).
10.8**	Sponsor Support and Lock-up Agreement, dated as of October 22, 2024, by and among the Sponsor, the Company, Pubco and SPAC (incorporated by reference to Exhibit 10.3 of DT Cloud’s Current Report on Form 8-K filed with the SEC on October 23, 2024).
10.9**	Voting Agreement, dated as of May 21, 2025, by and among SPAC, the Company, and certain SPAC shareholders (incorporated by reference to Exhibit 10.1 of DT Cloud’s Current Report on Form 8-K filed with the SEC on May 27, 2025).
21.1*	List of subsidiaries of Maius.
23.1	Consent of Wei, Wei & Co., LLP, as the independent registered accounting firm for Maius
23.2	Consent of MaloneBailey, LLP, an independent registered accounting firm for DT Cloud
23.3	Consent of Wei, Wei & Co., LLP, as the independent registered accounting firm for Pubco
23.4*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1).
23.5*	Consent of Yingke Law Firm.
23.6*	Consent of CHFT Advisory and Appraisal Limited.
23.7*	Consent of Frost & Sullivan
24.1*	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
99.1*	Form of Proxy for the Extraordinary General Meeting.
99.2*	Code of Business Conduct and Ethics of Pubco.
99.3*	Consent of [●] as an independent director nominee of Pubco.
99.4*	Consent of [●] as an independent director nominee of Pubco.
99.5*	Consent of [●] as an independent director nominee of Pubco.
107	Filing Fee Table

*	To be filed by Amendment
**	Previously filed

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

●	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

●	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

●	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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●	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

●	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

●	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

●	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 5, 2025.

Maius Pharmaceutical Group Co., Ltd.

By:	/s/ Mingfeng Shi
Name:	Mingfeng Shi
Title:	Director (Principal Executive Officer, principal financial and accounting officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mingfeng Shi as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2025.

Signature	Title	Date
/s/ Mingfeng Shi	Director (Principal Executive Officer, principal financial and accounting officer)	August 5, 2025
Mingfeng Shi

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 5, 2025.

Maius Pharmaceutical Co., Ltd.

By:	/s/ Xingwei Xue
Name:	Xingwei Xue
Title:	Director (Principal Executive Officer, principal financial and accounting officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xingwei Xue as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 5, 2025.

Signature	Title	Date
/s/ Xingwei Xue	Director (Principal Executive Officer, principal financial and accounting officer)	August 5, 2025
Xingwei Xue

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States, has signed this registration statement or amendment thereto in Newark, Delaware, United States, on August 5, 2025.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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